e dir

                                                  Filed Pursuant to Rule 424B5
                                                   Registration No. 333-097955

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 10, 2003

                                 $1,449,059,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C1
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                                    NCB, FSB
                              mortgage loan sellers


      We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 262 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 23 classes of certificates, six (6) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in April 2004. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

      The underwriters have agreed to purchase the offered certificates from us at a price of 100.47% of the total initial principal balance of the offered certificates plus accrued interest from March 1, 2004. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

      INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-48 OF THIS PROSPECTUS SUPPLEMENT.

                                 APPROXIMATE           INITIAL
                                TOTAL INITIAL       PASS-THROUGH      ASSUMED FINAL         RATED FINAL        EXPECTED RATINGS
      OFFERED CLASSES         PRINCIPAL BALANCE         RATE        DISTRIBUTION DATE    DISTRIBUTION DATE      (MOODY'S/S&P)
---------------------------   -----------------     ------------    -----------------    -----------------     ----------------
Class A-1                     $     84,226,000         2.2540%         January 2008        January 2037             Aaa/AAA
Class A-2                     $    260,312,000         3.5160%        February 2009        January 2037             Aaa/AAA
Class A-3                     $    156,544,000         4.3210%          April 2013         January 2037             Aaa/AAA
Class A-4                     $    885,151,000         4.7500%         January 2014        January 2037             Aaa/AAA
Class B                       $     44,586,000         4.8550%        February 2014        January 2037             Aa2/AA
Class C                       $     18,240,000         4.8870%        February 2014        January 2037             Aa3/AA-

      Delivery of the offered certificates, in book-entry form only, will be made on or about March 12, 2004.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Credit Suisse First Boston LLC will act as lead and book running manager. Not every underwriter will have an obligation to purchase offered certificates from us. See "Underwriting" in this prospectus supplement.

CREDIT SUISSE FIRST BOSTON

            PNC CAPITAL MARKETS, INC.

                         MCDONALD INVESTMENTS
                           A KeyCorp Company

                                     LEHMAN BROTHERS

                                                       WAMU CAPITAL CORP.

          The date of this prospectus supplement is February 26, 2004.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ....................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM ..................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT ...........................................S-5
RISK FACTORS ..............................................................S-48
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT ......................S-73
FORWARD-LOOKING STATEMENTS ................................................S-73
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS ..............................S-74
DESCRIPTION OF THE OFFERED CERTIFICATES ..................................S-153
YIELD AND MATURITY CONSIDERATIONS ........................................S-178
THE SERIES 2004-C1 POOLING AND SERVICING AGREEMENT .......................S-183
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
  LOCATED IN NEW YORK, CALIFORNIA AND TEXAS ..............................S-219
U.S. FEDERAL INCOME TAX CONSEQUENCES .....................................S-220
ERISA CONSIDERATIONS .....................................................S-223
LEGAL INVESTMENT .........................................................S-226
USE OF PROCEEDS ..........................................................S-226
UNDERWRITING .............................................................S-227
LEGAL MATTERS ............................................................S-228
RATING ...................................................................S-228
GLOSSARY .................................................................S-230

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2  --  MORTGAGE POOL INFORMATION
EXHIBIT B    --  FORM OF TRUSTEE REPORT
EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D    --  SCHEDULE OF REFERENCE RATES
EXHIBIT E    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS ..........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE ............................3
SUMMARY OF PROSPECTUS ........................................................4
RISK FACTORS ................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS ...................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP .........................29
USE OF PROCEEDS .............................................................29
DESCRIPTION OF THE TRUST ASSETS .............................................30
YIELD AND MATURITY CONSIDERATIONS ...........................................54
DESCRIPTION OF THE CERTIFICATES .............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS ......................................68
DESCRIPTION OF CREDIT SUPPORT ...............................................77
LEGAL ASPECTS OF MORTGAGE LOANS .............................................79
FEDERAL INCOME TAX CONSEQUENCES .............................................91
STATE AND OTHER TAX CONSEQUENCES ...........................................125
ERISA CONSIDERATIONS .......................................................125
LEGAL INVESTMENT ...........................................................128
PLAN OF DISTRIBUTION .......................................................130
LEGAL MATTERS ..............................................................131
FINANCIAL INFORMATION ......................................................131
RATING .....................................................................131
GLOSSARY ...................................................................133

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      UNTIL JUNE 9, 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

      - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

      - this prospectus supplement, which describes the specific terms of the offered certificates.

      You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

      In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

      The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

      This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

      The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

      To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

      This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C1 Commercial Mortgage Pass-Through Certificates. The series 2004-C1 certificates will consist of 23 classes. The table below identifies and specifies various characteristics for 21 of those classes.

                                        APPROXIMATE%
                                          OF TOTAL                                            ASSUMED
                       INITIAL TOTAL      INITIAL                                   INITIAL   WEIGHTED
          EXPECTED       PRINCIPAL      CERTIFICATE    APPROXIMATE   PASS-THROUGH    PASS-     AVERAGE    ASSUMED    ASSUMED FINAL
          RATINGS       BALANCE OR       PRINCIPAL       CREDIT         RATE        THROUGH     LIFE     PRINCIPAL    DISTRIBUTION
CLASS  (MOODY'S/S&P)  NOTIONAL AMOUNT     BALANCE        SUPPORT     DESCRIPTION      RATE     (YEARS)     WINDOW         DATE
-----  -------------  ---------------   ------------   -----------   ------------   -------   --------   ---------   -------------
A-1       Aaa/AAA     $    84,226,000      5.19%         14.50%         Fixed       2.2540%     2.1      4/04-1/08    January 2008
A-2       Aaa/AAA     $   260,312,000     16.06%         14.50%         Fixed       3.5160%     4.4      1/08-2/09   February 2009
A-3       Aaa/AAA     $   156,544,000      9.66%         14.50%         Fixed       4.3210%     7.0      2/09-4/13     April 2013
A-4       Aaa/AAA     $   885,151,000     54.59%         14.50%        WAC Cap      4.7500%     9.6      4/13-1/14    January 2014
 B         Aa2/AA     $    44,586,000      2.75%         11.75%        WAC Cap      4.8550%     9.9      1/14-2/14   February 2014
 C        Aa3/AA-     $    18,240,000      1.13%         10.63%        WAC Cap      4.8870%     9.9      2/14-2/14   February 2014
 D          A2/A      $    36,480,000      2.25%          8.38%        WAC Cap      4.9560%     N/A         N/A           N/A
 E         A3/A-      $    18,240,000      1.13%          7.25%        WAC Cap      5.0150%     N/A         N/A           N/A
 F       Baa1/BBB+    $    22,293,000      1.37%          5.88%        WAC Cap      5.2130%     N/A         N/A           N/A
 G        Baa2/BBB    $    16,213,000      1.00%          4.88%        WAC Cap      5.3120%     N/A         N/A           N/A
 H       Baa3/BBB-    $    18,240,000      1.13%          3.75%        WAC Cap      5.6556%     N/A         N/A           N/A
 J        Ba1/BB+     $     8,107,000      0.50%          3.25%        WAC Cap      5.0420%     N/A         N/A           N/A
 K         Ba2/BB     $     8,106,000      0.50%          2.75%        WAC Cap      5.0420%     N/A         N/A           N/A
 L        Ba3/BB-     $     6,080,000      0.38%          2.38%        WAC Cap      5.0420%     N/A         N/A           N/A
 M         B1/B+      $    10,134,000      0.63%          1.75%        WAC Cap      5.0420%     N/A         N/A           N/A
 N          B2/B      $     4,053,000      0.25%          1.50%        WAC Cap      5.0420%     N/A         N/A           N/A
 O         B3/B-      $     4,053,000      0.25%          1.25%        WAC Cap      5.0420%     N/A         N/A           N/A
 P         NR/NR      $    20,267,236      1.25%          0.00%        WAC Cap      5.0420%     N/A         N/A           N/A
A-X       Aaa/AAA     $ 1,621,325,236    100.00%           N/A       Variable IO    0.0859%     N/A         N/A           N/A
A-SP      Aaa/AAA     $ 1,525,780,000     94.11%           N/A       Variable IO    1.2154%     N/A         N/A           N/A
A-Y       Aaa/AAA     $   148,581,712      9.16%           N/A       Variable IO    0.6160%     N/A         N/A           N/A

      In reviewing the foregoing table, please note that:

      - Only the class A-1, A-2, A-3, A-4, B and C certificates are offered by this prospectus supplement.

      - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

      - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in January 2037.

      - All of the classes in the table on page S-5, except the A-X, A-SP and A-Y classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2004-C1 certificates with principal balances constitute the series 2004-C1 principal balance certificates.

      - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

      - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

            (1) during the period from the date of initial issuance of the series 2004-C1 certificates through and including the distribution date in March 2005, the sum of (a) the lesser of $67,721,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

            (2) during the period following the distribution date in March 2005 through and including the distribution date in March 2006, the sum of (a) the lesser of $251,900,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

            (3) during the period following the distribution date in March 2006 through and including the distribution date in March 2007, the sum of (a) the lesser of $173,516,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

            (4) during the period following the distribution date in March 2007 through and including the distribution date in March 2008, the sum of (a) the lesser of $64,038,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-3, A-4, B, C, D, E and F certificates outstanding from time to time, and (c) the lesser of $3,077,000 and the total principal balance of the class G certificates outstanding from time to time;

            (5) during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $1,343,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-4, B, C and D certificates outstanding from time to time, and (c) the lesser of $16,707,000 and the total principal balance of the class E certificates outstanding from time to time;

            (6) during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $828,601,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class B and C certificates outstanding from time to time, and
                  (c) the lesser of $31,283,000 and the total principal balance of the class D certificates outstanding from time to time;

            (7) during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $749,458,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class B and C certificates outstanding from time to time, and
                  (c) the lesser of $11,704,000 and the total principal balance of the class D certificates outstanding from time to time; and

            (8)   following the distribution date in March 2011, $0.

      - For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) in excess of 5.05% per annum (with such total principal balance to be calculated from the perspective of the series 2004-C1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2004-C1 certificateholders). Fifty-eight (58) of the residential cooperative mortgage loans that are being sold to us by NCB, FSB for inclusion in the trust fund, representing 9.2% of the initial mortgage pool balance, have a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) that is in excess of 5.05% per annum.

      - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

      - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

      - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

            (a) the initial pass-through rate shown for that class in that table (or, solely in the case of the class H certificates, 5.7920% per annum), and

            (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

      - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the February 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C1 principal balance certificates. If the entire total principal balance of any class of series 2004-C1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C1 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2011 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

            (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

            (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

            Following the February 2011 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the March 2011 interest accrual period and for each interest accrual period thereafter.

      - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C1 principal balance certificates. In general, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2004-C1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2011 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

            (1) if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

            (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

            (3) if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C1 principal balance certificates; and

            (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C1 principal balance certificates.

            Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the February 2011 interest accrual period, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C1 principal balance certificates whose principal balance makes up such component.

      - The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to:

            1. in the case of each mortgage loan in the trust fund, other than a residential cooperative mortgage loan sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated; and

            2. in the case of each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB, the lesser of (a) the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 5.05% per annum.

            provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

      - The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB for which the rate described in clause 1. of the following sentence is greater than the rate described in clause 2. of the following sentence. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal the positive difference, if any, of:

            1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, minus

            2.    5.05% per annum;

            provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, if any, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

      - The initial pass-through rates shown in the table on page S-5 with respect to the class H, A-X, A-SP and A-Y certificates are each approximate.

      - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

            1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

            2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

            3. there are no defaults with respect to the underlying mortgage loans.

      - As to any given class of offered certificates shown - in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

      - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

      - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

      - The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

      The document that will govern the issuance of the series 2004-C1 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of March 11, 2004, between us, as depositor, and a trustee, three master servicers and two special servicers.

      The series 2004-C1 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four mortgage loan sellers.

      The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in March 2004. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

      Initial mortgage pool balance.......................................................  $ 1,621,325,236
      Number of underlying mortgage loans.................................................              262
      Number of mortgaged real properties.................................................              283

      Greatest cut-off date principal balance.............................................  $   141,318,867
      Smallest cut-off date principal balance.............................................  $       338,620
      Average cut-off date principal balance..............................................  $     6,188,264

      Highest mortgage interest rate......................................................           8.2300%
      Lowest mortgage interest rate.......................................................           3.1080%
      Weighted average mortgage interest rate.............................................           5.5935%

      Longest original term to maturity or anticipated repayment date.....................       300 months
      Shortest original term to maturity or anticipated repayment date....................        60 months
      Weighted average original term to maturity or anticipated repayment date............       113 months

      Longest remaining term to maturity or anticipated repayment date....................       296 months
      Shortest remaining term to maturity or anticipated repayment date...................        45 months
      Weighted average remaining term to maturity or anticipated repayment date...........       108 months

      Highest debt service coverage ratio, based on underwritten net cash flow............            32.02x
      Lowest debt service coverage ratio, based on underwritten net cash flow.............             1.15x
      Weighted average debt service coverage ratio, based on underwritten net cash flow...             2.27x

      Highest cut-off date loan-to-value ratio............................................             81.3%
      Lowest cut-off date loan-to-value ratio.............................................              1.8%
      Weighted average cut-off date loan-to-value ratio...................................             63.0%

      In reviewing the foregoing table, please note that:

      - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall secures, on a PARI PASSU basis, three (3) mortgage loans. We intend to include one of those three (3) mortgage loans, with a $69,072,487 cut-off date principal balance, in the trust fund. The other two such mortgage loans, with a total $128,277,475 cut-off date principal balance, will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Mayfair Mall underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the Mayfair Mall underlying mortgage loan and the two Mayfair Mall outside-the-trust fund mortgage loans.

      - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center secures, on a PARI PASSU basis, two (2) mortgage loans. We intend to include one of those two (2) mortgage loans, with a $90,000,000 cut-off date principal balance, in the trust fund. The other such mortgage loan, with a $75,000,000 cut-off date principal balance, will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Stanford Shopping Center underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the Stanford Shopping Center underlying mortgage Loan and the Stanford Shopping Center outside-the-trust fund mortgage loan.

      - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Beverly Center secures, on a PARI PASSU basis, seven (7) senior mortgage loans. We intend to include one of those seven (7) senior mortgage loans, with a $100,000,000 cut-off date principal balance, in the trust fund. The other six (6) such senior mortgage loans, with a total $206,500,000 cut-off date principal balance, will NOT be included in the trust fund. In addition, the Beverly Center mortgaged real property also secures, on a subordinated basis, two (2) junior mortgage loans, with a total cut-off date principal balance of $41,000,000, that will NOT be included in the trust fund. One of those two (2) junior Beverly Center outside-the-trust fund mortgage loans is more subordinate than the other. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Beverly Center underlying mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the Beverly Center underlying mortgage loan and the six (6) senior Beverly Center outside-the-trust fund mortgage loans; and (b) unless expressly indicated otherwise, without regard to the two junior Beverly Center outside-the-trust fund mortgage loans.

      - In the case of seven (7) of the underlying mortgage loans, representing 4.2% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those seven (7) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. Those seven (7) underlying mortgage loans are in addition to the Beverly Center underlying mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

      - The underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

      - The appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

      - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND.......................  CSFB Commercial Mortgage Trust 2004-C1, a New
                                   York common law trust, will issue the series
                                   2004-C1 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the four mortgage loan sellers.

DEPOSITOR........................  Credit Suisse First Boston Mortgage
                                   Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICERS.................  Midland Loan Services, Inc., a Delaware
                                   corporation, and an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and an affiliate of PNC Capital Markets, Inc., one of the underwriters, will act as master servicer with respect to 110 of the underlying mortgage loans, representing 49.9% of the initial mortgage pool balance; provided that the primary servicing duties of Midland Loan Services, Inc. with respect to the Stanford Shopping Center underlying mortgage loan, which represents 5.6% of the initial mortgage pool balance, will be performed as master servicer for a commercial mortgage securitization that includes one of the Stanford Shopping Center outside-the-trust fund mortgage loans. See "--Stanford Shopping Center Underlying Mortgage Loan, Mortgagee of Record, Master Servicer and Special Servicer" below. The primary servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210.

                                   KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters, will act as master servicer with respect to 90 of the underlying mortgage loans, representing 40.1% of the initial mortgage pool balance; provided that the primary servicing duties of KeyCorp Real Estate Capital Markets, Inc. with respect to the Mayfair Mall underlying mortgage loan, which represents 4.3% of the initial mortgage pool balance, will be performed as master servicer for a commercial mortgage securitization that includes one of the Mayfair Mall outside-the-trust fund mortgage loans. See "--Mayfair Mall Underlying Mortgage Loan, Mortgagee of Record, Master Servicer and Special Servicer" below. The servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

                                   NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to 62 of the underlying mortgage loans, representing 10.0% of the initial mortgage pool balance. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. Its servicing offices are located at 1725 I Street, N.W., Washington, D.C. 20006.

                                   See "The Series 2004-C1 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICERS................  If and when necessary, subject to the discussion below under "--Mayfair Mall
                                   Underlying Mortgage Loan, Mortgagee of
                                   Record, Master Servicer and Special Servicer" and "--Stanford Shopping Center Underlying Mortgage Loan, Mortgagee of Record, Master Servicer and Special Servicer", Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the underlying mortgage loans as to which either Midland Loan Services, Inc. or KeyCorp Real Estate Capital Markets, Inc. is the applicable master servicer, as well as any related foreclosure properties. Its servicing offices are located at 1601 Washington Avenue, Miami Beach, Florida 33139.

                                   If and when necessary, National Consumer
                                   Cooperative Bank, a federally chartered
                                   corporation, will act as special servicer with respect to the underlying mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. National Consumer Cooperative Bank wholly owns NCB, FSB, which is not only one of the master servicers, but also one of the mortgage loan sellers. Its servicing offices are located at 1725 I Street, N.W., Washington, D.C. 20006.

                                   See "The Series 2004-C1 Pooling and Servicing Agreement--The Special Servicers" in this prospectus supplement.

                                   The special servicers will, in general, be responsible for servicing and administering:

                                   -    underlying mortgage loans that, in
                                        general, are in default or as to which
                                        default is reasonably foreseeable; and

                                   -    any real estate acquired by the trust
                                        fund upon foreclosure of a defaulted
                                        underlying mortgage loan.

                                   Any special servicer will be permitted to purchase series 2004-C1 certificates.

                                   The applicable special servicer can be
                                   replaced, with or without cause, solely in respect of the Beverly Center loan group, consisting of the Beverly Center underlying mortgage loan and the eight (8) Beverly Center outside-the-trust fund mortgage loans, by either:

                                   -    the holder of one or the other of the
                                        two (2) junior Beverly Center
                                        outside-the-trust fund mortgage loans,
                                        but only for so long as (a) an amount
                                        generally equal to the unpaid principal
                                        balance of the junior Beverly Center
                                        outside-the-trust fund mortgage loan
                                        with the higher payment priority, net of the portion of any appraisal reduction amount (as described under "--Advances of Delinquent Monthly Debt Service Payments" below) with respect to the Beverly Center loan group that is allocable thereto, is greater than or equal to (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority;

                                   -    the holder or holders of such mortgage
                                        loans comprising the Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) as then represent more than 50% of the total unpaid principal balance of the entire Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans), but only after (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is less than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority;

                                   provided that any holder of a mortgage loan comprising a portion of the Beverly Center loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder.

                                   In addition, the holders of a majority
                                   interest in the series 2004-C1 controlling class can replace either special servicer, with or without cause, except that those holders cannot replace any special servicer appointed with respect to the Beverly Center loan group as contemplated by the prior paragraph.

MAYFAIR MALL MORTGAGE LOAN,
MORTGAGEE OF RECORD, MASTER
SERVICER AND SPECIAL SERVICER....  Notwithstanding the foregoing, the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall will be serviced and administered pursuant to the series 2003-C4 pooling and servicing agreement (the governing document for our series 2003-C4 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2004-C1 pooling and servicing agreement. In that regard--

                                   -    Wells Fargo Bank, N.A., which is the
                                        trustee under the series 2003-C4 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the underlying mortgage loan secured by the Mayfair Mall mortgaged real property;

                                   -    KeyCorp Real Estate Capital Markets,
                                        Inc., which is the master servicer under the series 2003-C4 pooling and servicing agreement, will, in that capacity, be the master servicer for the Mayfair Mall underlying mortgage loan; and

                                   -    Lennar Partners, Inc., which is the
                                        special servicer under the series
                                        2003-C4 pooling and servicing agreement, will, in that capacity, be the special servicer of the Mayfair Mall underlying mortgage loan.

                                   The special servicer under the series 2003-C4 pooling and servicing agreement can be replaced, with or without cause, solely in respect of the Mayfair Mall loan group, consisting of the Mayfair Mall underlying mortgage loan and the two (2) Mayfair Mall outside-the-trust fund loans, by the holder or holders of such mortgage loans comprising the Mayfair Mall loan group as then represent more than 50% of the total outstanding principal balance of the entire Mayfair Mall loan group; provided that any such holder of a mortgage loan comprising a portion of the Mayfair Mall loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder.

                                   References in this prospectus supplement, however, to the trustee, the master servicers, the applicable master servicer, the special servicers and the applicable special servicer will mean the trustee, the master servicers, the applicable master servicer, the special servicers and the applicable special servicer, respectively, under the series 2004-C1 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" in this prospectus supplement.

STANFORD SHOPPING CENTER MORTGAGE
LOAN, MORTGAGEE OF RECORD, MASTER
SERVICER AND SPECIAL SERVICER....  Notwithstanding the foregoing, the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center will be serviced and administered pursuant to the series 2003-C5 pooling and servicing agreement (the governing document for our series 2003-C5 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2004-C1 pooling and servicing agreement. In that regard--

                                   -    Wells Fargo Bank, N.A., which is the
                                        trustee under the series 2003-C5 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the underlying mortgage loan secured by the Stanford Shopping Center mortgaged real property;

                                   -    Midland Loan Services, Inc., which is
                                        the master servicer under the series
                                        2003-C5 pooling and servicing agreement, will, in that capacity, be the master servicer for the Stanford Shopping Center underlying mortgage loan; and

                                   -    Clarion Partners LLC, which is the
                                        special servicer under the series
                                        2003-C5 pooling and servicing agreement, will, in that capacity, be the special servicer of the Stanford Shopping Center underlying mortgage loan.

                                   The special servicer under the series 2003-C5 pooling and servicing agreement can be replaced, with or without cause, solely in respect of the Stanford Shopping Center loan pair, consisting of the Stanford Shopping Center underlying mortgage loan and the Stanford Shopping Center outside-the-trust fund loan, by the holder of the larger of those two (2) mortgage loans; provided that such holder may delegate or assign its rights in respect of the foregoing to a representative or designee. The Stanford Shopping Center underlying mortgage loan is the larger of the two (2) mortgage loans comprising the Stanford Shopping Center loan pair, and the series 2004-C1 pooling and servicing agreement will designate the series 2004-C1 directing certificateholder to exercise the aforementioned replacement rights.

                                   References in this prospectus supplement, however, to the trustee, the master servicers, the applicable master servicer, the special servicers and the applicable special servicer will mean the trustee, the master servicers, the applicable master servicer, the special servicers and the applicable special servicer, respectively, under the series 2004-C1 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" in this prospectus supplement.

TRUSTEE..........................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2004-C1 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Series 2004-C1 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
2004-C1 CERTIFICATEHOLDERS.......  At any time of determination, the controlling class of series 2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2004-C1 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2004-C1 certificateholders, the class A-1, A-2, A-3 and A-4 certificateholders will be considered a single class. See "The Series 2004-C1 Pooling and Servicing
                                   Agreement--Realization Upon Mortgage
                                   Loans--Series 2004-C1 Controlling Class and
                                   Series 2004-C1 Directing Certificateholder" in this prospectus supplement.

SERIES 2004-C1 DIRECTING
CERTIFICATEHOLDER................  The series 2004-C1 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C1 controlling class selected by holders (or beneficial owners) of series 2004-C1 certificates representing a majority interest in the series 2004-C1 controlling class.

                                   As and to the extent described under "The
                                   Series 2004-C1 Pooling and Servicing
                                   Agreement--Realization Upon Mortgage
                                   Loans--Asset Status Report" in this
                                   prospectus supplement, the series 2004-C1 directing certificateholder may direct the applicable special servicer with respect to various servicing matters involving each of the underlying mortgage loans, except that:

                                   1.   The series 2004-C1 directing
                                        certificateholder will be entitled to
                                        provide such direction to the applicable special servicer under the series 2004-C1 pooling and servicing agreement with respect to the Beverly Center loan group, consisting of the Beverly Center underlying mortgage loan and the eight
                                        (8) Beverly Center outside-the-trust
                                        fund mortgage loans, only in conjunction with the holders of such Beverly Center outside-the-trust fund mortgage loans (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) as represent, when combined with the Beverly Center underlying mortgage loan, more than 50% of the total outstanding principal balance of the entire Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans), and only if (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is less than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority. However, the series 2004-C1 directing certificateholder will be entitled to consult with -- but, except as contemplated by the preceding sentence, not direct -- the applicable special servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center loan group at all times.

                                   2.   The series 2004-C1 directing
                                        certificateholder will be entitled to
                                        provide such direction to the special
                                        servicer under the series 2003-C4
                                        pooling and servicing agreement with
                                        respect to the Mayfair Mall loan group,
                                        consisting of the Mayfair Mall
                                        underlying mortgage loan and the two (2)
                                        Mayfair Mall outside-the-trust fund
                                        mortgage loans, only in conjunction with the holders of such Mayfair Mall outside-the-trust fund mortgage loans as represent, when combined with the Mayfair Mall underlying mortgage loan, more than 50% of the total outstanding principal balance of the entire Mayfair Mall loan group. However, the series 2004-C1 directing certificateholder will be entitled to consult with -- but, except as contemplated by the prior sentence, not direct -- the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall loan group.

                                   3.   In the case of the Stanford Shopping
                                        Center loan pair, consisting of the
                                        Stanford Shopping Center underlying
                                        mortgage loan and the Stanford Shopping
                                        Center outside-the-trust fund mortgage
                                        loan, the series 2004-C1 directing
                                        certificateholder will be entitled to
                                        provide such direction to the special
                                        servicer under the series 2003-C5
                                        pooling and servicing agreement.

                                   See "The Series 2004-C1 Pooling and Servicing Agreement--Realization Upon Mortgage
                                   Loans--Asset Status Report" and
                                   "--Realization Upon Mortgage Loans--Series
                                   2004-C1 Controlling Class and Series 2004-C1
                                   Directing Certificateholder" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan" in this prospectus supplement.

BEVERLY CENTER JUNIOR COMPANION
LENDERS..........................  The mortgaged real property identified on
                                   Exhibit A-1 to this prospectus supplement as Beverly Center secures, on a subordinate basis relative to the Beverly Center underlying mortgage loan, two (2) junior mortgage loans that will NOT be part of the trust fund. Those two (2) junior Beverly Center outside-the-trust fund mortgage loans have cut-off date principal balances of $20,000,000 and $21,000,000, respectively.
                                   The junior Beverly Center outside-the-trust fund mortgage loan with a $20,000,000 cut-off date principal balance is senior in right of payment to the other junior Beverly Center outside-the-trust fund mortgage loan.

                                   If and for so long as (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is equal to or greater than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority, then the holder of one or the other of the two (2) junior Beverly Center outside-the-trust fund mortgage loans will be entitled to direct the applicable special servicer with respect to various servicing matters involving the Beverly Center loan group; provided that any holder of a junior Beverly Center outside-the-trust fund mortgage loan may delegate or assign its rights in respect of the foregoing to a representative or designee.

                                   In addition, each holder of a junior Beverly
                                   Center outside-the-trust fund mortgage loan will also be entitled to:

                                   -    consult with -- but, except as
                                        contemplated by the prior paragraph, not direct -- the applicable special servicer with respect to various servicing matters involving the Beverly Center loan group, including the Beverly Center underlying mortgage loan;

                                   -    purchase all the more senior mortgage
                                        loans which are a part of the Beverly
                                        Center loan group, including the Beverly
                                        Center underlying mortgage loan, under
                                        various default scenarios; and

                                   -    cure defaults with respect to all the
                                        more senior mortgage loans comprising
                                        the Beverly Center loan group, including the Beverly Center underlying mortgage loan;

                                   provided that any holder of a junior Beverly
                                   Center outside-the-trust fund mortgage loan may delegate or assign its rights in respect of the foregoing to a representative or designee.

                                   See "Description of the Underlying Mortgage
                                   Loans--Certain Matters Regarding the Mayfair
                                   Mall Mortgage Loan, the Stanford Shopping
                                   Center Mortgage Loan and the Beverly Center
                                   Mortgage Loan--The Beverly Center Mortgage
                                   Loan" and "--Significant Mortgage
                                   Loans--Beverly Center" in this prospectus supplement.

                                   It is possible that the two (2) junior
                                   Beverly Center outside-the-trust fund
                                   mortgage loans may be securitized. If so, any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of a junior Beverly Center outside-the-trust fund mortgage loan.

BEVERLY CENTER PARI PASSU
COMPANION LENDERS................  If and for so long as (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is less than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority, then the holder or holders of such mortgage loans comprising the Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) as then represent more than 50% of the total unpaid principal balance of the entire Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) will be entitled to direct the applicable special servicer with respect to various servicing matters involving the Beverly Center loan group; provided that any holder of a mortgage loan comprising the Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder.

                                   In addition, at all times, the holder or holders of the mortgage loans comprising the Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) will be entitled to consult with -- but, except as contemplated by the prior paragraph, not direct -- the applicable special servicer with respect to various servicing matters involving the Beverly Center loan group; provided that any holder of a mortgage loan comprising the Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder.

                                   See "Description of the Underlying Mortgage
                                   Loans--Certain Matters Regarding the Mayfair
                                   Mall Mortgage Loan, the Stanford Shopping
                                   Center Mortgage Loan and the Beverly Center
                                   Mortgage Loan--The Beverly Center Mortgage
                                   Loan" and "--Significant Mortgage
                                   Loans--Beverly Center" in this prospectus supplement.

                                   It is expected that each of the Beverly
                                   Center outside-the-trust fund mortgage loans
                                   (exclusive of the two (2) junior Beverly
                                   Center outside-the-trust fund mortgage loans) will be securitized. If so, any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of the particular securitized Beverly Center outside-the-trust fund mortgage loan.

MAYFAIR MALL COMPANION LENDERS...  Solely in respect of the Mayfair Mall loan group, consisting of the Mayfair Mall
                                   underlying mortgage loan and the two Mayfair
                                   Mall outside-the-trust fund mortgage loans, the holder or holders of such mortgage loans comprising the Mayfair Mall loan group as then represent more than 50% of the total unpaid principal balance of the entire Mayfair Mall loan group will be entitled to direct the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall loan group; provided that any holder of a mortgage loan comprising the Mayfair Mall loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder.

                                   In addition, each of the respective holders of the mortgage loans comprising the Mayfair Mall loan group will be entitled to--

                                   -    consult with -- but, except as
                                        contemplated by the prior paragraph, not direct -- the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall loan group, including the Mayfair Mall underlying mortgage loan;

                                   -    purchase the other mortgage loans
                                        comprising the Mayfair Mall loan group
                                        under various default scenarios; and

                                   -    cure defaults with respect to the other
                                        mortgage loans comprising the Mayfair
                                        Mall loan group;

                                   provided that any holder of a Mayfair Mall mortgage loan may delegate or assign its rights in respect of the foregoing to a designee or representative and, in the case of the Mayfair Mall underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder; and provided, further, that the purchase option described in the second bullet above will, in the case of the series 2004-C1 directing certificateholder, generally be subject to the right of at least one of the holders of the Mayfair Mall outside-the-trust fund mortgage loans or its designee to purchase the Mayfair Mall underlying mortgage loan.

                                   See "Description of the Underlying Mortgage
                                   Loans--Certain Matters Regarding the Mayfair
                                   Mall Mortgage Loan, the Stanford Shopping
                                   Center Mortgage Loan and the Beverly Center
                                   Mortgage Loan--The Mayfair Mall Mortgage
                                   Loan" and "--Significant Mortgage
                                   Loans--Mayfair Mall" in this prospectus
                                   supplement.

                                   Each of the Mayfair Mall outside-the-trust fund mortgage loans has been securitized. Accordingly, any particular holder or holders of securities from any such securitization, or its or their representative, may be designated to exercise the above-described rights and powers of the holder of the subject securitized Mayfair Mall outside-the-trust fund mortgage loan.

STANFORD SHOPPING CENTER
COMPANION LENDER.................  The holder of the Stanford Shopping Center outside-the-trust fund mortgage loan will be entitled to--

                                   -    consult with the special servicer under
                                        the series 2003-C5 pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center loan pair, including the Stanford Shopping Center underlying mortgage loan;

                                   -    purchase the Stanford Shopping Center
                                        underlying mortgage loan under various
                                        default scenarios; and

                                   -    cure defaults with respect to the
                                        Stanford Shopping Center underlying
                                        mortgage loan;

                                   provided that the holder of the Stanford
                                   Shopping Center outside-the-trust fund
                                   mortgage loan may delegate or assign its rights in respect of the foregoing to a designee or representative.

                                   See "Description of the Underlying Mortgage
                                   Loans--Certain Matters Regarding the Mayfair
                                   Mall Mortgage Loan, the Stanford Shopping
                                   Center Mortgage Loan and the Beverly Center
                                   Mortgage Loan--The Stanford Shopping Center
                                   Mortgage Loan" and "--Significant Mortgage
                                   Loans--Stanford Shopping Center" in this prospectus supplement.

                                   The Stanford Shopping Center
                                   outside-the-trust fund mortgage loan has been securitized. Accordingly, any particular holder or holders of securities from any such securitization, or its or their representative, may be designated to exercise the above-described rights and powers of the holder of the Stanford Shopping Center outside-the-trust fund mortgage loan.

UNDERWRITERS.....................  Credit Suisse First Boston LLC, McDonald
                                   Investments Inc., PNC Capital Markets, Inc.,
                                   Lehman Brothers Inc. and WaMu Capital Corp.
                                   are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be lead and bookrunning manager. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the mortgage loan sellers, and of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and an affiliate of Midland Loan Services, Inc., one of the master servicers.

MORTGAGE LOAN SELLERS............  We will acquire the mortgage loans that are to back the offered certificates from four separate mortgage loan sellers.

                                   -    Column Financial, Inc., a Delaware
                                        corporation. It is an affiliate of us
                                        and of Credit Suisse First Boston LLC,
                                        one of the underwriters. Column
                                        Financial, Inc. maintains an office at
                                        3414 Peachtree Road, N.E., Suite 1140,
                                        Atlanta, Georgia 30326.

                                   -    PNC Bank, National Association, a
                                        national banking association. It is an
                                        affiliate of PNC Capital Markets, Inc.,
                                        one of the underwriters, and an
                                        affiliate of Midland Loan Services,
                                        Inc., one of the master servicers. PNC
                                        Bank, National Association maintains an
                                        office at 249 Fifth Avenue, One PNC
                                        Plaza, Pittsburgh, Pennsylvania 15222.

                                   - KeyBank National Association, a national banking association. It is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                   -    NCB, FSB, a federal savings bank
                                        chartered by the Office of Thrift
                                        Supervision of the U.S. Department of
                                        the Treasury. It is one of the master
                                        servicers and is a wholly-owned
                                        subsidiary of National Consumer
                                        Cooperative Bank, one of the special
                                        servicers. NCB, FSB maintains an office
                                        at 1725 I Street, N.W., Washington, D.C.
                                        20006.

                                   See "Description of the Underlying Mortgage
                                   Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.....................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in March 2004. All payments and collections received on each of the underlying mortgage loans after its due date in March 2004, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in March 2004 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.......................  The date of initial issuance for the series
                                   2004-C1 certificates will be on or about
                                   March 12, 2004.

DUE DATES........................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                              % OF INITIAL
                                                 NUMBER OF      MORTGAGE
                                   DUE DATE   MORTGAGE LOANS  POOL BALANCE
                                   --------   --------------  ------------
                                     11th           144           63.0%
                                      1st           118           37.0%

DETERMINATION DATE...............  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2004-C1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with April 2004, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE................  Distributions on the series 2004-C1 certificates are scheduled to occur monthly, commencing in April 2004. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE......................  The record date for each monthly distribution on a series 2004-C1 certificate will be the last business day of the prior calendar month. The registered holders of the series 2004-C1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD................  Amounts available for distribution on the series 2004-C1 certificates on any
                                   distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                   - will relate to a particular distribution date,

                                   -    will begin when the prior collection
                                        period ends or, in the case of the first collection period, will begin as of the issue date, and

                                   - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD..........  The amount of interest payable with respect to the interest-bearing classes of the series 2004-C1 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

THE OFFERED CERTIFICATES
GENERAL..........................  The series 2004-C1 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-4, B and C certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL......................  Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B.  PRIORITY OF DISTRIBUTIONS....  The trustee will make distributions of interest and, if and when applicable,
                                   principal, to the following classes of series 2004-C1 certificateholders, in the following order:

                                   DISTRIBUTION ORDER               CLASS
                                   ------------------  --------------------------------
                                          1st                A-1, A-2, A-3, A-4,
                                                              A-X, A-SP and A-Y
                                          2nd                         B
                                          3rd                         C
                                       Thereafter       The Other Non-Offered Classes,
                                                       Exclusive of the R and V Classes

                                   Allocation of interest distributions among the A-1, A-2, A-3, A-4, A-X, A-SP and A-Y classes will be PRO RATA based on the respective amounts of interest payable on those classes. Allocation of principal distributions among the class A-1, A-2, A-3 and A-4 certificates is described under "--Distributions--Principal Distributions" below.

                                   The class A-X, A-SP, A-Y, R and V
                                   certificates do not have principal balances and do not entitle holders to distributions of principal.

                                   See "Description of the Offered
                                   Certificates--Distributions--Priority of
                                   Distributions" in this prospectus supplement.

C.  INTEREST DISTRIBUTIONS.......  Each class of series 2004-C1 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2004-C1 certificates, that interest will accrue during each interest accrual period based upon:

                                   -    the pass-through rate with respect to
                                        that class for that interest accrual
                                        period;

                                   -    the total principal balance or notional
                                        amount, as the case may be, of that
                                        class outstanding immediately prior to
                                        the related distribution date; and

                                   -    the assumption that each year consists
                                        of twelve 30-day months.

                                   However, the class A-SP certificates will not accrue interest beyond the February 2011 interest accrual period.

                                   A whole or partial prepayment on an
                                   underlying mortgage loan may not be
                                   accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                   Distributions", to reduce the amount of
                                   accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2004-C1 certificates, including the offered certificates.

                                   On each distribution date, subject to
                                   available funds and the distribution
                                   priorities described under
                                   "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                   See "Description of the Offered
                                   Certificates--Distributions--Interest
                                   Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS......  Subject to--

                                   -    available funds,

                                   -    the distribution priorities described
                                        under "--Distributions--Priority of
                                        Distributions" above, and

                                   -    the reductions to principal balances
                                        described under "--Reductions of
                                        Certificate Principal Balances in
                                        Connection with Losses and Expenses"
                                        below,

                                   the holders of each class of offered
                                   certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                   The total distributions of principal to be made on the series 2004-C1 certificates on any distribution date will, in general, be a function of--

                                   -    the amount of scheduled payments of
                                        principal due or, in some cases, deemed
                                        due, on the underlying mortgage loans
                                        during the related collection period,
                                        which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee, as applicable, and

                                   - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                   However, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2004-C1 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                   Additionally, in the event that any advance
                                   (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                                   The trustee must make principal distributions in a specified sequential order, such that:

                                   -    no principal distributions will be made
                                        to the holders of any of the class D, E, F, G, H, J, K, L, M, N, O or P certificates until the total principal balance of the offered certificates is reduced to zero;

                                   -    no principal distributions will be made
                                        to the holders of the class B or C
                                        certificates until, in the case of each
                                        of those classes, the total principal
                                        balance of all more senior classes of
                                        offered certificates is reduced to zero;

                                   -    except as described in the paragraph
                                        following these bullets, no
                                        distributions of principal will be made
                                        to the holders of the class A-4
                                        certificates until the total principal
                                        balance of the class A-1, A-2 and A-3
                                        certificates is reduced to zero;

                                   -    except as described in the paragraph
                                        following these bullets, no
                                        distributions of principal will be made
                                        to the holders of the class A-3
                                        certificates until the total principal
                                        balance of the class A-1 and A-2
                                        certificates is reduced to zero; and

                                   -    except as described in the paragraph
                                        following these bullets, no
                                        distributions of principal will be made
                                        to the holders of the class A-2
                                        certificates until the total principal
                                        balance of the class A-1 certificates is reduced to zero.

                                   Because of the losses on the underlying
                                   mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3 and A-4 classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3 and A-4 classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                   The class A-X, A-SP, A-Y, R and V
                                   certificates do not have principal balances.
                                   They do not entitle holders to any
                                   distributions of principal.

                                   See "Description of the Offered
                                   Certificates--Distributions--Principal
                                   Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E.  DISTRIBUTIONS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES..........  Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of
                                   Static Prepayment Premiums and Yield
                                   Maintenance Charges" in this prospectus
                                   supplement, as additional interest to the holders of the class A-X and, in some cases, the class A-SP and/or A-Y certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-4, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN CONNECTION
WITH LOSSES AND EXPENSES.........  As and to the extent described under
                                   "Description of the Offered
                                   Certificates--Reductions of Certificate
                                   Principal Balances in Connection with
                                   Realized Losses and Additional Trust Fund
                                   Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2004-C1 principal balance certificates, sequentially, in the following order:

                                        REDUCTION ORDER                  CLASS
                                        ---------------                  -----
                                              1st                          P
                                              2nd                          O
                                              3rd                          N
                                              4th                          M
                                              5th                          L
                                              6th                          K
                                              7th                          J
                                              8th                          H
                                              9th                          G
                                              10th                         F
                                              11th                         E
                                              12th                         D
                                              13th                         C
                                              14th                         B
                                              15th               A-1, A-2, A-3 and A-4

                                   Any reduction of the principal balances of the A-1, A-2, A-3 and A-4 classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS............  Except as described below in this "--Advances of Delinquent Monthly Debt Service Payments" section, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                   Neither the master servicers nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                                   Notwithstanding the foregoing, neither the master servicers nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan.

                                   In addition, if any of the adverse events or circumstances that we refer to under "The Series 2004-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                   -    the principal balance of, and other
                                        delinquent amounts due under, the
                                        subject mortgage loan, exceed

                                   -    an amount equal to--

                                        1.   90% of the new appraised/estimated
                                             value of that real property (as
                                             such value may be adjusted downward
                                             by the applicable special
                                             servicer), minus

                                        2.   any liens on that real property
                                             that are prior to the lien of the
                                             subject mortgage loan, plus

                                        3.   the amount of related escrow
                                             payments, reserve funds and letters
                                             of credit which are posted as
                                             additional security for payments
                                             due on the subject mortgage loan,

                                   then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2004-C1 certificates outstanding.

                                   Notwithstanding the foregoing, any reduction in advances with respect to the Beverly Center underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the entire Beverly Center loan group that is allocable to the Beverly Center underlying mortgage loan. The applicable special servicer will calculate any appraisal reduction amount with respect to the Beverly Center loan group in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, first, to the two (2) junior Beverly Center outside-the-trust fund mortgage loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject junior mortgage loan, and then, to the remaining mortgage loans comprising the Beverly Center loan group (including the Beverly Center underlying mortgage loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

                                   Furthermore, with respect to the Mayfair Mall underlying mortgage loan, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and an appraisal reduction amount calculated in accordance with, the series 2003-C4 pooling and servicing agreement. Any such appraisal reduction amount will be calculated with respect to the entire Mayfair Mall loan group in a manner similar to the calculation described in the second preceding paragraph and allocated among the mortgage loans comprising the Mayfair Mall loan group (including the Mayfair Mall underlying mortgage loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

                                   In addition, with respect to the Stanford
                                   Shopping Center underlying mortgage loan, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and an appraisal reduction amount calculated in accordance with, the series 2003-C5 pooling and servicing agreement. Any such appraisal reduction amount will be calculated with respect to the entire Stanford Shopping Center loan pair in a manner similar to the calculation described in the third preceding paragraph and allocated among the mortgage loans comprising the Stanford Shopping Center loan pair (including the Stanford Shopping Center underlying mortgage loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

                                   See "Description of the Offered
                                   Certificates--Advances of Delinquent Monthly
                                   Debt Service Payments" and "The Series
                                   2004-C1 Pooling and Servicing
                                   Agreement--Required Appraisals" in this
                                   prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS....  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2004-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                                   You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (for all properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                                   See "Description of the Offered
                                   Certificates--Reports to Certificateholders;
                                   Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.............  The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2004-C1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2004-C1 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                   - any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2004-C1 controlling class;

                                   -    the master servicer of the underlying
                                        mortgage loans sold to us by NCB, FSB
                                        for inclusion in the trust fund;

                                   -    the special servicer of the underlying
                                        mortgage loans sold to us by NCB, FSB
                                        for inclusion in the trust fund;

                                   -    either of the other two master
                                        servicers;

                                   -    the other special servicer;

                                   provided that if any party above, other than NCB, FSB as the master servicer of the loans sold by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and properties that are not being so purchased by NCB, FSB.

                                   In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                   Following the date on which the total
                                   principal balance of the offered certificates and the class D, E, F, G and H certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2004-C1 certificates (other than the class R and V certificates) for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS....................  The offered certificates will be issuable in registered form, in the following
                                   denominations:

                                                                    MULTIPLES IN EXCESS
                                                       MINIMUM          OF MINIMUM
                                        CLASS       DENOMINATION       DENOMINATION
                                   --------------   ------------    -------------------
                                   A-1, A-2, A-3,
                                    A-4, B and C      $ 10,000               $ 1

CLEARANCE AND SETTLEMENT.........  You will initially hold your offered certificates through The Depository Trust
                                   Company, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the
                                   Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES..  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple separate real estate mortgage investment conduits under sections 860A through 860G of the Internal Revenue Code of 1986. The trustee or its agent may make separate REMIC elections in respect of each of three (3) underlying mortgage loans. The primary asset of any such single mortgage loan REMIC will consist of the subject underlying mortgage loan or, if it is acquired by the trust fund following a borrower default, the related mortgaged real property. In addition, there will also be the following REMICs:

                                   -    REMIC I, which will consist of, among
                                        other things--

                                        1.   each regular interest in a single
                                             mortgage loan REMIC,

                                        2.   the underlying mortgage loans,
                                             other than any underlying mortgage
                                             loan that is the subject of a
                                             single mortgage loan REMIC, and

                                        3.   any mortgaged real properties,
                                             other than in respect of any
                                             underlying mortgage loan that is
                                             the subject of a single mortgage
                                             loan REMIC, that may be acquired by
                                             the trust fund following a borrower
                                             default,

                                        but will exclude collections of
                                        additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                   -    REMIC II, which will hold the regular
                                        interests in REMIC I.

                                   Any assets not included in a REMIC will
                                   constitute one or more grantor trusts for U.S. federal income tax purposes.

                                   The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                   None of the offered certificates will be issued with more than a DE MINIMIS amount of original issue discount.

                                   When determining the rate of accrual of
                                   original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                   -    the underlying mortgage loans with
                                        anticipated repayment dates will, in
                                        each case, be paid in full on that date,

                                   -    no underlying mortgage loan will
                                        otherwise be prepaid prior to maturity,
                                        and

                                   -    there will be no extension of maturity
                                        for any underlying mortgage loan.

                                   However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                   For a more detailed discussion of the U.S.
                                   federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS.............  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                   We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                   -    Title I of ERISA, or

                                   -    section 4975 of the Internal Revenue
                                        Code,

                                   will be able to invest in the offered
                                   certificates without giving rise to a
                                   prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                                   If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.................  The offered certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

                                   You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                   The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                   See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL..........................  We intend to include the 262 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                   -    "Description of the Underlying Mortgage
                                        Loans";

                                   -    "Risk Factors--Risks Related to the
                                        Underlying Mortgage Loans";

                                   -    Exhibit A-1--Characteristics of the
                                        Underlying Mortgage Loans and the
                                        Related Mortgaged Real Properties; and

                                   -    Exhibit A-2--Mortgage Pool Information.

                                   When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                                   -    All numerical information provided with
                                        respect to the mortgage loans is
                                        provided on an approximate basis.

                                   -    All weighted average information
                                        provided with respect to the underlying
                                        mortgage loans reflects a weighting
                                        based on their respective cut-off date
                                        principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the underlying mortgage loans.

                                   -    In calculating the respective cut-off
                                        date principal balances of the
                                        underlying mortgage loans, we have
                                        assumed that--

                                        1.   all scheduled payments of principal
                                             and/or interest due on those
                                             mortgage loans on or before their
                                             respective due dates in March 2004
                                             are timely made, and

                                        2.   there are no prepayments or other
                                             unscheduled collections of
                                             principal with respect to any of
                                             those mortgage loans during the
                                             period from its due date in
                                             February 2004 up to and including
                                             its due date in March 2004.

                                   -    When information with respect to
                                        mortgaged real properties is expressed
                                        as a percentage of the initial mortgage
                                        pool balance, the percentages are based
                                        upon the cut-off date principal balances of the related underlying mortgage loans.

                                   -    Some of the underlying mortgage loans
                                        are cross-collateralized and
                                        cross-defaulted with one or more other
                                        underlying mortgage loans. Except as
                                        otherwise indicated, when an underlying
                                        mortgage loan is cross-collateralized
                                        and cross-defaulted with another
                                        underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under

                                        "Description of the Underlying Mortgage
                                        Loans--The CBA A/B Loan Pairs",
                                        "--Significant Mortgage Loans--Mayfair
                                        Mall", "--Significant Mortgage
                                        Loans--Stanford Shopping Center" and
                                        "--Significant Mortgage Loans--Beverly
                                        Center" in this prospectus supplement,
                                        none of the underlying mortgage loans
                                        will be cross-collateralized with any
                                        mortgage loan that is not in the trust
                                        fund.

                                   -    In some cases, an individual underlying
                                        mortgage loan is secured by multiple
                                        mortgaged real properties. For purposes
                                        of providing property-specific
                                        information, we have allocated each of
                                        those mortgage loans among the related
                                        mortgaged real properties based upon--

                                        1.   relative appraised values,

                                        2.   relative underwritten net cash
                                             flow, or

                                        3.   prior allocations reflected in the
                                             related loan documents.

                                   -    If an underlying mortgage loan is
                                        secured by multiple parcels of real
                                        property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                   -    Whenever we refer to a particular
                                        mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                                   -    Statistical information regarding the
                                        underlying mortgage loans may change
                                        prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING MORTGAGE
LOANS............................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from four separate sellers. Each of the underlying mortgage loans was originated--

                                   - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                   -    by an affiliate of the related mortgage
                                        loan seller,

                                   -    by a correspondent in the related
                                        mortgage loan seller's or its
                                        affiliate's conduit lending program, or

                                   -    in the case of 17 underlying mortgage
                                        loans, representing 6.4% of the initial
                                        mortgage pool balance, that Column

                                        Financial, Inc. acquired from KeyBank
                                        National Association in December 2003,
                                        by KeyBank National Association.

                                   The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                           NUMBER OF  % OF INITIAL
                                                                           MORTGAGE     MORTGAGE
                                             MORTGAGE LOAN SELLER            LOANS    POOL BALANCE
                                   --------------------------------------  ---------  ------------
                                   1.  Column Financial, Inc.............     161*       69.3%*
                                   2.  PNC Bank, National Association....      29        15.4%
                                   3.  NCB, FSB..........................      62        10.0%
                                   4.  KeyBank National Association......      10         5.3%
                                                                           ---------  ------------
                                   TOTAL                                      262       100.0%

                                   * Includes 17 mortgage loans, representing 6.4% of the initial mortgage pool balance, acquired from KeyBank National Association in December 2003.

PAYMENT AND OTHER TERMS..........  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                   Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                   Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Most residential cooperative mortgage loans that we intend to include in the trust fund are fully recourse to the borrower (however, in those cases, the borrower's principal asset is the related mortgaged real property). Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                   None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                   Each of the underlying mortgage loans
                                   currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS....................  Two hundred forty-seven (247) of the mortgage loans that we intend to include in the trust fund, representing 91.5% of the initial mortgage pool balance, are balloon loans that provide for:

                                   -    an amortization schedule that is
                                        significantly longer than its remaining
                                        term to stated maturity or no
                                        amortization prior to stated maturity;
                                        and

                                   -    a substantial payment of principal on
                                        its maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES............................  Seven (7) of the mortgage loans that we intend to include in the trust fund,
                                   representing 6.8% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                   -    Commencing on the related anticipated
                                        repayment date, the subject mortgage
                                        loan will accrue interest in excess of
                                        interest at the initial mortgage
                                        interest rate. The additional interest
                                        will--

                                        1.   be deferred,

                                        2.   in some cases, compound,

                                        3.   be payable only after the
                                             outstanding principal balance of
                                             the subject mortgage loan is paid
                                             in full, and

                                        4.   be payable only to the holders of
                                             the class V certificates, which are
                                             not offered by this prospectus
                                             supplement.

                                   -    Commencing no later than the related
                                        anticipated repayment date, the subject
                                        mortgage loan may be freely prepaid.

                                   -    Commencing no later than the related
                                        anticipated repayment date, cash flow
                                        from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                                   -    Commencing on the related anticipated
                                        repayment date, cash flow from the
                                        related mortgaged real property that is
                                        not otherwise applied to pay the normal
                                        monthly debt service payment or to pay
                                        or escrow for the payment of various
                                        expenses, will be applied to pay down
                                        the principal balance of the subject
                                        mortgage loan.

FULLY AMORTIZING LOANS...........  Eight (8) of the mortgage loans that we intend to include in the trust fund,
                                   representing 1.8% of the initial mortgage pool balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These eight (8) mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INITIAL INTEREST ONLY PERIODS....  Twelve (12) of the mortgage loans that we intend to include in the trust fund,
                                   representing 10.2% of the initial mortgage pool balance, do not provide for any amortization prior to the maturity date. Eight (8) other mortgage loans that we intend to include in the trust fund, representing 10.7% of the initial mortgage pool balance, provide for an interest only period of between 12 and 36 months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE LOANS....  The trust fund will include three (3) groups of mortgage loans that are
                                   cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                                NUMBER OF   % OF INITIAL
                                                                                 MORTGAGE     MORTGAGE
                                           PROPERTY/PORTFOLIO NAME(S)             LOANS     POOL BALANCE
                                   -----------------------------------------    ---------   ------------
                                   1.  Red Lion Hotel Pasco
                                       Red Lion Hotel Salt Lake Downtown
                                       Red Lion Hotel Redding
                                       Red Lion Hotel Richland Hanford House        4           1.6%

                                   2.  Avgeris-RBX Industries
                                       Avgeris-IVEX Packaging
                                       Avgeris-Ultra Care                           3           0.4%
                                   3.  Richlawn Acres Apartments
                                       Grant Street Apartments                      2           0.1%

                                   The trust fund will also include nine (9) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                            % OF INITIAL
                                                                                NUMBER OF     MORTGAGE
                                         PROPERTY/PORTFOLIO NAME(S)             PROPERTIES  POOL BALANCE
                                   -----------------------------------------    ----------  ------------
                                   1.  Mayfair Mall                                  2          4.3%
                                   2.  Meristar Hospitality Portfolio                2          3.1%
                                   3.  TVO Portfolio                                 5          1.6%
                                   4.  Northland Portfolio                           3          1.3%
                                   5.  Arlington Square/Wisteria Downs
                                       Portfolio                                     2          0.7%
                                   6.  Klein Portfolio                               9          0.6%
                                   7.  Presidential Suites Apartments                3          0.2%
                                   8.  Monterey Apartments/
                                       Sherbrooke Apartments                         2          0.1%
                                   9.  Siesta and Julia Mobile Home Parks            2          0.1%

                                   In reviewing each of the foregoing two
                                   tables, you should note that some of the underlying mortgage loans referred to in those tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of
                                   Cross-Collateralization Provisions May Be
                                   Challenged and the Benefits of these
                                   Provisions May Otherwise Be Limited" and
                                   "Description of the Underlying Mortgage
                                   Loans--Cross-Collateralized Mortgage Loans,
                                   Multi-Property Mortgage Loans and Mortgage
                                   Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS........  Two hundred one (201) of the mortgage loans that we intend to include in the trust fund, representing 87.2% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property -- or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties -- from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s). In all but one of those cases, defeasance may not occur earlier than the second anniversary of the date of initial issuance of the offered certificates

ADDITIONAL COLLATERAL MORTGAGE
LOANS............................  Nine (9) of the mortgage loans that we intend to include in the trust fund, representing
                                   4.4% of the initial mortgage pool balance, are secured by letters of credit or cash reserves in material amounts that in each such case:

                                   - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                   -    if not so released, will or, under
                                        certain mortgage loans, at the
                                        discretion of the lender, may prior to
                                        loan maturity (or earlier loan default
                                        or loan acceleration) be applied to
                                        prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                   Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $5,569,358.

                                   See "Description of the Underlying Mortgage
                                   Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS....................  Forty-four (44) mortgage loans that we intend to include in the trust fund, representing
                                   49.0% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                   HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                   SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                   -    a failure to pay the related mortgage
                                        loan in full on or before any related
                                        anticipated repayment date; or

                                   -    a decline, by more than a specified
                                        amount, in the net operating income of
                                        the related mortgaged real property; or

                                   -    a failure to meet a specified debt
                                        service coverage ratio; or

                                   -    an event of default under the mortgage.

                                   For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                                   MODIFIED LOCKBOX. Except in those cases
                                   involving multifamily and hospitality
                                   properties that are described under "Hard
                                   Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                   The above-referenced 44 mortgage loans
                                   provide for the following types of lockbox accounts:

                                                                            % OF INITIAL
                                                             NUMBER OF        MORTGAGE
                                       TYPE OF LOCKBOX    MORTGAGE LOANS    POOL BALANCE
                                   -------------------    --------------    -------------
                                   Springing                     29             25.8%
                                   Hard                          13             21.7%
                                   Modified                       2              1.5%
                                                          --------------    -------------
                                   TOTAL                         44             49.0%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS............  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                   - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                   - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates (or, in one case, no sooner than January
                                        2006), the underlying mortgage loan may
                                        be defeased; and/or

                                   -    by requiring that any voluntary
                                        principal prepayment made during a
                                        specified period of time be accompanied
                                        by a prepayment premium or yield
                                        maintenance charge.

                                   However, as described under "--Additional
                                   Collateral Mortgage Loans" above, some
                                   underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                                   Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                   Maximum remaining lock-out or
                                     lock-out/defeasance period............       293 months
                                   Minimum remaining lock-out or
                                     lock-out/defeasance period............        10 months
                                   Weighted average remaining lock-out or
                                     lock-out/defeasance period............        97 months

                                   In general, except with respect to loans secured by residential cooperative properties, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment
                                   Provisions" in this prospectus supplement.

DELINQUENCY STATUS...............  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                   -    as of the related due date in March
                                        2004, or

                                   -    at any time during the 12-month period
                                        preceding the related due date in March
                                        2004.

ADDITIONAL STATISTICAL
INFORMATION

A.  GENERAL CHARACTERISTICS......  The mortgage loans that we intend to include in the mortgage pool will have the following general characteristics as of their respective due dates in March 2004:

                                   Initial mortgage pool balance..................       $ 1,621,325,236
                                   Number of underlying mortgage loans............                   262
                                   Number of mortgaged real properties............                   283

                                   Greatest cut-off date principal balance........       $   141,318,867
                                   Smallest cut-off date principal balance........              $338,620
                                   Average cut-off date principal balance.........       $     6,188,264

                                   Highest annual mortgage interest rate..........                8.2300%
                                   Lowest annual mortgage interest rate...........                3.1080%
                                   Weighted average annual mortgage interest rate.                5.5935%

                                   Longest original term to maturity or
                                     anticipated repayment date...................            300 months
                                   Shortest original term to maturity or
                                     anticipated repayment date...................             60 months
                                   Weighted average original term to maturity or
                                     anticipated repayment date...................            113 months

                                   Longest remaining term to maturity or
                                     anticipated repayment date...................            296 months
                                   Shortest remaining term to maturity or
                                     anticipated repayment date...................             45 months
                                   Weighted average remaining term to maturity or
                                     anticipated repayment date...................            108 months

                                   Highest debt service coverage ratio, based on
                                     underwritten net cash flow...................                 32.02x
                                   Lowest debt service coverage ratio, based on
                                     underwritten net cash flow...................                  1.15x
                                   Weighted average debt service coverage ratio,
                                     based on underwritten net cash flow..........                  2.27x

                                   Highest cut-off date loan-to-value ratio.......                  81.3%
                                   Lowest cut-off date loan-to-value ratio........                   1.8%
                                   Weighted average cut-off date loan-to-value
                                     ratio........................................                  63.0%

                                   In reviewing the foregoing table, please note that:

                                   -    The mortgaged real property identified
                                        on Exhibit A-1 to this prospectus
                                        supplement as Mayfair Mall secures, on a PARI PASSU basis, three (3) mortgage loans. We intend to include one of those three (3) mortgage loans, with a $69,072,487 cut-off date principal balance, in the trust fund. The other two (2) such mortgage loans, with a total $128,277,475 cut-off date principal balance, will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Mayfair Mall underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the Mayfair Mall underlying mortgage loan and the two Mayfair Mall outside-the-trust fund mortgage loans.

                                   -    The mortgaged real property identified
                                        on Exhibit A-1 to this prospectus
                                        supplement as Stanford Shopping Center
                                        secures, on a PARI PASSU basis, two (2)
                                        mortgage loans. We intend to include one of those two (2) mortgage loans, with a $90,000,000 cut-off date principal balance, in the trust fund. The other such mortgage loan, with a $75,000,000 cut-off date principal balance, will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Stanford Shopping Center underlying mortgage loan will be calculated based on the relevant total principal balance of, an debt service payments on, the Stanford Shopping Center underlying mortgage Loan and the Stanford Shopping Center outside-the-trust fund mortgage loan.

                                   -    The mortgaged real property identified
                                        on Exhibit A-1 to this prospectus
                                        supplement as Beverly Center secures, on a PARI PASSU basis, seven (7) senior mortgage loans. We intend to include one of those seven (7) senior mortgage loans, with a $100,000,000 cut-off date principal balance, in the trust fund.

                                        The other six (6) such senior mortgage
                                        loans, with a total $206,500,000 cut-off date principal balance, will NOT be included in the trust fund. In addition, the Beverly Center mortgaged real property also secures, on a subordinated basis, two (2) junior mortgage loans, with a total cut-off date principal balance of $41,000,000, that will NOT be included in the trust fund. One of those two (2) junior Beverly Center outside-the-trust fund mortgage loans is more subordinate than the other. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Beverly Center underlying mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the Beverly Center underlying mortgage loan and the six (6) senior Beverly Center outside-the-trust fund mortgage loans; and (b) unless expressly indicated otherwise, without regard to the two (2) junior Beverly Center outside-the-trust fund mortgage loans.

                                   -    In the case of seven (7) of the
                                        underlying mortgage loans, representing
                                        4.2% of the initial mortgage pool
                                        balance, each borrower has encumbered
                                        the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those seven (7) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. Those seven (7) underlying mortgage loans are in addition to the Beverly Center underlying mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                   -    The appraised value of a residential
                                        cooperative property is based on the
                                        market value, as determined by the
                                        appraisal, of that property, as if
                                        operated as a residential cooperative.

                                   -    The underwritten net cash flow for a
                                        residential cooperative property is
                                        based on projected net operating income
                                        at the property, as determined by the
                                        appraisal obtained in connection with
                                        the origination of the related mortgage
                                        loan, assuming that property was
                                        operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                                   -    The underwritten net cash flow for any
                                        mortgaged real property is an estimated
                                        number based on numerous assumptions
                                        that may not necessarily reflect recent
                                        historical performance and may not
                                        ultimately prove to be an accurate
                                        prediction of future performance.

B.  GEOGRAPHIC CONCENTRATION.....  The table below shows the number of, and percentage of the initial mortgage pool
                                   balance secured by, mortgaged real properties located in the indicated states:

                                                               % OF INITIAL
                                                    NUMBER OF    MORTGAGE
                                       STATE       PROPERTIES  POOL BALANCE
                                   --------------  ----------  ------------
                                   New York            70         20.0%
                                   California          27         19.7%
                                   Texas               45         12.8%
                                   Wisconsin            8          6.1%

                                   The remaining mortgaged real properties with respect to the mortgage pool are located throughout 37 other states. No more than 4.8% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                   Fifty-one (51) of the New York properties, securing 16.3% of the initial mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                           % OF INITIAL
                                                NUMBER OF    MORTGAGE
                                     BOROUGH   PROPERTIES  POOL BALANCE
                                   ----------  ----------  ------------
                                   The Bronx        6          9.4%
                                   Manhattan       33          5.0%
                                   Queens          10          1.8%
                                   Brooklyn         2          0.1%

                                   Eighteen (18) of the California properties, securing 12.4% of the initial mortgage pool balance, are located in southern California -- areas with zip codes of 93600 or below -- and nine (9) of the California properties, securing 7.3% of the initial mortgage pool balance, are located in northern California -- areas with zip codes above 93600.

C.  PROPERTY TYPES...............  The table below shows the number of, and percentage of the initial mortgage pool
                                   balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                    % OF INITIAL
                                                        NUMBER OF     MORTGAGE
                                       PROPERTY TYPE    PROPERTIES  POOL BALANCE
                                   -------------------  ----------  ------------
                                   Multifamily(1)           159        35.5%
                                   Retail                    59        32.8%
                                   Mixed Use                 11        12.6%
                                   Office                    23         8.8%
                                   Hotel                     11         6.2%
                                   Self Storage              13         2.2%
                                   Industrial                 7         2.0%
                                                        ----------  ------------
                                   TOTAL                    283       100.0%

----------
                                   (1)  Multifamily properties include
                                        conventional rental properties,
                                        manufactured housing properties and
                                        residential cooperative properties.

D.  ENCUMBERED INTERESTS.........  The table below shows the number of, and percentage of the initial mortgage pool
                                   balance secured by, mortgaged real properties for which the encumbered interest is as indicated:


                                                                            % OF INITIAL
                                    ENCUMBERED INTEREST IN THE   NUMBER OF    MORTGAGE
                                    MORTGAGED REAL PROPERTY     PROPERTIES  POOL BALANCE
                                   ---------------------------  ----------  ------------
                                   Fee                              279         88.0%
                                   Leasehold                          3         11.9%
                                   Fee/Leasehold                      1          0.1%
                                                                ----------  ------------
                                   TOTAL                            283        100.0%

                                   In circumstances where both the fee and
                                   leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS...  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund represent 35.8% of the initial mortgage pool balance. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

      The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

      COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

      - multifamily properties, including conventional rental properties, manufactured housing properties and residential cooperative properties;

      - anchored, including shadow anchored, and unanchored retail properties;

      -     mixed use properties;

      -     office properties;

      -     limited service and full service hotel properties;

      -     self storage properties; and

      -     industrial properties.

      Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

      Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

      There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

      THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

      The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

      -     any governmental entity;

      -     any private mortgage insurer;

      -     us;

      -     any mortgage loan seller;

      -     any master servicer;

      -     any special servicer;

      -     any sub-servicer of a master servicer or a special servicer;

      -     the trustee; or

      -     any of their respective affiliates.

      REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

      Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

      Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenant/shareholder.

      Payment on each underlying mortgage loan may also depend on:

      - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

      - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

      In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

      Two hundred forty-seven (247) of the mortgage loans that we intend to include in the trust fund, representing 91.5% of the initial mortgage pool balance, are balloon loans; and seven (7) of the mortgage loans that we intend to include in the trust fund, representing 6.8% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two hundred fifteen (215) of these mortgage loans, representing 74.4% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from March 2013 through February 2014, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

      The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

      -     the ability to cover debt service;

      - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

      -     the amount of proceeds recovered upon foreclosure.

      Cash flows and property values depend upon a number of factors, including:

      -     national, regional and local economic conditions;

      - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

      - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

      - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

      - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

      - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

      - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

      -     demographic factors;

      - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

      - capable management and adequate maintenance for the related mortgaged real property;

      -     location of the related mortgaged real property;

      - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

      - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

      - the age, construction, quality and design of the related mortgaged real property; and

      - whether the related mortgaged real property is readily convertible to alternative uses.

      TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Fifty-nine (59) mortgaged real properties, securing mortgage loans that represent 32.8% of the initial mortgage pool balance, are primarily used for retail purposes. In addition, the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bay Plaza Community Center, which secures 8.7% of the initial mortgage pool balance, is a mixed use property with a significant retail component. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

      -     the strength, stability, number and quality of the tenants;

      -     tenants' sales;

      -     tenant mix;

      - the ability of the management team to effectively manage the subject property;

      -     whether the subject property is in a desirable location;

      - the physical condition and amenities of the subject building in relation to competing buildings;

      - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

      - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      -     the financial condition of the owner of the subject property.

      We consider 42 of the subject retail properties, securing mortgage loans that represent 30.0% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 17 of the subject retail properties, securing mortgage loans that represent 2.7% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

      In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

      TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Ninety-eight (98) mortgaged real properties, securing mortgage loans that represent 25.9% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

      - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

      - the physical condition and amenities of the subject property in relation to competing properties;

      -     the subject property's reputation;

      - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

      -     local factory or other large employer closings;

      - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

      - the ability of the management team to effectively manage the subject property;

      - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

      -     distance from employment centers and shopping areas;

      -     the financial condition of the owner of the subject property; and

      - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

      Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

      Some of the mortgaged real properties that will secure mortgage loans that we may include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

      The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period", which has the effect of extending the income and rental restrictions for an additional period.

      In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

      See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

      NINE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Sixty-one (61) mortgaged real properties securing mortgage loans that represent 9.6% of the initial mortgage pool balance, are residential cooperative properties.

      A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

      - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

      - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

      - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

      - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

      - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

      A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

      In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. Three (3) cooperative properties, securing 0.2% of the initial mortgage pool balance, have been converted to the condominium form of ownership.

      See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

      EIGHT PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-three (23) mortgaged real properties, securing mortgage loans that represent 8.8% of the initial mortgage pool balance, are primarily used for office purposes. In addition, the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bay Plaza Community Center, which secures 8.7% of the initial mortgage pool balance, is a mixed use property with a significant office component. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

      -     the strength, stability, number and quality of the tenants;

      -     accessibility from surrounding highways/streets;

      - the ability of the management team to effectively manage the subject property;

      - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

      - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

      -     the financial condition of the owner of the subject property.

      See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

      TWO (2) OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND ARE BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR DIFFERENT SECURITIZATIONS; THEREFORE, THE SERIES 2004-C1 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THOSE UNDERLYING MORTGAGE LOAN. The underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall is secured on a PARI PASSU basis with two other mortgage loans by a single mortgage instrument encumbering the Mayfair Mall mortgaged real property. The other two mortgage loans will NOT be included in the trust fund. One of those two outside-the-trust fund mortgage loans secured by the Mayfair Mall mortgaged real property has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4.

The other one of those two outside-the-trust fund mortgage loans secured by the Mayfair Mall mortgaged real property has also been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5. An intercreditor agreement governs the relationship between the holders of the three (3) mortgage loans secured by the Mayfair Mall mortgaged real property and generally provides that all of those mortgage loans will be serviced and administered pursuant to the series 2003-C4 pooling and servicing agreement (the governing document for our series 2003-C4 commercial mortgage securitization). Neither the series 2004-C1 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2003-C4 trust fund, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the series 2003-C4 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Mayfair Mall underlying mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances, and further except that the trust fund, as the holder of the Mayfair Mall underlying mortgage loan, is a third-party beneficiary of the series 2003-C4 pooling and servicing agreement. In addition, no party to the series 2004-C1 pooling and servicing agreement may independently exercise remedies following a default with respect to the Mayfair Mall underlying mortgage loan. The holders of such mortgage loans secured by the Mayfair Mall mortgaged real property as represent more than 50% of the total unpaid principal balance of the entire Mayfair Mall loan group will be entitled to (a) direct the servicing parties under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall loan group and (b) replace the special servicer under the series 2003-C4 pooling and servicing agreement, solely with respect to the Mayfair Mall loan group; provided that any holder of a mortgage loan in the Mayfair Mall loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall mortgage loan included in the series 2004-C1 securitization, that designee will be the series 2004-C1 directing certificateholder. The master servicer and special servicer under the series 2003-C4 pooling and servicing agreement are required to service the Mayfair Mall loan group in accordance with the servicing standard set forth in the series 2003-C4 pooling and servicing agreement on behalf of the series 2003-C4 certificateholders, the series 2003-C5 certificateholders and the series 2004-C1 certificateholders, as a collective whole. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" in this prospectus supplement.

      The underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center is secured on a PARI PASSU basis with one other mortgage loan by a single mortgage instrument encumbering the Stanford Shopping Center mortgaged real property. That other mortgage loan will NOT be included in the trust fund. The outside-the-trust fund mortgage loan secured by the Stanford Shopping Center mortgaged real property has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5. An intercreditor agreement governs the relationship between the holders of the two mortgage loans secured by the Stanford Shopping Center mortgaged real property and generally provides that both of those mortgage loans will be serviced and administered pursuant to the series 2003-C5 pooling and servicing agreement (the governing document for our series 2003-C5 commercial mortgage securitization). Neither the series 2004-C1 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2003-C5 trust fund, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the series 2003-C5 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Stanford Shopping Center underlying mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances, and further except that the trust fund, as the holder of the Stanford Shopping Center underlying mortgage loan, is a third-party beneficiary of the series 2003-C5 pooling and servicing agreement. In addition, no party under the series 2004-C1 pooling and servicing agreement may independently exercise remedies following a default with respect to the Stanford Shopping Center underlying mortgage loan. Because the Stanford Shopping Center underlying mortgage loan is the larger of the two mortgage loans secured by the Stanford Shopping Center mortgaged real property, the holder of the Stanford Shopping Center underlying mortgage loan will be entitled to (a) direct the servicing parties under the series 2003-C5 pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center loan pair, and (b) replace the special servicer under the series 2003-C5 pooling and servicing agreement, solely with respect to the Stanford Shopping Center loan pair; provided that the holder of the Stanford Shopping Center underlying mortgage loan may delegate or assign its rights in respect of the foregoing to a representative or a designee and, under the series 2004-C1 pooling and servicing agreement, that designee will be the series 2004-C1 directing certificateholder. The master servicer and special servicer under the series 2003-C5 pooling and servicing agreement are required to service the Stanford Shopping Center loan pair in accordance with the servicing standard set forth in the series 2003-C5 pooling and servicing agreement on behalf of the series 2003-C5 certificateholders and the series 2004-C1 certificateholders, as a collective whole. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center

Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" in this prospectus supplement.

      PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

      -     operating the property and providing building services;

      -     establishing and implementing the rental structure;

      -     managing operating expenses;

      -     responding to changes in the local market; and

      - advising the borrower with respect to maintenance and capital improvements.

      Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

      A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

      We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

      RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Six (6) mortgaged real properties, securing 1.7% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 19 other mortgaged real properties, securing 7.0% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

      OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

      CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial mortgage pool balance, are secured by mortgaged real properties that consist of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

      LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                               % OF INITIAL
                                                              CUT-OFF DATE       MORTGAGE
                     PROPERTY/PORTFOLIO NAME               PRINCIPAL BALANCE   POOL BALANCE
      ----------------------------------------------       -----------------   ------------
      1.   Bay Plaza Community Center                      $    141,318,867        8.7%
      2.   Beverly Center                                  $    100,000,000        6.2%
      3.   Stanford Shopping Center                        $     90,000,000        5.6%
      4.   Mayfair Mall                                    $     69,072,487        4.3%
      5.   Meristar Hospitality Portfolio                  $     49,701,334        3.1%
      6.   Northfield Square Mall                          $     31,948,769        2.0%
      7.   TVO Portfolio                                   $     25,537,632        1.6%
      8.   WestCoast Portfolio                             $     25,151,210        1.6%
      9.   Bristol Park at Encino Commons Apartments       $     24,000,000        1.5%
      10.  Canterbury Apartments                           $     23,000,000        1.4%

      MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

      - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

      - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

      ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 2.0% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

      - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

      - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

      -     at the time the lien was granted, the borrower was:

            1.    insolvent;

            2.    inadequately capitalized; or

            3.    unable to pay its debts.

      In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

      Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Moreover, one (1) group of cross-collateralized mortgage loans and four
(4) individual multi-property mortgage loans that we intend to include in the trust fund, collectively representing 8.1% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

      A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      The existence of other debt could:

      - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

      - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

      -     complicate bankruptcy proceedings; and

      -     delay foreclosure on the related mortgaged real property.

      In addition, in the case of three (3) mortgage loans that we intend to include in the trust fund, collectively representing 16.0% of the initial mortgage pool balance, and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall, Stanford Shopping Center and Beverly Center, the holders of the PARI PASSU and/or subordinate outside-the-trust fund mortgage loans secured by each of those mortgaged real properties have one or more of the following rights, either acting alone or together with one or more other holders of mortgage loans secured by that mortgaged real property:

      - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

      - the right to purchase the subject underlying mortgage loan under various default scenarios; and

      - the right to cure various events of default under the subject underlying mortgage loan.

      In some cases, the PARI PASSU and/or subordinate outside-the-trust fund mortgage loans secured by the Mayfair Mall mortgaged real property, the Stanford Shopping Center mortgaged real property or the Beverly Center mortgaged real property, as applicable, have been or are expected to be separately securitized and the right to exercise or participate in the exercise of the rights described in the last sentence of the prior paragraph has or will be assigned or delegated to a particular holder or class of holders of the related securities or to its or their representative. In any event, the party or parties entitled to exercise or participate in the exercise of the rights described in the last sentence of the prior paragraph may have interests that conflict with the interests of the holders of the series 2004-C1 certificates.

      See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement.

      MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

      - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

      - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

      As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

      SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

      TENANCIES IN COMMON MAY HINDER RECOVERY. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 1.6% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

      CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-4, B and/or C certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

      GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

      -     economic conditions, including real estate market conditions;

      -     changes in governmental rules and fiscal policies;

      -     acts of God, which may result in uninsured losses; and

      -     other factors that are beyond the control of the borrowers.

      The mortgaged real properties are located in 41 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.8%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                 NUMBER OF      % OF INITIAL
                               MORTGAGED REAL     MORTGAGE
                   STATE        PROPERTIES      POOL BALANCE
                ------------   --------------   ------------
                New York            70             20.0%
                California          27             19.7%
                Texas               45             12.8%
                Wisconsin            8              6.1%

      SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

      The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

      Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

      - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

      - the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

      - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

      LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

      Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

      A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 77 mortgaged real properties, securing 7.7% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in February 2004, except in the case of 12 mortgaged real properties as to which the assessment was prepared within an 18-month period ending in February 2004. In the case of 206 mortgaged real properties, securing 92.3% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of one (1) mortgaged real property, securing 0.02% of the initial mortgage pool balance, the assessment consisted of a transaction screen. In the case of 77 mortgaged real properties, securing 7.7% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

      In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

      - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

      - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

      - those conditions were remediated or abated prior to the closing date;

      - a letter was obtained from the applicable regulatory authority stating that no further action was required;

      - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

      - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

            1. that condition is not known to have affected the mortgaged real property, or

            2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

            3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

      - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

      In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in

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the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

      1.    to carry out the specific remedial measures prior to closing;

      2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

      Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property.

      There can be no assurance that--

      - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

      - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

      - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

      - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

      In the case of 77 mortgaged real properties, securing 7.7% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 77 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 77 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

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      In some cases, the originator of the related mortgage loan--

      - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

      - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

      See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

      APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

      Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

      - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

      - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

      - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

      PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

      - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

      - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

      THE MASTER SERVICERS AND THE SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers and the special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

      - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

      - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

                                      S-64
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      -     be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

      In these cases, the interests of a master servicer or a special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2004-C1 pooling and servicing agreement, the master servicers and the special servicers are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

      ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 12.0% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests (including, in one case, a subleasehold interest) with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

      Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

      In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

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      CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED
REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

      -     density;

      -     use;

      -     parking;

      -     set-back requirements; or

      -     other building related conditions.

      These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

      LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 34-month period preceding February 2004. Two hundred sixty-two (262) of those inspected mortgaged real properties, securing 95.5% of the initial mortgage pool balance, were inspected during the 12-month period preceding February 2004. The scope of those inspections included an assessment of--

      - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

      - the general condition of the site, buildings and other improvements located at each property.

At 27 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

      THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for

                                      S-66
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reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005 (or on December 31, 2004 if not extended through December 2005). With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

      The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

      The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain -- or, if the borrower does not so maintain, then the applicable master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the series 2004-C1 directing certificateholder, approves such determination. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the series 2004-C1 directing certificateholder), in accordance with the servicing standard, that either--

      - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

      -     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents. Each of the series 2003-C5 pooling and servicing agreement (pursuant to which the Stanford Shopping Center underlying mortgage loan is being serviced) and the series 2003-C4 pooling and servicing agreement (pursuant to which the Mayfair Mall underlying mortgage loan is being serviced) provides for servicing arrangements which are substantially similar but not identical to those under the series 2004-C1 pooling and servicing agreement, but the foregoing discussion is generally applicable to all three pooling and servicing agreements.

      If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2004-C1 certificates.

                                      S-67
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      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

      Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

      We are aware that in the case of at least four (4) mortgage loans that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

      COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

      CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

      PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. In the case of four (4) mortgage loans that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding February 2004.

      LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

      ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

      TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under each of the series 2004-C1, series 2003-C4 and series 2003-C5 pooling and servicing agreements, the applicable special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently

                                      S-68
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35%), thereby reducing net proceeds available for distribution to the series
2004-C1 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. Each of the series 2004-C1, series 2003-C4 and series 2003-C5 pooling and servicing agreements permits the applicable special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

      In addition, if a special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C1 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

      THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

      THE CLASS B AND C CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4, A-X, A-SP AND A-Y CERTIFICATES. If you purchase class B or C certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X, A-SP and A-Y certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2004-C1 certificates.

      When making an investment decision, you should consider, among other things--

      - the distribution priorities of the respective classes of the series 2004-C1 certificates,

      - the order in which the principal balances of the respective classes of the series 2004-C1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

      -     the characteristics and quality of the underlying mortgage loans.

      THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

      -     the price you paid for your offered certificates, and

      - the rate, timing and amount of distributions on your offered certificates.

      The rate, timing and amount of distributions on your offered certificates will depend on--

      - the pass-through rate for, and the other payment terms of, your offered certificates,

      - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

      - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

      - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2004-C1 certificates,

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      -     the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans; and

      -     servicing decisions with respect to the underlying mortgage loans.

      These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

      If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

      The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

      Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers and the special servicers will be required to advance any yield maintenance charges or prepayment premiums.

      Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2004-C1 certificateholders.

      Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2004-C1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

      THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicers, the special servicers and the trustee (and the series 2003-C4 master servicer, special servicer and trustee with respect to the Mayfair Mall underlying mortgage loan and the series 2003-C5 master servicer, special servicer and trustee with respect to the Stanford Shopping Center underlying mortgage loan) will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

      IF ANY OF THE MASTER SERVICERS OR SPECIAL SERVICERS PURCHASES SERIES 2004-C1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2004-C1 CERTIFICATES. Any of the master servicers and/or special servicers or an affiliate of any of them may purchase or retain any of the series 2004-C1 certificates. In fact, it is anticipated that Lennar Partners, Inc. will purchase some of the non-offered series 2004-C1 certificates and that NCB, FSB will receive the class A-Y certificates. The purchase of series 2004-C1 certificates by any of the master servicers and/or special servicers could cause a conflict between its duties under the series 2004-C1 pooling and servicing agreement and its interest as a holder of a series 2004-C1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2004-C1 certificates. However, under the series 2004-C1 pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

      THE INTERESTS OF THE SERIES 2004-C1 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C1 certificates representing a majority interest in the controlling class of series 2004-C1 certificates will be entitled to designate a particular series 2004-C1 controlling class certificateholder (or beneficial owner of series 2004-C1 controlling class certificates), referred to in this prospectus supplement as the series 2004-C1 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2004-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2004-C1 Controlling Class and Series 2004-C1 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2004-C1 directing certificateholder will exercise those rights and powers on behalf of the series 2004-C1 controlling class certificateholders, and it will not be liable to any class of series 2004-C1 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2004-C1 Pooling and Servicing Agreement--Replacement of a Special Servicer" in this prospectus supplement, the holders of series 2004-C1 certificates representing a majority interest in the controlling class of series 2004-C1 certificates may remove any special servicer (other than for the Mayfair Mall underlying mortgage loan and the Stanford Shopping Center underlying mortgage loan), with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C1 certificates, the trustee or the master servicers. Furthermore, subject to the conditions described under "Description of the Series 2004-C1 Pooling and Servicing Agreement--Replacement of a Special Servicer" in this prospectus supplement, the special servicer under the series 2003-C5 pooling and servicing agreement may be replaced, with or without cause, solely in respect of the Stanford Shopping Center loan pair, consisting of the Stanford Shopping Center underlying mortgage loan and the Stanford Shopping Center outside-the-trust fund mortgage loan, by the series 2004-C1 directing certificateholder. In the absence of significant losses on the underlying mortgage loans, the series 2004-C1 controlling class will be a non-offered class of series 2004-C1 certificates. The series 2004-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

         THE INTERESTS OF THE RESPECTIVE HOLDERS OF THE MAYFAIR MALL OUTSIDE-THE-TRUST FUND MORTGAGE LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The respective holders of the Mayfair Mall outside-the-trust fund mortgage loans will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the Mayfair Mall underlying mortgage loan and the Mayfair Mall outside-the-trust fund mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" in this prospectus supplement. You should expect that the holder of a Mayfair Mall outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2004-C1 certificateholders for doing so. In addition, subject to the conditions described under "Description of the Series 2004-C1 Pooling and Servicing Agreement--Replacement of a Special Servicer" in this prospectus supplement, the special servicer under the series 2003-C4 pooling and servicing agreement may be replaced, with or without cause, solely in respect of the Mayfair Mall loan group, consisting of the Mayfair Mall underlying mortgage loan and the two Mayfair Mall outside-the-trust fund mortgage loans, by the holder or holders of such mortgage loans comprising the Mayfair Mall loan group as then represent more than 50% of the total unpaid principal balance of the Mayfair Mall loan group, or by the representative(s) and/or designee(s) of such holder or holders.

      THE INTERESTS OF THE HOLDER OF THE STANFORD SHOPPING CENTER OUTSIDE-THE-TRUST FUND MORTGAGE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holder of the Stanford Shopping Center outside-the-trust fund mortgage loan will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the Stanford Shopping Center underlying mortgage loan and the Stanford Shopping Center outside-the-trust fund mortgage loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" in this prospectus supplement. You should expect that the holder of the Stanford Shopping Center outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2004-C1 certificateholders for doing so.

      THE INTERESTS OF THE RESPECTIVE HOLDERS OF THE BEVERLY CENTER OUTSIDE-THE-TRUST FUND MORTGAGE LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The respective holders of the Beverly Center outside-the-trust fund mortgage loans will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the Beverly Center underlying mortgage loan and the Beverly Center outside-the-trust fund mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement. You should expect that the holder of a Beverly Center outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2004-C1 certificateholders for doing so. In addition, subject to the conditions described under "Description of the Series 2004-C1 Pooling and Servicing Agreement--Replacement of a Special Servicer" in this prospectus supplement, the special servicer may be replaced, with or without cause, solely in respect of the Beverly Center loan group, consisting of the Beverly Center underlying mortgage loan and the eight (8) Beverly Center outside-the-trust fund mortgage loans, by: (1) the holder of one or the other of the two (2) junior Beverly Center outside-the-trust fund mortgage loans, but only for so long as (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is greater than or equal to (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority; or (2) the holder or holders of such mortgage loans comprising the Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) as then represent more than 50% of the total unpaid principal balance of the entire Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans), but only after (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is less than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority; provided that any holder of a mortgage loan comprising a portion of the Beverly Center loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center underlying mortgage loan, that designee will be the series 2004-C1 directing certificateholder.

      BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

      As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2004-C1 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

      YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2004-C1
CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2004-C1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C1 certificates.

      LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

      On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

      The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

      It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

      We intend to include the 262 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,621,325,236. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in March 2004, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

      Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

      You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

      The Mayfair Mall Property secures the Mayfair Mall Mortgage Loan and the two Mayfair Mall Companion Loans on a PARI PASSU basis. The Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loans collectively constitute the Mayfair Mall Total Loan. However, none of the Mayfair Mall Companion Loans is included in the trust fund. The Mayfair Mall Mortgage Loan has a cut-off date principal balance of $69,072,487, and the Mayfair Mall Companion Loans have an aggregate cut-off date principal balance of $128,277,475.

      The Stanford Shopping Center Property secures the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan on a PARI PASSU basis. The Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan together constitute the Stanford Shopping Center Total Loan. However, the Stanford Shopping Center Companion Loan is NOT included in the trust fund. The Stanford Shopping Center Mortgage Loan has a cut-off date principal balance of $90,000,000, and the Stanford Shopping Center Companion Loan has a cut-off date principal balance of $75,000,000.

      The Beverly Center Property secures the Beverly Center Mortgage Loan and the six (6) Beverly Center PARI PASSU Companion Loans on a PARI PASSU basis. The Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans collectively constitute the Beverly Center Senior Loan. The Beverly Center Property also secures the two (2) Beverly Center Junior Companion Loans on a subordinated basis relative to the Beverly Center Senior Loan. One (1) of the Beverly Center Junior Companion Loans, which we refer to in this prospectus supplement as the "Beverly Center B-Note Companion Loan", is senior in right of payment to the other Beverly Center Junior Companion Loan, which we refer to in this prospectus supplement as the "Beverly Center C-Note Companion Loan". The Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans collectively constitute the Beverly Center Total Loan. However, none of the Beverly Center Companion Loans is included in the trust fund. The Beverly Center Mortgage Loan has a cut-off date principal balance of $100,000,000, the Beverly Center PARI PASSU Companion Loans have an aggregate cut-off date principal balance of $206,500,000, the Beverly Center B-Note Companion Loan has a cut-off date principal balance of $20,000,000 and the Beverly Center C-Note Companion Loan has a cut-off date principal balance of $21,000,000.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

      - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

      - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

      - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

            1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in March 2004, are timely made, and

            2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in February 2004 up to and including its due date in March 2004.

      - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

      - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs", "--Significant Mortgage Loans--Mayfair Mall", "--Significant Mortgage Loans--Stanford Shopping Center" and "--Significant Mortgage Loans--Beverly Center" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

      - Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to each of the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan will be in, each case, calculated based on the relevant total principal balance of, and debt service payments on, the Mayfair Mall Total Loan, the Stanford Shopping Center Total Loan and the Beverly Center Senior Loan, respectively.

      - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

            1.    relative appraised values,

            2.    relative underwritten net cashflow, or

            3.    prior allocations reflected in the related loan documents.

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      -     If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

      - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

      - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include eighteen (18) mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

      The table below identifies the respective groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                     NUMBER OF
                                                                   STATES WHERE    % OF INITIAL
                                                                  THE PROPERTIES     MORTGAGE
                        PROPERTY/PORTFOLIO NAMES                    ARE LOCATED    POOL BALANCE
      ---------------------------------------------------------   --------------   ------------
      1.  WestCoast Portfolio                                           3               1.6%
      2.  Avgeris Portfolio                                             1               0.4%
      3.  Richlawn Acres Apartments and Grant Street Apartments         1               0.1%

      In the case of the Red Lion Hotel Mortgage Loans, which collectively represent 1.6% of the initial mortgage pool balance, the related borrower may obtain a release of its Red Lion Hotel Mortgage Loan from the cross-collateralization provisions such that the released loan will no longer be cross-collateralized and cross-defaulted with the remaining Red Lion Hotel Mortgage Loans, if certain conditions are satisfied including a specified debt service coverage ratio with respect to the aggregate of the remaining crossed-collateralized Red Lion Hotel Mortgage Loans, a specified loan-to-value ratio with respect to the aggregate of the remaining cross-collateralized Red Lion Hotel Mortgage Loans based on new MAI appraisals for the remaining properties, and a minimum threshold for cash flow available for debt service. Additionally, in the event of casualty or condemnation affecting 50% or more of the improvements located on a Red Lion Hotel Property, the lender may cause the borrower to prepay, without yield maintenance or prepayment consideration, an amount equal to the greater of the casualty or condemnation proceeds or the indebtedness outstanding under the related Red Lion Hotel Mortgage Loan, whereupon the Red Lion Hotel Property subject to such casualty or condemnation will be released from the lien of the related mortgage and the cross-collateralization will be terminated with respect to such Red Lion Hotel Mortgage Loan.

      In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Avgeris-RBX Industries, Avgeris-IVEX Packaging, and Avgeris-Ultra Care, which collectively represent 0.4% of the initial mortgage pool balance, the borrower may obtain a release of any of those underlying mortgage loans from the cross-collateralization provisions in connection with the sale of the individual mortgaged property securing that mortgage loan, such that the remaining such underlying mortgage loans will no longer be cross-collateralized with that mortgage loan, if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining such underlying mortgage loans, and defeasance of these mortgage loans (i) in the case of Avgeris-Ultra Care underlying mortgage loan, in an amount equal to 125% of the then-outstanding principal balance of the

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Avgeris-Ultra Care underlying mortgage loan, (ii) in the case of the Avgeris-RBX
Industries underlying mortgage loan, in an amount equal to 120% of the then-outstanding principal balance of the Avgeris-RBX Industries underlying mortgage loan, and (iii) in the case of the Avgeris-IVEX Packaging underlying mortgage loan, in an amount equal to 125% of the then-outstanding principal balance of the Avgeris-IVEX Packaging underlying mortgage loan, in each instance by purchase of U.S. government securities as specified in the loan documents in an amount necessary to defease the Avgeris underlying mortgage loans as provided above.

      The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                  NUMBER OF
                                                                STATES WHERE   % OF INITIAL
                                                               THE PROPERTIES    MORTGAGE
               PROPERTY/PORTFOLIO NAMES                          ARE LOCATED   POOL BALANCE
      -----------------------------------------------          --------------  ------------
      1.  Mayfair Mall                                               1             4.3%
      2.  Meristar Hospitality Portfolio                             2             3.1%
      3.  TVO Portfolio                                              3             1.6%
      4.  Northland Portfolio                                        2             1.3%
      5.  Arlington Square/ Wisteria Downs Portfolio                 1             0.7%
      6.  Klein Portfolio                                            7             0.6%
      7.  Presidential Suites Apartments                             1             0.2%
      8.  Monterey Apartments / Sherbrooke Apartments                1             0.1%
      9.  Siesta and Julia Mobile Home Parks                         1             0.1%

      In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Meristar Hospitality Portfolio, which represents 3.1% of the initial mortgage pool balance, the borrower may obtain release of either of the related mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining property, and defeasance of a portion of that mortgage loan equal to 125% of the PRO RATA release amount for such individual property to be released stipulated in the loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining mortgage loan balance at the time of release).

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as TVO Portfolio, which represents 1.6% of the initial mortgage pool balance, the borrower may obtain release of any of the five (5) related mortgaged properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 125% of the stipulated loan amount for the property to be released.

      In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Northland Portfolio, which represents 1.3% of the initial mortgage pool balance, the borrower may obtain release of any of the three (3) related mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 120% of the PRO RATA release amount for such individual property to be released stipulated in the related loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining the mortgage loan balance at the time of release). Additionally, the related borrower has the right to obtain the release of an individual mortgaged property by substituting therefor another residential multifamily apartment property of like kind and quality acquired by the borrower provided that certain stipulated conditions are satisfied, including conditions with respect to the substitute property, debt service coverage tests for the mortgage loan and, if the mortgage loan is part of a securitization, receipt of rating agency confirmation to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the securities issued in connection with the securitization.

      In the case of the underlying mortgage loan secured by the lien of the related mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Presidential Suites - Arbors I, Arbors II, Arbors III, which represents 0.2% of the initial mortgage pool balance, in the event of a casualty affecting in excess of 60% of any one of the related mortgaged real properties, that mortgaged real property may be released from the lien of the related mortgage provided that no default exists under any loan document and the borrower pays to lender an amount equal to the greater of: (a) the insurance proceeds for such casualty; and (b) the allocated value of the entire mortgaged property subject to the damage in respect of the entire loan balance plus the lender's (and any servicer's) reasonable costs and expenses of review of the partial release.

      The table below shows each group of mortgaged real properties that--

      -     have the same or affiliated borrowers, and

      - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                        % OF INITIAL
                                                           NUMBER OF      MORTGAGE
              PROPERTY/PORTFOLIO NAMES                  MORTGAGE LOANS  POOL BALANCE
        ------------------------------------------      --------------  ------------
        Bristol Park at Encino Commons Apartments,
        Claremore Apartment Homes,
        Ashford Lakes Apartments
        The Creekwood Village Apartments                       4            3.9%
        Belmont Landing Apartments
        Timbers of Deerbrook Apartments
        Bammelwood Apartments
        Timbers of Keegan's Bayou Apartments                   4            2.3%
        Northlake Commons Shopping Center
        Marketplace at Cascades - Park Place                   2            1.4%
        TownePlace Suites Dearborn
        TownePlace Suites Livonia
        Country Inns & Suites Clive                            3            1.0%

PARTIAL RELEASES OF PROPERTY

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall, which mortgage loan represents 4.3% of the initial mortgage pool balance, the related borrower has the right to obtain a release of one or more vacant, non-income producing and unimproved (or improved only by surface parking areas) parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged real property, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, delivery to the lender of evidence that would be satisfactory to a prudent lender acting reasonably that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use or parking or other legal requirements applicable to the remaining mortgaged real property. In addition, the borrower must deliver (a) an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release and (b) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of the series 2003-C4, series 2003-C5 or series 2004-C1 certificates.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Easton Square Shopping Center, which mortgage loan represents 1.4% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the related mortgaged real property, as identified in the related mortgage, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including lawful subdivision or lot split, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and providing a title policy endorsement.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Riverbend Commons, which mortgage loan represents 0.7% of the initial mortgage pool balance, the related borrower has the right to obtain the release of a specified undeveloped outparcel of less than one acre, subject to satisfaction of the following conditions, among others: (a) delivery to the lender of a proposed replat of the release lot, which replat will be subject to Lender's approval,
(b) the remaining mortgaged real property must continue to comply with all governmental laws and regulations, (c) all governmental consents must have been obtained, (d) the release lot and the remainder of the mortgaged property must each be a separate tax parcel, (e) access to the remainder of the mortgaged real property and utilities may not be impaired, (f) visibility of the remaining mortgaged real property may not be impaired by construction on the release lot,
(g) all zoning related concerns and parking information must be approved in advance by lender, (h) a cross-easement arrangement must be in place between the release lot and the remaining mortgaged property and (i) if required by any rating agency, the related borrower shall obtain a "no downgrade" letter.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Storage USA
- Calvine, which mortgage loan represents 0.3% of the initial mortgage pool balance, two portions of the related mortgaged real property may be required to be released to enable the related borrower to convey those portions of the related mortgaged real property to the Sacramento Regional Transit District if the Sacramento Regional Transit District exercises its rights pursuant to a recorded irrevocable offer to dedicate real property and reservation of real property agreement. One such portion of the related mortgaged real property consists of a 40-foot unimproved strip and the other portion of the related mortgaged real property includes a 8,269 square foot building. In connection with any such release, the related borrower must satisfy various specified criteria, including evidence of no violation of subdivision map act, providing a title endorsement and new survey, delivery of a REMIC opinion upon the related lender's request, delivery of rating agency confirmation if required, and, with respect to any release of the portion of the related mortgaged real property including the 8,269 square foot building, depositing with the holder of the related mortgage all proceeds paid by the Sacramento Regional Transit District to be held by the holder of the related mortgage as additional collateral for the subject mortgage loan.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bethpage Apartment Corp., which mortgage loan represents 0.2% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, subject to the satisfaction of certain stipulated conditions, including, among other things, that (a) the value, income and marketability of the mortgaged real property is not reduced by more than a DE MINIMIS amount, (b) the borrower subdivides the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels and (c) the release does not in any manner impair the lien or priority of the mortgage on the remaining mortgaged real property.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 12 Greenridge Avenue, which mortgage loan represents 0.2% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an area of the related mortgaged real property constituting surface parking area without payment of any consideration or prepayment of any principal (other than payment of a $5,000 processing fee), subject to satisfaction of stipulated conditions, including evidence that the mortgaged real property remaining after giving effect to the release constitutes a separate tax parcel with sufficient parking to meet the demands of the remaining mortgaged property, all applicable zoning laws and ordinances and all leases at the remaining mortgaged real property; satisfaction of stipulated loan to value ratio (based on the remaining mortgaged property) and debt service coverage ratio tests; and execution by the purchaser of the released parcel of a non-compete agreement with respect to existing tenants at the related mortgaged real property and for a stipulated period of time any rentable space on the released parcel must be offered for lease at a rate at least 10% greater than the offered rental rate for vacant space at the related mortgaged real property. In addition, the related borrower must deliver (a) an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release, (b) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies and (c) if the released parcel is transferred to an affiliate of the related borrower, a non-consolidation opinion.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Flour Bluff Shopping Center, which mortgage loan represents 0.2% of the initial mortgage pool balance, the related borrower may obtain a release of an undeveloped portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements and providing a title policy endorsement.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Woodland Estates Mobile Home Park, which mortgage loan represents 0.1% of the initial mortgage pool balance, the related borrower has a one-time right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, subject to satisfaction of certain stipulated conditions, including evidence of compliance with municipal and county requirements, proper subdivision of the mortgaged real property so that the released parcel and the remaining mortgaged real property are separate tax parcels, the recordation of any easements across the released parcel necessary to service the remaining mortgaged real property, an appraised value threshold for the remaining mortgaged real property after release of the released property, and a stipulated debt coverage ratio threshold for the remaining mortgaged real property.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

      DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                        % OF INITIAL
                          NUMBER OF       MORTGAGE
            DUE DATE   MORTGAGE LOANS   POOL BALANCE
            --------   --------------   ------------
              11th           144            63.0%
               1st           118            37.0%
                       --------------   ------------
              TOTAL          262           100.0%

      MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

      The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

      Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

      Two hundred twenty-two (222) of the mortgage loans that we intend to include in the trust fund, representing 92.1% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis.

      Forty (40) of the mortgage loans that we intend to include in the trust fund, representing 7.9% of the initial mortgage pool balance, accrue interest on a 30/360 Basis.

      BALLOON LOANS. Two hundred forty-seven (247) of the mortgage loans that we intend to include in the trust fund, representing 91.5% of the initial mortgage pool balance, are each characterized by--

      - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

      - in either case, a substantial payment of principal on its stated maturity date.

      ARD LOANS. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 6.8% of the initial mortgage pool balance, are each characterized by the following features:

      - A maturity date that is generally 24 to 30 years following origination.

      - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

      - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

      - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

      - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

            1. in the case of four (4) ARD Loans, representing 4.1% of the initial mortgage pool balance, two percentage points over the initial mortgage interest rate, and

            2. in the case of three (3) ARD Loans, representing 2.7% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and
                  (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

      - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

      - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

      In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

      FULLY AMORTIZING LOANS. Eight (8) of the mortgage loans that we intend to include in the trust, representing 1.8% of the initial mortgage pool balance, are characterized by--

      - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

      - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

      These fully amortizing mortgage loans do not have either--

      -     an anticipated repayment date, or

      -     the associated payment incentives.

      ADDITIONAL AMORTIZATION CONSIDERATIONS. Twelve (12) of the mortgage loans that we intend to include in the trust fund, representing 10.2% of the initial mortgage pool balance, provides for an interest-only period that extends to maturity.

      Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial mortgage pool balance, provide for an initial interest only period of 12 months.

      One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.7% of the initial mortgage pool balance, provides for an initial interest only period of 18 months.

      One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.5% of the initial mortgage pool balance, provides for an initial interest only period of 21 months.

      Three (3) of the mortgage loans that we intend to include in the trust fund, representing 6.6% of the initial mortgage pool balance, provide for an initial interest only period of 24 months.

      One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.3% of the initial mortgage pool balance, provides for an initial interest only period of 36 months.

      Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      PREPAYMENT PROVISIONS. As of origination:

      - 200 of the mortgage loans that we intend to include in the trust fund, representing 86.8% of the initial mortgage pool balance, provided for--

            1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates (or, in one case, no sooner than January 2006), the mortgage loan may be defeased, followed by

            2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

      - 25 of the mortgage loans that we intend to include in the trust fund, representing 7.1% of the initial mortgage pool balance, provided for--

            1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

            2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

            3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration;

      - 29 of the mortgage loans that we intend to include in the trust fund, representing 3.6% of the initial mortgage pool balance, provided for--

            1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

            2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

            3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

      - seven (7) of the mortgage loans that we intend to include in the trust fund, representing 2.1% of the initial mortgage pool balance, provided for--

            1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

            2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

      - one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, provided for--

            1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

            2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

            3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

      The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

      Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

      The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

      For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

      - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

      - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

      PREPAYMENT LOCK-OUT PERIODS. Two hundred fifty-five (255) of the mortgage loans that we intend to include in the trust fund, representing 97.9% of the initial mortgage pool balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in March 2004. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

      - the maximum remaining prepayment lock-out/defeasance period as of the related due date in March 2004 is 293 months;

      - the minimum remaining prepayment lock-out/defeasance period as of the related due date in March 2004 is 10 months; and

      - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in March 2004 is 97 months

      Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

      PREPAYMENT CONSIDERATION PERIODS. Sixty-two (62) of the mortgage loans that we intend to include in the trust fund, representing 13.2% of the initial mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

      - In the case of 20 of those mortgage loans, representing 7.7% of the initial mortgage pool balance, a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

      - In the case of 30 of those mortgage loans, representing 4.0% of the initial mortgage pool balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

      - In the case of 12 of those mortgage loans, representing 1.5% of the initial mortgage pool balance, all of which were originated by NCB, FSB or one of its affiliates, a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the prepaid mortgage loan, as such yield rate is reported in THE WALL STREET JOURNAL (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (b) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date, and by (c) the outstanding principal amount.

      Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

      However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

      The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premiums or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premiums or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premiums or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2004-C1 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

      Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premiums or Yield Maintenance Charge.

      CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

      Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

      MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Nine (9) mortgage loans that we intend to include in the trust fund, representing 4.4% of the initial mortgage pool balance, are secured by letters of credit or cash reserves that in each such case:

      - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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      -     if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $5,569,358.

      DEFEASANCE LOANS. Two hundred one (201) of the mortgage loans that we intend to include in the trust fund, representing 87.2% of the initial mortgage pool balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

      Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

      - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

      - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

      If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      Except for the TVO Portfolio Mortgage Loan, none of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates. The TVO Portfolio Mortgage Loan may be defeased beginning in January 2006.

      Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

      LOCKBOXES. Forty-four (44) mortgage loans that we intend to include in the trust fund, representing 49.0% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

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      -     SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

            1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

            2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

            For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

      - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced 44 mortgage loans provide for the following types of lockbox accounts:

                                                % OF INITIAL
                                  NUMBER OF       MORTGAGE
              TYPE OF LOCKBOX   MORTGAGE LOANS  POOL BALANCE
              ---------------   --------------  ------------
              Springing               29            25.8%
              Hard                    13            21.7%
              Modified                 2             1.5%
                                --------------  ------------
              TOTAL                   44            49.0%

      For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

      ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

      -     taxes and insurance,

      -     capital improvements,

      -     furniture, fixtures and equipment, and/or

      -     various other purposes.

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As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer (including, for purposes of this "--Escrow and Reserve Accounts" section, when applicable, the master servicer under the series 2003-C4 pooling and servicing agreement, in the case of the Mayfair Mall Mortgage Loan, and the master servicer under the series 2003-C5 pooling and servicing agreement, in the case of the Stanford Shopping Center Mortgage Loan). In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

      TAX ESCROWS. In the case of 219 of the mortgage loans that we intend to include in the trust fund, representing 74.8% of the initial mortgage pool balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

      If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

      In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

      INSURANCE ESCROWS. In the case of 180 of the mortgage loans that we intend to include in the trust fund, representing 64.4% of the initial mortgage pool balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

      If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property.

      Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

      In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

      RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

      - capital replacements, repairs and furniture, fixtures and equipment, or

      -     leasing commissions and tenant improvements.

      In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

      ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

      - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

      - various items identified in the related inspection report may have been corrected.

      In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

      DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

      - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

      - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

      Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

      - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

            1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2004-C1 certificates, or

            2.    the reasonable acceptability of the transferee to the lender;

      - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

      - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

      - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

      - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

      -     a transfer of ownership interests for estate planning purposes;

      - changes in ownership between existing partners and members of the related borrower;

      - a transfer of non-controlling ownership interests in the related borrower;

      - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

      -     other transfers similar in nature to the foregoing.

      HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

      - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

            1. the outstanding principal balance of the related mortgage loan, and

            2. the full insurable replacement cost of the improvements located on the insured property;

      - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1. the outstanding principal balance of the related mortgage loan,

            2. the replacement cost or the full insurable value of the insured property, and

            3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

      - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

      - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

      In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

      -     obtain earthquake insurance, or

      - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

      With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

      -     the trustee has an insurable interest,

      - the insurance coverage is available at commercially reasonable rates, and

      - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

      Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

      In addition, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the Series 2004-C1 Directing Certificateholder, approves such determination. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the Series 2004-C1 Directing Certificateholder), in accordance with the Servicing Standard, that either:

      - such insurance is not available at commercially reasonable rates AND such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

      -     such insurance is not available at any rate.

      If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

      The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

      - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

      -     towards payment of the subject mortgage loan.

      If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the applicable special servicer's election with the Series 2004-C1 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

      Each of the master servicers and the special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a master servicer or a special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

      -     are not paid because of the deductible clause, and

      - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

      There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

      Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

      We are aware that in the case of at least four (4) mortgage loans that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

      The actions or obligations of any master servicer or special servicer described in this "--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" section are generally the same as those of the master servicer or special servicer, as applicable, under the series 2003-C4 pooling and servicing agreement, in the case of the Mayfair Mall Mortgage Loan, and/or under the series 2003-C5 pooling and servicing agreement, in the case of the Stanford Shopping Center Mortgage Loan.

MORTGAGE POOL CHARACTERISTICS

      A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in March 2004, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

      TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

      - Nineteen (19) mortgaged real properties, securing 7.0% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

      - Six (6) mortgaged real properties, securing 1.7% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

      - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

      - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

      - A number of companies are Major Tenants at more than one of the mortgaged real properties.

      - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

      - Tenant leases at some of the mortgage retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

      GROUND LEASES. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 12.0% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

      - the related ground lease, after giving effect to all extension options, expires approximately 10 years or more after the amortization term of the related mortgage loan,

      - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

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      -     in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

      ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

      The Mayfair Mall Mortgage Loan, which represents 4.3% of the initial mortgage pool balance, is secured by the Mayfair Mall Property, on a PARI PASSU basis, with the two Mayfair Mall Companion Loans, which are NOT included in the trust fund.

      The Stanford Shopping Center Mortgage Loan, which represents 5.6% of the initial mortgage pool balance, is secured by the Stanford Shopping Center Property, on a PARI PASSU basis, with the Stanford Shopping Center Companion Loan, which is NOT included in the trust fund.

      The Beverly Center Mortgage Loan, which represents 6.2% of the initial mortgage pool balance, is secured by the Beverly Center Property, on a PARI PASSU basis, with the Beverly Center PARI PASSU Companion Loans, which are NOT included in the trust fund. In addition, the Beverly Center Property also secures the Beverly Center Junior Companion Loans, which are subordinate to the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans. The Beverly Center Junior Companion Loans are NOT included in the trust fund.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Chapel Ridge of Stillwater Phase I, which mortgage loan represents 0.2% of the initial mortgage pool balance, the borrower was permitted to maintain $400,000 in subordinate debt that is secured by the related mortgaged real property. The lender under this subordinate debt has entered into a standstill and subordination agreement with respect to this subordinate debt.

      Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Companion Loan that is NOT included in the trust. The CBA A-Note Mortgage Loans collectively represent 4.2% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

      The borrowers under 48 underlying mortgage loans, which collectively represent 8.0% of the initial mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to each of the underlying mortgage loans secured by residential cooperative properties, the series 2004-C1 pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related residential cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed the lesser of (i) 40% and (ii) the sum of 15% plus the initial loan-to-value ratio for the subject residential cooperative mortgage loan (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the net proceeds of the subordinate debt be principally used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Laguna Village Shopping Center, which mortgage loan represents 0.6% of the initial mortgage pool balance, upon the satisfaction of specified requirements, the related loan documents permit future subordinate debt secured by the related mortgaged real property for purposes of funding major repairs, replacements or improvements to the related mortgaged real property. Such requirements include an aggregate loan-to-value ratio of 80% or less, an aggregate debt service coverage ratio of 1.25x or more, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

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      MEZZANINE DEBT. In the case of six (6) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bay Plaza Community Center, which mortgage loan represents 8.7% of the initial mortgage pool balance, non-managing members are allowed to incur future mezzanine debt so long as following conditions, among others, are met: (a) the security granted in connection with such indebtedness consists of a pledge of the non-managing member interests of the related borrower and/or a pledge of ownership interest in the related borrower's managing member, (b) the related mortgaged real property satisfies a stipulated debt service coverage ratio when the subject mezzanine debt is incurred for the aggregate sum of the subject mortgage loan and the subject mezzanine debt, (c) the aggregate sum of the debt under the subject mortgage loan and the subject mezzanine debt does not exceed a stipulated loan-to-value ratio, (d) the lender of the subject mezzanine debt executes an intercreditor agreement in form and substance acceptable to the mortgage lender, (e) the subject mezzanine debt is subordinate in time and in right to the subject mortgage loan, (f) the mortgage lender has received written confirmation from each rating agency that the implementation of the mezzanine debt will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by the rating agency to the securities issued in connection with a secondary market transaction, and (g) the term of the subject mezzanine debt is co-terminus with the term of the subject mortgage loan.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center, which mortgage loan represents 5.6% of the initial mortgage pool balance, SPG Palo Alto Member, LLC, the sole member of the borrower under the Stanford Shopping Center Total Loan, is the borrower under a loan (with an aggregate principal balance as of the cut-off date of $55,000,000) (the "Member Loan"), made by Column, which is secured by such member's rights to distributions from the borrower under the Stanford Shopping Center Total Loan and further secured by a guaranty agreement entered into by Simon Property Group, L.P., which guaranties the payment and performance of SPG Palo Alto Member, LLC under the Stanford Shopping Center Mortgage Loan. Upon an event of default under the Member Loan, Column's sole recourse under the Member Loan is to foreclose on the member's rights to distributions from the borrower under the Stanford Shopping Center Total Loan, or sue Simon Property Group, L.P. under such guaranty agreement.

      In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Hawthorne Valley Shopping Center, which mortgage loan represents 0.9% of the initial mortgage pool balance, members of the related borrower may pledge their respective ownership interest in the related borrower, upon the prior written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation if required.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Redbird Towers, which mortgage loan represents 0.3% of the initial mortgage pool balance, there is a mezzanine loan in the original amount of $3,950,000 plus the right to 50.0% of net cash flow and 50.0% of net proceeds from the sale of the related mortgaged real property granted to Protective Life Insurance Company ("PLICO"). That mezzanine loan is secured solely by partnership interests in the borrower. Column and PLICO entered an intercreditor agreement whereby the subject mezzanine loan is subordinate to the subject mortgage loan; PLICO may not transfer its interests in the subject mezzanine loan without the lender's written consent; and PLICO can not foreclose on the partnership interests unless
(a) the transferee is PLICO, (b) the related mortgaged real property will be managed by a qualified manager, (c) a hard lockbox is put in place (unless it results in a significant modification under the treasury regulations governing securitized transactions), (d) a new non-consolidation opinion is delivered to the holder of the subject mortgage loan and (e) PLICO enters into a hazardous substances indemnity agreement.

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      In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Storage
USA - Calvine and Storage USA - Rocklin, respectively, which mortgage loans represent 0.3% and 0.2%, respectively, of the initial mortgage pool balance, members of each related borrower may pledge their rights to receive cash distributions pursuant to the operating agreement of the respective borrowing entity, upon the prior written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation if required.

      UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent. In addition, the organizational documents for each borrower under an underlying mortgage loan secured by a residential cooperative property, do not require the borrower to be a special purpose entity.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Columbus Greens, which mortgage loan represents 0.4% of the initial mortgage pool balance, the borrower may incur unsecured financing in an amount of up to $100,000 for the sole purpose of acquiring up to a maximum of 21 mobile/manufactured homes to be held at the related mortgaged real property for the purpose of sale to a third party.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ala Moana Tower, which mortgage loan represents 0.3% of the initial mortgage pool balance, the borrower is allowed to make a one time loan to Kendric Wong in an amount not to exceed $3,500,000 (such loan to be from the proceeds of the subject mortgage loan), provided that so long as Kendric Wong is a guarantor under a guaranty and indemnity agreement in favor of the lender under the subject mortgage loan, the borrower may not, without the prior written consent of the lender, commence any legal action against Kendric Wong to recover such loan.

      REPURCHASE OPTIONS. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as TownePlace Suites Dearborn, which mortgage loan represents 0.5% of the initial mortgage pool balance, pursuant to the indenture by which Ford Motor Land Development Corporation ("Ford") conveyed the mortgaged property to the borrower, Ford has certain repurchase rights and a right of first refusal with respect to the related mortgaged real property. The events of termination that can give rise to the right to exercise the repurchase rights relate to the restrictions and requirements under the indenture with respect to the development and construction of the mortgaged property. The lender under the mortgage loan has the right to notices and opportunity to cure the circumstances which could result in such an event of termination pursuant to the indenture itself and the accompanying notice. A title insurance endorsement has been obtained with respect to any current default under the indenture. Evidence was obtained by the lender at loan origination as to the initial compliance of the mortgaged property's construction with the initial development criteria included within the indenture. Any misapplication of the proceeds from (or loss resulting from) any repurchase under the indenture is a recourse carve-out item for both the related borrower and the related indemnitor under the related mortgage loan documents. Regarding Ford's right of first refusal, by the terms of the indenture, it does not apply to a sale or transfer of the mortgaged property by reason of foreclosure or deed in lieu thereof or to the subsequent sale, lease or

                                      S-96
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transfer of the related mortgaged real property by the party acquiring the related mortgaged real property pursuant to any such foreclosure or deed in lieu thereof. Any sale thereafter is subject to Ford's right of first refusal.

      TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE MAYFAIR MALL MORTGAGE LOAN, THE STANFORD SHOPPING CENTER MORTGAGE LOAN AND THE BEVERLY CENTER MORTGAGE LOAN

      THE MAYFAIR MALL MORTGAGE LOAN.

      GENERAL. The Mayfair Mall Mortgage Loan is secured, on a PARI PASSU basis with the two (2) Mayfair Mall Companion Loans, by the Mayfair Mall Property. The Mayfair Mall Mortgage Loan together with the Mayfair Mall Companion Loans are referred to herein as the "Mayfair Mall Total Loan" and the holders of the Mayfair Mall Companion Loans are referred to herein as the "Mayfair Mall Companion Lenders". Each of the Mayfair Mall Companion Loans has the same interest rate, maturity date and amortization term as the Mayfair Mall Mortgage Loan. The Mayfair Mall Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $128,277,475.

      The Mayfair Mall Companion Loans are NOT included in the trust fund. One of the Mayfair Mall Companion Loans has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4 (such loan, the "Mayfair Mall Series 2003-C4 Companion Loan"). The other Mayfair Mall Companion Loan has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5 (such loan, the "Mayfair Mall Series 2003-C5 Companion Loan"). Column, as holder of the Mayfair Mall Mortgage Loan, the series 2003-C5 trust, as holder of the Mayfair Mall Series 2003-C5 Companion Loan, and the series 2003-C4 trust, as holder of the Mayfair Mall Series 2003-C4 Companion Loan, are parties to an intercreditor agreement (the "Mayfair Mall Intercreditor Agreement"). In connection with the transfer of the Mayfair Mall Mortgage Loan to the series 2004-C1 trust fund, Column's rights and obligations in respect of the Mayfair Mall Mortgage Loan under the Mayfair Mall Intercreditor Agreement will be assigned to the series 2004-C1 trust fund.

      The Mayfair Mall Total Loan is being serviced pursuant to the series 2003-C4 pooling and servicing agreement. From time to time in this prospectus supplement, we refer to the master servicer responsible for servicing the Mayfair Mall Total Loan under the series 2003-C4 pooling and servicing agreement as the "Mayfair Mall Master Servicer" and to the special servicer responsible for servicing the Mayfair Mall Total Loan under the series 2003-C4 pooling and servicing agreement as the "Mayfair Mall Special Servicer".

      MAYFAIR MALL INTERCREDITOR AGREEMENT. The Mayfair Mall Intercreditor Agreement provides, among other things, that all amounts received in respect of the Mayfair Mall Total Loan will, in general, be paid PRO RATA to the holder of the Mayfair Mall Mortgage Loan and to each holder of a Mayfair Mall Companion Loan.

      Pursuant to the Mayfair Mall Intercreditor Agreement, the holders (acting together) of such mortgage loans comprising the Mayfair Mall Total Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire Mayfair Mall Total Loan, will be entitled--

      - to replace the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement, with or without cause, solely in respect of the Mayfair Mall Total Loan; and

      - to direct the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan;

                                      S-97
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provided that any holder of a mortgage loan comprising the Mayfair Mall Total
Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder. In the case of the Mayfair Mall Series 2003-C4 Companion Loan, that designee will be the series 2003-C4 directing certificateholder. In the case of the Mayfair Mall Series 2003-C5 Companion Loan, that designee will be the series 2003-C5 directing certificateholder. In the context of their respective securitizations, the series 2003-C4 and series 2003-C5 directing certificateholders are comparable to the Series 2004-C1 Directing Certificateholder.

      In addition, also pursuant to the Mayfair Mall Intercreditor Agreement, each holder of a mortgage loan comprising the Mayfair Mall Total Loan will be entitled to--

      - consult with -- but, except as contemplated by the prior paragraph, not direct -- the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan;

      - purchase the other mortgage loans comprising the Mayfair Mall Total Loan under various default scenarios; and

      - cure defaults with respect to the other mortgage loans comprising the Mayfair Mall Total Loan;

provided that any holder of a mortgage loan comprising the Mayfair Mall Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder. In the case of the Mayfair Mall Series 2003-C4 Companion Loan, that designee will be the series 2003-C4 directing certificateholder. In the case of the Mayfair Mall Series 2003-C5 Companion Loan, that designee will be the series 2003-C5 directing certificateholder. The purchase option of the holder of the Mayfair Mall Mortgage Loan described in the second bullet of the first sentence of this paragraph will generally be subject to the competing right of the holder of the Mayfair Mall Series 2003-C4 Companion Loan or its designee to purchase the Mayfair Mall Mortgage Loan and the Mayfair Mall Series 2003-C5 Companion Loan.

      CERTAIN RIGHTS TO CONSULT WITH AND DIRECT THE MAYFAIR MALL SPECIAL SERVICER. The Series 2004-C1 Directing Certificateholder and the Mayfair Mall Companion Lenders (or their designees) will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, any particular Mayfair Mall Specially Designated Servicing Action to contact and consult with the Mayfair Mall Special Servicer regarding that action; provided that, unless the Series 2004-C1 Directing Certificateholder and the Mayfair Mall Companion Lenders (or their designees) are acting as part of a Mayfair Mall Control Group, the Mayfair Mall Special Servicer will not be required to follow any advice of any such holder with respect to any Mayfair Mall Specially Designated Servicing Actions or otherwise. In general, the Mayfair Mall Special Servicer will not be permitted to take any of the Mayfair Mall Specially Designated Servicing Actions with respect to the Mayfair Mall Total Loan or any related REO Property as to which a Mayfair Mall Control Group has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the Mayfair Mall Special Servicer determines that immediate action is necessary to protect the interests of the series 2003-C4 certificateholders, the series 2003-C5 certificateholders and the series 2004-C1 certificateholders (as a collective whole), the Mayfair Mall Special Servicer may take, or consent to the Mayfair Mall Master Servicer's taking, a Mayfair Mall Specially Designated Servicing Action with respect to the Mayfair Mall Total Loan or any related REO Property without waiting for the response of any other person or entity.

      In addition, a Mayfair Mall Control Group may direct the Mayfair Mall Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Mayfair Mall Total Loan (if it is being specially serviced) or any related REO Property that such Mayfair Mall Control Group may consider advisable or as to which provision is otherwise made in the series 2003-C4 pooling and servicing agreement.

      Notwithstanding the foregoing, no such advice, direction or objection of any Mayfair Mall Control Group contemplated by the foregoing paragraphs may--

      - require or cause the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer to violate any applicable law;

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      -     require or cause the Mayfair Mall Special Servicer or Mayfair Mall
            Master Servicer to violate the provisions of the series 2003-C4 pooling and servicing agreement, including those requiring the Mayfair Mall Special Servicer and Mayfair Mall Master Servicer to act in accordance with the servicing standard under the series 2003-C4 pooling and servicing agreement and not to impair the status of any REMIC created pursuant to the series 2003-C4 pooling and servicing agreement;

      - result in any adverse tax consequences with respect to any REMIC or grantor trust created in connection with the series 2003-C4 securitization, the series 2003-C5 securitization or the series 2003-C4 securitization;

      - require or cause the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer to violate the terms of the Mayfair Mall Total Loan or any applicable intercreditor, co-lender or similar agreement; or

      - expose the Mayfair Mall Special Servicer, the Mayfair Mall Master Servicer or various other specified parties to any claim, suit or liability or materially expand the scope of the Mayfair Mall Special Servicer's or the Mayfair Mall Master Servicer's responsibilities under the series 2003-C4 pooling and servicing agreement; and

neither the Mayfair Mall Special Servicer nor the Mayfair Mall Master Servicer may follow any such direction if given by a Mayfair Mall Control Group or initiate any such actions.

      The "Mayfair Mall Control Group" means the holders of more than 50% of the outstanding principal balance of the Mayfair Mall Total Loan or their respective designees (acting together). The Series 2004-C1 Directing Certificateholder may act in concert with one or more of the Mayfair Mall Companion Lenders or their respective designees to form a Mayfair Mall Control Group or the Mayfair Mall Companion Lenders or their respective designees may form a Mayfair Mall Control Group, which excludes the Series 2004-C1 Directing Certificateholder.

      PURCHASE OPTION. Prior to entering into any modification of the Mayfair Mall Total Loan that would materially affect the monetary terms of the Mayfair Mall Total Loan, the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer, as applicable, must provide the trust fund, as holder of the Mayfair Mall Mortgage Loan, and the Mayfair Mall Companion Lenders with notice thereof and with all information that the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. In connection with the foregoing, the Series 2004-C1 Directing Certificateholder (as designee of the trust fund as holder of the Mayfair Mall Mortgage Loan) and the respective holders of Mayfair Mall Companion Loans (or their respective designees) will each have the right to purchase the other mortgage loans comprising the Mayfair Mall Total Loan. In the case of the Mayfair Mall Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by that mortgage loan seller with respect to the Mayfair Mall Mortgage Loan (exclusive of any applicable liquidation fee). The foregoing purchase option on the part of any particular party will generally terminate within five business days of receipt of the materials described in the first sentence of this paragraph. In connection with any such purchase of the Mayfair Mall Series 2003-C4 Companion Loan, the purchaser would be required to reimburse parties to the series 2003-C4 pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Mortgage Loan and the Mayfair Mall Series 2003-C5 Companion Loan that are not otherwise covered by the purchase price for the Mayfair Mall Series 2003-C4 Companion Loan. In the event that any party entitled to do so elects to exercise such purchase option, that party will be required to purchase all the other mortgage loans that comprise the Mayfair Mall Total Loan and deliver the applicable purchase price to the Mayfair Mall Master Servicer within three business days after the end of the five business-day period referred to in the second preceding sentence.

      Under the series 2003-C4 pooling and servicing agreement and the Mayfair Mall Intercreditor Agreement, the Series 2004-C1 Directing Certificateholder and the respective holders of the Mayfair Mall Companion Loans (or their designees) will have the right, by written notice to the Mayfair Mall Special Servicer, the Mayfair Mall Master Servicer and any other appropriate party or parties delivered (a) during any Mayfair Mall Cure Period for which any such party is entitled to make a Mayfair Mall Cure Payment or (b) at any time that the Mayfair Mall Total Loan is being specially serviced and provided that the Mayfair Mall Total Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the other mortgage loans comprising the Mayfair Mall Total Loan. In the case of the Mayfair Mall Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of

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representation or warranty made by that mortgage loan seller with respect to the
Mayfair Mall Mortgage Loan (exclusive of any applicable liquidation fee). In connection with any such purchase of the Mayfair Mall Series 2003-C4 Companion Loan, the purchaser would be required to reimburse parties to the series 2003-C4 pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Mortgage Loan and the Mayfair Mall Series 2003-C5 Companion Loan that are not otherwise covered by the purchase price for the Mayfair Mall Series 2003-C4 Companion Loan. Upon the delivery of such notice to the Mayfair Mall Master Servicer, the Mayfair Mall Special Servicer and any other appropriate party or parties, the party exercising the foregoing purchase option is required to purchase the other mortgage loans comprising the Mayfair Mall Total Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the Mayfair Mall Special Servicer or the selling lender. The right of any party to purchase a mortgage loan that is part of the Mayfair Mall Total Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Mayfair Mall Cure Period. The right of any party to purchase a mortgage loan that is part of the Mayfair Mall Total Loan under clause (b) of the first sentence of this paragraph will terminate at such time as that mortgage loan is liquidated, is converted to REO Property or ceases to be specially serviced.

      The right of the Series 2004-C1 Directing Certificateholder or the holder of the Mayfair Mall Series 2003-C5 Companion Loan to purchase the Mayfair Mall Series 2003-C4 Companion Loan under either of the prior paragraphs will, in all cases, be subject to the right of the applicable directing certificateholder under the series 2003-C4 pooling and servicing agreement to purchase the Mayfair Mall Mortgage Loan and the Mayfair Mall Series 2003-C5 Companion Loan.

      Any purchase of the Mayfair Mall Companion Loans by the Series 2004-C1 Directing Certificateholder as described in the preceding three paragraphs would be for its own account and with its own funds.

      CURE RIGHTS. The Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer (depending on whether the Mayfair Mall Series 2003-C4 Companion Loan is being specially serviced) will be required to deliver to the trust fund as holder of the Mayfair Mall Mortgage Loan and the holders of the Mayfair Mall Series 2003-C5 Companion Loans, notice of any monetary or, to the extent the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Mayfair Mall Series 2003-C4 Companion Loan. Upon receipt of such notice, the trust fund as holder of the Mayfair Mall Mortgage Loan and/or the holder of any Mayfair Mall Companion Loan will have the right to cure defaults with respect to the Mayfair Mall Total Loan during the Mayfair Mall Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that such party elects to cure a default that can be cured by making a Mayfair Mall Cure Payment, that party is required to make such Mayfair Mall Cure Payment to the Mayfair Mall Master Servicer. The Mayfair Mall Master Servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the series 2003-C4 trust fund. The right of the curing party to be reimbursed for any Mayfair Mall Cure Payment (including the reimbursement of a previous advance and interest thereon made by the Mayfair Mall Master Servicer, the Mayfair Mall Special Servicer or the trustee under the series 2003-C4 pooling and servicing agreement) will be subordinate to the payment of all other amounts due with respect to the Mayfair Mall Total Loan.

      Any cure rights described in the preceding paragraph that may be exercised by the trust fund, as the holder of the Mayfair Mall Mortgage Loan, will be assigned to and exercisable by the Series 2004-C1 Directing Certificateholder. Any such cure effected by the Series 2004-C1 Directing Certificateholder would be with its own funds.

      THE STANFORD SHOPPING CENTER MORTGAGE LOAN.

      GENERAL. The Stanford Shopping Center Mortgage Loan is secured, on a PARI PASSU basis with the Stanford Shopping Center Companion Loan, by the Stanford Shopping Center Property. The Stanford Shopping Center Mortgage Loan together with the Stanford Shopping Center Companion Loan are referred to herein as the "Stanford Shopping Center Total Loan" and the holder of the Stanford Shopping Center Companion Loan is referred to herein as the "Stanford Shopping Center Companion Lender". The Stanford Shopping Center Companion Loan has the same interest rate, maturity date and amortization term as the Stanford Shopping Center Mortgage Loan. The Stanford Shopping Center Companion Loan has, as of the cut-off date, an aggregate outstanding principal balance of $75,000,000.

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      The Stanford Shopping Center Companion Loan is NOT included in the trust fund. The Stanford Shopping Center Companion Loan has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5. Column, as holder of the Stanford Shopping Center Mortgage Loan, and the series 2003-C5 trust, as holder of the Stanford Shopping Center Companion Loan, are parties to the Stanford Shopping Center Intercreditor Agreement. In connection with the transfer of the Stanford Shopping Center Mortgage Loan to the series 2004-C1 trust fund, Column's rights and obligations in respect of the Stanford Shopping Center Mortgage Loan under the Stanford Shopping Center Intercreditor Agreement will be assigned to the series 2004-C1 trust fund.

      The Stanford Shopping Center Total Loan is being serviced pursuant to the series 2003-C5 pooling and servicing agreement. From time to time in this prospectus supplement, we refer to the master servicer responsible for servicing the Stanford Shopping Center Total Loan under the series 2003-C5 pooling and servicing agreement as the "Stanford Shopping Center Master Servicer" and to the special servicer responsible for servicing the Stanford Shopping Center Total Loan under the series 2003-C4 pooling and servicing agreement as the "Stanford Shopping Center Special Servicer".

      STANFORD SHOPPING CENTER INTERCREDITOR AGREEMENT. The Stanford Shopping Center Intercreditor Agreement provides, among other things, that all amounts received in respect of the Stanford Shopping Center Total Loan will, in general, be paid PRO RATA to the holder of the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Lender.

      Pursuant to the Stanford Shopping Center Intercreditor Agreement, the holder of the larger of the two (2) mortgage loans comprising the Stanford Shopping Center Total Loan will be entitled--

      - to replace the Stanford Shopping Center Special Servicer, with or without cause, solely in respect of the Stanford Shopping Center Total Loan; and

      - to direct the Stanford Shopping Center Special Servicer under the series 2003-C5 pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center Total Loan;

provided that the holder of the larger mortgage loan comprising the Stanford Shopping Center Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Stanford Shopping Center Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder. Because the Stanford Shopping Center Mortgage Loan will always be the larger of the two (2) mortgage loans comprising the Stanford Shopping Center Total Loan, the Series 2004-C1 Directing Certificateholder, as designee in respect of the Stanford Shopping Center Mortgage Loan, will be entitled to exercise the aforementioned replacement rights and rights of direction.

      However, the holder of the Stanford Shopping center Companion Loan or its designee will be entitled to consult with the Stanford Shopping Center Special Servicer under the series 2003-C5 pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center Total Loan. For so long as the Stanford Shopping Center Companion Loan is part of our series 2003-C5 commercial mortgage securitization, the designee entitled to exercise those consultation rights will be the series 2003-C5 directing certificateholder. In the context of its securitization, the series 2003-C5 directing certificateholder is comparable to the Series 2004-C1 Directing Certificateholder.

      In addition, also pursuant to the Stanford Shopping Center Intercreditor Agreement, the holder of a mortgage loan comprising the Stanford Shopping Center Total Loan will be entitled to--

      - purchase the other mortgage loan comprising the Stanford Shopping Center Total Loan under various default scenarios; and

      - cure defaults with respect to the mortgage loans comprising the Stanford Shopping Center Total Loan.

provided that any holder of a mortgage loan comprising the Stanford Shopping Center Companion Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Stanford Shopping Center Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder. In the case of the Stanford Shopping Center Companion Loan, that designee will be the series 2003-C5 directing certificateholder. The purchase option of the

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holder of the Stanford Shopping Center Mortgage Loan described in the first bullet of the first sentence of this paragraph will generally be subject to the competing right of the Stanford Shopping Center Companion Lender or its designee to purchase the Stanford Shopping Center Mortgage Loan.

      CERTAIN RIGHTS TO CONSULT WITH AND DIRECT THE STANFORD SHOPPING CENTER SPECIAL SERVICER. The Series 2004-C1 Directing Certificateholder and the Stanford Shopping Center Companion Lender (or its designee) will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, any particular Stanford Shopping Center Specially Designated Servicing Action to contact and consult with the Stanford Shopping Center Special Servicer regarding that action. In general, the Stanford Shopping Center Special Servicer will not be permitted to take any of the Stanford Shopping Center Specially Designated Servicing Actions with respect to the Stanford Shopping Center Total Loan or any related REO Property as to which the Series 2004-C1 Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Mortgage
Loan) has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the Stanford Shopping Center Special Servicer determines that immediate action is necessary to protect the interests of the series 2004-C1 certificateholders and the series 2003-C5 certificateholders (as a collective whole), the Stanford Shopping Center Special Servicer may take, or consent to the Stanford Shopping Center Master Servicer's taking, a Stanford Shopping Center Specially Designated Servicing Action with respect to the Stanford Shopping Center Total Loan or any related REO Property without waiting for the response of the Series 2004-C1 Directing Certificateholder (as designee of the trust fund as holder of the Stanford Shopping Center Mortgage Loan) or any other person or entity.

      In addition, the Series 2004-C1 Directing Certificateholder (as designee of the trust fund as holder of the Stanford Shopping Center Mortgage Loan) may direct the Stanford Shopping Center Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Stanford Shopping Center Total Loan (if it is being specially serviced) or any related REO Property that it may consider advisable or as to which provision is otherwise made in the series 2003-C5 pooling and servicing agreement.

      Notwithstanding the foregoing, no such advice, direction or objection of Series 2004-C1 Directing Certificateholder (as designee of the trust fund as holder of the Stanford Shopping Center Mortgage Loan) contemplated by the foregoing paragraphs may--

      - require or cause the Stanford Shopping Center Special Servicer or Stanford Shopping Center Master Servicer to violate any applicable law;

      - require or cause the Stanford Shopping Center Special Servicer or Stanford Shopping Center Master Servicer to violate the provisions of the series 2003-C5 pooling and servicing agreement, including those requiring the Stanford Shopping Center Special Servicer and Stanford Shopping Center Master Servicer to act in accordance with the servicing standard under the series 2003-C5 pooling and servicing agreement and not to impair the status of any REMIC created pursuant to the series 2003-C5 pooling and servicing agreement;

      - require or cause the Stanford Shopping Center Master Servicer or Stanford Shopping Center Special Servicer to violate the terms of the Stanford Shopping Center Total Loan or any applicable intercreditor, co-lender or similar agreement; or

      - expose the Stanford Shopping Center Master Servicer, the Stanford Shopping Center Special Servicer or various other specified parties to any claim, suit or liability or materially expand the scope of the Stanford Shopping Center Master Servicer's or the Stanford Shopping Center Special Servicer's responsibilities under the series 2003-C5 pooling and servicing agreement; and

neither the Stanford Shopping Center Master Servicer nor the Stanford Shopping Center Special Servicer may follow any such direction if given by Series 2004-C1 Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Mortgage Loan) or initiate any such actions.

      PURCHASE OPTION. Prior to entering into any modification of the Stanford Shopping Center Total Loan that would materially affect the monetary terms of the Stanford Shopping Center Total Loan, the Stanford Shopping Center Special

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Servicer or Stanford Shopping Center Master Servicer, as applicable, must provide the Series 2004-C1 Directing Certificateholder and the Stanford Shopping Center Companion Lender with notice thereof and with all information that the Stanford Shopping Center Special Servicer or Stanford Shopping Center Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. In connection with the foregoing, the Stanford Shopping Center Companion Lender will have the right to purchase the Stanford Shopping Center Mortgage Loan and the Series 2004-C1 Directing Certificateholder (as designee of the trust fund as holder of the Stanford Shopping Center Mortgage Loan) will have the right to purchase the Stanford Shopping Center Companion Loan. In the case of the Stanford Shopping Center Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Stanford Shopping Center Mortgage Loan (exclusive of any applicable liquidation fee). The foregoing purchase option on the part of any particular party will generally terminate within five business days of receipt of the materials described in the first sentence of this paragraph. In connection with any such purchase of the Stanford Shopping Center Companion Loan, the Series 2004-C1 Directing Certificateholder would be required to reimburse parties to the series 2003-C5 pooling and servicing agreement for amounts owing to them with respect to the Stanford Shopping Center Mortgage Loan that are not otherwise covered by the purchase price for the Stanford Shopping Center Companion Loan. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the Stanford Shopping Center Master Servicer within three business days after the end of the five-business-day period referred to in the second preceding sentence.

      Under the series 2003-C5 pooling and servicing agreement and the Stanford Shopping Center Intercreditor Agreement, by written notice to the Stanford Shopping Center Special Servicer, the Stanford Shopping Center Master Servicer and any other appropriate party or parties delivered (a) during any applicable Stanford Shopping Center Cure Period or (b) at any time that the Stanford Shopping Center Total Loan is being specially serviced and provided that the Stanford Shopping Center Total Loan is then in default or a default with respect thereto is reasonably foreseeable, the Series 2004-C1 Directing Certificateholder will have the right to purchase the Stanford Shopping Center Companion Loan and the holder of the Stanford Shopping Center Companion Loan (or its designee) will have the right to purchase the Stanford Shopping Center Mortgage Loan. In the case of the Stanford Shopping Center Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by that mortgage loan seller with respect to the Stanford Shopping Center Mortgage Loan (exclusive of any applicable liquidation fee). In connection with any such purchase of the Stanford Shopping Center Companion Loan, the Series 2004-C1 Directing Certificateholder would be required to reimburse parties to the series 2003-C5 pooling and servicing agreement for amounts owing to them with respect to the Stanford Shopping Center Mortgage Loan that are not otherwise covered by the purchase price for the Stanford Shopping Center Companion Loan. Upon the delivery of such notice to the Stanford Shopping Center Special Servicer, the Stanford Shopping Center Master Servicer and any other appropriate party or parties, the Series 2004-C1 Directing Certificateholder is required to purchase the Stanford Shopping Center Companion Loan or the Stanford Shopping Center Companion Lender is required to purchase the Stanford Shopping Center Mortgage Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the Stanford Shopping Center Special Servicer or the Stanford Shopping Center Companion Lender, as applicable. The right of the Series 2004-C1 Directing Certificateholder to purchase the Stanford Shopping Center Companion Loan (or of the holder of the Stanford Shopping Center Companion Loan or its designee to purchase the Stanford Shopping Center Mortgage Loan) under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Stanford Shopping Center Cure Period. The right of the Series 2004-C1 Directing Certificateholder to purchase the Stanford Shopping Center Companion Loan (or of the holder of the Stanford Shopping Center Companion Loan or its designee to purchase the Stanford Shopping Center Mortgage Loan) under clause (b) of the first sentence of this paragraph will terminate at such time as that mortgage loan is liquidated, is converted to REO Property or ceases to be specially serviced.

      The right of the Stanford Shopping Center Companion Lender to purchase the Stanford Shopping Center Mortgage Loan under either of the prior paragraphs will, in all cases, be superior to the right of the Series 2004-C1 Directing Certificateholder to purchase the Stanford Shopping Center Companion Loan.

      Any purchase of the Stanford Shopping Center Companion Loan by the Series 2004-C1 Directing Certificateholder as described in the preceding three paragraphs would be for its own account and with its own funds.

      CURE RIGHTS. The Stanford Shopping Center Master Servicer or Stanford Shopping Center Special Servicer (depending on whether the Stanford Shopping Center Mortgage Loan is being specially serviced) will be required to deliver

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to the Series 2004-C1 Directing Certificateholder and the Stanford Shopping
Center Companion Lender notice of any monetary or, to the extent the Stanford Shopping Center Master Servicer or Stanford Shopping Center Special Servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Stanford Shopping Center Mortgage Loan. Upon receipt of such notice, the Series 2004-C1 Directing Certificateholder and the Stanford Shopping Center Companion Lender will have the right to cure defaults with respect to the Stanford Shopping Center Total Loan during the Stanford Shopping Center Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Series 2004-C1 Directing Certificateholder or the Stanford Shopping Center Companion Lender elect to cure a default that can be cured by making a Stanford Shopping Center Cure Payment, the applicable party is required to make such Stanford Shopping Center Cure Payment to the Stanford Shopping Center Master Servicer. The Stanford Shopping Center Master Servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the series 2003-C5 trust fund. The right of the curing party to be reimbursed for any Stanford Shopping Center Cure Payment (including the reimbursement of a previous advance and interest thereon made by the Stanford Shopping Center Master Servicer, Stanford Shopping Center Special Servicer or the trustee under the series 2003-C5 pooling and servicing agreement) will be subordinate to the payment of all other amounts due with respect to the Stanford Shopping Center Total Loan.

      Any cure rights described in the preceding paragraph that may be exercised by the trust fund, as holder of the Stanford Shopping Center Mortgage Loan, will be assigned to and exercisable by Series 2004-C1 Directing Certificateholder. Any such cure effected by the Series 2004-C1 Directing Certificateholder would be with its own funds.

      THE BEVERLY CENTER MORTGAGE LOAN.

      GENERAL. The Beverly Center Mortgage Loan is secured, on a PARI PASSU basis with the Beverly Center PARI PASSU Companion Loans, by the Beverly Center Property. The Beverly Center Mortgage Loan together with the Beverly Center PARI PASSU Companion Loans are referred to herein as the "Beverly Center Senior Loan" and the holders of the Beverly Center PARI PASSU Companion Loans are referred to herein as the "Beverly Center PARI PASSU Companion Lenders". Each of the Beverly Center PARI PASSU Companion Loans has the same interest rate, maturity date and amortization term as the Beverly Center Mortgage Loan. The Beverly Center PARI PASSU Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $206,500,000. In addition, the Beverly Center Property also secures, on a subordinate basis, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan (together, the "Beverly Center Junior Companion Loans"), of which the Beverly Center C-Note Companion Loan is subordinate to the Beverly Center B-Note Companion Loan. The holder of the Beverly Center B-Note Companion Loan is referred to herein as the "Beverly Center B-Note Companion Lender". The holder of the Beverly Center C-Note Companion Loan is referred to herein as the "Beverly Center C-Note Companion Lender". The Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans (collectively, the "Beverly Center Companion Loans") are NOT included in the trust fund. The holders of the Beverly Center Companion Loans are referred to herein as the "Beverly Center Companion Lenders". The Beverly Center Senior Loan together with the Beverly Center Junior Companion Loans are referred to herein as the "Beverly Center Total Loan".

      Column, in its capacity as holder of the Beverly Center Mortgage Loan, and Column, in its capacity as holder of the Beverly Center PARI PASSU Companion Loans, are parties to an intercreditor agreement (the "Beverly Center Senior Notes Intercreditor Agreement"). Column, in its capacity as holder of the Beverly Center Senior Loan, Landesbank Hessen-Thuringen Girozentrale, in its capacity as holder of the Beverly Center B-Note Companion Loan, and Hartford Life Insurance Company, in its capacity as holder of the Beverly Center C-Note Companion Loan, are parties to an A, B and C notes intercreditor agreement (the "Beverly Center All Notes Intercreditor Agreement"). In connection with the transfer of the Beverly Center Mortgage Loan to the series 2004-C1 trust fund, Column's rights and obligations in respect of the Beverly Center Mortgage Loan under the Beverly Center Senior Notes Intercreditor Agreement and the Beverly Center All Notes Intercreditor Agreement (together, the "Beverly Center Intercreditor Agreements") will be assigned to the series 2004-C1 trust fund.

      The Beverly Center Total Loan will be serviced pursuant to the series 2004-C1 pooling and servicing agreement. From time to time in this prospectus supplement, we refer to the master servicer responsible for servicing the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement as the "Beverly Center Master Servicer" and the

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special servicer responsible for servicing the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement as the "Beverly Center Special Servicer".

      BEVERLY CENTER INTERCREDITOR AGREEMENTS. The Beverly Center Intercreditor Agreements collectively provide, among other things, for the application of payments among the Beverly Center Mortgage Loan and the Beverly Center Companion Loans.

      If no monetary event of default, and no non-monetary event of default as to which the Beverly Center Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable primary servicer, the applicable special servicer and/or the trustee under the series 2004-C1 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans will each receive, on a PARI PASSU basis with each other, an amount equal to a PRO RATA share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center Total Loan) of all scheduled payments and prepayments of principal of the Beverly Center Total Loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Junior Companion Loans receive any such payments; and (b) the holder of the Beverly Center B-Note Companion Loan will receive an amount equal to a PRO RATA share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center Total Loan) of all scheduled payments and prepayments of principal of the Beverly Center Total Loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C-Note Companion Loan receives any such payments.

      If a monetary event of default, or a non-monetary event of default as to which the Beverly Center Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable primary servicer, the applicable special servicer and/or the trustee under the series 2004-C1 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans will each receive, on a PARI PASSU basis with each other, an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Junior Companion Loans receive any such payments; and (b) the holder of the Beverly Center B-Note Companion Loan will receive an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C-Note Companion Loan receives any such payments.

      Following the payment of all interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Beverly Center Mortgage Loan and the Beverly Center Companion Loans as contemplated by the preceding two paragraphs, any remaining amounts available for distribution to the holders of such mortgage loans will be applied as follows: FIRST, on a PRO RATA and PARI PASSU basis, as Default Interest on the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans; SECOND, as Default Interest on the Beverly Center B-Note Companion Loan; THIRD, as Default Interest on the Beverly Center C-Note Companion Loan; FOURTH, on a PRO RATA and PARI PASSU basis, as prepayment consideration on the Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans; FIFTH, on a PRO RATA and PARI PASSU basis, as late payment charges on the Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans; and LAST, for such other purposes as are contemplated by the Beverly Center All Notes Intercreditor Agreement.

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      The Beverly Center All Notes Intercreditor Agreement also entitles a particular holder or group of holders of mortgage loans comprising the Beverly Center Total Loan (the "Beverly Center Controlling Holder(s)") to exercise, directly or through a representative, certain rights and powers with respect to the Beverly Center Total Loan. Under the Beverly Center Intercreditor Agreements, when read together, the "Beverly Center Controlling Holder(s)" will be:

      -     the Beverly Center C-Note Companion Lender, but only for so long as
            (a) an amount generally equal to the unpaid principal balance of the Beverly Center C-Note Companion Loan, net of the portion of any Appraisal Reduction Amount with respect to the Beverly Center Total Loan that is allocable to the Beverly Center C-Note Companion Loan, is greater than or equal to (b) 25% of the initial unpaid principal balance of the Beverly Center C-Note Companion Loan;

      -     the Beverly Center B-Note Companion Lender, but only for so long as
            (a) the Beverly Center C-Note Companion Lender is no longer the Beverly Center Controlling Holder and (b) (i) an amount generally equal to the unpaid principal balance of the Beverly Center B-Note Companion Loan, net of the portion of any Appraisal Reduction Amount with respect to the Beverly Center Total Loan that is allocable to the Beverly Center B-Note Companion Loan, is greater than or equal to (ii) 25% of the initial unpaid principal balance of the Beverly Center B-Note Companion Loan; or

      - the holders (acting together) of such mortgage loans comprising the Beverly Center Senior Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire Beverly Center Senior Loan, but only if neither of the Beverly Center Junior Companion Lenders is the Beverly Center Controlling Holder.

      Pursuant to the Beverly Center Intercreditor Agreements, when read together, the Beverly Center Controlling Holder(s) will be entitled--

      - to replace the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement, with or without cause, solely in respect of the Beverly Center Total Loan; and

      - to direct the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center Total Loan;

provided that any holder of a mortgage loan comprising the Beverly Center Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder. In addition, the Series 2004-C1 Directing Certificateholder can replace either special servicer under the series 2004-C1 pooling and servicing agreement, with or without cause, except that the Series 2004-C1 Directing Certificateholder cannot replace any special servicer appointed with respect to the Beverly Center Total Loan by the Beverly Center Controlling Holder(s). It is possible that the Beverly Center Junior Companion Loans may be securitized. If so, any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of a Beverly Center Junior Companion Loan. It is expected that each of the Beverly Center PARI PASSU Companion Loans will be securitized. If so, any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of the particular securitized Beverly Center PARI PASSU Companion Loan.

      In addition, also pursuant to the Beverly Center Intercreditor Agreements, when read together, each holder of a mortgage loan comprising the Beverly Center Senior Loan will be entitled to--

      - consult with -- but, except as contemplated by the prior paragraph, not direct -- the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center Total Loan; and

      - purchase the other mortgage loans comprising the Beverly Center Senior Loan under various default scenarios.

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      Furthermore, pursuant to the Beverly Center All Notes Intercreditor
Agreement, each holder of a Beverly Center Junior Companion Loan will be entitled to--

      - consult with -- but, except as contemplated by the second preceding paragraph, not direct -- the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center Total Loan;

      - purchase all the more senior mortgage loans comprising the Beverly Center Total Loan, including the Beverly Center Mortgage Loan, under various default scenarios; and

      - cure defaults with respect to all the more senior mortgage loans comprising the Beverly Center Total Loan, including the Beverly Center Mortgage Loan.

      CERTAIN RIGHTS TO CONSULT WITH AND DIRECT THE BEVERLY CENTER SPECIAL SERVICER. The Series 2004-C1 Directing Certificateholder and the Beverly Center Companion Lenders (or their designees) will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, any particular Beverly Center Specially Designated Servicing Action to contact and consult with the Beverly Center Special Servicer regarding that action; provided that, unless the Series 2004-C1 Directing Certificateholder and the Beverly Center Companion Lenders (or their designees) are acting as, or as a part of, the Beverly Center Controlling Holder, the Beverly Center Special Servicer will not be required to follow any advice of any such party with respect to any Beverly Center Specially Designated Servicing Actions or otherwise. In general, the Beverly Center Special Servicer will not be permitted to take any of the Beverly Center Specially Designated Servicing Actions with respect to the Beverly Center Total Loan or any related REO Property as to which the Beverly Center Controlling Holder(s) has/have objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action.

      In addition, the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, will be required to consult with the Beverly Center Controlling Holder(s) at any time with respect to proposals to take any significant action with respect to the Beverly Center Total Loan or the Beverly Center Property and to consider alternative actions recommended by the Beverly Center Controlling Holder(s) in connection with (a) any adoption or implementation of a business plan submitted by the related borrower with respect to the Beverly Center Property, (b) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (c) the release of any escrow held in conjunction with the Beverly Center Total Loan to the related borrower not expressly required by the related loan documents or under applicable law, (d) material alterations on the Beverly Center Property, if approval by the lender is required by the related loan documents, (e) material change in any ancillary loan documents, or (f) the waiver of any notice provisions related to prepayment.

      With respect to any proposed action requiring consultation with or approval of the Beverly Center Controlling Holder(s) as described above, the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination, and must provide to the Beverly Center Controlling Holder(s) copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the Beverly Center Controlling Holder(s), then the applicable servicer must propose an alternate action (based on any counter-proposals received from the Beverly Center Controlling Holder(s), to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the Beverly Center Controlling Holder(s) is obtained; provided that, if the applicable servicer and the Beverly Center Controlling Holder(s) do not agree on a proposed course of action within 60 days after the date on which the applicable servicer first proposed a course of action, then the applicable servicer must take such action as it deems appropriate in accordance with the Servicing Standard.

      Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Beverly Center Controlling Holder(s), as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC provisions of the Code or violate any other

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provisions of the series 2004-C1 pooling and servicing agreement or any provisions of the Beverly Center All Notes Intercreditor Agreement.

      In addition, the Beverly Center Intercreditor Agreements may provide the holders of the respective mortgage loans comprising the Beverly Center Senior Loan with additional non-binding consultation rights to those described above.

      PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the Beverly Center Total Loan, or any non-monetary event of default as to which the Beverly Center Total Loan becomes specially serviced, has occurred, then each holder of a Beverly Center Junior Companion Loan may purchase the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the Beverly Center Property, (c) modification of the related loan documents in accordance with the series 2004-C1 pooling and servicing agreement (subject to the approval rights of the Beverly Center Controlling Holder(s)) and (d) the date that is 90 days after the holder of such Beverly Center Junior Companion Loan has been notified of the subject event of default. In the case of the Beverly Center Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances, plus any interest payable on related advances, plus any related special servicing compensation payable under the series 2004-C1 pooling and servicing agreement.

      Prior to entering into any modification of the Beverly Center Total Loan that would materially affect the monetary terms of the Beverly Center Total Loan, the Beverly Center Special Servicer or Beverly Center Master Servicer, as applicable, must provide the trust fund, as holder of the Beverly Center Mortgage Loan, and the Beverly Center Companion Lenders with notice thereof and with all information that the Beverly Center Special Servicer or Beverly Center Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Series 2004-C1 Directing Certificateholder (as designee of the trust fund as holder of the Beverly Center Mortgage Loan) and each Beverly Center PARI PASSU Companion Lender will each have the right to purchase the other mortgage loans comprising the Beverly Center Senior Loan. In the case of the Beverly Center Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Mortgage Loan (exclusive of any applicable liquidation fee). The foregoing purchase option on the part of any particular party will generally terminate within five business days of receipt of the materials described in the first sentence of this paragraph. In the event that any party entitled to do so elects to exercise such purchase option, that party will be required to purchase all the other mortgage loans that comprise the Beverly Center Senior Loan and deliver the applicable purchase price to the Beverly Center Master Servicer within three business days after the end of the five-business-day period referred to in the preceding sentence.

      Under the series 2004-C1 pooling and servicing agreement and the Beverly Center Senior Notes Intercreditor Agreement, and subject to the purchase rights of the holder of any Beverly Center Junior Companion Loan, if any monetary event of default with respect to the Beverly Center Total Loan has occurred, or the Beverly Center Total Loan is being specially serviced as a result of a bankruptcy, foreclosure or similar proceeding with respect to the related borrower, the Series 2004-C1 Directing Certificateholder and each holder of one or more of the Beverly Center PARI PASSU Companion Loans (or its designee) may purchase the other mortgage loans comprising the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (a) the cure of such subject event of default, (b) the Beverly Center Total Loan no longer being specially serviced as a result of such borrower bankruptcy or (c) the consummation of a foreclosure, sale, sale by power of sale or delivery of deed in lieu of foreclosure of the Beverly Center Property. In the case of the Beverly Center Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Mortgage Loan (exclusive of any applicable liquidation fee). Upon the delivery of the required notice to the Beverly Center Master Servicer, the Beverly Center Special Servicer and any other appropriate party or parties, the relevant party exercising the purchase option is required to purchase such mortgage loans at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the Beverly Center Special Servicer or the selling lender. The right of any party to purchase a mortgage loan that is part of the Beverly Center Senior Loan under the first sentence of this paragraph will terminate at such time as that mortgage loan is liquidated, is converted to REO Property or ceases to be specially serviced.

      Any purchase of Beverly Center PARI PASSU Companion Loans by the Series 2004-C1 Directing Certificateholder as described in the preceding two paragraphs would be for its own account and with its own funds.

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      CURE RIGHTS. Any holder of a Beverly Center Junior Companion Loan that is also the Beverly Center Controlling Holder will have the right to cure defaults with respect to the Beverly Center Senior Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holders of the Beverly Center Senior Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the Beverly Center Total Loan and no single cure event may exceed three consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of a Beverly Center Junior Companion Loan elects to cure a default that can be cured by making a Beverly Center Cure Payment, that party is required to make such Beverly Center Cure Payment to the Beverly Center Master Servicer. The Beverly Center Master Servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the series 2004-C1 trust fund. The right of the curing party to be reimbursed for any Beverly Center Cure Payment (including the reimbursement by the curing party of a previous advance and interest thereon made by the Beverly Center Master Servicer, the Beverly Center Special Servicer or the trustee under the series 2004-C1 pooling and servicing agreement) will be subordinate to the payment of all interest (other than Default Interest) and principal due with respect to the Beverly Center Senior Loan.

THE CBA A/B LOAN PAIRS

      GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 4.2% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Belmont Landing Apartments, Shoppes of Kenwood, Springlake Park Mobile Home Park, Fountain Brook Apartments, Timbers of Keegan's Bayou Apartments, The Atrium Business Tower and Klein Portfolio, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

      Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Companion Loan has an interest rate of 13.5% per annum and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

      The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

      ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note

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Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

      If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

      SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2004-C1 pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2004-C1 pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2004-C1 pooling and servicing agreement.

      The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

      So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

      ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

      MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

      PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2004-C1 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

      GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

      ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 77 mortgaged real properties, securing 7.7% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in February 2004, except in the case of 12 mortgaged real properties as to which the assessment was prepared within an 18-month period ending in February 2004. In the case of 206 mortgaged real properties, securing 92.3% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of one (1) mortgaged real property, securing 0.02% of the initial mortgage pool balance, the assessment consisted of a transaction screen. In the case of 77 mortgaged real properties, securing 7.7% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

      In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

      - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

      - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

      - those conditions were remediated or abated prior to the closing date;

      - a letter was obtained from the applicable regulatory authority stating that no further action was required;

      - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

      - in those cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

            1. that condition is not known to have affected the mortgaged real property, or

            2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender; or

            3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

      - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Northlake Commons Shopping Center, which mortgage loan represents 0.8% of the initial mortgage pool balance, a Phase I environmental site assessment conducted on the related mortgaged real property reported that a dry cleaner was operated at the related mortgaged real property from approximately 1990 through 1991. A drop-off only dry cleaner operated at the same location until 1999; however, the dry cleaning equipment remained at the related mortgaged real property until 1999, and a drum of dry cleaning solvent remained at the related mortgaged real property until 2002. Subsurface investigations were conducted at the related mortgaged real property in 1992 and 1996. The subsurface investigations identified perchloroethene (PCE) and trichloroethene (TCE) in groundwater at concentrations above regulatory limits. The dry cleaner was accepted into the Florida Dry Cleaning Solvent Cleanup Program on November 27, 1996. The environmental consultant has recommended closure of the groundwater contamination resulting from the dry cleaner operation be obtained in accordance with state regulations. Because the dry cleaner has been accepted into the Florida Dry Cleaning Solvent Cleanup Program, any further investigation and cleanup at the related mortgaged real property will likely be conducted by a state-appointed and funded contractor.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Riverbend Commons, representing 0.7% of the initial mortgage pool balance, the mortgaged property's soil has been impacted by residual lead concentrations. The borrower has received a Determination of Baseline Environmental Assessment Petition Affirmation letter from the Michigan Department of Environmental Quality (MDEQ) which states that an environmental analysis submitted to MDEQ is adequate for purposes of obtaining an exemption from liability for past contamination not caused by the current owner.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Red Lion Hotel - Pasco, representing 0.6% of the initial mortgage pool balance, the environmental consultant recommended a limited subsurface investigation to determine whether historical underground storage tanks from a former on-site gas station may have impacted the mortgaged property. The environmental consultant reported that Pasco employees witnessed the removal of the underground storage tanks, but there are no records of such removal or soil testing in conjunction with the removal. An escrow in the amount of $232,500 was established to conduct the recommended action including, if necessary, the removal of any identified source areas and remediation by natural attenuation. The escrow amount represents 150% of the highest estimated cost to conduct the recommended action and, if necessary, removal and remediation by natural attenuation.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bluemound Centre, representing 0.4% of the initial mortgage pool balance, the Phase I and Phase II environmental site assessments conducted on the related mortgaged real property reported that certain volatile organic compounds were present at the related mortgaged real property. At closing, the borrower was required to escrow $1,000,000 to ensure the completion of all investigation, monitoring and remediation activities required by the Wisconsin Department of Natural Resources relating to such volatile organic compounds until the borrower obtains a site closure determination from the Wisconsin Department of Natural Resources.

      In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Avgeris - IVEX Packaging, representing 0.1% of the initial mortgage pool balance, an adjacent property to the south of the related mortgaged real property has been impacted by a gasoline release. According to the Illinois Environmental Protection Agency (IEPA), the extent of contamination from the south-adjacent property had been defined, but IEPA could not determine whether the groundwater at the related mortgaged real property has been impacted and the investigation is continuing. The environmental consultant has reported that if the related mortgaged real property has been impacted by the south-adjacent property, the IEPA will most likely grant an "innocent operator" exemption from liability to the owner of the related mortgaged real property and require the responsible party to remediate all impacts.

      In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      - the establishment of an operation and maintenance plan to address the issue, or

      - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

      1.    to carry out the specific remedial measures prior to closing;

      2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

      -     us,

      - any of the other parties to the series 2004-C1 pooling and servicing agreement,

      -     any of the mortgage loan sellers,

      -     any of the underwriters, or

      -     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      In the case of 77 mortgaged real properties, securing 7.7% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 77 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 77 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

      In some cases, the originator of the related mortgage loan--

      - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

      - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

      See "--Underwriting Matters--Environmental Insurance" below.

      The series 2004-C1 pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2004-C1 pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

      ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

      1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

      2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

      3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

      Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

      The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is AIG or one of its member companies. AIG currently has a "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

      PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 34-month period ending in February 2004 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred sixty-two (262) of those mortgaged real properties, securing 95.5% of the initial mortgage pool balance, were inspected during the 12-month period ending in February 2004.

      The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

      APPRAISALS AND MARKET STUDIES. In the case of 258 mortgaged real properties, securing 94.6% of the initial mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in February 2004, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

      Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

      In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

      -     buyer and seller are motivated;

      - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

      - a reasonable time is allowed to show the property in the open market;

      - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

      - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

      Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

      Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

      IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

      ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

      - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

      - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

      - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire subject mortgage loan, or

            2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

      SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

      - all third-party reports made on the related mortgaged real property are abbreviated; and

      - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Sixty-nine (69) of the underlying mortgage loans, representing 6.9% of the initial mortgage pool balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

      Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                           BAY PLAZA COMMUNITY CENTER

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:           $141,318,867

FIRST PAYMENT DATE:                       January 11, 2004

MORTGAGE INTEREST RATE:                   5.6600% per annum

AMORTIZATION TERM:                        360 months

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            December 11, 2013

MATURITY/ARD BALANCE:                     $119,011,963

BORROWER:                                 Bay Plaza Community Center, LLC

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except
                                          during the last three months
                                          prior to the maturity date

LOAN PER SQUARE FOOT (1):                 $277

UP-FRONT RESERVES:                        TI/LC Reserve             (2)
                                          Engineering Reserve       (3)

ONGOING RESERVES:                         Tax and Insurance Reserve (4)
                                          Replacement Reserve       (5)
                                          TI/LC Reserve             (6)

LOCKBOX:                                  Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Single Asset

PROPERTY TYPE:                            Mixed-Use

PROPERTY SUB-TYPE:                        Retail/Office

LOCATION:                                 The Bronx, New York

YEAR BUILT/RENOVATED:                     1988/2003

SQUARE FEET:                              509,710

OCCUPANCY AT U/W (7):                     94%

OWNERSHIP INTEREST:                       Fee

                      % of                                Operating Covenants/
Major Tenants:        NRSF                NRSF              Lease Expiration
--------------        ----                ----            --------------------
Pathmark              13.2%               67,333                10/31/2013

AMC General Cinema    10.9%               55,700                 3/31/2020

Cablevision           10.9%               55,400                 8/31/2018

PROPERTY MANAGEMENT:                      Prestige Properties &
                                          Development Co., Inc.

U/W NCF:                                  $16,343,964

U/W DSCR:                                 1.66x

APPRAISED VALUE:                          $215,000,000

APPRAISAL DATE:                           December 1, 2003

CUT-OFF DATE LTV RATIO (1):               65.7%

MATURITY/ARD LTV RATIO:                   55.4%

----------
(1) Based on the cut-off date principal balance of the Bay Plaza Community Center Mortgage Loan.

(2) The borrower made a one-time deposit of $13,000,000 and $8,500,000, into two separate TI/LC reserve accounts for Linens N' Things and Levitz, respectively. These two tenants have executed leases, but are not yet in occupancy. These reserves were partially released to fund the build-out for the tenants with the remaining balance to be released upon: (a) the tenants' occupancy, (b) payment of rent, and (c) delivery of an estoppel acceptable to lender. Levitz Furniture is scheduled to open for business by May 2004 and Linens N' Things is scheduled to be open for business by November 2004.

(3) The borrower was required, at closing, to deposit $12,500 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering firm delivered to the lender in connection with the funding of the Bay Plaza Community Center Mortgage Loan.

(4) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(5) The borrower is required to make monthly deposits in the amount of one-twelfth of $76,457 into the replacement reserve fund.

(6) The borrower is required to make monthly deposits in the amount of $25,383 into the leasing reserve fund; provided that the borrower will not be required to make any payments into the leasing reserve fund if the balance of the reserve fund equals or exceeds $400,000.

(7)   Occupancy at U/W is based on the December 4, 2003 rent roll.

      THE LOAN. The largest loan was originated on November 20, 2003. The Bay Plaza Community Center Mortgage Loan is secured by a first priority mortgage encumbering a mixed-use property located in the Bronx, New York.

      THE BORROWER. Bay Plaza Community Center, LLC, the borrower under the Bay Plaza Community Center Mortgage Loan, is a multi-member limited liability company organized under the laws of New York, and is controlled through Bay Plaza Community Corp., a New York corporation, which is its sole managing member. Bay Plaza Community Corp. has two independent directors. Sam Shalem and Irving

Pergament are the principals of Bay Plaza Community Center, LLC and Prestige Properties & Development, Inc. ("Prestige"). Sam Shalem is chairman and chief executive officer and Irving Pergament is president of the companies. Joseph Comparetto is senior vice president and assists both principals. Each gentleman has over 30 years of experience in construction and property management. Prestige solely manages Bay Plaza Community Center and currently has 68 tenants under management.

      THE PROPERTY. The Bay Plaza Community Center Property is a mixed-use retail and office property located at 2100 Bartow Avenue in the Bronx, New York. The center was originally built in 1988 and contains 509,710 net rentable square feet. The Bay Plaza Community Center is anchored by Pathmark, AMC General Cinema and Cablevision.

      PROPERTY MANAGEMENT. The Bay Plaza Community Center Property is subject to a management agreement between the borrower and Prestige, an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of annual rental income, which is subordinate to the Bay Plaza Community Center Mortgage Loan. The lender under the Bay Plaza Community Center Mortgage Loan has the right to require a termination of the management agreement following the occurrence of any one of the following: (a) the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x,
(b) an event of default occurs and is continuing, (c) the manager becomes bankrupt or insolvent, (d) a material default occurs under the management agreement beyond any applicable grace and cure periods, (e) the lender has cause (including, but not limited to, such manager's gross negligence, misappropriation of funds, willful misconduct or fraud), and (f) in the event of a change in the management and control of the manager, as determined by the lender in its reasonable discretion.

      CASH MANAGEMENT. The borrower under the Bay Plaza Community Center Mortgage Loan must cause the tenants at the Bay Plaza Community Center Property to deposit their rental payments into a lockbox account under the control of the lender, which payments are required to be swept on a daily basis by the lockbox bank to an account in the name of the lender. The lender is to receive funds from such lender account sufficient to cover all required payments under the Bay Plaza Community Center Mortgage Loan, and, until an event of default under the Bay Plaza Community Center Mortgage Loan occurs, the borrower is entitled to receive the balance of the funds in the lender account.

                                 BEVERLY CENTER

                                LOAN INFORMATION

PRINCIPAL BALANCE:                        ORIGINAL          CUT-OFF DATE
                                          --------          ------------
   BEVERLY CENTER MORTGAGE
   LOAN (1)                               $   100,000,000   $   100,000,000

   BEVERLY CENTER PARI PASSU
   COMPANION LOANS (1)                    $   206,500,000   $   206,500,000

   BEVERLY CENTER B-NOTE
   COMPANION LOAN (1)                     $    20,000,000   $    20,000,000

   BEVERLY CENTER C-NOTE
   COMPANION LOAN (1)                     $    21,000,000   $    21,000,000

   BEVERLY CENTER TOTAL LOAN (1)          $   347,500,000   $   347,500,000
                                          ---------------   ---------------

FIRST PAYMENT DATE:                       March 11, 2004

MORTGAGE INTEREST RATE:                   5.0901% per annum

   BEVERLY CENTER TOTAL LOAN              5.2785% per annum (2)

AMORTIZATION TERM:                        360 months (3)(4)

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            February 11, 2014

MATURITY/ARD BALANCE:                     $87,116,610

BORROWER:                                 La Cienega Partners Limited
                                          Partnership

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except
                                          during  the last  three  months
                                          prior to the maturity date

LOAN PER SQUARE FOOT (5):                 $358

ONGOING RESERVES (6):                     Tax and Insurance Reserve (7)
                                          Replacement Reserve       (8)
                                          Leasing Reserve           (9)
                                          Ground Rent               (10)

LOCKBOX:                                  Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Los Angeles, California

YEAR BUILT/RENOVATED:                     1982/2003

SQUARE FEET:                              855,015

OCCUPANCY AT U/W (11):                    99%

OWNERSHIP INTEREST:                       Leasehold

                       % of                        Operating Covenants/
Major Tenants:         NRSF      NRSF               Lease Expiration
--------------         ----      -------           --------------------
Bloomingdales         18.3%      156,150              3/31/2017

Macy's                17.8%      152,047              3/1/2017

Macy's Men's Store     7.8%      66,483              12/31/2009

PROPERTY MANAGEMENT:                      The Taubman Company LLC

U/W NCF:                                  $35,782,952

U/W DSCR (12):                            1.81x

APPRAISED VALUE:                          $563,000,000

APPRAISAL DATE:                           October 23, 2003

CUT-OFF DATE LTV RATIO (5):               54.4%

MATURITY/ARD LTV RATIO (13):              47.4%

----------
(1) The Beverly Center Senior Loan is comprised of two components: (a) the Beverly Center Mortgage Loan, with a cut-off date principal balance of $100,000,000; and (b) the Beverly Center PARI PASSU Companion Loans, with a total cut-off date principal balance of $206,500,000. The Beverly Center Mortgage Loan has an initial mortgage interest rate of 5.0901% per annum. The Beverly Center Mortgage Loan is PARI PASSU in right of payment with the Beverly Center PARI PASSU Companion Loans. The Beverly Center B-Note Companion Loan and Beverly Center C-Note Companion Loan are subordinate to the Beverly Center Senior Loan, and the Beverly Center C-Note Companion Loan is subordinate to the Beverly Center B-Note Companion Loan. The Beverly Center Mortgage Loan represents 32.6% of the Beverly Center Senior Loan.

(2) Weighted average, as of the cut-off date, of the mortgage interest rates for the Beverly Center Senior Loan, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan.

(3) Amortization is based on the terms of the Beverly Center Total Loan. Prior to default, all of the mortgage loans comprising the Beverly Center Total Loan are allocated a PRO RATA share of principal payments on the Beverly Center Total Loan.

(4)   The Beverly Center Mortgage Loan has an interest-only period of 24 months.

(5) Based on the total cut-off date principal balance of the Beverly Center Senior Loan.

(6) The ongoing reserves are only required if (a) an event of default has occurred or is continuing or (b) the debt service coverage ratio for the Beverly Center Total Loan falls below 1.30x.

(7) The borrower will pay on each payment date a constant monthly amount that the lender estimates will be required in order to accumulate sufficient funds to pay all taxes at least 30 days prior to the imposition of any interest, charges or expenses for the non-payment thereof, and a constant monthly amount that lender estimates will be required in order to accumulate sufficient funds to pay all required insurance premiums at least 30 days prior to the expiration of all required insurance policies. However, the borrower will not be required to make any payments into the tax and insurance reserve fund for insurance premiums so long as (a) no event of default has occurred and is continuing and (b) the lender has reasonable evidence that all required insurance policies are being maintained.

(8) The borrower is required to make monthly deposits in the amount of $10,688 into the replacement reserve fund. The borrower may cease making deposits into the replacement reserve fund when amounts on deposit therein equal or exceed $256,512.

(9) The borrower is required to make monthly deposits in the amount of $82,746 into the leasing reserve fund. The borrower may cease making deposits into the leasing reserve fund when amounts on deposit therein equal or exceed $992,952.

(10) The borrower is required to make monthly deposits in an amount equal to the ground rent that will be payable under the ground lease for the month in which each payment date occurs.

(11) Occupancy at U/W is based on the October 20, 2003 rent roll, which includes ground leased square footage.

(12)  Based on total debt service on the Beverly Center Senior Loan.

(13)  Based on total Maturity-ARD Balance for Beverly Center Senior Loan.

      THE LOAN. The second largest loan was originated on January 15, 2004. The Beverly Center Mortgage Loan is secured by a first priority mortgage encumbering borrower's leasehold interest in the Beverly Center Property.

      THE BORROWER. La Cienega Partners Limited Partnership, the borrower under the Beverly Center Mortgage Loan, is a limited partnership organized under the laws of the state of Delaware (the borrower was formerly a general partnership organized under the laws of the state of California), and has as a general partner Beverly Associates L.P. 1, a Delaware limited partnership. Beverly Associates L.P. 1 has as its general partner Beverly Partners 1, Inc., a Delaware corporation. Beverly Partners 1, Inc. has two independent directors. The Taubman Realty Group Limited Partnership owns 100% of the direct and/or indirect ownership interests in borrower.

      The Taubman Realty Group Limited Partnership, founded in 1950, owns a diversified portfolio of interests in 21 regional and super-regional retail centers with over 21.3 million square feet of retail space in 26 cities. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

      THE PROPERTY. The Beverly Center Property is a super regional enclosed retail mall situated on 7.86 acres at the intersection of La Cienega, San Vicente and Beverly Boulevard in Los Angeles, California. The mall was originally built in 1982 and contains 855,015 net rentable square feet. The Beverly Center is anchored by Bloomingdales, Macy's and Macy's Men's Store. The anchor tenant stores are part of the collateral.

      PROPERTY MANAGEMENT. The Beverly Center Property is subject to a management agreement between the borrower and The Taubman Company LLC, an affiliate of the borrower. The management agreement generally provides for a base management fee equal to the greater of (a) 4.0% of annual rental income or
(b) $240,000, which is subordinate to the Beverly Center Total Loan. The lender under the Beverly Center Total Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Beverly Center Total Loan and an acceleration thereof.

      GROUND LEASE. The Beverly Center Property is leased to the borrower pursuant to a ground lease with Dorothy L. Hay and Beverly Hay Laverty which expires on March 31, 2054. Currently, rent is payable under the ground lease at the rate of $1,716,931 per year.

      CASH MANAGEMENT. The borrower under the Beverly Center Total Loan must cause the tenants at the Beverly Center Property to deposit their rental payments into a bank account controlled by the borrower for the benefit of the lender. Thereafter, the borrower is entitled to receive the balance of funds in the account; provided no event of default has occurred under the Beverly Center Total Loan. Upon the occurrence of an event of default or if the debt service coverage ratio for the Beverly Center Total Loan is less than 1.30x, funds in the account will be transferred to another account under the control of lender and such funds will be used by the lender to cover all required payments under the Beverly Center Total Loan.

      OTHER FINANCING. The Beverly Center Mortgage Loan is secured by the Beverly Center Property, on a PARI PASSU basis, with the Beverly Center PARI PASSU Companion Loans. Each Beverly Center PARI PASSU Companion Loan has the same interest rate, maturity date and amortization term as the Beverly Center Mortgage Loan. The Beverly Center PARI PASSU Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $206,500,000. The Beverly Center Property also secures, on a subordinate basis, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan (together, the "Beverly Center Junior Companion Loans"), of which the Beverly

Center C-Note Companion Loan is subordinate to the Beverly Center B-Note Companion Loan. The Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans (collectively, the "Beverly Center Companion Loans") are NOT included in the trust fund. Legal title to the Beverly Center Companion Loans will initially be held by Column, which may, at any time, sell or transfer any Beverly Center Companion Loan subject to compliance with the requirements of the Beverly Center Intercreditor Agreement.

      The Beverly Center Total Loan will be serviced pursuant to the series 2004-C1 pooling and servicing agreement.

      BEVERLY CENTER INTERCREDITOR AGREEMENTS. The Beverly Center Intercreditor Agreements govern various matters regarding the respective rights and obligations of the trust fund, as holder of the Beverly Center Mortgage Loan, and the various holders of the Beverly Center Companion Loans. For example, the Beverly Center Intercreditor Agreements provide, among other things, for the application of payments among the Beverly Center Mortgage Loan and the Beverly Center Companion Loans.

      If no monetary event of default, and no non-monetary event of default as to which the Beverly Center Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable primary servicer, the applicable special servicer and/or the trustee under the series 2004-C1 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (1) the respective holders of the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans will each receive, on a PARI PASSU basis with each other, an amount equal to a PRO RATA share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center Total Loan) of all scheduled payments and prepayments of principal of the Beverly Center Total Loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Junior Companion Loans receive any such payments; and (2) the holder of the Beverly Center B-Note Companion Loan will receive an amount equal to a PRO RATA share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center Total Loan) of all scheduled payments and prepayments of principal of the Beverly Center Total Loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C-Note Companion Loan receives any such payments.

      If a monetary event of default, or a non-monetary event of default as to which the Beverly Center Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable primary servicer, the applicable special servicer and/or the trustee under the series 2004-C1 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (1) the respective holders of the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans will each receive, on a PARI PASSU basis with each other, an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Junior Companion Loans receive any such payments; and (2) the holder of the Beverly Center B-Note Companion Loan will receive an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C-Note Companion Loan receives any such payments.

      Following the payment of all interest (other than Default Interest and exclusive of trustee fees, related master servicing fees and primary servicing fees) and principal due with respect to the Beverly Center Mortgage Loan and the Beverly Center Companion Loans as contemplated by the preceding two paragraphs, any remaining amounts available for distribution to the holders of such mortgage loans will be applied as follows: FIRST, on a PRO RATA and PARI PASSU basis, as Default Interest on the Beverly Center Mortgage Loan and the respective Beverly Center PARI PASSU Companion Loans; SECOND, as Default Interest on the Beverly Center B-Note Companion Loan; THIRD, as Default Interest on the Beverly Center C-Note Companion Loan; FOURTH, on a PRO RATA and PARI PASSU basis, as prepayment consideration on the Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans; FIFTH, on a PRO RATA and PARI PASSU basis, as late payment charges on the Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans and the Beverly Center Junior Companion Loans; and LAST, for such other purposes as are contemplated by the Beverly Center All Notes Intercreditor Agreement.

      The Beverly Center Intercreditor Agreements also allocate among the respective holders of the Beverly Center Mortgage Loan and the Beverly Center Companion Loans one or more of the following rights: (a) the ability to direct or consult with the applicable special servicer with respect to various servicing matters involving the Beverly Center Total Loan; (b) the ability to cure defaults on more senior mortgage loans comprising the Beverly Center Total Loan and (c) the ability to purchase certain other mortgage loans comprising the Beverly Center Total Loan. See "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan" above.

                            STANFORD SHOPPING CENTER

                                LOAN INFORMATION

PRINCIPAL BALANCE (1):                    ORIGINAL          CUT-OFF DATE
                                          --------          -------------
  STANFORD SHOPPING CENTER
  MORTGAGE LOAN (1):                      $    90,000,000   $    90,000,000

  STANFORD SHOPPING CENTER
  COMPANION LOAN (1):                     $    75,000,000   $    75,000,000

  STANFORD SHOPPING CENTER
  TOTAL LOAN (1):                         $   165,000,000   $   165,000,000
                                          ---------------   ---------------

FIRST PAYMENT DATE:                       October 11, 2003

MORTGAGE INTEREST RATE (1):               3.3000% per annum

AMORTIZATION TERM (1):                    Interest only


ANTICIPATED REPAYMENT DATE:               N/A


MATURITY DATE:                            September 11, 2008

MATURITY/ARD BALANCE:                     $90,000,000

BORROWER:                                 SPG Center, LLC

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except
                                          during the last six months
                                          prior to the maturity date

LOAN PER UNIT/SQUARE FOOT (2):            $119

ONGOING RESERVES:                         Tax and Insurance Reserve (3)
                                          Replacement Reserve       (4)
                                          Rollover Reserve          (5)
                                          Ground Lease Reserve      (6)

LOCKBOX:                                  Springing

MEZZANINE:                                Yes (7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Palo Alto, California

YEAR BUILT/RENOVATED:                     1955/2002

SQUARE FEET (8):                          1,387,369

OCCUPANCY AT U/W (9):                     98%

OWNERSHIP INTEREST:                       Leasehold

                      % of                Operating Covenants/
Major Tenants:         NRSF     NRSF        Lease Expiration
--------------        -----     -------   --------------------
Bloomingdales (10)    16.5%     228,986         2/28/2029
Macy's (10)           16.3%     225,830         2/18/2029
Nordstrom (10)        13.0%     180,000        10/31/2010
Neiman Marcus (10)     8.6%     120,000         6/30/2022

PROPERTY MANAGEMENT:                      Simon Management Associates, LLC

U/W NCF:                                  $18,932,926

U/W DSCR (11):                            3.42x

APPRAISED VALUE:                          $335,000,000

APPRAISAL DATE:                           July 22, 2003

CUT-OFF DATE LTV RATIO (2):               49.3%

MATURITY/ARD LTV RATIO (12):              49.3%

(1) The Stanford Shopping Center Total Loan, which is interest only for the entire term of the loan, has a cut-off date principal balance of $165,000,000. The Stanford Shopping Center Mortgage Loan is PARI PASSU in right of payment with the Stanford Shopping Center Companion Loan, which has a cut-off date principal balance of $75,000,000. The Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan each have a mortgage interest rate of 3.3000%. There is also a Member Loan (as defined below) that is secured by partnership distributions and is guaranteed by Simon Property Group, L.P.

(2) Based on the cut-off date principal balance of the Stanford Shopping Center Total Loan. (3) Upon the occurrence of and during the continuance of a Stanford Shopping Center Lockbox Event (as defined below), the borrower is required to make monthly payments into a tax and insurance reserve fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies; provided that the borrower will not be required to make any payments into the tax and insurance reserve fund if
      (x) with respect to (a) or (b) above, following a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P. delivers to the lender a guaranty of taxes and insurance premiums or (y) solely with respect to (b) above, the borrower maintains blanket policies prepaid 12 months in advance and provides the lender with evidence of all required coverages. A "Stanford Shopping Center Lockbox Event" includes the occurrence of: (i) an event of default under the Stanford Shopping Center Total Loan or (ii) a decline below $11,500,000 in the net operating income for the previous four quarters as of the end of two consecutive calendar quarters. If, after a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-", the borrower must deposit and pay to the lender an amount equal to the amount that the borrower would have been required to deposit in the tax and insurance reserve fund as of such date.

(4) Upon the occurrence of and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to deposit $8,968 per month into a replacement reserve fund for ongoing repairs and replacements; provided that the borrower will not be required to make any payments into the replacement reserve fund if (i) the balance of the replacement reserve fund equals or exceeds $215,232 or (ii) following a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P. delivers to the lender a guaranty of the replacement reserve. If, after a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-", the borrower must deposit and pay to the lender an amount equal to the amount that the borrower would have been required to deposit in the replacement reserve fund as of such date.

(5) Upon the occurrence of and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to deposit $33,333 per month into a rollover reserve fund for tenant improvement and leasing commission obligations; provided that the borrower will not be required to make any payments into the rollover reserve fund if: (i) the balance of the rollover reserve fund equals or exceeds $1,000,000 or (ii) Simon Property Group, L.P. delivers to the lender a guaranty of the rollover reserve. If, after a Stanford Shopping Center Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-", the borrower must deposit and pay to the lender an amount equal to the amount that the borrower would have been required to deposit in the rollover reserve fund as of such date.

(6) Upon the occurrence of and during the continuance of a Stanford Shopping Center Lockbox Event, the borrower is required to make a one time deposit of $833,334 into a ground lease reserve fund. If at any time during a Stanford Shopping Center Lockbox Event the amount on deposit in the ground lease reserve fund falls below the ground lease deposit, the borrower is required to pay the lender the amount necessary to cause the balance of the ground lease reserve fund to equal the ground lease deposit.

(7)   See "--Other Financing" below.

(8)   Includes 853,338 square feet of ground leased anchor space.

(9) Occupancy at U/W is based on the June 30, 2003 rent roll, which includes ground leased square footage.

(10)  Ground leased anchor.

(11)  Based on total debt service on the Stanford Shopping Center Total Loan.

(12) Based on total Maturity/ARD Balance for the Stanford Shopping Center Total Loan.

      THE LOAN. The third largest loan was originated on August 20, 2003. The Stanford Shopping Center Total Loan is secured by a first priority deed of trust encumbering a leasehold interest in a regional shopping mall in Palo Alto, California. The Stanford Shopping Center Total Loan is evidenced by three notes, two of which evidence the Stanford Shopping Center Mortgage Loan and one of which evidences the Stanford Shopping Center Companion Loan. See "--Other Financing" below.

      THE BORROWER. The borrower under the Stanford Shopping Center Total Loan is SPG Center, LLC. The borrower is a single-purpose limited liability company organized under the laws of the state of Delaware. Simon Property Group, L.P. indirectly owns the borrower. The sponsor, Simon Property Group, L.P., was founded in 1960 and currently has an interest in 258 properties containing an aggregate of 195 million square feet of gross leasable area in 37 states in the U.S. as well as an interest in nine assets in Europe and Canada.

      THE PROPERTY. The Stanford Shopping Center Property is a regional mall located in Palo Alto, California. The Stanford Shopping Center was originally built in 1955, was renovated in 2002 and contains 1,387,369 rentable square feet. National anchors include Bloomingdales, Macy's, Neiman Marcus and Nordstrom, each of which ground leases its pad.

      PROPERTY MANAGEMENT. The Stanford Shopping Center Property is managed by Simon Management Associates, LLC, an affiliate of the borrower. Simon Management Associates, LLC is headquartered in Indianapolis, Indiana and manages 179 shopping centers comprising 170,300,000 total square feet. The management agreement generally provides for a management fee of 1.5% of total collections in addition to leasing commissions and other specialized fees, all of which are subordinated to the Stanford Shopping Center Total Loan. The management of the Stanford Shopping Center Property will be performed by either Simon Management Associates, LLC, or a qualified manager, which is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Stanford Shopping Center Property; provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that the management of the Stanford Shopping Center Property by such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2004-C1 and/or series 2003-C5 certificates. The lender under the Stanford Shopping Center Total Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Stanford Shopping Center Total Loan.

      GROUND LEASE. The Stanford Shopping Center Property is leased to the borrower pursuant to a ground lease with the Trustees of Leland Stanford Junior University, which expires in August 2054. Rent is payable under that ground lease at the rate of $5,000,000 per year PLUS an amount equal to 25% of adjusted gross revenues LESS the then annual base ground rent.

      CASH MANAGEMENT/LOCKBOX. The borrower under the Stanford Shopping Center Total Loan must cause the tenants of the Stanford Shopping Center Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Stanford Shopping Center Total Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

      OTHER FINANCING. The Stanford Shopping Center Mortgage Loan is secured by the borrower's leasehold interest in the Stanford Shopping Center Property on a PARI PASSU basis with the Stanford Shopping Center Companion Loan. The Stanford Shopping Center Companion Loan is NOT included in the trust fund. The trust fund, as holder of the Stanford Shopping Center Mortgage Loan, will be a party to an intercreditor agreement. See "--The Stanford Shopping Center Intercreditor Agreement" below. The Stanford Shopping Center Total Loan will be serviced pursuant to the series 2003-C5 pooling and servicing agreement.

      Additionally, SPG Palo Alto Member, LLC, the sole member of the borrower under the Stanford Shopping Center Total Loan, is the borrower under a loan (with an aggregate principal balance as of the cut-off date of $55,000,000) (the "Member Loan"), made by Column, which is secured by such member's rights to distributions from the borrower under the Stanford Shopping Center Total Loan and further secured by a guaranty agreement entered into by Simon Property Group, L.P., which guaranties the payment and performance of SPG Palo Alto Member, LLC under the Member Loan. Upon an event of default under the Member Loan, Column's sole recourse under the Member Loan is to foreclose on the member's rights to distributions from the borrower under the Stanford Shopping Center Total Loan, or sue Simon Property Group, L.P. under such guaranty agreement.

      STANFORD SHOPPING CENTER INTERCREDITOR AGREEMENT. The Stanford Shopping Center Intercreditor Agreement governs various matters regarding the respective rights and obligations of the trust fund, as holder of the Stanford Shopping Center Mortgage Loan, and the holder of the Stanford Shopping Center Companion Loan. For example, the Stanford Shopping Center Intercreditor Agreement provides, among other things, that all amounts received in respect of the Stanford Shopping Center Total Loan will be paid, on a PRO RATA and PARI PASSU basis, to the holders of the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan.

      In addition, pursuant to the Stanford Shopping Center Intercreditor Agreement, the trust fund, as holder of the Stanford Shopping Center Mortgage Loan, which represents more than 50% of the total outstanding principal balance of the Stanford Shopping Center Total Loan, will be entitled--

      - subject to the discussion under "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" above, to replace the special servicer under the series 2003-C5 pooling and servicing agreement, with or without cause, solely in respect of the Stanford Shopping Center Total Loan; and

      - subject to the discussion under "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" above, to direct the special servicer under the series 2003-C5 pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center Total Loan;

provided that those rights may be exercised by a designee or representative of the actual holder. In accordance with the series 2004-C1 pooling and servicing agreement, that designee will be the Series 2004-C1 Directing Certificateholder.

      Furthermore, pursuant to the Stanford Shopping Center Intercreditor Agreement, the Series 2004-C1 Directing Certificateholder (as designee of the trust fund in respect of the Stanford Shopping Center Mortgage Loan) will be entitled to--

      - purchase the Stanford Shopping Center Companion Loan under various default scenarios; provided that such purchase right will be subject to the right of the holder of the Stanford Shopping Center Companion Loan or its designee to exercise the right to purchase the Stanford Shopping Center Mortgage Loan; and

- cure certain defaults with respect to the Stanford Shopping Center Total Loan; provided that such right to cure defaults may also be exercised by the holder of the Stanford Shopping Center Companion Loan or its designee.

      See "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" above.

                                  MAYFAIR MALL

                                LOAN INFORMATION

PRINCIPAL BALANCE:                        ORIGINAL          CUT-OFF DATE
                                          --------         --------------
   MAYFAIR MALL MORTGAGE LOAN (1)         $  70,000,000    $   69,072,487

   MAYFAIR MALL
   COMPANION LOANS(1)                     $ 130,000,000    $  128,277,475

   MAYFAIR MALL TOTAL LOAN (1)            $ 200,000,000    $  197,349,962
                                          -------------    --------------

FIRST PAYMENT DATE:                       August 11, 2003

MORTGAGE INTEREST RATE:                   3.1080% per annum

AMORTIZATION TERM:                        360 months

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            July 11, 2008

MATURITY/ARD BALANCE:                     $62,525,033

BORROWER:                                 Mayfair Property Inc.

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except
                                          during  the last  three  months
                                          prior to the maturity date

LOAN PER SQUARE FOOT (2):                 $154

ONGOING RESERVES:                         Tax and Insurance Reserve          (3)
                                          Rollover Reserve                   (4)
                                          Replacement Reserve                (5)

LOCKBOX:                                  Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Portfolio

PROPERTY TYPE:                            Mixed-Use

PROPERTY SUB-TYPE:                        Retail/Office

LOCATION:                                 Wauwatosa, Wisconsin

YEAR BUILT/RENOVATED:                     1957/2003

SQUARE FEET:                              1,277,483

OCCUPANCY AT U/W (6):                     93%

OWNERSHIP INTEREST:                       Fee

                                  % OF                  OPERATING COVENANTS/
MAJOR TENANTS:                    NRSF         NRSF      LEASE EXPIRATION
--------------                    ----       -------    --------------------
MAYFAIR MALL - RETAIL
Marshall Field's                  33.6%      288,596         1/31/2007
AMC Theater                       10.4%       89,149         4/30/2019
Barnes & Noble                     3.6%       30,925         1/31/2014

MAYFAIR MALL - OFFICE COMPLEX:
St. Joseph's                      13.1%       54,932         9/30/2008
Aurora Health Care                 7.7%       32,118        11/30/2011
Firstar Bank
  Milwaukee NA                     2.2%        9,251        12/31/2005

PROPERTY MANAGEMENT:                      General Growth Management, Inc.

U/W NCF:                                  $24,443,594

U/W DSCR (7):                             2.38x

APPRAISED VALUE:                          $330,000,000

APPRAISAL DATE:                           June 5, 2003

CUT-OFF DATE LTV RATIO (2):               59.8%

MATURITY/ARD LTV RATIO (8):               54.1%

(1) The Mayfair Mall Total Loan is comprised of two components: (a) the Mayfair Mall Mortgage Loan, with a cut-off date principal balance of $69,072,487 and an initial mortgage interest rate of 3.1080% per annum; and (b) the Mayfair Mall Companion Loans, with an aggregate cut-off date principal balance of $128,277,475 and an initial mortgage interest rate of 3.1080% per annum. The Mayfair Mall Mortgage Loan is PARI PASSU in right of payment with the two Mayfair Mall Companion Loans. The Mayfair Mall Mortgage Loan represents 35.0% of the Mayfair Mall Total Loan.

(2) Based on the total cut-off date principal balance of the Mayfair Mall Total Loan.

(3) Following a cash management trigger event, the borrower is required to make monthly deposits into the tax and insurance reserve fund in the amount of one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months; provided that the borrower will not be required to make deposits for insurance premiums if the borrower provides evidence that the Mayfair Mall Property is insured pursuant to blanket insurance policies as permitted under the loan documents, the premiums for which have been prepaid for not less than one year.

(4) Following a cash management trigger event, the borrower will be required to make monthly deposits in the amount of $119,969 into the rollover reserve fund until the fund equals $1,439,624.

(5) Following a cash management trigger event, the borrower will be required to make monthly deposits in the amount of $17,716 into the replacement reserve fund until the fund equals $212,589.

(6)   Occupancy at U/W is based on the July 16, 2003 rent roll.

(7)   Based on total debt service for the Mayfair Mall Total Loan.

(8)   Based on the total Maturity/ARD Balance for the Mayfair Mall Total Loan.

      THE LOAN. The fourth largest loan was originated on June 13, 2003. The Mayfair Mall Mortgage Loan is secured by a first priority mortgage encumbering a regional enclosed mall and office complex located in Wauwatosa, Wisconsin.

      THE BORROWER. Mayfair Property Inc., the borrower under the Mayfair Mall Mortgage Loan, is a corporation organized under the laws of the state of Delaware, and has as its sole shareholder GGP Ivanhoe II, Inc., a Delaware corporation. GGP Ivanhoe II, Inc. has as its majority shareholder GGP Ivanhoe III, Inc., a Delaware corporation. GGP Ivanhoe III, Inc. has as its sole shareholder GGP Limited Partnership, a Delaware limited partnership. GGP Limited Partnership has as its general partner General Growth Properties, Inc., a Delaware corporation.

      General Growth Properties, Inc., founded in 1954, is a real estate investment trust that owns a diversified portfolio of interests in 169 properties with 146 million square feet of retail space and regional malls in 41 states. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

      THE PROPERTY. The Mayfair Mall Property is a regional enclosed retail mall and office complex situated on 71.40 acres in Wauwatosa, Wisconsin. The mall was originally built in 1957, renovated in 2003, and contains 1,277,483 net rentable square feet. The Mayfair Mall Property is anchored by Marshall Field's, Boston Store and American Multi-Cinema, Inc. Boston Store owns its store and underlying land and is therefore not included as part of the collateral. The property is located at the intersection of North Mayfair Road and West North Avenue.

      PROPERTY MANAGEMENT. The Mayfair Mall Property is managed by General Growth Management, Inc.

      CASH MANAGEMENT. The borrower under the Mayfair Mall Mortgage Loan must cause the tenants at the Mayfair Mall Property to deposit their rental payments into a bank account controlled by the lender. The borrower is entitled to receive the funds in the account free and clear of the lender's interest therein; provided that, upon (a) the occurrence and during the continuance of an event of default under the Mayfair Mall Total Loan or (b) the debt service coverage ratio for the Mayfair Mall Total Loan being less than 1.35x for the 12 calendar months immediately preceding the date of determination, the lender will have sole dominion and control over the account, and the funds therein will be applied as set forth in the related loan documents.

      OTHER FINANCING. The Mayfair Mall Mortgage Loan is secured by the Mayfair Mall Property, on a PARI PASSU basis, with the Mayfair Mall Companion Loans. Each of the Mayfair Mall Companion Loans has the same interest rate, maturity date and amortization term as the Mayfair Mall Mortgage Loan. The Mayfair Mall Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $128,277,475. The Mayfair Mall Companion Loans are NOT included in the trust fund. Legal title to the Mayfair Mall Companion Loans is held by Wells Fargo Bank, N.A., as trustee on behalf of the series 2003-C4 certificateholders and the series 2003-C5 certificateholders, which may, at any time, sell or transfer any Mayfair Mall Companion Loan subject to compliance with the requirements of the Mayfair Mall Intercreditor Agreement and the related pooling and servicing agreements.

      The Mayfair Mall Total Loan will be serviced pursuant to the series 2003-C4 pooling and servicing agreement.

      MAYFAIR MALL INTERCREDITOR AGREEMENT. The Mayfair Mall Intercreditor Agreement governs the respective rights and obligations of the trust fund, as holder of the Mayfair Mall Mortgage Loan, and the holders of the Mayfair Mall Companion Loans. For example, the Mayfair Mall Intercreditor Agreement provides, among other things, that all amounts received in respect of the Mayfair Mall Total Loan will be paid, on a PRO RATA and PARI PASSU basis, to the holder of the Mayfair Mall Mortgage Loan and the respective holders of the Mayfair Mall Companion Loans.

      In addition, pursuant to the Mayfair Mall Intercreditor Agreement, the holder or holders of such mortgage loans comprising the Mayfair Mall Total Loan as at the relevant time represent more than 50% of the total unpaid principal balance of the entire Mayfair Mall Total Loan, will be entitled--

- subject to the discussion under "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" above, to replace the special servicer under the series 2003-C4 pooling and servicing agreement, with or without cause, solely in respect of the Mayfair Mall Total Loan; and

- subject to the discussion under "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" above, to direct the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan;

provided that any holder of a mortgage loan comprising the Mayfair Mall Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder.

      In addition, also pursuant to the Mayfair Mall Intercreditor Agreement, each of the respective holders of a mortgage loan comprising the Mayfair Mall Total Loan will be entitled, directly or through a representative or designee (which will be the Series 2004-C1 Directing Certificateholder in the case of the Mayfair Mall Mortgage Loan), to--

      - consult with -- but, except as contemplated by the prior paragraph, not direct -- the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan;

      - purchase the other mortgage loans comprising the Mayfair Mall Total Loan under various default scenarios; and

      - cure defaults with respect to the other mortgage loans comprising the Mayfair Mall Total Loan;

provided that the purchase option of the holder of the Mayfair Mall Mortgage Loan or its designee described in the second bullet above will generally be subject to the right of the holder of a Mayfair Mall Companion Loan or its designee to purchase the Mayfair Mall Mortgage Loan.

      See "--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" above.

                         MERISTAR HOSPITALITY PORTFOLIO

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:           $49,701,334

FIRST PAYMENT DATE:                       November 11, 2003

MORTGAGE INTEREST RATE (1):               6.8800% per annum

AMORTIZATION TERM:                        300 months

ANTICIPATED REPAYMENT DATE:               October 11, 2013

MATURITY DATE:                            October 11, 2028

MATURITY/ARD BALANCE:                     $39,855,081

BORROWER:                                 Meristar Arlington & Towers
                                          SPE, LLC and Meristar Columbia
                                          SPE, LLC

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except during the
                                          last three months prior to the
                                          anticipated repayment date

LOAN PER ROOM (2):                        $100,003

UP-FRONT RESERVES:                        Engineering Reserve                (3)

ONGOING RESERVES:                         Tax and Insurance Reserve          (4)
                                          Replacement Reserve                (5)

LOCKBOX:                                  Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Portfolio

PROPERTY TYPE:                            Hotel

PROPERTY SUB-TYPE:                        Full Service

LOCATION:                                 Arlington, Virginia and
                                          Columbia, Maryland

YEAR BUILT/RENOVATED:                     Arlington: 1989/2002
                                          Columbia: 1972/1998

NUMBER OF ROOMS:                          Arlington:   209
                                          Columbia:  288

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Interstate Management
                                          Company, L.L.C.

U/W NCF:                                  $6,591,948

U/W DSCR:                                 1.57x

APPRAISED VALUE (6):                      $70,000,000

APPRAISAL DATE:                           7/1/2003

CUT-OFF DATE LTV RATIO (2):               71.0%

MATURITY/ARD LTV RATIO:                   56.9%

(1) After October 11, 2013, the mortgage interest rate increases by 2.0000% to 8.8800% per annum.

(2) Based on the cut-off date principal balance of the Meristar Hospitality Portfolio Mortgage Loan.

(3) The borrower was required, at closing, to deposit $22,088 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering report delivered to the lender in connection with the funding of the Meristar Portfolio Mortgage Loan.

(4) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(5) In addition to initial deposits, the borrower is required to deposit an amount equal to 4.0% of gross income from operations from each individual property for each calendar month to fund ongoing repairs and replacements.

(6) The appraised value of the Meristar Hospitality Portfolio consists of an appraisal of $33,000,000 for the Arlington, Virginia property and an appraisal of $37,000,000 for the Columbia, Maryland property.

      THE LOAN. The fifth largest loan was originated on September 25, 2003. The Meristar Hospitality Portfolio Mortgage Loan is secured by a first priority mortgage encumbering two hotels located in Arlington, Virginia and Columbia, Maryland, respectively.

      THE BORROWER. The borrowers under the Meristar Hospitality Portfolio Mortgage Loan are (a) Meristar Arlington & Towers SPE, LLC and (b) Meristar Columbia SPE, LLC. The borrowers are both limited liability companies organized under the laws of the state of Delaware. The sponsor, Meristar Hospitality, is a Maryland corporation and owns and manages more than 300 properties in 42 states.

      THE PROPERTIES. The Meristar Hospitality Portfolio Property consists of
(a) the Sheraton Columbia Hotel located at 10207 Wincopin Circle, Columbia, Maryland and (b) the Hilton Arlington & Towers located at 950 North Stafford Street, Arlington, Virginia. The Sheraton Columbia Hotel features 288 guestrooms comprising of 95 king guest rooms, 65 queen guest rooms, 114 double guest rooms, eight suites and six ADA conformed guestrooms. Each guestroom features either one king sized bed, one queen bed or two double beds; an easy chair; cable television; telephone with voice mail; work desk; coffee maker; hairdryer; iron and ironing board; and individually controlled HVAC units. In addition to guestrooms, the

Sheraton Columbia Hotel contains approximately 12,540 square feet of meeting and banquet space, the 110-seat Waterside Restaurant, the 60-seat Key's Lounge, an outdoor swimming pool, an exercise room, a gift shop and a business center. The Hilton Arlington & Towers is a full-service hotel featuring a total of 209 guestrooms divided into 124 king rooms, 75 double/double rooms, five suites, and five ADA configured rooms. In addition to the guest rooms, the Hilton Arlington & Towers has approximately 6,162 square feet of meeting space, a restaurant and bar and a gift shop. The guestrooms and restaurant underwent extensive renovations in 1996.

      PROPERTY MANAGEMENT. The Meristar Hospitality Portfolio Property is managed by Interstate Management Company, L.L.C.. The management agreement generally provides for a management fee of (a) not less than 2.5% and (b) not greater than 4.0% of aggregate Meristar Hospitality Portfolio Property revenues per annum. The management of the Meristar Hospitality Portfolio Property will be performed by either Interstate Management Company, L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Meristar Hospitality Portfolio Property; provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2004-C1 certificates. The lender under the Meristar Hospitality Portfolio Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Meristar Hospitality Portfolio Mortgage Loan. Interstate Management Company, L.L.C. manages over 107 hotels comprising over 27,581 rooms. Interstate Management Company, L.L.C. is headquartered in Arlington, Virginia.

      CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt into a lockbox account under the control of the lender.

                             NORTHFIELD SQUARE MALL

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE (1):       $31,948,769

FIRST PAYMENT DATE:                       March 11, 2004

MORTGAGE INTEREST RATE:                   6.0450% per annum

AMORTIZATION TERM:                        300 months

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            February 11, 2014

MATURITY/ARD BALANCE:                     $24,815,614

BORROWER:                                 Northfield Square, L.L.C.

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasatnce except during the
                                          last six months prior to the maturity
                                          date.

LOAN PER SQUARE FOOT (1):                 $84

UP-FRONT RESERVES:                        Anchor Lease Reserve               (2)
                                          Engineering Reserve                (3)

ONGOING RESERVES:                         Anchor Lease Reserve               (2)
                                          Tax Reserve                        (4)
                                          Replacement Reserve                (5)
                                          TI/LC Reserve                      (6)

LOCKBOX:                                  Hard

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Bourbonnais, Illinois

YEAR BUILT/RENOVATED:                     1990/1996

SQUARE FEET:                              381,877

OCCUPANCY AT U/W (7):                     90%

OWNERSHIP INTEREST:                       Fee

                         % OF                   OPERATING COVENANTS/
MAJOR TENANTS:           NRSF        NRSF         LEASE EXPIRATION
--------------           ----        ----         ----------------
Sears                   28.1%      107,118            7/31/2010
Carson Pirie Scott      16.1%       61,665            2/2/2006
Cinemark Movies 10       6.9%       26,371            2/29/2012

PROPERTY MANAGEMENT:                      Simon Property Group (Illinois), L.P.

U/W NCF:                                  $3,383,949

U/W DSCR:                                 1.36x

APPRAISED VALUE:                          $46,500,000

APPRAISAL DATE:                           December 15, 2003

CUT-OFF DATE LTV RATIO (1):               68.7%

MATURITY/ARD LTV RATIO:                   53.4%

(1) Based on the cut-off date principal balance of the Northfield Square Mall Mortgage Loan.

(2) The borrower made a one-time deposit of $200,000 into an anchor lease reserve and is required to deposit $8,333 per month into such anchor lease reserve fund.

(3)   The borrower made a one-time deposit of $75,162 to fund required repairs.

(4) The borrower is required to make monthly deposits of one-twelfth of the taxes that lender estimates, based on the most recent tax bill or such increased estimate not to exceed 105% of the most recent tax bill, will be payable during the next ensuing 12 months, into the tax escrow fund in order to accumulate with the lender sufficient funds to pay all taxes at least 30 days prior to their respective due dates.

(5) The borrower is required to make monthly deposits in the amount of $6,936 into a replacement reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering report delivered to the lender in connection with the funding of the Northfield Square Mall Mortgage Loan; provided that the borrower will not be required to make any payments into the replacement reserve fund if the balance of the reserve equals or exceeds $150,000.

(6) The borrower is required to deposit $22,000 per month into a rollover reserve to fund tenant improvement and leasing commission obligations; provided that the borrower will not be required to make any payments into the rollover reserve fund if the balance of the reserve equals or exceeds $500,000.

(7)   Occupancy at U/W is based on the December 8, 2003 rent roll.

      THE LOAN. The sixth largest loan was originated on January 20, 2004. The Northfield Square Mall Mortgage Loan is secured by a fee interest in an anchored retail property located in Bourbonnais, Illinois.

      THE BORROWER. The borrower under the Northfield Square Mortgage Loan is Northfield Square, L.L.C., a single-purpose limited liability company organized under the laws of the state of Delaware. Simon Property Group, L.P. indirectly owns the borrower. The borrower has as its sole member Northfield Center Limited Partnership, a limited partnership organized under the laws of the state of Illinois. The sponsor, Simon Property Group, L.P., was founded in 1960 and currently has an interest in 258 properties containing an aggregate of 195 million square feet of gross leasable area in 37 states in the U.S. as well as an interest in nine assets in Europe and Canada.

      THE PROPERTY. Northfield Square Mall is a regional, enclosed retail mall located in Bourbonnais, Illinois. Northfield Square Mall was originally built in 1990, renovated in 1996 and contains 381,877 net rentable square feet. Northfield Square Mall is anchored by Carson Pirie Scott, Sears and Cinemark Movies 10.

      PROPERTY MANAGEMENT. The Northfield Square Mall Property is managed by Simon Property Group (Illinois), L.P., an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of total collections in addition to leasing commissions and other specialized fees, all of which are subordinated to the Northfield Square Mall Mortgage Loan. The management of the Northfield Square Mall Property will be performed by either Simon Property Group (Illinois), L.P. or a substitute manager, which, in the reasonable judgment of lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value to the Northfield Square Mall Property; provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2004-C1 certificates. The lender under the Northfield Square Mall Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Northfield Square Mall Mortgage Loan.

      CASH MANAGEMENT/LOCKBOX. The borrower under the Northfield Square Mall Mortgage Loan must cause the tenants at Northfield Square Mall Property to deposit their rental payments into a lockbox account controlled by the lender. All amounts on deposit in the lockbox account are automatically transferred weekly to a cash management account controlled by the lender. The borrower does not have access to funds in the lockbox account and the cash management account.

                                  TVO PORTFOLIO

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:           $25,537,632

FIRST PAYMENT DATE:                       February 11, 2003

MORTGAGE INTEREST RATE:                   6.1000% per annum

AMORTIZATION TERM:                        360 months

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            January 11, 2008

MATURITY/ARD BALANCE:                     $24,241,202

BORROWER:                                 TVO French Quarter Partners, L.P.; TVO
                                          KC Club Partners, L.P.; Persimmon
                                          Ridge Partners EO, L.P.; TVO Sycamore
                                          LLC; and TVO Hillside, L.L.C.

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except during the
                                          last five months prior to the maturity
                                          date (1)

LOAN PER UNIT (2):                        $24,603

UP-FRONT RESERVES:                        Engineering Reserve                (3)

ONGOING RESERVES:                         Tax and Insurance Reserve          (4)
                                          Replacement Reserve                (5)

LOCKBOX:                                  Springing

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Portfolio

PROPERTY TYPE:                            Multifamily

PROPERTY SUB-TYPE:                        Conventional

LOCATION:                                 Various

YEAR BUILT/RENOVATED:                     Various

UNITS:                                    1,038

OCCUPANCY AT U/W (6):                     86%

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      EPT Management Company

U/W NCF:                                  $2,642,397

U/W DSCR:                                 1.40x

APPRAISED VALUE:                          $32,950,000

APPRAISAL DATE:                           Various

CUT-OFF DATE LTV RATIO (2):               77.5%

MATURITY/ARD LTV RATIO:                   73.6%

(1) If the TVO Portfolio Mortgage Loan defeases within two years from the date of initial issuance of the offered certificates, then the related mortgage loan seller would be required to repurchase the TVO Portfolio Mortgage Loan, prior to the occurrence of that defeasance, at a price generally equal to the price at which it would repurchase an underlying mortgage loan for a material breach of representation and warranty or a material document defect. Defeasance cannot occur, however, before January 11, 2006.

(2) Based on the cut-off date principal balance of the TVO Portfolio Mortgage Loan.

(3) The borrower was required, at closing, to deposit $1,276,612 into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering firm delivered to the lender in connection with the funding of the TVO Portfolio Mortgage Loan.

(4) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(5) The borrower is required to make monthly deposits in the amount of one-twelfth of $259,500 into the replacement reserve fund.

(6)   Occupancy at U/W based on November 20, 2003 rent roll.

      THE LOAN. The seventh largest loan was originated on December 31, 2002. The TVO Portfolio Mortgage Loan is secured by a first priority mortgage encumbering a portfolio of five multifamily properties located in Texas, Missouri and Tennessee.

      THE BORROWERS. Each of the following borrowers (a) is a single purpose entity and (b) has an independent director in its organizational structure:

      (1) TVO French Quarter Partners, L.P., a Texas limited partnership, whose general partner is TVO Falls, Inc., a Texas corporation.

      (2) TVO KC Club Partners, L.P., a Missouri limited partnership, whose general partner is TVO Booth, Inc., a Missouri corporation.

      (3) Persimmon Ridge Partners EO, L.P., a Texas limited partnership, whose general partner is The Timbers GP, Inc., a Texas corporation.

      (4) TVO Sycamore LLC, a Delaware limited liability company, whose managing member is Sycamore Managing Member, Inc., a Delaware corporation.

      (5) TVO Hillside, L.L.C., a Delaware limited liability company, whose managing member is Hillside Managing Member Inc., a Delaware corporation.

      The sponsor of each of the borrowers is the Vandenburg Organization, Inc. ("TVO"). TVO was formed in 1983 and owns and manages over 20,000 units in 16 states.

      THE PROPERTIES. The TVO Portfolio Properties consist of five multifamily rental properties that are cross-defaulted and cross-collateralized. The following table identifies those properties and sets forth the specified information with respect to each of them:

                                                   ALLOCATED    YEAR BUILT/
          PROPERTY                LOCATION        LOAN AMOUNT    RENOVATED    OCCUPANCY   UNITS
       French Quarter         Wichita Falls, TX    $8,734,000      1972          92%       372
  Garden Pointe Apartments     Kansas City, MO     $5,360,000      1986          85%       200
     Timbers Apartments         Amarillo, TX       $4,764,000      1976          80%       224
Sycamore Village Apartments      Memphis, TN       $3,573,000      1977          88%       114
  Hillside Park Apartments     Kansas City, MO     $3,450,000      1983          81%       128

      PROPERTY MANAGEMENT. The TVO Portfolio Properties are subject to five separate property management agreements, each between EPT Management Company, a Texas corporation, and the respective property owner, with management fees as follows:

      (1)   French Quarter - 4.0% of monthly gross receipts.

      (2)   Garden Pointe Apartments - 3.5% of monthly gross receipts.

      (3)   Timbers Apartments - 4.0% of monthly gross receipts.

      (4)   Sycamore Village Apartments - 4.0% of monthly gross receipts.

      (5)   Hillside Park Apartments - 4.0% of monthly gross receipts.

As long as there is no event of default under the TVO Portfolio Mortgage Loan documents, the manager is entitled to receive its fee.

      EPT Management, an affiliate of the sponsor, manages all of TVO's properties.

      The lender may terminate the manager for any of the following reasons: (a) for cause (including gross negligence, willful misconduct or fraud), (b) any event of default under the TVO Portfolio Mortgage Loan documents, or (c) any change in control of the manager. Any replacement manager must be a reputable management company having a senior executive with at least seven years of experience in the management of multifamily apartments, must be the manager for at least five properties comparable to the applicable TVO Portfolio Property and must be reasonably acceptable to the lender.

      CASH MANAGEMENT. The borrower/manager under the TVO Portfolio Mortgage Loan must collect income from each property and deposit same into a rent account to which the borrower has access until the occurrence of a trigger event, including (a) any period during which the debt service coverage ratio is less than 1.10x (based on a trailing 12-month basis as of any date) or (b) the period of time from the occurrence of an event of default to the payment in full of the indebtedness or

(c) until all deferred maintenance work is completed and paid for in full. Following the occurrence of such a trigger event, a lockbox is to be put into effect, and the borrower will not have access to funds in the rent account and the lender will receive funds from the rent account sufficient to cover all required payments under the TVO Portfolio Mortgage Loan.

                               WESTCOAST PORTFOLIO

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:           $25,151,210

FIRST PAYMENT DATE:                       August 11, 2003

MORTGAGE INTEREST RATE:                   6.7000% per annum

AMORTIZATION TERM:                        300 months

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            July 11, 2013

MATURITY/ARD BALANCE:                     $20,134,750

BORROWER:                                 Various

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance until after the
                                          date three months prior to the
                                          maturity date

LOAN PER ROOM (1):                        Red Lion Hotel - Pasco Mortgage Loan:
                                          $36,556
                                          Red Lion Hotel - Richland Hanford
                                          Mortgage Loan:
                                          $27,247
                                          Red Lion Hotel - Redding
                                          Mortgage Loan:
                                          $25,787
                                          Red Lion Hotel - Salt Lake
                                          Downtown Mortgage Loan:
                                          $15,118

UP-FRONT RESERVES:                        Environmental Reserve              (2)
                                          Engineering Reserve                (3)
                                          Termite Reserve                    (4)
                                          COE Payment Reserve                (5)

ONGOING RESERVES:                         FF&E Reserve                       (6)
                                          Tax and Insurance                  (7)
                                          Curtailment Reserve                (8)

LOCKBOX:                                  Hard

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                   Portfolio

PROPERTY TYPE:                            Hotel

PROPERTY SUB-TYPE:                        Full Service

LOCATION:                                 Various

YEAR BUILT/RENOVATED:                     Various

ROOMS:                                    Various

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      WestCoast Hotels, Inc.

U/W NCF:                                  $3,968,226

U/W DSCR (9):                             1.89x

APPRAISED VALUE:                          $39,600,000

APPRAISAL DATE:                           Various

CUT-OFF DATE LTV RATIO (10):              63.5%

MATURITY/ARD LTV RATIO (11):              50.8%

(1) Based on the cut-off date principal balance of the subject Red Lion Hotel Mortgage Loan.

(2) Environmental reserve funds were established for the Red Lion Hotel - Pasco ($232,500), the Red Lion Hotel - Richland Hanford House Mortgage Loan ($1,500), and the Red Lion Hotel - Redding Mortgage Loan ($1,500) to fund the borrower's performance of environmental work at the Red Lion Hotel - Pasco Property, the Red Lion Hotel - Richland Hanford House Property and the Red Lion Hotel - Redding Property, respectively.

(3) The borrowers were required, at closing, to deposit an amount into an engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering firm delivered to the lender in connection with the funding of the Red Lion Hotel - Pasco Mortgage Loan ($71,625), the Red Lion Hotel - Richland Hanford House Mortgage Loan ($48,875), the Red Lion Hotel - Redding Mortgage Loan ($53,875), and the Red Lion Hotel - Salt Lake Downtown Mortgage Loan ($9,000), respectively.

(4) A termite reserve fund was established for the Red Lion Hotel - Redding Mortgage Loan ($57,000) to fund the borrowers performance of specified treatment or remediation at the Red Lion Hotel - Redding Property.

(5) If the borrower of the Red Lion Hotel - Richland Hanford House Mortgage Loan enters into a lease over adjoining property to accommodate some protruding incidental improvements, the borrower shall be required to make monthly deposits into a COE payment reserve to cover the annual lease rental payments.

(6) Each borrower under a Red Lion Hotel Mortgage Loan is required to deposit 5.0% of the "gross revenues" from the related Red Lion Hotel Property per month into an FF&E reserve fund during the first three years of the term of that Red Lion Hotel Mortgage Loan, and 4.0% of such "gross revenues" thereafter.

(7) Each borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(8) To the extent each of the borrowers has not obtained a written loan commitment for take-out financing on or before 90 days prior to the maturity date, cash flow from the respective property will thereafter be deposited into the curtailment reserve fund.

(9)   Based on all the Red Lion Hotel Mortgage Loans and Red Lion Hotel
      Properties.

(10) Based on the total cut-off date principal balance of the Red Lion Hotel Mortgage Loans.

(11)  Based on the Total Maturity/ARD Balance for the Red Lion Mortgage Loans.

      THE PORTFOLIO. The Red Lion Hotel Mortgage Loans consist of the Red Lion Hotel - Pasco Mortgage Loan, the Red Lion Hotel - Richland Hanford House Mortgage Loan, the Red Lion Hotel - Redding Mortgage Loan and the Red Lion Hotel
- Salt Lake Downtown Mortgage Loan, which four (4) mortgage loans are cross-defaulted and cross-collateralized.

      THE BORROWERS. Each of the following borrowers is (a) a limited liability company organized under the laws of the state of Delaware, (b) wholly owned by its single member, (c) governed by a board of directors that includes one independent director and (d) sponsored by WestCoast Hospitality Corporation.

      (1) The borrower under the Red Lion Hotel - Pasco Mortgage Loan is WHC837, LLC, whose single member is WHC837-M, LLC.

      (2) The borrower under the Red Lion Hotel - Richland Hanford House Mortgage Loan is WHC841, LLC, whose single member is WHC841-M, LLC.

      (3) The borrower under the Red Lion Hotel - Redding Mortgage Loan is WHC840, LLC, whose single member is WHC840-M, LLC.

      (4) The borrower under the Red Lion Hotel - Salt Lake Downtown Mortgage Loan is WHC816, LLC, whose single member is WHC816-M, LLC.

      WestCoast Hospitality Corporation is headquartered in Spokane, Washington, and owns and/or operates more than 70 full-service hospitality properties in 12 states with over 12,500 rooms and more than 585,000 square feet of meeting space.

      THE PROPERTIES. The Red Lion Hotel Properties consist of four hotel properties. The following table identifies those properties and sets forth the specified information with respect to each of them.

                                                            CUT-OFF DATE    YEAR BUILT/
            PROPERTY                      LOCATION            BALANCE        RENOVATED    OCCUPANCY   ROOMS
 Red Lion Hotel - Pasco Property    Pasco, Washington      $   10,199,113    1969/2001       74%       279
   Red Lion Hotel - Salt Lake       Salt Lake City, Utah   $    5,941,231    1969/2002       54%       393
       Downtown Property
Red Lion Hotel - Redding Property    Redding, California   $    4,951,026    1972/2003       70%       192
Red Lion Hotel - Richland Hanford   Richland, Washington   $    4,059,841    1968/1999       68%       149
         House Property

      PROPERTY MANAGEMENT. The Red Lion Hotel Properties are each subject to a separate management agreement between the related borrower and WestCoast Hotels, Inc., an affiliate of each of the borrowers. Each management agreement generally provides for a management fee of 4.0% of gross collections in respect of each of the Red Lion Hotel Properties for the prior month, which is subordinated to the Red Lion Hotel Mortgage Loans. The lender under each Red Lion Hotel Mortgage Loan has the right to require a termination of the relevant management agreement
(a) at any time based upon gross negligence, willful misconduct or fraud of the property manager or the property manager's default beyond the expiration of any applicable notice or grace period in the performance of its obligations under the related management agreement; (b) at any time after the occurrence and during the continuance of an event of default with respect to any amounts payable by the borrower under the related loan documents; (c) at any time the related property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; or (d) after any change of the general partner of the related property manager.

      CASH MANAGEMENT/LOCKBOX. The borrower under each Red Lion Hotel Mortgage Loan must deposit, or cause the related property manager to deposit, income received from each Red Lion Hotel Property and shall cause credit card

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companies to directly deposit proceeds into a lockbox account in respect of each
Red Lion Hotel Mortgage Loan. The lockbox account bank has been directed to block each borrower's access to the related lockbox account, and to transfer on a daily basis to a cash management account controlled by each lender all deposits into the related lockbox account.

      FUTURE SUBORDINATE DEBT. The borrower under each Red Lion Hotel Mortgage Loan is permitted to incur trade and operational debt (including debt related to furniture, fixtures and equipment or the leases therefor) in the ordinary course of business; provided that the following requirements are satisfied in respect of each Red Lion Hotel Mortgage Loan: (a) except for equipment leases, such trade and operations debt shall not exceed 60 days in duration so long as the aggregate balance of the crossed loans (in the aggregate) exceeds $20,000,000;
(b) the aggregate trade or operational debt and leases (taking into account all crossed properties) shall not exceed 4.0% of the aggregate loan balances of the crossed properties and (c) all debt related to furniture, fixtures or equipment (including equipment leases) incurred by the borrower under each Red Lion Hotel Mortgage Loan shall not exceed $250,000.

                    BRISTOL PARK AT ENCINO COMMONS APARTMENTS

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE (1):       $24,000,000

FIRST PAYMENT DATE:                       January 1, 2004

MORTGAGE INTEREST RATE:                   5.6200% per annum

AMORTIZATION TERM (2):                    360 months

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            December 1, 2013

MATURITY/ARD BALANCE:                     $20,967,219

BORROWER:                                 MBS-The View, LTD.

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout: 35 months Greater of YM or
                                          1%: 81 months Open: 4 months

LOAN PER UNIT (1):                        $74,074

UP-FRONT RESERVES:                        Engineering Reserve:               (3)
                                          Replacement Reserve:               (4)

ONGOING RESERVES:                         Tax & Insurance Escrow             (5)
                                          Replacement Reserve                (4)

LOCKBOX:                                  None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Multifamily

PROPERTY SUB-TYPE:                        Conventional

LOCATION:                                 San Antonio, Texas

YEAR BUILT:                               2002

UNITS:                                    324

OCCUPANCY AT U/W (6):                     93%

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      MBS Management Services, Inc.

U/W NCF:                                  $2,100,431

APPRAISED VALUE:                          $30,000,000

APPRAISAL DATE:                           October 7, 2003

CUT-OFF DATE LTV RATIO (1):               80.0%

MATURITY/ARD LTV RATIO:                   69.9%

U/W DSCR:                                 1.27x

(1) Based on the cut-off date principal balance of the Bristol Park at Encino Commons Apartments Mortgage Loan.

(2) The Bristol Park at Encino Commons Apartments Mortgage Loan has an interest-only period of 21 months.

(3) Even though the engineering report delivered to lender did not recommend any immediate repairs, the borrower funded a $157,000 engineering reserve at closing to fund repairs that it anticipated completing.

(4) The borrower deposited $243,000 at closing as a partial funding of a replacement reserve to fund ongoing repairs and replacement. Beginning with the 37th monthly loan payment, the borrower is also required to deposit $6,750 per month into this replacement reserve.

(5) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(6)   Occupancy at U/W is based on the October 1, 2003 rent roll.

      THE LOAN. The ninth largest loan was originated on November 20, 2003. The Bristol Park at Encino Commons Apartments Mortgage Loan is secured by a fee interest in a multifamily property in San Antonio, Texas.

      THE BORROWER. The borrower under the Bristol Park at Encino Commons Apartments Mortgage Loan is MBS-The View, LTD. The borrower is a single-purpose, limited partnership organized under the laws of the state of Texas. 21303 Encino Commons, LLC, a Texas limited liability company, is the 1% general partner of the borrower. The sponsor, Michael B. Smuck, is the president of MBS-Encino Commons, Inc., a Texas corporation, the managing member of 21303 Encino Commons, LLC.

      THE PROPERTY. The Bristol Park at Encino Commons Apartments Property is an apartment complex located at and commonly known as 21303 Encino Commons Road, San Antonio, Texas. The complex has 27 separate two-story buildings that include 108 one-bedroom units, 162 two-bedroom units and 54 three-bedroom units. General amenities include a clubhouse, a swimming pool, an outdoor heated spa, a fitness center, a movie theatre, controlled access gates, a car wash and a laundry facility. Individual unit amenities include intrusion alarms, washer/dryer connections, outside storage units and attached garage availability.

      PROPERTY MANAGEMENT. The Bristol Park at Encino Commons Apartments Property is managed by MBS Management Services, Inc., an affiliate of the borrower. MBS Management Services, Inc. manages multifamily properties containing nearly 14,000 apartment units. The management agreement generally provides for a management fee of a maximum of 4.0% of gross collections, which is subordinated to the Bristol Park at Encino Commons Apartments Mortgage Loan. The lender under the Bristol Park at Encino Commons Apartments Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default in connection with this mortgage loan.

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                              CANTERBURY APARTMENTS

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:           $23,000,000

FIRST PAYMENT DATE:                       November 11, 2003

MORTGAGE INTEREST RATE:                   5.3800% per annum

AMORTIZATION TERM:                        Interest only (1)

ANTICIPATED REPAYMENT DATE:               N/A

MATURITY DATE:                            October 11, 2013

MATURITY/ARD BALANCE (1):                 $23,000,000

BORROWER:                                 GP-Nashua Limited Partnership

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance except during the
                                          last two months prior to the maturity
                                          date

LOAN PER UNIT (2):                        $47,917

UP-FRONT RESERVES:                        Environmental Reserve              (3)
                                          Engineering Reserve                (4)

ONGOING RESERVES:                         Replacement Reserve                (5)
                                          Tax and Insurance Reserve          (6)

LOCKBOX:                                  None

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                  Single Asset

PROPERTY TYPE:                            Multifamily

PROPERTY SUB-TYPE:                        Conventional

LOCATION:                                 Nashua, New Hampshire

YEAR BUILT/RENOVATED:                     1973/2002

UNITS:                                    480

OCCUPANCY AT U/W (7):                     98%

OWNERSHIP INTEREST:                       Fee

PROPERTY MANAGEMENT:                      Jager Management, Inc.

U/W NCF:                                  $2,938,721

U/W DSCR:                                 2.34x

APPRAISED VALUE:                          $37,600,000

APPRAISAL DATE:                           July 17, 2003

CUT-OFF DATE LTV RATIO (2):               61.2%

MATURITY/ARD LTV RATIO:                   61.2%

(1) The Canterbury Apartments Mortgage Loan is interest only for the entire ten year term.

(2) Based on the cut-off date principal balance of the Canterbury Apartments Mortgage Loan.

(3) The borrower was required, at closing, to deposit $6,000 into the environmental reserve fund for immediate environmental repairs to be made at the Canterbury Apartments Property, which include the plugging and abandoning of the groundwater monitoring wells originally installed to ascertain if the Canterbury Apartments Property has been impacted by off-site contamination on adjacent property.

(4) The borrower was required, at closing, to deposit $45,000 into the engineering reserve fund for maintenance, repair and/or remedial or corrective work recommended by the engineering report delivered to the lender in connection with the funding of the Canterbury Apartments Mortgage Loan.

(5) The borrower is required to make monthly deposits in the amount of $10,000 ($250 per unit per year) into the replacement reserve fund. If the balance in the replacement reserve fund is equal to or greater than $120,000, the borrower shall not be obligated to make future deposits until the balance falls below $120,000.

(6) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months.

(7)   Occupancy at U/W is based on the November 24, 2003 rent roll.

      THE LOAN. The tenth largest loan was originated on September 30, 2003. The Canterbury Apartments Mortgage Loan is secured by a fee interest in a multifamily property located in Nashua, New Hampshire.

      THE BORROWER. GP-Nashua Limited Partnership, the borrower under the Canterbury Apartments Mortgage Loan, is a limited partnership organized under the laws of the state of Delaware, and is owned 1.0% by MP-2 Properties, Inc. and 99.0% by various class A and class B limited partners, with the largest interests held by Joel Gershman (17.99%), Edward Gildea (10.96%), Morton Waldfogel (10.96%), the 1990 Mark Perechocky Trust (10.83%) and Harry and Sandra Weiss (together, 10.11%). MP-2 Properties, Inc., a Delaware corporation, is the general partner of the borrower and is owned 100% by Mark Perechocky. MP-2 Properties, Inc. is not a special purpose corporation.

      THE PROPERTY. The Canterbury Apartments Property is situated on 28.039 acres in Nashua, New Hampshire. The Canterbury Apartments Property was built in 1973, renovated in 2002, and contains 480 units.

      PROPERTY MANAGEMENT. The Canterbury Apartments Property is subject to a management agreement between the borrower and Jager Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of monthly gross receipts, which is subordinate to the Canterbury Apartments Mortgage Loan. Jager Management, Inc. was founded in 1989 and currently owns and operates 2,335 multifamily units. In addition, Jager Management, Inc. currently manages four million square feet of retail property across the midwest and northeast United States. Jager Management, Inc. is headquartered in Maple Shade, New Jersey. The lender under the Canterbury Apartments Mortgage Loan has the right to require a termination of the management agreement if (a) an event of default under the Canterbury Apartments Mortgage Loan occurs and is continuing, (b) a material default occurs under the management agreement beyond any applicable grace or cure period, (c) the property manager becomes bankrupt or insolvent, or (d) the majority ownership or effective control over the property manager should change. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Canterbury Apartments Property, and the borrower shall have obtained an appropriate "no downgrade" assurance from any applicable rating agencies.

THE MORTGAGE LOAN SELLERS

      GENERAL. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

      - Column--161 mortgage loans, representing 69.3% of the initial mortgage pool balance;

      - PNC Bank, National Association--29 mortgage loans, representing 15.4% of the initial mortgage pool balance;

      - NCB, FSB--62 mortgage loans, representing 10.0% of the initial mortgage pool balance, and

      - KeyBank--10 mortgage loans, representing 5.3% of the initial mortgage pool balance.

      Each of the underlying mortgage loans was originated--

      - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

      -     by an affiliate of the related mortgage loan seller,

      - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program, or

      - in the case of 17 mortgage loans, representing 6.4% of the initial mortgage pool balance, that Column acquired from KeyBank in December 2003, by KeyBank.

      The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

      COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated approximately 5,800 commercial and multifamily rental mortgage loans totaling $49 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

      PNC BANK, NATIONAL ASSOCIATION AND AFFILIATES. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. At September 30, 2003, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc. Midland Loan Services, Inc. is a wholly owned subsidiary of PNC Bank.

      NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly owned subsidiary of NCB, one of the special servicers. NCB, FSB maintains an office at 1725 I Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, NCB, have originated over $4.0 billion in commercial and multifamily loans and securitized over $3.1 billion of such originations in 28 public securitization transactions.

      KEYBANK NATIONAL ASSOCIATION. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2003, KeyBank had total assets of approximately $74.32 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $69.25 billion and approximately $5.07 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, one of the master servicers. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

      THE EARLY SALE KEYBANK LOANS. In December 2003, Column acquired from KeyBank 17 of the mortgage loans that we intend to include in the trust, representing 6.4% of the initial mortgage pool balance. Column is identified in this prospectus supplement as the mortgage loan seller with respect to those mortgage loans. However, in connection with its sale of those mortgage loans, KeyBank agreed to be responsible for the delivery of various loan documents, and the making of various representations and warranties, to the trustee for the benefit of the series 2004-C1 certificateholders with respect to those mortgage loans. Accordingly, some of the obligations attributable in this prospectus supplement to the related mortgage loan seller will, in the case of the 17 mortgage loans sold by KeyBank to Column in December 2003, instead be obligations of KeyBank. We refer to those 17 mortgage loans in this prospectus supplement as the "Early Sale KeyBank Loans".

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

      On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2004-C1 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

      -     either--

            1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

            2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

      - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

      - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

      - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

      - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

      - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the applicable master servicer;

      - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

      - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

      - in those cases where applicable, the original or a copy of the related ground lease.

      The above loan documents, among others, with respect to the Mayfair Mall Mortgage Loan (with the exception of the original mortgage note evidencing the Mayfair Mall Mortgage Loan, which will be delivered to the trustee under the series 2004-C1 pooling and servicing agreement) have been delivered to, and the related assignments referred to in the fourth and fifth bullets of the prior paragraph are in favor of, the trustee under the series 2003-C4 pooling and servicing agreement. In addition, the above loan documents, among others, with respect to the Stanford Shopping Center Mortgage Loan (with the exception of the original mortgage note evidencing the Stanford Shopping Center Mortgage Loan, which will be delivered to the trustee under the series 2004-C1 pooling and servicing agreement) have been delivered to, and the related assignments referred to in the fourth and fifth bullets of the prior paragraph are in favor of, the trustee under the series 2003-C5 pooling and servicing agreement.

      Notwithstanding the foregoing, in the case of the Early Sale KeyBank Loans, KeyBank rather than Column as mortgage loan seller will be responsible for delivery of the above loan documents, among others, to the trustee.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2004-C1 certificateholders under the terms of the series 2004-C1 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If--

      - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

      - that omission or defect materially and adversely affects the value of, or the interests of any class of series 2004-C1 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2004-C1 certificateholders will have the rights against the applicable mortgage loan seller -- or, in the case of the Early Sale KeyBank Loans, against KeyBank -- described under "--Cures, Repurchases and Substitutions" below.

      Within a specified period of time following the later of--

      -     the date on which the offered certificates are initially issued, and

      - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

      1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

      2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2004-C1 pooling and servicing agreement);

      3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

      4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

      5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

      6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

      7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

      8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

      9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

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      10.   the related mortgaged real property is covered by an American Land
            Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

      11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

      12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

      13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

      14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

      15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

      16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

      17. except as described in this prospectus supplement with respect to the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan, the Beverly Center Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

      18. except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

      19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

      Notwithstanding the foregoing, in the case of the Early Sale KeyBank Loans, KeyBank will make the foregoing representations and warranties instead of Column as mortgage loan seller.

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      The representations and warranties made by each mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, by KeyBank) as listed and described above will be assigned by us to the trustee under the series 2004-C1 pooling and servicing agreement.

      If--

      - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, by KeyBank), and

      - that breach materially and adversely affects the value of, or the interests of any class of series 2004-C1 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2004-C1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

      If a mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2004-C1 certificates therein, then that mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) will be required to take one of the following courses of action:

      -     cure such breach or defect in all material respects; or

      - repurchase the affected mortgage loan at a price generally equal to the sum of--

            1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

            2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

            3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2004-C1 pooling and servicing agreement), plus

            4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the applicable special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

            5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the applicable special servicer; or

      - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2004-C1 certificates; or

      -     for certain breaches, reimburse the trust fund for certain costs.

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      The time period within which the applicable mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

      In addition to the foregoing, if--

      - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

      -     such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

      (i) the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and
            (b) 1.25x,

      (ii) the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

      (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain or cause any REMIC created under the series 2004-C1 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2004-C1 certificate is outstanding.

      In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

      Any of the following document defects will be conclusively presumed materially and adversely to affect the interests of a class of series 2004-C1 certificateholders in an underlying mortgage loan:

      - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

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      -     the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

      - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a PRO FORMA or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

      - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

      - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

      -     the absence from the mortgage file of any required ground lease;

provided that the last five bullets of this sentence will not apply to the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage Loan.

      The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) of its representations or warranties regarding the underlying mortgage loans.

      Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following its receipt of notice of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

      Each mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, KeyBank) has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

REPURCHASE OF THE TVO PORTFOLIO MORTGAGE LOAN

      The TVO Portfolio Mortgage Loan, which represents 1.6% of the initial mortgage pool balance, provides for a release of the TVO Portfolio Property upon the delivery of defeasance collateral beginning in January 2006. If any such property release occurs prior to the second anniversary of the date of initial issuance of the offered certificates, then the related mortgage loan seller would be required to repurchase that mortgage loan, prior to the occurrence of the defeasance, at a price generally equal to the price at which it would repurchase an underlying mortgage loan for a material breach of representation and warranty or a material document defect.

      Failure to repurchase the TVO Portfolio Mortgage Loan under the circumstances described in the preceding paragraph could adversely affect the status of REMIC I and REMIC II as REMICs. The related mortgage loan seller has only limited assets with which to fulfill any such repurchase obligation, and there can be no assurance that it has or will have sufficient assets to fulfill any such repurchase obligation.

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REPURCHASE OF THE MAYFAIR MALL MORTGAGE LOAN AND THE STANFORD SHOPPING CENTER
MORTGAGE LOAN

      If the Mayfair Mall Series 2003-C4 Companion Loan is to be repurchased by the applicable mortgage loan seller out of our series 2003-C4 commercial mortgage securitization, then the applicable mortgage loan seller must repurchase the Mayfair Mall Mortgage Loan. Similarly, if the Stanford Shopping Center Companion Loan is to be repurchased by the applicable mortgage loan seller out of our series 2003-C5 commercial mortgage securitization, then the applicable mortgage loan seller must repurchase the Stanford Shopping Center Mortgage Loan. In each case, the relevant purchase price would be the same as if the subject underlying mortgage loan was to be repurchased for a material breach of representation or warranty or material document defect.

      The applicable mortgage loan seller would be required to repurchase the Mayfair Mall Series 2003-C4 Companion Loan or the Stanford Shopping Center Companion Loan as a result of a material breach of representation or warranty or a material document defect. The representations and warranties made in our series 2003-C4 and series 2003-C5 commercial mortgage securitizations may differ (in some cases materially) from the representations and warranties being made by the mortgage loan sellers in connection with the series 2004-C1 commercial mortgage securitization.

      The related mortgage loan seller has only limited assets with which to fulfill any such repurchase obligation described in the second preceding paragraph, and there can be no assurance that it has or will have sufficient assets to fulfill any such repurchase obligation.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in March 2004. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2004-C1 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2004-C1 certificates will be issued, on or about March 12, 2004, under a pooling and servicing agreement to be dated as of March 11, 2004, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

      -     the underlying mortgage loans;

      - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in March 2004, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

      -     the loan documents for the underlying mortgage loans;

      -     our rights under each of the mortgage loan purchase agreements;

      - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

      - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Series 2004-C1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account described under "The Series 2004-C1 Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

      The series 2004-C1 certificates will include the following classes:

      - the A-1, A-2, A-3, A-4, B and C classes, which are the classes of series 2004-C1 certificates that are offered by this prospectus supplement; and

      - the A-X, A-SP, A-Y, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2004-C1 certificates that--

            1.    will be retained or privately placed by us, and

            2.    are not offered by this prospectus supplement.

      The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates are the series 2004-C1 certificates that will have principal balances. The series 2004-C1 certificates with principal balances constitute the series 2004-C1 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

      The class A-X, A-SP, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X, A-SP and A-Y certificates are sometimes referred to in this prospectus supplement as the series 2004-C1 interest only certificates.

      For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

      For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

      1. during the period from the date of initial issuance of the series 2004-C1 certificates through and including the distribution date in March 2005, the sum of (a) the lesser of $67,721,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

      2. during the period following the distribution date in March 2005 through and including the distribution date in March 2006, the sum of (a) the lesser of $251,900,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

      3. during the period following the distribution date in March 2006 through and including the distribution date in March 2007, the sum of (a) the lesser of $173,516,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

      4. during the period following the distribution date in March 2007through and including the distribution date in March 2008, the sum of (a) the lesser of $64,038,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-3, A-4, B, C, D, E and F certificates outstanding from time to time, and (c) the lesser of $3,077,000 and the total principal balance of the class G certificates outstanding from time to time;

      5. during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $1,343,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-4, B, C and D certificates outstanding from time to time, and (c) the lesser of $16,707,000 and the total principal balance of the class E certificates outstanding from time to time;

      6. during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $828,601,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class B and C certificates outstanding from time to time, and (c) the lesser of $31,283,000 and the total principal balance of the class D certificates outstanding from time to time;

      7. during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $749,458,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class B and C certificates outstanding from time to time, and (c) the lesser of $11,704,000 and the total principal balance of the class D certificates outstanding from time to time; and

      8.    following the distribution date in March 2011, $0.

      For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of those residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB that have, in each case, a Net Mortgage Interest Rate in excess of 5.05% per annum. Fifty-eight (58) of the residential cooperative mortgage loans that NCB, FSB is selling to us for inclusion in the trust fund, representing 9.2% of the initial mortgage pool balance, have a Net Mortgage Interest Rate that is in excess of 5.05% per annum.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2004-C1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

      GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

      - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

      Because of time-zone differences--

      - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

      - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

      Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

      Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2004-C1 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

      DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

      The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2004-C1 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2004-C1 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

      Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

      DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2004-C1 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

      Neither we nor any of the master servicers, the certificate registrar, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

      GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2004-C1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2004-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

      DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      - All payments and other collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2. payments and other collections received after the end of the related collection period;

            3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2004-C1 certificateholders, including--

                  (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                  (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                  (c) amounts payable with respect to other trust fund expenses;

            4. net investment income on the funds in that master servicer's collection account;

            5. amounts deposited in that master servicer's collection account in error; and

            6.    any amounts payable to the holder of a Companion Loan.

      - Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

      - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2004-C1 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in March 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

      The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account.

      WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      - to pay itself a monthly fee which is described under "The Series 2004-C1 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

      - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or any such master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

      - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

      - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2004-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

      - to pay for the cost of recording the series 2004-C1 pooling and servicing agreement;

      - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2004-C1 pooling and servicing agreement;

      - with respect to each distribution date during February of any year subsequent to 2004 and each distribution date during January of any year subsequent to 2004 that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

      - to pay itself interest and other investment income earned on funds held in the distribution account;

      - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

      - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2004-C1 certificates.

      For any distribution date, the Total Available Funds will consist of three separate components:

      - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-4, B, C, D, E, F, G and/or H certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

      - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

      - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2004-C1 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      During January, except in a leap year, and February of each calendar year subsequent to 2004, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB, the lesser of the related Net Mortgage Interest Rate and 5.05% per annum) on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

      During March of each calendar year subsequent to 2004, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

      The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2004-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

      The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

DISTRIBUTIONS

      GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2004-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

      In order for a series 2004-C1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

      Distributions made to a class of series 2004-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

      INTEREST DISTRIBUTIONS. All of the classes of the series 2004-C1 certificates will bear interest, except for the R and V classes.

      With respect to each interest-bearing class of the series 2004-C1 certificates, that interest will accrue during each interest accrual period based upon:

      - the pass-through rate with respect to that class for that interest accrual period;

      - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

      -     the assumption that each year consists of twelve 30-day months.

      However, no interest will accrue with respect to the class A-SP certificates following the February 2011 interest accrual period.

      On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2004-C1 certificates will be entitled to receive--

      - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

      - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2004-C1 certificates.

      If the holders of any interest-bearing class of the series 2004-C1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

      The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2004-C1 certificates (other than the class A-Y certificates) will equal the product of:

      - the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class A-Y certificates in accordance with the next paragraph), multiplied by

      - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2004-C1 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2004-C1 certificates (other than the class A-Y certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

      The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class A-Y certificates will equal the sum of the products obtained by multiplying, in the case of each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB with a Net Mortgage Interest Rate in excess of 5.05% per annum that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

      - the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such residential cooperative mortgage loan, multiplied by

      - a fraction, the numerator of which is the excess of the Net Mortgage Interest Rate for such residential cooperative mortgage loan, over 5.05%, and the denominator of which is the Net Mortgage Interest Rate for such residential cooperative mortgage loan.

      CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2004-C1 certificates for the initial interest accrual period is shown in the table on page S-5. However, the initial pass-through rates shown in the table on page S-5 with respect to the class H, A-X, A-SP and A-Y certificates are each approximate.

      The pass-through rates applicable to the class A-1, A-2 and A-3 certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown in the table on page S-5.

      The pass-through rates applicable to the class A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

      - the pass-through rate applicable to the particular class of series 2004-C1 certificates for the initial interest accrual period shown on page S-5 (or, solely in the case of the class H certificates, 5.7920% per annum), and

      - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

      The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the February 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2004-C1 principal balance certificates. If the entire total principal balance of any class of series 2004-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C1 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C1 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2011 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

      - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

      - the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

      Following the February 2011 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the March 2011 interest accrual period and for each interest accrual period thereafter.

      The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C1 principal balance certificates. In general, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2011 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

      - if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

      - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
            (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

      - if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C1 principal balance certificates; and

      - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C1 principal balance certificates.

      Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the February 2011 interest accrual period, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C1 principal balance certificates whose principal balance makes up such component.

      The pass-through rate for the class A-Y certificates for any interest accrual period will equal the weighted average of the class A-Y strip rates for the respective residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB for which the rate described in clause (a) of the following sentence is greater than the rate described in clause (b) of the following sentence, with the relevant weighting to be based on the respective Stated Principal Balances of those mortgage loans immediately prior to the related distribution date. The class A-Y strip rate with respect to each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB will equal the positive difference, if any, of--

      (a) the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which master servicing fees, any primary servicing fees and trustee fees accrue with respect to that mortgage loan, minus

      (b)   5.05% per annum;

provided that, in the case of any such residential cooperative mortgage loan sold to us by NCB, FSB that accrues interest on an Actual/360 Basis, the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the applicable interest accrual period, and the denominator of which is 30.

      The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

      The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2004-C1 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

      In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3 and A-4 certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

      - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date;

      - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1 certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

      - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets); and

      - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets).

      Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3 and/or A-4 classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

      While the class A-1, A-2, A-3 and A-4 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2004-C1 principal balance certificates.

      Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2004-C1 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

      - the portion of that Total Principal Distribution Amount that remains unallocated, and

      - the total principal balance of the subject class immediately prior to that distribution date.

                 ORDER OF ALLOCATION               CLASS
                 -------------------               -----
                         1st                         B
                         2nd                         C
                         3rd                         D
                         4th                         E
                         5th                         F
                         6th                         G
                         7th                         H
                         8th                         J
                         9th                         K
                        10th                         L
                        11th                         M
                        12th                         N
                        13th                         O
                        14th                         P

      In no event will the holders of any class of series 2004-C1 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2004-C1 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

      If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2004-C1 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-C1 certificates.

      Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2004-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

      Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

      LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C1 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2004-C1 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2004-C1 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

      PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES                    TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------                    -------------------------------
     1st          A-1, A-2,       Interest  up to the total  interest  distributable  on those
                A-3, A-4, A-X,    classes,  PRO RATA based on the respective interest entitlements
                 A-SP and A-Y     of those classes

     2nd          A-1*            Principal up to the total principal distributable on that class

     3rd             A-2*         Principal up to the total principal distributable on that class

     4th             A-3*         Principal up to the total principal distributable on that class

     5th             A-4*         Principal up to the total principal distributable on that class

     6th        A-1, A-2, A-3     Reimbursement up to the loss reimbursement  amounts for those
                   and A-4        classes,  PRO RATA based on the respective loss reimbursement amounts for those classes

     7th              B           Interest up to the total principal distributable on that class

     8th              B           Principal up to the total principal distributable on that class

     9th              B           Reimbursement up to the loss reimbursement amount for that class

    10th              C           Interest up to the total interest distributable on that class

    11th              C           Principal up to the total principal distributable on that class

    12th              C           Reimbursement up to the loss reimbursement amount for that class

    13th              D           Interest up to the total interest distributable on that class

    14th              D           Principal up to the total principal distributable on that class

    15th              D           Reimbursement up to the loss reimbursement amount for that class

    16th              E           Interest up to the total interest distributable on that class

    17th              E           Principal up to the total principal distributable on that class

    18th              E           Reimbursement up to the loss reimbursement amount for that class

    19th              F           Interest up to the total interest distributable on that class

    20th              F           Principal up to the total principal distributable on that class

    21st              F           Reimbursement up to the loss reimbursement amount for that class

----------
* On and after the Senior Principal Distribution Cross-Over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2, A-3 and A-4 classes will be made on a PRO RATA basis in accordance with outstanding balances.

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES                    TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------                    -------------------------------
    22nd              G           Interest up to the total interest distributable on that class

    23rd              G           Principal up to the total principal distributable on that class

    24th              G           Reimbursement up to the loss reimbursement amount for that class

    25th              H           Interest up to the total interest distributable on that class

    26th              H           Principal up to the total principal distributable on that class

    27th              H           Reimbursement up to the loss reimbursement amount for that class

    28th              J           Interest up to the total interest distributable on that class

    29th              J           Principal up to the total principal distributable on that class

    30th              J           Reimbursement up to the loss reimbursement amount for that class

    31st              K           Interest up to the total interest distributable on that class

    32nd              K           Principal up to the total principal distributable on that class

    33rd              K           Reimbursement up to the loss reimbursement amount for that class

    34th              L           Interest up to the total interest distributable on that class

    35th              L           Principal up to the total principal distributable on that class

    36th              L           Reimbursement up to the loss reimbursement amount for that class

    37th              M           Interest up to the total interest distributable on that class

    38th              M           Principal up to the total principal distributable on that class

    39th              M           Reimbursement up to the loss reimbursement amount for that class

    40th              N           Interest up to the total interest distributable on that class

    41st              N           Principal up to the total principal distributable on that class

    42nd              N           Reimbursement up to the loss reimbursement amount for that class

    43rd              O           Interest up to the total interest distributable on that class

    44th              O           Principal up to the total principal distributable on that class

    45th              O           Reimbursement up to the loss reimbursement amount for that class

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES                    TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------                    -------------------------------
    46th              P           Interest up to the total interest distributable on that class

    47th              P           Principal up to the total principal distributable on that class

    48th              P           Reimbursement up to the loss reimbursement amount for that class

    49th              R           Any remaining portion of the Available P&I Funds

      DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

      - the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on the subject distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

            1. the amount of the subject Yield Maintenance Charge, multiplied by

            2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C1 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

            3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C1 principal balance certificates on the subject distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date; and

      - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows

            1. for each of the first 37 distribution dates, if the class A-SP certificates are then outstanding, 5.50% of such amount to the holders of the class A-SP certificates and 94.50% of such amount to the holders of the class A-X certificates; and

            2. otherwise, entirely to the holders of the class A-X certificates.

      For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

      Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund sold to us by NCB, FSB that has a Net Mortgage Interest Rate in excess of 5.05% per annum, then the amount distributable in accordance with the second preceding paragraph will equal the amount of the Yield Maintenance Charge that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to 5.05% per annum, and the remaining portion of the Yield Maintenance Charge actually collected will be distributed to the holders of the class A-Y certificates.

      If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

      - the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G and H Certificates that are then entitled to distributions of principal on the subject distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

            1. the amount of the subject Static Prepayment Premium, multiplied by

            2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C1 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

            3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C1 principal balance certificates on the subject distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date; and

      - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

      Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund sold to us by NCB, FSB that has a Net Mortgage Interest Rate in excess of 5.05% per annum, then the amount distributable in accordance with the preceding paragraph will equal 50% of the amount of that Static Prepayment Premium, and the remaining portion of that Static Prepayment Premium will be distributed to the holders of the class A-Y certificates.

      After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2004-C1 certificates.

      As described under "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2004-C1 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

      Neither we nor any of the underwriters makes any representation as to--

      - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

      -     the collectability of that prepayment consideration.

      See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions", "--Repurchase of the TVO Portfolio Mortgage Loan" and/or "--Repurchase of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan" in this prospectus supplement.

      DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the applicable special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      -     distributions on the series 2004-C1 certificates,

      - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C1 certificates, and

      - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the series 2004-C1 pooling and servicing agreement.

      In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds from an REO Property will be applied--

      - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

      - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C1 principal balance certificates. If this occurs following the distributions made to the 2004-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2004-C1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2004-C1 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances", other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                  ORDER OF ALLOCATION              CLASS
                  -------------------     ----------------------
                          1st                        P
                          2nd                        O
                          3rd                        N
                          4th                        M
                          5th                        L
                          6th                        K
                          7th                        J
                          8th                        H
                          9th                        G
                         10th                        F
                         11th                        E
                         12th                        D
                         13th                        C
                         14th                        B
                         15th             A-1, A-2, A-3 and A-4*

                  ----------
                  * PRO RATA based on the respective total principal balances of the subject classes.

      The above-described reductions in the total principal balances of the respective classes of the series 2004-C1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2004-C1 certificates.

      The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

      - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, over

      - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

      If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

      The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

      - any special servicing fees, work-out fees and liquidation fees paid to a special servicer;

      - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances;

      - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

      - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

            1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2004-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

            2. any reimbursements and indemnification to the master servicers, the special servicers, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2004-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

            3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax
                  Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

      - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2004-C1 pooling and servicing agreement or the related mortgage loan seller (or, in the case of Early Sale KeyBank Loans, KeyBank); and

      - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2004-C1 Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

      Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

      - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

      - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

      For purposes of the foregoing, Midland will be deemed to be the master servicer for the Stanford Shopping Center Mortgage Loan, and KRECM will be deemed to be the master servicer for the Mayfair Mall Mortgage Loan.

      Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

      -     a fraction--

            1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

            2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

      Notwithstanding the foregoing, any reduction in advances with respect to the Beverly Center Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Beverly Center Total Loan that is allocable to the Beverly Center Mortgage Loan. The applicable special servicer will calculate any Appraisal Reduction Amount with respect to the Beverly Center Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the two (2) Beverly Center Junior Companion Loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject Beverly Center Junior Companion Loan, and then, to the mortgage loans comprising the Beverly Center Senior Loan (including the Beverly Center Mortgage Loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

      Furthermore, with respect to the Mayfair Mall Mortgage Loan, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and an Appraisal Reduction Amount calculated in accordance with, the series 2003-C4 pooling and servicing agreement. Any such Appraisal Reduction Amount will be calculated with respect to the entire Mayfair Mall Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage and allocated among the mortgage loans comprising the Mayfair Mall Total Loan (including the Mayfair Mall Mortgage Loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

      In addition, with respect to the Stanford Shopping Center Mortgage Loan, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and an Appraisal Reduction Amount calculated in accordance with, the series 2003-C5 pooling and servicing agreement. Any such Appraisal Reduction Amount will be calculated with respect to the entire Stanford Shopping Center Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage and allocated between the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan, on a PRO RATA basis in accordance with their respective unpaid principal balances.

      None of the master servicers or the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan.

      With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C1 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2004-C1 certificates on the related distribution date.

      If any master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

      The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2004-C1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2004-C1 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any monthly debt service advance.

      Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2004-C1 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2004-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2004-C1 certificateholders to the detriment of other classes of 2004-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2004-C1 certificateholders.

      In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2004-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

      The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

      If a Mayfair Mall Companion Loan, the Stanford Shopping Center Companion Loan or a Beverly Center Companion Loan is included in a rated commercial mortgage securitization, and if any servicer or other party responsible for making monthly debt service advances on that Companion Loan determines that any such monthly debt service advance is not (or, if made, would not be) ultimately recoverable out of collections on that Companion Loan, then the applicable master servicer and the trustee under the series 2004-C1 pooling and servicing agreement will be obligated to consider all future advances on the related underlying mortgage loan also to be nonrecoverable from related collections. Because of the foregoing, any monthly debt service advance with respect to the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan or the Beverly Center Mortgage Loan may be considered nonrecoverable from related collections earlier (and perhaps substantially earlier) than would otherwise be the case. None of the Beverly Center Companion Loans have been securitized, and there can be no assurance as to what the recoverability standard will be as to any securitization that includes a Beverly Center Companion Loan. The recoverability standard under each of the series 2003-C4 pooling and servicing agreement and the series 2003-C5 pooling and servicing agreement is generally comparable to the recoverability standard that will be in effect under the series 2004-C1 pooling and servicing agreement.

      A monthly debt service payment will be assumed to be due with respect to:

      - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2004-C1 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2004-C1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

      Each master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis; provided that, in the case of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan, the applicable master servicer under the series 2004-C1 pooling and servicing agreement will include the relevant information in that reporting package if and to the extent received from the relevant party under the series 2003-C4 pooling and servicing agreement or the series 2003-C5 pooling and servicing agreement, as applicable. However, due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, none of the master servicers are required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in June 2004.

      BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the series 2004-C1 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2004-C1 certificateholders only those persons in whose names the series 2004-C1 certificates are registered on the books and records of the certificate registrar.

      INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2004-C1 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2004-C1 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

      The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2004-C1 pooling and servicing agreement.

      OTHER INFORMATION. The series 2004-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

      - the series 2004-C1 pooling and servicing agreement, including exhibits, and any amendments to the series 2004-C1 pooling and servicing agreement;

      - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C1 certificateholders since the date of initial issuance of the offered certificates;

      - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2004-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2004-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Series 2004-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

      - the most recent appraisal, if any, with respect to each - mortgaged real property securing a mortgage loan obtained by the applicable master servicer or the applicable special servicer and delivered to the trustee;

      - the most recent quarterly and annual operating statement and rent roll (for all mortgaged real properties other than residential cooperative properties) for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Series 2004-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

      - the mortgage files for the mortgage loans (other than the mortgaged real properties securing the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee may require:

      - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2004-C1 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

      - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2004-C1 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

      The voting rights for the series 2004-C1 certificates will be allocated as follows:

      - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

      - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

      - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

      Voting rights allocated to a class of series 2004-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      GENERAL. The yield on any offered certificate will depend on--

      -     the price at which the certificate is purchased by an investor, and

      -     the rate, timing and amount of distributions on the certificate.

      The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

      -     the pass-through rate for the certificate,

      - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

      - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

      - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

      PASS-THROUGH RATES. The pass-through rates on the class A-4, B and C certificates will be variable and will be limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

      RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

      Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2004-C1 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

      -     the amount of distributions on your offered certificates,

      -     the yield to maturity of your offered certificates,

      - the rate of principal distributions on your offered certificates, and

      -     the weighted average life of your offered certificates.

      Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

      In addition, if the applicable master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2004-C1 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-C1 certificates.

      In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2004-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

      RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

      -     prevailing interest rates;

      -     the terms of those mortgage loans, including--

            1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

            2.    amortization terms that require balloon payments;

      - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

      -     the quality of management of the mortgaged real properties;

      -     the servicing of those mortgage loans;

      -     possible changes in tax laws; and

      -     other opportunities for investment.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Series 2004-C1 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

      The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      -     the relative importance of those factors;

      - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      - the overall rate of prepayment or default on the underlying mortgage loans.

      DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 15, 2004 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

      -     summing the results; and

      - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

      As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3 and/or A-4 certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2004-C1 principal balance certificates.

      The tables set forth in Exhibit C show with respect to each class of offered certificates--

      -     the weighted average life of that class, and

      - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

      The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

      We make no representation that--

      - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

      - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

      - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge or a Static Prepayment Premium will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

               THE SERIES 2004-C1 POOLING AND SERVICING AGREEMENT

GENERAL

      The series 2004-C1 certificates will be issued, the trust fund will be created and the underlying mortgage loans (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) will be serviced and administered under a pooling and servicing agreement to be dated as of March 11, 2004, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

      Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2004-C1 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the series 2004-C1 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2004-C1 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2004-C1 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

      One of the Mayfair Mall Companion Loans directly backs our Series 2003-C4 Commercial Mortgage Pass-Through Certificates, and the Mayfair Mall Total Loan is being serviced and administered under the series 2003-C4 pooling and servicing agreement (the governing document for our series 2003-C4 commercial mortgage securitization). The other Mayfair Mall Companion Loan directly backs our Series 2003-C5 Commercial Mortgage Pass-Through Certificates. The Stanford Shopping Center Companion Loan directly backs our Series 2003-C5 Commercial Mortgage Pass-Through Certificates, and the Stanford Shopping Center Total Loan is being serviced and administered under the series 2003-C5 pooling and servicing agreement (the governing document for our series 2003-C5 commercial mortgage securitization). The series 2003-C4 and series 2003-C5 pooling and servicing agreements are each similar, though not identical to, the series 2004-C1 pooling and servicing agreement.

THE MASTER SERVICERS

      GENERAL. There will be three master servicers under the series 2004-C1 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial mortgage pool balance for which each of those master servicers is responsible.

                                           % OF INITIAL
                             NO. OF          MORTGAGE
                NAME         LOANS         POOL BALANCE
            Midland          110(1)          49.9%(1)
            KRECM             90(2)          40.1%(2)
            NCB, FSB          62             10.0%

            ----------
            (1) Includes Stanford Shopping Center Mortgage Loan. Midland and its successors as a master servicer under the series 2004-C1 pooling and servicing agreement will have certain administrative duties, and certain advancing and reporting obligations, with respect to the Stanford Shopping Center Mortgage Loan. However, the master servicer under the series 2003-C5 pooling and servicing agreement is responsible for the direct servicing of the Stanford Shopping Center Total Loan. Midland is the master servicer under the series 2003-C5 pooling and servicing agreement.

            (2) Includes Mayfair Mall Mortgage Loan. KRECM and its successors as a master servicer under the series 2004-C1 pooling and servicing agreement will have certain administrative duties, and certain advancing and reporting obligations, with respect to the Mayfair Mall Mortgage Loan. However, the master servicer under the series 2003-C4 pooling and servicing agreement is responsible for the direct servicing of the Mayfair Mall Total Loan. KRECM is the master servicer under the series 2003-C4 pooling and servicing agreement.

      Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

      The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

      MIDLAND. Midland, a wholly-owned subsidiary of PNC Bank, one of the mortgage loan sellers, and an affiliate of PNC Capital Markets, Inc., one of the underwriters, was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

      As of January 31, 2004, Midland was servicing approximately 13,219 commercial and multifamily loans with a principal balance of approximately $84.4 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 8,629 of the loans, with a total principal balance of approximately $61.4 billion, pertain to commercial and multifamily mortgage-backed securities.

      Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

      -     financial institutions,

      -     private investors, and

      -     issuers of commercial and multifamily mortgage-backed securities.

      Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

      Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2004-C1 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website, "www.midlandls.com". Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

      KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

      As of December 31, 2003, KRECM was responsible for servicing approximately 4,469 commercial and multifamily loans with a total principal balance of approximately $25.4 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 3,320 of those loans, with a total principal balance of approximately $21.1 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

      NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of NCB, one of the special servicers. See "--The Special Servicers--General". NCB, FSB's servicing offices are located at 1725 I Street, N.W., Washington, D.C. 20006.

      As of December 31, 2003, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.3 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.9 billion of commercial and residential cooperative real estate assets representing 23 securitization transactions for which NCB, FSB, is primary or master servicer.

THE SPECIAL SERVICERS

      GENERAL. NCB will act as special servicer under the series 2004-C1 pooling and servicing agreement with respect to the underlying mortgage loans that NCB, FSB is selling to us for inclusion in the trust fund. Lennar will act as special servicer under the series 2004-C1 pooling and servicing agreement with respect to all of the other underlying mortgage loans (exclusive of the Stanford Shopping Center Mortgage Loan and the Mayfair Mall Mortgage Loan).

      The Stanford Shopping Center Total Loan is being serviced and administered under the series 2003-C5 pooling and servicing agreement, pursuant to which Clarion Partners, LLC is the special servicer.

      The Mayfair Mall Total Loan is being serviced and administered under the series 2003-C4 pooling and servicing agreement, pursuant to which Lennar is the special servicer.

      The information set forth in this prospectus supplement concerning each of the special servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

      LENNAR. Lennar, a Florida corporation, is a subsidiary of LNR Property Corporation. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

      - acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      -     investing in high-yielding real estate loans, and

      - investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

      Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of August 31, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,100 assets in most states across the country and in Europe with an original face value of over $99 billion, most of which are commercial real estate assets. Included in this managed portfolio are $97 billion of commercial real estate assets representing 111 securitization transactions, for which Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

      NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal executive office of NCB is located at 1725 I Street, N.W., Washington, D.C. 20006.

      As of December 31, 2003, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $3.3 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $2.9 billion of commercial and residential cooperative real estate assets representing 24 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

THE TRUSTEE

      Wells Fargo will act as trustee under the series 2004-C1 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

      On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2004-C1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2004-C1 POOLING AND SERVICING AGREEMENT

      GENERAL. Each master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the series 2004-C1 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

      -     any and all applicable laws,

      - the express terms of the series 2004-C1 pooling and servicing agreement,

      - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

      -     to the extent consistent with the foregoing, the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      - all mortgage loans in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

      - all worked-out mortgage loans in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage
            Loan) as to which no new Servicing Transfer Event has occurred.

      The applicable master servicer will be responsible under the series 2004-C1 pooling and servicing agreement for performing such limited duties with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan as are specifically set forth in the 2004-C1 pooling and servicing agreement.

      In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

      In general, subject to specified requirements and certain consents and approvals of the Series 2004-C1 Directing Certificateholder, the Beverly Center Companion Lenders and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2004-C1 pooling and servicing agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, which will be specially serviced by Lennar pursuant to the series 2003-C4 pooling and servicing agreement, and the Stanford Shopping Center Mortgage Loan, which will be specially serviced by Clarion Partners, LLC pursuant to the series 2003-C5 pooling and servicing agreement) as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the trust fund.

      Despite the foregoing, the series 2004-C1 pooling and servicing agreement will require the master servicers:

      - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer and the servicers of the Mayfair Mall Total Loans and the Stanford Shopping Center Total Loan, prepare all reports to the trustee required with respect to any specially serviced assets (including, if applicable, the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan); and

      - otherwise, to render other incidental services with respect to any specially serviced assets.

      None of the master servicers and special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2004-C1 pooling and servicing agreement.

      The applicable master servicer will transfer servicing of a mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

      In the case of a number of underlying mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

      The allocation of servicing responsibilities between the Mayfair Mall Master Servicer and the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement with respect to the Mayfair Mall Total Loan, and between the Stanford Shopping Center Master Servicer and the Stanford Shopping Center Special Servicer under the series 2003-C5 pooling and servicing agreement with respect to the Stanford Shopping Center Total Loan, is substantially the same as between the applicable master servicer and the applicable special servicer under the series 2004-C1 pooling and servicing agreement with respect to any other underlying mortgage loan.

      BEVERLY CENTER COMPANION LOANS. The Beverly Center Companion Loans will NOT be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the Beverly Center Companion Loans. The Beverly Center Companion Loans will, however, be serviced under the series 2004-C1 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, and subject to the same servicing standard, as the Beverly Center Mortgage Loan. The Beverly Center Mortgage Loan and the Beverly Center Companion Loans are subject to the Beverly Center All Notes Intercreditor Agreement. In addition, the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans are subject to the Beverly Center Senior Notes Intercreditor Agreement.

      CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2004-C1 pooling and servicing agreement by the applicable master servicer or special servicer if CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

      A master servicing fee:

      - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

            1. the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan,

            2.    each specially serviced mortgage loan, if any,

            3. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

            4. each mortgage loan, if any, as to which defeasance has occurred; and

      -     in the case of each underlying mortgage loan will--

            1. be calculated on the same interest accrual basis as that mortgage loan,

            2. accrue at a master servicing fee rate (exclusive of any primary servicing fee rate) that on a loan-by-loan basis ranges from 0.01% per annum to 0.08% per annum,

            3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

            4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

      Each master servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer. The mortgage loans not primarily serviced by a master servicer will be serviced by various other parties. The rate at which the primary servicing fee for each underlying mortgage loan accrues will be the rate, net of the master servicing fee rate and the trustee fee rate, set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement. A primary servicing fee will also be payable with respect to, and out of collections on, each Beverly Center Companion Loan.

      Similarly, the master servicers under the series 2003-C4 and series 2003-C5 pooling and servicing agreements are entitled to servicing compensation in the nature of master servicing fees and/or primary servicing fees with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan. For purposes of the presentation in this prospectus supplement, those fees are generally treated like primary servicing fees and, in the case of each of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan, the rates at which they accrue are reflected in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 to this prospectus supplement. In the case of each of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan, those fees are taken into account when calculating the related Net Mortgage Interest Rate and the related Net Mortgage Pass-Through Rate.

      If Midland, KRECM or NCB, FSB resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of the applicable master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of Midland, KRECM or NCB, FSB, as the case may be, as a master servicer under the series 2004-C1 pooling and servicing agreement. In the event that Midland, KRECM or NCB, FSB resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of Midland, KRECM or NCB, FSB, as the case may be, as a primary servicer under the series 2004-C1 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

      PREPAYMENT INTEREST SHORTFALLS. The series 2004-C1 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of a master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the applicable master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the applicable master servicer or applicable special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),
(iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2004-C1 Directing Certificateholder or (vi) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall. No one will be responsible for covering Prepayment Interest Shortfalls regardless of the cause, with respect to the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage Loan.

      In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the applicable master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans for which it is also the applicable master servicer to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

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      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

      - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

      - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

      No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

      PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

      -     the corresponding special servicing fees,

      -     the corresponding work-out fees, and

      -     the corresponding liquidation fees.

      SPECIAL SERVICING FEE. A special servicing fee:

      -     will be earned with respect to--

            1. each underlying mortgage loan (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), if any, that is being specially serviced, and

            2. each underlying mortgage loan (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), if any, as to which the corresponding mortgaged real property has become an REO Property;

      - in the case of each underlying mortgage loan described in the foregoing bullet, will--

            1. be calculated on the same interest accrual basis as that mortgage loan,

            2.    accrue at a special servicing fee rate of 0.25% per annum, and

            3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

      - will generally be payable to the applicable special servicer monthly from collections of interest on that mortgage loan.

      No special servicing fees in respect of any Beverly Center Companion Loan will be payable out of collections on the mortgage pool.

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      WORK-OUT FEE. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

      Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2004-C1 certificateholders.

      No work-out fees in respect of any Beverly Center Companion Loan will be payable out of collections on the mortgage pool.

      LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

      - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

      - the repurchase of the TVO Portfolio Mortgage Loan in connection with any defeasance thereof prior to the second anniversary of the initial issuance of the offered certificates, as described under "Description of the Underlying Mortgage Loans--Repurchase of the TVO Portfolio Mortgage Loan" in this prospectus supplement;

      - the purchase of any Defaulted Loan by the applicable special servicer or the Series 2004-C1 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

      - the purchase of the Beverly Center Mortgage Loan by any Beverly Center Companion Lender, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall

            Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement;

      - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

      - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

      - the purchase of all of the mortgage loans and REO Properties in the trust fund by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the series 2003-C5 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C1 certificateholders.

      No liquidation fees in respect of any Beverly Center Companion Loan will be payable out of collections on the mortgage pool.

      THE MAYFAIR MALL MORTGAGE LOAN AND THE STANFORD SHOPPING CENTER MORTGAGE LOAN. The special servicers under the series 2003-C4 and series 2003-C5 pooling and servicing agreements are entitled to servicing compensation in the nature of special servicing fees, work-out fees and liquidation fees with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan in amounts and under circumstances substantially similar to those described above with respect to the other underlying loans. However, no special servicing fees, work-out fees or liquidation fees will be payable with respect to the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage Loan under the series 2004-C1 pooling and servicing agreement.

      SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C1 certificateholders with respect to the related CBA A-Note Mortgage Loan.

      ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the applicable master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

      In addition, the following items collected on the mortgage loans in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the series 2004-C1 pooling and servicing agreement:

      - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

            1. to pay the applicable master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

            3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

      - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

      Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

      - will generally be entitled to retain any interest or other income earned on those funds, and

      - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

      Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the series 2004-C1 pooling and servicing agreement are not complied with.

      Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. Each special servicer--

      - will generally be entitled to retain any interest or other income earned on those funds, and

      - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicer's benefit.

      Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the series 2004-C1 pooling and servicing agreement are not complied with.

      SERVICING ADVANCES. With respect to each underlying mortgage loan (other than the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage
Loan), in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2004-C1 pooling and servicing agreement with respect to the related mortgaged real property.

      Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The applicable special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan or any related REO Property) on a monthly basis (except for servicing advances required on an emergency basis). Each special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The applicable master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

      To the extent that a master servicer fails to make a servicing advance that it is required to make under the series 2004-C1 pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the series 2004-C1 pooling and servicing agreement no later than one business day following that master servicer's failure to make such servicing advances by expiration of the 15-day cure period in the definition of a master servicer event of default.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Companion Loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2004-C1 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any servicing advance and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any servicing advance.

      Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2004-C1 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2004-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2004-C1 certificateholders to the detriment of other classes of 2004-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2004-C1 certificateholder.

      In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2004-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

      The series 2004-C1 pooling and servicing agreement will permit the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C1 certificateholders and any holder of a related Companion Loan, as a collective whole.

      The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

      Servicing advances with respect to each of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan will generally be made by the master servicer and/or the special servicer under the series 2003-C4 pooling and servicing agreement or the series 2003-C5 pooling and servicing agreement, as applicable

REPLACEMENT OF A SPECIAL SERVICER

      Subject to the discussion in the next paragraph, the holder or holders of more than 50% of the total principal balance of the series 2004-C1 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the series 2004-C1 pooling and servicing agreement, remove any existing special servicer (except with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2004-C1 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2004-C1 certificates, and

      2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C1 pooling and servicing agreement.

      Subject to substantially the same conditions as are contemplated by the prior paragraph, including receipt of rating agency confirmation, the Beverly Center Controlling Holder(s) may remove the applicable special servicer, with or without cause, but only in respect of the Beverly Center Total Loan, and appoint a successor special servicer to the terminated special servicer. A special servicer appointed with respect to the Beverly Center Total Loan by the Beverly Center Controlling Holder(s) as contemplated by this paragraph may not be replaced by the majority holders of the series 2004-C1 controlling class as contemplated by the preceding paragraph.

      With respect to the Mayfair Mall Mortgage Loan, subject to substantially the same conditions as are contemplated by the second paragraph (except the rating confirmation relates to the series 2003-C4 certificates and the applicable pooling and servicing agreement is the series 2003-C4 pooling and servicing agreement), a Mayfair Mall Control Group may remove the Mayfair Mall Special Servicer, with or without cause, but only in respect of the Mayfair Mall Total Loan, and appoint a successor special servicer to the terminated special servicer. Unless it is part of the Mayfair Mall Control Group, the Series 2004-C1 Directing Certificateholder may not remove the Mayfair Mall Special Servicer.

      With respect to the Stanford Shopping Center Mortgage Loan, subject to substantially the same conditions as are contemplated by the third preceding paragraph (except the rating confirmation relates to the series 2003-C5 certificates and the applicable pooling and servicing agreement is the series 2003-C5 pooling and servicing agreement), the Series 2004-C1 Directing Certificateholder may remove the Stanford Shopping Center Special Servicer, with or without cause, but only in respect of the Stanford Shopping Center Total Loan, and appoint a successor special servicer to the terminated special servicer.

      In connection with any termination of a special servicer under the series 2004-C1 as described in the third and fourth preceding paragraphs, the terminated special servicer may be entitled to--

      - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

      - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

      - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

      The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The applicable master servicer (with respect to performing mortgage loans) (other than with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) or the applicable special servicer (with respect to specially serviced mortgage loans) (other than with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the applicable special servicer, as applicable, determines, in accordance with the Servicing Standard, that either
(a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

      If the applicable master servicer or the applicable special servicer, as applicable, determines that--

      -     not declaring an event of default under the related mortgage, or

      -     granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement, the applicable master servicer or the special servicer is authorized to (or may authorize the applicable master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

      (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related mortgage;

      (2) in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2004-C1 pooling and servicing agreement; and

      (3) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2004-C1 certificates; provided that the applicable master servicer or the applicable special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

      Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans".

      No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

      Notwithstanding the foregoing, the consent of the applicable master servicer or the applicable special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan.

      The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

      - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

      - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

      The applicable master servicer or the applicable special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2004-C1 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" above in this prospectus supplement)--

      - the applicable master servicer or the applicable special servicer determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

      - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2004-C1 pooling and servicing agreement; and

      - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2004-C1 certificates; provided that the applicable master servicer or

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            the applicable special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

      Notwithstanding the foregoing, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision so as to permit the related borrower to incur additional subordinate financing (even if the subordinate financing is prohibited by the terms of the related loan documents) and without the need to obtain the consent of any party and without the need to obtain confirmation by any rating agency subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio for the subject mortgage loan does not exceed the lesser of (i) 40% and (ii) the sum of 15% plus the initial loan-to-value ratio for the subject residential cooperative mortgage loan (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $3.5 million and the condition that the net proceeds of the subordinate debt be primarily used to fund capital improvements, major repairs and reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

      In the case of each of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan, the master servicer or the special servicer under the series 2003-C4 pooling and servicing agreement or the series 2003-C5 pooling and servicing agreement, as applicable, will be responsible for handling assumptions and further encumbrances of the related mortgaged real property on terms similar to those set forth above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The series 2004-C1 pooling and servicing agreement will permit the applicable master servicer or the applicable special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

      - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

      - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

      - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

      - in the judgment of the applicable master servicer or the applicable special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

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      Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the applicable special servicer may (or, in some cases, may permit the applicable master servicer to) (other than with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan)--

      - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

      - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

      - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

      -     extend the maturity of a specially serviced mortgage loan;

      - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

      - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

      -     accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the applicable special servicer, such default is reasonably foreseeable.

      However, in no event will the applicable special servicer be permitted to (or permit the applicable master servicer to)--

      (1) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date;

      (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

      (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

      (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

      With respect to clause (3) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the applicable master servicer or the applicable special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2004-C1 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the applicable special servicer; or (e) it is consistent with the Servicing Stanford to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

      The applicable special servicer will notify the applicable master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan (other than the Mayfair Mall Mortgage Loan

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and the Stanford Shopping Center Mortgage Loan) and must deliver to the trustee
(with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

      The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2004-C1 Controlling Class and Series 2004-C1 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

      Any modification, amendment or waiver of the Mayfair Mall Total Loan will be handled by the master servicer or special servicer, as applicable, under, and in accordance with, the series 2003-C4 pooling and servicing agreement and, in general, must be structured so as to affect the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loan, proportionately in accordance with the respective amounts due under those mortgage loans.

      Any modification, amendment or waiver of the Stanford Shopping Center Total Loan will be handled by the master servicer or the special servicer, as applicable, under, and in accordance with, the series 2003-C5 pooling and servicing agreement and, in general, must be structured so as to affect the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan proportionately in accordance with the respective amounts due under those mortgage loans.

REQUIRED APPRAISALS

      Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) in the trust fund, the applicable special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2004-C1 pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

      - an appraisal had previously been obtained within the prior 12 months, and

      - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

      As a result of any appraisal or internal valuation, the applicable special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the Beverly Center Total Loan or a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the Beverly Center Total Loan or a CBA A/B Loan Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, the Beverly Center Total Loan or a CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the Beverly Center Mortgage Loan, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall

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Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center
Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement.

      Any Appraisal Reduction Amount with respect to the Mayfair Mall Total Loan will be determined, and allocated to the Mayfair Mall Mortgage Loan, by the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement. Any Appraisal Reduction Amount with respect to the Stanford Shopping Center Mortgage Loan will be determined, and allocated to the Stanford Shopping Center Mortgage Loan, by the Stanford Shopping Center Special Servicer under the series 2003-C5 pooling and servicing agreement.

      If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

      - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2004-C1 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

      - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

      GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans and the Beverly Center Companion Loans.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2004-C1 pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

      DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 2004-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

      -     all principal payments collected, including principal prepayments;

      - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

      -     any Static Prepayment Premiums and Yield Maintenance Charges;

      - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection

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            with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

      - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

      - any amounts paid by a mortgage loan seller (or, in the case of the Early Sale KeyBank Loans, by KeyBank) in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions", "--Repurchase of the TVO Portfolio Mortgage Loan" and/or "--Repurchase of the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan" in this prospectus supplement;

      - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

      - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

      - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

      - all payments required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

      - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

      Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in that master servicer's collection account. Any of the amounts described in the first five, the eighth, the tenth and the eleventh bullets in the prior paragraph with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan will, in most cases, be received from the servicing parties under the 2003-C4 pooling and servicing agreement and the series 2003-C5 pooling and servicing agreement, respectively.

      Notwithstanding the foregoing, amounts received with respect to the Beverly Center Total Loan or the related mortgaged real property and allocable to a Beverly Center Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

      Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

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      WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

            (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

            (c)   amounts allocable to the Companion Loans, and

            (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C1 certificateholders in accordance with any of clauses 2. through 16. and clauses 18. through 20. below;

      2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

      3. to pay itself, any primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

      4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than for the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) that is either--

            (a)   a specially serviced mortgage loan, or

            (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

      5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

      6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

      7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

      8. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

      9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan);

      10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

      11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

      12. to pay any master servicer, any special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

      13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

      14. to reimburse any master servicer, any special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

      15.   to pay for--

            - the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2004-C1 pooling and servicing agreement; and

            - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

      16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

      17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan or Beverly Center Companion Loan to the related loan-specific custodial account or sub-account;

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      18.   to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2004 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

      19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

      20. to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a Companion Loan under the terms of any CBA A/B Intercreditor Agreement, the Beverly Center Intercreditor Agreements, the Stanford Shopping Center Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, as applicable;

      21. to pay any other items described in this prospectus supplement as being payable from a collection account; and

      22. to clear and terminate the collection account upon the termination of the series 2004-C1 pooling and servicing agreement.

      In no event will any amounts allocable to the Beverly Center Companion Loans be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the Beverly Center Mortgage Loan. The Beverly Center Junior Companion Loans will provide limited subordination, and the Beverly Center PARI PASSU Companion Loans will provide no subordination, to the Beverly Center Mortgage Loan regarding various payments and reimbursements related to the Beverly Center Mortgage Loan that arise out of a credit default.

      Furthermore, in no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

      The master servicers under the series 2003-C4 and series 2003-C5 pooling and servicing agreements will be obligated to establish custodial accounts or subaccounts that relate to the Mayfair Mall Total Loan and the Stanford Shopping Center Total Loan, respectively. Each such master servicer will be entitled to make withdrawals from the related custodial account or subaccount, out of collections on or allocable to the Mayfair Mall Mortgage Loan or Stanford Shopping Center Mortgage Loan, as applicable, for purposes substantially similar to the permitted withdrawals from the collection accounts, as described above, to the extent that the item being withdrawn relates to or is allocable to the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage Loan, as the case may be.

REALIZATION UPON MORTGAGE LOANS

      PURCHASE OPTION. The series 2004-C1 pooling and servicing agreement grants the Series 2004-C1 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2004-C1 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2004-C1 certificates is no longer the series 2004-C1 controlling class.

      Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the applicable master servicer and the Series 2004-C1 Directing Certificateholder of such determination.

      Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2004-C1 pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or a Series 2004-C1 Directing Certificateholder or an assignee thereof that is an affiliate of the applicable special servicer

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proposes to purchase a Defaulted Loan, the applicable master servicer is required pursuant to the series 2004-C1 pooling and servicing agreement to determine whether the applicable special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The applicable master servicer shall be entitled to a one-time fee, as specified in the series 2004-C1 pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the applicable special servicer and the applicable master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The applicable special servicer must give prompt written notice of its fair value determination to the trustee, the applicable master servicer and the Series 2004-C1 Directing Certificateholder.

      If neither the Series 2004-C1 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the applicable special servicer may do so for a limited period.

      Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

      - if the applicable special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

      - if the applicable special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

      Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the series 2004-C1 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

      If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

      - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

      - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

      - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

      FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2004-C1 pooling and servicing agreement, if an event of default on an underlying mortgage loan (other than the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage Loan) has occurred and is continuing, the applicable special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The applicable special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2004-C1 certificateholders and the holder(s) of any related Companion Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the applicable special servicer has previously

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received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

      - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and
            (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      - the applicable special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

      As long as servicing of the Mayfair Mall Total Loan is governed by the series 2003-C4 pooling and servicing agreement, neither the applicable master servicer nor the applicable special servicer will be able to take any enforcement action with respect to the Mayfair Mall Mortgage Loan or the related mortgaged real property. Any such enforcement action would be taken by the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement.

      As long as servicing of the Stanford Shopping Center Mortgage Loan is governed by the series 2003-C5 pooling and servicing agreement, neither the applicable master servicer nor the applicable special servicer will be able to take any enforcement action with respect to the Stanford Shopping Center Mortgage Loan or the related mortgaged real property. Any such enforcement action would be taken by the Stanford Shopping Center Special Servicer under the series 2003-C5 pooling and servicing agreement.

      REO PROPERTIES. If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the trust fund (or, in the case of the Beverly Center Total Loan or a CBA A/B Loan Pair, on behalf of the trust fund and the holder(s) of the related Companion Loan(s)), the applicable special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      -     the IRS grants an extension of time to sell the property, or

      - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the series 2004-C1 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

      The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

      In general, the applicable special servicer or an independent contractor employed by the applicable special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

      -     maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code; and

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      -     does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

      Subject to the Servicing Standard and any other limitations imposed by the series 2004-C1 pooling and servicing agreement, a special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      To the extent that income the trust fund receives from an REO property is subject to--

      - a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%,

      - a tax on prohibited transactions, that income would be subject to U.S. federal tax at a 100% rate.

      The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the applicable special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to U.S. federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to U.S. federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2004-C1 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

      The series 2003-C4 and series 2003-C5 pooling and servicing agreements include requirements similar to those described above regarding the operation and disposition of any REO Property acquired with respect to the Mayfair Mall Mortgage Loan and/or the Stanford Shopping Center Mortgage Loan.

      REO ACCOUNT. The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2004-C1 pooling and servicing agreement.

      LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

      -     the outstanding principal balance of that mortgage loan,

      - interest (other than Default Interest) accrued on that mortgage loan,

      - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

      - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

      - any and all special servicing compensation payable with respect to that mortgage loan,

then the trust fund will realize a loss in the amount of such shortfall.

      The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2004-C1 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2004-C1 certificates will be further reduced by interest payable to the applicable master servicer or the trustee, as applicable, on any such advances.

      If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the applicable master servicer will not be required to make servicing advances to effect such restoration unless--

      - the applicable special servicer determines that such restoration will increase the proceeds to the series 2004-C1 certificateholders and the holder(s) of any related Companion Loan(s) on liquidation of the mortgage loan after reimbursement of the applicable special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

      - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

      SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) in the trust fund as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer its servicing responsibilities to the applicable special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the applicable special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

      The applicable special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the series 2004-C1 pooling and servicing agreement.

      The applicable special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

      As long as servicing of the Mayfair Mall Total Loan is governed by the series 2003-C4 pooling and servicing agreement, the Mayfair Mall Mortgage Loan will be considered a specially serviced mortgage loan in accordance with the series 2003-C4 pooling and servicing agreement in generally the same circumstances as is set forth in the third preceding paragraph.

      As long as servicing of the Stanford Shopping Center Total Loan is governed by the series 2003-C5 pooling and servicing agreement, the Stanford Shopping Center Mortgage Loan will be considered a specially serviced mortgage loan in accordance with the series 2003-C5 pooling and servicing agreement in generally the same circumstances as set forth in the fourth preceding paragraph.

      SERIES 2004-C1 CONTROLLING CLASS AND SERIES 2004-C1 DIRECTING CERTIFICATEHOLDER. The series 2004-C1 controlling class will be the most subordinate class of series 2004-C1 certificates (other than the class A-X, A-SP, A-Y, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2004-C1 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2004-C1 controlling class will be the most subordinate of the class of series 2004-C1 principal balance certificates that has a total principal balance greater than zero.

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      The series 2004-C1 controlling class as of the closing date will be the class P certificates.

      The "Series 2004-C1 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2004-C1 controlling class selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2004-C1 controlling class; provided, however, that until a Series 2004-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2004-C1 controlling class that a Series 2004-C1 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2004-C1 controlling class certificates will be the Series 2004-C1 Directing Certificateholder.

      If the Series 2004-C1 Directing Certificateholder is part of a Mayfair Mall Control Group, it will be able to direct various servicing actions of the Mayfair Mall Master Servicer and Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement with respect to the Mayfair Mall Total Loan (and, if not part of a Mayfair Mall Control Group, will be able to consult with the Mayfair Mall Master Servicer and Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement regarding various servicing actions with respect to the Mayfair Mall Total Loan). See "--Replacement of a Special Servicer" above and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" in this prospectus supplement.

      The Series 2004-C1 Directing Certificateholder will be able to direct various servicing actions of the Stanford Shopping Center Master Servicer and Stanford Shopping Center Special Servicer under the series 2003-C5 pooling and servicing agreement with respect the Stanford Shopping Center Total Loan. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan" in this prospectus supplement.

      If it is one of the Beverly Center Controlling Holders, the Series 2004-C1 Directing Certificateholder will be able to direct various servicing actions of the master servicer and special servicer under the series 2004-C1 pooling and servicing agreement with respect to the Beverly Center Total Loan (and, if not one of the Beverly Center Controlling Holders, will be able to consult with the applicable master servicer and applicable special servicer under the series 2004-C1 pooling and servicing agreement regarding various servicing actions with respect to the Beverly Center Total Loan. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement.

      ASSET STATUS REPORT. Pursuant to the series 2004-C1 pooling and servicing agreement, the applicable special servicer is required to prepare and deliver a report to each rating agency, each master servicer, the Series 2004-C1 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan) that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan.

      Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

      - a summary of the status of the subject specially serviced mortgage loan;

      - a discussion of the legal and environmental considerations reasonably known to that special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

      - a current rent roll (for all properties other than residential cooperative properties) and income or operating statement available for the related mortgaged real property;

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      -     a recommendation by that special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

      -     a summary of any proposed actions; and

      - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

      With respect to any mortgage loan in the trust fund that becomes a specially serviced mortgage loan (excluding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan), if, within ten business days following delivery of the Asset Status Report, the Series 2004-C1 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the applicable special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2004-C1 Directing Certificateholder disapproves in writing such Asset Status Report, the applicable special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2004-C1 Directing Certificateholder's disapproval. The applicable special servicer must continue to revise that Asset Status Report until either the Series 2004-C1 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the applicable special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the applicable special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2004-C1 certificateholders and it has made a reasonable effort to contact the Series 2004-C1 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2004-C1 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

      The applicable special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The applicable special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

      In addition to the foregoing, the applicable special servicer is required to, subject to the Servicing Standard, obtain the consent of the Series 2004-C1 Directing Certificateholder prior to the taking by that special servicer of the following actions--

      - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan) as come into and continue in default;

      - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan);

      - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan);

      - any proposed or actual sale of an REO Property out of the trust fund (other than an REO Property that relates to the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan or the Beverly Center Mortgage Loan) for less than the outstanding principal balance of, and accrued interest (other than

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            Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

      - any determination to bring an REO Property held by the trust fund (other than an REO Property that relates to the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan or the Beverly Center Mortgage Loan) into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      - any release of material collateral for a mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan), other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

      - any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan), other than in accordance with the specific terms of that mortgage loan;

      - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan) other than in accordance with the specific terms of that mortgage loan; and

      - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan and other than in respect of permitted subordinate debt for mortgage loans secured by residential cooperative properties).

      Notwithstanding the foregoing, no direction of the Series 2004-C1 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2004-C1 pooling and servicing agreement, may (a) require or cause the applicable special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2004-C1 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the applicable special servicer, the trustee, us, the trust fund or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the applicable special servicer's or the applicable master servicer's responsibilities under the series 2004-C1 pooling and servicing agreement. The applicable special servicer will not (x) follow any such direction of the Series 2004-C1 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2004-C1 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

SECURITIES BACKED BY THE BEVERLY CENTER PARI PASSU COMPANION LOANS

      Because each Beverly Center PARI PASSU Companion Loan is expected to be securitized, some servicing actions with respect to the Beverly Center Loan Group may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by any Beverly Center PARI PASSU Companion Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The applicable special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2005, each master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer (other than the mortgaged real properties securing the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan, respectively) at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid

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principal balance of under $2,500,000, once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C1 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

      Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2005, each master servicer and each special servicer must:

      - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

            1. the firm has examined certain documents and records relating to the servicing operations of that master servicer or special servicer, as the case may be, for the previous year, and

            2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that such master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

      - deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the series 2004-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

      In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or special servicer under the series 2004-C1 pooling and servicing agreement:

      - any failure by such master servicer to make (a) any required deposit into its collection account or any other account created under the series 2004-C1 pooling and servicing agreement, which failure continues unremedied for two business days, or any required remittance to the trustee for deposit in the trustee's distribution account by the time required under the series 2004-C1 pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the series 2004-C1 pooling and servicing agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

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      -     any failure by such special servicer to deposit into the REO
            Account, or to remit to the applicable master servicer for deposit in that master servicer's collection account, any such deposit or remittance required to be made by that special servicer, when so required under the series 2004-C1 pooling and servicing agreement, which failure continues unremedied for two business days;

      - any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2004-C1 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as that master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2004-C1 pooling and servicing agreement or by any affected holder of a Companion Loan;

      - any breach by such master servicer or such special servicer of a representation or warranty contained in the series 2004-C1 pooling and servicing agreement which materially and adversely affects the interests of the series 2004-C1 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the series 2004-C1 pooling and servicing agreement or by any affected holder of a Companion Loan; provided, however, if such breach is not capable of being cured within such 30-day period and that master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

      - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable master servicer or the applicable special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

      - such master servicer is removed from S&P's approved master servicer list, or such special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or, in respect of those underlying mortgage loans secured by mortgaged real properties other than residential cooperative properties for which NCB is acting as special servicer, S&P has notified the trustee in writing that NCB is no longer acceptable as special servicer for those mortgage loans and an acceptable special servicer has not been appointed and approved by S&P in respect of those underlying mortgage loans within 60 days of the trustee's receipt of such notice (provided that the series 2004-C1 pooling and servicing agreement shall contain provisions pursuant to which NCB may cure any such event of default pertaining to NCB serving in its capacity as special servicer for mortgage loans that are other than residential cooperative mortgage loans by transferring the special servicing of such mortgage loans to the other special servicer hereunder).

      - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2004-C1 certificates, or (b) placed any class of series 2004-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action.

      The series 2003-C4 and series 2003-C5 pooling and servicing agreements each provide for similar, but not identical, events of default for the master servicer and special servicer thereunder.

      The series 2004-C1 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the Beverly Center Companion Loans.

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RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2004-C1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2004-C1 pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2004-C1 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of a Special Servicer" above, the trustee must either:

      - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2004-C1 pooling and servicing agreement; or

      - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2004-C1 pooling and servicing agreement.

      Certificateholders entitled to at least 51% of the series 2004-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C1 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that each master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

      In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2004-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2004-C1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C1 pooling and servicing agreement.

      Although the series 2003-C4 and series 2003-C5 pooling and servicing agreements each provide for similar termination provisions with respect to the servicers thereunder upon an event of default as are described above, the series 2004-C1 certificateholders may be unable to force such a termination even if the event of default affects the Mayfair Mall Mortgage Loan or the Stanford Shopping Center Mortgage Loan, as the case may be.

      No series 2004-C1 certificateholder will have the right under the series 2004-C1 pooling and servicing agreement to institute any proceeding with respect thereto unless:

      - that holder previously has given to the trustee written notice of default;

      - except in the case of a default by the trustee, series 2004-C1 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2004-C1 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

      - the trustee for 60 days has neglected or refused to institute any such proceeding.

      The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2004-C1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C1 certificateholders, unless in the trustee's opinion, those series 2004-C1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

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MATTERS REGARDING THE TRUSTEE

      The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

      -     be authorized under those laws to exercise corporate trust powers,

      -     have a combined capital and surplus of at least $50,000,000, and

      - be subject to supervision or examination by federal or state authority.

      If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0018% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

      The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

      - entitled to retain any interest or other income earned on those funds, and

      - required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2004-C1 pooling and servicing agreement.

      See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

      We, the trustee, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2004-C1 pooling and servicing agreement and the series 2004-C1 certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating

                                      S-216
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to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

      The obligations created by the series 2004-C1 pooling and servicing agreement will terminate following the earlier of--

      1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

      2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2004-C1 controlling class, a master servicer or a special servicer, in the order of preference discussed below, and

      3.    the distribution date in January 2037.

      Written notice of termination of the series 2004-C1 pooling and servicing agreement will be given to each series 2004-C1 certificateholder. The final distribution with respect to each series 2004-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C1 certificate registrar or at any other location specified in the notice of termination.

      The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

      - any single holder or group of holders of the controlling class of series 2004-C1 certificates;

      - the master servicer of the underlying mortgage loans sold by NCB, FSB to us for inclusion in the trust fund;

      - the special servicer of the underlying mortgage loans sold by NCB, FSB to us for inclusion in the trust fund;

      -     either of the other two master servicers; and

      -     the other special servicer;

provided that if any party above, other than NCB, FSB as the master servicer of the loans sold by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

      Any purchase by any single certificateholder or group of certificateholders of the series 2004-C1 controlling class, a master servicer or a special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

      -     the sum of--

            1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

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                  -     all unpaid and unadvanced interest, other than Default
                        Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                  - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

            2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the applicable master servicer(s), the applicable special servicer(s) and the trustee; minus

                  - solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C1 pooling and servicing agreement.

      The purchase will result in early retirement of the then outstanding series 2004-C1 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2004-C1 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C1 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

      Following the date on which the total principal balance of the offered certificates, together with the class D, E, F, G and H certificates, is reduced to zero, subject to any conditions set forth in the series 2004-C1 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2004-C1 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

      In general, the series 2004-C1 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2004-C1 pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

      - the holders of the series 2004-C1 certificates entitled to not less than 66 2/3% of the series 2004-C1 voting rights, not taking into account series 2004-C1 certificates held by us or any of our affiliates or agents, and

      - all of the series 2004-C1 certificateholders that will be adversely affected by the amendment in any material respect.

      Additionally, absent a material adverse effect on any certificateholder, the series 2004-C1 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

      Furthermore, no amendment of the series 2004-C1 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

      The master servicers and special servicers will be permitted to purchase any class of series 2004-C1 certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to that master servicer's or special

                                      S-218
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servicer's duties pursuant to the series 2004-C1 pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 2004-C1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2004-C1 pooling and servicing agreement, each master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2004-C1 certificate by that master servicer or special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
         MORTGAGED PROPERTIES LOCATED IN NEW YORK, CALIFORNIA AND TEXAS

      The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, which mortgage loans represent 20.0% of the initial mortgage pool balance, mortgaged real properties located in California, which mortgage loans represent 19.7% of the initial mortgage pool balance, and mortgaged real properties in Texas, which mortgage loans represent 12.8% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

      Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

CALIFORNIA

      Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

TEXAS

      Under Texas law, a deed of trust customarily is foreclosed by non-judicial process. Judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a

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longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion that, assuming compliance with the series 2004-C1 pooling and servicing agreement, the series 2003-C4 pooling and servicing agreement and the series 2003-C5 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each single mortgage loan REMIC, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

      The assets of any single mortgage loan REMIC will primarily consist of the related underlying mortgage loan, together with all payments and collections thereon and any related REO Property that may be acquired by the trust fund following a borrower default.

      The assets of REMIC I will generally include--

      -     the regular interest in any single mortgage loan REMIC,

      -     the underlying mortgage loans not held by a single mortgage loan
            REMIC,

      - any REO Properties acquired on behalf of the series 2004-C1 certificateholders in respect of the underlying mortgage loans referred to in the prior bullet,

      -     each master servicer's collection account,

      -     each special servicer's REO account, and

      -     the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans and any assets held by a single mortgage loan REMIC.

      For U.S. federal income tax purposes,

      - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      - the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

      - the class R certificates will evidence interests in the sole class of residual interests in any single mortgage loan REMIC and each of REMIC I and REMIC II, and

      - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      For federal income tax reporting purposes, it is anticipated that none of the offered certificates will be issued with more than a DE MINIMIS amount of original issue discount.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

      Some classes of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

      - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

      - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

      - there will be no extension of maturity for any mortgage loan in the trust fund.

      However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets", the offered certificates will be treated in their entirety as real estate assets.

      Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as--

      - "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code, and

      - "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Code.

      To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      1. the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related mortgage loan documents allow that substitution,

      3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES

      It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

      See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      If you are--

      -     a fiduciary of a Plan, or

      -     any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

      If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2004-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C1 certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

      - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

      - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

      - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

      - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than the Exemption-Favored Parties);

      -     FOURTH, the following must be true--

            1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

            2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

            3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2004-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

      - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the trust fund meet the following requirements:

      - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

      - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

      - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

      -     the continued holding of offered certificates by a Plan.

      However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

      - on behalf of a Plan sponsored by any member of the Restricted Group, and

      - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

      - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

            1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

            2.    an affiliate of that borrower,

      - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

      -     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      -     providing services to the Plan, or

      -     having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will be "mortgage related securities" within the meaning of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

      Except as to the status of certain classes of the offered certificates as "mortgage related securities", neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      -     are legal investments for them, or

      -     are subject to investment, capital or other restrictions.

      In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

      -     prudent investor provisions,

      -     percentage-of-assets limits, and

      - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

      There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

      See   "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

      We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

      Under the terms and subject to the conditions set forth in an underwriting agreement dated February 26, 2004, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

          UNDERWRITER                CLASS A-1      CLASS A-2        CLASS A-3      CLASS A-4         CLASS B        CLASS C
--------------------------------  --------------  --------------  --------------  --------------  --------------  --------------
Credit Suisse First Boston LLC..  $   84,226,000  $  260,312,000  $  156,544,000  $  885,151,000  $   44,586,000  $   18,240,000
PNC Capital Markets, Inc........  $            0  $            0  $            0  $            0  $            0  $            0
McDonald Investments Inc........  $            0  $            0  $            0  $            0  $            0  $            0
Lehman Brothers Inc.............  $            0  $            0  $            0  $            0  $            0  $            0
WaMu Capital Corp...............  $            0  $            0  $            0  $            0  $            0  $            0
                                  --------------  --------------  --------------  --------------  --------------  --------------

TOTAL...........................  $   84,226,000  $  260,312,000  $  156,544,000  $  885,151,000  $   44,586,000  $   18,240,000
                                  ==============  ==============  ==============  ==============  ==============  ==============

      The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

      Our proceeds from the sale of the offered certificates will be approximately 100.47% of the total initial principal balance of the offered certificates, plus accrued interest from March 1, 2004, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,500,000.

      The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

      The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

      We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

      We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 11th business day following the date hereof (this settlement cycle being referred to as "T+11"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+11, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATING

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                           CLASS      MOODY'S      S&P
                           -----      -------      ---
                            A-1         Aaa        AAA
                            A-2         Aaa        AAA
                            A-3         Aaa        AAA
                            A-4         Aaa        AAA
                             B          Aa2         AA
                             C          Aa3        AA-

      The ratings on the offered certificates address the likelihood of--

      - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

      - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

      The ratings on the offered certificates take into consideration--

      -     the credit quality of the mortgage pool,

      - structural and legal aspects associated with the offered certificates, and

      - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      -     the tax attributes of the offered certificates or of the trust fund,

      - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

      - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

      "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

      "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

      "ADDITIONAL TRUST FUND EXPENSE" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

      - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

      - is not covered by a servicing advance or a corresponding collection from the related borrower, and

      - does not represent a loss on a mortgage loan arising from the inability of a master servicer and/or a special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

      We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

      "AIG" means American International Group, Inc.

      "A.M. BEST" means A.M. Best Company.

      "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2004-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the applicable special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate

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equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

      Notwithstanding the foregoing:

      - In the case of the Beverly Center Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the Beverly Center Total Loan, as if it was a single underlying mortgage loan, and then allocated, FIRST, to the Beverly Center C-Note Companion Loan, up to its unpaid principal balance, second, to the Beverly Center B-Note Companion Loan, up to its unpaid principal balance, and LAST, PRO RATA by balance, to the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans.

      - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject A/B Loan Pair, as if it was a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

      - In the case of the Mayfair Mall Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to the Mayfair Mall Total Loan under the series 2003-C4 pooling and servicing agreement, generally in the manner described above as if it was a single underlying mortgage loan, and then allocated to the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loans, PRO RATA by balance.

      - In the case of the Stanford Shopping Center Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to the Stanford Shopping Center Total Loan under the series 2003-C5 pooling and servicing agreement, generally in the manner described above as if it was a single underlying mortgage loan, and then allocated to the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan, PRO RATA by balance.

      "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), the earliest of any of the following events--

      - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

      - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

      - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

      -     30 days after a borrower declares bankruptcy;

      - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

      -     immediately after a mortgaged real property becomes an REO Property;

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provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2004-C1 principal balance certificates (other than the class A-1, A-2, A-3 and A-4 certificates) have been reduced to zero.

      An "APPRAISAL REDUCTION EVENT" (or the equivalent) with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan is defined under the series 2003-C4 pooling and servicing agreement and the series 2003-C5 pooling and servicing agreement, respectively, and the relevant events may differ from those specified above.

      "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

      "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" iN this prospectus supplement.

      "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2004-C1 Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

      "ASTM" means the American Society for Testing and Materials.

      "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

      "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

      -     Yield Maintenance Charges,

      -     Post-ARD Additional Interest, or

      -     Static Prepayment Premiums.

      The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2004-C1 certificates (other than the class V certificates) on that date.

      "BAY PLAZA COMMUNITY CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the Bay Plaza Community Center Property.

      "BAY PLAZA COMMUNITY CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Bay Plaza Community Center".

      "BEVERLY CENTER ALL NOTES INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement.

      "BEVERLY CENTER B-NOTE COMPANION LENDER" means the holder of the Beverly Center B-Note Companion Loan.

      "BEVERLY CENTER B-NOTE COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $20,000,000 that is secured by the Beverly Center Property, which mortgage loan will not be included in the trust fund. The Beverly Center B-Note Companion Loan is senior in right of payment to the Beverly Center C-Note Companion Loan, and subordinate in right of payment to the Beverly Center Senior Loan.

      "BEVERLY CENTER C-NOTE COMPANION LENDER" means the holder of the Beverly Center C-Note Companion Loan.

      "BEVERLY CENTER C-NOTE COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $21,000,000 that is secured by the Beverly Center Property, which mortgage loan will not be included in the trust fund. The

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Beverly Center C-Note Companion Loan is subordinate in right of payment to the
Beverly Center Senior Loan and the Beverly Center B-Note Companion Loan.

      "BEVERLY CENTER COMPANION LENDER" means any holder of a Beverly Center Companion Loan.

      "BEVERLY CENTER COMPANION LOANS" means the Beverly Center PARI PASSU Companion Loans, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan.

      "BEVERLY CENTER CONTROLLING HOLDER(S)" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement.

      "BEVERLY CENTER INTERCREDITOR AGREEMENTS" means the Beverly Center All Notes Intercreditor Agreement and the Beverly Center Senior Notes Intercreditor Agreement, together.

      "BEVERLY CENTER JUNIOR COMPANION LOANS" means the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan.

      "BEVERLY CENTER MASTER SERVICER" means the master servicer in respect of the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement.

      "BEVERLY CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the Beverly Center Property.

      "BEVERLY CENTER PARI PASSU COMPANION LENDER" means any holder of a Beverly Center PARI PASSU Companion Loan.

      "BEVERLY CENTER PARI PASSU COMPANION LOANS" means any of the six (6) mortgage loans with an aggregate cut-off date principal balance of $206,500,000 that are secured by the Beverly Center Property, which mortgage loans will not be included in the trust fund. The Beverly Center PARI PASSU Companion Loans are PARI PASSU in right of payment with the Beverly Center Mortgage Loan and senior in right of payment with the Beverly Center Junior Companion Loans.

      "BEVERLY CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Beverly Center".

      "BEVERLY CENTER SENIOR LOAN" means the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans collectively.

      "BEVERLY CENTER SENIOR NOTES INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Beverly Center Mortgage Loan" in this prospectus supplement.

      "BEVERLY CENTER SPECIAL SERVICER" means the special servicer in respect of the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement.

      "BEVERLY CENTER SPECIALLY DESIGNATED SERVICING ACTION" means any of the following actions with respect to the Beverly Center Total Loan or any related REO Property, as applicable.

      - any modification or waiver of a monetary term of the Beverly Center Total Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the Beverly Center Total Loan or the monthly debt service payment or prepayment consideration payable on any mortgage loan comprising the Beverly Center Total Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the Beverly Center Total Loan or a modification of any other monetary term of any mortgage loan comprising the Beverly Center Total Loan relating to the timing or amount of any payment of principal and interest (other than Default Interest);

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      -     any modification of, or waiver with respect to, the Beverly Center
            Total Loan that would result in a discounted payoff of any mortgage loan comprising the Beverly Center Total Loan;

      - any foreclosure upon or comparable transfer (which may include acquisition of an REO Property) of the ownership of the Beverly Center Property or any acquisition of the Beverly Center Property by deed-in-lieu of foreclosure;

      -     any sale of the Beverly Center Property, including as an REO
            Property;

      - any release of the related borrower or any guarantor from liability with respect to the Beverly Center Total Loan;

      - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

      - any action to bring the Beverly Center Property, including as an REO Property, into compliance with environmental laws;

      - any substitution or release of collateral for the Beverly Center Total Loan, except as permitted by the related loan documents;

      - any transfer of the Beverly Center Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related loan documents;

      - any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

      - the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

      - any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

      - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related loan documents);

      - the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

      - any waiver of amounts required to be deposited into escrow or reserve accounts under the related loan documents, or any modification or amendment to any of the related loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the related loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

      - the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Beverly Center Total Loan (instead of rebuilding the Beverly Center Property), if such repayment would not result in the payment in full of all amounts due and payable to the Beverly Center Controlling Holder(s); and

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      -     any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents.

      "BEVERLY CENTER TOTAL LOAN" means the Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan, collectively.

      "BRISTOL PARK AT ENCINO COMMONS APARTMENTS MORTGAGE LOAN" means the underlying mortgage loan secured by the Bristol Park at Encino Commons Apartments Property.

      "BRISTOL PARK AT ENCINO COMMONS APARTMENTS PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Bristol Park at Encino Commons Apartments".

      "CANTERBURY APARTMENTS MORTGAGE LOAN" means the underlying mortgage loan secured by the Canterbury Apartments Property.

      "CANTERBURY APARTMENTS PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Canterbury Apartments".

      "CBA" means CBA Mezzanine Capital Finance, LLC.

      "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between KeyBank or Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

      "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

      "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

      "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Belmont Landing Apartments, the Shoppes of Kenwood, the Springlake Park Manufactured Home Park, the Fountain Brook Apartments, the Timbers of Keegan's Bayou Apartments, Atrium Business Tower and Klein Shopping Center Portfolio, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

      "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

      "CLAREMORE APARTMENT HOMES MORTGAGE LOAN" means the underlying mortgage loan secured by the Claremore Apartment Homes Property.

      "CLAREMORE APARTMENT HOMES PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Claremore Apartment Homes".

      "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

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      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLUMN" means Column Financial, Inc.

      "COMPANION LOANS" means, collectively, the Mayfair Mall Companion Loans, the Stanford Shopping Center Companion Loan, the Beverly Center Companion Loans and the CBA B-Note Companion Loans.

      "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio".

      "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2004-C1 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable special servicer.

      "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

      "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

      - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next four bullets, the ratio of--

            1. the cut-off-date principal balance of the subject mortgage loan, to

            2. the Most Recent Appraised Value of the related mortgaged real property;

      - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

            1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

            2. the total Most Recent Appraised Value for all of the related mortgaged real properties;

      -     with respect to the Mayfair Mall Mortgage Loan, the ratio of--

            1. the total cut-off date principal balance of the Mayfair Mall Total Loan, to

            2.    the Most Recent Appraised Value of the Mayfair Mall Property;

      - with respect to the Stanford Shopping Center Mortgage Loan, the ratio of--

            1. the total cut-off date principal balance of the Stanford Shopping Center Total Loan, to

                                      S-236
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            2.    the Most Recent Appraised Value of the Stanford Shopping
                  Center Property; and

      -     with respect to the Beverly Center Mortgage Loan, the ratio of--

            1. the total cut-off date principal balance of the Beverly Center Senior Loan, to

            2.    the Most Recent Appraised Value of the Beverly Center
                  Property.

      "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

      "DEFAULT INTEREST" means any interest that--

      - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

      - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

      "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

      "DTC" means The Depository Trust Company.

      "EARLY SALE KEYBANK LOANS" means those 17 mortgage loans acquired by Column from KeyBank in December 2003, representing 6.4% of the initial mortgage pool balance, as described under "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers--The Early Sale KeyBank Loans".

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

      For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

      - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

            1. from operating statements relating to a complete fiscal year of the borrower ended in 2000, 2001 or 2002 or a trailing 12-month period ended in 2002 or 2003,

            2. by annualizing the amount of expenses for partial 2002 or 2003 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

            3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

                                      S-237
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            4.    if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

      - the "expense modifications" made to the historical annual operating expenses for that property include--

            1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

            2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

            3.    the underwritten recurring replacement reserve amounts,

            4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

            5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

            6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

            7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

      The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

      By way of example, Estimated Annual Operating Expenses generally include--

      -     salaries and wages,

      -     the costs or fees of--

            1.    utilities,

            2.    repairs and maintenance,

            3.    replacement reserves,

            4.    marketing,

            5.    insurance,

            6.    management,

            7.    landscaping,

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            8.    security, if provided at the property, and

      - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

      Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

      "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

      For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

      - the "base estimated annual revenues" for that property were generally assumed to equal--

            1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

            2. in the case of a hospitality property, the estimated average room sales, and

            3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

      - the "revenue modifications" made to the base estimated annual revenues for that property include--

            1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

            2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

            3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

            4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

            5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

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      By way of example, Estimated Annual Revenues generally include:

      - for multifamily rental properties and manufactured housing communities, rental and other revenues,

      - for hospitality properties, room, food and beverage, telephone and other revenues, and

      - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

      In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

      - determined on the assumption that the property was net leased to a single tenant at market rents, and

      - derived from rental rate and vacancy information for the surrounding real estate market.

      "EUROCLEAR" means The Euroclear System.

      "EXCESS SERVICING STRIP" means, as to any master servicer, a portion of the applicable master servicing fees equal to fees accrued at a rate in excess of 0.005% per annum.

      "EXEMPTION-FAVORED PARTY" means any of the following--

      -     Credit Suisse First Boston LLC,

      - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

      - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

      "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2004-C1 pooling and servicing agreement, is the fair value of a Defaulted Loan.

      "FF&E" means furniture, fixtures and equipment.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FITCH" means Fitch, Inc.

      "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

      "GAAP" means generally accepted accounting principles.

      "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject

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property may vary from the method of determining Underwritten Net Operating
Income for that property, resulting in variances in the related net operating income values.

      "IRS" means the Internal Revenue Service.

      "KEYBANK" means KeyBank National Association.

      "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

      "LEASABLE SQUARE FOOTAGE", "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

      "LENNAR" means Lennar Partners, Inc.

      "LNR" means LNR Property Corporation.

      "LOCK/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

      "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

      "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

      "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

      - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in any of the next four bullets, the ratio of--

            1.    the Maturity/ARD Balance of the subject mortgage loan, to

            2. the Most Recent Appraised Value of the related mortgaged real property; and

      - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

            1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

            2. the total Most Recent Appraised Value of all of the related mortgaged real properties;

      -     with respect to the Mayfair Mall Mortgage Loan, the ratio of--

            1. the total Maturity/ARD Balance of the Mayfair Mall Total Loan (calculated as if it was a single underlying mortgage loan), to

            2.    the Most Recent Appraised Value of the Mayfair Mall Property;

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      -     with respect to the Stanford Shopping Center Mortgage Loan, the ratio of--

            1. the total Maturity/ARD Balance of the Stanford Shopping Center Total Loan (calculated as if it was a single underlying mortgage loan), to

            2. the Most Recent Appraised Value of the Stanford Shopping Center Property; and

      -     with respect to the Beverly Center Mortgage Loan, the ratio of--

            1. the total Maturity/ARD Balance of the Beverly Center Senior Loan (calculated as if it was a single underlying mortgage loan), to

            2.    the Most Recent Appraised Value of the Beverly Center
                  Property.

      "MAYFAIR MALL COMPANION LENDER" means the holder of a Mayfair Mall Companion Loan.

      "MAYFAIR MALL COMPANION LOANS" means the Mayfair Mall Series 2003-C4 Companion Loan and the Mayfair Mall Series 2003-C5 Companion Loan.

      "MAYFAIR MALL CONTROL GROUP" means, as of any time of determination, the holder or holders of such mortgage loans comprising the Mayfair Mall Total Loan as then represent more than 50% of the unpaid principal balance of the Mayfair Mall Total Loan; provided that, for purposes of objecting to Mayfair Mall Specially Designated Servicing Actions proposed by the Mayfair Mall Special Servicer with respect to the Mayfair Mall Total Loan or any related REO Property, directing the actions of the Mayfair Mall Special Servicer with respect to the Mayfair Mall Total Loan (if it is being specially serviced) or any related REO Property and/or replacing the Mayfair Mall Special Servicer in respect of the Mayfair Mall Total Loan or any related REO Property, all as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan" in this prospectus supplement, any holder of a mortgage loan comprising the Mayfair Mall Total Loan may appoint a representative or designee to exercise its rights and, in the case of the Mayfair Mall Mortgage Loan, that designee will be the Series 2004-C1 Directing Certificateholder.

      "MAYFAIR MALL CURE PAYMENT" means any payment made to the Mayfair Mall Master Servicer to cure a default as set forth under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Mayfair Mall Mortgage Loan--Cure Rights" in this prospectus supplement.

      "MAYFAIR MALL CURE PERIOD" means, as regards the curing of defaults under the Mayfair Mall Total Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice of a non-monetary default.

      "MAYFAIR MALL INTERCREDITOR AGREEMENT" means the agreement between the trust fund, as holder of the Mayfair Mall Mortgage Loan, and the Mayfair Mall Companion Lenders, providing, among other things, that all amounts received in respect of the Mayfair Mall Total Loan will be paid PRO RATA to the holder of the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Lenders.

      "MAYFAIR MALL MORTGAGE LOAN" means the underlying mortgage loan that is secured by a lien on the related borrower's interest in the Mayfair Mall Property, which mortgage loan will be in the trust fund.

      "MAYFAIR MALL MASTER SERVICER" means the master servicer of the Mayfair Mall Total Loan under the series 2003-C4 pooling and servicing agreement.

      "MAYFAIR MALL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Mayfair Mall".

      "MAYFAIR MALL SERIES 2003-C4 COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $49,337,491 that is secured, on a PARI PASSU basis with the Mayfair Mall Mortgage Loan, by a lien on the related borrower's

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interest in the Mayfair Mall Property, which mortgage loan will not be included in the trust fund and, instead, is part of our series 2003-C4 commercial mortgage securitization.

      "MAYFAIR MALL SERIES 2003-C5 COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $78,939,985 that is secured, on a PARI PASSU basis with the Mayfair Mall Mortgage Loan, by a lien on the related borrower's interest in the Mayfair Mall Property, which mortgage loan will not be included in the trust fund and, instead, is part of our series 2003-C5 commercial mortgage securitization.

      "MAYFAIR MALL SPECIALLY DESIGNATED SERVICING ACTION" means any of the following actions with respect to the Mayfair Mall Total Loan or any related REO Property, as applicable, while it is being serviced and/or administered under the series 2003-C4 pooling and servicing agreement:

      - if the Mayfair Mall Total Loan is being specially serviced under the series 2003-C4 pooling and servicing agreement, any modification, waiver or amendment of a monetary term of the Mayfair Mall Total Loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

      - any foreclosure or comparable conversion of the ownership of the Mayfair Mall Property;

      - any proposed sale of an REO Property that relates to the Mayfair Mall Total Loan other than in connection with the termination of the series 2003-C4 commercial mortgage trust;

      - if the Mayfair Mall Total Loan is being specially serviced under the series 2004-C1 pooling and servicing agreement, any determination to bring the Mayfair Mall Property, including as an REO Property, into compliance with applicable environmental laws;

      - any acceptance of substitute or additional collateral for the Mayfair Mall Total Loan when it has become a specially serviced mortgage loan under the series 2003-C4 pooling and servicing agreement (other than in accordance with the terms of the related loan documents);

      - any acceptance of a discounted payoff with respect to the Mayfair Mall Total Loan when it has become specially serviced mortgage loan under the series 2003-C4 pooling and servicing agreement;

      -     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      - any acceptance of an assumption agreement releasing the related borrower from liability under the Mayfair Mall Total Loan; and

      - any release of collateral for the Mayfair Mall Total Loan when it has become a specially serviced mortgage loan under the series 2003-C4 pooling and servicing agreement (other than in accordance with the terms of, or upon satisfaction of, the Mayfair Mall Total
            Loan); and

      - such other events as may be expressly provided for in the series 2003-C4 pooling and servicing agreement (with respect to the Mayfair Mall Total Loan for which it governs the servicing).

      "MAYFAIR MALL SPECIAL SERVICER" means the special servicer with respect to the Mayfair Mall Total Loan under the series 2003-C4 pooling and servicing agreement.

      "MAYFAIR MALL TOTAL LOAN" means the Mayfair Mall Mortgage Loan and the Mayfair Mall Companion Loans, collectively.

      "MEMBER LOAN" shall mean the loan made by Column to SPG Palo Alto Member, LLC, the sole member of the borrower under the Stanford Shopping Center Total Loan.

      "MERISTAR HOSPITALITY PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Meristar Hospitality Portfolio Property.

      "MERISTAR HOSPITALITY PORTFOLIO PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Meristar Hospitality Portfolio".

      "MIDLAND" means Midland Loan Services, Inc.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C1 certificates and the underlying mortgage loans:

      - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,621,325,236;

      - the total initial principal balance or notional amount, as the case may be, of each class of series 2004-C1 certificates is as described in this prospectus supplement;

      - the pass-through rate for each interest-bearing class of series 2004-C1 certificates is as described in this prospectus supplement;

      - there are no delinquencies or losses with respect to the underlying mortgage loans;

      - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

      - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

      - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

      - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

      - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

      - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

      - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      -     all prepayments on the underlying mortgage loans are assumed to be--

            1     accompanied by a full month's interest,

            2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment or Yield Maintenance Charge, and

            3.    received on the applicable due date of the relevant month;

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      -     no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2004-C1 Pooling and Servicing Agreement--Termination";

      - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions", "--Repurchase of the TVO Portfolio Mortgage Loan" or "--Repurchase of thE Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan" in this prospectus supplement;

      - because the TVO Portfolio Mortgage Loan provides for a release of the TVO Portfolio Property upon the delivery of defeasance collateral beginning in January 2006, and because the related mortgage loan seller would be required to repurchase the TVO Portfolio Mortgage Loan in connection with any such defeasance prior to the second anniversary of the date of initial issuance of the offered certificates (as described in "Description of the Underlying Mortgage Loans--Repurchase of the TVO Portfolio Mortgage Loan"), this loan has been modeled with the following call protection even though the related borrower is not able to prepay the subject loan with a Yield Maintenance Charge: Lock/35_YM/3_Lock/16_0.0%/6. Any yield maintenance payment paid by the related mortgage loan seller in connection with any such repurchase of the TVO Portfolio Mortgage Loan will be allocated to the class A-X certificates;

      - the loan identified on Exhibit A-1 as Westwood Self Storage will always meet all net income requirements, thus requiring no mandatory prepayments;

      - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

      -     there are no Additional Trust Fund Expenses;

      - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

      - payments on the offered certificates are made on the 15th day of each month, commencing in April 2004; and

      - the offered certificates are settled on an assumed settlement date of March 15, 2004.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

      - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

      - for any mortgaged real property (other than a residential cooperative property) securing an underlying mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

            1.    the "as is" value set forth in the related appraisal, plus

            2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

      In general, the amount of costs assumed by the appraiser for these purposes is based on--

      -     an estimate by the individual appraiser,

      -     an estimate by the related borrower,

      - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

      -     a combination of these estimates.

      "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

      - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in any of the next four bullets, the ratio of--

            1. the Most Recent Net Cash Flow for the related mortgaged real property, to

            2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2004;

      - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

            1.    the total Most Recent Net Cash Flow for those properties, to

            2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2004;

      -     with respect to the Mayfair Mall Mortgage Loan, the ratio of--

            1.    the Most Recent Net Cash Flow of the Mayfair Mall Property, to

            2. twelve times the monthly debt service payment for the Mayfair Mall Total Loan due on its due date in March 2004;

      - with respect to the Stanford Shopping Center Mortgage Loan, the ratio of--

            1. the Most Recent Net Cash Flow of the Stanford Shopping Center Property, to

            2. twelve times the monthly debt service payment for the Stanford Shopping Center Total Loan due on its due date in March 2004; and

      -     with respect to the Beverly Center Mortgage Loan, the ratio of--

            1. the Most Recent Net Cash Flow of the Beverly Center Property, to

            2. twelve times the average monthly debt service payment for the Beverly Center Senior Loan due on its due date in March 2006 and on each of the next eleven due dates.

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2004 through and including the due date in February 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

      "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

      Expenses generally consist of all expenses incurred for the property, including--

      -     salaries and wages,

      -     the costs or fees of--

            1.    utilities,

            2.    repairs and maintenance,

            3.    marketing,

            4.    insurance,

            5.    management,

            6.    landscaping,

            7.    security, if provided at the property, and

      -     the amount of--

            1.    real estate taxes,

            2.    general and administrative expenses,

            3.    ground lease payments, and

            4.    other costs.

      For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

      In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

      "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means:

      - with respect to each mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

            1.    underwritten replacement reserve amounts; and

            2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

            3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

      - with respect to any residential cooperative property that secures an underlying mortgage loan, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

      "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means:

      - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

      - with respect to any residential cooperative property that secures an underlying mortgage loan, the Most Recent Net Cash Flow.

      "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

      "MOST RECENT REVENUES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

      - for a multifamily rental property or a manufactured housing community, rental and other revenues;

      - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

      - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

      In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

      "NCB" means National Consumer Cooperative Bank.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

      - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      -     the sum of--

            1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

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            2.    the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

      No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

      "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

      "NET MORTGAGE PASS-THROUGH RATE" means:

      - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB, the lesser of such Net Mortgage Interest Rate and 5.05% per annum); and

      - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

            1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by
                  (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB, the lesser of such Net Mortgage Interest Rate and 5.05% per annum), and

            2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

      "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

      "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectuS supplement.

      "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

      "NORTHFIELD SQUARE MALL MORTGAGE LOAN" means the underlying mortgage loan secured by the Northfield Square Mall Property.

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      "NORTHFIELD SQUARE MALL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Northfield Square Mall".

      "NRSF" means net rentable square footage.

      "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants. No Occupancy Rate at Underwriting is presented for hospitality or cooperative properties.

      "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2004-C1 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

      "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

      "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

      - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

      - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

      - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

      -     other matters to which like properties are commonly subject,

      - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

      - if the related mortgage loan is the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan, the Beverly Center Mortgage Loan or a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

      - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

      - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

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      "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2004-C1 pooling and servicing agreement.

      "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

      "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

      "PNC BANK" means PNC Bank, National Association.

      "PNC FINANCIAL" means The PNC Financial Services Group, Inc., a Pennsylvania corporation

      "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

      "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

      "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments", as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2004-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments", as applicable), in each case, during the period since the preceding Distribution Date.

      "PTE" means prohibited transaction exemption.

      "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2004-C1 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

      "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days

                                      S-251
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elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) with some adjustment for residential cooperative mortgage loans, have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) with some adjustment for residential cooperative mortgage loans, have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2004-C1 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2004-C1 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2004-C1 certificates; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2004-C1 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2004-C1 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2004-C1 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

      "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer (including, if applicable, the Mayfair Mall Master Servicer and the Stanford Shopping Center Master Servicer) and/or the applicable special servicer (including, if applicable, the Mayfair Mall Special Servicer and the Stanford Shopping Center Master Servicer) to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "RED LION HOTEL MORTGAGE LOAN" means any of the Red Lion Hotel - Pasco Mortgage Loan, the Red Lion Hotel - Redding Mortgage Loan, the Red Lion Hotel - Richland Hanford House Mortgage Loan and the Red Lion Hotel - Salt Lake Downtown Mortgage Loan.

      "RED LION HOTEL - PASCO MORTGAGE LOAN" means the underlying mortgage loan secured by the Red Lion Hotel - Pasco Property.

      "RED LION HOTEL - PASCO PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Red Lion Hotel Pasco".

      "RED LION HOTEL PROPERTY" means any of the Red Lion Hotel - Pasco Property, the Red Lion Hotel - Redding Property, the Red Lion Hotel - Richland Hanford House Property and the Red Lion Hotel - Salt Lake Downtown Property.

      "RED LION HOTEL - REDDING MORTGAGE LOAN" means the underlying mortgage loan secured by the Red Lion Hotel - Redding Property.

      "RED LION HOTEL - REDDING PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Red Lion Hotel Redding".

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      "RED LION HOTEL - RICHLAND HANFORD HOUSE MORTGAGE LOAN" means the underlying mortgage loan secured by the Red Lion Hotel - Richland Property.

      "RED LION HOTEL - RICHLAND HANFORD HOUSE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Red Lion Hotel Richland Hanford House".

      "RED LION HOTEL - SALT LAKE DOWNTOWN MORTGAGE LOAN" means the underlying mortgage loan secured by the Red Lion Hotel - Salt Lake Downtown Property.

      "RED LION HOTEL - SALT LAKE DOWNTOWN PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Red Lion Hotel Salt Lake Downtown".

      "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

      "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

      "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

      "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

      "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

      1.    the cut-off date principal balance of the mortgage loan, to

      2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

      "REO PROPERTY" means any mortgaged real property that is acquired by the applicable special servicer (including, if applicable, the Mayfair Mall Special Servicer and the Stanford Shopping Center Special Servicer) for the benefit of the series 2004-C1 certificateholders (or, if such property relates to the Beverly Center Total Loan, the Stanford Shopping Center Total Loan, the Beverly Center Total Loan or a CBA A/B Loan Pair, for the benefit of the series 2004-C1 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

      "RESTRICTED GROUP" means, collectively, the following persons and entities--

      -     the trustee,

      -     the Exemption-Favored Parties,

      -     us,

      -     the master servicers,

      -     the special servicers,

      -     any sub-servicers,

      -     the mortgage loan sellers,

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      -     each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

      -     any and all affiliates of any of the aforementioned persons.

      "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

      "SEC" means the Securities and Exchange Commission.

      "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3 and A-4 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

      - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

      -     the lesser of--

            1. the Total Principal Distribution Amount for that distribution date, and

            2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-Y, A-1, A-2, A-3 and A-4 certificates have been made on that distribution date.

      "SERIES 2004-C1 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C1 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C1 controlling class; provided, however, that until a Series 2004-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C1 controlling class that a Series 2004-C1 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2004-C1 controlling class certificates will be the Series 2004-C1 Directing Certificateholder.

      "SERVICING STANDARD" means the standard by which each of the master servicers and special servicers will service and administer the mortgage loans (including the Beverly Center Total Loan) and, when applicable, an A/B Loan Pair that it is obligated to service and administer pursuant to the series 2004-C1 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the Beverly Center Total Loan and, when applicable, an A/B Loan Pair, the holder(s) of the related Companion Loan(s)), as a collective whole, as determined by such applicable master servicer or special servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the series 2004-C1 pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor, co-lender and similar agreements), and, to the extent consistent with the foregoing, further as follows--

      - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar

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            mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

      - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2004-C1 certificateholders and the holders of any related Companion Loan(s), all taken as a collective whole, on a present value basis; and

      -     without regard to--

            (a) any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2004-C1 pooling and servicing agreement,

            (b) the ownership of any series 2004-C1 certificate, mezzanine loan or subordinate debt by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

            (c)   the applicable master servicer's obligation to make advances,

            (d) the applicable special servicer's obligation to request that the applicable master servicer make servicing advances,

            (e) the right of the applicable master servicer (or any affiliate thereof) or the applicable special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

            (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

            (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

            (h) any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

      The respective servicing standards under the series 2003-C4 and series 2003-C5 pooling and servicing agreements are comparable, but not identical, to the foregoing.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan), any of the following events, among others:

      - a payment default has occurred at its maturity date (except, if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers within 45 days of the maturity date a firm commitment to refinance acceptable to the Series 2004-C1 Directing Certificateholder in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 120 days at the 2004-C1 Directing Certificateholder's discretion or (2) the expiration of such commitment);

      - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

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      -     the related borrower has--

            (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

            (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

            (3) has admitted in writing its inability to pay its debts generally as they become due;

      - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

      - in the judgment of the applicable master servicer or, with the approval of the Series 2004-C1 Directing Certificateholder, the judgment of the applicable special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; or

      - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2004-C1 Directing Certificateholder, the judgment of the applicable special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2004-C1 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the 2004-C1 Directing Certificateholder agrees with such determination, provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable special servicer has determined in accordance with the Servicing Standard that either--

            (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

            (2)   such insurance is not available at any rate;

      A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

      Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

      A "Servicing Transfer Event" (or the equivalent) with respect to the Mayfair Mall Mortgage Loan and the Stanford Shopping Center Mortgage Loan is defined under the series 2003-C4 pooling and servicing agreement and the series 2003-C5 pooling and servicing agreement, respectively, and the relevant events may differ from those specified above.

      "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

      "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2004-C1 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

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      "STANFORD SHOPPING CENTER COMPANION LENDER" means the holder of the
Stanford Shopping Center Companion Loan.

      "STANFORD SHOPPING CENTER COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $75,000,000 that is secured by the Stanford Shopping Center Property, on a PARI PASSU basis with the Stanford Shopping Center Mortgage Loan, which mortgage loan is NOT included in the trust fund and, instead, is part of our series 2003-C5 commercial mortgage securitization.

      "STANFORD SHOPPING CENTER CURE PAYMENT" means any payment made to the Stanford Shopping Center Master Servicer to cure a default under the Stanford Shopping Center Mortgage Loan as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--Certain Matters Regarding the Mayfair Mall Mortgage Loan, the Stanford Shopping Center Mortgage Loan and the Beverly Center Mortgage Loan--The Stanford Shopping Center Mortgage Loan--Cure Rights" in thiS prospectus supplement.

      "STANFORD SHOPPING CENTER CURE PERIOD" means, as regards the curing of defaults under the Stanford Shopping Center Total Loan, the period within five days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

      "STANFORD SHOPPING CENTER INTERCREDITOR AGREEMENT" means the agreement between the trust fund, as holder of the Stanford Shopping Center Mortgage Loan, and the Stanford Center Companion Lender, providing, among other things, that all amounts received in respect of the Stanford Shopping Center Total Loan will be paid PRO RATA to the holder of the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Lender.

      "STANFORD SHOPPING CENTER MASTER SERVICER" means the master servicer of the Stanford Shopping Center Total Loan under the series 2003-C5 pooling and servicing agreement.

      "STANFORD SHOPPING CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the Stanford Shopping Center Property.

      "STANFORD SHOPPING CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Stanford Shopping Center".

      "STANFORD SHOPPING CENTER SPECIAL SERVICER" means the special servicer of the Stanford Shopping Center Total Loan under the series 2003-C5 pooling and servicing agreement.

      "STANFORD SHOPPING CENTER SPECIALLY DESIGNATED SERVICING ACTION" means any of the following actions with respect to the Stanford Shopping Center Total Loan or any related REO Property, as applicable, while it is being serviced and/or administered under the series 2003-C5 pooling and servicing agreement:

      - any modification, waiver or amendment of a monetary term of the Stanford Shopping Center Total Loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

      - any foreclosure or comparable conversion of the ownership of the Stanford Shopping Center Property;

      - any proposed sale of an REO Property that relates to the Stanford Shopping Center Total Loan other than in connection with the termination of the series 2003-C5 commercial mortgage trust;

      - any determination to bring the Stanford Shopping Center Property, including as an REO Property, into compliance with applicable environmental laws;

      - any acceptance of substitute or additional collateral for the Stanford Shopping Center Total Loan when it has become a specially serviced mortgage loan under the series 2003-C5 pooling and servicing agreement (other than in accordance with the terms of the related loan documents);

      - any acceptance of a discounted payoff with respect to the Stanford Shopping Center Total Loan when it has become a specially serviced mortgage loan under the series 2003-C5 pooling and servicing agreement;

      -     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      - any acceptance of an assumption agreement releasing the related borrower from liability under the Stanford Shopping Center Total Loan; and

      - any release of collateral for the Stanford Shopping Center Total Loan when it has become a specially serviced mortgage loan under the series 2003-C5 pooling and servicing agreement (other than in accordance with the terms of, or upon satisfaction of, the Stanford Shopping Center Total Loan); and

      - such other events as may be expressly provided for in the series 2003-C5 pooling and servicing agreement.

      "STANFORD SHOPPING CENTER TOTAL LOAN" means the Stanford Shopping Center Mortgage Loan and the Stanford Shopping Center Companion Loan, together.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

      - will initially equal its unpaid principal balance as of its due date in March 2004 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

      - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

            1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

            2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

      However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

      "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

      "TI/LC", "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

      "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2004-C1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

      "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

      - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

            1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in March 2004 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

            2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

            3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2004, and

            4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

      - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

      Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees, liquidation fees or interest on advances previously paid with respect to that underlying mortgage loan from collections on the mortgage pool other than Default Interest and/or late payment charges.

      In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

      "TVO PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the TVO Portfolio Property.

      "TVO PORTFOLIO PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "TVO Portfolio".

      "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

      "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

      - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

            1. the Underwritten Net Cash Flow for the related mortgaged real property, to

            2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2004;

      - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

            1.    the total Underwritten Net Cash Flow for those properties, to

            2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2004;

      -     with respect to the Mayfair Mall Mortgage Loan, the ratio of--

            1. the Underwritten Net Cash Flow of the Mayfair Mall Property, to

            2. twelve times the monthly debt service payment for the Mayfair Mall Total Loan due on its due date in March 2004;

      - with respect to the Stanford Shopping Center Mortgage Loan, the ratio of--

            1. the Underwritten Net Cash Flow of the Stanford Shopping Center Property, to

            2. twelve times the monthly debt service payment for the Stanford Shopping Center Total Loan due on its due date in March 2004; and

      -     with respect to the Beverly Center Mortgage Loan, the ratio of--

            1. the Underwritten Net Cash Flow of the Beverly Center Property, to

            2. twelve times the average monthly debt service payment for the Beverly Center Senior Loan due on its due date in March 2006 and on each of the next eleven due dates;

            PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2004 through and including the due date in February 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

      "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

      "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

      - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

      -     is equal to the excess of--

            1.    the Estimated Annual Revenues for the property, over

            2.    the Estimated Annual Operating Expenses for the property.

      The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

      Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

      Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

      "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

      -     underwritten recurring replacement reserve amounts;

      -     capital improvements, including recurring capital improvements;

      - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

      - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

      With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

      "UNITED STATES PERSON" means--

      -     a citizen or resident of the United States,

      -     a domestic partnership,

      -     a domestic corporation,

      - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

      -     any trust if--

            1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

            2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

      "UNITS" means--

      - in the case of any mortgaged real property that is a multifamily rental property or a residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

      - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

      "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

      "U/W" means underwritten.

      "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

      "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

      "WELLS FARGO" means Wells Fargo Bank, N.A.

      "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

      "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

      "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

      "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

      "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

      "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:
                   Locations of the Mortgaged Real Properties
                  Descriptions of the Mortgaged Real Properties
                Characteristics of the Underlying Mortgage Loans
                      Additional Mortgage Loan Information
             Engineering Reserves and Recurring Replacement Reserves
                   Major Tenants of the Commercial Properties
                              Multifamily Schedule
                  Schedule of Cooperative Mortgaged Properties
                        Recurring Reserve Cap Information

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

  #    CROSSED  PROPERTY NAME                                                MANAGEMENT COMPANY
  -    -------  -------------                                                ------------------
  1             Bay Plaza Community Center                                   Prestige Properties & Development Co., Inc.
  2             Beverly Center                                               The Taubman Company LLC
  3             Stanford Shopping Center                                     Simon Management Associates, LLC
  4A            Mayfair Mall - Retail                                        General Growth Management, Inc.
  4B            Mayfair Mall - Office                                        General Growth Management, Inc.
  5A            MeriStar Columbia                                            Interstate Management Company, L.L.C.
  5B            MeriStar Arlington                                           Interstate Management Company, L.L.C.
  6             Northfield Square Mall                                       Simon Property Group (Illinois), L.P.
  7A            TVO Portfolio - French Quarter                               EPT Management Company
  7B            TVO Portfolio - Garden Pointe Apartments                     EPT Management Company
  7C            TVO Portfolio - Timbers Apartments                           EPT Management Company
  7D            TVO Portfolio - Sycamore Village Apartments                  EPT Management Company
  7E            TVO Portfolio - Hillside Park Apartments                     EPT Management Company
  8      (A)    Red Lion Hotel Pasco                                         WestCoast Hotels, Inc.
  9      (A)    Red Lion Hotel Salt Lake Downtown                            WestCoast Hotels, Inc.
  10     (A)    Red Lion Hotel Redding                                       WestCoast Hotels, Inc.
  11     (A)    Red Lion Hotel Richland Hanford House                        WestCoast Hotels, Inc.
  12            Bristol Park at Encino Commons Apartments                    MBS Management Services, Inc.
  13            Canterbury Apartments                                        Jager Management, Inc.
  14            Easton Square Shopping Center                                R.J. Solove and Associates Management, Inc.
  15            Claremore Apartment Homes                                    MBS Management Services, Inc.
  16            Bank One Office Building                                     Trammell Crow Company
 17A            Northland Portfolio - Coppermill                             Northland Investment Corporation
 17B            Northland Portfolio - Candlewood                             Northland Investment Corporation
 17C            Northland Portfolio - Randolph Park                          Northland Investment Corporation
  18            McAlpine Place Apartments                                    Gables Residential
  19            Belmont Landing Apartments                                   CNC Investments, Ltd., L.L.P.
  20            Villages at Waggoner Park                                    On-Site Management
  21            1144 Eastlake Building                                       JSH Properties
  22            Scripps Northridge Technology Plaza                          RB General, LLC.
  23            Hawthorne Valley Shopping Center                             First Interstate Properties, Ltd.
  24            The Atrium Business Tower                                    Sierra Crest Equities, LLC
  25            Northlake Commons Shopping Center                            Inland Mortgage Corporation
  26            Sportmart/Westwood Self Storage                              Sepulveda Eagle, LLC
  27            Village Market Shopping Center                               Mid-America Management Corp.
  28            Ashford Lakes Apartments                                     MBS Management Services, Inc.
 29A            Arlington Square Apartments                                  Paradigm Group
 29B            Wisteria Downs Apartments                                    Paradigm Group
  30            Irving Towne Center                                          Cencor Realty Services, Inc.
  31            Ashford Park Apartments                                      Griffin Partners Management, Inc.
  32            National Amusements Anchored Center                          MFB Management LLC
  33            Riverbend Commons                                            Damico Development, Inc.
  34            Shoppes of Kenwood                                           Hauck Holdings, Ltd.
  35            Warner Courtyards                                            Hannay Investment Properties, Inc.
 36A            Klein Mitchell                                               Midwestern Management, LLC
 36B            Klein Baraboo                                                Midwestern Management, LLC
 36C            Klein Springdale                                             Midwestern Management, LLC
 36D            Klein Joplin                                                 Midwestern Management, LLC
 36E            Klein Ocean Springs                                          Midwestern Management, LLC
 36F            Klein Fort Smith                                             Midwestern Management, LLC
 36G            Klein Jackson                                                Midwestern Management, LLC
 36H            Klein Angola                                                 Midwestern Management, LLC
 36I            Klein Lima                                                   Midwestern Management, LLC
  37            La Mesa Village Plaza                                        Pacific View Companies
  38            32-50 Cooper Square                                          Hartz  Mountain Industries, Inc.
  39            173-175 Tenants Corp.                                        Insignia Residential Group
  40            Laguna Village Shopping Center                               R. Poltl & Associates, Inc.
  41            500 East 83rd Street Corp.                                   Akam Realty Inc.
  42            Chatham Park Village Cooperative                             P.M. One of Illinois
  43            Marketplace at Cascades - Park Place                         Inland Mid-Atlantic Management Corporation
  44            Forest Hills South Owners, Inc.                              Charter Management Realty Corp.
  45            Northaven Park Apartments                                    Landmark Redevelopment, Inc.
  46            Union Pines Office Building                                  Triple Net Properties, LLC
  47            Timbers of Deerbrook Apartments                              CNC Investments Ltd., L.L.P.
  48            Big Pine Key Shopping Center                                 Coldwell Banker Schmitt Real Estate Company
  49            Metaldyne Automotive Building                                Kirco Management Services
  50            North Batavia Business Park                                  BayHarbor Management Services, Inc.
  51            Far North Shopping Center                                    Lewinger Hamiltion, Inc. d/b/a Grubb & Ellis/Lewinger
                                                                             Hamilton
  52            Greens at Alvamar                                            Hickok-Dible Companies, Inc
  53            Junipero Serra Office Building                               Woodmont Real Estate Services, L.P.
  54            TownePlace Suites Dearborn                                   CSM Lodging Services Incorporated
  55            Mallory Corners                                              Ackerman & Co.
  56            Canal Overlook                                               Paragon Properties, Inc.
  57            Kohl's Department Store                                      Owner Managed
  58            Raymour and Flanigan Furniture Store                         Raymours Furniture Company, Inc.
  59            Penny Lane Owners Corp.                                      Maxwell-Kates, Inc.
  60            196 Owner's Corp.                                            William B. May Management Company
  61            30 Buxton Farms Road                                         GHP Office Realty LLC
  62            605 Apartment Corp.                                          Rudd Realty Management Corp.
  63            Station at Vinings                                           SeArrow Realty Services, Inc.
  64            Bluemound Centre                                             Richter Realty & Investments, Inc.
  65            Somerset Village Shopping Center                             Sidney Properties
  66            Columbus Greens                                              Capital Investment Network, Inc.
  67            Blackhawk Apartments                                         JAE Properties, Inc.
  68            Oakwood Village Apartments                                   Encore Management Company
  69            The Hermitage at Napeague, Ltd.                              Dune Management Company, Inc.
  70            Esplanade Gardens Tenants Corp.                              Stillman Management, Inc.
  71            Carol House Apartments, Inc.                                 Kaled Management Corp.
  72     (B)    Avgeris-RBX Industries                                       Avgeris and Associates, Inc.
  73     (B)    Avgeris-IVEX Packaging                                       Avgeris and Associates, Inc.
  74     (B)    Avgeris-Ultra Care                                           Avgeris and Associates, Inc.

  #    CROSSED  PROPERTY NAME                                                ADDRESS
  -    -------  -------------                                                -------
  1             Bay Plaza Community Center                                   2100 Bartow Avenue
  2             Beverly Center                                               8500 Beverly Boulevard
  3             Stanford Shopping Center                                     180 El Camino Real
  4A            Mayfair Mall - Retail                                        2500 North Mayfair Road
  4B            Mayfair Mall - Office                                        2500 North Mayfair Road
  5A            MeriStar Columbia                                            10207 Wincopin Circle
  5B            MeriStar Arlington                                           950 North Stafford Street
  6             Northfield Square Mall                                       1600 North State Route 50
  7A            TVO Portfolio - French Quarter                               4201 Cedar Elm Lane
  7B            TVO Portfolio - Garden Pointe Apartments                     8619 East 61st Terrace
  7C            TVO Portfolio - Timbers Apartments                           4615 South Virginia Street
  7D            TVO Portfolio - Sycamore Village Apartments                  1945 Everett's Folly
  7E            TVO Portfolio - Hillside Park Apartments                     11026 College Lane
  8      (A)    Red Lion Hotel Pasco                                         2525 North 20th Avenue
  9      (A)    Red Lion Hotel Salt Lake Downtown                            161 West 600 South
  10     (A)    Red Lion Hotel Redding                                       1830 Hilltop Drive
  11     (A)    Red Lion Hotel Richland Hanford House                        802 George Washington Way
  12            Bristol Park at Encino Commons Apartments                    21303 Encino Commons Boulevard
  13            Canterbury Apartments                                        21 Congress Street
  14            Easton Square Shopping Center                                3840-3890 Morse Road
  15            Claremore Apartment Homes                                    18777 Stone Oak Parkway
  16            Bank One Office Building                                     100 North Broadway
 17A            Northland Portfolio - Coppermill                             5827 Northwest Loop 410
 17B            Northland Portfolio - Candlewood                             2002 Airline Road
 17C            Northland Portfolio - Randolph Park                          4516 Randolph Road
  18            McAlpine Place Apartments                                    6800 Fishers Farm Lane
  19            Belmont Landing Apartments                                   8104 Webb Road
  20            Villages at Waggoner Park                                    8181 Herald Cove
  21            1144 Eastlake Building                                       1144 Eastlake Avenue E.
  22            Scripps Northridge Technology Plaza                          10636 Scripps Summit Court
  23            Hawthorne Valley Shopping Center                             23100-23840 Broadway
  24            The Atrium Business Tower                                    333 North Rancho Drive
  25            Northlake Commons Shopping Center                            3804 Northlake Boulevard
  26            Sportmart/Westwood Self Storage                              1901 South Sepulveda Boulevard and 1910 Pontius Avenue
  27            Village Market Shopping Center                               5760 - 5810 South 108th Street
  28            Ashford Lakes Apartments                                     1200 South Dairy Ashford Road
 29A            Arlington Square Apartments                                  207 Southeast 2nd Place, 320 & 321 Southeast 3rd Street
 29B            Wisteria Downs Apartments                                    405 Southeast 2nd Avenue
  30            Irving Towne Center                                          3401 West Airport Freeway
  31            Ashford Park Apartments                                      1700 East Date Street
  32            National Amusements Anchored Center                          173 Morris Avenue, 175 Morris Avenue, 185 Morris Avenue
                                                                             and 50 Middle Avenue
  33            Riverbend Commons                                            305-407 South Telegraph Road and 1170-1190 West Front
                                                                             Street
  34            Shoppes of Kenwood                                           7710-7724 Montgomery Road
  35            Warner Courtyards                                            301 West Warner Road
 36A            Klein Mitchell                                               1005 and 1007 East Spruce Avenue
 36B            Klein Baraboo                                                102 4th Street
 36C            Klein Springdale                                             2002 South Pleasant Street
 36D            Klein Joplin                                                 2405 West 7th Street
 36E            Klein Ocean Springs                                          3907 Bienville Boulevard
 36F            Klein Fort Smith                                             5441 South 24th Street
 36G            Klein Jackson                                                2050 Walton Drive
 36H            Klein Angola                                                 2200 North Wayne Street
 36I            Klein Lima                                                   771 Lost Creek Boulevard
  37            La Mesa Village Plaza                                        8100, 8130-64 & 8200 La Mesa Blvd & 4700 Spring Street
  38            32-50 Cooper Square                                          32-50 Cooper Square
  39            173-175 Tenants Corp.                                        173-175 Riverside Drive
  40            Laguna Village Shopping Center                               1300-1366 Madonna Road & 11560 Los Osos Valley Road
  41            500 East 83rd Street Corp.                                   500 East 83rd Street
  42            Chatham Park Village Cooperative                             737 East 83rd Place
  43            Marketplace at Cascades - Park Place                         21050 Southbank Street
  44            Forest Hills South Owners, Inc.                              112-50 78th Avenue
  45            Northaven Park Apartments                                    11457 Dennis Road
  46            Union Pines Office Building                                  4700 South Garnett Road
  47            Timbers of Deerbrook Apartments                              9814 F.M. 1960 Bypass
  48            Big Pine Key Shopping Center                                 151-287 Key Deer Boulevard
  49            Metaldyne Automotive Building                                6491 Franz Warner Parkway
  50            North Batavia Business Park                                  1401, 1403, 1407, 1411, and 1415 Batavia Street
  51            Far North Shopping Center                                    6300 San Mateo Boulevard
  52            Greens at Alvamar                                            3700 Clinton Parkway
  53            Junipero Serra Office Building                               2171 Junipero Serra Boulevard
  54            TownePlace Suites Dearborn                                   6141 Mercury Drive
  55            Mallory Corners                                              1701 Mallory Lane
  56            Canal Overlook                                               430 Indiana Avenue
  57            Kohl's Department Store                                      1611 North Dysart Road
  58            Raymour and Flanigan Furniture Store                         6115 Black Horse Pike
  59            Penny Lane Owners Corp.                                      215 East 24th Street
  60            196 Owner's Corp.                                            196 East 75th Street
  61            30 Buxton Farms Road                                         30 Buxton Farm Road
  62            605 Apartment Corp.                                          605 Park Avenue
  63            Station at Vinings                                           2810 Paces Ferry Road
  64            Bluemound Centre                                             17335 West Bluemound Road
  65            Somerset Village Shopping Center                             1915-1989 West Avenue L
  66            Columbus Greens                                              5050 Columbus Street SE
  67            Blackhawk Apartments                                         3010 Simcoe Drive
  68            Oakwood Village Apartments                                   2735 East Highway 80
  69            The Hermitage at Napeague, Ltd.                              2148 Montauk Highway
  70            Esplanade Gardens Tenants Corp.                              531 East Lincoln Avenue
  71            Carol House Apartments, Inc.                                 64-34 102nd Street
  72     (B)    Avgeris-RBX Industries                                       16800 South Canal Street
  73     (B)    Avgeris-IVEX Packaging                                       3100 Randolph Street
  74     (B)    Avgeris-Ultra Care                                           2001 North Janice Avenue

  #    CROSSED  PROPERTY NAME                                                CITY                     COUNTY
  -    -------  -------------                                                ----                     ------
  1             Bay Plaza Community Center                                   Bronx                    Bronx
  2             Beverly Center                                               Los Angeles              Los Angeles
  3             Stanford Shopping Center                                     Palo Alto                Santa Clara
  4A            Mayfair Mall - Retail                                        Wauwatosa                Milwaukee
  4B            Mayfair Mall - Office                                        Wauwatosa                Milwaukee
  5A            MeriStar Columbia                                            Columbia                 Howard
  5B            MeriStar Arlington                                           Arlington                Arlington
  6             Northfield Square Mall                                       Bourbonnais              Kankakee
  7A            TVO Portfolio - French Quarter                               Wichita Falls            Wichita
  7B            TVO Portfolio - Garden Pointe Apartments                     Kansas City              Jackson
  7C            TVO Portfolio - Timbers Apartments                           Amarillo                 Randall
  7D            TVO Portfolio - Sycamore Village Apartments                  Memphis                  Shelby
  7E            TVO Portfolio - Hillside Park Apartments                     Kansas City              Jackson
  8      (A)    Red Lion Hotel Pasco                                         Pasco                    Franklin
  9      (A)    Red Lion Hotel Salt Lake Downtown                            Salt Lake City           Salt Lake
  10     (A)    Red Lion Hotel Redding                                       Redding                  Shasta
  11     (A)    Red Lion Hotel Richland Hanford House                        Richland                 Benton
  12            Bristol Park at Encino Commons Apartments                    San Antonio              Bexar
  13            Canterbury Apartments                                        Nashua                   Hillsborough
  14            Easton Square Shopping Center                                Columbus                 Franklin
  15            Claremore Apartment Homes                                    San Antonio              Bexar
  16            Bank One Office Building                                     Oklahoma City            Oklahoma
 17A            Northland Portfolio - Coppermill                             San Antonio              Bexar
 17B            Northland Portfolio - Candlewood                             Corpus Christi           Nueces
 17C            Northland Portfolio - Randolph Park                          Charlotte                Mecklenburg
  18            McAlpine Place Apartments                                    Charlotte                Mecklenburg
  19            Belmont Landing Apartments                                   Riverdale                Clayton
  20            Villages at Waggoner Park                                    Blacklick                Franklin
  21            1144 Eastlake Building                                       Seattle                  King
  22            Scripps Northridge Technology Plaza                          San Diego                San Diego
  23            Hawthorne Valley Shopping Center                             Oakwood Village          Cuyahoga
  24            The Atrium Business Tower                                    Las Vegas                Clark
  25            Northlake Commons Shopping Center                            Palm Beach Gardens       Palm Beach
  26            Sportmart/Westwood Self Storage                              Los Angeles              Los Angeles
  27            Village Market Shopping Center                               Hales Corners            Milwaukee
  28            Ashford Lakes Apartments                                     Houston                  Harris
 29A            Arlington Square Apartments                                  Gainesville              Alachua
 29B            Wisteria Downs Apartments                                    Gainesville              Alachua
  30            Irving Towne Center                                          Irving                   Dallas
  31            Ashford Park Apartments                                      San Bernardino           San Bernardino
  32            National Amusements Anchored Center                          Holtsville               Suffolk
  33            Riverbend Commons                                            Monroe                   Monroe
  34            Shoppes of Kenwood                                           Cincinnati               Hamilton
  35            Warner Courtyards                                            Tempe                    Maricopa
 36A            Klein Mitchell                                               Mitchell                 Davison
 36B            Klein Baraboo                                                Baraboo                  Sauk
 36C            Klein Springdale                                             Springdale               Washington
 36D            Klein Joplin                                                 Joplin                   Jasper
 36E            Klein Ocean Springs                                          Ocean Springs            Jackson
 36F            Klein Fort Smith                                             Fort Smith               Sebastian
 36G            Klein Jackson                                                Jackson                  Cape Girardeau
 36H            Klein Angola                                                 Angola                   Steuben
 36I            Klein Lima                                                   Lima                     Allen
  37            La Mesa Village Plaza                                        La Mesa                  San Diego
  38            32-50 Cooper Square                                          New York                 New York
  39            173-175 Tenants Corp.                                        New York                 New York
  40            Laguna Village Shopping Center                               San Luis Obispo          San Luis Obispo
  41            500 East 83rd Street Corp.                                   New York                 New York
  42            Chatham Park Village Cooperative                             Chicago                  Cook
  43            Marketplace at Cascades - Park Place                         Sterling                 Loudoun
  44            Forest Hills South Owners, Inc.                              Forest Hills             Queens
  45            Northaven Park Apartments                                    Dallas                   Dallas
  46            Union Pines Office Building                                  Tulsa                    Tulsa
  47            Timbers of Deerbrook Apartments                              Humble                   Harris
  48            Big Pine Key Shopping Center                                 Big Pine Key             Monroe
  49            Metaldyne Automotive Building                                Whitesett                Guilford
  50            North Batavia Business Park                                  Orange                   Orange
  51            Far North Shopping Center                                    Albuquerque              Bernalillo
  52            Greens at Alvamar                                            Lawrence                 Douglas
  53            Junipero Serra Office Building                               Daly City                San Mateo
  54            TownePlace Suites Dearborn                                   Dearborn                 Wayne
  55            Mallory Corners                                              Brentwood                Williamson
  56            Canal Overlook                                               Indianapolis             Marion
  57            Kohl's Department Store                                      Avondale                 Maricopa
  58            Raymour and Flanigan Furniture Store                         Egg Harbor Township      Atlantic
  59            Penny Lane Owners Corp.                                      New York                 New York
  60            196 Owner's Corp.                                            New York                 New York
  61            30 Buxton Farms Road                                         Stamford                 Fairfield
  62            605 Apartment Corp.                                          New York                 New York
  63            Station at Vinings                                           Atlanta                  Cobb
  64            Bluemound Centre                                             Brookfield               Waukesha
  65            Somerset Village Shopping Center                             Lancaster                Los Angeles
  66            Columbus Greens                                              Albany                   Linn
  67            Blackhawk Apartments                                         Fort Wayne               Allen
  68            Oakwood Village Apartments                                   Mesquite                 Dallas
  69            The Hermitage at Napeague, Ltd.                              Amagansett               Suffolk
  70            Esplanade Gardens Tenants Corp.                              Mount Vernon             Westchester
  71            Carol House Apartments, Inc.                                 Rego Park                Queens
  72     (B)    Avgeris-RBX Industries                                       South Holland            Cook
  73     (B)    Avgeris-IVEX Packaging                                       Bellwood                 Cook
  74     (B)    Avgeris-Ultra Care                                           Melrose Park             Cook

  #    CROSSED  PROPERTY NAME                                                STATE                    ZIP CODE
  -    -------  -------------                                                -----                    --------
  1             Bay Plaza Community Center                                     NY                       10475
  2             Beverly Center                                                 CA                       90048
  3             Stanford Shopping Center                                       CA                       94304
  4A            Mayfair Mall - Retail                                          WI                       53226
  4B            Mayfair Mall - Office                                          WI                       53226
  5A            MeriStar Columbia                                              MD                       21044
  5B            MeriStar Arlington                                             VA                       22203
  6             Northfield Square Mall                                         IL                       60914
  7A            TVO Portfolio - French Quarter                                 TX                       76308
  7B            TVO Portfolio - Garden Pointe Apartments                       MO                       64129
  7C            TVO Portfolio - Timbers Apartments                             TX                       79109
  7D            TVO Portfolio - Sycamore Village Apartments                    TN                       38134
  7E            TVO Portfolio - Hillside Park Apartments                       MO                       64137
  8      (A)    Red Lion Hotel Pasco                                           WA                       99301
  9      (A)    Red Lion Hotel Salt Lake Downtown                              UT                       84101
  10     (A)    Red Lion Hotel Redding                                         CA                       96002
  11     (A)    Red Lion Hotel Richland Hanford House                          WA                       99352
  12            Bristol Park at Encino Commons Apartments                      TX                       78259
  13            Canterbury Apartments                                          NH                       03062
  14            Easton Square Shopping Center                                  OH                       43219
  15            Claremore Apartment Homes                                      TX                       78258
  16            Bank One Office Building                                       OK                       73102
 17A            Northland Portfolio - Coppermill                               TX                       78238
 17B            Northland Portfolio - Candlewood                               TX                       78412
 17C            Northland Portfolio - Randolph Park                            NC                       28211
  18            McAlpine Place Apartments                                      NC                       28277
  19            Belmont Landing Apartments                                     GA                       30274
  20            Villages at Waggoner Park                                      OH                       43004
  21            1144 Eastlake Building                                         WA                       98109
  22            Scripps Northridge Technology Plaza                            CA                       92131
  23            Hawthorne Valley Shopping Center                               OH                       44146
  24            The Atrium Business Tower                                      NV                       89106
  25            Northlake Commons Shopping Center                              FL                       33403
  26            Sportmart/Westwood Self Storage                                CA                       90025
  27            Village Market Shopping Center                                 WI                       53130
  28            Ashford Lakes Apartments                                       TX                       77077
 29A            Arlington Square Apartments                                    FL                       32601
 29B            Wisteria Downs Apartments                                      FL                       32601
  30            Irving Towne Center                                            TX                       75062
  31            Ashford Park Apartments                                        CA                       92404
  32            National Amusements Anchored Center                            NY                       11742
  33            Riverbend Commons                                              MI                       48161
  34            Shoppes of Kenwood                                             OH                       45236
  35            Warner Courtyards                                              AZ                       85284
 36A            Klein Mitchell                                                 SD                       57301
 36B            Klein Baraboo                                                  WI                       53913
 36C            Klein Springdale                                               AR                       73764
 36D            Klein Joplin                                                   MO                       64801
 36E            Klein Ocean Springs                                            MS                       39564
 36F            Klein Fort Smith                                               AR                       72901
 36G            Klein Jackson                                                  MO                       63755
 36H            Klein Angola                                                   IN                       46703
 36I            Klein Lima                                                     OH                       45804
  37            La Mesa Village Plaza                                          CA                       91941
  38            32-50 Cooper Square                                            NY                       10003
  39            173-175 Tenants Corp.                                          NY                       10024
  40            Laguna Village Shopping Center                                 CA                       93405
  41            500 East 83rd Street Corp.                                     NY                       10028
  42            Chatham Park Village Cooperative                               IL                       60619
  43            Marketplace at Cascades - Park Place                           VA                       20165
  44            Forest Hills South Owners, Inc.                                NY                       11375
  45            Northaven Park Apartments                                      TX                       75229
  46            Union Pines Office Building                                    OK                       74146
  47            Timbers of Deerbrook Apartments                                TX                       77338
  48            Big Pine Key Shopping Center                                   FL                       33043
  49            Metaldyne Automotive Building                                  NC                       27377
  50            North Batavia Business Park                                    CA                       92867
  51            Far North Shopping Center                                      NM                       87109
  52            Greens at Alvamar                                              KS                       66047
  53            Junipero Serra Office Building                                 CA                       94014
  54            TownePlace Suites Dearborn                                     MI                       48126
  55            Mallory Corners                                                TN                       37027
  56            Canal Overlook                                                 IN                       46202
  57            Kohl's Department Store                                        AZ                       85323
  58            Raymour and Flanigan Furniture Store                           NJ                       08234
  59            Penny Lane Owners Corp.                                        NY                       10010
  60            196 Owner's Corp.                                              NY                       10021
  61            30 Buxton Farms Road                                           CT                       06905
  62            605 Apartment Corp.                                            NY                       10021
  63            Station at Vinings                                             GA                       30339
  64            Bluemound Centre                                               WI                       53045
  65            Somerset Village Shopping Center                               CA                       93534
  66            Columbus Greens                                                OR                       97321
  67            Blackhawk Apartments                                           IN                       46815
  68            Oakwood Village Apartments                                     TX                       75150
  69            The Hermitage at Napeague, Ltd.                                NY                       11930
  70            Esplanade Gardens Tenants Corp.                                NY                       10553
  71            Carol House Apartments, Inc.                                   NY                       11374
  72     (B)    Avgeris-RBX Industries                                         IL                       60473
  73     (B)    Avgeris-IVEX Packaging                                         IL                       60104
  74     (B)    Avgeris-Ultra Care                                             IL                       60160

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

  #    CROSSED  PROPERTY NAME                                                MANAGEMENT COMPANY
  -    -------  -------------                                                ------------------
  75            Bammelwood Apartments                                        CNC Investments, Ltd., L.L.P.
  76            Storage USA - Calvine                                        Bryant Management Company, LLC
  77            The Creekwood Village Apartments                             MBS Management Services, Inc.
  78            Ala Moana Tower                                              Ideal Properties, Inc.
  79            Springlake Park Mobile Home Park                             Commonwealth Real Estate Services
  80            Macedon Commons Shopping Center                              Glenwood Development Company, L.L.C.
  81            South Pointe Village Mobile Home Park                        Ricmar Corporation
  82            Fountain Brook Apartments                                    Owner Managed
  83            3135 Johnson Tenant Owners Corp.                             Century Management Services, Inc.
  84            Lakeside Villas                                              Owner Managed
  85            Westpark Place Office Building                               Simbol Commercial, Inc.
  86            TownePlace Suites Livonia                                    CSM Lodging Services Incorporated
  87            Border City Mills                                            First Merchants Group LP
  88            Nacogdoches Marketplace                                      Hauck Holdings, Ltd.
  89            Cruz Alta Plaza                                              IPL Management Company
  90            Warwick Apartments                                           BH Management Services, Inc.
  91            Safe Self Storage - Van Nuys                                 Safe Storage
  92            Country Inns & Suites Clive                                  CSM Lodging Services Incorporated
  93            Huntington Plaza                                             Bridgecreek Group
  94            Hampton Inn Mechanicsville                                   Shamin Hotels
  95            Thunderbird Village Mobile Home Park                         Owner Managed
  96            Physicians Plaza II                                          Primera Partners, L.L.C.
  97            Timbers of Keegan's Bayou Apartments                         CNC Investments, Ltd., L.L.P.
  98            Redbird Towers                                               Maclay Properties Company, Inc.
  99            Hampton Inn Midlothian                                       Shamin Hotels
 100            Arlington Farms Apartments                                   Arbor Property Management, Inc.
 101            Briarwood Owners' Corp.                                      The Argo Corporation
 102            Storage USA - Rocklin                                        Bryant Management Company, LLC
 103            Bethpage Apartment Corp.                                     FPS Phase II LLC
 104            Parkridge Plaza                                              Loup Management Company
 105            HSM, LLC                                                     Owner Managed
 106            Buckner Village Apartments                                   Gundle Holdings, Inc.
 107            Chastain Manor Apartments                                    Chastain Properties
 108            Outback Steakhouse Plaza                                     REPAK Real Estate Development Company
 109            Park Towers Apartments                                       Owner Managed
 110            Katonah Shopping Center                                      Owner Managed
 111            Valleywide Self Storage                                      Platinum Storage Partners
 112            Osco Drug Retail Center                                      Praedium Development Corporation
 113            Chapel Ridge of Stillwater Phase I                           ERC Properties, Inc.
 114            Village Townhouses Cooperative                               Midwest Management Company, LLC
 115            Chestnut Hill                                                Owner Managed
 116            Village Center at Marshall's Creek                           Bucks Commercial Realty Management Company
 117            Assured Storage                                              Rockwood Capital, Inc.
 118            6600 Building                                                Morrison Karsten Group
 119            Liberty Square                                               Bridgecreek Group
 120            12 Greenridge Avenue                                         Greenridge Management Corp.
 121            Yahara Landing Apartments                                    Wisconsin Management Company, Inc.
 122            Sierra Verde Apartments                                      Owner Managed
 123            Pepper Ridge Apartments                                      Owner Managed
 124            131 East 66th Street Corporation                             Gumley-Haft LLC
 125            Pine Tree Apartments                                         West Valley Management Company
 126            Richton Trail Apartments                                     Mid Illinois Realty Corp.
 127            Tiny Town Village                                            D & M Rentals
 128            Arch Creek Run Apartments                                    Owner Managed
 129            Storage Center                                               Owner Managed
 130            Cy Fair Plaza                                                Owner Managed
 131            Durant Shopping Center                                       Spectra Group, Inc.
 132            111-119 Hartsdale Corp.                                      West-Ex Associates, Inc.
 133A           Presidential Suites - The Arbors I                           Kimmelman & Company
 133B           Presidential Suites - The Arbors II                          Kimmelman & Company
 133C           Presidential Suites - The Arbors III                         Kimmelman & Company
 134            St. Paul Shopping Center                                     Richter Realty & Investments, Inc.
 135            Century Plaza                                                Owner Managed
 136            7611 State Line Road Building                                Investment Properties and Management, Inc.
 137            Chevy Chase Apartments                                       BH Management Services, Inc.
 138            Archway Village                                              West Bay Properties, Inc.
 139            6035 Broadway Owners Corp.                                   Robert E. Hill, Incorporated
 140            Flour Bluff Shopping Center                                  NAI Cravey Real Estate Services, Inc.
 141            110-150 Draper Owners Corp.                                  Garthchester Realty Ltd.
 142            Park on Vista Apartments                                     First Choice Management Group, Inc.
 143            Fort Security Self Storage                                   Ardell Investements, L.L.C.
 144            Hibert Office                                                Owner Managed
 145            Raffin Executive Center                                      Owner Managed
 146            The Gilman Terrace II Apartments                             TM Construction
 147A           Sherbrooke Apartments                                        Owner Managed
 147B           Monterey Apartments                                          Owner Managed
 148            Hidden Hollow Apartments                                     Owner Managed
 149            Geist Self Storage                                           Turtle Creek Management, Inc.
 150            Medford Shopping Center                                      Owner Managed
 151            Catalina Apartments                                          Owner Managed
 152            Crestridge Apartments                                        Owner Managed
 153     (C)    Richlawn Acres Apartments                                    Owner Managed
 154     (C)    Grant Street Apartments                                      Owner Managed
 155            Park Terrace Owners Corp.                                    Penro Management Co.
 156            DP Building One                                              Owner Managed
 157            83-84 116th Owners Corp.                                     Metro Management Development, Inc.
 158            Mesa Grande                                                  Owner Managed
 159            Greylock Apartments                                          Owner Managed
 160            Swarthmore Apartments                                        Owner Managed
 161            Royalwood Apartments                                         Granby Corporation
 162            Inverness Housing Corp.                                      J.R.D. Management Corp.
 163            Burnet House                                                 Owner Managed

  #    CROSSED  PROPERTY NAME                                                ADDRESS
  -    -------  -------------                                                -------
  75            Bammelwood Apartments                                        2402 Bammelwood Drive
  76            Storage USA - Calvine                                        8392 Power Inn Road
  77            The Creekwood Village Apartments                             7655 Park North Drive
  78            Ala Moana Tower                                              1617 Kapiolani Boulevard
  79            Springlake Park Mobile Home Park                             51458 Southeast Westlake Drive
  80            Macedon Commons Shopping Center                              1503 Canandaigua Road
  81            South Pointe Village Mobile Home Park                        11100 Gibson Boulevard Southeast
  82            Fountain Brook Apartments                                    100 Brookhaven Circle
  83            3135 Johnson Tenant Owners Corp.                             3135 Johnson Avenue
  84            Lakeside Villas                                              4846 Cherry Road
  85            Westpark Place Office Building                               6250-6260 Westpark Drive
  86            TownePlace Suites Livonia                                    17450 Fox Drive
  87            Border City Mills                                            2 Weaver Street
  88            Nacogdoches Marketplace                                      4604-4610 North Street
  89            Cruz Alta Plaza                                              710-1100 Paseo del Pueblo Sur
  90            Warwick Apartments                                           2400 Arrowhead Drive
  91            Safe Self Storage - Van Nuys                                 14601 Sherman Way
  92            Country Inns & Suites Clive                                  1350 Northwest 118th Street
  93            Huntington Plaza                                             8907 Warner Avenue
  94            Hampton Inn Mechanicsville                                   7433 Bell Creek Road
  95            Thunderbird Village Mobile Home Park                         706 Dennis Street Southeast
  96            Physicians Plaza II                                          8042 Wurzbach Road
  97            Timbers of Keegan's Bayou Apartments                         11650 West Bellfort Avenue
  98            Redbird Towers                                               3203 Camp Wisdom Road
  99            Hampton Inn Midlothian                                       800 Research Road
 100            Arlington Farms Apartments                                   1800 Primrose Drive
 101            Briarwood Owners' Corp.                                      139-09 84th Drive, 140-18, 140-21 & 140-35 Burden
                                                                             Crescent
 102            Storage USA - Rocklin                                        5951 West Oaks Boulevard
 103            Bethpage Apartment Corp.                                     301 Hicksville Road
 104            Parkridge Plaza                                              2009 - 2099 Wadsworth Boulevard
 105            HSM, LLC                                                     10400 Premier Court
 106            Buckner Village Apartments                                   1810 John West Road
 107            Chastain Manor Apartments                                    1631 and 1700 Stanton Road Southwest
 108            Outback Steakhouse Plaza                                     4820-4860 South 76th Street
 109            Park Towers Apartments                                       106-112 Union Road
 110            Katonah Shopping Center                                      262-294 Katonah Avenue
 111            Valleywide Self Storage                                      851 West Esplanade Avenue
 112            Osco Drug Retail Center                                      1801 - 1811 North Harlem Avenue
 113            Chapel Ridge of Stillwater Phase I                           1807 North Hartford, 1401-10 East Willham and 1407-24
                                                                             East Cimarron
 114            Village Townhouses Cooperative                               5937 Haverhill Drive
 115            Chestnut Hill                                                7700 Germantown Avenue
 116            Village Center at Marshall's Creek                           Route 209 & 402
 117            Assured Storage                                              2453 Midway Road
 118            6600 Building                                                6600 Southwest 92nd Avenue
 119            Liberty Square                                               9852-9938 Bolsa Avenue
 120            12 Greenridge Avenue                                         12 Greenridge Avenue
 121            Yahara Landing Apartments                                    1624-1630 Fordem Avenue
 122            Sierra Verde Apartments                                      2600 East Idaho Avenue
 123            Pepper Ridge Apartments                                      1011 Vance Jackson Road
 124            131 East 66th Street Corporation                             131 East 66th Street
 125            Pine Tree Apartments                                         1435 Bernath Parkway
 126            Richton Trail Apartments                                     4522 Heartland Drive
 127            Tiny Town Village                                            2354 Loupin Drive
 128            Arch Creek Run Apartments                                    139 Rachel Street
 129            Storage Center                                               4080 Mariner Boulevard
 130            Cy Fair Plaza                                                13203 Jones Road
 131            Durant Shopping Center                                       519 University Place
 132            111-119 Hartsdale Corp.                                      111-119 East Hartsdale Avenue
 133A           Presidential Suites - The Arbors I                           3569 Ivy Hill Circle
 133B           Presidential Suites - The Arbors II                          3500 Boston Avenue
 133C           Presidential Suites - The Arbors III                         1150 Salt Springs Road
 134            St. Paul Shopping Center                                     2140 West St. Paul Avenue
 135            Century Plaza                                                1700-1746 Woolco Way
 136            7611 State Line Road Building                                7611 State Line Road
 137            Chevy Chase Apartments                                       1710 Logansport Road
 138            Archway Village                                              212 - 232 West 42nd Street
 139            6035 Broadway Owners Corp.                                   6035 Broadway
 140            Flour Bluff Shopping Center                                  10309 South Padre Island Drive
 141            110-150 Draper Owners Corp.                                  110-150 Draper Lane
 142            Park on Vista Apartments                                     201 Vista Road
 143            Fort Security Self Storage                                   2208 Contractor's Way
 144            Hibert Office                                                9948 Hibert Street
 145            Raffin Executive Center                                      1112 Ocean Drive
 146            The Gilman Terrace II Apartments                             2572 Gilman Drive West
 147A           Sherbrooke Apartments                                        90 - 118 Sherbrooke Avenue
 147B           Monterey Apartments                                          748-768 New Britain Avenue
 148            Hidden Hollow Apartments                                     1800 Beacon Drive
 149            Geist Self Storage                                           11575 Fox Road
 150            Medford Shopping Center                                      3429 Horse Block Road
 151            Catalina Apartments                                          3425 South Polk Street
 152            Crestridge Apartments                                        3200 Walnut Street
 153     (C)    Richlawn Acres Apartments                                    1059 Richmond Road
 154     (C)    Grant Street Apartments                                      55 Grant Street
 155            Park Terrace Owners Corp.                                    48-50 Park Terrace East
 156            DP Building One                                              10200 Lantern Road
 157            83-84 116th Owners Corp.                                     83-84 116th Street
 158            Mesa Grande                                                  2912 East McKellips Rd
 159            Greylock Apartments                                          117-119 South Chester Road
 160            Swarthmore Apartments                                        111 South Chester Road
 161            Royalwood Apartments                                         5261-5301 Royalwood Road
 162            Inverness Housing Corp.                                      294 Bronxville Road
 163            Burnet House                                                 8935 Burnet Avenue

  #    CROSSED  PROPERTY NAME                                                CITY                     COUNTY
  -    -------  -------------                                                ----                     ------
  75            Bammelwood Apartments                                        Houston                  Harris
  76            Storage USA - Calvine                                        Elk Grove                Sacramento
  77            The Creekwood Village Apartments                             Beaumont                 Jefferson
  78            Ala Moana Tower                                              Honolulu                 Honolulu
  79            Springlake Park Mobile Home Park                             Scappoose                Columbia
  80            Macedon Commons Shopping Center                              Macedon                  Wayne
  81            South Pointe Village Mobile Home Park                        Albuquerque              Bernalillo
  82            Fountain Brook Apartments                                    Fort Oglethorpe          Catoosa
  83            3135 Johnson Tenant Owners Corp.                             Riverdale                Bronx
  84            Lakeside Villas                                              West Palm Beach          Palm Beach
  85            Westpark Place Office Building                               Houston                  Harris
  86            TownePlace Suites Livonia                                    Livonia                  Wayne
  87            Border City Mills                                            Fall River               Bristol
  88            Nacogdoches Marketplace                                      Nacogdoches              Nacogdoches
  89            Cruz Alta Plaza                                              Taos                     Taos
  90            Warwick Apartments                                           Abilene                  Taylor
  91            Safe Self Storage - Van Nuys                                 Van Nuys                 Los Angeles
  92            Country Inns & Suites Clive                                  Clive                    Polk
  93            Huntington Plaza                                             Huntington Beach         Orange
  94            Hampton Inn Mechanicsville                                   Mechanicsville           Hanover
  95            Thunderbird Village Mobile Home Park                         Tumwater                 Thurston
  96            Physicians Plaza II                                          San Antonio              Bexar
  97            Timbers of Keegan's Bayou Apartments                         Houston                  Harris
  98            Redbird Towers                                               Dallas                   Dallas
  99            Hampton Inn Midlothian                                       Richmond                 Chesterfield
 100            Arlington Farms Apartments                                   Waco                     McLennan
 101            Briarwood Owners' Corp.                                      Briarwood                Queens
 102            Storage USA - Rocklin                                        Rocklin                  Placer
 103            Bethpage Apartment Corp.                                     Bethpage                 Nassau
 104            Parkridge Plaza                                              Lakewood                 Jefferson
 105            HSM, LLC                                                     Burke                    Fairfax
 106            Buckner Village Apartments                                   Dallas                   Dallas
 107            Chastain Manor Apartments                                    Atlanta                  Fulton
 108            Outback Steakhouse Plaza                                     Greenfield               Milwaukee
 109            Park Towers Apartments                                       Spring Valley            Rockland
 110            Katonah Shopping Center                                      Katonah                  Westchester
 111            Valleywide Self Storage                                      San Jacinto              Riverside
 112            Osco Drug Retail Center                                      Chicago                  Cook
 113            Chapel Ridge of Stillwater Phase I                           Stillwater               Payne
 114            Village Townhouses Cooperative                               Lansing                  Ingham
 115            Chestnut Hill                                                Philadelphia             Philadelphia
 116            Village Center at Marshall's Creek                           Marshall's Creek         Monroe
 117            Assured Storage                                              Carrollton               Dallas
 118            6600 Building                                                Portland                 Multnomah
 119            Liberty Square                                               Westminster              Orange
 120            12 Greenridge Avenue                                         White Plains             Westchester
 121            Yahara Landing Apartments                                    Madison                  Dane
 122            Sierra Verde Apartments                                      Las Cruces               Dona Ana
 123            Pepper Ridge Apartments                                      San Antonio              Bexar
 124            131 East 66th Street Corporation                             New York                 New York
 125            Pine Tree Apartments                                         Toledo                   Lucas
 126            Richton Trail Apartments                                     Richton Park             Cook
 127            Tiny Town Village                                            Clarksville              Montgomery
 128            Arch Creek Run Apartments                                    Melbourne                Brevard
 129            Storage Center                                               Spring Hill              Hernando
 130            Cy Fair Plaza                                                Houston                  Harris
 131            Durant Shopping Center                                       Durant                   Bryan
 132            111-119 Hartsdale Corp.                                      Hartsdale                Westchester
 133A           Presidential Suites - The Arbors I                           Cortland                 Trumbull
 133B           Presidential Suites - The Arbors II                          Warren                   Trumbull
 133C           Presidential Suites - The Arbors III                         Lordstown                Trumbull
 134            St. Paul Shopping Center                                     Waukesha                 Waukesha
 135            Century Plaza                                                Orlando                  Orange
 136            7611 State Line Road Building                                Kansas City              Jackson
 137            Chevy Chase Apartments                                       Nacogdoches              Nacogdoches
 138            Archway Village                                              Kearney                  Buffalo
 139            6035 Broadway Owners Corp.                                   Bronx                    Bronx
 140            Flour Bluff Shopping Center                                  Corpus Christi           Nueces
 141            110-150 Draper Owners Corp.                                  Dobbs Ferry              Westchester
 142            Park on Vista Apartments                                     Pasadena                 Harris
 143            Fort Security Self Storage                                   Fort Wayne               Allen
 144            Hibert Office                                                San Diego                San Diego
 145            Raffin Executive Center                                      Manhattan Beach          Los Angeles
 146            The Gilman Terrace II Apartments                             Seattle                  King
 147A           Sherbrooke Apartments                                        Hartford                 Hartford
 147B           Monterey Apartments                                          Hartford                 Hartford
 148            Hidden Hollow Apartments                                     Saginaw                  Saginaw
 149            Geist Self Storage                                           Indianapolis             Marion
 150            Medford Shopping Center                                      Medford                  Suffolk
 151            Catalina Apartments                                          Dallas                   Dallas
 152            Crestridge Apartments                                        Garland                  Dallas
 153     (C)    Richlawn Acres Apartments                                    Painesville              Lake
 154     (C)    Grant Street Apartments                                      Painesville              Lake
 155            Park Terrace Owners Corp.                                    New York                 New York
 156            DP Building One                                              Fishers                  Hamilton
 157            83-84 116th Owners Corp.                                     Kew Gardens              Queens
 158            Mesa Grande                                                  Mesa                     Maricopa
 159            Greylock Apartments                                          Swarthmore               Delaware
 160            Swarthmore Apartments                                        Swarthmore               Delaware
 161            Royalwood Apartments                                         North Royalton           Cuyahoga
 162            Inverness Housing Corp.                                      Yonkers                  Westchester
 163            Burnet House                                                 North Hills              Los Angeles

  #    CROSSED  PROPERTY NAME                                                STATE                    ZIP CODE
  -    -------  -------------                                                -----                    --------
  75            Bammelwood Apartments                                          TX                       77014
  76            Storage USA - Calvine                                          CA                       95624
  77            The Creekwood Village Apartments                               TX                       77708
  78            Ala Moana Tower                                                HI                       96814
  79            Springlake Park Mobile Home Park                               OR                       97056
  80            Macedon Commons Shopping Center                                NY                       14502
  81            South Pointe Village Mobile Home Park                          NM                       87123
  82            Fountain Brook Apartments                                      GA                       30742
  83            3135 Johnson Tenant Owners Corp.                               NY                       10463
  84            Lakeside Villas                                                FL                       33417
  85            Westpark Place Office Building                                 TX                       77057
  86            TownePlace Suites Livonia                                      MI                       48152
  87            Border City Mills                                              MA                       02720
  88            Nacogdoches Marketplace                                        TX                       75965
  89            Cruz Alta Plaza                                                NM                       87571
  90            Warwick Apartments                                             TX                       79606
  91            Safe Self Storage - Van Nuys                                   CA                       91405
  92            Country Inns & Suites Clive                                    IA                       50325
  93            Huntington Plaza                                               CA                       92647
  94            Hampton Inn Mechanicsville                                     VA                       23111
  95            Thunderbird Village Mobile Home Park                           WA                       98501
  96            Physicians Plaza II                                            TX                       78229
  97            Timbers of Keegan's Bayou Apartments                           TX                       77099
  98            Redbird Towers                                                 TX                       75237
  99            Hampton Inn Midlothian                                         VA                       23236
 100            Arlington Farms Apartments                                     TX                       76706
 101            Briarwood Owners' Corp.                                        NY                       11435
 102            Storage USA - Rocklin                                          CA                       95765
 103            Bethpage Apartment Corp.                                       NY                       11714
 104            Parkridge Plaza                                                CO                       80214
 105            HSM, LLC                                                       VA                       22015
 106            Buckner Village Apartments                                     TX                       75228
 107            Chastain Manor Apartments                                      GA                       30311
 108            Outback Steakhouse Plaza                                       WI                       53220
 109            Park Towers Apartments                                         NY                       10977
 110            Katonah Shopping Center                                        NY                       10536
 111            Valleywide Self Storage                                        CA                       92582
 112            Osco Drug Retail Center                                        IL                       60707
 113            Chapel Ridge of Stillwater Phase I                             OK                       74075
 114            Village Townhouses Cooperative                                 MI                       48911
 115            Chestnut Hill                                                  PA                       19118
 116            Village Center at Marshall's Creek                             PA                       18301
 117            Assured Storage                                                TX                       75006
 118            6600 Building                                                  OR                       97008
 119            Liberty Square                                                 CA                       92683
 120            12 Greenridge Avenue                                           NY                       10605
 121            Yahara Landing Apartments                                      WI                       53704
 122            Sierra Verde Apartments                                        NM                       88011
 123            Pepper Ridge Apartments                                        TX                       78201
 124            131 East 66th Street Corporation                               NY                       10021
 125            Pine Tree Apartments                                           OH                       43615
 126            Richton Trail Apartments                                       IL                       60471
 127            Tiny Town Village                                              TN                       37042
 128            Arch Creek Run Apartments                                      FL                       32901
 129            Storage Center                                                 FL                       33609
 130            Cy Fair Plaza                                                  TX                       77070
 131            Durant Shopping Center                                         OK                       74701
 132            111-119 Hartsdale Corp.                                        NY                       10530
 133A           Presidential Suites - The Arbors I                             OH                       44410
 133B           Presidential Suites - The Arbors II                            OH                       44484
 133C           Presidential Suites - The Arbors III                           OH                       44481
 134            St. Paul Shopping Center                                       WI                       53188
 135            Century Plaza                                                  FL                       32822
 136            7611 State Line Road Building                                  MO                       64114
 137            Chevy Chase Apartments                                         TX                       75961
 138            Archway Village                                                NE                       68845
 139            6035 Broadway Owners Corp.                                     NY                       10471
 140            Flour Bluff Shopping Center                                    TX                       78418
 141            110-150 Draper Owners Corp.                                    NY                       10522
 142            Park on Vista Apartments                                       TX                       77504
 143            Fort Security Self Storage                                     IN                       46825
 144            Hibert Office                                                  CA                       92131
 145            Raffin Executive Center                                        CA                       90266
 146            The Gilman Terrace II Apartments                               WA                       98119
 147A           Sherbrooke Apartments                                          CT                       06106
 147B           Monterey Apartments                                            CT                       06106
 148            Hidden Hollow Apartments                                       MI                       48602
 149            Geist Self Storage                                             IN                       46236
 150            Medford Shopping Center                                        NY                       11763
 151            Catalina Apartments                                            TX                       75224
 152            Crestridge Apartments                                          TX                       75042
 153     (C)    Richlawn Acres Apartments                                      OH                       44077
 154     (C)    Grant Street Apartments                                        OH                       44077
 155            Park Terrace Owners Corp.                                      NY                       10034
 156            DP Building One                                                IN                       46038
 157            83-84 116th Owners Corp.                                       NY                       11418
 158            Mesa Grande                                                    AZ                       85213
 159            Greylock Apartments                                            PA                       19081
 160            Swarthmore Apartments                                          PA                       19081
 161            Royalwood Apartments                                           OH                       44133
 162            Inverness Housing Corp.                                        NY                       10708
 163            Burnet House                                                   CA                       91343

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

  #    CROSSED  PROPERTY NAME                                                MANAGEMENT COMPANY
  -    -------  -------------                                                ------------------
 164            Crestwood Apartment Owners Corp.                             Goodman Management Co., Inc.
 165            Lake Springs Shops                                           Market Land Company, LLC
 166            Northpoint Apartments                                        Owner Managed
 167            360 Riverside Owners Corp.                                   The Equity Management Group, Inc.
 168            66 Fort Point Street                                         Owner Managed
 169            1-7 Journal Square                                           Owner Managed
 170            Amistad Apartments                                           Texas Regional Properties
 171            Melnick Drive                                                Owner Managed
 172            Desert Plaza Apartments                                      Owner Managed
 173            Burleson Plaza                                               FLF Real Estate Managent, L.P.
 174            Chapel Ridge of Forrest City Phase II                        ERC Properties, Inc.
 175            9 East 96th Street Apartment Corp.                           Orsid Realty Corporation
 176            Budget Self Storage                                          Owner Managed
 177            Imperial Marshwood Mobile Home Park                          Owner Managed
 178            Windsor Equities Owners, Inc.                                M.P.J. Realty, Inc.
 179            84-49 Owners Corp.                                           Charter Management
 180            300 West Coleman Boulevard                                   Owner Managed
 181            129-131 Fifth Avenue Corp.                                   Richard Andrews, dba Design Collaborative
 182            Tiffany Office Building                                      Owner Managed
 183            Forest Mobile Estates Mobile Home Park                       Owner Managed
 184            Country Club Village Apartments                              Owner Managed
 185            Vista Pacifica Industrial Park                               Owner Managed
 186            Alexandria Shopping Center                                   Spectra Group, Inc.
 187            Oak Manor Apartments                                         Owner Managed
 188            Carriage Works                                               Hughes Property Management, Inc.
 189            Northridge Apartments                                        Owner Managed
 190            Courtyard Apartments                                         Owner Managed
 191            Candlewood Apartments - TN                                   Owner Managed
 192            Clipper Ridge Apartments                                     Owner Managed
 193            Chapel Ridge of Stillwater Phase II                          ERC Properties, Inc.
 194            345 West 88th Apartment Corp.                                Andrews Building Corp.
 195            The Indian Harbor House Owners Corporation                   Westfair Property Management, Inc.
 196            Draper Crossing II                                           The Boyer Company, L. C.
 197A           Julia Mobile Home Park                                       Owner Managed
 197B           Siesta Mobile Home Park                                      Owner Managed
 198            Mark IV Apartments                                           Owner Managed
 199            Crosby Town Center Plaza                                     Owner Managed
 200            Discount Personal Storage                                    Owner Managed
 201            Harbor Building                                              Owner Managed
 202            Highland Court Apartments-NY                                 Owner Managed
 203            Turner Plaza Shopping Center                                 Owner Managed
 204            Miami Hills Apartments                                       Owner Managed
 205            136 East 36th Street Apartments Corp.                        Heron Ltd.
 206            Quarante Deux, Inc.                                          Andrews Building Corp.
 207            Gracemere Owners Corporation                                 WRG Management
 208            Rufe Snow Depot Self Storage                                 Owner Managed
 209            Fountain Gardens Owners Corp.                                Braun Management, Inc.
 210            Westwind Mobile Home Park                                    Laguna Asset Management, Inc.
 211            6950 Cypress Road                                            Owner Managed
 212            Germantown Plaza                                             Owner Managed
 213            86 Christopher Street                                        Owner Managed
 214            Knickerbocker Square Shopping Center                         Owner Managed
 215            370 Riverside Tenants' Corp.                                 Orsid Realty Corporation
 216            1677 Eureka Road                                             Owner Managed
 217            Lakewood Village Apartments - TX                             Owner Managed
 218            315 West 232nd Street Corp.                                  Robert E. Hill, Incorporated
 219            Brooke Hall Apartments                                       Owner Managed
 220            Archer Cooperative, Inc.                                     Anker Management Corp.
 221            Shady Glen Owners' Corp.                                     Prime Locations, Inc.
 222            434 East 58th Street Owners Inc.                             A. Michael Tyler Realty Corp.
 223            Shadow Wood Apartments                                       Owner Managed
 224            Paddington Mobile Home Park                                  Owner Managed
 225            Bradlee Tenants Corp.                                        Ron Rachlin Management Corp.
 226            American Storage                                             Owner Managed
 227            48-10 45th Street Owners, Inc.                               Gabriel Management Corp.
 228            878 Residents Corp.                                          Midboro Management, Inc.
 229            Ivy League Apt Corp.                                         Edel Family Management Corp.
 230            Storage Max                                                  Owner Managed
 231            Mount Ephraim Plaza                                          Owner Managed
 232            Concordia Apartments, Ltd.                                   Andrea Bunis Management, Inc.
 233            28 East 4th Street Housing Corp.                             Andrews Building Corp.
 234            Woodland Estates Mobile Home Park                            Owner Managed
 235            Shady Acres Mobile Home Park                                 Owner Managed
 236            121-125 Park Owners Corp.                                    Merchants Properties Inc.
 237            Colonial Crest Apartments                                    Owner Managed
 238            Pleasanton Village Apartments                                Owner Managed
 239            Cedar Bayou Mobile Home Park                                 Owner Managed
 240            487 Central Avenue                                           Owner Managed
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation  The Argo Corporation
 242            261 West 22nd Street Tenant Owners Corp.                     Carole Ferrara Associates, Inc.
 243            Big Deal Realty on Greene Street, Inc.                       Andrews Building Corp.
 244            Town and Country Crossing                                    Owner Managed
 245            132 Mitchell Street                                          Owner Managed
 246            300 West 17th Street Housing Development Fund Corporation    Andrea Bunis Management, Inc.
 247            55 East Owners Corp.                                         Alexander Wolf & Company, Inc.
 248            Harrison Terrace Apartments                                  Owner Managed
 249            120 East 85th Street Owners, Inc.                            ABC Realty
 250            Creekside Manor Apartments                                   Owner Managed
 251            326 West 83rd Owners Corp.                                   Andrea Bunis Management, Inc.
 252            Herald Square Loft Corporation                               Big City Management, Inc.
 253            131-133 Owners Corp.                                         H.S.C. Management Corp.
 254            Sandia Mobile Home Park                                      Owner Managed

  #    CROSSED  PROPERTY NAME                                                ADDRESS
  -    -------  -------------                                                -------
 164            Crestwood Apartment Owners Corp.                             124-16 84th Road
 165            Lake Springs Shops                                           1440 Nashville Road
 166            Northpoint Apartments                                        74 Lyerly Street
 167            360 Riverside Owners Corp.                                   360 Riverside Drive
 168            66 Fort Point Street                                         66 Fort Point Street
 169            1-7 Journal Square                                           1-7 Journal Square
 170            Amistad Apartments                                           202 South Avenue
 171            Melnick Drive                                                2-16 Melnick Drive
 172            Desert Plaza Apartments                                      217 South Maryland Parkway
 173            Burleson Plaza                                               620 SW Wilshire Boulevard
 174            Chapel Ridge of Forrest City Phase II                        Holiday Drive
 175            9 East 96th Street Apartment Corp.                           9 East 96th Street
 176            Budget Self Storage                                          3445 Collins Avenue
 177            Imperial Marshwood Mobile Home Park                          300 State Route 236
 178            Windsor Equities Owners, Inc.                                37-16/20 83rd Street
 179            84-49 Owners Corp.                                           84-49 168th Street
 180            300 West Coleman Boulevard                                   300 West Coleman Boulevard
 181            129-131 Fifth Avenue Corp.                                   129-131 Fifth Avenue
 182            Tiffany Office Building                                      10700 Old Country Road 15
 183            Forest Mobile Estates Mobile Home Park                       6201 Bert Kouns Industrial Loop
 184            Country Club Village Apartments                              7100 South Gessner Drive
 185            Vista Pacifica Industrial Park                               2625 Temple Heights Drive
 186            Alexandria Shopping Center                                   2071 North Mall Drive
 187            Oak Manor Apartments                                         1019-1045 North Center Street
 188            Carriage Works                                               401 G Street, 627 & 655 4th Avenue
 189            Northridge Apartments                                        17925 Devonshire Street
 190            Courtyard Apartments                                         6700 West 76th Street
 191            Candlewood Apartments - TN                                   538 Harding Place
 192            Clipper Ridge Apartments                                     595 May Street
 193            Chapel Ridge of Stillwater Phase II                          1807 North Hartford
 194            345 West 88th Apartment Corp.                                345 West 88th Street
 195            The Indian Harbor House Owners Corporation                   630 & 636 Steamboat Road
 196            Draper Crossing II                                           62 & 64 East 12300 South
 197A           Julia Mobile Home Park                                       16500 Slater Road
 197B           Siesta Mobile Home Park                                      309 West Buell Drive
 198            Mark IV Apartments                                           2895 West 3500 South
 199            Crosby Town Center Plaza                                     6500 FM 2100 North
 200            Discount Personal Storage                                    2140 Southwest Gatlin Boulevard
 201            Harbor Building                                              100 2nd Avenue South
 202            Highland Court Apartments-NY                                 1506-1508 Whitesboro Street
 203            Turner Plaza Shopping Center                                 3351 Turner Plaza Drive
 204            Miami Hills Apartments                                       3534 High Street
 205            136 East 36th Street Apartments Corp.                        136 East 36th Street
 206            Quarante Deux, Inc.                                          42 West 15th Street
 207            Gracemere Owners Corporation                                 420 Palisade Avenue
 208            Rufe Snow Depot Self Storage                                 6707 Rufe Snow Drive
 209            Fountain Gardens Owners Corp.                                4499 Henry Hudson Parkway
 210            Westwind Mobile Home Park                                    11270 Konocti Vista Drive
 211            6950 Cypress Road                                            6950 Cypress Road
 212            Germantown Plaza                                             3695-3723 Riverdale Road
 213            86 Christopher Street                                        86 Christopher Street
 214            Knickerbocker Square Shopping Center                         3335 - 3389 Knickerbocker Road
 215            370 Riverside Tenants' Corp.                                 370 Riverside Drive
 216            1677 Eureka Road                                             1677 Eureka Road
 217            Lakewood Village Apartments - TX                             200 East Lakewood Street
 218            315 West 232nd Street Corp.                                  315 West 232nd Street
 219            Brooke Hall Apartments                                       315-345 West Jefferson Street
 220            Archer Cooperative, Inc.                                     1430 & 1480 Theriot Avenue
 221            Shady Glen Owners' Corp.                                     20-25-35 Shady Glen Court
 222            434 East 58th Street Owners Inc.                             434-436 East 58th Street
 223            Shadow Wood Apartments                                       120 South Jupiter Road
 224            Paddington Mobile Home Park                                  1720 Hurricane Road
 225            Bradlee Tenants Corp.                                        69-09 108th Street
 226            American Storage                                             420 East 620 South
 227            48-10 45th Street Owners, Inc.                               48-10 45th Street
 228            878 Residents Corp.                                          878 West End Avenue
 229            Ivy League Apt Corp.                                         675 Academy Street
 230            Storage Max                                                  5922 Cameron Street
 231            Mount Ephraim Plaza                                          2750 Mount Ephraim Avenue
 232            Concordia Apartments, Ltd.                                   5-7 West 107th Street
 233            28 East 4th Street Housing Corp.                             28-30 East 4th Street
 234            Woodland Estates Mobile Home Park                            8113 Minors Lane
 235            Shady Acres Mobile Home Park                                 310 Hester Avenue
 236            121-125 Park Owners Corp.                                    121-125 Park Avenue
 237            Colonial Crest Apartments                                    1000 East Lafayette Street
 238            Pleasanton Village Apartments                                3735 Pleasanton Road
 239            Cedar Bayou Mobile Home Park                                 6310 Highway 146 North
 240            487 Central Avenue                                           487 Central Avenue
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation  94-11 69th Avenue
 242            261 West 22nd Street Tenant Owners Corp.                     261 West 22nd Street
 243            Big Deal Realty on Greene Street, Inc.                       133-137 Greene Street
 244            Town and Country Crossing                                    1023-1135 Lovett Street
 245            132 Mitchell Street                                          132 Mitchell Street
 246            300 West 17th Street Housing Development Fund Corporation    300 West 17th Street
 247            55 East Owners Corp.                                         55 East 65th Street
 248            Harrison Terrace Apartments                                  10751-10753 Harrison Ave.
 249            120 East 85th Street Owners, Inc.                            120 East 85th Street
 250            Creekside Manor Apartments                                   61 Myrtle Street
 251            326 West 83rd Owners Corp.                                   326 West 83rd Street
 252            Herald Square Loft Corporation                               31 West 31st Street
 253            131-133 Owners Corp.                                         131-133 Thompson Street
 254            Sandia Mobile Home Park                                      2419 Paluxy Street

  #    CROSSED  PROPERTY NAME                                                CITY                     COUNTY
  -    -------  -------------                                                ----                     ------
 164            Crestwood Apartment Owners Corp.                             Kew Gardens              Queens
 165            Lake Springs Shops                                           Franklin                 Simpson
 166            Northpoint Apartments                                        Houston                  Harris
 167            360 Riverside Owners Corp.                                   New York                 New York
 168            66 Fort Point Street                                         Norwalk                  Fairfield
 169            1-7 Journal Square                                           Jersey City              Hudson
 170            Amistad Apartments                                           Donna                    Hidalgo
 171            Melnick Drive                                                Monsey                   Rockland
 172            Desert Plaza Apartments                                      Las Vegas                Clark
 173            Burleson Plaza                                               Burleson                 Johnson
 174            Chapel Ridge of Forrest City Phase II                        Forrest City             St. Francis
 175            9 East 96th Street Apartment Corp.                           New York                 New York
 176            Budget Self Storage                                          Richmond                 Contra Costa
 177            Imperial Marshwood Mobile Home Park                          Eliot                    York
 178            Windsor Equities Owners, Inc.                                Jackson Heights          Queens
 179            84-49 Owners Corp.                                           Jamaica                  Queens
 180            300 West Coleman Boulevard                                   Mount Pleasant           Charleston
 181            129-131 Fifth Avenue Corp.                                   New York                 New York
 182            Tiffany Office Building                                      Plymouth                 Hennepin
 183            Forest Mobile Estates Mobile Home Park                       Shreveport               Caddo
 184            Country Club Village Apartments                              Houston                  Harris
 185            Vista Pacifica Industrial Park                               Oceanside                San Diego
 186            Alexandria Shopping Center                                   Alexandria               Rapides
 187            Oak Manor Apartments                                         Stockton                 San Joaquin
 188            Carriage Works                                               San Diego                San Diego
 189            Northridge Apartments                                        Northridge               Los Angeles
 190            Courtyard Apartments                                         Overland Park            Johnson
 191            Candlewood Apartments - TN                                   Nashville                Davidson
 192            Clipper Ridge Apartments                                     Oregon City              Clackamas
 193            Chapel Ridge of Stillwater Phase II                          Stillwater               Payne
 194            345 West 88th Apartment Corp.                                New York                 New York
 195            The Indian Harbor House Owners Corporation                   Greenwich                Fairfield
 196            Draper Crossing II                                           Draper                   Salt Lake
 197A           Julia Mobile Home Park                                       North Fort Myers         Lee
 197B           Siesta Mobile Home Park                                      Fort Myers               Lee
 198            Mark IV Apartments                                           West Valley City         Salt Lake
 199            Crosby Town Center Plaza                                     Crosby                   Harris
 200            Discount Personal Storage                                    Port Saint Lucie         Saint Lucie
 201            Harbor Building                                              Edmonds                  Snohomish
 202            Highland Court Apartments-NY                                 Utica                    Oneida
 203            Turner Plaza Shopping Center                                 Abilene                  Taylor
 204            Miami Hills Apartments                                       South Bend               Saint Joseph
 205            136 East 36th Street Apartments Corp.                        New York                 New York
 206            Quarante Deux, Inc.                                          New York                 New York
 207            Gracemere Owners Corporation                                 Yonkers                  Westchester
 208            Rufe Snow Depot Self Storage                                 Watauga                  Tarrant
 209            Fountain Gardens Owners Corp.                                Riverdale                Bronx
 210            Westwind Mobile Home Park                                    Lower Lake               Lake
 211            6950 Cypress Road                                            Fort Lauderdale          Broward
 212            Germantown Plaza                                             Memphis                  Shelby
 213            86 Christopher Street                                        New York                 New York
 214            Knickerbocker Square Shopping Center                         San Angelo               Tom Green
 215            370 Riverside Tenants' Corp.                                 New York                 New York
 216            1677 Eureka Road                                             Roseville                Placer
 217            Lakewood Village Apartments - TX                             Nacogdoches              Nacogdoches
 218            315 West 232nd Street Corp.                                  Bronx                    Bronx
 219            Brooke Hall Apartments                                       Media                    Delaware
 220            Archer Cooperative, Inc.                                     Bronx                    Bronx
 221            Shady Glen Owners' Corp.                                     New Rochelle             Westchester
 222            434 East 58th Street Owners Inc.                             New York                 New York
 223            Shadow Wood Apartments                                       Garland                  Dallas
 224            Paddington Mobile Home Park                                  Cottondale               Tuscaloosa
 225            Bradlee Tenants Corp.                                        Forest Hills             Queens
 226            American Storage                                             American Fork            Utah
 227            48-10 45th Street Owners, Inc.                               Woodside                 Queens
 228            878 Residents Corp.                                          New York                 New York
 229            Ivy League Apt Corp.                                         New York                 New York
 230            Storage Max                                                  Scott                    Lafayette
 231            Mount Ephraim Plaza                                          Camden                   Camden
 232            Concordia Apartments, Ltd.                                   New York                 New York
 233            28 East 4th Street Housing Corp.                             New York                 New York
 234            Woodland Estates Mobile Home Park                            Louisville               Jefferson
 235            Shady Acres Mobile Home Park                                 Donna                    Hidalgo
 236            121-125 Park Owners Corp.                                    Amityville               Suffolk
 237            Colonial Crest Apartments                                    Sturgis                  Saint Joseph
 238            Pleasanton Village Apartments                                San Antonio              Bexar
 239            Cedar Bayou Mobile Home Park                                 Baytown                  Chambers
 240            487 Central Avenue                                           Cedarhurst               Nassau
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation  Forest Hills             Queens
 242            261 West 22nd Street Tenant Owners Corp.                     New York                 New York
 243            Big Deal Realty on Greene Street, Inc.                       New York                 New York
 244            Town and Country Crossing                                    Tomball                  Harris
 245            132 Mitchell Street                                          Atlanta                  Fulton
 246            300 West 17th Street Housing Development Fund Corporation    New York                 New York
 247            55 East Owners Corp.                                         New York                 New York
 248            Harrison Terrace Apartments                                  Harrison                 Hamilton
 249            120 East 85th Street Owners, Inc.                            New York                 New York
 250            Creekside Manor Apartments                                   Le Roy                   Genesee
 251            326 West 83rd Owners Corp.                                   New York                 New York
 252            Herald Square Loft Corporation                               New York                 New York
 253            131-133 Owners Corp.                                         New York                 New York
 254            Sandia Mobile Home Park                                      Nacogdoches              Nacogdoches

  #    CROSSED  PROPERTY NAME                                                STATE                    ZIP CODE
  -    -------  -------------                                                -----                    --------
 164            Crestwood Apartment Owners Corp.                               NY                       11415
 165            Lake Springs Shops                                             KY                       42134
 166            Northpoint Apartments                                          TX                       77022
 167            360 Riverside Owners Corp.                                     NY                       10025
 168            66 Fort Point Street                                           CT                       06855
 169            1-7 Journal Square                                             NJ                       07306
 170            Amistad Apartments                                             TX                       78537
 171            Melnick Drive                                                  NY                       10952
 172            Desert Plaza Apartments                                        NV                       89101
 173            Burleson Plaza                                                 TX                       76028
 174            Chapel Ridge of Forrest City Phase II                          AR                       73120
 175            9 East 96th Street Apartment Corp.                             NY                       10128
 176            Budget Self Storage                                            CA                       94806
 177            Imperial Marshwood Mobile Home Park                            ME                       03903
 178            Windsor Equities Owners, Inc.                                  NY                       11372
 179            84-49 Owners Corp.                                             NY                       11432
 180            300 West Coleman Boulevard                                     SC                       29464
 181            129-131 Fifth Avenue Corp.                                     NY                       10003
 182            Tiffany Office Building                                        MN                       55441
 183            Forest Mobile Estates Mobile Home Park                         LA                       71129
 184            Country Club Village Apartments                                TX                       77036
 185            Vista Pacifica Industrial Park                                 CA                       92056
 186            Alexandria Shopping Center                                     LA                       71301
 187            Oak Manor Apartments                                           CA                       95202
 188            Carriage Works                                                 CA                       92101
 189            Northridge Apartments                                          CA                       91325
 190            Courtyard Apartments                                           KS                       66204
 191            Candlewood Apartments - TN                                     TN                       37211
 192            Clipper Ridge Apartments                                       OR                       97045
 193            Chapel Ridge of Stillwater Phase II                            OK                       74075
 194            345 West 88th Apartment Corp.                                  NY                       10024
 195            The Indian Harbor House Owners Corporation                     CT                       06870
 196            Draper Crossing II                                             UT                       84020
 197A           Julia Mobile Home Park                                         FL                       33917
 197B           Siesta Mobile Home Park                                        FL                       33905
 198            Mark IV Apartments                                             UT                       84119
 199            Crosby Town Center Plaza                                       TX                       77532
 200            Discount Personal Storage                                      FL                       34953
 201            Harbor Building                                                WA                       98020
 202            Highland Court Apartments-NY                                   NY                       13502
 203            Turner Plaza Shopping Center                                   TX                       79606
 204            Miami Hills Apartments                                         IN                       46614
 205            136 East 36th Street Apartments Corp.                          NY                       10016
 206            Quarante Deux, Inc.                                            NY                       10011
 207            Gracemere Owners Corporation                                   NY                       10703
 208            Rufe Snow Depot Self Storage                                   TX                       76148
 209            Fountain Gardens Owners Corp.                                  NY                       10471
 210            Westwind Mobile Home Park                                      CA                       95457
 211            6950 Cypress Road                                              FL                       33317
 212            Germantown Plaza                                               TN                       38115
 213            86 Christopher Street                                          NY                       10014
 214            Knickerbocker Square Shopping Center                           TX                       76904
 215            370 Riverside Tenants' Corp.                                   NY                       10025
 216            1677 Eureka Road                                               CA                       95661
 217            Lakewood Village Apartments - TX                               TX                       75965
 218            315 West 232nd Street Corp.                                    NY                       10463
 219            Brooke Hall Apartments                                         PA                       19063
 220            Archer Cooperative, Inc.                                       NY                       10460
 221            Shady Glen Owners' Corp.                                       NY                       10805
 222            434 East 58th Street Owners Inc.                               NY                       10022
 223            Shadow Wood Apartments                                         TX                       75042
 224            Paddington Mobile Home Park                                    AL                       35453
 225            Bradlee Tenants Corp.                                          NY                       11375
 226            American Storage                                               UT                       84003
 227            48-10 45th Street Owners, Inc.                                 NY                       11377
 228            878 Residents Corp.                                            NY                       10025
 229            Ivy League Apt Corp.                                           NY                       10034
 230            Storage Max                                                    LA                       70583
 231            Mount Ephraim Plaza                                            NJ                       08104
 232            Concordia Apartments, Ltd.                                     NY                       10025
 233            28 East 4th Street Housing Corp.                               NY                       10003
 234            Woodland Estates Mobile Home Park                              KY                       40219
 235            Shady Acres Mobile Home Park                                   TX                       78537
 236            121-125 Park Owners Corp.                                      NY                       11701
 237            Colonial Crest Apartments                                      MI                       49091
 238            Pleasanton Village Apartments                                  TX                       78221
 239            Cedar Bayou Mobile Home Park                                   TX                       77520
 240            487 Central Avenue                                             NY                       11516
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation    NY                       11375
 242            261 West 22nd Street Tenant Owners Corp.                       NY                       10011
 243            Big Deal Realty on Greene Street, Inc.                         NY                       10012
 244            Town and Country Crossing                                      TX                       77375
 245            132 Mitchell Street                                            GA                       30303
 246            300 West 17th Street Housing Development Fund Corporation      NY                       10011
 247            55 East Owners Corp.                                           NY                       10021
 248            Harrison Terrace Apartments                                    OH                       45030
 249            120 East 85th Street Owners, Inc.                              NY                       10028
 250            Creekside Manor Apartments                                     NY                       14482
 251            326 West 83rd Owners Corp.                                     NY                       10024
 252            Herald Square Loft Corporation                                 NY                       10001
 253            131-133 Owners Corp.                                           NY                       10012
 254            Sandia Mobile Home Park                                        TX                       75964

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

  #    CROSSED  PROPERTY NAME                                                MANAGEMENT COMPANY
  -    -------  -------------                                                ------------------
 255            Stone Green Apartments                                       Owner Managed
 256            325 West 83 Owners Corp.                                     Sandra Greer Real Estate Management Corp.
 257            345 West 70th Tenants Corp.                                  Sandberg Management Corp.
 258            Melbourne Plaza                                              Owner Managed
 259            Landau Apartments, Inc.                                      Jalen Management Co.
 260            240 Prospect Pl. Apt. Corp.                                  E.M. Holding Corp.
 261            Ninth Street Apartments, Inc.                                Carol Ferrara Associates, Inc.
 262            331 West 84th Owners Corp.                                   Carol Ferrara Associates, Inc.

  #    CROSSED  PROPERTY NAME                                                ADDRESS
  -    -------  -------------                                                -------
 255            Stone Green Apartments                                       1210 Stone Road
 256            325 West 83 Owners Corp.                                     325 & 327 West 83rd Street
 257            345 West 70th Tenants Corp.                                  345 West 70th Street
 258            Melbourne Plaza                                              1212-1220 Melbourne Drive
 259            Landau Apartments, Inc.                                      200 Bay 22nd Street
 260            240 Prospect Pl. Apt. Corp.                                  240 Prospect Place
 261            Ninth Street Apartments, Inc.                                425 East Ninth Street
 262            331 West 84th Owners Corp.                                   331 West 84th Street

  #    CROSSED  PROPERTY NAME                                                CITY                     COUNTY
  -    -------  -------------                                                ----                     ------
 255            Stone Green Apartments                                       Tallahassee              Leon
 256            325 West 83 Owners Corp.                                     New York                 New York
 257            345 West 70th Tenants Corp.                                  New York                 New York
 258            Melbourne Plaza                                              Hurst                    Tarrant
 259            Landau Apartments, Inc.                                      Brooklyn                 Kings
 260            240 Prospect Pl. Apt. Corp.                                  Brooklyn                 Kings
 261            Ninth Street Apartments, Inc.                                New York                 New York
 262            331 West 84th Owners Corp.                                   New York                 New York

  #    CROSSED  PROPERTY NAME                                                STATE                    ZIP CODE
  -    -------  -------------                                                -----                    --------
 255            Stone Green Apartments                                        FL                        32303
 256            325 West 83 Owners Corp.                                      NY                        10024
 257            345 West 70th Tenants Corp.                                   NY                        10023
 258            Melbourne Plaza                                               TX                        76053
 259            Landau Apartments, Inc.                                       NY                        11214
 260            240 Prospect Pl. Apt. Corp.                                   NY                        11238
 261            Ninth Street Apartments, Inc.                                 NY                        10009
 262            331 West 84th Owners Corp.                                    NY                        10024

        (A) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION HOTEL PASCO, RED LION HOTEL SALT LAKE DOWNTOWN, RED LION HOTEL REDDING AND RED LION HOTEL RICHLAND HANFORD HOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
        (B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
        (C) THE UNDERLYING MORTGAGE LOANS SECURED BY RICHLAWN ACRES APARTMENTS AND GRANT STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                  DESCRIPTION OF THE MORTGAGED REAL PROPERTIES

                                                                                CUT-OFF DATE
                                                                                   PRINCIPAL                   PROPERTY
  #    CROSSED  PROPERTY NAME                                                    BALANCE (1)   PROPERTY TYPE   SUB-TYPE
  -    -------  -------------                                                    -----------   -------------   --------
  1             Bay Plaza Community Center                                   $   141,318,867   Mixed Use       Retail/Office
  2             Beverly Center                                                   100,000,000   Retail          Anchored
  3             Stanford Shopping Center                                          90,000,000   Retail          Anchored
  4A            Mayfair Mall - Retail                                             54,297,364   Retail          Anchored
  4B            Mayfair Mall - Office                                             14,775,123   Office          CBD
  5A            MeriStar Columbia                                                 26,341,707   Hotel           Full Service
  5B            MeriStar Arlington                                                23,359,627   Hotel           Full Service
  6             Northfield Square Mall                                            31,948,769   Retail          Anchored
  7A            TVO Portfolio - French Quarter                                     8,618,125   Multifamily     Conventional
  7B            TVO Portfolio - Garden Pointe Apartments                           5,288,888   Multifamily     Conventional
  7C            TVO Portfolio - Timbers Apartments                                 4,700,795   Multifamily     Conventional
  7D            TVO Portfolio - Sycamore Village Apartments                        3,525,596   Multifamily     Conventional
  7E            TVO Portfolio - Hillside Park Apartments                           3,404,228   Multifamily     Conventional
  8      (A)    Red Lion Hotel Pasco                                              10,199,113   Hotel           Full Service
  9      (A)    Red Lion Hotel Salt Lake Downtown                                  5,941,231   Hotel           Full Service
  10     (A)    Red Lion Hotel Redding                                             4,951,026   Hotel           Full Service
  11     (A)    Red Lion Hotel Richland Hanford House                              4,059,841   Hotel           Full Service
  12            Bristol Park at Encino Commons Apartments                         24,000,000   Multifamily     Conventional
  13            Canterbury Apartments                                             23,000,000   Multifamily     Conventional
  14            Easton Square Shopping Center                                     21,896,373   Retail          Anchored
  15            Claremore Apartment Homes                                         21,800,000   Multifamily     Conventional
  16            Bank One Office Building                                          21,464,068   Office          CBD
 17A            Northland Portfolio - Coppermill                                   7,072,828   Multifamily     Conventional
 17B            Northland Portfolio - Candlewood                                   6,973,211   Multifamily     Conventional
 17C            Northland Portfolio - Randolph Park                                6,283,271   Multifamily     Conventional
  18            McAlpine Place Apartments                                         18,960,772   Multifamily     Conventional
  19            Belmont Landing Apartments                                        18,770,673   Multifamily     Conventional
  20            Villages at Waggoner Park                                         17,960,149   Multifamily     Conventional
  21            1144 Eastlake Building                                            17,016,948   Office          CBD
  22            Scripps Northridge Technology Plaza                               15,492,641   Industrial      N/A
  23            Hawthorne Valley Shopping Center                                  14,969,440   Retail          Anchored
  24            The Atrium Business Tower                                         13,996,372   Office          Suburban
  25            Northlake Commons Shopping Center                                 13,376,000   Retail          Anchored
  26            Sportmart/Westwood Self Storage                                   12,953,548   Mixed Use       Self Storage/Retail
  27            Village Market Shopping Center                                    12,225,140   Retail          Anchored
  28            Ashford Lakes Apartments                                          12,000,000   Multifamily     Conventional
 29A            Arlington Square Apartments                                        9,191,253   Multifamily     Conventional
 29B            Wisteria Downs Apartments                                          2,693,988   Multifamily     Conventional
  30            Irving Towne Center                                               11,673,842   Retail          Anchored
  31            Ashford Park Apartments                                           11,561,867   Multifamily     Conventional
  32            National Amusements Anchored Center                               11,513,492   Retail          Anchored
  33            Riverbend Commons                                                 11,118,186   Retail          Anchored
  34            Shoppes of Kenwood                                                11,048,405   Mixed Use       Retail/Office
  35            Warner Courtyards                                                 10,386,753   Office          Suburban
 36A            Klein Mitchell                                                     1,710,516   Retail          Anchored
 36B            Klein Baraboo                                                      1,518,789   Retail          Anchored
 36C            Klein Springdale                                                   1,165,407   Retail          Anchored
 36D            Klein Joplin                                                       1,090,219   Retail          Anchored
 36E            Klein Ocean Springs                                                1,071,422   Retail          Anchored
 36F            Klein Fort Smith                                                   1,015,032   Retail          Anchored
 36G            Klein Jackson                                                        958,641   Retail          Anchored
 36H            Klein Angola                                                         932,326   Retail          Anchored
 36I            Klein Lima                                                           921,048   Retail          Anchored
  37            La Mesa Village Plaza                                             10,220,847   Mixed Use       Office/Retail
  38            32-50 Cooper Square                                                9,938,080   Office          CBD
  39            173-175 Tenants Corp.                                              9,800,000   Multifamily     Cooperative
  40            Laguna Village Shopping Center                                     9,525,218   Retail          Anchored
  41            500 East 83rd Street Corp.                                         9,500,000   Multifamily     Cooperative
  42            Chatham Park Village Cooperative                                   9,256,143   Multifamily     Cooperative
  43            Marketplace at Cascades - Park Place                               9,240,000   Retail          Anchored
  44            Forest Hills South Owners, Inc.                                    9,234,331   Multifamily     Cooperative
  45            Northaven Park Apartments                                          9,055,562   Multifamily     Conventional
  46            Union Pines Office Building                                        9,023,060   Office          Suburban
  47            Timbers of Deerbrook Apartments                                    8,609,355   Multifamily     Conventional
  48            Big Pine Key Shopping Center                                       8,294,813   Retail          Anchored
  49            Metaldyne Automotive Building                                      8,276,507   Industrial      N/A
  50            North Batavia Business Park                                        8,183,230   Mixed Use       Office/Industrial
  51            Far North Shopping Center                                          8,021,235   Retail          Anchored
  52            Greens at Alvamar                                                  7,821,981   Multifamily     Conventional
  53            Junipero Serra Office Building                                     7,768,582   Office          Suburban
  54            TownePlace Suites Dearborn                                         7,621,384   Hotel           Limited Service
  55            Mallory Corners                                                    7,170,464   Retail          Anchored
  56            Canal Overlook                                                     7,066,926   Multifamily     Conventional
  57            Kohl's Department Store                                            7,000,000   Retail          Anchored
  58            Raymour and Flanigan Furniture Store                               6,989,477   Retail          Anchored
  59            Penny Lane Owners Corp.                                            6,969,827   Multifamily     Cooperative
  60            196 Owner's Corp.                                                  6,791,421   Multifamily     Cooperative
  61            30 Buxton Farms Road                                               6,713,918   Mixed Use       Retail/Office
  62            605 Apartment Corp.                                                6,618,255   Multifamily     Cooperative
  63            Station at Vinings                                                 6,392,457   Retail          Unanchored
  64            Bluemound Centre                                                   6,348,740   Retail          Unanchored
  65            Somerset Village Shopping Center                                   6,166,492   Retail          Anchored
  66            Columbus Greens                                                    6,076,170   Multifamily     Manufactured Housing
  67            Blackhawk Apartments                                               5,949,503   Multifamily     Conventional
  68            Oakwood Village Apartments                                         5,944,873   Multifamily     Conventional
  69            The Hermitage at Napeague, Ltd.                                    5,784,089   Multifamily     Cooperative
  70            Esplanade Gardens Tenants Corp.                                    5,782,425   Multifamily     Cooperative

                                                                              UNITS/
                                                                              SQ.FT/            FEE/                        YEAR
  #    CROSSED  PROPERTY NAME                                                  ROOMS         LEASEHOLD      YEAR BUILT    RENOVATED
  -    -------  -------------                                                  -----         ---------      ----------    ---------
  1             Bay Plaza Community Center                                     509,710          Fee             1988         2003
  2             Beverly Center                                                 855,015       Leasehold          1982         2003
  3             Stanford Shopping Center                                     1,387,369 (3)   Leasehold          1955         2002
  4A            Mayfair Mall - Retail                                          858,165          Fee             1957         2003
  4B            Mayfair Mall - Office                                          419,318          Fee             1957         2001
  5A            MeriStar Columbia                                                  288          Fee             1972         1998
  5B            MeriStar Arlington                                                 209          Fee             1989         2002
  6             Northfield Square Mall                                         381,877          Fee             1990         1996
  7A            TVO Portfolio - French Quarter                                     372          Fee             1972         1994
  7B            TVO Portfolio - Garden Pointe Apartments                           200          Fee             1986         1999
  7C            TVO Portfolio - Timbers Apartments                                 224          Fee             1976         2000
  7D            TVO Portfolio - Sycamore Village Apartments                        114          Fee             1977         1996
  7E            TVO Portfolio - Hillside Park Apartments                           128          Fee             1983         2000
  8      (A)    Red Lion Hotel Pasco                                               279          Fee             1969         2001
  9      (A)    Red Lion Hotel Salt Lake Downtown                                  393          Fee             1969         2002
  10     (A)    Red Lion Hotel Redding                                             192          Fee             1972         2003
  11     (A)    Red Lion Hotel Richland Hanford House                              149          Fee             1968         1999
  12            Bristol Park at Encino Commons Apartments                          324          Fee             2002         N/A
  13            Canterbury Apartments                                              480          Fee             1973         2002
  14            Easton Square Shopping Center                                  235,474 (4)      Fee             1995         2002
  15            Claremore Apartment Homes                                          332          Fee             2000         N/A
  16            Bank One Office Building                                       514,642          Fee             1971         2000
 17A            Northland Portfolio - Coppermill                                   344          Fee             1979         1993
 17B            Northland Portfolio - Candlewood                                   288          Fee             1982         2003
 17C            Northland Portfolio - Randolph Park                                152          Fee             1970         1996
  18            McAlpine Place Apartments                                          400          Fee             1988         N/A
  19            Belmont Landing Apartments                                         424          Fee             1988         1993
  20            Villages at Waggoner Park                                          327          Fee             2003         N/A
  21            1144 Eastlake Building                                          81,524          Fee             2002         N/A
  22            Scripps Northridge Technology Plaza                             95,579          Fee             2001         N/A
  23            Hawthorne Valley Shopping Center                               317,380          Fee             1991         N/A
  24            The Atrium Business Tower                                      138,543          Fee             1981         2002
  25            Northlake Commons Shopping Center                              146,816          Fee             1987         2003
  26            Sportmart/Westwood Self Storage                                 97,600          Fee             1987         N/A
  27            Village Market Shopping Center                                  90,252          Fee             2002         N/A
  28            Ashford Lakes Apartments                                           192          Fee             1994         N/A
 29A            Arlington Square Apartments                                        157          Fee             1998         N/A
 29B            Wisteria Downs Apartments                                           48          Fee             1994         N/A
  30            Irving Towne Center                                            118,487          Fee             1986         1991
  31            Ashford Park Apartments                                            251          Fee             1973         1988
  32            National Amusements Anchored Center                              84,81 (5)      Fee             2002         N/A
  33            Riverbend Commons                                               94,852          Fee             2002         N/A
  34            Shoppes of Kenwood                                              80,096          Fee             1984         2002
  35            Warner Courtyards                                              113,788          Fee             2002         N/A
 36A            Klein Mitchell                                                  23,892          Fee             2001         N/A
 36B            Klein Baraboo                                                   18,452          Fee             2002         N/A
 36C            Klein Springdale                                                14,035          Fee             2000         N/A
 36D            Klein Joplin                                                    13,649          Fee             2000         N/A
 36E            Klein Ocean Springs                                             12,916          Fee             2001         N/A
 36F            Klein Fort Smith                                                12,072          Fee             2000         N/A
 36G            Klein Jackson                                                   11,827          Fee             2001         N/A
 36H            Klein Angola                                                    10,054          Fee             2002         N/A
 36I            Klein Lima                                                      10,846          Fee             2002         N/A
  37            La Mesa Village Plaza                                           87,029          Fee             1991         N/A
  38            32-50 Cooper Square                                            161,207          Fee             1900         2001
  39            173-175 Tenants Corp.                                              164          Fee             1926         2000
  40            Laguna Village Shopping Center                                  43,487          Fee             1964         1999
  41            500 East 83rd Street Corp.                                         171          Fee             1965         2001
  42            Chatham Park Village Cooperative                                   553          Fee             1940         1993
  43            Marketplace at Cascades - Park Place                            99,702          Fee             1996         N/A
  44            Forest Hills South Owners, Inc.                                    605          Fee             1941         1995
  45            Northaven Park Apartments                                          344          Fee             1975         1999
  46            Union Pines Office Building                                    134,298          Fee             1999         N/A
  47            Timbers of Deerbrook Apartments                                    260          Fee             1982         2002
  48            Big Pine Key Shopping Center                                    93,151          Fee             1984         1998
  49            Metaldyne Automotive Building                                  216,244          Fee             1997         N/A
  50            North Batavia Business Park                                    129,426          Fee             1988         N/A
  51            Far North Shopping Center                                      132,933          Fee             1977         1990
  52            Greens at Alvamar                                                  152          Fee             1989         N/A
  53            Junipero Serra Office Building                                  50,476          Fee             1988         N/A
  54            TownePlace Suites Dearborn                                         148          Fee             2000         N/A
  55            Mallory Corners                                                 70,000          Fee             1995         N/A
  56            Canal Overlook                                                     125          Fee             1988         2002
  57            Kohl's Department Store                                         88,302          Fee             2003         N/A
  58            Raymour and Flanigan Furniture Store                            79,602          Fee             2002         N/A
  59            Penny Lane Owners Corp.                                            179          Fee             1900         2002
  60            196 Owner's Corp.                                                  126          Fee             1959         1998
  61            30 Buxton Farms Road                                            62,148          Fee             1967         1997
  62            605 Apartment Corp.                                                106          Fee             1952         1999
  63            Station at Vinings                                              33,877          Fee             1985         2002
  64            Bluemound Centre                                                66,064          Fee             1977         1986
  65            Somerset Village Shopping Center                                76,183          Fee             1989         N/A
  66            Columbus Greens                                                    268          Fee             1978         1995
  67            Blackhawk Apartments                                               209          Fee             1970         2002
  68            Oakwood Village Apartments                                         288          Fee             1962         2003
  69            The Hermitage at Napeague, Ltd.                                     56          Fee             1984         N/A
  70            Esplanade Gardens Tenants Corp.                                    139          Fee             1932         2001

                                                                                OCCUPANCY         DATE OF
  #    CROSSED  PROPERTY NAME                                                  RATE AT U/W     OCCUPANCY RATE    APPRAISED VALUE
  -    -------  -------------                                                  -----------     --------------    ---------------
  1             Bay Plaza Community Center                                          94%           12/4/2003      $   215,000,000
  2             Beverly Center                                                      99%          10/20/2003          563,000,000
  3             Stanford Shopping Center                                            98%           6/30/2003          335,000,000
  4A            Mayfair Mall - Retail                                               97%           7/16/2003          259,410,524
  4B            Mayfair Mall - Office                                               87%           7/16/2003           70,589,476
  5A            MeriStar Columbia                                                  N/A               N/A              37,000,000
  5B            MeriStar Arlington                                                 N/A               N/A              33,000,000
  6             Northfield Square Mall                                              90%           12/8/2003           46,500,000
  7A            TVO Portfolio - French Quarter                                      92%          11/20/2003           11,150,000
  7B            TVO Portfolio - Garden Pointe Apartments                            85%          11/20/2003            6,750,000
  7C            TVO Portfolio - Timbers Apartments                                  80%          11/20/2003            6,000,000
  7D            TVO Portfolio - Sycamore Village Apartments                         88%          11/20/2003            4,500,000
  7E            TVO Portfolio - Hillside Park Apartments                            81%          11/20/2003            4,550,000
  8      (A)    Red Lion Hotel Pasco                                               N/A               N/A              14,100,000
  9      (A)    Red Lion Hotel Salt Lake Downtown                                  N/A               N/A              11,500,000
  10     (A)    Red Lion Hotel Redding                                             N/A               N/A               7,500,000
  11     (A)    Red Lion Hotel Richland Hanford House                              N/A               N/A               6,500,000
  12            Bristol Park at Encino Commons Apartments                           93%           10/1/2003           30,000,000
  13            Canterbury Apartments                                               98%          11/24/2003           37,600,000
  14            Easton Square Shopping Center                                       99%           12/8/2003           27,800,000
  15            Claremore Apartment Homes                                           93%          10/28/2003           27,250,000
  16            Bank One Office Building                                            94%          12/31/2003           28,500,000
 17A            Northland Portfolio - Coppermill                                    94%          12/15/2003           10,350,000
 17B            Northland Portfolio - Candlewood                                    91%          12/15/2003            8,750,000
 17C            Northland Portfolio - Randolph Park                                 92%          12/15/2003            8,000,000
  18            McAlpine Place Apartments                                           91%          12/19/2003           25,900,000
  19            Belmont Landing Apartments                                          88%          10/20/2003           24,260,000
  20            Villages at Waggoner Park                                           85%          11/21/2003           22,100,000
  21            1144 Eastlake Building                                              91%          10/28/2003           22,300,000
  22            Scripps Northridge Technology Plaza                                100%           11/4/2003           19,600,000
  23            Hawthorne Valley Shopping Center                                    94%           12/5/2003           21,000,000
  24            The Atrium Business Tower                                           93%           12/8/2003           18,700,000
  25            Northlake Commons Shopping Center                                   93%           1/22/2004           23,400,000
  26            Sportmart/Westwood Self Storage                                    100%          10/31/2003           17,800,000
  27            Village Market Shopping Center                                     100%          12/17/2003           15,500,000
  28            Ashford Lakes Apartments                                            94%           11/5/2003           15,100,000
 29A            Arlington Square Apartments                                         87%           9/15/2003           11,600,000
 29B            Wisteria Downs Apartments                                           98%           9/15/2003            3,400,000
  30            Irving Towne Center                                                 88%          12/15/2003           17,600,000
  31            Ashford Park Apartments                                             86%           1/13/2004           14,750,000
  32            National Amusements Anchored Center                                100%          11/24/2003           17,700,000
  33            Riverbend Commons                                                   96%          10/24/2003           14,000,000
  34            Shoppes of Kenwood                                                  94%          11/13/2003           14,500,000
  35            Warner Courtyards                                                   79%          10/27/2003           14,720,000
 36A            Klein Mitchell                                                      87%           12/9/2003            2,275,000
 36B            Klein Baraboo                                                      100%           12/9/2003            2,020,000
 36C            Klein Springdale                                                   100%           12/9/2003            1,550,000
 36D            Klein Joplin                                                       100%           12/9/2003            1,450,000
 36E            Klein Ocean Springs                                                100%           12/9/2003            1,425,000
 36F            Klein Fort Smith                                                   100%           12/9/2003            1,350,000
 36G            Klein Jackson                                                      100%           12/9/2003            1,275,000
 36H            Klein Angola                                                       100%           12/9/2003            1,240,000
 36I            Klein Lima                                                         100%           12/9/2003            1,225,000
  37            La Mesa Village Plaza                                               98%          10/15/2003           14,100,000
  38            32-50 Cooper Square                                                 97%           6/30/2003           24,000,000
  39            173-175 Tenants Corp.                                              N/A               N/A             258,700,000
  40            Laguna Village Shopping Center                                     100%           12/1/2003           12,500,000
  41            500 East 83rd Street Corp.                                         N/A               N/A             101,500,000
  42            Chatham Park Village Cooperative                                   N/A               N/A              41,600,000
  43            Marketplace at Cascades - Park Place                               100%          10/23/2003           16,500,000
  44            Forest Hills South Owners, Inc.                                    N/A               N/A             108,950,000
  45            Northaven Park Apartments                                           90%           8/25/2003           11,700,000
  46            Union Pines Office Building                                        100%           9/30/2003           15,100,000
  47            Timbers of Deerbrook Apartments                                     89%           9/20/2003           11,600,000
  48            Big Pine Key Shopping Center                                        98%           9/15/2003           10,500,000
  49            Metaldyne Automotive Building                                      100%          12/15/2003           12,500,000
  50            North Batavia Business Park                                         92%           12/1/2003           12,400,000
  51            Far North Shopping Center                                           93%          10/30/2003           10,800,000
  52            Greens at Alvamar                                                   98%           9/1/2003             9,800,000
  53            Junipero Serra Office Building                                      98%           9/30/2003           11,100,000
  54            TownePlace Suites Dearborn                                         N/A               N/A              11,200,000
  55            Mallory Corners                                                     94%           9/30/2003           11,900,000
  56            Canal Overlook                                                      87%          10/31/2003            8,900,000
  57            Kohl's Department Store                                            100%          10/10/2003            9,700,000
  58            Raymour and Flanigan Furniture Store                               100%           10/1/2003           10,200,000
  59            Penny Lane Owners Corp.                                            N/A               N/A              44,320,000
  60            196 Owner's Corp.                                                  N/A               N/A              56,550,000
  61            30 Buxton Farms Road                                               100%           1/1/2004             8,900,000
  62            605 Apartment Corp.                                                N/A               N/A             109,200,000
  63            Station at Vinings                                                  81%           1/22/2004            9,100,000
  64            Bluemound Centre                                                    97%           11/6/2003            8,800,000
  65            Somerset Village Shopping Center                                   100%           8/20/2003            8,900,000
  66            Columbus Greens                                                     89%          10/31/2003            8,200,000
  67            Blackhawk Apartments                                                90%          11/30/2003            7,500,000
  68            Oakwood Village Apartments                                          91%           10/7/2003            8,500,000
  69            The Hermitage at Napeague, Ltd.                                    N/A               N/A              29,000,000
  70            Esplanade Gardens Tenants Corp.                                    N/A               N/A              16,050,000

                                                                              MOST RECENT                   MOST              MOST
                                                                          OPERATING STATEMENT             RECENT            RECENT
  #     CROSSED  PROPERTY NAME                                                    DATE                   REVENUE          EXPENSES
  -     -------  -------------                                                    ----                   -------          --------
  1             Bay Plaza Community Center                                      6/30/2003        $    14,911,479   $     3,920,430
  2             Beverly Center                                                  9/30/2003             54,797,893        19,048,364
  3             Stanford Shopping Center                                        5/31/2003             28,542,784         6,966,109
  4A            Mayfair Mall - Retail                                           4/30/2003             29,894,641        10,280,670
  4B            Mayfair Mall - Office                                           4/30/2003              7,568,636         3,371,555
  5A            MeriStar Columbia                                              10/31/2003             12,965,984         8,747,728
  5B            MeriStar Arlington                                             10/31/2003             11,215,776         7,580,590
  6             Northfield Square Mall                                         11/30/2003              6,160,617         2,500,873
  7A            TVO Portfolio - French Quarter                                 10/31/2003              2,087,663         1,122,834
  7B            TVO Portfolio - Garden Pointe Apartments                       10/31/2003              1,043,343           636,873
  7C            TVO Portfolio - Timbers Apartments                             10/31/2003              1,060,284           575,366
  7D            TVO Portfolio - Sycamore Village Apartments                    10/31/2003                742,655           506,847
  7E            TVO Portfolio - Hillside Park Apartments                       10/31/2003                676,960           463,627
  8      (A)    Red Lion Hotel Pasco                                           10/31/2003              8,421,682         6,379,560
  9      (A)    Red Lion Hotel Salt Lake Downtown                              10/31/2003              5,837,623         4,862,292
  10     (A)    Red Lion Hotel Redding                                         10/31/2003              5,981,312         4,762,365
  11     (A)    Red Lion Hotel Richland Hanford House                          10/31/2003              4,559,836         3,606,148
  12            Bristol Park at Encino Commons Apartments                       8/25/2003              3,647,988                 0
  13            Canterbury Apartments                                           9/30/2003              4,703,999         1,920,655
  14            Easton Square Shopping Center                                  10/31/2003              3,436,268           813,582
  15            Claremore Apartment Homes                                       9/30/2003              3,313,634         1,691,327
  16            Bank One Office Building                                       10/31/2003              6,148,855         3,189,838
 17A            Northland Portfolio - Coppermill                               11/30/2003              1,626,653           949,997
 17B            Northland Portfolio - Candlewood                               11/30/2003              1,817,098           999,607
 17C            Northland Portfolio - Randolph Park                            11/30/2003              1,113,033           540,557
  18            McAlpine Place Apartments                                       9/30/2003              3,008,641         1,254,614
  19            Belmont Landing Apartments                                      8/31/2003              3,042,620         1,228,641
  20            Villages at Waggoner Park                                      11/30/2003              2,124,567           729,502
  21            1144 Eastlake Building                                          9/30/2003              1,412,490           395,147
  22            Scripps Northridge Technology Plaza                            10/31/2003              1,870,285           447,100
  23            Hawthorne Valley Shopping Center                               10/31/2003              2,384,178           653,480
  24            The Atrium Business Tower                                      10/31/2003              2,820,848           997,075
  25            Northlake Commons Shopping Center                                  N/A                       N/A               N/A
  26            Sportmart/Westwood Self Storage                                10/13/2003              1,844,735           218,301
  27            Village Market Shopping Center                                     N/A                       N/A               N/A
  28            Ashford Lakes Apartments                                        9/30/2003              1,932,862         1,067,971
 29A            Arlington Square Apartments                                     9/30/2003              1,266,392           444,292
 29B            Wisteria Downs Apartments                                       9/30/2003                400,584           116,683
  30            Irving Towne Center                                             6/30/2003              2,186,755           713,895
  31            Ashford Park Apartments                                            N/A                       N/A               N/A
  32            National Amusements Anchored Center                            10/31/2003              1,607,423           591,351
  33            Riverbend Commons                                                  N/A                       N/A               N/A
  34            Shoppes of Kenwood                                                 N/A                       N/A               N/A
  35            Warner Courtyards                                               9/30/2003                540,795           316,265
 36A            Klein Mitchell                                                 10/31/2003                247,510            51,266
 36B            Klein Baraboo                                                  10/31/2003                234,746            30,950
 36C            Klein Springdale                                               10/31/2003                174,868            21,829
 36D            Klein Joplin                                                   10/31/2003                170,125            19,168
 36E            Klein Ocean Springs                                            10/31/2003                153,621            34,158
 36F            Klein Fort Smith                                               10/31/2003                149,413            10,689
 36G            Klein Jackson                                                  10/31/2003                152,551            23,335
 36H            Klein Angola                                                   10/31/2003                134,738            17,755
 36I            Klein Lima                                                     10/31/2003                 51,301             9,615
  37            La Mesa Village Plaza                                           9/30/2003              1,613,571           798,476
  38            32-50 Cooper Square                                            11/13/2003              2,465,199           968,324
  39            173-175 Tenants Corp.                                              N/A                       N/A               N/A
  40            Laguna Village Shopping Center                                 10/31/2003              1,352,270           446,579
  41            500 East 83rd Street Corp.                                         N/A                       N/A               N/A
  42            Chatham Park Village Cooperative                                   N/A                       N/A               N/A
  43            Marketplace at Cascades - Park Place                            10/9/2003              1,813,502           390,204
  44            Forest Hills South Owners, Inc.                                    N/A                       N/A               N/A
  45            Northaven Park Apartments                                       7/31/2003              2,405,960         1,232,403
  46            Union Pines Office Building                                     8/31/2003              2,438,337           650,047
  47            Timbers of Deerbrook Apartments                                 9/30/2003              1,708,262           699,298
  48            Big Pine Key Shopping Center                                    8/31/2003              1,141,542           228,052
  49            Metaldyne Automotive Building                                      N/A                       N/A               N/A
  50            North Batavia Business Park                                     7/31/2003              1,387,256           257,695
  51            Far North Shopping Center                                      10/31/2003              1,074,023           316,173
  52            Greens at Alvamar                                               8/31/2003              1,234,037           521,470
  53            Junipero Serra Office Building                                  9/30/2003              1,642,976           582,465
  54            TownePlace Suites Dearborn                                      8/31/2003              2,867,850         1,589,309
  55            Mallory Corners                                                 9/30/2003              1,160,245           269,402
  56            Canal Overlook                                                 10/31/2003              1,303,795           554,894
  57            Kohl's Department Store                                            N/A                       N/A               N/A
  58            Raymour and Flanigan Furniture Store                            8/31/2003                881,496            26,830
  59            Penny Lane Owners Corp.                                            N/A                       N/A               N/A
  60            196 Owner's Corp.                                                  N/A                       N/A               N/A
  61            30 Buxton Farms Road                                            8/31/2003              1,192,704           320,623
  62            605 Apartment Corp.                                                N/A                       N/A               N/A
  63            Station at Vinings                                              9/30/2003                735,245           266,175
  64            Bluemound Centre                                                9/30/2003              1,012,306           303,794
  65            Somerset Village Shopping Center                                7/31/2003                955,203           194,452
  66            Columbus Greens                                                 9/30/2003              1,041,479           384,110
  67            Blackhawk Apartments                                           10/31/2003              1,182,482           646,160
  68            Oakwood Village Apartments                                      9/30/2003              1,583,773           853,525
  69            The Hermitage at Napeague, Ltd.                                    N/A                       N/A               N/A
  70            Esplanade Gardens Tenants Corp.                                    N/A                       N/A               N/A

                                                                                        MOST
                                                                                      RECENT
  #    CROSSED  PROPERTY NAME                                                            NOI           U/W NOI       U/W NCF (2)
  -    -------  -------------                                                            ---           -------       -----------
  1             Bay Plaza Community Center                                   $    10,991,049   $    16,718,418   $    16,343,964
  2             Beverly Center                                                    35,749,529        36,946,904        35,782,952
  3             Stanford Shopping Center                                          21,576,675        19,013,028        18,932,926
  4A            Mayfair Mall - Retail                                             19,613,971        21,066,354        20,894,721
  4B            Mayfair Mall - Office                                              4,197,081         4,057,937         3,548,873
  5A            MeriStar Columbia                                                  4,218,256         4,048,123         3,529,483
  5B            MeriStar Arlington                                                 3,635,186         3,506,365         3,062,465
  6             Northfield Square Mall                                             3,659,744         3,630,362         3,383,949
  7A            TVO Portfolio - French Quarter                                       964,829         1,038,425           945,425
  7B            TVO Portfolio - Garden Pointe Apartments                             406,470           521,478           471,478
  7C            TVO Portfolio - Timbers Apartments                                   484,918           578,577           522,577
  7D            TVO Portfolio - Sycamore Village Apartments                          235,808           424,353           395,853
  7E            TVO Portfolio - Hillside Park Apartments                             213,333           339,064           307,064
  8      (A)    Red Lion Hotel Pasco                                               2,042,122         1,923,971         1,592,317
  9      (A)    Red Lion Hotel Salt Lake Downtown                                    975,331           958,813           725,308
  10     (A)    Red Lion Hotel Redding                                             1,218,947         1,154,356           915,103
  11     (A)    Red Lion Hotel Richland Hanford House                                953,688           917,832           735,498
  12            Bristol Park at Encino Commons Apartments                          3,647,988         2,140,931         2,100,431
  13            Canterbury Apartments                                              2,783,344         3,058,721         2,938,721
  14            Easton Square Shopping Center                                      2,622,686         2,229,071         2,083,761
  15            Claremore Apartment Homes                                          1,622,307         1,910,753         1,827,753
  16            Bank One Office Building                                           2,959,018         2,688,339         2,171,529
 17A            Northland Portfolio - Coppermill                                     676,656           839,480           753,480
 17B            Northland Portfolio - Candlewood                                     817,491           862,035           790,035
 17C            Northland Portfolio - Randolph Park                                  572,476           641,122           603,122
  18            McAlpine Place Apartments                                          1,754,027         1,779,612         1,679,612
  19            Belmont Landing Apartments                                         1,813,979         1,857,622         1,751,622
  20            Villages at Waggoner Park                                          1,395,064         1,701,870         1,636,470
  21            1144 Eastlake Building                                             1,017,343         1,828,160         1,705,736
  22            Scripps Northridge Technology Plaza                                1,423,185         1,604,858         1,437,815
  23            Hawthorne Valley Shopping Center                                   1,730,697         1,617,650         1,452,786
  24            The Atrium Business Tower                                          1,823,773         1,647,939         1,399,299
  25            Northlake Commons Shopping Center                                        N/A         1,724,538         1,592,807
  26            Sportmart/Westwood Self Storage                                    1,626,434         1,460,246         1,418,022
  27            Village Market Shopping Center                                           N/A         1,205,477         1,160,497
  28            Ashford Lakes Apartments                                             864,891         1,104,721         1,046,328
 29A            Arlington Square Apartments                                          822,100           942,567           897,792
 29B            Wisteria Downs Apartments                                            283,901           290,221           273,496
  30            Irving Towne Center                                                1,472,860         1,569,195         1,429,380
  31            Ashford Park Apartments                                                  N/A         1,043,324           980,574
  32            National Amusements Anchored Center                                1,016,072         1,279,085         1,268,950
  33            Riverbend Commons                                                        N/A         1,194,646         1,144,490
  34            Shoppes of Kenwood                                                       N/A         1,185,270         1,095,894
  35            Warner Courtyards                                                    224,530         1,112,963           961,042
 36A            Klein Mitchell                                                       196,244           202,321           178,535
 36B            Klein Baraboo                                                        203,796           177,788           158,544
 36C            Klein Springdale                                                     153,039           137,569           122,914
 36D            Klein Joplin                                                         150,956           129,572           115,472
 36E            Klein Ocean Springs                                                  119,463           126,229           112,734
 36F            Klein Fort Smith                                                     138,723           122,525           109,827
 36G            Klein Jackson                                                        129,216           116,221           103,859
 36H            Klein Angola                                                         116,983           109,154            98,213
 36I            Klein Lima                                                            41,685           108,444            97,019
  37            La Mesa Village Plaza                                                815,095         1,150,558           999,115
  38            32-50 Cooper Square                                                1,496,875         1,398,551         1,177,924
  39            173-175 Tenants Corp.                                                    N/A         7,970,442         7,970,442
  40            Laguna Village Shopping Center                                       905,691           964,168           925,200
  41            500 East 83rd Street Corp.                                               N/A         5,293,721         5,293,721
  42            Chatham Park Village Cooperative                                         N/A         1,659,957         1,659,957
  43            Marketplace at Cascades - Park Place                               1,423,302         1,281,441         1,193,653
  44            Forest Hills South Owners, Inc.                                          N/A         5,056,118         5,056,118
  45            Northaven Park Apartments                                          1,173,557         1,166,916         1,080,916
  46            Union Pines Office Building                                        1,788,290         1,476,730         1,321,144
  47            Timbers of Deerbrook Apartments                                    1,008,964           900,989           835,989
  48            Big Pine Key Shopping Center                                         913,490           878,573           833,979
  49            Metaldyne Automotive Building                                            N/A         1,061,222         1,003,672
  50            North Batavia Business Park                                        1,129,561         1,015,073           843,476
  51            Far North Shopping Center                                            757,850           993,258           897,691
  52            Greens at Alvamar                                                    712,567           713,952           675,246
  53            Junipero Serra Office Building                                     1,060,511           950,241           864,533
  54            TownePlace Suites Dearborn                                         1,278,541         1,264,984         1,152,193
  55            Mallory Corners                                                      890,843           963,583           882,449
  56            Canal Overlook                                                       748,901           749,041           700,391
  57            Kohl's Department Store                                                  N/A           681,365           668,120
  58            Raymour and Flanigan Furniture Store                                 854,665           865,356           800,300
  59            Penny Lane Owners Corp.                                                  N/A         2,811,101         2,811,101
  60            196 Owner's Corp.                                                        N/A         2,711,780         2,711,780
  61            30 Buxton Farms Road                                                 872,081           805,428           767,469
  62            605 Apartment Corp.                                                      N/A         3,639,851         3,639,851
  63            Station at Vinings                                                   469,070           750,689           703,284
  64            Bluemound Centre                                                     708,512           805,657           759,162
  65            Somerset Village Shopping Center                                     760,751           700,630           596,324
  66            Columbus Greens                                                      657,369           656,524           643,124
  67            Blackhawk Apartments                                                 536,322           606,934           554,684
  68            Oakwood Village Apartments                                           730,248           634,068           562,068
  69            The Hermitage at Napeague, Ltd.                                          N/A         1,981,043         1,981,043
  70            Esplanade Gardens Tenants Corp.                                          N/A           868,604           868,604

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                CUT-OFF DATE
                                                                                   PRINCIPAL                   PROPERTY
  #    CROSSED  PROPERTY NAME                                                    BALANCE (1)   PROPERTY TYPE   SUB-TYPE
  -    -------  -------------                                                    -----------   -------------   --------
  71            Carol House Apartments, Inc.                                 $     5,781,029   Multifamily     Cooperative
  72     (B)    Avgeris-RBX Industries                                             2,475,746   Industrial      N/A
  73     (B)    Avgeris-IVEX Packaging                                             2,109,336   Industrial      N/A
  74     (B)    Avgeris-Ultra Care                                                 1,158,649   Industrial      N/A
  75            Bammelwood Apartments                                              5,650,027   Multifamily     Conventional
  76            Storage USA - Calvine                                              5,533,700   Self Storage    N/A
  77            The Creekwood Village Apartments                                   5,488,427   Multifamily     Conventional
  78            Ala Moana Tower                                                    5,469,842   Multifamily     Conventional
  79            Springlake Park Mobile Home Park                                   5,450,752   Multifamily     Manufactured Housing
  80            Macedon Commons Shopping Center                                    5,118,150   Retail          Anchored
  81            South Pointe Village Mobile Home Park                              5,000,000   Multifamily     Manufactured Housing
  82            Fountain Brook Apartments                                          4,999,455   Multifamily     Conventional
  83            3135 Johnson Tenant Owners Corp.                                   4,988,974   Multifamily     Cooperative
  84            Lakeside Villas                                                    4,959,702   Multifamily     Conventional
  85            Westpark Place Office Building                                     4,902,416   Office          CBD
  86            TownePlace Suites Livonia                                          4,707,326   Hotel           Limited Service
  87            Border City Mills                                                  4,685,646   Multifamily     Conventional
  88            Nacogdoches Marketplace                                            4,500,000   Retail          Anchored
  89            Cruz Alta Plaza                                                    4,479,871   Retail          Anchored
  90            Warwick Apartments                                                 4,474,361   Multifamily     Conventional
  91            Safe Self Storage - Van Nuys                                       4,390,846   Self Storage    N/A
  92            Country Inns & Suites Clive                                        4,328,747   Hotel           Limited Service
  93            Huntington Plaza                                                   4,287,659   Office          Suburban
  94            Hampton Inn Mechanicsville                                         4,268,584   Hotel           Limited Service
  95            Thunderbird Village Mobile Home Park                               4,263,338   Multifamily     Manufactured Housing
  96            Physicians Plaza II                                                4,200,000   Office          Suburban
  97            Timbers of Keegan's Bayou Apartments                               4,179,534   Multifamily     Conventional
  98            Redbird Towers                                                     4,129,167   Retail          Unanchored
  99            Hampton Inn Midlothian                                             4,070,046   Hotel           Limited Service
 100            Arlington Farms Apartments                                         4,026,436   Multifamily     Conventional
 101            Briarwood Owners' Corp.                                            3,990,747   Multifamily     Cooperative
 102            Storage USA - Rocklin                                              3,988,252   Self Storage    N/A
 103            Bethpage Apartment Corp.                                           3,981,952   Multifamily     Cooperative
 104            Parkridge Plaza                                                    3,919,551   Mixed Use       Retail/Office
 105            HSM, LLC                                                           3,879,713   Mixed Use       Office/Warehouse
 106            Buckner Village Apartments                                         3,861,290   Multifamily     Conventional
 107            Chastain Manor Apartments                                          3,829,647   Multifamily     Conventional
 108            Outback Steakhouse Plaza                                           3,805,694   Retail          Anchored
 109            Park Towers Apartments                                             3,780,588   Multifamily     Cooperative
 110            Katonah Shopping Center                                            3,699,329   Retail          Unanchored
 111            Valleywide Self Storage                                            3,688,521   Self Storage    N/A
 112            Osco Drug Retail Center                                            3,672,517   Retail          Anchored
 113            Chapel Ridge of Stillwater Phase I                                 3,529,481   Multifamily     Conventional
 114            Village Townhouses Cooperative                                     3,494,871   Multifamily     Cooperative
 115            Chestnut Hill                                                      3,482,981   Retail          Unanchored
 116            Village Center at Marshall's Creek                                 3,378,870   Retail          Anchored
 117            Assured Storage                                                    3,303,915   Self Storage    N/A
 118            6600 Building                                                      3,269,862   Office          Suburban
 119            Liberty Square                                                     3,246,286   Mixed Use       Office/Retail
 120            12 Greenridge Avenue                                               3,185,975   Office          Suburban
 121            Yahara Landing Apartments                                          3,106,550   Multifamily     Conventional
 122            Sierra Verde Apartments                                            3,074,309   Multifamily     Conventional
 123            Pepper Ridge Apartments                                            3,034,840   Multifamily     Conventional
 124            131 East 66th Street Corporation                                   3,000,000   Multifamily     Cooperative
 125            Pine Tree Apartments                                               2,828,660   Multifamily     Conventional
 126            Richton Trail Apartments                                           2,803,739   Multifamily     Conventional
 127            Tiny Town Village                                                  2,791,211   Multifamily     Conventional
 128            Arch Creek Run Apartments                                          2,779,580   Multifamily     Conventional
 129            Storage Center                                                     2,735,426   Self Storage    N/A
 130            Cy Fair Plaza                                                      2,734,872   Retail          Unanchored
 131            Durant Shopping Center                                             2,692,498   Retail          Anchored
 132            111-119 Hartsdale Corp.                                            2,683,183   Multifamily     Cooperative
 133A           Presidential Suites - The Arbors I                                 1,090,355   Multifamily     Conventional
 133B           Presidential Suites - The Arbors II                                  886,968   Multifamily     Conventional
 133C           Presidential Suites - The Arbors III                                 701,439   Multifamily     Conventional
 134            St. Paul Shopping Center                                           2,620,785   Retail          Anchored
 135            Century Plaza                                                      2,608,391   Retail          Unanchored
 136            7611 State Line Road Building                                      2,600,000   Office          Suburban
 137            Chevy Chase Apartments                                             2,584,553   Multifamily     Conventional
 138            Archway Village                                                    2,518,087   Retail          Anchored
 139            6035 Broadway Owners Corp.                                         2,489,384   Multifamily     Cooperative
 140            Flour Bluff Shopping Center                                        2,470,266   Retail          Anchored
 141            110-150 Draper Owners Corp.                                        2,466,158   Multifamily     Cooperative
 142            Park on Vista Apartments                                           2,404,111   Multifamily     Conventional
 143            Fort Security Self Storage                                         2,332,973   Self Storage    N/A
 144            Hibert Office                                                      2,316,338   Office          Suburban
 145            Raffin Executive Center                                            2,291,449   Office          Suburban
 146            The Gilman Terrace II Apartments                                   2,291,033   Multifamily     Conventional
 147A           Sherbrooke Apartments                                              1,340,397   Multifamily     Conventional
 147B           Monterey Apartments                                                  881,971   Multifamily     Conventional
 148            Hidden Hollow Apartments                                           2,219,630   Multifamily     Conventional
 149            Geist Self Storage                                                 2,193,944   Self Storage    N/A
 150            Medford Shopping Center                                            2,183,565   Retail          Unanchored
 151            Catalina Apartments                                                2,169,216   Multifamily     Conventional
 152            Crestridge Apartments                                              2,155,242   Multifamily     Conventional
 153     (C)    Richlawn Acres Apartments                                          1,160,445   Multifamily     Conventional
 154     (C)    Grant Street Apartments                                              938,232   Multifamily     Conventional

                                                                              UNITS/
                                                                              SQ.FT/            FEE/                        YEAR
  #    CROSSED  PROPERTY NAME                                                  ROOMS         LEASEHOLD      YEAR BUILT    RENOVATED
  -    -------  -------------                                                  -----         ---------      ----------    ---------
  71            Carol House Apartments, Inc.                                       158          Fee             1952         2003
  72     (B)    Avgeris-RBX Industries                                          91,504          Fee             1979         1994
  73     (B)    Avgeris-IVEX Packaging                                          71,498          Fee             1959         1999
  74     (B)    Avgeris-Ultra Care                                              37,280          Fee             1960         1993
  75            Bammelwood Apartments                                              226          Fee             1980         2002
  76            Storage USA - Calvine                                           93,720          Fee             2000         N/A
  77            The Creekwood Village Apartments                                   152          Fee             1984         N/A
  78            Ala Moana Tower                                                    134          Fee             1970         1993
  79            Springlake Park Mobile Home Park                                   147          Fee             1990         1999
  80            Macedon Commons Shopping Center                                 76,278 (6)      Fee             1992         N/A
  81            South Pointe Village Mobile Home Park                              282          Fee             1969         N/A
  82            Fountain Brook Apartments                                          112          Fee             2001         N/A
  83            3135 Johnson Tenant Owners Corp.                                   120          Fee             1954         2002
  84            Lakeside Villas                                                    104          Fee             1985         2001
  85            Westpark Place Office Building                                 113,857          Fee             1973         2001
  86            TownePlace Suites Livonia                                           95          Fee             2000         N/A
  87            Border City Mills                                                  107          Fee             1873         1988
  88            Nacogdoches Marketplace                                         57,413          Fee             1999         N/A
  89            Cruz Alta Plaza                                                127,003          Fee             1980         1996
  90            Warwick Apartments                                                 152          Fee             1982         1998
  91            Safe Self Storage - Van Nuys                                    54,403          Fee             2001         N/A
  92            Country Inns & Suites Clive                                        104          Fee             1997         N/A
  93            Huntington Plaza                                                48,117          Fee             1978         2003
  94            Hampton Inn Mechanicsville                                          80          Fee             1999         N/A
  95            Thunderbird Village Mobile Home Park                               115          Fee             1980         1998
  96            Physicians Plaza II                                             63,759          Fee             1979         2001
  97            Timbers of Keegan's Bayou Apartments                               152          Fee             1982         1996
  98            Redbird Towers                                                  50,951          Fee             1977         1990
  99            Hampton Inn Midlothian                                              80          Fee             1999         N/A
 100            Arlington Farms Apartments                                         168          Fee             1972         1996
 101            Briarwood Owners' Corp.                                            235          Fee             1952         1998
 102            Storage USA - Rocklin                                           76,082          Fee             2000         N/A
 103            Bethpage Apartment Corp.                                            73          Fee             1969         1988
 104            Parkridge Plaza                                                 61,794          Fee             1979         1998
 105            HSM, LLC                                                        70,500          Fee             1984         N/A
 106            Buckner Village Apartments                                         172          Fee             1972         1986
 107            Chastain Manor Apartments                                          157          Fee             1971         2001
 108            Outback Steakhouse Plaza                                        23,990          Fee             1972         2001
 109            Park Towers Apartments                                             169          Fee             1966         2003
 110            Katonah Shopping Center                                         28,072 (7)      Fee             1964         2000
 111            Valleywide Self Storage                                        120,005          Fee             1983         N/A
 112            Osco Drug Retail Center                                         21,400          Fee             2003         N/A
 113            Chapel Ridge of Stillwater Phase I                                 120          Fee             2002         N/A
 114            Village Townhouses Cooperative                                     315          Fee             1967         1990
 115            Chestnut Hill                                                   34,294          Fee             1949         1993
 116            Village Center at Marshall's Creek                              64,110          Fee             1988         2002
 117            Assured Storage                                                 65,520          Fee             1996         N/A
 118            6600 Building                                                   36,148          Fee             1984         2002
 119            Liberty Square                                                  48,866       Leasehold          1988         N/A
 120            12 Greenridge Avenue                                            23,742          Fee             1974         2003
 121            Yahara Landing Apartments                                           72          Fee             1987         N/A
 122            Sierra Verde Apartments                                            130          Fee             1973         1993
 123            Pepper Ridge Apartments                                            144          Fee             1978         2002
 124            131 East 66th Street Corporation                                    36          Fee             1903         2003
 125            Pine Tree Apartments                                                90          Fee             1974         1997
 126            Richton Trail Apartments                                            72          Fee             1978         1995
 127            Tiny Town Village                                                   80          Fee             2002         N/A
 128            Arch Creek Run Apartments                                           96          Fee             1982         1998
 129            Storage Center                                                  68,835          Fee             2000         2002
 130            Cy Fair Plaza                                                   49,388          Fee             1983         2003
 131            Durant Shopping Center                                          32,200          Fee             2003         N/A
 132            111-119 Hartsdale Corp.                                            107          Fee             1963         2000
 133A           Presidential Suites - The Arbors I                                  59          Fee             1984         2003
 133B           Presidential Suites - The Arbors II                                 48          Fee             1983         2003
 133C           Presidential Suites - The Arbors III                                39          Fee             1982         2002
 134            St. Paul Shopping Center                                        25,070          Fee             2002         N/A
 135            Century Plaza                                                   28,700          Fee             1982         2000
 136            7611 State Line Road Building                                   46,108          Fee             1967         1999
 137            Chevy Chase Apartments                                             120          Fee             1983         2003
 138            Archway Village                                                 25,740          Fee             2001         N/A
 139            6035 Broadway Owners Corp.                                         103          Fee             1962         1993
 140            Flour Bluff Shopping Center                                     39,200          Fee             1966         1988
 141            110-150 Draper Owners Corp.                                         82          Fee             1954         2001
 142            Park on Vista Apartments                                           108          Fee             1973         2002
 143            Fort Security Self Storage                                      62,550          Fee             2000         N/A
 144            Hibert Office                                                   19,250          Fee             1982         2000
 145            Raffin Executive Center                                          8,877          Fee             1976         1996
 146            The Gilman Terrace II Apartments                                    42          Fee             1991         2003
 147A           Sherbrooke Apartments                                               38          Fee             1960         1997
 147B           Monterey Apartments                                                 52          Fee             1958         1997
 148            Hidden Hollow Apartments                                            84          Fee             1968         2002
 149            Geist Self Storage                                              51,795          Fee             1997         2000
 150            Medford Shopping Center                                         56,040          Fee             1965         2001
 151            Catalina Apartments                                                123          Fee             1973         2001
 152            Crestridge Apartments                                              102          Fee             1965         1999
 153     (C)    Richlawn Acres Apartments                                           48          Fee             1963         2001
 154     (C)    Grant Street Apartments                                             36          Fee             1977         2002

                                                                                OCCUPANCY         DATE OF
  #    CROSSED  PROPERTY NAME                                                  RATE AT U/W     OCCUPANCY RATE    APPRAISED VALUE
  -    -------  -------------                                                  -----------     --------------    ---------------
  71            Carol House Apartments, Inc.                                       N/A               N/A         $    22,100,000
  72     (B)    Avgeris-RBX Industries                                             100%           9/30/2003            3,450,000
  73     (B)    Avgeris-IVEX Packaging                                             100%           7/1/2003             3,250,000
  74     (B)    Avgeris-Ultra Care                                                 100%           7/1/2003             1,900,000
  75            Bammelwood Apartments                                               96%           8/20/2003            7,900,000
  76            Storage USA - Calvine                                               79%          11/21/2003            8,120,000
  77            The Creekwood Village Apartments                                    95%          10/14/2003            6,900,000
  78            Ala Moana Tower                                                     96%          10/31/2003           13,270,000
  79            Springlake Park Mobile Home Park                                    86%           10/1/2003            6,825,000
  80            Macedon Commons Shopping Center                                    100%           9/1/2003             6,800,000
  81            South Pointe Village Mobile Home Park                               83%          10/29/2003            6,700,000
  82            Fountain Brook Apartments                                           91%          12/10/2003            6,365,000
  83            3135 Johnson Tenant Owners Corp.                                   N/A               N/A              27,280,000
  84            Lakeside Villas                                                     93%           10/1/2003            6,250,000
  85            Westpark Place Office Building                                      94%          11/10/2003            6,725,000
  86            TownePlace Suites Livonia                                          N/A               N/A               6,900,000
  87            Border City Mills                                                   99%           11/1/2003            6,900,000
  88            Nacogdoches Marketplace                                            100%           11/1/2003            5,700,000
  89            Cruz Alta Plaza                                                     94%           10/1/2003            6,550,000
  90            Warwick Apartments                                                  99%          10/20/2003            5,650,000
  91            Safe Self Storage - Van Nuys                                        83%          12/18/2003            5,800,000
  92            Country Inns & Suites Clive                                        N/A               N/A               6,300,000
  93            Huntington Plaza                                                   100%          10/23/2003            5,780,000
  94            Hampton Inn Mechanicsville                                         N/A               N/A               7,500,000
  95            Thunderbird Village Mobile Home Park                               100%           6/30/2003            5,450,000
  96            Physicians Plaza II                                                 88%           9/1/2003             5,500,000
  97            Timbers of Keegan's Bayou Apartments                                89%          10/31/2003            5,450,000
  98            Redbird Towers                                                      94%           9/12/2003            6,020,000
  99            Hampton Inn Midlothian                                             N/A               N/A               7,000,000
 100            Arlington Farms Apartments                                          99%          10/14/2003            5,200,000
 101            Briarwood Owners' Corp.                                            N/A               N/A              23,400,000
 102            Storage USA - Rocklin                                               89%          10/29/2003            5,400,000
 103            Bethpage Apartment Corp.                                           N/A               N/A              12,400,000
 104            Parkridge Plaza                                                     91%           6/1/2003             5,250,000
 105            HSM, LLC                                                           100%           7/1/2003             5,200,000
 106            Buckner Village Apartments                                          87%          10/31/2003            5,000,000
 107            Chastain Manor Apartments                                           89%          11/20/2003            5,300,000
 108            Outback Steakhouse Plaza                                           100%           10/1/2003            5,100,000
 109            Park Towers Apartments                                             N/A               N/A              10,200,000
 110            Katonah Shopping Center                                             89%           12/1/2003            6,700,000
 111            Valleywide Self Storage                                             76%          10/31/2003            5,450,000
 112            Osco Drug Retail Center                                            100%           7/4/2003             4,900,000
 113            Chapel Ridge of Stillwater Phase I                                  98%          10/17/2003            6,230,000
 114            Village Townhouses Cooperative                                     N/A               N/A              17,605,000
 115            Chestnut Hill                                                      100%           9/16/2003            6,300,000
 116            Village Center at Marshall's Creek                                  98%          11/30/2003            4,700,000
 117            Assured Storage                                                     94%          10/31/2003            4,340,000
 118            6600 Building                                                       97%          11/19/2003            4,650,000
 119            Liberty Square                                                      97%           9/25/2003            5,500,000
 120            12 Greenridge Avenue                                                94%          12/11/2003            5,000,000
 121            Yahara Landing Apartments                                           96%          10/31/2003            4,400,000
 122            Sierra Verde Apartments                                             95%          10/20/2003            4,300,000
 123            Pepper Ridge Apartments                                             99%          10/31/2003            3,850,000
 124            131 East 66th Street Corporation                                   N/A               N/A              73,700,000
 125            Pine Tree Apartments                                                93%          10/28/2003            3,570,000
 126            Richton Trail Apartments                                            99%           9/30/2003            3,900,000
 127            Tiny Town Village                                                  100%           10/1/2003            3,850,000
 128            Arch Creek Run Apartments                                          100%           9/4/2003             3,500,000
 129            Storage Center                                                      97%           8/31/2003            4,600,000
 130            Cy Fair Plaza                                                       84%           11/1/2003            4,300,000
 131            Durant Shopping Center                                             100%           10/1/2003            3,600,000
 132            111-119 Hartsdale Corp.                                            N/A               N/A              16,100,000
 133A           Presidential Suites - The Arbors I                                  78%          12/12/2003            1,600,000
 133B           Presidential Suites - The Arbors II                                 90%          12/12/2003            1,250,000
 133C           Presidential Suites - The Arbors III                                82%          12/12/2003            1,000,000
 134            St. Paul Shopping Center                                            92%           12/1/2003            3,600,000
 135            Century Plaza                                                       95%           9/4/2003             3,550,000
 136            7611 State Line Road Building                                       89%          11/24/2003            4,100,000
 137            Chevy Chase Apartments                                             100%          10/20/2003            3,250,000
 138            Archway Village                                                    100%           10/1/2003            3,700,000
 139            6035 Broadway Owners Corp.                                         N/A               N/A              13,000,000
 140            Flour Bluff Shopping Center                                         96%           11/6/2003            3,300,000
 141            110-150 Draper Owners Corp.                                        N/A               N/A              18,600,000
 142            Park on Vista Apartments                                            96%          10/23/2003            3,100,000
 143            Fort Security Self Storage                                         100%          10/24/2003            3,450,000
 144            Hibert Office                                                       89%           7/18/2003            3,100,000
 145            Raffin Executive Center                                            100%          10/31/2003            3,540,000
 146            The Gilman Terrace II Apartments                                    90%           10/1/2003            4,500,000
 147A           Sherbrooke Apartments                                               92%           8/19/2003            1,550,000
 147B           Monterey Apartments                                                 92%           8/19/2003            2,150,000
 148            Hidden Hollow Apartments                                            96%          11/11/2003            2,750,000
 149            Geist Self Storage                                                  85%          11/30/2003            3,000,000
 150            Medford Shopping Center                                            100%          11/18/2003            3,540,000
 151            Catalina Apartments                                                 93%           9/30/2003            2,750,000
 152            Crestridge Apartments                                               96%           8/1/2003             2,735,000
 153     (C)    Richlawn Acres Apartments                                           98%           7/13/2003            1,500,000
 154     (C)    Grant Street Apartments                                            100%           7/10/2003            1,200,000

                                                                              MOST RECENT                   MOST              MOST
                                                                          OPERATING STATEMENT             RECENT            RECENT
  #    CROSSED  PROPERTY NAME                                                     DATE                   REVENUE          EXPENSES
  -    -------  -------------                                                     ----                   -------          --------
  71            Carol House Apartments, Inc.                                       N/A                       N/A               N/A
  72     (B)    Avgeris-RBX Industries                                          6/30/2003                580,905           236,375
  73     (B)    Avgeris-IVEX Packaging                                             N/A                       N/A               N/A
  74     (B)    Avgeris-Ultra Care                                             12/31/2002                255,462            46,169
  75            Bammelwood Apartments                                           7/31/2003              1,454,085           750,445
  76            Storage USA - Calvine                                          10/31/2003                868,830           339,274
  77            The Creekwood Village Apartments                                9/30/2003              1,021,066           428,825
  78            Ala Moana Tower                                                 9/30/2003              1,480,604           781,841
  79            Springlake Park Mobile Home Park                                   N/A                       N/A               N/A
  80            Macedon Commons Shopping Center                                 8/31/2003              1,097,947           401,588
  81            South Pointe Village Mobile Home Park                           9/30/2003              1,034,092           445,321
  82            Fountain Brook Apartments                                      11/30/2003                723,899           224,433
  83            3135 Johnson Tenant Owners Corp.                                   N/A                       N/A               N/A
  84            Lakeside Villas                                                 6/30/2003                852,193           350,273
  85            Westpark Place Office Building                                 10/31/2003              1,514,885           715,335
  86            TownePlace Suites Livonia                                       8/31/2003              1,812,739         1,049,903
  87            Border City Mills                                               7/31/2003              1,151,931           691,952
  88            Nacogdoches Marketplace                                         9/30/2003                663,423           147,478
  89            Cruz Alta Plaza                                                 9/30/2003                813,176           155,553
  90            Warwick Apartments                                              5/30/2003              1,030,581           497,158
  91            Safe Self Storage - Van Nuys                                   11/30/2003                694,842           227,229
  92            Country Inns & Suites Clive                                     8/31/2003              2,255,905         1,526,597
  93            Huntington Plaza                                               10/30/2003                766,049           233,352
  94            Hampton Inn Mechanicsville                                      7/31/2003              1,760,790           914,383
  95            Thunderbird Village Mobile Home Park                           11/30/2003                560,431           178,731
  96            Physicians Plaza II                                                N/A                       N/A               N/A
  97            Timbers of Keegan's Bayou Apartments                            8/31/2003                939,130           477,590
  98            Redbird Towers                                                  9/30/2003                704,832           199,758
  99            Hampton Inn Midlothian                                          7/31/2003              1,612,652           873,377
 100            Arlington Farms Apartments                                      9/30/2003              1,103,272           745,197
 101            Briarwood Owners' Corp.                                            N/A                       N/A               N/A
 102            Storage USA - Rocklin                                          10/31/2003                714,796           319,558
 103            Bethpage Apartment Corp.                                           N/A                       N/A               N/A
 104            Parkridge Plaza                                                 8/31/2003                679,158           225,929
 105            HSM, LLC                                                        6/30/2003                568,440            56,156
 106            Buckner Village Apartments                                      5/31/2003              1,118,512           623,467
 107            Chastain Manor Apartments                                      10/31/2003                930,007           510,048
 108            Outback Steakhouse Plaza                                        7/31/2003                538,278           105,169
 109            Park Towers Apartments                                         11/30/2003              1,084,302           774,145
 110            Katonah Shopping Center                                         6/30/2003                872,188           221,264
 111            Valleywide Self Storage                                        10/31/2003                582,678           234,706
 112            Osco Drug Retail Center                                            N/A                       N/A               N/A
 113            Chapel Ridge of Stillwater Phase I                              9/30/2003                673,770           247,655
 114            Village Townhouses Cooperative                                     N/A                       N/A               N/A
 115            Chestnut Hill                                                   6/3/2003                 803,691           201,153
 116            Village Center at Marshall's Creek                             10/31/2003                583,270           243,090
 117            Assured Storage                                                 6/30/2003                549,844           167,754
 118            6600 Building                                                  10/31/2003                685,825           256,951
 119            Liberty Square                                                  9/30/2003              1,113,265           677,171
 120            12 Greenridge Avenue                                            10/1/2003                793,218           253,949
 121            Yahara Landing Apartments                                      10/31/2003                683,183           364,829
 122            Sierra Verde Apartments                                         9/30/2003                807,602           472,159
 123            Pepper Ridge Apartments                                        10/31/2003                776,698           391,141
 124            131 East 66th Street Corporation                                   N/A                       N/A               N/A
 125            Pine Tree Apartments                                            9/30/2003                554,899           277,884
 126            Richton Trail Apartments                                        9/30/2003                586,966           241,944
 127            Tiny Town Village                                               9/30/2003                485,728           124,401
 128            Arch Creek Run Apartments                                       7/31/2003                643,917           289,015
 129            Storage Center                                                  7/31/2003                620,011           210,951
 130            Cy Fair Plaza                                                  10/31/2003                584,571           117,214
 131            Durant Shopping Center                                         10/31/2003                427,677            38,625
 132            111-119 Hartsdale Corp.                                            N/A                       N/A               N/A
 133A           Presidential Suites - The Arbors I                             11/30/2003                260,876           139,928
 133B           Presidential Suites - The Arbors II                            11/30/2003                203,809           109,319
 133C           Presidential Suites - The Arbors III                           11/30/2003                163,048            87,455
 134            St. Paul Shopping Center                                           N/A                       N/A               N/A
 135            Century Plaza                                                   6/30/2003                454,576           105,140
 136            7611 State Line Road Building                                   9/30/2003                665,773           307,585
 137            Chevy Chase Apartments                                          6/30/2003                669,773           379,234
 138            Archway Village                                                10/31/2003                331,099            58,068
 139            6035 Broadway Owners Corp.                                         N/A                       N/A               N/A
 140            Flour Bluff Shopping Center                                     9/30/2003                423,095           110,535
 141            110-150 Draper Owners Corp.                                        N/A                       N/A               N/A
 142            Park on Vista Apartments                                       10/31/2003                595,331           330,614
 143            Fort Security Self Storage                                     10/31/2003                480,666            89,076
 144            Hibert Office                                                   8/31/2003                368,157           128,262
 145            Raffin Executive Center                                         3/31/2003                343,100           130,610
 146            The Gilman Terrace II Apartments                                9/30/2003                417,941           141,466
 147A           Sherbrooke Apartments                                           8/31/2003                265,123           195,734
 147B           Monterey Apartments                                             8/31/2003                645,916           497,110
 148            Hidden Hollow Apartments                                       10/31/2003                468,415           170,392
 149            Geist Self Storage                                             11/30/2003                570,532           271,596
 150            Medford Shopping Center                                         8/31/2003                586,247           250,391
 151            Catalina Apartments                                             8/30/2003                665,924           276,352
 152            Crestridge Apartments                                           8/31/2003                704,551           436,171
 153     (C)    Richlawn Acres Apartments                                       6/30/2003                278,757           125,105
 154     (C)    Grant Street Apartments                                         6/30/2003                205,135            74,040

                                                                                        MOST
                                                                                      RECENT
  #    CROSSED  PROPERTY NAME                                                            NOI           U/W NOI       U/W NCF (2)
  -    -------  -------------                                                            ---           -------       -----------
  71            Carol House Apartments, Inc.                                             N/A   $     1,382,553   $     1,382,553
  72     (B)    Avgeris-RBX Industries                                               344,530           304,973           243,425
  73     (B)    Avgeris-IVEX Packaging                                                   N/A           255,864           217,331
  74     (B)    Avgeris-Ultra Care                                                   209,293           165,331           128,711
  75            Bammelwood Apartments                                                703,640           721,103           664,603
  76            Storage USA - Calvine                                                529,556           574,390           560,212
  77            The Creekwood Village Apartments                                     592,241           614,415           576,415
  78            Ala Moana Tower                                                      698,763           948,111           908,045
  79            Springlake Park Mobile Home Park                                         N/A           518,650           511,300
  80            Macedon Commons Shopping Center                                      696,359           593,515           532,500
  81            South Pointe Village Mobile Home Park                                588,771           570,870           556,770
  82            Fountain Brook Apartments                                            499,466           548,830           520,830
  83            3135 Johnson Tenant Owners Corp.                                         N/A         1,539,450         1,539,450
  84            Lakeside Villas                                                      501,920           517,309           485,589
  85            Westpark Place Office Building                                       799,550           654,603           544,434
  86            TownePlace Suites Livonia                                            762,836           755,786           683,275
  87            Border City Mills                                                    459,978           492,364           457,525
  88            Nacogdoches Marketplace                                              515,945           481,277           460,111
  89            Cruz Alta Plaza                                                      657,622           568,256           484,219
  90            Warwick Apartments                                                   533,423           542,726           504,726
  91            Safe Self Storage - Van Nuys                                         467,613           437,633           429,444
  92            Country Inns & Suites Clive                                          729,308           731,056           640,820
  93            Huntington Plaza                                                     532,697           518,009           471,425
  94            Hampton Inn Mechanicsville                                           846,407           765,225           695,527
  95            Thunderbird Village Mobile Home Park                                 381,700           430,607           424,857
  96            Physicians Plaza II                                                      N/A           518,508           430,704
  97            Timbers of Keegan's Bayou Apartments                                 461,540           465,505           427,505
  98            Redbird Towers                                                       505,074           552,406           487,660
  99            Hampton Inn Midlothian                                               739,275           688,997           624,574
 100            Arlington Farms Apartments                                           358,074           449,319           398,919
 101            Briarwood Owners' Corp.                                                  N/A         1,749,419         1,749,419
 102            Storage USA - Rocklin                                                395,238           420,194           408,827
 103            Bethpage Apartment Corp.                                                 N/A           618,508           618,508
 104            Parkridge Plaza                                                      453,229           448,127           385,134
 105            HSM, LLC                                                             512,284           548,192           491,792
 106            Buckner Village Apartments                                           495,045           485,854           442,682
 107            Chastain Manor Apartments                                            419,959           436,781           397,531
 108            Outback Steakhouse Plaza                                             433,109           398,804           352,918
 109            Park Towers Apartments                                               310,157           917,390           874,890
 110            Katonah Shopping Center                                              650,924           626,667           592,247
 111            Valleywide Self Storage                                              347,972           390,501           366,896
 112            Osco Drug Retail Center                                                  N/A           362,321           351,943
 113            Chapel Ridge of Stillwater Phase I                                   406,115           417,782           387,782
 114            Village Townhouses Cooperative                                           N/A           939,881           939,881
 115            Chestnut Hill                                                        602,538           549,760           518,406
 116            Village Center at Marshall's Creek                                   340,180           379,742           322,177
 117            Assured Storage                                                      382,090           377,071           360,691
 118            6600 Building                                                        428,874           378,717           327,579
 119            Liberty Square                                                       436,094           451,891           382,826
 120            12 Greenridge Avenue                                                 539,269           477,766           440,044
 121            Yahara Landing Apartments                                            318,354           310,850           292,850
 122            Sierra Verde Apartments                                              335,443           380,598           342,898
 123            Pepper Ridge Apartments                                              385,557           409,604           373,604
 124            131 East 66th Street Corporation                                         N/A         3,771,676         3,771,676
 125            Pine Tree Apartments                                                 277,015           290,070           267,570
 126            Richton Trail Apartments                                             345,022           303,594           278,106
 127            Tiny Town Village                                                    361,326           305,517           281,517
 128            Arch Creek Run Apartments                                            354,902           318,409           294,409
 129            Storage Center                                                       409,060           345,496           332,401
 130            Cy Fair Plaza                                                        467,357           419,622           362,826
 131            Durant Shopping Center                                               389,052           302,464           268,543
 132            111-119 Hartsdale Corp.                                                  N/A           930,822           930,822
 133A           Presidential Suites - The Arbors I                                   120,948           134,435           119,266
 133B           Presidential Suites - The Arbors II                                   94,491           105,028            93,177
 133C           Presidential Suites - The Arbors III                                  75,592            84,022            74,542
 134            St. Paul Shopping Center                                                 N/A           307,529           288,159
 135            Century Plaza                                                        349,436           346,997           313,992
 136            7611 State Line Road Building                                        358,188           390,716           334,813
 137            Chevy Chase Apartments                                               290,539           288,600           258,600
 138            Archway Village                                                      273,031           309,394           283,340
 139            6035 Broadway Owners Corp.                                               N/A           582,516           582,516
 140            Flour Bluff Shopping Center                                          312,560           291,627           266,797
 141            110-150 Draper Owners Corp.                                              N/A           796,495           796,495
 142            Park on Vista Apartments                                             264,717           266,926           239,926
 143            Fort Security Self Storage                                           391,590           275,083           265,918
 144            Hibert Office                                                        239,895           257,835           233,731
 145            Raffin Executive Center                                              212,490           261,187           244,596
 146            The Gilman Terrace II Apartments                                     276,474           251,283           234,963
 147A           Sherbrooke Apartments                                                 69,389           125,156           115,656
 147B           Monterey Apartments                                                  148,806           263,302           240,802
 148            Hidden Hollow Apartments                                             298,023           258,041           237,041
 149            Geist Self Storage                                                   298,936           245,926           224,494
 150            Medford Shopping Center                                              335,856           365,259           296,512
 151            Catalina Apartments                                                  389,572           285,560           254,810
 152            Crestridge Apartments                                                268,380           283,102           257,602
 153     (C)    Richlawn Acres Apartments                                            153,652           144,934           132,934
 154     (C)    Grant Street Apartments                                              131,095           118,899           109,899

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                CUT-OFF DATE
                                                                                   PRINCIPAL                   PROPERTY
  #    CROSSED  PROPERTY NAME                                                    BALANCE (1)   PROPERTY TYPE   SUB-TYPE
  -    -------  -------------                                                    -----------   -------------   --------
 155            Park Terrace Owners Corp.                                    $     2,091,254   Multifamily     Cooperative
 156            DP Building One                                                    2,090,634   Office          Suburban
 157            83-84 116th Owners Corp.                                           2,089,240   Multifamily     Cooperative
 158            Mesa Grande                                                        2,045,394   Multifamily     Manufactured Housing
 159            Greylock Apartments                                                2,043,006   Multifamily     Conventional
 160            Swarthmore Apartments                                              2,043,006   Multifamily     Conventional
 161            Royalwood Apartments                                               2,027,779   Multifamily     Conventional
 162            Inverness Housing Corp.                                            2,000,000   Multifamily     Cooperative
 163            Burnet House                                                       1,994,104   Multifamily     Conventional
 164            Crestwood Apartment Owners Corp.                                   1,991,183   Multifamily     Cooperative
 165            Lake Springs Shops                                                 1,989,717   Retail          Unanchored
 166            Northpoint Apartments                                              1,988,541   Multifamily     Conventional
 167            360 Riverside Owners Corp.                                         1,981,912   Multifamily     Cooperative
 168            66 Fort Point Street                                               1,977,867   Office          Suburban
 169            1-7 Journal Square                                                 1,944,497   Retail          Unanchored
 170            Amistad Apartments                                                 1,928,292   Multifamily     Conventional
 171            Melnick Drive                                                      1,915,619   Industrial      N/A
 172            Desert Plaza Apartments                                            1,910,062   Multifamily     Conventional
 173            Burleson Plaza                                                     1,841,504   Retail          Unanchored
 174            Chapel Ridge of Forrest City Phase II                              1,820,267   Multifamily     Conventional
 175            9 East 96th Street Apartment Corp.                                 1,810,621   Multifamily     Cooperative
 176            Budget Self Storage                                                1,790,189   Self Storage    N/A
 177            Imperial Marshwood Mobile Home Park                                1,785,876   Multifamily     Manufactured Housing
 178            Windsor Equities Owners, Inc.                                      1,745,747   Multifamily     Cooperative
 179            84-49 Owners Corp.                                                 1,722,764   Multifamily     Cooperative
 180            300 West Coleman Boulevard                                         1,705,551   Office          Suburban
 181            129-131 Fifth Avenue Corp.                                         1,700,000   Multifamily     Cooperative
 182            Tiffany Office Building                                            1,692,856   Office          Suburban
 183            Forest Mobile Estates Mobile Home Park                             1,686,276   Multifamily     Manufactured Housing
 184            Country Club Village Apartments                                    1,685,480   Multifamily     Conventional
 185            Vista Pacifica Industrial Park                                     1,672,762   Industrial      N/A
 186            Alexandria Shopping Center                                         1,641,269   Retail          Anchored
 187            Oak Manor Apartments                                               1,620,400   Multifamily     Conventional
 188            Carriage Works                                                     1,600,000   Retail          Anchored
 189            Northridge Apartments                                              1,595,283   Multifamily     Conventional
 190            Courtyard Apartments                                               1,593,744   Multifamily     Conventional
 191            Candlewood Apartments - TN                                         1,592,187   Multifamily     Conventional
 192            Clipper Ridge Apartments                                           1,571,298   Multifamily     Conventional
 193            Chapel Ridge of Stillwater Phase II                                1,500,000   Multifamily     Conventional
 194            345 West 88th Apartment Corp.                                      1,500,000   Multifamily     Cooperative
 195            The Indian Harbor House Owners Corporation                         1,493,750   Multifamily     Cooperative
 196            Draper Crossing II                                                 1,493,655   Retail          Unanchored
 197A           Julia Mobile Home Park                                               959,185   Multifamily     Manufactured Housing
 197B           Siesta Mobile Home Park                                              532,881   Multifamily     Manufactured Housing
 198            Mark IV Apartments                                                 1,488,211   Multifamily     Conventional
 199            Crosby Town Center Plaza                                           1,482,384   Retail          Anchored
 200            Discount Personal Storage                                          1,443,807   Self Storage    N/A
 201            Harbor Building                                                    1,425,864   Office          Suburban
 202            Highland Court Apartments-NY                                       1,425,054   Multifamily     Conventional
 203            Turner Plaza Shopping Center                                       1,418,949   Retail          Unanchored
 204            Miami Hills Apartments                                             1,404,345   Multifamily     Conventional
 205            136 East 36th Street Apartments Corp.                              1,400,000   Multifamily     Cooperative
 206            Quarante Deux, Inc.                                                1,397,425   Multifamily     Cooperative
 207            Gracemere Owners Corporation                                       1,395,464   Multifamily     Cooperative
 208            Rufe Snow Depot Self Storage                                       1,386,597   Self Storage    N/A
 209            Fountain Gardens Owners Corp.                                      1,347,586   Multifamily     Cooperative
 210            Westwind Mobile Home Park                                          1,344,019   Multifamily     Manufactured Housing
 211            6950 Cypress Road                                                  1,340,942   Office          Suburban
 212            Germantown Plaza                                                   1,339,529   Retail          Unanchored
 213            86 Christopher Street                                              1,289,230   Mixed Use       Multifamily/Retail
 214            Knickerbocker Square Shopping Center                               1,280,030   Retail          Unanchored
 215            370 Riverside Tenants' Corp.                                       1,247,538   Multifamily     Cooperative
 216            1677 Eureka Road                                                   1,244,364   Office          Suburban
 217            Lakewood Village Apartments - TX                                   1,231,441   Multifamily     Conventional
 218            315 West 232nd Street Corp.                                        1,222,522   Multifamily     Cooperative
 219            Brooke Hall Apartments                                             1,219,853   Multifamily     Conventional
 220            Archer Cooperative, Inc.                                           1,197,421   Multifamily     Cooperative
 221            Shady Glen Owners' Corp.                                           1,196,899   Multifamily     Cooperative
 222            434 East 58th Street Owners Inc.                                   1,192,316   Multifamily     Cooperative
 223            Shadow Wood Apartments                                             1,191,662   Multifamily     Conventional
 224            Paddington Mobile Home Park                                        1,191,004   Multifamily     Manufactured Housing
 225            Bradlee Tenants Corp.                                              1,144,818   Multifamily     Cooperative
 226            American Storage                                                   1,140,812   Self Storage    N/A
 227            48-10 45th Street Owners, Inc.                                     1,123,376   Multifamily     Cooperative
 228            878 Residents Corp.                                                1,100,000   Multifamily     Cooperative
 229            Ivy League Apt Corp.                                               1,097,613   Multifamily     Cooperative
 230            Storage Max                                                        1,091,839   Self Storage    N/A
 231            Mount Ephraim Plaza                                                1,091,332   Retail          Anchored
 232            Concordia Apartments, Ltd.                                         1,048,823   Multifamily     Cooperative
 233            28 East 4th Street Housing Corp.                                     997,958   Multifamily     Cooperative
 234            Woodland Estates Mobile Home Park                                    993,574   Multifamily     Manufactured Housing
 235            Shady Acres Mobile Home Park                                         991,571   Multifamily     Manufactured Housing
 236            121-125 Park Owners Corp.                                            974,433   Multifamily     Cooperative
 237            Colonial Crest Apartments                                            945,636   Multifamily     Conventional
 238            Pleasanton Village Apartments                                        914,168   Multifamily     Conventional
 239            Cedar Bayou Mobile Home Park                                         894,520   Multifamily     Manufactured Housing
 240            487 Central Avenue                                                   888,497   Retail          Unanchored

                                                                              UNITS/
                                                                              SQ.FT/           FEE/                        YEAR
  #    CROSSED  PROPERTY NAME                                                  ROOMS        LEASEHOLD      YEAR BUILT    RENOVATED
  -    -------  -------------                                                  -----        ---------      ----------    ---------
 155            Park Terrace Owners Corp.                                           72         Fee             1941         1998
 156            DP Building One                                                 29,954         Fee             2000         N/A
 157            83-84 116th Owners Corp.                                            57         Fee             1930         1986
 158            Mesa Grande                                                        110         Fee             1960         N/A
 159            Greylock Apartments                                                 49         Fee             1950         2001
 160            Swarthmore Apartments                                               41         Fee             1920         2000
 161            Royalwood Apartments                                                66         Fee             1979         1999
 162            Inverness Housing Corp.                                             47         Fee             1927         1986
 163            Burnet House                                                        36         Fee             1987         1998
 164            Crestwood Apartment Owners Corp.                                    70         Fee             1937         1990
 165            Lake Springs Shops                                              21,800         Fee             2002         N/A
 166            Northpoint Apartments                                              101         Fee             1974         1993
 167            360 Riverside Owners Corp.                                          39         Fee             1916         2002
 168            66 Fort Point Street                                            23,991         Fee             1935         1987
 169            1-7 Journal Square                                               8,885         Fee             1920         1985
 170            Amistad Apartments                                                  76         Fee             2001         N/A
 171            Melnick Drive                                                   59,800         Fee             1971         N/A
 172            Desert Plaza Apartments                                             88         Fee             1949         2003
 173            Burleson Plaza                                                  73,700         Fee             1978         2002
 174            Chapel Ridge of Forrest City Phase II                               68         Fee             2003         N/A
 175            9 East 96th Street Apartment Corp.                                  45         Fee             1926         1999
 176            Budget Self Storage                                             83,212         Fee             2000         N/A
 177            Imperial Marshwood Mobile Home Park                                108         Fee             1973         1997
 178            Windsor Equities Owners, Inc.                                       83         Fee             1927         2002
 179            84-49 Owners Corp.                                                 119         Fee             1930         1980
 180            300 West Coleman Boulevard                                      23,636         Fee             1985         2000
 181            129-131 Fifth Avenue Corp.                                          23         Fee             1905         1980
 182            Tiffany Office Building                                         27,131         Fee             1987         1991
 183            Forest Mobile Estates Mobile Home Park                             550         Fee             1980         N/A
 184            Country Club Village Apartments                                     88         Fee             1969         1995
 185            Vista Pacifica Industrial Park                                  43,150         Fee             1989         N/A
 186            Alexandria Shopping Center                                      20,400         Fee             2003         N/A
 187            Oak Manor Apartments                                                47         Fee             1968         1980
 188            Carriage Works                                                  19,222         Fee             1890         1999
 189            Northridge Apartments                                               28         Fee             1963         2001
 190            Courtyard Apartments                                                40         Fee             1962         2000
 191            Candlewood Apartments - TN                                          70         Fee             1973         2000
 192            Clipper Ridge Apartments                                            52         Fee             1974         2000
 193            Chapel Ridge of Stillwater Phase II                                 32         Fee             2003         N/A
 194            345 West 88th Apartment Corp.                                       52         Fee             1915         2001
 195            The Indian Harbor House Owners Corporation                          38         Fee             1954         1988
 196            Draper Crossing II                                              10,015         Fee             2002         N/A
 197A           Julia Mobile Home Park                                              96         Fee             1987         N/A
 197B           Siesta Mobile Home Park                                             55         Fee             1982         N/A
 198            Mark IV Apartments                                                  38         Fee             1963         1995
 199            Crosby Town Center Plaza                                        58,035         Fee             1980         2002
 200            Discount Personal Storage                                       26,362         Fee             1995         N/A
 201            Harbor Building                                                 15,404         Fee             1975         2000
 202            Highland Court Apartments-NY                                        88         Fee             1900         1950
 203            Turner Plaza Shopping Center                                    29,283         Fee             1983         1988
 204            Miami Hills Apartments                                             151         Fee             1973         2003
 205            136 East 36th Street Apartments Corp.                               71         Fee             1923         2000
 206            Quarante Deux, Inc.                                                  7         Fee             1903         1984
 207            Gracemere Owners Corporation                                        48         Fee             1972         1986
 208            Rufe Snow Depot Self Storage                                    43,336         Fee             2000         N/A
 209            Fountain Gardens Owners Corp.                                       57         Fee             1952         1986
 210            Westwind Mobile Home Park                                           43         Fee             1978         2002
 211            6950 Cypress Road                                               29,683         Fee             1988         2003
 212            Germantown Plaza                                                14,583         Fee             1984         2001
 213            86 Christopher Street                                            3,400         Fee             1919         2003
 214            Knickerbocker Square Shopping Center                            26,863         Fee             1987         N/A
 215            370 Riverside Tenants' Corp.                                        75         Fee             1923         1988
 216            1677 Eureka Road                                                11,701         Fee             1996         N/A
 217            Lakewood Village Apartments - TX                                    72         Fee             1974         2003
 218            315 West 232nd Street Corp.                                         72         Fee             1972         1982
 219            Brooke Hall Apartments                                              32         Fee             1970         N/A
 220            Archer Cooperative, Inc.                                           168    Fee/Leasehold        1958         1999
 221            Shady Glen Owners' Corp.                                            85         Fee             1950         1998
 222            434 East 58th Street Owners Inc.                                    47         Fee             1885         1998
 223            Shadow Wood Apartments                                              60         Fee             1964         1988
 224            Paddington Mobile Home Park                                        123         Fee             1996         1998
 225            Bradlee Tenants Corp.                                               72         Fee             1939         1980
 226            American Storage                                                47,900         Fee             1980         2001
 227            48-10 45th Street Owners, Inc.                                      62         Fee             1960         1983
 228            878 Residents Corp.                                                 59         Fee             1922         1996
 229            Ivy League Apt Corp.                                                60         Fee             1952         1999
 230            Storage Max                                                     33,050         Fee             1997         1999
 231            Mount Ephraim Plaza                                             21,550         Fee             1960         1988
 232            Concordia Apartments, Ltd.                                          19         Fee             1902         2001
 233            28 East 4th Street Housing Corp.                                    14         Fee             1900         2000
 234            Woodland Estates Mobile Home Park                                   88         Fee             1972         1997
 235            Shady Acres Mobile Home Park                                       149         Fee             1973         N/A
 236            121-125 Park Owners Corp.                                           35         Fee             1957         1989
 237            Colonial Crest Apartments                                           48         Fee             1972         1993
 238            Pleasanton Village Apartments                                       64         Fee             1973         2002
 239            Cedar Bayou Mobile Home Park                                       111         Fee             1968         2002
 240            487 Central Avenue                                               8,338         Fee             1950         N/A

                                                                                OCCUPANCY         DATE OF
  #    CROSSED  PROPERTY NAME                                                  RATE AT U/W     OCCUPANCY RATE    APPRAISED VALUE
  -    -------  -------------                                                  -----------     --------------    ---------------
 155            Park Terrace Owners Corp.                                          N/A               N/A         $    14,100,000
 156            DP Building One                                                     90%           3/18/2003            2,850,000
 157            83-84 116th Owners Corp.                                           N/A               N/A               7,440,000
 158            Mesa Grande                                                         99%           6/30/2003            2,640,000
 159            Greylock Apartments                                                100%           9/15/2003            2,690,000
 160            Swarthmore Apartments                                               95%           9/15/2003            2,650,000
 161            Royalwood Apartments                                                95%           9/30/2003            2,900,000
 162            Inverness Housing Corp.                                            N/A               N/A               9,720,000
 163            Burnet House                                                        94%          10/31/2003            2,800,000
 164            Crestwood Apartment Owners Corp.                                   N/A               N/A               8,950,000
 165            Lake Springs Shops                                                 100%          11/25/2003            2,750,000
 166            Northpoint Apartments                                               97%           9/30/2003            2,825,000
 167            360 Riverside Owners Corp.                                         N/A               N/A              23,910,000
 168            66 Fort Point Street                                                91%           9/1/2003             2,950,000
 169            1-7 Journal Square                                                 100%           7/1/2003             2,600,000
 170            Amistad Apartments                                                  91%           11/3/2003            3,260,000
 171            Melnick Drive                                                      100%           9/1/2003             3,000,000
 172            Desert Plaza Apartments                                             88%           9/30/2003            2,560,000
 173            Burleson Plaza                                                     100%          11/12/2003            2,500,000
 174            Chapel Ridge of Forrest City Phase II                              100%           10/2/2003            2,760,000
 175            9 East 96th Street Apartment Corp.                                 N/A               N/A              35,940,000
 176            Budget Self Storage                                                 78%          11/13/2003            5,000,000
 177            Imperial Marshwood Mobile Home Park                                100%          11/15/2003            2,550,000
 178            Windsor Equities Owners, Inc.                                      N/A               N/A               7,220,000
 179            84-49 Owners Corp.                                                 N/A               N/A              11,960,000
 180            300 West Coleman Boulevard                                          67%           12/1/2003            2,360,000
 181            129-131 Fifth Avenue Corp.                                         N/A               N/A              23,830,000
 182            Tiffany Office Building                                             82%           11/1/2003            2,700,000
 183            Forest Mobile Estates Mobile Home Park                              87%          10/31/2003            5,250,000
 184            Country Club Village Apartments                                     92%           7/1/2003             2,170,000
 185            Vista Pacifica Industrial Park                                     100%           9/1/2003             2,580,000
 186            Alexandria Shopping Center                                         100%           10/1/2003            2,220,000
 187            Oak Manor Apartments                                                94%           8/29/2003            2,120,000
 188            Carriage Works                                                     100%          12/12/2003            4,600,000
 189            Northridge Apartments                                               93%          10/31/2003            2,200,000
 190            Courtyard Apartments                                                98%           11/5/2003            2,000,000
 191            Candlewood Apartments - TN                                          99%           7/31/2003            2,000,000
 192            Clipper Ridge Apartments                                            94%          11/24/2003            2,200,000
 193            Chapel Ridge of Stillwater Phase II                                 81%           12/1/2003            1,875,000
 194            345 West 88th Apartment Corp.                                      N/A               N/A              27,400,000
 195            The Indian Harbor House Owners Corporation                         N/A               N/A              38,200,000
 196            Draper Crossing II                                                 100%           8/28/2003            2,200,000
 197A           Julia Mobile Home Park                                              94%           7/31/2003            1,800,000
 197B           Siesta Mobile Home Park                                             87%           7/31/2003            1,000,000
 198            Mark IV Apartments                                                 100%           6/5/2003             2,050,000
 199            Crosby Town Center Plaza                                            85%           9/4/2003             2,300,000
 200            Discount Personal Storage                                          100%           4/22/2003            2,000,000
 201            Harbor Building                                                     94%           7/24/2003            2,450,000
 202            Highland Court Apartments-NY                                        97%           1/6/2004             1,820,000
 203            Turner Plaza Shopping Center                                        91%           11/1/2003            1,935,000
 204            Miami Hills Apartments                                              96%          12/31/2003            3,500,000
 205            136 East 36th Street Apartments Corp.                              N/A               N/A              26,580,000
 206            Quarante Deux, Inc.                                                N/A               N/A              10,800,000
 207            Gracemere Owners Corporation                                       N/A               N/A               5,700,000
 208            Rufe Snow Depot Self Storage                                       100%          10/31/2003            1,950,000
 209            Fountain Gardens Owners Corp.                                      N/A               N/A              10,000,000
 210            Westwind Mobile Home Park                                           98%           12/4/2003            1,700,000
 211            6950 Cypress Road                                                  100%          11/11/2003            2,475,000
 212            Germantown Plaza                                                    83%           7/1/2003             1,840,000
 213            86 Christopher Street                                              100%           7/15/2003            1,800,000
 214            Knickerbocker Square Shopping Center                                96%           11/6/2003            1,725,000
 215            370 Riverside Tenants' Corp.                                       N/A               N/A              69,250,000
 216            1677 Eureka Road                                                   100%           7/30/2003            2,330,000
 217            Lakewood Village Apartments - TX                                    96%           8/1/2003             1,550,000
 218            315 West 232nd Street Corp.                                        N/A               N/A               7,025,000
 219            Brooke Hall Apartments                                              97%           9/15/2003            1,540,000
 220            Archer Cooperative, Inc.                                           N/A               N/A              11,200,000
 221            Shady Glen Owners' Corp.                                           N/A               N/A              11,200,000
 222            434 East 58th Street Owners Inc.                                   N/A               N/A               9,650,000
 223            Shadow Wood Apartments                                              97%           9/17/2003            1,515,000
 224            Paddington Mobile Home Park                                         99%           8/1/2003             1,860,000
 225            Bradlee Tenants Corp.                                              N/A               N/A              12,260,000
 226            American Storage                                                    95%           9/19/2003            1,650,000
 227            48-10 45th Street Owners, Inc.                                     N/A               N/A               7,550,000
 228            878 Residents Corp.                                                N/A               N/A              26,000,000
 229            Ivy League Apt Corp.                                               N/A               N/A               7,800,000
 230            Storage Max                                                         97%          11/14/2003            1,850,000
 231            Mount Ephraim Plaza                                                100%          11/14/2003            1,600,000
 232            Concordia Apartments, Ltd.                                         N/A               N/A              10,750,000
 233            28 East 4th Street Housing Corp.                                   N/A               N/A              14,500,000
 234            Woodland Estates Mobile Home Park                                   97%           11/1/2003            1,490,000
 235            Shady Acres Mobile Home Park                                        94%          10/31/2003            1,460,000
 236            121-125 Park Owners Corp.                                          N/A               N/A               3,150,000
 237            Colonial Crest Apartments                                           90%           7/30/2003            1,200,000
 238            Pleasanton Village Apartments                                       88%           9/30/2003            1,270,000
 239            Cedar Bayou Mobile Home Park                                        83%          11/19/2003            1,355,000
 240            487 Central Avenue                                                 100%          11/14/2003            1,400,000

                                                                              MOST RECENT                   MOST              MOST
                                                                          OPERATING STATEMENT             RECENT            RECENT
  #    CROSSED  PROPERTY NAME                                                     DATE                   REVENUE          EXPENSES
  -    -------  -------------                                                     ----                   -------          --------
 155            Park Terrace Owners Corp.                                          N/A                       N/A               N/A
 156            DP Building One                                                 8/31/2003                357,988            66,891
 157            83-84 116th Owners Corp.                                           N/A                       N/A               N/A
 158            Mesa Grande                                                     7/31/2003                367,294            80,590
 159            Greylock Apartments                                             9/30/2003                406,245           164,622
 160            Swarthmore Apartments                                           9/30/2003                373,612           130,802
 161            Royalwood Apartments                                            9/30/2003                462,930           184,555
 162            Inverness Housing Corp.                                            N/A                       N/A               N/A
 163            Burnet House                                                   10/31/2003                355,665            77,867
 164            Crestwood Apartment Owners Corp.                                   N/A                       N/A               N/A
 165            Lake Springs Shops                                             10/31/2003                274,861            62,034
 166            Northpoint Apartments                                           9/30/2003                663,672           411,551
 167            360 Riverside Owners Corp.                                         N/A                       N/A               N/A
 168            66 Fort Point Street                                            6/30/2003                340,193            76,959
 169            1-7 Journal Square                                              6/30/2003                423,763           207,116
 170            Amistad Apartments                                              9/30/2003                442,458           185,241
 171            Melnick Drive                                                   6/30/2003                486,369           168,873
 172            Desert Plaza Apartments                                         9/30/2003                404,623           173,631
 173            Burleson Plaza                                                     N/A                       N/A               N/A
 174            Chapel Ridge of Forrest City Phase II                              N/A                       N/A               N/A
 175            9 East 96th Street Apartment Corp.                                 N/A                       N/A               N/A
 176            Budget Self Storage                                             9/30/2003                724,545           290,159
 177            Imperial Marshwood Mobile Home Park                            11/30/2003                364,899            94,424
 178            Windsor Equities Owners, Inc.                                      N/A                       N/A               N/A
 179            84-49 Owners Corp.                                                 N/A                       N/A               N/A
 180            300 West Coleman Boulevard                                      9/30/2003                263,318            94,943
 181            129-131 Fifth Avenue Corp.                                         N/A                       N/A               N/A
 182            Tiffany Office Building                                        11/30/2003                496,105           222,008
 183            Forest Mobile Estates Mobile Home Park                          8/31/2003                924,938           493,576
 184            Country Club Village Apartments                                 7/31/2003                501,026           251,434
 185            Vista Pacifica Industrial Park                                  8/31/2003                201,107            74,902
 186            Alexandria Shopping Center                                     10/31/2003                269,877            13,044
 187            Oak Manor Apartments                                            7/31/2003                285,927           116,803
 188            Carriage Works                                                 11/30/2003                444,424            97,989
 189            Northridge Apartments                                          10/31/2003                279,362            77,842
 190            Courtyard Apartments                                            9/30/2003                264,788            89,353
 191            Candlewood Apartments - TN                                      6/30/2003                385,072           188,624
 192            Clipper Ridge Apartments                                       10/31/2003                347,646           207,870
 193            Chapel Ridge of Stillwater Phase II                                N/A                       N/A               N/A
 194            345 West 88th Apartment Corp.                                      N/A                       N/A               N/A
 195            The Indian Harbor House Owners Corporation                         N/A                       N/A               N/A
 196            Draper Crossing II                                                 N/A                       N/A               N/A
 197A           Julia Mobile Home Park                                          9/30/2003                294,713           122,465
 197B           Siesta Mobile Home Park                                         9/30/2003                163,730            68,036
 198            Mark IV Apartments                                              6/30/2003                235,020            38,564
 199            Crosby Town Center Plaza                                        7/31/2003                375,332           144,747
 200            Discount Personal Storage                                      10/31/2003                381,428           135,050
 201            Harbor Building                                                 6/30/2003                302,495           113,101
 202            Highland Court Apartments-NY                                   10/31/2003                508,366           275,569
 203            Turner Plaza Shopping Center                                    9/30/2003                277,553            91,499
 204            Miami Hills Apartments                                         10/31/2003              1,038,345           647,315
 205            136 East 36th Street Apartments Corp.                              N/A                       N/A               N/A
 206            Quarante Deux, Inc.                                                N/A                       N/A               N/A
 207            Gracemere Owners Corporation                                       N/A                       N/A               N/A
 208            Rufe Snow Depot Self Storage                                    7/30/2003                311,563           107,760
 209            Fountain Gardens Owners Corp.                                      N/A                       N/A               N/A
 210            Westwind Mobile Home Park                                          N/A                       N/A               N/A
 211            6950 Cypress Road                                              10/31/2003                399,521           192,478
 212            Germantown Plaza                                                9/30/2003                253,669            45,644
 213            86 Christopher Street                                           5/31/2003                159,000            34,774
 214            Knickerbocker Square Shopping Center                            9/30/2003                231,297            59,099
 215            370 Riverside Tenants' Corp.                                       N/A                       N/A               N/A
 216            1677 Eureka Road                                               10/31/2003                269,533            83,596
 217            Lakewood Village Apartments - TX                                7/31/2003                362,188           171,974
 218            315 West 232nd Street Corp.                                        N/A                       N/A               N/A
 219            Brooke Hall Apartments                                          9/30/2003                241,024            80,604
 220            Archer Cooperative, Inc.                                           N/A                       N/A               N/A
 221            Shady Glen Owners' Corp.                                           N/A                       N/A               N/A
 222            434 East 58th Street Owners Inc.                                   N/A                       N/A               N/A
 223            Shadow Wood Apartments                                          8/31/2003                392,882           245,537
 224            Paddington Mobile Home Park                                     8/31/2003                256,407            13,691
 225            Bradlee Tenants Corp.                                              N/A                       N/A               N/A
 226            American Storage                                                8/31/2003                250,603           102,411
 227            48-10 45th Street Owners, Inc.                                     N/A                       N/A               N/A
 228            878 Residents Corp.                                                N/A                       N/A               N/A
 229            Ivy League Apt Corp.                                               N/A                       N/A               N/A
 230            Storage Max                                                    10/31/2003                282,669            89,506
 231            Mount Ephraim Plaza                                             7/31/2003                308,037           132,080
 232            Concordia Apartments, Ltd.                                         N/A                       N/A               N/A
 233            28 East 4th Street Housing Corp.                                   N/A                       N/A               N/A
 234            Woodland Estates Mobile Home Park                               9/30/2003                205,187            70,545
 235            Shady Acres Mobile Home Park                                    8/3/2003                 220,399            92,528
 236            121-125 Park Owners Corp.                                          N/A                       N/A               N/A
 237            Colonial Crest Apartments                                       6/30/2003                232,548           134,338
 238            Pleasanton Village Apartments                                   9/30/2003                323,129           189,918
 239            Cedar Bayou Mobile Home Park                                   10/30/2003                264,370            98,305
 240            487 Central Avenue                                             10/31/2003                198,800            51,715

                                                                                        MOST
                                                                                      RECENT
  #    CROSSED  PROPERTY NAME                                                            NOI           U/W NOI       U/W NCF (2)
  -    -------  -------------                                                            ---           -------       -----------
 155            Park Terrace Owners Corp.                                                N/A   $       588,160   $       588,160
 156            DP Building One                                                      291,097           267,943           231,183
 157            83-84 116th Owners Corp.                                                 N/A           384,533           384,533
 158            Mesa Grande                                                          286,704           225,038           219,538
 159            Greylock Apartments                                                  241,623           230,785           216,820
 160            Swarthmore Apartments                                                242,810           228,996           218,746
 161            Royalwood Apartments                                                 278,375           238,426           221,926
 162            Inverness Housing Corp.                                                  N/A           568,955           568,955
 163            Burnet House                                                         277,798           245,951           236,951
 164            Crestwood Apartment Owners Corp.                                         N/A           410,013           410,013
 165            Lake Springs Shops                                                   212,827           253,326           237,424
 166            Northpoint Apartments                                                252,121           226,435           200,435
 167            360 Riverside Owners Corp.                                               N/A         1,231,735         1,231,735
 168            66 Fort Point Street                                                 263,234           246,536           216,547
 169            1-7 Journal Square                                                   216,647           213,660           193,897
 170            Amistad Apartments                                                   257,217           257,161           238,161
 171            Melnick Drive                                                        317,496           245,580           213,900
 172            Desert Plaza Apartments                                              230,992           226,529           204,529
 173            Burleson Plaza                                                           N/A           240,794           204,542
 174            Chapel Ridge of Forrest City Phase II                                    N/A           211,635           170,604
 175            9 East 96th Street Apartment Corp.                                       N/A         1,695,295         1,695,295
 176            Budget Self Storage                                                  434,386           359,862           347,251
 177            Imperial Marshwood Mobile Home Park                                  270,475           256,895           249,875
 178            Windsor Equities Owners, Inc.                                            N/A           484,725           484,725
 179            84-49 Owners Corp.                                                       N/A           714,360           714,360
 180            300 West Coleman Boulevard                                           168,375           196,130           169,630
 181            129-131 Fifth Avenue Corp.                                               N/A           963,979           963,979
 182            Tiffany Office Building                                              274,097           205,797           173,704
 183            Forest Mobile Estates Mobile Home Park                               431,362           479,767           452,267
 184            Country Club Village Apartments                                      249,592           242,089           220,089
 185            Vista Pacifica Industrial Park                                       126,205           243,131           213,061
 186            Alexandria Shopping Center                                           256,833           177,405           156,436
 187            Oak Manor Apartments                                                 169,124           177,663           165,913
 188            Carriage Works                                                       346,435           347,369           316,551
 189            Northridge Apartments                                                201,520           187,221           180,221
 190            Courtyard Apartments                                                 175,435           181,688           171,688
 191            Candlewood Apartments - TN                                           196,448           186,090           168,590
 192            Clipper Ridge Apartments                                             139,776           172,821           159,821
 193            Chapel Ridge of Stillwater Phase II                                      N/A           172,885           163,285
 194            345 West 88th Apartment Corp.                                            N/A         1,461,081         1,461,081
 195            The Indian Harbor House Owners Corporation                               N/A         1,660,655         1,660,655
 196            Draper Crossing II                                                       N/A           192,829           181,412
 197A           Julia Mobile Home Park                                               172,248           139,191           134,337
 197B           Siesta Mobile Home Park                                               95,694            77,328            74,632
 198            Mark IV Apartments                                                   196,456           185,294           175,794
 199            Crosby Town Center Plaza                                             230,585           208,017           165,317
 200            Discount Personal Storage                                            246,378           207,712           201,967
 201            Harbor Building                                                      189,394           214,977           196,026
 202            Highland Court Apartments-NY                                         232,797           189,463           167,463
 203            Turner Plaza Shopping Center                                         186,054           190,671           164,237
 204            Miami Hills Apartments                                               391,030           291,899           254,399
 205            136 East 36th Street Apartments Corp.                                    N/A         1,249,719         1,249,719
 206            Quarante Deux, Inc.                                                      N/A           392,550           392,550
 207            Gracemere Owners Corporation                                             N/A           349,303           349,303
 208            Rufe Snow Depot Self Storage                                         203,803           195,508           189,032
 209            Fountain Gardens Owners Corp.                                            N/A           365,776           365,776
 210            Westwind Mobile Home Park                                                N/A           134,067           131,917
 211            6950 Cypress Road                                                    207,043           217,605           196,678
 212            Germantown Plaza                                                     208,025           155,793           139,023
 213            86 Christopher Street                                                124,226           123,281           120,987
 214            Knickerbocker Square Shopping Center                                 172,198           168,260           146,584
 215            370 Riverside Tenants' Corp.                                             N/A         2,900,892         2,900,892
 216            1677 Eureka Road                                                     185,937           158,763           131,739
 217            Lakewood Village Apartments - TX                                     190,214           163,321           144,169
 218            315 West 232nd Street Corp.                                              N/A           451,822           451,822
 219            Brooke Hall Apartments                                               160,420           142,111           134,111
 220            Archer Cooperative, Inc.                                                 N/A         1,021,624         1,021,624
 221            Shady Glen Owners' Corp.                                                 N/A           890,888           890,888
 222            434 East 58th Street Owners Inc.                                         N/A           542,839           542,839
 223            Shadow Wood Apartments                                               147,345           144,747           129,747
 224            Paddington Mobile Home Park                                          242,716           194,739           188,589
 225            Bradlee Tenants Corp.                                                    N/A           600,320           600,320
 226            American Storage                                                     148,192           161,297           154,215
 227            48-10 45th Street Owners, Inc.                                           N/A           470,472           470,472
 228            878 Residents Corp.                                                      N/A         1,317,617         1,317,617
 229            Ivy League Apt Corp.                                                     N/A           409,368           409,368
 230            Storage Max                                                          193,163           153,422           148,464
 231            Mount Ephraim Plaza                                                  175,957           163,288           145,778
 232            Concordia Apartments, Ltd.                                               N/A           698,100           698,100
 233            28 East 4th Street Housing Corp.                                         N/A           465,332           465,332
 234            Woodland Estates Mobile Home Park                                    134,642           125,988           121,588
 235            Shady Acres Mobile Home Park                                         127,871           110,502           105,552
 236            121-125 Park Owners Corp.                                                N/A           157,509           157,509
 237            Colonial Crest Apartments                                             98,210           104,528            92,528
 238            Pleasanton Village Apartments                                        133,211           107,167            91,167
 239            Cedar Bayou Mobile Home Park                                         166,065           127,231           121,681
 240            487 Central Avenue                                                   147,085           137,527           127,436

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                CUT-OFF DATE
                                                                                   PRINCIPAL                   PROPERTY
  #    CROSSED  PROPERTY NAME                                                    BALANCE (1)   PROPERTY TYPE   SUB-TYPE
  -    -------  -------------                                                    -----------   -------------   --------
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation  $       847,415   Multifamily     Cooperative
 242            261 West 22nd Street Tenant Owners Corp.                             846,492   Multifamily     Cooperative
 243            Big Deal Realty on Greene Street, Inc.                               846,382   Multifamily     Cooperative
 244            Town and Country Crossing                                            846,016   Multifamily     Conventional
 245            132 Mitchell Street                                                  820,918   Mixed Use       Office/Retail
 246            300 West 17th Street Housing Development Fund Corporation            771,271   Multifamily     Cooperative
 247            55 East Owners Corp.                                                 759,671   Multifamily     Cooperative
 248            Harrison Terrace Apartments                                          747,844   Multifamily     Conventional
 249            120 East 85th Street Owners, Inc.                                    747,723   Multifamily     Cooperative
 250            Creekside Manor Apartments                                           745,981   Multifamily     Conventional
 251            326 West 83rd Owners Corp.                                           698,807   Multifamily     Cooperative
 252            Herald Square Loft Corporation                                       697,068   Multifamily     Cooperative
 253            131-133 Owners Corp.                                                 693,757   Multifamily     Cooperative
 254            Sandia Mobile Home Park                                              691,421   Multifamily     Manufactured Housing
 255            Stone Green Apartments                                               654,899   Multifamily     Conventional
 256            325 West 83 Owners Corp.                                             648,006   Multifamily     Cooperative
 257            345 West 70th Tenants Corp.                                          647,987   Multifamily     Cooperative
 258            Melbourne Plaza                                                      644,294   Retail          Unanchored
 259            Landau Apartments, Inc.                                              398,042   Multifamily     Cooperative
 260            240 Prospect Pl. Apt. Corp.                                          369,034   Multifamily     Cooperative
 261            Ninth Street Apartments, Inc.                                        358,607   Multifamily     Cooperative
 262            331 West 84th Owners Corp.                                           338,620   Multifamily     Cooperative

                                                                             ---------------
TOTAL/WEIGHTED AVERAGE                                                       $ 1,621,325,236
                                                                             ===============

                                                                              UNITS/
                                                                              SQ.FT/           FEE/                        YEAR
  #    CROSSED  PROPERTY NAME                                                  ROOMS        LEASEHOLD      YEAR BUILT    RENOVATED
  -    -------  -------------                                                  -----        ---------      ----------    ---------
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation         30         Fee             1938         2002
 242            261 West 22nd Street Tenant Owners Corp.                            35         Fee             1917         1998
 243            Big Deal Realty on Greene Street, Inc.                              14         Fee             1890         1978
 244            Town and Country Crossing                                           30         Fee             1982         1995
 245            132 Mitchell Street                                             18,096         Fee             1945         1994
 246            300 West 17th Street Housing Development Fund Corporation           31         Fee             1900         2001
 247            55 East Owners Corp.                                                35         Fee             1892         1995
 248            Harrison Terrace Apartments                                         35         Fee             1972         1998
 249            120 East 85th Street Owners, Inc.                                   12         Fee             1875         1998
 250            Creekside Manor Apartments                                          32         Fee             1968         2001
 251            326 West 83rd Owners Corp.                                          28         Fee             1900         2001
 252            Herald Square Loft Corporation                                      11         Fee             1905         1996
 253            131-133 Owners Corp.                                                38         Fee             1899         1998
 254            Sandia Mobile Home Park                                             90         Fee             1979         2001
 255            Stone Green Apartments                                              17         Fee             1981         1998
 256            325 West 83 Owners Corp.                                            24         Fee             1898         1998
 257            345 West 70th Tenants Corp.                                         36         Fee             1905         2001
 258            Melbourne Plaza                                                 10,050         Fee             1978         N/A
 259            Landau Apartments, Inc.                                             16         Fee             1916         2003
 260            240 Prospect Pl. Apt. Corp.                                          9         Fee             1904         2003
 261            Ninth Street Apartments, Inc.                                        8         Fee             1900         2002
 262            331 West 84th Owners Corp.                                           4         Fee             1907         2002

                                                                                                           -----------------------
TOTAL/WEIGHTED AVERAGE                                                                                         1977         2000
                                                                                                           =======================

MAXIMUM:                                                                                                       2003         2003
MANIMUM:                                                                                                       1873         1950

                                                                                OCCUPANCY         DATE OF
  #    CROSSED  PROPERTY NAME                                                  RATE AT U/W     OCCUPANCY RATE    APPRAISED VALUE
  -    -------  -------------                                                  -----------     --------------    ---------------
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation        N/A               N/A         $     7,290,000
 242            261 West 22nd Street Tenant Owners Corp.                           N/A               N/A              12,950,000
 243            Big Deal Realty on Greene Street, Inc.                             N/A               N/A              22,050,000
 244            Town and Country Crossing                                           93%          10/30/2003            1,150,000
 245            132 Mitchell Street                                                100%           8/25/2003            1,600,000
 246            300 West 17th Street Housing Development Fund Corporation          N/A               N/A              12,975,000
 247            55 East Owners Corp.                                               N/A               N/A              21,165,000
 248            Harrison Terrace Apartments                                        100%           7/31/2003            1,130,000
 249            120 East 85th Street Owners, Inc.                                  N/A               N/A               7,490,000
 250            Creekside Manor Apartments                                         100%           9/15/2003            1,000,000
 251            326 West 83rd Owners Corp.                                         N/A               N/A               9,100,000
 252            Herald Square Loft Corporation                                     N/A               N/A              11,700,000
 253            131-133 Owners Corp.                                               N/A               N/A               7,580,000
 254            Sandia Mobile Home Park                                             96%           7/1/2003               990,000
 255            Stone Green Apartments                                             100%           11/5/2003              850,000
 256            325 West 83 Owners Corp.                                           N/A               N/A               8,020,000
 257            345 West 70th Tenants Corp.                                        N/A               N/A              20,600,000
 258            Melbourne Plaza                                                    100%           9/30/2003              870,000
 259            Landau Apartments, Inc.                                            N/A               N/A               2,560,000
 260            240 Prospect Pl. Apt. Corp.                                        N/A               N/A               3,270,000
 261            Ninth Street Apartments, Inc.                                      N/A               N/A               4,160,000
 262            331 West 84th Owners Corp.                                         N/A               N/A               4,840,000

                                                                               -------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                              94%                          $ 4,561,555,000
                                                                               =================================================

MAXIMUM:                                                                           100%                          $   563,000,000
MINIMUM:                                                                            67%                          $       850,000

                                                                                 MOST RECENT                 MOST              MOST
                                                                            OPERATING STATEMENT            RECENT            RECENT
  #    CROSSED  PROPERTY NAME                                                      DATE                   REVENUE          EXPENSES
  -    -------  -------------                                                      ----                   -------          --------
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation        N/A                       N/A               N/A
 242            261 West 22nd Street Tenant Owners Corp.                           N/A                       N/A               N/A
 243            Big Deal Realty on Greene Street, Inc.                             N/A                       N/A               N/A
 244            Town and Country Crossing                                       8/31/2003                180,357            46,655
 245            132 Mitchell Street                                             6/30/2003                290,852           121,932
 246            300 West 17th Street Housing Development Fund Corporation          N/A                       N/A               N/A
 247            55 East Owners Corp.                                               N/A                       N/A               N/A
 248            Harrison Terrace Apartments                                     7/31/2003                162,263            57,232
 249            120 East 85th Street Owners, Inc.                                  N/A                       N/A               N/A
 250            Creekside Manor Apartments                                      8/31/2003                203,906            80,201
 251            326 West 83rd Owners Corp.                                         N/A                       N/A               N/A
 252            Herald Square Loft Corporation                                     N/A                       N/A               N/A
 253            131-133 Owners Corp.                                               N/A                       N/A               N/A
 254            Sandia Mobile Home Park                                         3/31/2003                145,200            41,847
 255            Stone Green Apartments                                          6/30/2003                120,576            38,689
 256            325 West 83 Owners Corp.                                           N/A                       N/A               N/A
 257            345 West 70th Tenants Corp.                                        N/A                       N/A               N/A
 258            Melbourne Plaza                                                 9/30/2003                151,800            40,532
 259            Landau Apartments, Inc.                                            N/A                       N/A               N/A
 260            240 Prospect Pl. Apt. Corp.                                        N/A                       N/A               N/A
 261            Ninth Street Apartments, Inc.                                      N/A                       N/A               N/A
 262            331 West 84th Owners Corp.                                         N/A                       N/A               N/A

                                                                            ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                            $  360,473,785   $   150,393,624
                                                                            ======================================================

MAXIMUM:                                                                                          $   54,797,893   $    19,048,364
MINIMUM:                                                                                          $       51,301   $             -

                                                                                        MOST
                                                                                      RECENT
  #    CROSSED  PROPERTY NAME                                                            NOI           U/W NOI       U/W NCF (2)
  -    -------  -------------                                                            ---           -------       -----------
 241            94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation              N/A   $       303,977   $       303,977
 242            261 West 22nd Street Tenant Owners Corp.                                 N/A           630,282           630,282
 243            Big Deal Realty on Greene Street, Inc.                                   N/A         1,839,840         1,839,840
 244            Town and Country Crossing                                            133,702           113,224           105,724
 245            132 Mitchell Street                                                  168,920           160,431           137,561
 246            300 West 17th Street Housing Development Fund Corporation                N/A           823,400           823,400
 247            55 East Owners Corp.                                                     N/A           991,970           991,970
 248            Harrison Terrace Apartments                                          105,031           107,918            99,168
 249            120 East 85th Street Owners, Inc.                                        N/A           279,658           279,658
 250            Creekside Manor Apartments                                           123,705            94,245            86,245
 251            326 West 83rd Owners Corp.                                               N/A           858,946           858,946
 252            Herald Square Loft Corporation                                           N/A           618,318           618,318
 253            131-133 Owners Corp.                                                     N/A           378,353           378,353
 254            Sandia Mobile Home Park                                              103,353            82,626            78,076
 255            Stone Green Apartments                                                81,887            78,024            73,774
 256            325 West 83 Owners Corp.                                                 N/A           451,660           451,660
 257            345 West 70th Tenants Corp.                                              N/A         1,281,224         1,281,224
 258            Melbourne Plaza                                                      111,268            98,178            85,716
 259            Landau Apartments, Inc.                                                  N/A           160,580           160,580
 260            240 Prospect Pl. Apt. Corp.                                              N/A            97,831            97,831
 261            Ninth Street Apartments, Inc.                                            N/A           129,144           129,144
 262            331 West 84th Owners Corp.                                               N/A           208,804           208,804

                                                                             ---------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                       $   210,060,155   $   303,103,119   $   289,404,702
                                                                             ===================================================

MAXIMUM:                                                                     $    35,749,529   $    36,946,904   $    35,782,952
MINIMUM:                                                                     $        41,685   $        77,328   $        73,774

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION HOTEL PASCO, RED LION HOTEL SALT LAKE DOWNTOWN, RED LION HOTEL REDDING AND RED LION HOTEL RICHLAND HANFORD HOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RICHLAWN ACRES APARTMENTS AND GRANT STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S AND TI'S AND UNDERWRITTEN FF&E.
(3) INCLUDES 228,986 SF OF SPACE GROUND LEASED TO BLOOMINGDALES, 225,830 SF OF SPACE GROUND LEASED TO MACY'S, 180,000 SF OF SPACE GROUND LEASED TO NORDSTROM, 120,000 SF OF SPACE GROUND LEASED TO NEIMAN-MARCUS, 94,337 SF OF SPACE GROUND LEASED TO MACY'S MENS STORE AND 4,185 SF OF SPACE GROUND LEASED TO BANK OF AMERICA.
(4) INCLUDES 10,600 SF OF GROUND LEASED SPACE TO HOMETOWN BUFFET, 7,067 SF OF SPACE GROUND LEASED TO COOKER BAR & GRILL, 5,448 SF OF SPACE GROUND LEASED TO APPLEBEES AND 2,298 SF OF SPACE GROUND LEASED TO TACO BELL/PIZZA HUT.
(5) INCLUDES 76,056 SF OF SPACE GROUND LEASED TO NATIONAL AMUSEMENTS, 5,555 SF OF SPACE GROUND LEASED TO CHILI'S AND 3,199 SF OF SPACE GROUND LEASED TO WENDY'S.
(6)  INCLUDES 3,000 SF OF SPACE GROUND LEASED TO BURGER KING.
(7)  INCLUDES 2,483 SF OF SPACE GROUND LEASED TO MOBIL OIL CORPORATION.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                                 PERCENTAGE OF
                                                                               ORIGINAL      CUT-OFF DATE           INITIAL
                                                                              PRINCIPAL        PRINCIPAL            MORTGAGE
 #   CROSSED  LOAN NAME                                                        BALANCE        BALANCE (1)         POOL BALANCE
 -   -------  ---------                                                        -------        -----------         ------------
 1            Bay Plaza Community Center                                   $  141,750,000   $  141,318,867            8.72%
 2            Beverly Center                                          (6)     100,000,000      100,000,000            6.17%
 3            Stanford Shopping Center                                (9)      90,000,000       90,000,000            5.55%
 4            Mayfair Mall                                           (11)      70,000,000       69,072,487            4.26%
 5            Meristar Hospitality Portfolio                                   50,000,000       49,701,334            3.07%
 6            Northfield Square Mall                                           32,000,000       31,948,769            1.97%
 7            TVO Portfolio                                                    25,881,000       25,537,632            1.58%
 8     (A)    Red Lion Hotel Pasco                                             10,300,000       10,199,113            0.63%
 9     (A)    Red Lion Hotel Salt Lake Downtown                                 6,000,000        5,941,231            0.37%
 10    (A)    Red Lion Hotel Redding                                            5,000,000        4,951,026            0.31%
 11    (A)    Red Lion Hotel Richland Hanford House                             4,100,000        4,059,841            0.25%
 12           Bristol Park at Encino Commons Apartments                        24,000,000       24,000,000            1.48%
 13           Canterbury Apartments                                            23,000,000       23,000,000            1.42%
 14           Easton Square Shopping Center                                    21,950,000       21,896,373            1.35%
 15           Claremore Apartment Homes                                        21,800,000       21,800,000            1.34%
 16           Bank One Office Building                                         21,500,000       21,464,068            1.32%
 17           Northland Portfolio                                              20,407,410       20,329,310            1.25%
 18           McAlpine Place Apartments                                        19,000,000       18,960,772            1.17%
 19           Belmont Landing Apartments                                       18,862,000       18,770,673            1.16%
 20           Villages at Waggoner Park                                        18,000,000       17,960,149            1.11%
 21           1144 Eastlake Building                                           17,050,000       17,016,948            1.05%
 22           Scripps Northridge Technology Plaza                              15,525,000       15,492,641            0.96%
 23           Hawthorne Valley Shopping Center                                 15,000,000       14,969,440            0.92%
 24           The Atrium Business Tower                                        14,025,000       13,996,372            0.86%
 25           Northlake Commons Shopping Center                                13,376,000       13,376,000            0.83%
 26           Sportmart/Westwood Self Storage                                  13,000,000       12,953,548            0.80%
 27           Village Market Shopping Center                                   12,240,000       12,225,140            0.75%
 28           Ashford Lakes Apartments                                         12,000,000       12,000,000            0.74%
 29           Arlington Square/Wisteria Downs Portfolio                        11,900,000       11,885,241            0.73%
 30           Irving Towne Center                                              11,750,000       11,673,842            0.72%
 31           Ashford Park Apartments                                          11,700,000       11,561,867            0.71%
 32           National Amusements Anchored Center                              11,600,000       11,513,492            0.71%
 33           Riverbend Commons                                                11,200,000       11,118,186            0.69%
 34           Shoppes of Kenwood                                               11,100,000       11,048,405            0.68%
 35           Warner Courtyards                                                10,426,000       10,386,753            0.64%
 36           Klein Portfolio                                                  10,400,000       10,383,400            0.64%
 37           La Mesa Village Plaza                                            10,250,000       10,220,847            0.63%
 38           32-50 Cooper Square                                              10,000,000        9,938,080            0.61%
 39           173-175 Tenants Corp.                                             9,800,000        9,800,000            0.60%
 40           Laguna Village Shopping Center                                    9,545,000        9,525,218            0.59%
 41           500 East 83rd Street Corp.                                        9,500,000        9,500,000            0.59%
 42           Chatham Park Village Cooperative                                  9,300,000        9,256,143            0.57%
 43           Marketplace at Cascades - Park Place                              9,240,000        9,240,000            0.57%
 44           Forest Hills South Owners, Inc.                                   9,300,000        9,234,331            0.57%
 45           Northaven Park Apartments                                         9,100,000        9,055,562            0.56%
 46           Union Pines Office Building                                       9,060,000        9,023,060            0.56%
 47           Timbers of Deerbrook Apartments                                   8,700,000        8,609,355            0.53%
 48           Big Pine Key Shopping Center                                      8,325,000        8,294,813            0.51%
 49           Metaldyne Automotive Building                                     8,300,000        8,276,507            0.51%
 50           North Batavia Business Park                                       8,200,000        8,183,230            0.50%
 51           Far North Shopping Center                                         8,050,000        8,021,235            0.49%
 52           Greens at Alvamar                                                 7,840,000        7,821,981            0.48%
 53           Junipero Serra Office Building                                    7,800,000        7,768,582            0.48%
 54           TownePlace Suites Dearborn                                        7,650,000        7,621,384            0.47%
 55           Mallory Corners                                                   7,200,000        7,170,464            0.44%
 56           Canal Overlook                                                    7,100,000        7,066,926            0.44%
 57           Kohl's Department Store                                           7,000,000        7,000,000            0.43%
 58           Raymour and Flanigan Furniture Store                              7,025,000        6,989,477            0.43%
 59           Penny Lane Owners Corp.                                           7,000,000        6,969,827            0.43%
 60           196 Owner's Corp.                                                 6,800,000        6,791,421            0.42%
 61           30 Buxton Farms Road                                              6,750,000        6,713,918            0.41%
 62           605 Apartment Corp.                                               6,625,000        6,618,255            0.41%
 63           Station at Vinings                                                6,400,000        6,392,457            0.39%
 64           Bluemound Centre                                                  6,375,000        6,348,740            0.39%
 65           Somerset Village Shopping Center                                  6,207,000        6,166,492            0.38%
 66           Columbus Greens                                                   6,100,000        6,076,170            0.37%
 67           Blackhawk Apartments                                              6,000,000        5,949,503            0.37%
 68           Oakwood Village Apartments                                        6,000,000        5,944,873            0.37%
 69           The Hermitage at Napeague, Ltd.                                   5,800,000        5,784,089            0.36%
 70           Esplanade Gardens Tenants Corp.                                   5,800,000        5,782,425            0.36%
 71           Carol House Apartments, Inc.                                      5,800,000        5,781,029            0.36%
 72    (B)    Avgeris-RBX Industries                                            2,500,000        2,475,746            0.15%
 73    (B)    Avgeris-IVEX Packaging                                            2,130,000        2,109,336            0.13%
 74    (B)    Avgeris-Ultra Care                                                1,170,000        1,158,649            0.07%
 75           Bammelwood Apartments                                             5,680,000        5,650,027            0.35%
 76           Storage USA - Calvine                                             5,550,000        5,533,700            0.34%
 77           The Creekwood Village Apartments                                  5,500,000        5,488,427            0.34%
 78           Ala Moana Tower                                                   5,500,000        5,469,842            0.34%
 79           Springlake Park Mobile Home Park                                  5,490,000        5,450,752            0.34%
 80           Macedon Commons Shopping Center                                   5,300,000        5,118,150            0.32%
 81           South Pointe Village Mobile Home Park                             5,000,000        5,000,000            0.31%
 82           Fountain Brook Apartments                                         5,025,000        4,999,455            0.31%
 83           3135 Johnson Tenant Owners Corp.                                  5,000,000        4,988,974            0.31%
 84           Lakeside Villas                                                   5,000,000        4,959,702            0.31%
 85           Westpark Place Office Building                                    4,975,000        4,902,416            0.30%
 86           TownePlace Suites Livonia                                         4,725,000        4,707,326            0.29%
 87           Border City Mills                                                 4,700,000        4,685,646            0.29%

                                                                              ORIGINATION         REMAINING          ORIGINAL
                                                                              AMORTIZATION       AMORTIZATION         TERM TO
                                                                                  TERM               TERM            MATURITY
 #   CROSSED  LOAN NAME                                                        (MONTHS)(2)      (MONTHS)(1)(2)      (MONTHS)(2)
 -   -------  ---------                                                        -----------      --------------      -----------
 1            Bay Plaza Community Center                                           360                 357               120
 2            Beverly Center                                          (6)          360      (7)        360      (7)      120
 3            Stanford Shopping Center                                (9)     Interest Only       Interest Only           60
 4            Mayfair Mall                                           (11)          360                 352                60
 5            Meristar Hospitality Portfolio                                       300                 295               120
 6            Northfield Square Mall                                               300                 299               120
 7            TVO Portfolio                                                        360                 346                60
 8     (A)    Red Lion Hotel Pasco                                                 300                 292               120
 9     (A)    Red Lion Hotel Salt Lake Downtown                                    300                 292               120
 10    (A)    Red Lion Hotel Redding                                               300                 292               120
 11    (A)    Red Lion Hotel Richland Hanford House                                300                 292               120
 12           Bristol Park at Encino Commons Apartments                            360                 360               120
 13           Canterbury Apartments                                           Interest Only       Interest Only          120
 14           Easton Square Shopping Center                                        360                 358                60
 15           Claremore Apartment Homes                                            360                 360               120
 16           Bank One Office Building                                             300                 299               120
 17           Northland Portfolio                                                  360                 356               120
 18           McAlpine Place Apartments                                            360                 358               120
 19           Belmont Landing Apartments                                           360                 355               120
 20           Villages at Waggoner Park                                            360                 358               120
 21           1144 Eastlake Building                                               360                 358               120
 22           Scripps Northridge Technology Plaza                                  360                 358               120
 23           Hawthorne Valley Shopping Center                                     360                 358               120
 24           The Atrium Business Tower                                            360                 358               120
 25           Northlake Commons Shopping Center                               Interest Only       Interest Only           84
 26           Sportmart/Westwood Self Storage                                      360                 356               120
 27           Village Market Shopping Center                                       360                 359               120
 28           Ashford Lakes Apartments                                             360                 360               120
 29           Arlington Square/Wisteria Downs Portfolio                            360                 359               120
 30           Irving Towne Center                                                  300                 295               300
 31           Ashford Park Apartments                                              360                 349                60
 32           National Amusements Anchored Center                                  300                 294               120
 33           Riverbend Commons                                                    300                 295               120
 34           Shoppes of Kenwood                                                   360                 355               120
 35           Warner Courtyards                                                    360                 356               120
 36           Klein Portfolio                                                      300                 299               120
 37           La Mesa Village Plaza                                                360                 357               120
 38           32-50 Cooper Square                                                  360                 354               120
 39           173-175 Tenants Corp.                                           Interest Only       Interest Only          120
 40           Laguna Village Shopping Center                                       360                 358               120
 41           500 East 83rd Street Corp.                                      Interest Only       Interest Only          120
 42           Chatham Park Village Cooperative                                     480                 471               120
 43           Marketplace at Cascades - Park Place                            Interest Only       Interest Only           60
 44           Forest Hills South Owners, Inc.                                      360                 354               120
 45           Northaven Park Apartments                                            360                 355               120
 46           Union Pines Office Building                                          360                 356               120
 47           Timbers of Deerbrook Apartments                                      360                 349               120
 48           Big Pine Key Shopping Center                                         360                 356               120
 49           Metaldyne Automotive Building                                        300                 298               120
 50           North Batavia Business Park                                          360                 358               120
 51           Far North Shopping Center                                            360                 356               120
 52           Greens at Alvamar                                                    360                 358                84
 53           Junipero Serra Office Building                                       360                 356               120
 54           TownePlace Suites Dearborn                                           300                 297               120
 55           Mallory Corners                                                      360                 356               120
 56           Canal Overlook                                                       360                 355               120
 57           Kohl's Department Store                                              360                 360               120
 58           Raymour and Flanigan Furniture Store                                 300                 296               120
 59           Penny Lane Owners Corp.                                              360                 356               120
 60           196 Owner's Corp.                                                    540                 537               120
 61           30 Buxton Farms Road                                                 360                 354               120
 62           605 Apartment Corp.                                                  600                 597               120
 63           Station at Vinings                                                   360                 359               120
 64           Bluemound Centre                                                     300                 297               120
 65           Somerset Village Shopping Center                                     300                 295               144
 66           Columbus Greens                                                      360                 356               120
 67           Blackhawk Apartments                                                 360                 352               120
 68           Oakwood Village Apartments                                           360                 352               120
 69           The Hermitage at Napeague, Ltd.                                      300                 298               120
 70           Esplanade Gardens Tenants Corp.                                      360                 357               120
 71           Carol House Apartments, Inc.                                         480                 474               120
 72    (B)    Avgeris-RBX Industries                                               360                 350               120
 73    (B)    Avgeris-IVEX Packaging                                               360                 350               120
 74    (B)    Avgeris-Ultra Care                                                   360                 350               120
 75           Bammelwood Apartments                                                360                 354               120
 76           Storage USA - Calvine                                                300                 298               120
 77           The Creekwood Village Apartments                                     360                 358               120
 78           Ala Moana Tower                                                      300                 296               300
 79           Springlake Park Mobile Home Park                                     300                 295               120
 80           Macedon Commons Shopping Center                                      240                 224               120
 81           South Pointe Village Mobile Home Park                                324                 324               120
 82           Fountain Brook Apartments                                            360                 355               120
 83           3135 Johnson Tenant Owners Corp.                                     480                 476               120
 84           Lakeside Villas                                                      300                 294               120
 85           Westpark Place Office Building                                       360                 345                60
 86           TownePlace Suites Livonia                                            300                 297               120
 87           Border City Mills                                                    360                 357               120

                                                                                         INITIAL
                                                                            REMAINING    INTEREST
                                                                              TERM TO      ONLY     MORTGAGE
                                                                             MATURITY     PERIOD    INTEREST        MONTHLY
 #   CROSSED  LOAN NAME                                                   (MONTHS)(1)(2) (MONTHS)     RATE          PAYMENT
 -   -------  ---------                                                   -----------------------     ----          -------
 1            Bay Plaza Community Center                                       117                   5.6600%     $    819,128
 2            Beverly Center                                         (6)       119           24      5.0901%          538,156 (8)
 3            Stanford Shopping Center                               (9)        54           60      3.3000%          251,625 (10)
 4            Mayfair Mall                                           (11)       52                   3.1080%          299,216
 5            Meristar Hospitality Portfolio                                   115                   6.8800%          349,571
 6            Northfield Square Mall                                           119                   6.0450%          207,058
 7            TVO Portfolio                                                     46                   6.1000%          156,838
 8     (A)    Red Lion Hotel Pasco                                             112                   6.7000%           70,839
 9     (A)    Red Lion Hotel Salt Lake Downtown                                112                   6.7000%           41,265
 10    (A)    Red Lion Hotel Redding                                           112                   6.7000%           34,388
 11    (A)    Red Lion Hotel Richland Hanford House                            112                   6.7000%           28,198
 12           Bristol Park at Encino Commons Apartments                        117           21      5.6200%          138,082
 13           Canterbury Apartments                                            115           120     5.3800%          104,835 (10)
 14           Easton Square Shopping Center                                     58                   4.9200%          116,761
 15           Claremore Apartment Homes                                        119           36      5.6000%          125,149
 16           Bank One Office Building                                         119                   5.6900%          134,479
 17           Northland Portfolio                                              116                   6.0200%          122,615
 18           McAlpine Place Apartments                                        118                   5.8200%          111,725
 19           Belmont Landing Apartments                                       115                   5.8500%          111,275
 20           Villages at Waggoner Park                                        118                   5.4500%          101,638
 21           1144 Eastlake Building                                           118                   6.1500%          103,873
 22           Scripps Northridge Technology Plaza                              118                   5.7700%           90,797
 23           Hawthorne Valley Shopping Center                                 118                   5.8900%           88,875
 24           The Atrium Business Tower                                        118                   5.8800%           83,008
 25           Northlake Commons Shopping Center                                 82           84      4.9600%           55,287
 26           Sportmart/Westwood Self Storage                                  116                   6.3500%           80,891
 27           Village Market Shopping Center                                   119                   5.6900%           70,963
 28           Ashford Lakes Apartments                                         118           18      5.5300%           68,361
 29           Arlington Square/Wisteria Downs Portfolio                        119                   5.5400%           67,866
 30           Irving Towne Center                                              295                   6.4100%           78,677
 31           Ashford Park Apartments                                           49                   5.3900%           65,626
 32           National Amusements Anchored Center                              114                   6.7300%           79,999
 33           Riverbend Commons                                                115                   5.7000%           70,122
 34           Shoppes of Kenwood                                               115                   6.0400%           66,836
 35           Warner Courtyards                                                116                   6.1000%           63,181
 36           Klein Portfolio                                                  119                   6.0700%           67,453
 37           La Mesa Village Plaza                                            117                   5.9800%           61,322
 38           32-50 Cooper Square                                              114                   5.6100%           57,471
 39           173-175 Tenants Corp.                                            112           120     5.8800%           48,020
 40           Laguna Village Shopping Center                                   118                   5.8000%           56,006
 41           500 East 83rd Street Corp.                                       118           120     5.5400%           43,858
 42           Chatham Park Village Cooperative                                 111                   5.8000%           50,398
 43           Marketplace at Cascades - Park Place                              57           60      4.5100%           34,727
 44           Forest Hills South Owners, Inc.                                  114                   5.1700%           50,895
 45           Northaven Park Apartments                                        115                   5.8100%           53,452
 46           Union Pines Office Building                                      116                   5.7100%           52,642
 47           Timbers of Deerbrook Apartments                                  109                   5.9800%           52,049
 48           Big Pine Key Shopping Center                                     116                   6.2800%           51,421
 49           Metaldyne Automotive Building                                    118                   6.1400%           54,190
 50           North Batavia Business Park                                      118                   5.8700%           48,480
 51           Far North Shopping Center                                        116                   6.3500%           50,090
 52           Greens at Alvamar                                                 82                   5.2500%           43,293
 53           Junipero Serra Office Building                                   116                   5.7700%           45,618
 54           TownePlace Suites Dearborn                                       117                   6.6600%           52,421
 55           Mallory Corners                                                  116                   5.6800%           41,698
 56           Canal Overlook                                                   115                   6.0300%           42,705
 57           Kohl's Department Store                                          120                   5.6400%           40,362
 58           Raymour and Flanigan Furniture Store                             116                   6.6700%           48,182
 59           Penny Lane Owners Corp.                                          116                   5.6200%           40,274
 60           196 Owner's Corp.                                                117                   5.5400%           34,240
 61           30 Buxton Farms Road                                             114                   6.3100%           41,825
 62           605 Apartment Corp.                                              117                   5.3000%           31,499
 63           Station at Vinings                                               119                   5.9000%           37,961
 64           Bluemound Centre                                                 117                   6.0900%           41,426
 65           Somerset Village Shopping Center                                 139                   6.3700%           41,407
 66           Columbus Greens                                                  116                   5.9200%           36,259
 67           Blackhawk Apartments                                             112                   5.4200%           33,767
 68           Oakwood Village Apartments                                       112                   5.0000%           32,209
 69           The Hermitage at Napeague, Ltd.                                  118                   6.6200%           39,934
 70           Esplanade Gardens Tenants Corp.                                  117                   5.9500%           34,588
 71           Carol House Apartments, Inc.                                     114                   5.7400%           30,868
 72    (B)    Avgeris-RBX Industries                                           110                   5.8200%           14,701
 73    (B)    Avgeris-IVEX Packaging                                           110                   5.8200%           12,525
 74    (B)    Avgeris-Ultra Care                                               110                   5.8200%            6,880
 75           Bammelwood Apartments                                            114                   6.3700%           35,417
 76           Storage USA - Calvine                                            118                   5.9000%           35,420
 77           The Creekwood Village Apartments                                 118                   5.7200%           31,992
 78           Ala Moana Tower                                                  296                   6.1800%           36,044
 79           Springlake Park Mobile Home Park                                 115                   5.8300%           34,804
 80           Macedon Commons Shopping Center                                  104                   6.1500%           38,431
 81           South Pointe Village Mobile Home Park                            116           24      5.5000%           29,657
 82           Fountain Brook Apartments                                        115                   5.6200%           28,911
 83           3135 Johnson Tenant Owners Corp.                                 116                   5.6800%           26,404
 84           Lakeside Villas                                                  114                   6.2700%           33,045
 85           Westpark Place Office Building                                    45                   5.9500%           29,668
 86           TownePlace Suites Livonia                                        117                   6.6600%           32,378
 87           Border City Mills                                                117                   5.6400%           27,100

                                                                               FIRST
                                                                              PAYMENT         MATURITY
 #   CROSSED  LOAN NAME                                                         DATE            DATE            ARD (3)
 -   -------  ---------                                                         ----            ----            -------
 1            Bay Plaza Community Center                                      1/11/2004       12/11/2013
 2            Beverly Center                                          (6)     3/11/2004        2/11/2014
 3            Stanford Shopping Center                                (9)     10/11/2003       9/11/2008
 4            Mayfair Mall                                           (11)     8/11/2003        7/11/2008
 5            Meristar Hospitality Portfolio                                  11/11/2003      10/11/2028      10/11/2013
 6            Northfield Square Mall                                          3/11/2004        2/11/2014
 7            TVO Portfolio                                                   2/11/2003        1/11/2008
 8     (A)    Red Lion Hotel Pasco                                            8/11/2003        7/11/2013
 9     (A)    Red Lion Hotel Salt Lake Downtown                               8/11/2003        7/11/2013
 10    (A)    Red Lion Hotel Redding                                          8/11/2003        7/11/2013
 11    (A)    Red Lion Hotel Richland Hanford House                           8/11/2003        7/11/2013
 12           Bristol Park at Encino Commons Apartments                        1/1/2004        12/1/2013
 13           Canterbury Apartments                                           11/11/2003      10/11/2013
 14           Easton Square Shopping Center                                    2/1/2004        1/1/2034        1/1/2009
 15           Claremore Apartment Homes                                        3/1/2004        2/1/2014
 16           Bank One Office Building                                         3/1/2004        2/1/2014
 17           Northland Portfolio                                             12/11/2003      11/11/2013
 18           McAlpine Place Apartments                                        2/1/2004        1/1/2014
 19           Belmont Landing Apartments                                      11/11/2003      10/11/2013
 20           Villages at Waggoner Park                                        2/1/2004        1/1/2014
 21           1144 Eastlake Building                                           2/1/2004        1/1/2014
 22           Scripps Northridge Technology Plaza                              2/1/2004        1/1/2014
 23           Hawthorne Valley Shopping Center                                 2/1/2004        1/1/2034        1/1/2014
 24           The Atrium Business Tower                                        2/1/2004        1/1/2014
 25           Northlake Commons Shopping Center                                2/1/2004        1/1/2011
 26           Sportmart/Westwood Self Storage                                 12/11/2003      11/11/2013
 27           Village Market Shopping Center                                   3/1/2004        2/1/2014
 28           Ashford Lakes Apartments                                         2/1/2004        1/1/2014
 29           Arlington Square/Wisteria Downs Portfolio                        3/1/2004        2/1/2014
 30           Irving Towne Center                                             11/11/2003      10/11/2028
 31           Ashford Park Apartments                                         5/11/2003        4/11/2008
 32           National Amusements Anchored Center                             10/11/2003       9/11/2013
 33           Riverbend Commons                                               11/11/2003      10/11/2013
 34           Shoppes of Kenwood                                              11/11/2003      10/11/2013
 35           Warner Courtyards                                               12/1/2003        11/1/2013
 36           Klein Portfolio                                                  3/1/2004        2/1/2014
 37           La Mesa Village Plaza                                            1/1/2004        12/1/2013
 38           32-50 Cooper Square                                             10/11/2003       9/11/2033       9/11/2013
 39           173-175 Tenants Corp.                                            8/1/2003        7/1/2013
 40           Laguna Village Shopping Center                                   2/1/2004        1/1/2014
 41           500 East 83rd Street Corp.                                       2/1/2004        1/1/2014
 42           Chatham Park Village Cooperative                                 7/1/2003        6/1/2013
 43           Marketplace at Cascades - Park Place                             1/1/2004        12/1/2008
 44           Forest Hills South Owners, Inc.                                 10/1/2003        9/1/2013
 45           Northaven Park Apartments                                       11/11/2003      10/11/2013
 46           Union Pines Office Building                                     12/1/2003        11/1/2013
 47           Timbers of Deerbrook Apartments                                 5/11/2003        4/11/2013
 48           Big Pine Key Shopping Center                                    12/11/2003      11/11/2013
 49           Metaldyne Automotive Building                                    2/1/2004        1/1/2014
 50           North Batavia Business Park                                      2/1/2004        1/1/2014
 51           Far North Shopping Center                                       12/11/2003      11/11/2013
 52           Greens at Alvamar                                                2/1/2004        1/1/2011
 53           Junipero Serra Office Building                                  12/11/2003      11/11/2013
 54           TownePlace Suites Dearborn                                      1/11/2004       12/11/2013
 55           Mallory Corners                                                 12/11/2003      11/11/2013
 56           Canal Overlook                                                  11/11/2003      10/11/2013
 57           Kohl's Department Store                                          4/1/2004        3/1/2014
 58           Raymour and Flanigan Furniture Store                            12/1/2003        11/1/2028       11/1/2013
 59           Penny Lane Owners Corp.                                         12/1/2003        11/1/2013
 60           196 Owner's Corp.                                                1/1/2004        12/1/2013
 61           30 Buxton Farms Road                                            10/11/2003       9/11/2013
 62           605 Apartment Corp.                                              1/1/2004        12/1/2013
 63           Station at Vinings                                               3/1/2004        2/1/2014
 64           Bluemound Centre                                                 1/1/2004        12/1/2013
 65           Somerset Village Shopping Center                                11/1/2003        10/1/2015
 66           Columbus Greens                                                 12/11/2003      11/11/2013
 67           Blackhawk Apartments                                            8/11/2003        7/11/2013
 68           Oakwood Village Apartments                                      8/11/2003        7/11/2013
 69           The Hermitage at Napeague, Ltd.                                  2/1/2004        1/1/2014
 70           Esplanade Gardens Tenants Corp.                                  1/1/2004        12/1/2013
 71           Carol House Apartments, Inc.                                    10/1/2003        9/1/2013
 72    (B)    Avgeris-RBX Industries                                          6/11/2003        5/11/2013
 73    (B)    Avgeris-IVEX Packaging                                          6/11/2003        5/11/2013
 74    (B)    Avgeris-Ultra Care                                              6/11/2003        5/11/2013
 75           Bammelwood Apartments                                           10/11/2003       9/11/2013
 76           Storage USA - Calvine                                            2/1/2004        1/1/2014
 77           The Creekwood Village Apartments                                 2/1/2004        1/1/2014
 78           Ala Moana Tower                                                 12/11/2003      11/11/2028
 79           Springlake Park Mobile Home Park                                11/11/2003      10/11/2013
 80           Macedon Commons Shopping Center                                 12/11/2002      11/11/2012
 81           South Pointe Village Mobile Home Park                           12/11/2003      11/11/2013
 82           Fountain Brook Apartments                                       11/11/2003      10/11/2013
 83           3135 Johnson Tenant Owners Corp.                                12/1/2003        11/1/2013
 84           Lakeside Villas                                                 10/11/2003       9/11/2013
 85           Westpark Place Office Building                                  1/11/2003       12/11/2007
 86           TownePlace Suites Livonia                                       1/11/2004       12/11/2013
 87           Border City Mills                                                1/1/2004        12/1/2013

                                                                           PREPAYMENT PROVISION                        DEFEASANCE
 #   CROSSED  LOAN NAME                                                    AS OF ORIGINATION (4)                        OPTION(5)
 -   -------  ---------                                                    ---------------------                        ---------
 1            Bay Plaza Community Center                                   Lock/116_0.0%/4                                 Yes
 2            Beverly Center                                          (6)  Lock/116_0.0%/4                                 Yes
 3            Stanford Shopping Center                                (9)  Lock/53_0.0%/7                                  Yes
 4            Mayfair Mall                                           (11)  Lock/56_0.0%/4                                  Yes
 5            Meristar Hospitality Portfolio                               Lock/116_0.0%/4                                 Yes
 6            Northfield Square Mall                                       Lock/113_0.0%/7                                 Yes
 7            TVO Portfolio                                                Lock/54_0.0%/6                                  Yes
 8     (A)    Red Lion Hotel Pasco                                         Lock/117_0.0%/3                                 Yes
 9     (A)    Red Lion Hotel Salt Lake Downtown                            Lock/117_0.0%/3                                 Yes
 10    (A)    Red Lion Hotel Redding                                       Lock/117_0.0%/3                                 Yes
 11    (A)    Red Lion Hotel Richland Hanford House                        Lock/117_0.0%/3                                 Yes
 12           Bristol Park at Encino Commons Apartments                    Lock/35_YM1/81_0.0%/4                            No
 13           Canterbury Apartments                                        Lock/117_0.0%/3                                 Yes
 14           Easton Square Shopping Center                                Lock/56_0.0%/4                                  Yes
 15           Claremore Apartment Homes                                    Lock/35_YM1/81_0.0%/4                            No
 16           Bank One Office Building                                     Lock/116_0.0%/4                                 Yes
 17           Northland Portfolio                                          Lock/113_0.0%/7                                 Yes
 18           McAlpine Place Apartments                                    Lock/116_0.0%/4                                 Yes
 19           Belmont Landing Apartments                                   Lock/117_0.0%/3                                 Yes
 20           Villages at Waggoner Park                                    Lock/117_0.0%/3                                 Yes
 21           1144 Eastlake Building                                       Lock/116_0.0%/4                                 Yes
 22           Scripps Northridge Technology Plaza                          Lock/116_0.0%/4                                 Yes
 23           Hawthorne Valley Shopping Center                             Lock/116_0.0%/4                                 Yes
 24           The Atrium Business Tower                                    Lock/117_0.0%/3                                 Yes
 25           Northlake Commons Shopping Center                            YM1/80_0.0%/4                                    No
 26           Sportmart/Westwood Self Storage                              Lock/117_0.0%/3                                 Yes
 27           Village Market Shopping Center                               Lock/117_0.0%/3                                 Yes
 28           Ashford Lakes Apartments                                     Lock/35_YM1/81_0.0%/4                            No
 29           Arlington Square/Wisteria Downs Portfolio                    Lock/116_0.0%/4                                 Yes
 30           Irving Towne Center                                          Lock/41_YM1/256_0.0%/3                           No
 31           Ashford Park Apartments                                      Lock/54_0.0%/6                                  Yes
 32           National Amusements Anchored Center                          Lock/117_0.0%/3                                 Yes
 33           Riverbend Commons                                            Lock/117_0.0%/3                                 Yes
 34           Shoppes of Kenwood                                           Lock/117_0.0%/3                                 Yes
 35           Warner Courtyards                                            Lock/116_0.0%/4                                 Yes
 36           Klein Portfolio                                              Lock/117_0.0%/3                                 Yes
 37           La Mesa Village Plaza                                        Lock/116_0.0%/4                                 Yes
 38           32-50 Cooper Square                                          Lock/116_0.0%/4                                 Yes
 39           173-175 Tenants Corp.                                        Lock/47_YM/69_0.0%/4                             No
 40           Laguna Village Shopping Center                               Lock/116_0.0%/4                                 Yes
 41           500 East 83rd Street Corp.                                   Lock/116_0.0%/4                                 Yes
 42           Chatham Park Village Cooperative                             Lock/116_0.0%/4                                 Yes
 43           Marketplace at Cascades - Park Place                         YM1/56_0.0%/4                                    No
 44           Forest Hills South Owners, Inc.                              Lock/102_2.0%/15_0.0%/3                          No
 45           Northaven Park Apartments                                    Lock/117_0.0%/3                                 Yes
 46           Union Pines Office Building                                  Lock/116_0.0%/4                                 Yes
 47           Timbers of Deerbrook Apartments                              Lock/117_0.0%/3                                 Yes
 48           Big Pine Key Shopping Center                                 Lock/117_0.0%/3                                 Yes
 49           Metaldyne Automotive Building                                Lock/116_0.0%/4                                 Yes
 50           North Batavia Business Park                                  Lock/117_0.0%/3                                 Yes
 51           Far North Shopping Center                                    Lock/117_0.0%/3                                 Yes
 52           Greens at Alvamar                                            Lock/80_0.0%/4                                  Yes
 53           Junipero Serra Office Building                               Lock/117_0.0%/3                                 Yes
 54           TownePlace Suites Dearborn                                   Lock/114_0.0%/6                                 Yes
 55           Mallory Corners                                              Lock/117_0.0%/3                                 Yes
 56           Canal Overlook                                               Lock/117_0.0%/3                                 Yes
 57           Kohl's Department Store                                      Lock/116_0.0%/4                                 Yes
 58           Raymour and Flanigan Furniture Store                         Lock/116_0.0%/4                                 Yes
 59           Penny Lane Owners Corp.                                      Lock/116_0.0%/4                                 Yes
 60           196 Owner's Corp.                                            Lock/116_0.0%/4                                 Yes
 61           30 Buxton Farms Road                                         Lock/97_1.0%/11_0.5%/6_0.0%/6                   Yes
 62           605 Apartment Corp.                                          Lock/102_2.0%/14_0.0%/4                          No
 63           Station at Vinings                                           Lock/116_0.0%/4                                 Yes
 64           Bluemound Centre                                             Lock/116_0.0%/4                                 Yes
 65           Somerset Village Shopping Center                             Lock/141_0.0%/3                                 Yes
 66           Columbus Greens                                              Lock/117_0.0%/3                                 Yes
 67           Blackhawk Apartments                                         Lock/114_0.0%/6                                 Yes
 68           Oakwood Village Apartments                                   Lock/117_0.0%/3                                 Yes
 69           The Hermitage at Napeague, Ltd.                              Lock/116_0.0%/4                                 Yes
 70           Esplanade Gardens Tenants Corp.                              Lock/116_0.0%/4                                 Yes
 71           Carol House Apartments, Inc.                                 Lock/116_0.0%/4                                 Yes
 72    (B)    Avgeris-RBX Industries                                       Lock/117_0.0%/3                                 Yes
 73    (B)    Avgeris-IVEX Packaging                                       Lock/117_0.0%/3                                 Yes
 74    (B)    Avgeris-Ultra Care                                           Lock/117_0.0%/3                                 Yes
 75           Bammelwood Apartments                                        Lock/117_0.0%/3                                 Yes
 76           Storage USA - Calvine                                        Lock/117_0.0%/3                                 Yes
 77           The Creekwood Village Apartments                             Lock/35_YM1/81_0.0%/4                            No
 78           Ala Moana Tower                                              Lock/297_0.0%/3                                 Yes
 79           Springlake Park Mobile Home Park                             Lock/117_0.0%/3                                 Yes
 80           Macedon Commons Shopping Center                              Lock/117_0.0%/3                                 Yes
 81           South Pointe Village Mobile Home Park                        Lock/117_0.0%/3                                 Yes
 82           Fountain Brook Apartments                                    Lock/117_0.0%/3                                 Yes
 83           3135 Johnson Tenant Owners Corp.                             Lock/102_2.0%/14_0.0%/4                          No
 84           Lakeside Villas                                              Lock/114_0.0%/6                                 Yes
 85           Westpark Place Office Building                               Lock/57_0.0%/3                                  Yes
 86           TownePlace Suites Livonia                                    Lock/114_0.0%/6                                 Yes
 87           Border City Mills                                            Lock/117_0.0%/3                                 Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                                 PERCENTAGE OF
                                                                               ORIGINAL      CUT-OFF DATE           INITIAL
                                                                              PRINCIPAL        PRINCIPAL            MORTGAGE
 #   CROSSED  LOAN NAME                                                        BALANCE        BALANCE (1)         POOL BALANCE
 -   -------  ---------                                                        -------        -----------         ------------
 88           Nacogdoches Marketplace                                      $    4,500,000   $    4,500,000            0.28%
 89           Cruz Alta Plaza                                                   4,500,000        4,479,871            0.28%
 90           Warwick Apartments                                                4,500,000        4,474,361            0.28%
 91           Safe Self Storage - Van Nuys                                      4,400,000        4,390,846            0.27%
 92           Country Inns & Suites Clive                                       4,345,000        4,328,747            0.27%
 93           Huntington Plaza                                                  4,300,000        4,287,659            0.26%
 94           Hampton Inn Mechanicsville                                        4,300,000        4,268,584            0.26%
 95           Thunderbird Village Mobile Home Park                              4,300,000        4,263,338            0.26%
 96           Physicians Plaza II                                               4,200,000        4,200,000            0.26%
 97           Timbers of Keegan's Bayou Apartments                              4,200,000        4,179,534            0.26%
 98           Redbird Towers                                                    4,150,000        4,129,167            0.25%
 99           Hampton Inn Midlothian                                            4,100,000        4,070,046            0.25%
100           Arlington Farms Apartments                                        4,044,000        4,026,436            0.25%
101           Briarwood Owners' Corp.                                           4,000,000        3,990,747            0.25%
102           Storage USA - Rocklin                                             4,000,000        3,988,252            0.25%
103           Bethpage Apartment Corp.                                          4,000,000        3,981,952            0.25%
104           Parkridge Plaza                                                   3,937,500        3,919,551            0.24%
105           HSM, LLC                                                          3,900,000        3,879,713            0.24%
106           Buckner Village Apartments                                        3,900,000        3,861,290            0.24%
107           Chastain Manor Apartments                                         3,900,000        3,829,647            0.24%
108           Outback Steakhouse Plaza                                          3,825,000        3,805,694            0.23%
109           Park Towers Apartments                                            3,800,000        3,780,588            0.23%
110           Katonah Shopping Center                                           3,800,000        3,699,329            0.23%
111           Valleywide Self Storage                                           3,700,000        3,688,521            0.23%
112           Osco Drug Retail Center                                           3,680,000        3,672,517            0.23%
113           Chapel Ridge of Stillwater Phase I                                3,536,000        3,529,481            0.22%
114           Village Townhouses Cooperative                                    3,500,000        3,494,871            0.22%
115           Chestnut Hill                                                     3,500,000        3,482,981            0.21%
116           Village Center at Marshall's Creek                                3,400,000        3,378,870            0.21%
117           Assured Storage                                                   3,330,000        3,303,915            0.20%
118           6600 Building                                                     3,285,000        3,269,862            0.20%
119           Liberty Square                                                    3,250,000        3,246,286            0.20%
120           12 Greenridge Avenue                                              3,200,000        3,185,975            0.20%
121           Yahara Landing Apartments                                         3,125,000        3,106,550            0.19%
122           Sierra Verde Apartments                                           3,100,000        3,074,309            0.19%
123           Pepper Ridge Apartments                                           3,060,000        3,034,840            0.19%
124           131 East 66th Street Corporation                                  3,000,000        3,000,000            0.19%
125           Pine Tree Apartments                                              2,850,000        2,828,660            0.17%
126           Richton Trail Apartments                                          2,820,000        2,803,739            0.17%
127           Tiny Town Village                                                 2,800,000        2,791,211            0.17%
128           Arch Creek Run Apartments                                         2,800,000        2,779,580            0.17%
129           Storage Center                                                    2,750,000        2,735,426            0.17%
130           Cy Fair Plaza                                                     2,750,000        2,734,872            0.17%
131           Durant Shopping Center                                            2,700,000        2,692,498            0.17%
132           111-119 Hartsdale Corp.                                           2,700,000        2,683,183            0.17%
133           Presidential Suites Apartments                                    2,700,000        2,678,762            0.17%
134           St. Paul Shopping Center                                          2,625,000        2,620,785            0.16%
135           Century Plaza                                                     2,625,000        2,608,391            0.16%
136           7611 State Line Road Building                                     2,600,000        2,600,000            0.16%
137           Chevy Chase Apartments                                            2,600,000        2,584,553            0.16%
138           Archway Village                                                   2,540,000        2,518,087            0.16%
139           6035 Broadway Owners Corp.                                        2,500,000        2,489,384            0.15%
140           Flour Bluff Shopping Center                                       2,475,000        2,470,266            0.15%
141           110-150 Draper Owners Corp.                                       2,500,000        2,466,158            0.15%
142           Park on Vista Apartments                                          2,425,000        2,404,111            0.15%
143           Fort Security Self Storage                                        2,343,000        2,332,973            0.14%
144           Hibert Office                                                     2,325,000        2,316,338            0.14%
145           Raffin Executive Center                                           2,300,000        2,291,449            0.14%
146           The Gilman Terrace II Apartments                                  2,300,000        2,291,033            0.14%
147           Monterey Apartments / Sherbrooke Apartments                       2,230,000        2,222,369            0.14%
148           Hidden Hollow Apartments                                          2,224,000        2,219,630            0.14%
149           Geist Self Storage                                                2,200,000        2,193,944            0.14%
150           Medford Shopping Center                                           2,200,000        2,183,565            0.13%
151           Catalina Apartments                                               2,200,000        2,169,216            0.13%
152           Crestridge Apartments                                             2,167,500        2,155,242            0.13%
153    (C)    Richlawn Acres Apartments                                         1,175,000        1,160,445            0.07%
154    (C)    Grant Street Apartments                                             950,000          938,232            0.06%
155           Park Terrace Owners Corp.                                         2,100,000        2,091,254            0.13%
156           DP Building One                                                   2,100,000        2,090,634            0.13%
157           83-84 116th Owners Corp.                                          2,100,000        2,089,240            0.13%
158           Mesa Grande                                                       2,056,000        2,045,394            0.13%
159           Greylock Apartments                                               2,060,000        2,043,006            0.13%
160           Swarthmore Apartments                                             2,060,000        2,043,006            0.13%
161           Royalwood Apartments                                              2,050,000        2,027,779            0.13%
162           Inverness Housing Corp.                                           2,000,000        2,000,000            0.12%
163           Burnet House                                                      2,000,000        1,994,104            0.12%
164           Crestwood Apartment Owners Corp.                                  2,000,000        1,991,183            0.12%
165           Lake Springs Shops                                                2,000,000        1,989,717            0.12%
166           Northpoint Apartments                                             2,000,000        1,988,541            0.12%
167           360 Riverside Owners Corp.                                        2,000,000        1,981,912            0.12%
168           66 Fort Point Street                                              2,000,000        1,977,867            0.12%
169           1-7 Journal Square                                                1,950,000        1,944,497            0.12%
170           Amistad Apartments                                                1,946,500        1,928,292            0.12%
171           Melnick Drive                                                     1,925,000        1,915,619            0.12%
172           Desert Plaza Apartments                                           1,920,000        1,910,062            0.12%
173           Burleson Plaza                                                    1,875,000        1,841,504            0.11%
174           Chapel Ridge of Forrest City Phase II                             1,825,000        1,820,267            0.11%
175           9 East 96th Street Apartment Corp.                                1,815,000        1,810,621            0.11%
176           Budget Self Storage                                               1,800,000        1,790,189            0.11%

                                                                              ORIGINATION         REMAINING          ORIGINAL
                                                                              AMORTIZATION       AMORTIZATION        TERM TO
                                                                                  TERM               TERM            MATURITY
 #   CROSSED  LOAN NAME                                                        (MONTHS)(2)      (MONTHS)(1)(2)     (MONTHS)(2)
 -   -------  ---------                                                        -----------      --------------     -----------
 88           Nacogdoches Marketplace                                              288                288                84
 89           Cruz Alta Plaza                                                      300                297               120
 90           Warwick Apartments                                                   360                354                60
 91           Safe Self Storage - Van Nuys                                         360                358               120
 92           Country Inns & Suites Clive                                          300                297               120
 93           Huntington Plaza                                                     300                298               120
 94           Hampton Inn Mechanicsville                                           300                294               120
 95           Thunderbird Village Mobile Home Park                                 300                294               120
 96           Physicians Plaza II                                                  348                348               120
 97           Timbers of Keegan's Bayou Apartments                                 360                355               120
 98           Redbird Towers                                                       360                354               120
 99           Hampton Inn Midlothian                                               300                294               120
100           Arlington Farms Apartments                                           300                297               120
101           Briarwood Owners' Corp.                                              480                475               120
102           Storage USA - Rocklin                                                300                298               120
103           Bethpage Apartment Corp.                                             360                356               120
104           Parkridge Plaza                                                      360                355               120
105           HSM, LLC                                                             300                296               120
106           Buckner Village Apartments                                           300                293               120
107           Chastain Manor Apartments                                            240                232               120
108           Outback Steakhouse Plaza                                             324                320                84
109           Park Towers Apartments                                               360                354               120
110           Katonah Shopping Center                                              120                116               120
111           Valleywide Self Storage                                              300                298                84
112           Osco Drug Retail Center                                              360                358               120
113           Chapel Ridge of Stillwater Phase I                                   360                358               180
114           Village Townhouses Cooperative                                       480                477               120
115           Chestnut Hill                                                        360                355               120
116           Village Center at Marshall's Creek                                   360                353               120
117           Assured Storage                                                      300                294               120
118           6600 Building                                                        360                355               120
119           Liberty Square                                                       360                359               120
120           12 Greenridge Avenue                                                 360                356                84
121           Yahara Landing Apartments                                            360                354               120
122           Sierra Verde Apartments                                              276                271               120
123           Pepper Ridge Apartments                                              300                294               120
124           131 East 66th Street Corporation                                Interest Only      Interest Only          120
125           Pine Tree Apartments                                                 300                295               120
126           Richton Trail Apartments                                             300                296               120
127           Tiny Town Village                                                    336                333               120
128           Arch Creek Run Apartments                                            300                295               120
129           Storage Center                                                       360                354               120
130           Cy Fair Plaza                                                        300                296               120
131           Durant Shopping Center                                               360                357               120
132           111-119 Hartsdale Corp.                                              300                296               120
133           Presidential Suites Apartments                                       360                353               120
134           St. Paul Shopping Center                                             300                299               120
135           Century Plaza                                                        300                295               120
136           7611 State Line Road Building                                        300                300               120
137           Chevy Chase Apartments                                               360                354                60
138           Archway Village                                                      240                236               120
139           6035 Broadway Owners Corp.                                           240                238               240
140           Flour Bluff Shopping Center                                          360                358               120
141           110-150 Draper Owners Corp.                                          240                234               120
142           Park on Vista Apartments                                             360                352               120
143           Fort Security Self Storage                                           300                297               120
144           Hibert Office                                                        360                356               120
145           Raffin Executive Center                                              360                356               120
146           The Gilman Terrace II Apartments                                     360                356               120
147           Monterey Apartments / Sherbrooke Apartments                          276                274               120
148           Hidden Hollow Apartments                                             360                358               120
149           Geist Self Storage                                                   300                298               120
150           Medford Shopping Center                                              300                294               120
151           Catalina Apartments                                                  300                291                60
152           Crestridge Apartments                                                300                296                60
153    (C)    Richlawn Acres Apartments                                            240                234               120
154    (C)    Grant Street Apartments                                              240                234               120
155           Park Terrace Owners Corp.                                            360                356               120
156           DP Building One                                                      360                355               120
157           83-84 116th Owners Corp.                                             360                355               120
158           Mesa Grande                                                          300                296               120
159           Greylock Apartments                                                  300                294               120
160           Swarthmore Apartments                                                300                294               120
161           Royalwood Apartments                                                 360                350               120
162           Inverness Housing Corp.                                         Interest Only      Interest Only          120
163           Burnet House                                                         360                357               120
164           Crestwood Apartment Owners Corp.                                     360                356               120
165           Lake Springs Shops                                                   360                354               120
166           Northpoint Apartments                                                300                296                60
167           360 Riverside Owners Corp.                                           240                236               120
168           66 Fort Point Street                                                 300                292               120
169           1-7 Journal Square                                                   300                298                60
170           Amistad Apartments                                                   360                344               216
171           Melnick Drive                                                        300                296               120
172           Desert Plaza Apartments                                              300                296               120
173           Burleson Plaza                                                       300                287               120
174           Chapel Ridge of Forrest City Phase II                                360                357               180
175           9 East 96th Street Apartment Corp.                                   360                358               120
176           Budget Self Storage                                                  240                237               240

                                                                                          INITIAL
                                                                            REMAINING    INTEREST
                                                                              TERM TO       ONLY    MORTGAGE
                                                                             MATURITY      PERIOD   INTEREST        MONTHLY
 #   CROSSED  LOAN NAME                                                   (MONTHS)(1)(2)  (MONTHS)    RATE          PAYMENT
 -   -------  ---------                                                   --------------  --------    ----          -------
 88           Nacogdoches Marketplace                                           78           12      5.0000%     $     26,860
 89           Cruz Alta Plaza                                                  117                   5.5900%           27,876
 90           Warwick Apartments                                                54                   6.0100%           27,009
 91           Safe Self Storage - Van Nuys                                     118                   5.7800%           25,761
 92           Country Inns & Suites Clive                                      117                   6.6600%           29,774
 93           Huntington Plaza                                                 118                   6.0500%           27,837
 94           Hampton Inn Mechanicsville                                       114                   6.8500%           29,981
 95           Thunderbird Village Mobile Home Park                             114                   5.9300%           27,521
 96           Physicians Plaza II                                              115           12      6.1000%           25,762
 97           Timbers of Keegan's Bayou Apartments                             115                   5.8200%           24,697
 98           Redbird Towers                                                   114                   6.6000%           26,504
 99           Hampton Inn Midlothian                                           114                   6.8500%           28,587
100           Arlington Farms Apartments                                       117                   5.7700%           25,490
101           Briarwood Owners' Corp.                                          115                   6.2700%           23,012
102           Storage USA - Rocklin                                            118                   5.9000%           25,528
103           Bethpage Apartment Corp.                                         116                   5.4200%           22,700
104           Parkridge Plaza                                                  115                   6.1300%           23,937
105           HSM, LLC                                                         116                   6.5000%           26,333
106           Buckner Village Apartments                                       113                   5.8900%           24,866
107           Chastain Manor Apartments                                        112                   5.5000%           26,828
108           Outback Steakhouse Plaza                                          80                   5.7500%           23,274
109           Park Towers Apartments                                           114                   6.5200%           24,069
110           Katonah Shopping Center                                          116                   4.4900%           39,364
111           Valleywide Self Storage                                           82                   5.5400%           22,810
112           Osco Drug Retail Center                                          118                   5.9000%           21,827
113           Chapel Ridge of Stillwater Phase I                               178                   6.4100%           22,141
114           Village Townhouses Cooperative                                   117                   6.1200%           19,551
115           Chestnut Hill                                                    115                   5.8300%           20,603
116           Village Center at Marshall's Creek                               113                   6.2500%           20,934
117           Assured Storage                                                  114                   6.4400%           22,360
118           6600 Building                                                    115                   6.0800%           19,865
119           Liberty Square                                                   119                   6.1200%           19,737
120           12 Greenridge Avenue                                              80                   5.3500%           17,869
121           Yahara Landing Apartments                                        114                   5.8400%           18,416
122           Sierra Verde Apartments                                          115                   5.9200%           20,586
123           Pepper Ridge Apartments                                          114                   6.1500%           19,997
124           131 East 66th Street Corporation                                 117           120     5.3500%           13,375
125           Pine Tree Apartments                                             115                   5.5500%           17,587
126           Richton Trail Apartments                                         116                   5.8700%           17,946
127           Tiny Town Village                                                117                   6.2600%           17,685
128           Arch Creek Run Apartments                                        115                   5.7100%           17,547
129           Storage Center                                                   114                   6.3500%           17,111
130           Cy Fair Plaza                                                    116                   6.1600%           17,988
131           Durant Shopping Center                                           117                   6.0900%           16,344
132           111-119 Hartsdale Corp.                                          116                   5.5800%           16,835
133           Presidential Suites Apartments                                   113                   5.1400%           14,726
134           St. Paul Shopping Center                                         119                   6.0200%           16,945
135           Century Plaza                                                    115                   6.5500%           17,806
136           7611 State Line Road Building                                    120                   5.8200%           16,467
137           Chevy Chase Apartments                                            54                   5.8100%           15,272
138           Archway Village                                                  116                   5.9300%           18,095
139           6035 Broadway Owners Corp.                                       238                   6.3900%           18,608
140           Flour Bluff Shopping Center                                      118                   6.2200%           15,191
141           110-150 Draper Owners Corp.                                      114                   5.7200%           17,623
142           Park on Vista Apartments                                         112                   5.3100%           13,481
143           Fort Security Self Storage                                       117                   5.8600%           14,896
144           Hibert Office                                                    116                   6.1500%           14,165
145           Raffin Executive Center                                          116                   6.1600%           14,027
146           The Gilman Terrace II Apartments                                 116                   5.9300%           13,686
147           Monterey Apartments / Sherbrooke Apartments                      118                   5.9200%           14,809
148           Hidden Hollow Apartments                                         118                   6.0800%           13,449
149           Geist Self Storage                                               118                   6.3200%           14,608
150           Medford Shopping Center                                          114                   6.7200%           15,158
151           Catalina Apartments                                               51                   5.3500%           13,314
152           Crestridge Apartments                                             56                   5.9900%           13,952
153    (C)    Richlawn Acres Apartments                                        114                   6.2700%            8,602
154    (C)    Grant Street Apartments                                          114                   6.2700%            6,955
155           Park Terrace Owners Corp.                                        116                   5.8600%           12,512
156           DP Building One                                                  115                   6.2300%           12,903
157           83-84 116th Owners Corp.                                         115                   5.8300%           12,471
158           Mesa Grande                                                      116                   6.5500%           13,947
159           Greylock Apartments                                              114                   6.1300%           13,437
160           Swarthmore Apartments                                            114                   6.1300%           13,437
161           Royalwood Apartments                                             110                   5.3000%           11,384
162           Inverness Housing Corp.                                          115           120     5.7600%            9,600
163           Burnet House                                                     117                   5.8100%           11,748
164           Crestwood Apartment Owners Corp.                                 116                   5.5000%           11,356
165           Lake Springs Shops                                               114                   6.4900%           12,628
166           Northpoint Apartments                                             56                   5.9100%           12,776
167           360 Riverside Owners Corp.                                       116                   5.6900%           13,973
168           66 Fort Point Street                                             112                   6.0000%           12,886
169           1-7 Journal Square                                                58                   6.1600%           12,755
170           Amistad Apartments                                               200                   8.2300%           14,596
171           Melnick Drive                                                    116                   6.8900%           13,471
172           Desert Plaza Apartments                                          116                   6.5300%           13,000
173           Burleson Plaza                                                   107                   6.2700%           12,392
174           Chapel Ridge of Forrest City Phase II                            177                   6.4100%           11,427
175           9 East 96th Street Apartment Corp.                               118                   4.9900%            9,732
176           Budget Self Storage                                              237                   7.2000%           14,172

                                                                               FIRST
                                                                              PAYMENT         MATURITY
 #   CROSSED  LOAN NAME                                                         DATE            DATE            ARD(3)
 -   -------  ---------                                                         ----            ----            ------
 88           Nacogdoches Marketplace                                         10/11/2003       9/11/2028       9/11/2010
 89           Cruz Alta Plaza                                                  1/1/2004        12/1/2013
 90           Warwick Apartments                                              10/11/2003       9/11/2008
 91           Safe Self Storage - Van Nuys                                     2/1/2004        1/1/2014
 92           Country Inns & Suites Clive                                     1/11/2004       12/11/2013
 93           Huntington Plaza                                                 2/1/2004        1/1/2014
 94           Hampton Inn Mechanicsville                                      10/11/2003       9/11/2013
 95           Thunderbird Village Mobile Home Park                            10/11/2003       9/11/2013
 96           Physicians Plaza II                                             11/11/2003      10/11/2013
 97           Timbers of Keegan's Bayou Apartments                            11/11/2003      10/11/2013
 98           Redbird Towers                                                  10/11/2003       9/11/2013
 99           Hampton Inn Midlothian                                          10/11/2003       9/11/2013
100           Arlington Farms Apartments                                       1/1/2004        12/1/2013
101           Briarwood Owners' Corp.                                         11/1/2003        10/1/2013
102           Storage USA - Rocklin                                            2/1/2004        1/1/2014
103           Bethpage Apartment Corp.                                        12/1/2003        11/1/2013
104           Parkridge Plaza                                                 11/11/2003      10/11/2013
105           HSM, LLC                                                        12/1/2003        11/1/2013
106           Buckner Village Apartments                                      9/11/2003        8/11/2013
107           Chastain Manor Apartments                                       8/11/2003        7/11/2013
108           Outback Steakhouse Plaza                                        12/1/2003        11/1/2010
109           Park Towers Apartments                                          10/11/2003       9/11/2013
110           Katonah Shopping Center                                         12/11/2003      11/11/2013
111           Valleywide Self Storage                                          2/1/2004        1/1/2011
112           Osco Drug Retail Center                                          2/1/2004        1/1/2014
113           Chapel Ridge of Stillwater Phase I                               2/1/2004        1/1/2019
114           Village Townhouses Cooperative                                   1/1/2004        12/1/2013
115           Chestnut Hill                                                   11/11/2003      10/11/2013
116           Village Center at Marshall's Creek                              9/11/2003        8/11/2013
117           Assured Storage                                                 10/11/2003       9/11/2013
118           6600 Building                                                   11/1/2003        10/1/2013
119           Liberty Square                                                   3/1/2004        2/1/2014
120           12 Greenridge Avenue                                            12/11/2003      11/11/2010
121           Yahara Landing Apartments                                       10/11/2003       9/11/2013
122           Sierra Verde Apartments                                         11/11/2003      10/11/2013
123           Pepper Ridge Apartments                                         10/11/2003       9/11/2013
124           131 East 66th Street Corporation                                 1/1/2004        12/1/2013
125           Pine Tree Apartments                                            11/11/2003      10/11/2013
126           Richton Trail Apartments                                        12/1/2003        11/1/2013
127           Tiny Town Village                                                1/1/2004        12/1/2013
128           Arch Creek Run Apartments                                       11/11/2003      10/11/2013
129           Storage Center                                                  10/11/2003       9/11/2013
130           Cy Fair Plaza                                                   12/11/2003      11/11/2013
131           Durant Shopping Center                                           1/1/2004        12/1/2013
132           111-119 Hartsdale Corp.                                         12/1/2003        11/1/2013
133           Presidential Suites Apartments                                  9/11/2003        8/11/2013
134           St. Paul Shopping Center                                         3/1/2004        2/1/2014
135           Century Plaza                                                   11/11/2003      10/11/2013
136           7611 State Line Road Building                                    4/1/2004        3/1/2014
137           Chevy Chase Apartments                                          10/11/2003       9/11/2008
138           Archway Village                                                 12/1/2003        11/1/2013
139           6035 Broadway Owners Corp.                                       2/1/2004        1/1/2024
140           Flour Bluff Shopping Center                                      2/1/2004        1/1/2014
141           110-150 Draper Owners Corp.                                     10/1/2003        9/1/2013
142           Park on Vista Apartments                                        8/11/2003        7/11/2013
143           Fort Security Self Storage                                       1/1/2004        12/1/2013
144           Hibert Office                                                   12/11/2003      11/11/2013
145           Raffin Executive Center                                         12/11/2003      11/11/2013
146           The Gilman Terrace II Apartments                                12/1/2003        11/1/2013
147           Monterey Apartments / Sherbrooke Apartments                     2/11/2004        1/11/2014
148           Hidden Hollow Apartments                                        2/11/2004        1/11/2014
149           Geist Self Storage                                               2/1/2004        1/1/2014
150           Medford Shopping Center                                         10/11/2003       9/11/2013
151           Catalina Apartments                                             7/11/2003        6/11/2008
152           Crestridge Apartments                                           12/11/2003      11/11/2008
153    (C)    Richlawn Acres Apartments                                       10/11/2003       9/11/2013
154    (C)    Grant Street Apartments                                         10/11/2003       9/11/2013
155           Park Terrace Owners Corp.                                       12/1/2003        11/1/2013
156           DP Building One                                                 11/11/2003      10/11/2013
157           83-84 116th Owners Corp.                                        11/1/2003        10/1/2013
158           Mesa Grande                                                     12/11/2003      11/11/2013
159           Greylock Apartments                                             10/11/2003       9/11/2013
160           Swarthmore Apartments                                           10/11/2003       9/11/2013
161           Royalwood Apartments                                            6/11/2003        5/11/2013
162           Inverness Housing Corp.                                         11/1/2003        10/1/2013
163           Burnet House                                                    1/11/2004       12/11/2013
164           Crestwood Apartment Owners Corp.                                12/1/2003        11/1/2013
165           Lake Springs Shops                                              10/1/2003        9/1/2013
166           Northpoint Apartments                                           12/11/2003      11/11/2008
167           360 Riverside Owners Corp.                                      12/1/2003        11/1/2013
168           66 Fort Point Street                                            8/11/2003        7/11/2013
169           1-7 Journal Square                                              2/11/2004        1/11/2009
170           Amistad Apartments                                              12/1/2002        11/1/2020
171           Melnick Drive                                                   12/11/2003      11/11/2013
172           Desert Plaza Apartments                                         12/11/2003      11/11/2013
173           Burleson Plaza                                                  3/11/2003        2/11/2013
174           Chapel Ridge of Forrest City Phase II                            1/1/2004        12/1/2018
175           9 East 96th Street Apartment Corp.                               2/1/2004        1/1/2014
176           Budget Self Storage                                             1/11/2004       12/11/2023

                                                                           PREPAYMENT PROVISION                        DEFEASANCE
 #   CROSSED  LOAN NAME                                                    AS OF ORIGINATION(4)                         OPTION(5)
 -   -------  ---------                                                    --------------------                         ---------
 88           Nacogdoches Marketplace                                      Lock/81_0.0%/3                                  Yes
 89           Cruz Alta Plaza                                              YM5/11_YM4/12_YM3/12_YM2/12_YM1/69_0.0%/4        No
 90           Warwick Apartments                                           Lock/54_0.0%/6                                  Yes
 91           Safe Self Storage - Van Nuys                                 Lock/117_0.0%/3                                 Yes
 92           Country Inns & Suites Clive                                  Lock/114_0.0%/6                                 Yes
 93           Huntington Plaza                                             Lock/116_0.0%/4                                 Yes
 94           Hampton Inn Mechanicsville                                   Lock/116_0.0%/4                                 Yes
 95           Thunderbird Village Mobile Home Park                         Lock/117_0.0%/3                                 Yes
 96           Physicians Plaza II                                          Lock/116_0.0%/4                                 Yes
 97           Timbers of Keegan's Bayou Apartments                         Lock/117_0.0%/3                                 Yes
 98           Redbird Towers                                               Lock/117_0.0%/3                                 Yes
 99           Hampton Inn Midlothian                                       Lock/116_0.0%/4                                 Yes
100           Arlington Farms Apartments                                   Lock/117_0.0%/3                                 Yes
101           Briarwood Owners' Corp.                                      Lock/102_2.0%/15_0.0%/3                          No
102           Storage USA - Rocklin                                        Lock/117_0.0%/3                                 Yes
103           Bethpage Apartment Corp.                                     Lock/116_0.0%/4                                 Yes
104           Parkridge Plaza                                              Lock/117_0.0%/3                                 Yes
105           HSM, LLC                                                     Lock/116_0.0%/4                                 Yes
106           Buckner Village Apartments                                   Lock/117_0.0%/3                                 Yes
107           Chastain Manor Apartments                                    Lock/117_0.0%/3                                 Yes
108           Outback Steakhouse Plaza                                     Lock/59_YM1/22_0.0%/3                            No
109           Park Towers Apartments                                       Lock/114_0.0%/6                                 Yes
110           Katonah Shopping Center                                      Lock/117_0.0%/3                                 Yes
111           Valleywide Self Storage                                      Lock/81_0.0%/3                                  Yes
112           Osco Drug Retail Center                                      Lock/116_0.0%/4                                 Yes
113           Chapel Ridge of Stillwater Phase I                           Lock/176_0.0%/4                                 Yes
114           Village Townhouses Cooperative                               Lock/103_2.0%/13_0.0%/4                          No
115           Chestnut Hill                                                Lock/117_0.0%/3                                 Yes
116           Village Center at Marshall's Creek                           Lock/117_0.0%/3                                 Yes
117           Assured Storage                                              Lock/117_0.0%/3                                 Yes
118           6600 Building                                                Lock/113_0.0%/7                                 Yes
119           Liberty Square                                               Lock/116_0.0%/4                                 Yes
120           12 Greenridge Avenue                                         Lock/81_0.0%/3                                  Yes
121           Yahara Landing Apartments                                    Lock/117_0.0%/3                                 Yes
122           Sierra Verde Apartments                                      Lock/114_0.0%/6                                 Yes
123           Pepper Ridge Apartments                                      Lock/114_0.0%/6                                 Yes
124           131 East 66th Street Corporation                             Lock/84_YM/32_0.0%/4                             No
125           Pine Tree Apartments                                         Lock/117_0.0%/3                                 Yes
126           Richton Trail Apartments                                     Lock/117_0.0%/3                                 Yes
127           Tiny Town Village                                            Lock/117_0.0%/3                                 Yes
128           Arch Creek Run Apartments                                    Lock/114_0.0%/6                                 Yes
129           Storage Center                                               Lock/114_0.0%/6                                 Yes
130           Cy Fair Plaza                                                Lock/114_0.0%/6                                 Yes
131           Durant Shopping Center                                       YM1/116_0.0%/4                                   No
132           111-119 Hartsdale Corp.                                      Lock/102_2.0%/12_0.0%/6                          No
133           Presidential Suites Apartments                               Lock/117_0.0%/3                                 Yes
134           St. Paul Shopping Center                                     Lock/116_0.0%/4                                 Yes
135           Century Plaza                                                Lock/114_0.0%/6                                 Yes
136           7611 State Line Road Building                                Lock/116_0.0%/4                                 Yes
137           Chevy Chase Apartments                                       Lock/54_0.0%/6                                  Yes
138           Archway Village                                              Lock/117_0.0%/3                                 Yes
139           6035 Broadway Owners Corp.                                   Lock/180_5.0%/12_4.0%/12_3.0%/
                                                                           12_2.0%/12_1.0%/8_0.0%/4                         No
140           Flour Bluff Shopping Center                                  Lock/116_0.0%/4                                 Yes
141           110-150 Draper Owners Corp.                                  Lock/102_2.0%/15_0.0%/3                          No
142           Park on Vista Apartments                                     Lock/117_0.0%/3                                 Yes
143           Fort Security Self Storage                                   Lock/117_0.0%/3                                 Yes
144           Hibert Office                                                Lock/114_0.0%/6                                 Yes
145           Raffin Executive Center                                      Lock/114_0.0%/6                                 Yes
146           The Gilman Terrace II Apartments                             YM5/116_0.0%/4                                   No
147           Monterey Apartments / Sherbrooke Apartments                  Lock/114_0.0%/6                                 Yes
148           Hidden Hollow Apartments                                     Lock/114_0.0%/6                                 Yes
149           Geist Self Storage                                           Lock/117_0.0%/3                                 Yes
150           Medford Shopping Center                                      Lock/114_0.0%/6                                 Yes
151           Catalina Apartments                                          Lock/54_0.0%/6                                  Yes
152           Crestridge Apartments                                        Lock/54_0.0%/6                                  Yes
153    (C)    Richlawn Acres Apartments                                    Lock/114_0.0%/6                                 Yes
154    (C)    Grant Street Apartments                                      Lock/114_0.0%/6                                 Yes
155           Park Terrace Owners Corp.                                    Lock/84_YM/32_0.0%/4                             No
156           DP Building One                                              Lock/114_0.0%/6                                 Yes
157           83-84 116th Owners Corp.                                     Lock/116_0.0%/4                                 Yes
158           Mesa Grande                                                  Lock/40_YM1/77_0.0%/3                            No
159           Greylock Apartments                                          Lock/114_0.0%/6                                 Yes
160           Swarthmore Apartments                                        Lock/114_0.0%/6                                 Yes
161           Royalwood Apartments                                         Lock/117_0.0%/3                                 Yes
162           Inverness Housing Corp.                                      Lock/84_YM/32_0.0%/4                             No
163           Burnet House                                                 Lock/114_0.0%/6                                 Yes
164           Crestwood Apartment Owners Corp.                             Lock/102_2.0%/14_0.0%/4                          No
165           Lake Springs Shops                                           Lock/116_0.0%/4                                 Yes
166           Northpoint Apartments                                        Lock/57_0.0%/3                                  Yes
167           360 Riverside Owners Corp.                                   Lock/116_0.0%/4                                 Yes
168           66 Fort Point Street                                         Lock/114_0.0%/6                                 Yes
169           1-7 Journal Square                                           Lock/54_0.0%/6                                  Yes
170           Amistad Apartments                                           Lock/212_0.0%/4                                 Yes
171           Melnick Drive                                                Lock/114_0.0%/6                                 Yes
172           Desert Plaza Apartments                                      Lock/114_0.0%/6                                 Yes
173           Burleson Plaza                                               Lock/117_0.0%/3                                 Yes
174           Chapel Ridge of Forrest City Phase II                        Lock/176_0.0%/4                                 Yes
175           9 East 96th Street Apartment Corp.                           Lock/116_0.0%/4                                 Yes
176           Budget Self Storage                                          Lock/39_YM1/198_0.0%/3                           No

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                                 PERCENTAGE OF
                                                                               ORIGINAL      CUT-OFF DATE           INITIAL
                                                                              PRINCIPAL        PRINCIPAL            MORTGAGE
 #   CROSSED  LOAN NAME                                                        BALANCE        BALANCE (1)         POOL BALANCE
 -   -------  ---------                                                        -------        -----------         ------------
177           Imperial Marshwood Mobile Home Park                          $    1,800,000   $    1,785,876            0.11%
178           Windsor Equities Owners, Inc.                                     1,750,000        1,745,747            0.11%
179           84-49 Owners Corp.                                                1,730,000        1,722,764            0.11%
180           300 West Coleman Boulevard                                        1,725,000        1,705,551            0.11%
181           129-131 Fifth Avenue Corp.                                        1,700,000        1,700,000            0.10%
182           Tiffany Office Building                                           1,700,000        1,692,856            0.10%
183           Forest Mobile Estates Mobile Home Park                            1,700,000        1,686,276            0.10%
184           Country Club Village Apartments                                   1,736,000        1,685,480            0.10%
185           Vista Pacifica Industrial Park                                    1,710,000        1,672,762            0.10%
186           Alexandria Shopping Center                                        1,646,000        1,641,269            0.10%
187           Oak Manor Apartments                                              1,625,000        1,620,400            0.10%
188           Carriage Works                                                    1,600,000        1,600,000            0.10%
189           Northridge Apartments                                             1,600,000        1,595,283            0.10%
190           Courtyard Apartments                                              1,600,000        1,593,744            0.10%
191           Candlewood Apartments - TN                                        1,600,000        1,592,187            0.10%
192           Clipper Ridge Apartments                                          1,580,000        1,571,298            0.10%
193           Chapel Ridge of Stillwater Phase II                               1,500,000        1,500,000            0.09%
194           345 West 88th Apartment Corp.                                     1,500,000        1,500,000            0.09%
195           The Indian Harbor House Owners Corporation                        1,500,000        1,493,750            0.09%
196           Draper Crossing II                                                1,500,000        1,493,655            0.09%
197           Siesta and Julia Mobile Home Parks                                1,500,000        1,492,066            0.09%
198           Mark IV Apartments                                                1,500,000        1,488,211            0.09%
199           Crosby Town Center Plaza                                          1,500,000        1,482,384            0.09%
200           Discount Personal Storage                                         1,462,500        1,443,807            0.09%
201           Harbor Building                                                   1,477,000        1,425,864            0.09%
202           Highland Court Apartments-NY                                      1,440,000        1,425,054            0.09%
203           Turner Plaza Shopping Center                                      1,430,000        1,418,949            0.09%
204           Miami Hills Apartments                                            1,420,000        1,404,345            0.09%
205           136 East 36th Street Apartments Corp.                             1,400,000        1,400,000            0.09%
206           Quarante Deux, Inc.                                               1,400,000        1,397,425            0.09%
207           Gracemere Owners Corporation                                      1,400,000        1,395,464            0.09%
208           Rufe Snow Depot Self Storage                                      1,400,000        1,386,597            0.09%
209           Fountain Gardens Owners Corp.                                     1,350,000        1,347,586            0.08%
210           Westwind Mobile Home Park                                         1,350,000        1,344,019            0.08%
211           6950 Cypress Road                                                 1,350,000        1,340,942            0.08%
212           Germantown Plaza                                                  1,350,000        1,339,529            0.08%
213           86 Christopher Street                                             1,300,000        1,289,230            0.08%
214           Knickerbocker Square Shopping Center                              1,290,000        1,280,030            0.08%
215           370 Riverside Tenants' Corp.                                      1,250,000        1,247,538            0.08%
216           1677 Eureka Road                                                  1,250,000        1,244,364            0.08%
217           Lakewood Village Apartments - TX                                  1,240,000        1,231,441            0.08%
218           315 West 232nd Street Corp.                                       1,225,000        1,222,522            0.08%
219           Brooke Hall Apartments                                            1,230,000        1,219,853            0.08%
220           Archer Cooperative, Inc.                                          1,200,000        1,197,421            0.07%
221           Shady Glen Owners' Corp.                                          1,200,000        1,196,899            0.07%
222           434 East 58th Street Owners Inc.                                  1,200,000        1,192,316            0.07%
223           Shadow Wood Apartments                                            1,200,000        1,191,662            0.07%
224           Paddington Mobile Home Park                                       1,207,000        1,191,004            0.07%
225           Bradlee Tenants Corp.                                             1,150,000        1,144,818            0.07%
226           American Storage                                                  1,150,000        1,140,812            0.07%
227           48-10 45th Street Owners, Inc.                                    1,125,000        1,123,376            0.07%
228           878 Residents Corp.                                               1,100,000        1,100,000            0.07%
229           Ivy League Apt Corp.                                              1,100,000        1,097,613            0.07%
230           Storage Max                                                       1,100,000        1,091,839            0.07%
231           Mount Ephraim Plaza                                               1,100,000        1,091,332            0.07%
232           Concordia Apartments, Ltd.                                        1,050,000        1,048,823            0.06%
233           28 East 4th Street Housing Corp.                                  1,000,000          997,958            0.06%
234           Woodland Estates Mobile Home Park                                 1,000,000          993,574            0.06%
235           Shady Acres Mobile Home Park                                      1,000,000          991,571            0.06%
236           121-125 Park Owners Corp.                                           985,000          974,433            0.06%
237           Colonial Crest Apartments                                           950,000          945,636            0.06%
238           Pleasanton Village Apartments                                       920,000          914,168            0.06%
239           Cedar Bayou Mobile Home Park                                        900,000          894,520            0.06%
240           487 Central Avenue                                                  900,000          888,497            0.05%
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation         850,000          847,415            0.05%
242           261 West 22nd Street Tenant Owners Corp.                            850,000          846,492            0.05%
243           Big Deal Realty on Greene Street, Inc.                              850,000          846,382            0.05%
244           Town and Country Crossing                                           850,000          846,016            0.05%
245           132 Mitchell Street                                                 825,000          820,918            0.05%
246           300 West 17th Street Housing Development Fund Corporation           775,000          771,271            0.05%
247           55 East Owners Corp.                                                765,000          759,671            0.05%
248           Harrison Terrace Apartments                                         750,000          747,844            0.05%
249           120 East 85th Street Owners, Inc.                                   750,000          747,723            0.05%
250           Creekside Manor Apartments                                          750,000          745,981            0.05%
251           326 West 83rd Owners Corp.                                          700,000          698,807            0.04%
252           Herald Square Loft Corporation                                      700,000          697,068            0.04%
253           131-133 Owners Corp.                                                700,000          693,757            0.04%
254           Sandia Mobile Home Park                                             700,000          691,421            0.04%
255           Stone Green Apartments                                              660,000          654,899            0.04%
256           325 West 83 Owners Corp.                                            650,000          648,006            0.04%
257           345 West 70th Tenants Corp.                                         650,000          647,987            0.04%
258           Melbourne Plaza                                                     650,000          644,294            0.04%
259           Landau Apartments, Inc.                                             400,000          398,042            0.02%
260           240 Prospect Pl. Apt. Corp.                                         370,000          369,034            0.02%
261           Ninth Street Apartments, Inc.                                       360,000          358,607            0.02%
262           331 West 84th Owners Corp.                                          340,000          338,620            0.02%

                                                                              ORIGINATION         REMAINING          ORIGINAL
                                                                              AMORTIZATION       AMORTIZATION        TERM TO
                                                                                  TERM               TERM            MATURITY
 #   CROSSED  LOAN NAME                                                        (MONTHS)(2)      (MONTHS)(1)(2)     (MONTHS)(2)
 -   -------  ---------                                                        -----------      --------------     -----------
177           Imperial Marshwood Mobile Home Park                                  300                294               120
178           Windsor Equities Owners, Inc.                                        480                475               120
179           84-49 Owners Corp.                                                   360                356               120
180           300 West Coleman Boulevard                                           360                348               120
181           129-131 Fifth Avenue Corp.                                      Interest Only      Interest Only          120
182           Tiffany Office Building                                              300                297               120
183           Forest Mobile Estates Mobile Home Park                               300                294               120
184           Country Club Village Apartments                                      300                274               120
185           Vista Pacifica Industrial Park                                       360                329               120
186           Alexandria Shopping Center                                           360                357                84
187           Oak Manor Apartments                                                 300                298               120
188           Carriage Works                                                       336                336               120
189           Northridge Apartments                                                360                357               120
190           Courtyard Apartments                                                 300                297               120
191           Candlewood Apartments - TN                                           360                355               120
192           Clipper Ridge Apartments                                             360                354               120
193           Chapel Ridge of Stillwater Phase II                                  360                360               120
194           345 West 88th Apartment Corp.                                   Interest Only      Interest Only          120
195           The Indian Harbor House Owners Corporation                           360                356               120
196           Draper Crossing II                                                   360                355               120
197           Siesta and Julia Mobile Home Parks                                   360                355                84
198           Mark IV Apartments                                                   300                294               120
199           Crosby Town Center Plaza                                             300                291               120
200           Discount Personal Storage                                            300                291                60
201           Harbor Building                                                      300                267               120
202           Highland Court Apartments-NY                                         240                235               120
203           Turner Plaza Shopping Center                                         300                294               120
204           Miami Hills Apartments                                               240                235               120
205           136 East 36th Street Apartments Corp.                           Interest Only      Interest Only          120
206           Quarante Deux, Inc.                                                  480                477               120
207           Gracemere Owners Corporation                                         360                357               120
208           Rufe Snow Depot Self Storage                                         240                235               240
209           Fountain Gardens Owners Corp.                                        480                477               120
210           Westwind Mobile Home Park                                            360                355               120
211           6950 Cypress Road                                                    300                294               120
212           Germantown Plaza                                                     360                352               120
213           86 Christopher Street                                                324                317               120
214           Knickerbocker Square Shopping Center                                 300                294               120
215           370 Riverside Tenants' Corp.                                         360                358               120
216           1677 Eureka Road                                                     360                355               120
217           Lakewood Village Apartments - TX                                     300                295               120
218           315 West 232nd Street Corp.                                          360                358               120
219           Brooke Hall Apartments                                               300                294               120
220           Archer Cooperative, Inc.                                             360                358               120
221           Shady Glen Owners' Corp.                                             480                475               120
222           434 East 58th Street Owners Inc.                                     240                237               240
223           Shadow Wood Apartments                                               300                295                60
224           Paddington Mobile Home Park                                          180                176               180
225           Bradlee Tenants Corp.                                                300                297               120
226           American Storage                                                     240                236               120
227           48-10 45th Street Owners, Inc.                                       420                418               120
228           878 Residents Corp.                                             Interest Only      Interest Only          120
229           Ivy League Apt Corp.                                                 480                476               120
230           Storage Max                                                          300                294               120
231           Mount Ephraim Plaza                                                  240                236               120
232           Concordia Apartments, Ltd.                                           480                478               120
233           28 East 4th Street Housing Corp.                                     360                358               120
234           Woodland Estates Mobile Home Park                                    300                295               120
235           Shady Acres Mobile Home Park                                         300                294                84
236           121-125 Park Owners Corp.                                            240                235               120
237           Colonial Crest Apartments                                            360                354               120
238           Pleasanton Village Apartments                                        360                353               120
239           Cedar Bayou Mobile Home Park                                         240                237               120
240           487 Central Avenue                                                   300                291                60
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation          360                357               120
242           261 West 22nd Street Tenant Owners Corp.                             360                356               120
243           Big Deal Realty on Greene Street, Inc.                               480                471               120
244           Town and Country Crossing                                            300                296               120
245           132 Mitchell Street                                                  300                296               120
246           300 West 17th Street Housing Development Fund Corporation            360                355               120
247           55 East Owners Corp.                                                 240                237               120
248           Harrison Terrace Apartments                                          300                298               120
249           120 East 85th Street Owners, Inc.                                    360                357               120
250           Creekside Manor Apartments                                           300                296               120
251           326 West 83rd Owners Corp.                                           480                477               120
252           Herald Square Loft Corporation                                       480                472               120
253           131-133 Owners Corp.                                                 240                236               120
254           Sandia Mobile Home Park                                              300                291               120
255           Stone Green Apartments                                               300                294               120
256           325 West 83 Owners Corp.                                             300                298               120
257           345 West 70th Tenants Corp.                                          360                357               120
258           Melbourne Plaza                                                      300                293               120
259           Landau Apartments, Inc.                                              360                355               120
260           240 Prospect Pl. Apt. Corp.                                          360                357               120
261           Ninth Street Apartments, Inc.                                        360                356               120
262           331 West 84th Owners Corp.                                           360                356               120

                                                                                          INITIAL
                                                                            REMAINING     INTEREST
                                                                              TERM TO       ONLY     MORTGAGE
                                                                             MATURITY      PERIOD    INTEREST        MONTHLY
 #   CROSSED  LOAN NAME                                                   (MONTHS)(1)(2)  (MONTHS)     RATE          PAYMENT
 -   -------  ---------                                                   --------------  --------     ----          -------
177           Imperial Marshwood Mobile Home Park                              114                   6.4300%     $     12,075
178           Windsor Equities Owners, Inc.                                    115                   6.0900%            9,843
179           84-49 Owners Corp.                                               116                   5.7800%           10,129
180           300 West Coleman Boulevard                                       108                   5.9900%           10,331
181           129-131 Fifth Avenue Corp.                                       116           120     5.7000%            8,075
182           Tiffany Office Building                                          117                   5.9700%           10,922
183           Forest Mobile Estates Mobile Home Park                           114                   6.2600%           11,225
184           Country Club Village Apartments                                   94                   7.6500%           12,999
185           Vista Pacifica Industrial Park                                    89                   7.6100%           12,086
186           Alexandria Shopping Center                                        81                   5.9300%            9,795
187           Oak Manor Apartments                                             118                   6.1400%           10,609
188           Carriage Works                                                   118           24      5.5700%            9,413
189           Northridge Apartments                                            117                   5.8100%            9,398
190           Courtyard Apartments                                             117                   6.4000%           10,704
191           Candlewood Apartments - TN                                       115                   5.8100%            9,398
192           Clipper Ridge Apartments                                         114                   6.1700%            9,646
193           Chapel Ridge of Stillwater Phase II                              120                   5.6100%            8,621
194           345 West 88th Apartment Corp.                                    115           120     5.5300%            6,913
195           The Indian Harbor House Owners Corporation                       116                   5.8000%            8,801
196           Draper Crossing II                                               115                   6.4700%            9,451
197           Siesta and Julia Mobile Home Parks                                79                   5.4300%            8,451
198           Mark IV Apartments                                               114                   6.4200%           10,053
199           Crosby Town Center Plaza                                         111                   6.4000%           10,035
200           Discount Personal Storage                                         51                   5.9000%            9,334
201           Harbor Building                                                   87                   8.1000%           11,498
202           Highland Court Apartments-NY                                     115                   6.1600%           10,450
203           Turner Plaza Shopping Center                                     114                   6.5200%            9,673
204           Miami Hills Apartments                                           115                   5.6800%            9,913
205           136 East 36th Street Apartments Corp.                            116           120     5.4800%            6,393
206           Quarante Deux, Inc.                                              117                   5.2700%            7,072
207           Gracemere Owners Corporation                                     117                   5.5800%            8,088
208           Rufe Snow Depot Self Storage                                     235                   6.7900%           10,678
209           Fountain Gardens Owners Corp.                                    117                   5.3800%            6,921
210           Westwind Mobile Home Park                                        115                   6.2600%            8,321
211           6950 Cypress Road                                                114                   7.3400%            9,836
212           Germantown Plaza                                                 112                   5.8000%            7,921
213           86 Christopher Street                                            113                   6.0100%            8,120
214           Knickerbocker Square Shopping Center                             114                   6.5200%            8,726
215           370 Riverside Tenants' Corp.                                     118                   6.0700%            7,551
216           1677 Eureka Road                                                 115                   6.1800%            7,640
217           Lakewood Village Apartments - TX                                 115                   6.0400%            8,020
218           315 West 232nd Street Corp.                                      118                   5.9300%            7,289
219           Brooke Hall Apartments                                           114                   6.1300%            8,023
220           Archer Cooperative, Inc.                                         118                   5.6100%            6,897
221           Shady Glen Owners' Corp.                                         115                   5.9300%            6,544
222           434 East 58th Street Owners Inc.                                 237                   6.1600%            8,708
223           Shadow Wood Apartments                                            55                   6.0000%            7,732
224           Paddington Mobile Home Park                                      176                   6.3700%           10,428
225           Bradlee Tenants Corp.                                            117                   5.7700%            7,249
226           American Storage                                                 116                   6.5500%            8,608
227           48-10 45th Street Owners, Inc.                                   118                   5.8900%            6,332
228           878 Residents Corp.                                              118           120     4.9900%            4,574
229           Ivy League Apt Corp.                                             116                   5.7400%            5,854
230           Storage Max                                                      114                   6.7600%            7,607
231           Mount Ephraim Plaza                                              116                   6.6600%            8,305
232           Concordia Apartments, Ltd.                                       118                   5.6000%            5,487
233           28 East 4th Street Housing Corp.                                 118                   5.8800%            5,919
234           Woodland Estates Mobile Home Park                                115                   6.4600%            6,727
235           Shady Acres Mobile Home Park                                      78                   6.0000%            6,443
236           121-125 Park Owners Corp.                                        115                   6.1600%            7,148
237           Colonial Crest Apartments                                        114                   7.0000%            6,320
238           Pleasanton Village Apartments                                    113                   6.1600%            5,611
239           Cedar Bayou Mobile Home Park                                     117                   6.3400%            6,626
240           487 Central Avenue                                                51                   5.9000%            5,744
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation      117                   5.9300%            5,058
242           261 West 22nd Street Tenant Owners Corp.                         116                   5.9100%            5,092
243           Big Deal Realty on Greene Street, Inc.                           111                   6.1700%            4,829
244           Town and Country Crossing                                        116                   7.1200%            6,073
245           132 Mitchell Street                                              116                   6.8000%            5,726
246           300 West 17th Street Housing Development Fund Corporation        115                   6.2300%            4,762
247           55 East Owners Corp.                                             117                   5.4100%            5,256
248           Harrison Terrace Apartments                                      118                   6.0400%            4,851
249           120 East 85th Street Owners, Inc.                                117                   5.9400%            4,468
250           Creekside Manor Apartments                                       116                   6.3200%            4,980
251           326 West 83rd Owners Corp.                                       117                   5.5600%            3,639
252           Herald Square Loft Corporation                                   112                   5.7300%            3,759
253           131-133 Owners Corp.                                             116                   5.8100%            4,939
254           Sandia Mobile Home Park                                          111                   6.1500%            4,575
255           Stone Green Apartments                                           114                   6.5200%            4,465
256           325 West 83 Owners Corp.                                         118                   5.8300%            4,153
257           345 West 70th Tenants Corp.                                      117                   5.8200%            3,856
258           Melbourne Plaza                                                  113                   6.6100%            4,434
259           Landau Apartments, Inc.                                          115                   6.1400%            2,434
260           240 Prospect Pl. Apt. Corp.                                      117                   6.7200%            2,415
261           Ninth Street Apartments, Inc.                                    116                   6.2600%            2,239
262           331 West 84th Owners Corp.                                       116                   6.0000%            2,057

                                                                               FIRST
                                                                              PAYMENT         MATURITY
 #   CROSSED  LOAN NAME                                                         DATE            DATE            ARD(3)
 -   -------  ---------                                                         ----            ----            ------
177           Imperial Marshwood Mobile Home Park                             10/11/2003       9/11/2013
178           Windsor Equities Owners, Inc.                                   11/1/2003        10/1/2013
179           84-49 Owners Corp.                                              12/1/2003        11/1/2013
180           300 West Coleman Boulevard                                      4/11/2003        3/11/2013
181           129-131 Fifth Avenue Corp.                                      12/1/2003        11/1/2013
182           Tiffany Office Building                                         1/11/2004       12/11/2013
183           Forest Mobile Estates Mobile Home Park                          10/11/2003       9/11/2013
184           Country Club Village Apartments                                 2/11/2002        1/11/2012
185           Vista Pacifica Industrial Park                                  9/11/2001        8/11/2011
186           Alexandria Shopping Center                                       1/1/2004        12/1/2010
187           Oak Manor Apartments                                            2/11/2004        1/11/2014
188           Carriage Works                                                  2/11/2004        1/11/2034       1/11/2014
189           Northridge Apartments                                           1/11/2004       12/11/2013
190           Courtyard Apartments                                            1/11/2004       12/11/2013
191           Candlewood Apartments - TN                                      11/11/2003      10/11/2013
192           Clipper Ridge Apartments                                        10/11/2003       9/11/2013
193           Chapel Ridge of Stillwater Phase II                              4/1/2004        3/1/2014
194           345 West 88th Apartment Corp.                                   11/1/2003        10/1/2013
195           The Indian Harbor House Owners Corporation                      12/1/2003        11/1/2013
196           Draper Crossing II                                              11/11/2003      10/11/2013
197           Siesta and Julia Mobile Home Parks                              11/11/2003      10/11/2010
198           Mark IV Apartments                                              10/11/2003       9/11/2013
199           Crosby Town Center Plaza                                        7/11/2003        6/11/2013
200           Discount Personal Storage                                       7/11/2003        6/11/2008
201           Harbor Building                                                 7/11/2001        6/11/2011
202           Highland Court Apartments-NY                                    11/11/2003      10/11/2013
203           Turner Plaza Shopping Center                                    10/11/2003       9/11/2013
204           Miami Hills Apartments                                          11/11/2003      10/11/2013
205           136 East 36th Street Apartments Corp.                           12/1/2003        11/1/2013
206           Quarante Deux, Inc.                                              1/1/2004        12/1/2013
207           Gracemere Owners Corporation                                     1/1/2004        12/1/2013
208           Rufe Snow Depot Self Storage                                    11/11/2003      10/11/2023
209           Fountain Gardens Owners Corp.                                    1/1/2004        12/1/2013
210           Westwind Mobile Home Park                                       11/11/2003      10/11/2013
211           6950 Cypress Road                                               10/11/2003       9/11/2013
212           Germantown Plaza                                                8/11/2003        7/11/2013
213           86 Christopher Street                                           9/11/2003        8/11/2013
214           Knickerbocker Square Shopping Center                            10/11/2003       9/11/2013
215           370 Riverside Tenants' Corp.                                     2/1/2004        1/1/2014
216           1677 Eureka Road                                                11/11/2003      10/11/2013
217           Lakewood Village Apartments - TX                                11/11/2003      10/11/2013
218           315 West 232nd Street Corp.                                      2/1/2004        1/1/2014
219           Brooke Hall Apartments                                          10/11/2003       9/11/2013
220           Archer Cooperative, Inc.                                         2/1/2004        1/1/2014
221           Shady Glen Owners' Corp.                                        11/1/2003        10/1/2013
222           434 East 58th Street Owners Inc.                                 1/1/2004        12/1/2023
223           Shadow Wood Apartments                                          11/11/2003      10/11/2008
224           Paddington Mobile Home Park                                     12/11/2003      11/11/2018
225           Bradlee Tenants Corp.                                            1/1/2004        12/1/2013
226           American Storage                                                12/11/2003      11/11/2013
227           48-10 45th Street Owners, Inc.                                   2/1/2004        1/1/2014
228           878 Residents Corp.                                              2/1/2004        1/1/2014
229           Ivy League Apt Corp.                                            12/1/2003        11/1/2013
230           Storage Max                                                     10/11/2003       9/11/2013
231           Mount Ephraim Plaza                                             12/11/2003      11/11/2013
232           Concordia Apartments, Ltd.                                       2/1/2004        1/1/2014
233           28 East 4th Street Housing Corp.                                 2/1/2004        1/1/2014
234           Woodland Estates Mobile Home Park                               11/11/2003      10/11/2013
235           Shady Acres Mobile Home Park                                    10/11/2003       9/11/2010
236           121-125 Park Owners Corp.                                       11/1/2003        10/1/2013
237           Colonial Crest Apartments                                       10/11/2003       9/11/2013
238           Pleasanton Village Apartments                                   9/11/2003        8/11/2013
239           Cedar Bayou Mobile Home Park                                    1/11/2004       12/11/2013
240           487 Central Avenue                                              7/11/2003        6/11/2008
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation      1/1/2004        12/1/2013
242           261 West 22nd Street Tenant Owners Corp.                        12/1/2003        11/1/2013
243           Big Deal Realty on Greene Street, Inc.                           7/1/2003        6/1/2013
244           Town and Country Crossing                                       12/11/2003      11/11/2013
245           132 Mitchell Street                                             12/11/2003      11/11/2013
246           300 West 17th Street Housing Development Fund Corporation       11/1/2003        10/1/2013
247           55 East Owners Corp.                                             1/1/2004        12/1/2013
248           Harrison Terrace Apartments                                     2/11/2004        1/11/2014
249           120 East 85th Street Owners, Inc.                                1/1/2004        12/1/2013
250           Creekside Manor Apartments                                      12/11/2003      11/11/2013
251           326 West 83rd Owners Corp.                                       1/1/2004        12/1/2013
252           Herald Square Loft Corporation                                   8/1/2003        7/1/2013
253           131-133 Owners Corp.                                            12/1/2003        11/1/2013
254           Sandia Mobile Home Park                                         7/11/2003        6/11/2013
255           Stone Green Apartments                                          10/11/2003       9/11/2013
256           325 West 83 Owners Corp.                                         2/1/2004        1/1/2014
257           345 West 70th Tenants Corp.                                      1/1/2004        12/1/2013
258           Melbourne Plaza                                                 9/11/2003        8/11/2013
259           Landau Apartments, Inc.                                         11/1/2003        10/1/2013
260           240 Prospect Pl. Apt. Corp.                                      1/1/2004        12/1/2013
261           Ninth Street Apartments, Inc.                                   12/1/2003        11/1/2013
262           331 West 84th Owners Corp.                                      12/1/2003        11/1/2013

                                                                           PREPAYMENT PROVISION                        DEFEASANCE
 #   CROSSED  LOAN NAME                                                    AS OF ORIGINATION(4)                         OPTION(5)
 -   -------  ---------                                                    --------------------                         ---------
177           Imperial Marshwood Mobile Home Park                          Lock/114_0.0%/6                                 Yes
178           Windsor Equities Owners, Inc.                                Lock/102_2.0%/14_0.0%/4                          No
179           84-49 Owners Corp.                                           Lock/102_2.0%/15_0.0%/3                          No
180           300 West Coleman Boulevard                                   Lock/117_0.0%/3                                 Yes
181           129-131 Fifth Avenue Corp.                                   Lock/116_0.0%/4                                 Yes
182           Tiffany Office Building                                      Lock/114_0.0%/6                                 Yes
183           Forest Mobile Estates Mobile Home Park                       Lock/114_0.0%/6                                 Yes
184           Country Club Village Apartments                              Lock/36_YM1/81_0.0%/3                            No
185           Vista Pacifica Industrial Park                               Lock/114_0.0%/6                                 Yes
186           Alexandria Shopping Center                                   YM1/80_0.0%/4                                    No
187           Oak Manor Apartments                                         Lock/114_0.0%/6                                 Yes
188           Carriage Works                                               Lock/114_0.0%/6                                 Yes
189           Northridge Apartments                                        Lock/114_0.0%/6                                 Yes
190           Courtyard Apartments                                         Lock/39_YM1/78_0.0%/3                            No
191           Candlewood Apartments - TN                                   Lock/114_0.0%/6                                 Yes
192           Clipper Ridge Apartments                                     Lock/114_0.0%/6                                 Yes
193           Chapel Ridge of Stillwater Phase II                          Lock/116_0.0%/4                                 Yes
194           345 West 88th Apartment Corp.                                Lock/116_0.0%/4                                 Yes
195           The Indian Harbor House Owners Corporation                   Lock/102_2.0%/14_0.0%/4                          No
196           Draper Crossing II                                           Lock/117_0.0%/3                                 Yes
197           Siesta and Julia Mobile Home Parks                           Lock/78_0.0%/6                                  Yes
198           Mark IV Apartments                                           Lock/114_0.0%/6                                 Yes
199           Crosby Town Center Plaza                                     Lock/114_0.0%/6                                 Yes
200           Discount Personal Storage                                    Lock/54_0.0%/6                                  Yes
201           Harbor Building                                              Lock/114_0.0%/6                                 Yes
202           Highland Court Apartments-NY                                 Lock/114_0.0%/6                                 Yes
203           Turner Plaza Shopping Center                                 Lock/117_0.0%/3                                 Yes
204           Miami Hills Apartments                                       Lock/114_0.0%/6                                 Yes
205           136 East 36th Street Apartments Corp.                        Lock/116_0.0%/4                                 Yes
206           Quarante Deux, Inc.                                          Lock/102_2.0%/15_0.0%/3                          No
207           Gracemere Owners Corporation                                 Lock/102_2.0%/14_0.0%/4                          No
208           Rufe Snow Depot Self Storage                                 Lock/41_YM1/196_0.0%/3                           No
209           Fountain Gardens Owners Corp.                                Lock/102_2.0%/14_0.0%/4                          No
210           Westwind Mobile Home Park                                    Lock/116_0.0%/4                                 Yes
211           6950 Cypress Road                                            Lock/42_YM1/75_0.0%/3                            No
212           Germantown Plaza                                             Lock/114_0.0%/6                                 Yes
213           86 Christopher Street                                        Lock/114_0.0%/6                                 Yes
214           Knickerbocker Square Shopping Center                         Lock/117_0.0%/3                                 Yes
215           370 Riverside Tenants' Corp.                                 Lock/102_2.0%/14_0.0%/4                          No
216           1677 Eureka Road                                             Lock/114_0.0%/6                                 Yes
217           Lakewood Village Apartments - TX                             Lock/114_0.0%/6                                 Yes
218           315 West 232nd Street Corp.                                  Lock/84_YM/32_0.0%/4                             No
219           Brooke Hall Apartments                                       Lock/114_0.0%/6                                 Yes
220           Archer Cooperative, Inc.                                     Lock/102_2.0%/14_0.0%/4                          No
221           Shady Glen Owners' Corp.                                     Lock/102_2.0%/14_0.0%/4                          No
222           434 East 58th Street Owners Inc.                             Lock/180_5.0%/12_4.0%/12_3.0%/
                                                                           12_2.0%/12_1.0%/8_0.0%/4                         No
223           Shadow Wood Apartments                                       Lock/54_0.0%/6                                  Yes
224           Paddington Mobile Home Park                                  Lock/174_0.0%/6                                 Yes
225           Bradlee Tenants Corp.                                        Lock/116_0.0%/4                                 Yes
226           American Storage                                             Lock/40_YM1/77_0.0%/3                            No
227           48-10 45th Street Owners, Inc.                               Lock/84_YM/32_0.0%/4                             No
228           878 Residents Corp.                                          Lock/102_2.0%/14_0.0%/4                          No
229           Ivy League Apt Corp.                                         Lock/116_0.0%/4                                 Yes
230           Storage Max                                                  Lock/114_0.0%/6                                 Yes
231           Mount Ephraim Plaza                                          Lock/114_0.0%/6                                 Yes
232           Concordia Apartments, Ltd.                                   Lock/84_YM/32_0.0%/4                             No
233           28 East 4th Street Housing Corp.                             Lock/36_YM/80_0.0%/4                             No
234           Woodland Estates Mobile Home Park                            Lock/36_YM1/81_0.0%/3                            No
235           Shady Acres Mobile Home Park                                 Lock/78_0.0%/6                                  Yes
236           121-125 Park Owners Corp.                                    Lock/116_0.0%/4                                 Yes
237           Colonial Crest Apartments                                    Lock/114_0.0%/6                                 Yes
238           Pleasanton Village Apartments                                Lock/114_0.0%/6                                 Yes
239           Cedar Bayou Mobile Home Park                                 Lock/114_0.0%/6                                 Yes
240           487 Central Avenue                                           Lock/54_0.0%/6                                  Yes
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation  Lock/116_0.0%/4                                 Yes
242           261 West 22nd Street Tenant Owners Corp.                     Lock/102_2.0%/14_0.0%/4                          No
243           Big Deal Realty on Greene Street, Inc.                       Lock/83_YM/33_0.0%/4                             No
244           Town and Country Crossing                                    Lock/114_0.0%/6                                 Yes
245           132 Mitchell Street                                          Lock/114_0.0%/6                                 Yes
246           300 West 17th Street Housing Development Fund Corporation    YM/116_0.0%/4                                    No
247           55 East Owners Corp.                                         Lock/116_0.0%/4                                 Yes
248           Harrison Terrace Apartments                                  Lock/114_0.0%/6                                 Yes
249           120 East 85th Street Owners, Inc.                            Lock/84_YM/32_0.0%/4                             No
250           Creekside Manor Apartments                                   Lock/114_0.0%/6                                 Yes
251           326 West 83rd Owners Corp.                                   Lock/84_YM/32_0.0%/4                             No
252           Herald Square Loft Corporation                               Lock/101_2.0%/16_0.0%/3                          No
253           131-133 Owners Corp.                                         Lock/102_2.0%/14_0.0%/4                          No
254           Sandia Mobile Home Park                                      Lock/114_0.0%/6                                 Yes
255           Stone Green Apartments                                       Lock/114_0.0%/6                                 Yes
256           325 West 83 Owners Corp.                                     Lock/102_2.0%/14_0.0%/4                          No
257           345 West 70th Tenants Corp.                                  Lock/102_2.0%/14_0.0%/4                          No
258           Melbourne Plaza                                              Lock/114_0.0%/6                                 Yes
259           Landau Apartments, Inc.                                      Lock/102_2.0%/14_0.0%/4                          No
260           240 Prospect Pl. Apt. Corp.                                  Lock/102_2.0%/14_0.0%/4                          No
261           Ninth Street Apartments, Inc.                                Lock/102_2.0%/14_0.0%/4                          No
262           331 West 84th Owners Corp.                                   Lock/102_2.0%/14_0.0%/4                          No

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                                 PERCENTAGE OF
                                                                               ORIGINAL      CUT-OFF DATE           INITIAL
                                                                              PRINCIPAL        PRINCIPAL            MORTGAGE
 #   CROSSED  LOAN NAME                                                        BALANCE        BALANCE (1)         POOL BALANCE
 -   -------  ---------                                                        -------        -----------         ------------
                                                                           ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                    $ 1,628,302,410  $ 1,621,325,236          100.0%
                                                                           ====================================================

MAXIMUM:                                                                   $   141,750,000   $  141,318,867           8.72%
MINIMUM:                                                                   $       340,000   $      338,620           0.02%

                                                                              ORIGINATION         REMAINING          ORIGINAL
                                                                              AMORTIZATION       AMORTIZATION        TERM TO
                                                                                  TERM               TERM            MATURITY
 #   CROSSED  LOAN NAME                                                        (MONTHS)(2)      (MONTHS)(1)(2)     (MONTHS)(2)
 -   -------  ---------                                                        -----------      --------------     -----------
                                                                             --------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                           345                 341              113
                                                                             ==================================================
MAXIMUM:
MINIMUM:                                                                          600                 597              300
                                                                                  120                 116               60

                                                                                         INITIAL
                                                                            REMAINING    INTEREST
                                                                              TERM TO      ONLY     MORTGAGE
                                                                             MATURITY      PERIOD   INTEREST        MONTHLY
 #   CROSSED  LOAN NAME                                                   (MONTHS)(1)(2)  (MONTHS)    RATE          PAYMENT
 -   -------  ---------                                                   --------------  --------    ----          -------
                                                                          ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                         108                  5.5935%     $   9,344,072
                                                                          ======================================================
MAXIMUM:
MINIMUM:                                                                        296                  8.2300%     $     819,128
                                                                                 45                  3.1080%     $       2,057

                                                                               FIRST
                                                                              PAYMENT         MATURITY
 #   CROSSED  LOAN NAME                                                         DATE             DATE           ARD(3)
 -   -------  ---------                                                         ----             ----           ------
                                                                          ------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       11/27/2003       6/14/2014
                                                                          ==============================

MAXIMUM:                                                                       4/1/2004        1/11/2034
MINIMUM:                                                                      7/11/2001       12/11/2007

                                                                           PREPAYMENT PROVISION                        DEFEASANCE
 #   CROSSED  LOAN NAME                                                    AS OF ORIGINATION (4)                        OPTION(5)
 -   -------  ---------                                                    ---------------------                        ---------


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION HOTEL PASCO, RED LION HOTEL SALT LAKE DOWNTOWN, RED LION HOTEL REDDING AND RED LION HOTEL RICHLAND HANFORD HOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RICHLAWN ACRES APARTMENTS AND GRANT STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)           BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED IN THE CASE OF ARD LOANS.
(3)           ANTICIPATED REPAYMENT DATE.
(4) PREPAYMENT PROVISION AS OF ORIGINATION: LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS YM(y) = YIELD MAINTENANCE PREMIUM FOR
              (y) PAYMENTS YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM OR A% PREPAYMENT FOR (y) PAYMENTS A%/(y) = STATIC PREPAYMENT PREMIUM FOR
              (y) PAYMENTS 0.0%/(z) = PREPAYABLE AT PAR FOR (z) PAYMENTS
(5)           "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE
              LOCKOUT PERIOD.
(6) THE BEVERLY CENTER MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE BEVERLY CENTER PARI PASSU COMPANION LOANS. THE BEVERLY CENTER PARI PASSU COMPANION LOANS HAVE A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $206,500,000 AND ARE NOT INCLUDED IN THE TRUST FUND. TOGETHER, THE BEVERLY CENTER MORTGAGE LOAN AND THE BEVERLY CENTER PARI PASSU COMPANION LOANS REPRESENT THE BEVERLY CENTER SENIOR LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $306,500,000. ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE BEVERLY CENTER SENIOR LOAN. IN ADDITION, THE BEVERLY CENTER MORTGAGED REAL PROPERTY ALSO SECURES, ON A SUBORDINATE BASIS, TWO JUNIOR OUTSIDE-THE-TRUST MORTGAGE LOANS, THE BEVERLY CENTER B-NOTE COMPANION LOAN AND THE BEVERLY CENTER C-NOTE COMPANION LOAN. THE BEVERLY CENTER B-NOTE COMPANION LOAN AND THE BEVERLY CENTER C-NOTE COMPANION LOAN HAVE CUT-OFF DATE PRINCIPAL BALANCES OF $20,000,000 AND $21,000,000, RESPECTIVELY.
(7) REPRESENTS THE ORIGINAL AMORTIZATION TERM FOR THE BEVERLY CENTER TOTAL LOAN, WITH AN ORIGINAL PRINCIPAL BALANCE OF $347,500,000, A MONTHLY PAYMENT OF $1,925,047 AND A CURRENT WEIGHTED AVERAGE MORTGAGE INTEREST RATE OF 5.2785%.
(8) MONTHLY PAYMENT WAS CALCULATED USING THE AVERAGE PRINCIPAL AND INTEREST PAYMENT THAT WILL BE DUE WITH RESPECT TO THE MORTGAGE LOAN DURING THE 12-MONTH PERIOD FOLLOWING THE 24 MONTH INITIAL INTEREST-ONLY PERIOD.
(9) THE STANFORD SHOPPING CENTER MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE STANFORD SHOPPING CENTER COMPANION LOAN. THE STANFORD SHOPPING CENTER COMPANION LOAN HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $75,000,000 AND IS NOT INCLUDED IN THE TRUST. TOGETHER, THE STANFORD SHOPPING CENTER MORTGAGE LOAN AND THE STANFORD SHOPPING CENTER COMPANION LOAN REPRESENT THE STANFORD SHOPPING CENTER TOTAL LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $165,000,000. ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE STANFORD SHOPPING CENTER TOTAL LOAN.
(10) MONTHLY PAYMENT WAS CALCULATED USING THE AVERAGE INTEREST PAYMENT THAT WILL BE DUE WITH RESPECT TO MORTGAGE LOAN DURING THE 12-MONTH PERIOD BEGINNING WITH THE FIRST PAYMENT DATE. THE MORTGAGE LOAN HOWEVER, ACCRUES INTEREST ON AN ACTUAL/360 BASIS WITH VARYING INTEREST PAYMENTS.
(11) THE MAYFAIR MALL MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE MAYFAIR MALL COMPANION LOANS. THE MAYFAIR MALL COMPANION LOANS HAVE AN AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE OF $128,277,485. TOGETHER, THE MAYFAIR MALL MORTGAGE LOAN AND THE MAYFAIR MALL COMPANION LOANS REPRESENT THE MAYFAIR MALL TOTAL LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $197,349,962. ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE MAYFAIR MALL TOTAL LOAN.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                             CUT-OFF DATE
                                                                               PRINCIPAL            APPRAISED        CUT-OFF DATE
 #   CROSSED  LOAN NAME                                                       BALANCE (1)             VALUE        LTV RATIO (1) (2)
 -   -------  ---------                                                       -----------             -----        -----------------
  1           Bay Plaza Community Center                                    $   141,318,867     $     215,000,000         65.7%
  2           Beverly Center                                           (7)      100,000,000           563,000,000         54.4%
  3           Stanford Shopping Center                                 (8)       90,000,000           335,000,000         49.3%
  4           Mayfair Mall                                             (9)       69,072,487           330,000,000         59.8%
  5           Meristar Hospitality Portfolio                                     49,701,334            70,000,000         71.0%
  6           Northfield Square Mall                                             31,948,769            46,500,000         68.7%
  7           TVO Portfolio                                                      25,537,632            32,950,000         77.5%
  8    (A)    Red Lion Hotel Pasco                                               10,199,113            14,100,000         63.5%
  9    (A)    Red Lion Hotel Salt Lake Downtown                                   5,941,231            11,500,000         63.5%
 10    (A)    Red Lion Hotel Redding                                              4,951,026             7,500,000         63.5%
 11    (A)    Red Lion Hotel Richland Hanford House                               4,059,841             6,500,000         63.5%
 12           Bristol Park at Encino Commons Apartments                          24,000,000            30,000,000         80.0%
 13           Canterbury Apartments                                              23,000,000            37,600,000         61.2%
 14           Easton Square Shopping Center                                      21,896,373            27,800,000         78.8%
 15           Claremore Apartment Homes                                          21,800,000            27,250,000         80.0%
 16           Bank One Office Building                                           21,464,068            28,500,000         75.3%
 17           Northland Portfolio                                                20,329,310            27,100,000         75.0%
 18           McAlpine Place Apartments                                          18,960,772            25,900,000         73.2%
 19           Belmont Landing Apartments                                         18,770,673            24,260,000         77.4%
 20           Villages at Waggoner Park                                          17,960,149            22,100,000         81.3%
 21           1144 Eastlake Building                                             17,016,948            22,300,000         76.3%
 22           Scripps Northridge Technology Plaza                                15,492,641            19,600,000         79.0%
 23           Hawthorne Valley Shopping Center                                   14,969,440            21,000,000         71.3%
 24           The Atrium Business Tower                                          13,996,372            18,700,000         74.8%
 25           Northlake Commons Shopping Center                                  13,376,000            23,400,000         57.2%
 26           Sportmart/Westwood Self Storage                                    12,953,548            17,800,000         72.8%
 27           Village Market Shopping Center                                     12,225,140            15,500,000         78.9%
 28           Ashford Lakes Apartments                                           12,000,000            15,100,000         79.5%
 29           Arlington Square/Wisteria Downs Portfolio                          11,885,241            15,000,000         79.2%
 30           Irving Towne Center                                                11,673,842            17,600,000         66.3%
 31           Ashford Park Apartments                                            11,561,867            14,750,000         78.4%
 32           National Amusements Anchored Center                                11,513,492            17,700,000         65.0%
 33           Riverbend Commons                                                  11,118,186            14,000,000         79.4%
 34           Shoppes of Kenwood                                                 11,048,405            14,500,000         76.2%
 35           Warner Courtyards                                                  10,386,753            14,720,000         70.6%
 36           Klein Portfolio                                                    10,383,400            13,810,000         75.2%
 37           La Mesa Village Plaza                                              10,220,847            14,100,000         72.5%
 38           32-50 Cooper Square                                                 9,938,080            24,000,000         41.4%
 39           173-175 Tenants Corp.                                               9,800,000           258,700,000          3.8%
 40           Laguna Village Shopping Center                                      9,525,218            12,500,000         76.2%
 41           500 East 83rd Street Corp.                                          9,500,000           101,500,000          9.4%
 42           Chatham Park Village Cooperative                                    9,256,143            41,600,000         22.3%
 43           Marketplace at Cascades - Park Place                                9,240,000            16,500,000         56.0%
 44           Forest Hills South Owners, Inc.                                     9,234,331           108,950,000          8.5%
 45           Northaven Park Apartments                                           9,055,562            11,700,000         77.4%
 46           Union Pines Office Building                                         9,023,060            15,100,000         59.8%
 47           Timbers of Deerbrook Apartments                                     8,609,355            11,600,000         74.2%
 48           Big Pine Key Shopping Center                                        8,294,813            10,500,000         79.0%
 49           Metaldyne Automotive Building                                       8,276,507            12,500,000         66.2%
 50           North Batavia Business Park                                         8,183,230            12,400,000         66.0%
 51           Far North Shopping Center                                           8,021,235            10,800,000         74.3%
 52           Greens at Alvamar                                                   7,821,981             9,800,000         79.8%
 53           Junipero Serra Office Building                                      7,768,582            11,100,000         70.0%
 54           TownePlace Suites Dearborn                                          7,621,384            11,200,000         68.0%
 55           Mallory Corners                                                     7,170,464            11,900,000         60.3%
 56           Canal Overlook                                                      7,066,926             8,900,000         79.4%
 57           Kohl's Department Store                                             7,000,000             9,700,000         72.2%
 58           Raymour and Flanigan Furniture Store                                6,989,477            10,200,000         68.5%
 59           Penny Lane Owners Corp.                                             6,969,827            44,320,000         15.7%
 60           196 Owner's Corp.                                                   6,791,421            56,550,000         12.0%
 61           30 Buxton Farms Road                                                6,713,918             8,900,000         75.4%
 62           605 Apartment Corp.                                                 6,618,255           109,200,000          6.1%
 63           Station at Vinings                                                  6,392,457             9,100,000         70.2%

                                                                                                MATURITY/
                                                                             MATURITY/ARD        ARD LTV          MOST RECENT
 #   CROSSED  LOAN NAME                                                       BALANCE (3)      RATIO (2) (3)          NOI
 -   -------  ---------                                                       -----------      -------------      -----------
  1           Bay Plaza Community Center                                    $   119,011,963         55.4%        $  10,991,049
  2           Beverly Center                                           (7)       87,116,610         47.4%           35,749,529
  3           Stanford Shopping Center                                 (8)       90,000,000         49.3%           21,576,675
  4           Mayfair Mall                                             (9)       62,525,033         54.1%           23,811,052
  5           Meristar Hospitality Portfolio                                     39,855,081         56.9%            7,853,442
  6           Northfield Square Mall                                             24,815,614         53.4%            3,659,744
  7           TVO Portfolio                                                      24,241,202         73.6%            2,305,358
  8    (A)    Red Lion Hotel Pasco                                                8,164,879         50.8%            2,042,122
  9    (A)    Red Lion Hotel Salt Lake Downtown                                   4,756,240         50.8%              975,331
 10    (A)    Red Lion Hotel Redding                                              3,963,534         50.8%            1,218,947
 11    (A)    Red Lion Hotel Richland Hanford House                               3,250,097         50.8%              953,688
 12           Bristol Park at Encino Commons Apartments                          20,967,219         69.9%            3,647,988
 13           Canterbury Apartments                                              23,000,000         61.2%            2,783,344
 14           Easton Square Shopping Center                                      20,221,110         72.7%            2,622,686
 15           Claremore Apartment Homes                                          19,542,466         71.7%            1,622,307
 16           Bank One Office Building                                           16,472,653         57.8%            2,959,018
 17           Northland Portfolio                                                17,318,324         63.9%            2,066,623
 18           McAlpine Place Apartments                                          16,028,091         61.9%            1,754,027
 19           Belmont Landing Apartments                                         15,927,982         65.7%            1,813,979
 20           Villages at Waggoner Park                                          15,013,559         67.9%            1,395,064
 21           1144 Eastlake Building                                             14,523,802         65.1%            1,017,343
 22           Scripps Northridge Technology Plaza                                13,076,947         66.7%            1,423,185
 23           Hawthorne Valley Shopping Center                                   12,680,270         60.4%            1,730,697
 24           The Atrium Business Tower                                          11,852,520         63.4%            1,823,773
 25           Northlake Commons Shopping Center                                  13,376,000         57.2%                  N/A
 26           Sportmart/Westwood Self Storage                                    11,137,870         62.6%            1,626,434
 27           Village Market Shopping Center                                     10,283,964         66.3%                  N/A
 28           Ashford Lakes Apartments                                           10,406,044         68.9%              864,891
 29           Arlington Square/Wisteria Downs Portfolio                           9,952,464         66.3%            1,106,001
 30           Irving Towne Center                                                   517,270          2.9%            1,472,860
 31           Ashford Park Apartments                                            10,854,624         73.6%                  N/A
 32           National Amusements Anchored Center                                 9,201,377         52.0%            1,016,072
 33           Riverbend Commons                                                   8,586,290         61.3%                  N/A
 34           Shoppes of Kenwood                                                  9,426,350         65.0%                  N/A
 35           Warner Courtyards                                                   8,868,552         60.2%              224,530
 36           Klein Portfolio                                                     8,071,841         58.4%            1,250,108
 37           La Mesa Village Plaza                                               8,688,942         61.6%              815,095
 38           32-50 Cooper Square                                                 8,382,592         34.9%            1,496,875
 39           173-175 Tenants Corp.                                               9,800,000          3.8%                  N/A
 40           Laguna Village Shopping Center                                      8,047,169         64.4%              905,691
 41           500 East 83rd Street Corp.                                          9,500,000          9.4%                  N/A
 42           Chatham Park Village Cooperative                                    8,521,070         20.5%                  N/A
 43           Marketplace at Cascades - Park Place                                9,240,000         56.0%            1,423,302
 44           Forest Hills South Owners, Inc.                                     7,603,285          7.0%                  N/A
 45           Northaven Park Apartments                                           7,675,257         65.6%            1,173,557
 46           Union Pines Office Building                                         7,617,692         50.4%            1,788,290
 47           Timbers of Deerbrook Apartments                                     7,375,650         63.6%            1,008,964
 48           Big Pine Key Shopping Center                                        7,118,306         67.8%              913,490
 49           Metaldyne Automotive Building                                       6,457,898         51.7%                  N/A
 50           North Batavia Business Park                                         6,927,747         55.9%            1,129,561
 51           Far North Shopping Center                                           6,896,913         63.9%              757,850
 52           Greens at Alvamar                                                   6,977,805         71.2%              712,567
 53           Junipero Serra Office Building                                      6,570,201         59.2%            1,060,511
 54           TownePlace Suites Dearborn                                          6,055,127         54.1%            1,278,541
 55           Mallory Corners                                                     6,048,275         50.8%              890,843
 56           Canal Overlook                                                      6,027,695         67.7%              748,901
 57           Kohl's Department Store                                             5,872,942         60.5%                  N/A
 58           Raymour and Flanigan Furniture Store                                5,561,539         54.5%              854,665
 59           Penny Lane Owners Corp.                                             5,797,448         13.1%                  N/A
 60           196 Owner's Corp.                                                   6,344,963         11.2%                  N/A
 61           30 Buxton Farms Road                                                5,776,691         64.9%              872,081
 62           605 Apartment Corp.                                                 6,271,772          5.7%                  N/A
 63           Station at Vinings                                                  5,411,288         59.5%              469,070

                                                                             MOST RECENT            U/W                    U/W
 #   CROSSED  LOAN NAME                                                        DSCR (4)             NOI                  NCF (5)
 -   -------  ---------                                                        --------             ---                  -------
 1            Bay Plaza Community Center                                         1.12x         $    16,718,418       $  16,343,964
 2            Beverly Center                                           (7)       1.81               36,946,904          35,782,952
 3            Stanford Shopping Center                                 (8)       3.90               19,013,028          18,932,926
 4            Mayfair Mall                                             (9)       2.32               25,124,291          24,443,594
 5            Meristar Hospitality Portfolio                                     1.64                7,554,488           6,591,948
 6            Northfield Square Mall                                             1.47                3,630,362           3,383,949
 7            TVO Portfolio                                                      1.09                2,901,897           2,642,397
 8     (A)    Red Lion Hotel Pasco                                               1.82                1,923,971           1,592,317
 9     (A)    Red Lion Hotel Salt Lake Downtown                                  1.82                  958,813             725,308
 10    (A)    Red Lion Hotel Redding                                             1.82                1,154,356             915,103
 11    (A)    Red Lion Hotel Richland Hanford House                              1.82                  917,832             735,498
 12           Bristol Park at Encino Commons Apartments                          2.20                2,140,931           2,100,431
 13           Canterbury Apartments                                              2.12                3,058,721           2,938,721
 14           Easton Square Shopping Center                                      1.87                2,229,071           2,083,761
 15           Claremore Apartment Homes                                          1.08                1,910,753           1,827,753
 16           Bank One Office Building                                           1.80                2,688,339           2,171,529
 17           Northland Portfolio                                                1.27                2,342,637           2,146,637
 18           McAlpine Place Apartments                                          1.20                1,779,612           1,679,612
 19           Belmont Landing Apartments                                         1.28                1,857,622           1,751,622
 20           Villages at Waggoner Park                                          1.05                1,701,870           1,636,470
 21           1144 Eastlake Building                                             0.82                1,828,160           1,705,736
 22           Scripps Northridge Technology Plaza                                1.31                1,604,858           1,437,815
 23           Hawthorne Valley Shopping Center                                   1.62                1,617,650           1,452,786
 24           The Atrium Business Tower                                          1.83                1,647,939           1,399,299
 25           Northlake Commons Shopping Center                                   N/A                1,724,538           1,592,807
 26           Sportmart/Westwood Self Storage                                    1.63                1,460,246           1,418,022
 27           Village Market Shopping Center                                      N/A                1,205,477           1,160,497
 28           Ashford Lakes Apartments                                           0.89                1,104,721           1,046,328
 29           Arlington Square/Wisteria Downs Portfolio                          1.22                1,232,788           1,171,288
 30           Irving Towne Center                                                1.41                1,569,195           1,429,380
 31           Ashford Park Apartments                                             N/A                1,043,324             980,574
 32           National Amusements Anchored Center                                1.05                1,279,085           1,268,950
 33           Riverbend Commons                                                   N/A                1,194,646           1,144,490
 34           Shoppes of Kenwood                                                  N/A                1,185,270           1,095,894
 35           Warner Courtyards                                                  0.30                1,112,963             961,042
 36           Klein Portfolio                                                    1.54                1,229,823           1,097,118
 37           La Mesa Village Plaza                                              1.06                1,150,558             999,115
 38           32-50 Cooper Square                                                1.85                1,398,551           1,177,924
 39           173-175 Tenants Corp.                                               N/A                7,970,442           7,970,442
 40           Laguna Village Shopping Center                                     1.32                  964,168             925,200
 41           500 East 83rd Street Corp.                                          N/A                5,293,721           5,293,721
 42           Chatham Park Village Cooperative                                    N/A                1,659,957           1,659,957
 43           Marketplace at Cascades - Park Place                               3.42                1,281,441           1,193,653
 44           Forest Hills South Owners, Inc.                                     N/A                5,056,118           5,056,118
 45           Northaven Park Apartments                                          1.70                1,166,916           1,080,916
 46           Union Pines Office Building                                        2.83                1,476,730           1,321,144
 47           Timbers of Deerbrook Apartments                                    1.51                  900,989             835,989
 48           Big Pine Key Shopping Center                                       1.41                  878,573             833,979
 49           Metaldyne Automotive Building                                       N/A                1,061,222           1,003,672
 50           North Batavia Business Park                                        1.79                1,015,073             843,476
 51           Far North Shopping Center                                          1.10                  993,258             897,691
 52           Greens at Alvamar                                                  1.32                  713,952             675,246
 53           Junipero Serra Office Building                                     1.78                  950,241             864,533
 54           TownePlace Suites Dearborn                                         1.85                1,264,984           1,152,193
 55           Mallory Corners                                                    1.62                  963,583             882,449
 56           Canal Overlook                                                     1.37                  749,041             700,391
 57           Kohl's Department Store                                             N/A                  681,365             668,120
 58           Raymour and Flanigan Furniture Store                               1.48                  865,356             800,300
 59           Penny Lane Owners Corp.                                             N/A                2,811,101           2,811,101
 60           196 Owner's Corp.                                                   N/A                2,711,780           2,711,780
 61           30 Buxton Farms Road                                               1.66                  805,428             767,469
 62           605 Apartment Corp.                                                 N/A                3,639,851           3,639,851
 63           Station at Vinings                                                 1.03                  750,689             703,284

                                                                                 U/W              SERVICING          ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                                        DSCR (4)            POOL (6)               FEES
 -   -------  ----------                                                       --------            --------               ----
 1            Bay Plaza Community Center                                          1.66x                1                 0.0318%
 2            Beverly Center                                           (7)        1.81                 2                 0.0318%
 3            Stanford Shopping Center                                 (8)        3.42                 2                 0.0318%
 4            Mayfair Mall                                             (9)        2.38                 1                 0.0333%
 5            Meristar Hospitality Portfolio                                      1.57                 2                 0.0318%
 6            Northfield Square Mall                                              1.36                 1                 0.0318%
 7            TVO Portfolio                                                       1.40                 2                 0.0318%
 8     (A)    Red Lion Hotel Pasco                                                1.89                 2                 0.0318%
 9     (A)    Red Lion Hotel Salt Lake Downtown                                   1.89                 2                 0.0318%
 10    (A)    Red Lion Hotel Redding                                              1.89                 2                 0.0318%
 11    (A)    Red Lion Hotel Richland Hanford House                               1.89                 2                 0.0318%
 12           Bristol Park at Encino Commons Apartments                           1.27                 2                 0.1018%
 13           Canterbury Apartments                                               2.34                 1                 0.0318%
 14           Easton Square Shopping Center                                       1.49                 1                 0.1018%
 15           Claremore Apartment Homes                                           1.22                 2                 0.0818%
 16           Bank One Office Building                                            1.35                 2                 0.1118%
 17           Northland Portfolio                                                 1.46                 2                 0.0318%
 18           McAlpine Place Apartments                                           1.25                 2                 0.0818%
 19           Belmont Landing Apartments                                          1.31                 2                 0.0318%
 20           Villages at Waggoner Park                                           1.34                 1                 0.0518%
 21           1144 Eastlake Building                                              1.37                 2                 0.0818%
 22           Scripps Northridge Technology Plaza                                 1.32                 2                 0.0818%
 23           Hawthorne Valley Shopping Center                                    1.36                 1                 0.0518%
 24           The Atrium Business Tower                                           1.40                 1                 0.0518%
 25           Northlake Commons Shopping Center                                   2.40                 1                 0.0518%
 26           Sportmart/Westwood Self Storage                                     1.46                 2                 0.0318%
 27           Village Market Shopping Center                                      1.36                 1                 0.0518%
 28           Ashford Lakes Apartments                                            1.28                 2                 0.1018%
 29           Arlington Square/Wisteria Downs Portfolio                           1.44                 2                 0.1018%
 30           Irving Towne Center                                                 1.51                 1                 0.0318%
 31           Ashford Park Apartments                                             1.25                 2                 0.0318%
 32           National Amusements Anchored Center                                 1.32                 1                 0.0318%
 33           Riverbend Commons                                                   1.36                 2                 0.0318%
 34           Shoppes of Kenwood                                                  1.37                 1                 0.0318%
 35           Warner Courtyards                                                   1.27                 2                 0.1118%
 36           Klein Portfolio                                                     1.36                 1                 0.1018%
 37           La Mesa Village Plaza                                               1.36                 2                 0.1118%
 38           32-50 Cooper Square                                                 1.71                 1                 0.0318%
 39           173-175 Tenants Corp.                                              13.83                 3                 0.0818%
 40           Laguna Village Shopping Center                                      1.38                 2                 0.1018%
 41           500 East 83rd Street Corp.                                         10.06                 3                 0.0818%
 42           Chatham Park Village Cooperative                                    2.74                 3                 0.0818%
 43           Marketplace at Cascades - Park Place                                2.86                 1                 0.0518%
 44           Forest Hills South Owners, Inc.                                     8.28                 3                 0.0818%
 45           Northaven Park Apartments                                           1.69                 2                 0.0318%
 46           Union Pines Office Building                                         2.09                 2                 0.1118%
 47           Timbers of Deerbrook Apartments                                     1.34                 1                 0.0318%
 48           Big Pine Key Shopping Center                                        1.35                 1                 0.0318%
 49           Metaldyne Automotive Building                                       1.54                 2                 0.0818%
 50           North Batavia Business Park                                         1.45                 1                 0.1018%
 51           Far North Shopping Center                                           1.49                 2                 0.0318%
 52           Greens at Alvamar                                                   1.30                 2                 0.1018%
 53           Junipero Serra Office Building                                      1.58                 2                 0.0318%
 54           TownePlace Suites Dearborn                                          1.83                 2                 0.0318%
 55           Mallory Corners                                                     1.76                 2                 0.0318%
 56           Canal Overlook                                                      1.37                 1                 0.0318%
 57           Kohl's Department Store                                             1.38                 2                 0.0818%
 58           Raymour and Flanigan Furniture Store                                1.38                 1                 0.0518%
 59           Penny Lane Owners Corp.                                             5.82                 3                 0.0818%
 60           196 Owner's Corp.                                                   6.60                 3                 0.0818%
 61           30 Buxton Farms Road                                                1.53                 2                 0.0318%
 62           605 Apartment Corp.                                                 9.63                 3                 0.0818%
 63           Station at Vinings                                                  1.54                 3                 0.0818%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                             CUT-OFF DATE
                                                                               PRINCIPAL            APPRAISED        CUT-OFF DATE
 #   CROSSED  LOAN NAME                                                       BALANCE (1)             VALUE        LTV RATIO (1) (2)
 -   -------  ---------                                                       -----------             -----        -----------------
 64           Bluemound Centre                                              $     6,348,740     $       8,800,000         72.1%
 65           Somerset Village Shopping Center                                    6,166,492             8,900,000         69.3%
 66           Columbus Greens                                                     6,076,170             8,200,000         74.1%
 67           Blackhawk Apartments                                                5,949,503             7,500,000         79.3%
 68           Oakwood Village Apartments                                          5,944,873             8,500,000         69.9%
 69           The Hermitage at Napeague, Ltd.                                     5,784,089            29,000,000         19.9%
 70           Esplanade Gardens Tenants Corp.                                     5,782,425            16,050,000         36.0%
 71           Carol House Apartments, Inc.                                        5,781,029            22,100,000         26.2%
 72    (B)    Avgeris-RBX Industries                                              2,475,746             3,450,000         66.8%
 73    (B)    Avgeris-IVEX Packaging                                              2,109,336             3,250,000         66.8%
 74    (B)    Avgeris-Ultra Care                                                  1,158,649             1,900,000         66.8%
 75           Bammelwood Apartments                                               5,650,027             7,900,000         71.5%
 76           Storage USA - Calvine                                               5,533,700             8,120,000         68.1%
 77           The Creekwood Village Apartments                                    5,488,427             6,900,000         79.5%
 78           Ala Moana Tower                                                     5,469,842            13,270,000         41.2%
 79           Springlake Park Mobile Home Park                                    5,450,752             6,825,000         79.9%
 80           Macedon Commons Shopping Center                                     5,118,150             6,800,000         75.3%
 81           South Pointe Village Mobile Home Park                               5,000,000             6,700,000         74.6%
 82           Fountain Brook Apartments                                           4,999,455             6,365,000         78.5%
 83           3135 Johnson Tenant Owners Corp.                                    4,988,974            27,280,000         18.3%
 84           Lakeside Villas                                                     4,959,702             6,250,000         79.4%
 85           Westpark Place Office Building                                      4,902,416             6,725,000         72.9%
 86           TownePlace Suites Livonia                                           4,707,326             6,900,000         68.2%
 87           Border City Mills                                                   4,685,646             6,900,000         67.9%
 88           Nacogdoches Marketplace                                             4,500,000             5,700,000         78.9%
 89           Cruz Alta Plaza                                                     4,479,871             6,550,000         68.4%
 90           Warwick Apartments                                                  4,474,361             5,650,000         79.2%
 91           Safe Self Storage - Van Nuys                                        4,390,846             5,800,000         75.7%
 92           Country Inns & Suites Clive                                         4,328,747             6,300,000         68.7%
 93           Huntington Plaza                                                    4,287,659             5,780,000         74.2%
 94           Hampton Inn Mechanicsville                                          4,268,584             7,500,000         56.9%
 95           Thunderbird Village Mobile Home Park                                4,263,338             5,450,000         78.2%
 96           Physicians Plaza II                                                 4,200,000             5,500,000         76.4%
 97           Timbers of Keegan's Bayou Apartments                                4,179,534             5,450,000         76.7%
 98           Redbird Towers                                                      4,129,167             6,020,000         68.6%
 99           Hampton Inn Midlothian                                              4,070,046             7,000,000         58.1%
100           Arlington Farms Apartments                                          4,026,436             5,200,000         77.4%
101           Briarwood Owners' Corp.                                             3,990,747            23,400,000         17.1%
102           Storage USA - Rocklin                                               3,988,252             5,400,000         73.9%
103           Bethpage Apartment Corp.                                            3,981,952            12,400,000         32.1%
104           Parkridge Plaza                                                     3,919,551             5,250,000         74.7%
105           HSM, LLC                                                            3,879,713             5,200,000         74.6%
106           Buckner Village Apartments                                          3,861,290             5,000,000         77.2%
107           Chastain Manor Apartments                                           3,829,647             5,300,000         72.3%
108           Outback Steakhouse Plaza                                            3,805,694             5,100,000         74.6%
109           Park Towers Apartments                                              3,780,588            10,200,000         37.1%
110           Katonah Shopping Center                                             3,699,329             6,700,000         55.2%
111           Valleywide Self Storage                                             3,688,521             5,450,000         67.7%
112           Osco Drug Retail Center                                             3,672,517             4,900,000         74.9%
113           Chapel Ridge of Stillwater Phase I                                  3,529,481             6,230,000         56.7%
114           Village Townhouses Cooperative                                      3,494,871            17,605,000         19.9%
115           Chestnut Hill                                                       3,482,981             6,300,000         55.3%
116           Village Center at Marshall's Creek                                  3,378,870             4,700,000         71.9%
117           Assured Storage                                                     3,303,915             4,340,000         76.1%
118           6600 Building                                                       3,269,862             4,650,000         70.3%
119           Liberty Square                                                      3,246,286             5,500,000         59.0%
120           12 Greenridge Avenue                                                3,185,975             5,000,000         63.7%
121           Yahara Landing Apartments                                           3,106,550             4,400,000         70.6%
122           Sierra Verde Apartments                                             3,074,309             4,300,000         71.5%
123           Pepper Ridge Apartments                                             3,034,840             3,850,000         78.8%
124           131 East 66th Street Corporation                                    3,000,000            73,700,000          4.1%
125           Pine Tree Apartments                                                2,828,660             3,570,000         79.2%
126           Richton Trail Apartments                                            2,803,739             3,900,000         71.9%
127           Tiny Town Village                                                   2,791,211             3,850,000         72.5%

                                                                                                MATURITY/
                                                                             MATURITY/ARD        ARD LTV          MOST RECENT
 #   CROSSED  LOAN NAME                                                       BALANCE (3)      RATIO (2) (3)          NOI
 -   -------  ---------                                                       -----------      -------------          ---
 64           Bluemound Centre                                              $     4,952,496         56.3%        $     708,512
 65           Somerset Village Shopping Center                                    4,478,503         50.3%              760,751
 66           Columbus Greens                                                     5,161,363         62.9%              657,369
 67           Blackhawk Apartments                                                5,000,924         66.7%              536,322
 68           Oakwood Village Apartments                                          4,934,063         58.0%              730,248
 69           The Hermitage at Napeague, Ltd.                                     4,527,037         15.6%                  N/A
 70           Esplanade Gardens Tenants Corp.                                     4,847,275         30.2%                  N/A
 71           Carol House Apartments, Inc.                                        5,295,168         24.0%                  N/A
 72    (B)    Avgeris-RBX Industries                                              2,109,524         56.9%              344,530
 73    (B)    Avgeris-IVEX Packaging                                              1,797,314         56.9%                  N/A
 74    (B)    Avgeris-Ultra Care                                                    987,257         56.9%              209,293
 75           Bammelwood Apartments                                               4,869,277         61.6%              703,640
 76           Storage USA - Calvine                                               4,283,467         52.8%              529,556
 77           The Creekwood Village Apartments                                    4,625,733         67.0%              592,241
 78           Ala Moana Tower                                                       220,335          1.7%              698,763
 79           Springlake Park Mobile Home Park                                    4,227,681         61.9%                  N/A
 80           Macedon Commons Shopping Center                                     3,494,676         51.4%              696,359
 81           South Pointe Village Mobile Home Park                               4,226,672         63.1%              588,771
 82           Fountain Brook Apartments                                           4,213,866         66.2%              499,466
 83           3135 Johnson Tenant Owners Corp.                                    4,559,167         16.7%                  N/A
 84           Lakeside Villas                                                     3,907,351         62.5%              501,920
 85           Westpark Place Office Building                                      4,650,710         69.2%              799,550
 86           TownePlace Suites Livonia                                           3,739,932         54.2%              762,836
 87           Border City Mills                                                   3,943,663         57.2%              459,978
 88           Nacogdoches Marketplace                                             3,841,548         67.4%              515,945
 89           Cruz Alta Plaza                                                     3,436,614         52.5%              657,622
 90           Warwick Apartments                                                  4,210,754         74.5%              533,423
 91           Safe Self Storage - Van Nuys                                        3,707,306         63.9%              467,613
 92           Country Inns & Suites Clive                                         3,439,154         54.6%              729,308
 93           Huntington Plaza                                                    3,335,592         57.7%              532,697
 94           Hampton Inn Mechanicsville                                          3,423,861         45.7%              846,407
 95           Thunderbird Village Mobile Home Park                                3,322,280         61.0%              381,700
 96           Physicians Plaza II                                                 3,608,871         65.6%                  N/A
 97           Timbers of Keegan's Bayou Apartments                                3,543,491         65.0%              461,540
 98           Redbird Towers                                                      3,580,645         59.5%              505,074
 99           Hampton Inn Midlothian                                              3,264,610         46.6%              739,275
100           Arlington Farms Apartments                                          3,107,678         59.8%              358,074
101           Briarwood Owners' Corp.                                             3,698,500         15.8%                  N/A
102           Storage USA - Rocklin                                               3,087,183         57.2%              395,238
103           Bethpage Apartment Corp.                                            3,303,214         26.6%                  N/A
104           Parkridge Plaza                                                     3,352,614         63.9%              453,229
105           HSM, LLC                                                            3,070,678         59.1%              512,284
106           Buckner Village Apartments                                          3,009,508         60.2%              495,045
107           Chastain Manor Apartments                                           2,508,452         47.3%              419,959
108           Outback Steakhouse Plaza                                            3,341,127         65.5%              433,109
109           Park Towers Apartments                                              3,271,384         32.1%              310,157
110           Katonah Shopping Center                                                18,082          0.3%              650,924
111           Valleywide Self Storage                                             3,137,701         57.6%              347,972
112           Osco Drug Retail Center                                             3,111,820         63.5%                  N/A
113           Chapel Ridge of Stillwater Phase I                                  2,631,691         42.2%              406,115
114           Village Townhouses Cooperative                                      3,219,408         18.3%                  N/A
115           Chestnut Hill                                                       2,953,797         46.9%              602,538
116           Village Center at Marshall's Creek                                  2,905,088         61.8%              340,180
117           Assured Storage                                                     2,616,856         60.3%              382,090
118           6600 Building                                                       2,792,962         60.1%              428,874
119           Liberty Square                                                      2,765,743         50.3%              436,094
120           12 Greenridge Avenue                                                2,854,127         57.1%              539,269
121           Yahara Landing Apartments                                           2,637,895         60.0%              318,354
122           Sierra Verde Apartments                                             2,269,267         52.8%              335,443
123           Pepper Ridge Apartments                                             2,381,792         61.9%              385,557
124           131 East 66th Street Corporation                                    3,000,000          4.1%                  N/A
125           Pine Tree Apartments                                                2,173,534         60.9%              277,015
126           Richton Trail Apartments                                            2,174,299         55.8%              345,022
127           Tiny Town Village                                                   2,321,661         60.3%              361,326

                                                                             MOST RECENT            U/W                    U/W
 #   CROSSED  LOAN NAME                                                        DSCR (4)             NOI                  NCF (5)
 -   -------  ---------                                                        --------             ---                  -------
 64           Bluemound Centre                                                   1.38x         $       805,657       $     759,162
 65           Somerset Village Shopping Center                                   1.51                  700,630             596,324
 66           Columbus Greens                                                    1.48                  656,524             643,124
 67           Blackhawk Apartments                                               1.19                  606,934             554,684
 68           Oakwood Village Apartments                                         1.70                  634,068             562,068
 69           The Hermitage at Napeague, Ltd.                                     N/A                1,981,043           1,981,043
 70           Esplanade Gardens Tenants Corp.                                     N/A                  868,604             868,604
 71           Carol House Apartments, Inc.                                        N/A                1,382,553           1,382,553
 72    (B)    Avgeris-RBX Industries                                              N/A                  304,973             243,425
 73    (B)    Avgeris-IVEX Packaging                                              N/A                  255,864             217,331
 74    (B)    Avgeris-Ultra Care                                                  N/A                  165,331             128,711
 75           Bammelwood Apartments                                              1.52                  721,103             664,603
 76           Storage USA - Calvine                                              1.25                  574,390             560,212
 77           The Creekwood Village Apartments                                   1.47                  614,415             576,415
 78           Ala Moana Tower                                                    1.52                  948,111             908,045
 79           Springlake Park Mobile Home Park                                    N/A                  518,650             511,300
 80           Macedon Commons Shopping Center                                    1.38                  593,515             532,500
 81           South Pointe Village Mobile Home Park                              1.61                  570,870             556,770
 82           Fountain Brook Apartments                                          1.36                  548,830             520,830
 83           3135 Johnson Tenant Owners Corp.                                    N/A                1,539,450           1,539,450
 84           Lakeside Villas                                                    1.19                  517,309             485,589
 85           Westpark Place Office Building                                     1.94                  654,603             544,434
 86           TownePlace Suites Livonia                                          1.78                  755,786             683,275
 87           Border City Mills                                                  1.41                  492,364             457,525
 88           Nacogdoches Marketplace                                            1.54                  481,277             460,111
 89           Cruz Alta Plaza                                                    1.91                  568,256             484,219
 90           Warwick Apartments                                                 1.53                  542,726             504,726
 91           Safe Self Storage - Van Nuys                                       1.51                  437,633             429,444
 92           Country Inns & Suites Clive                                        1.79                  731,056             640,820
 93           Huntington Plaza                                                   1.18                  518,009             471,425
 94           Hampton Inn Mechanicsville                                         2.16                  765,225             695,527
 95           Thunderbird Village Mobile Home Park                               1.14                  430,607             424,857
 96           Physicians Plaza II                                                 N/A                  518,508             430,704
 97           Timbers of Keegan's Bayou Apartments                               1.43                  465,505             427,505
 98           Redbird Towers                                                     1.38                  552,406             487,660
 99           Hampton Inn Midlothian                                             1.97                  688,997             624,574
100           Arlington Farms Apartments                                         0.55                  449,319             398,919
101           Briarwood Owners' Corp.                                             N/A                1,749,419           1,749,419
102           Storage USA - Rocklin                                              1.29                  420,194             408,827
103           Bethpage Apartment Corp.                                            N/A                  618,508             618,508
104           Parkridge Plaza                                                    1.36                  448,127             385,134
105           HSM, LLC                                                           1.56                  548,192             491,792
106           Buckner Village Apartments                                         1.51                  485,854             442,682
107           Chastain Manor Apartments                                          1.18                  436,781             397,531
108           Outback Steakhouse Plaza                                           1.55                  398,804             352,918
109           Park Towers Apartments                                             0.93                  917,390             874,890
110           Katonah Shopping Center                                            1.31                  626,667             592,247
111           Valleywide Self Storage                                            1.20                  390,501             366,896
112           Osco Drug Retail Center                                             N/A                  362,321             351,943
113           Chapel Ridge of Stillwater Phase I                                 1.42                  417,782             387,782
114           Village Townhouses Cooperative                                      N/A                  939,881             939,881
115           Chestnut Hill                                                      2.31                  549,760             518,406
116           Village Center at Marshall's Creek                                 1.13                  379,742             322,177
117           Assured Storage                                                    1.36                  377,071             360,691
118           6600 Building                                                      1.07                  378,717             327,579
119           Liberty Square                                                     1.84                  451,891             382,826
120           12 Greenridge Avenue                                               2.34                  477,766             440,044
121           Yahara Landing Apartments                                          1.36                  310,850             292,850
122           Sierra Verde Apartments                                            1.21                  380,598             342,898
123           Pepper Ridge Apartments                                            1.46                  409,604             373,604
124           131 East 66th Street Corporation                                    N/A                3,771,676           3,771,676
125           Pine Tree Apartments                                               1.21                  290,070             267,570
126           Richton Trail Apartments                                           1.53                  303,594             278,106
127           Tiny Town Village                                                  1.70                  305,517             281,517

                                                                                 U/W              SERVICING          ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                                        DSCR (4)            POOL (6)               FEES
 -   -------  ---------                                                        --------            --------               ----
 64           Bluemound Centre                                                    1.53x                2                 0.1318%
 65           Somerset Village Shopping Center                                    1.20                 1                 0.0518%
 66           Columbus Greens                                                     1.48                 1                 0.0318%
 67           Blackhawk Apartments                                                1.37                 2                 0.0318%
 68           Oakwood Village Apartments                                          1.45                 1                 0.0318%
 69           The Hermitage at Napeague, Ltd.                                     4.13                 3                 0.0818%
 70           Esplanade Gardens Tenants Corp.                                     2.09                 3                 0.0818%
 71           Carol House Apartments, Inc.                                        3.73                 3                 0.0818%
 72    (B)    Avgeris-RBX Industries                                              1.44                 2                 0.0318%
 73    (B)    Avgeris-IVEX Packaging                                              1.44                 2                 0.0318%
 74    (B)    Avgeris-Ultra Care                                                  1.44                 2                 0.0318%
 75           Bammelwood Apartments                                               1.56                 1                 0.0318%
 76           Storage USA - Calvine                                               1.32                 1                 0.1018%
 77           The Creekwood Village Apartments                                    1.50                 2                 0.1018%
 78           Ala Moana Tower                                                     2.10                 2                 0.0318%
 79           Springlake Park Mobile Home Park                                    1.22                 2                 0.0318%
 80           Macedon Commons Shopping Center                                     1.15                 1                 0.0318%
 81           South Pointe Village Mobile Home Park                               1.56                 2                 0.0318%
 82           Fountain Brook Apartments                                           1.50                 1                 0.0318%
 83           3135 Johnson Tenant Owners Corp.                                    4.86                 3                 0.0818%
 84           Lakeside Villas                                                     1.22                 2                 0.0318%
 85           Westpark Place Office Building                                      1.53                 1                 0.0318%
 86           TownePlace Suites Livonia                                           1.76                 2                 0.0318%
 87           Border City Mills                                                   1.41                 1                 0.0518%
 88           Nacogdoches Marketplace                                             1.43                 1                 0.0318%
 89           Cruz Alta Plaza                                                     1.45                 1                 0.1018%
 90           Warwick Apartments                                                  1.56                 2                 0.0318%
 91           Safe Self Storage - Van Nuys                                        1.39                 1                 0.0518%
 92           Country Inns & Suites Clive                                         1.79                 2                 0.0318%
 93           Huntington Plaza                                                    1.41                 2                 0.1318%
 94           Hampton Inn Mechanicsville                                          1.93                 2                 0.0318%
 95           Thunderbird Village Mobile Home Park                                1.29                 1                 0.0318%
 96           Physicians Plaza II                                                 1.39                 2                 0.0618%
 97           Timbers of Keegan's Bayou Apartments                                1.44                 1                 0.0318%
 98           Redbird Towers                                                      1.53                 2                 0.0318%
 99           Hampton Inn Midlothian                                              1.82                 1                 0.0318%
100           Arlington Farms Apartments                                          1.30                 1                 0.1018%
101           Briarwood Owners' Corp.                                             6.34                 3                 0.0818%
102           Storage USA - Rocklin                                               1.33                 1                 0.1018%
103           Bethpage Apartment Corp.                                            2.27                 3                 0.0818%
104           Parkridge Plaza                                                     1.34                 1                 0.0318%
105           HSM, LLC                                                            1.56                 3                 0.0818%
106           Buckner Village Apartments                                          1.48                 2                 0.0318%
107           Chastain Manor Apartments                                           1.23                 1                 0.0318%
108           Outback Steakhouse Plaza                                            1.26                 1                 0.0518%
109           Park Towers Apartments                                              3.03                 1                 0.0318%
110           Katonah Shopping Center                                             1.25                 2                 0.0318%
111           Valleywide Self Storage                                             1.34                 1                 0.0518%
112           Osco Drug Retail Center                                             1.34                 2                 0.1818%
113           Chapel Ridge of Stillwater Phase I                                  1.46                 2                 0.1318%
114           Village Townhouses Cooperative                                      4.01                 3                 0.0818%
115           Chestnut Hill                                                       2.10                 2                 0.0318%
116           Village Center at Marshall's Creek                                  1.28                 1                 0.0318%
117           Assured Storage                                                     1.34                 1                 0.0318%
118           6600 Building                                                       1.37                 2                 0.1118%
119           Liberty Square                                                      1.62                 2                 0.1318%
120           12 Greenridge Avenue                                                2.05                 1                 0.0318%
121           Yahara Landing Apartments                                           1.33                 2                 0.0318%
122           Sierra Verde Apartments                                             1.39                 1                 0.0318%
123           Pepper Ridge Apartments                                             1.56                 2                 0.0318%
124           131 East 66th Street Corporation                                   23.50                 3                 0.0818%
125           Pine Tree Apartments                                                1.27                 1                 0.0318%
126           Richton Trail Apartments                                            1.29                 1                 0.1018%
127           Tiny Town Village                                                   1.33                 1                 0.1018%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                             CUT-OFF DATE
                                                                               PRINCIPAL            APPRAISED        CUT-OFF DATE
 #   CROSSED  LOAN NAME                                                       BALANCE (1)             VALUE        LTV RATIO (1) (2)
 -   -------  ---------                                                       -----------             -----        -----------------
128           Arch Creek Run Apartments                                     $     2,779,580     $       3,500,000         79.4%
129           Storage Center                                                      2,735,426             4,600,000         59.5%
130           Cy Fair Plaza                                                       2,734,872             4,300,000         63.6%
131           Durant Shopping Center                                              2,692,498             3,600,000         74.8%
132           111-119 Hartsdale Corp.                                             2,683,183            16,100,000         16.7%
133           Presidential Suites Apartments                                      2,678,762             3,850,000         69.6%
134           St. Paul Shopping Center                                            2,620,785             3,600,000         72.8%
135           Century Plaza                                                       2,608,391             3,550,000         73.5%
136           7611 State Line Road Building                                       2,600,000             4,100,000         63.4%
137           Chevy Chase Apartments                                              2,584,553             3,250,000         79.5%
138           Archway Village                                                     2,518,087             3,700,000         68.1%
139           6035 Broadway Owners Corp.                                          2,489,384            13,000,000         19.1%
140           Flour Bluff Shopping Center                                         2,470,266             3,300,000         74.9%
141           110-150 Draper Owners Corp.                                         2,466,158            18,600,000         13.3%
142           Park on Vista Apartments                                            2,404,111             3,100,000         77.6%
143           Fort Security Self Storage                                          2,332,973             3,450,000         67.6%
144           Hibert Office                                                       2,316,338             3,100,000         74.7%
145           Raffin Executive Center                                             2,291,449             3,540,000         64.7%
146           The Gilman Terrace II Apartments                                    2,291,033             4,500,000         50.9%
147           Monterey Apartments / Sherbrooke Apartments                         2,222,369             3,700,000         60.1%
148           Hidden Hollow Apartments                                            2,219,630             2,750,000         80.7%
149           Geist Self Storage                                                  2,193,944             3,000,000         73.1%
150           Medford Shopping Center                                             2,183,565             3,540,000         61.7%
151           Catalina Apartments                                                 2,169,216             2,750,000         78.9%
152           Crestridge Apartments                                               2,155,242             2,735,000         78.8%
153    (C)    Richlawn Acres Apartments                                           1,160,445             1,500,000         77.7%
154    (C)    Grant Street Apartments                                               938,232             1,200,000         77.7%
155           Park Terrace Owners Corp.                                           2,091,254            14,100,000         14.8%
156           DP Building One                                                     2,090,634             2,850,000         73.4%
157           83-84 116th Owners Corp.                                            2,089,240             7,440,000         28.1%
158           Mesa Grande                                                         2,045,394             2,640,000         77.5%
159           Greylock Apartments                                                 2,043,006             2,690,000         75.9%
160           Swarthmore Apartments                                               2,043,006             2,650,000         77.1%
161           Royalwood Apartments                                                2,027,779             2,900,000         69.9%
162           Inverness Housing Corp.                                             2,000,000             9,720,000         20.6%
163           Burnet House                                                        1,994,104             2,800,000         71.2%
164           Crestwood Apartment Owners Corp.                                    1,991,183             8,950,000         22.2%
165           Lake Springs Shops                                                  1,989,717             2,750,000         72.4%
166           Northpoint Apartments                                               1,988,541             2,825,000         70.4%
167           360 Riverside Owners Corp.                                          1,981,912            23,910,000          8.3%
168           66 Fort Point Street                                                1,977,867             2,950,000         67.0%
169           1-7 Journal Square                                                  1,944,497             2,600,000         74.8%
170           Amistad Apartments                                                  1,928,292             3,260,000         59.2%
171           Melnick Drive                                                       1,915,619             3,000,000         63.9%
172           Desert Plaza Apartments                                             1,910,062             2,560,000         74.6%
173           Burleson Plaza                                                      1,841,504             2,500,000         73.7%
174           Chapel Ridge of Forrest City Phase II                               1,820,267             2,760,000         66.0%
175           9 East 96th Street Apartment Corp.                                  1,810,621            35,940,000          5.0%
176           Budget Self Storage                                                 1,790,189             5,000,000         35.8%
177           Imperial Marshwood Mobile Home Park                                 1,785,876             2,550,000         70.0%
178           Windsor Equities Owners, Inc.                                       1,745,747             7,220,000         24.2%
179           84-49 Owners Corp.                                                  1,722,764            11,960,000         14.4%
180           300 West Coleman Boulevard                                          1,705,551             2,360,000         72.3%
181           129-131 Fifth Avenue Corp.                                          1,700,000            23,830,000          7.1%
182           Tiffany Office Building                                             1,692,856             2,700,000         62.7%
183           Forest Mobile Estates Mobile Home Park                              1,686,276             5,250,000         32.1%
184           Country Club Village Apartments                                     1,685,480             2,170,000         77.7%
185           Vista Pacifica Industrial Park                                      1,672,762             2,580,000         64.8%
186           Alexandria Shopping Center                                          1,641,269             2,220,000         73.9%
187           Oak Manor Apartments                                                1,620,400             2,120,000         76.4%
188           Carriage Works                                                      1,600,000             4,600,000         34.8%
189           Northridge Apartments                                               1,595,283             2,200,000         72.5%
190           Courtyard Apartments                                                1,593,744             2,000,000         79.7%
191           Candlewood Apartments - TN                                          1,592,187             2,000,000         79.6%
192           Clipper Ridge Apartments                                            1,571,298             2,200,000         71.4%

                                                                                                MATURITY/
                                                                             MATURITY/ARD        ARD LTV          MOST RECENT
 #   CROSSED  LOAN NAME                                                       BALANCE (3)      RATIO (2) (3)          NOI
 -   -------  ---------                                                       -----------      -------------          ---
128           Arch Creek Run Apartments                                     $     2,147,315         61.4%        $     354,902
129           Storage Center                                                      2,356,148         51.2%              409,060
130           Cy Fair Plaza                                                       2,141,153         49.8%              467,357
131           Durant Shopping Center                                              2,296,203         63.8%              389,052
132           111-119 Hartsdale Corp.                                             2,040,843         12.7%                  N/A
133           Presidential Suites Apartments                                      2,230,273         57.9%              291,031
134           St. Paul Shopping Center                                            2,033,946         56.5%                  N/A
135           Century Plaza                                                       2,070,457         58.3%              349,436
136           7611 State Line Road Building                                       2,001,257         48.8%              358,188
137           Chevy Chase Apartments                                              2,426,312         74.7%              290,539
138           Archway Village                                                     1,660,871         44.9%              273,031
139           6035 Broadway Owners Corp.                                              2,687          0.0%                  N/A
140           Flour Bluff Shopping Center                                         2,112,561         64.0%              312,560
141           110-150 Draper Owners Corp.                                         1,603,087          8.6%                  N/A
142           Park on Vista Apartments                                            2,014,207         65.0%              264,717
143           Fort Security Self Storage                                          1,806,077         52.4%              391,590
144           Hibert Office                                                       1,980,567         63.9%              239,895
145           Raffin Executive Center                                             1,959,838         55.4%              212,490
146           The Gilman Terrace II Apartments                                    1,946,666         43.3%              276,474
147           Monterey Apartments / Sherbrooke Apartments                         1,632,137         44.1%              218,195
148           Hidden Hollow Apartments                                            1,890,628         68.8%              298,023
149           Geist Self Storage                                                  1,721,969         57.4%              298,936
150           Medford Shopping Center                                             1,744,533         49.3%              335,856
151           Catalina Apartments                                                 1,969,134         71.6%              389,572
152           Crestridge Apartments                                               1,959,754         71.7%              268,380
153    (C)    Richlawn Acres Apartments                                             778,413         52.1%              153,652
154    (C)    Grant Street Apartments                                               629,355         52.1%              131,095
155           Park Terrace Owners Corp.                                           1,755,816         12.5%                  N/A
156           DP Building One                                                     1,793,243         62.9%              291,097
157           83-84 116th Owners Corp.                                            1,754,554         23.6%                  N/A
158           Mesa Grande                                                         1,621,422         61.4%              286,704
159           Greylock Apartments                                                 1,602,358         59.6%              241,623
160           Swarthmore Apartments                                               1,602,358         60.5%              242,810
161           Royalwood Apartments                                                1,702,220         58.7%              278,375
162           Inverness Housing Corp.                                             2,000,000         20.6%                  N/A
163           Burnet House                                                        1,686,833         60.2%              277,798
164           Crestwood Apartment Owners Corp.                                    1,650,820         18.4%                  N/A
165           Lake Springs Shops                                                  1,720,338         62.6%              212,827
166           Northpoint Apartments                                               1,806,076         63.9%              252,121
167           360 Riverside Owners Corp.                                          1,276,444          5.3%                  N/A
168           66 Fort Point Street                                                1,549,304         52.5%              263,234
169           1-7 Journal Square                                                  1,767,663         68.0%              216,647
170           Amistad Apartments                                                  1,421,191         43.6%              257,217
171           Melnick Drive                                                       1,534,655         51.2%              317,496
172           Desert Plaza Apartments                                             1,513,189         59.1%              230,992
173           Burleson Plaza                                                      1,464,858         58.6%                  N/A
174           Chapel Ridge of Forrest City Phase II                               1,358,616         49.2%                  N/A
175           9 East 96th Street Apartment Corp.                                  1,475,914          4.1%                  N/A
176           Budget Self Storage                                                    62,300          1.2%              434,386
177           Imperial Marshwood Mobile Home Park                                 1,414,056         55.5%              270,475
178           Windsor Equities Owners, Inc.                                       1,612,599         22.3%                  N/A
179           84-49 Owners Corp.                                                  1,439,166         12.0%                  N/A
180           300 West Coleman Boulevard                                          1,463,002         62.0%              168,375
181           129-131 Fifth Avenue Corp.                                          1,700,000          7.1%                  N/A
182           Tiffany Office Building                                             1,315,337         48.7%              274,097
183           Forest Mobile Estates Mobile Home Park                              1,328,060         25.3%              431,362
184           Country Club Village Apartments                                     1,415,809         65.2%              249,592
185           Vista Pacifica Industrial Park                                      1,514,705         58.7%              126,205
186           Alexandria Shopping Center                                          1,485,524         66.9%              256,833
187           Oak Manor Apartments                                                1,264,348         59.6%              169,124
188           Carriage Works                                                      1,372,626         29.8%              346,435
189           Northridge Apartments                                               1,349,467         61.3%              201,520
190           Courtyard Apartments                                                1,255,810         62.8%              175,435
191           Candlewood Apartments - TN                                          1,349,496         67.5%              196,448
192           Clipper Ridge Apartments                                            1,346,746         61.2%              139,776

                                                                             MOST RECENT            U/W                    U/W
 #   CROSSED  LOAN NAME                                                        DSCR (4)             NOI                  NCF (5)
 -   -------  ---------                                                        --------             ---                  -------
128           Arch Creek Run Apartments                                          1.57x         $       318,409       $     294,409
129           Storage Center                                                     1.93                  345,496             332,401
130           Cy Fair Plaza                                                      1.90                  419,622             362,826
131           Durant Shopping Center                                             1.98                  302,464             268,543
132           111-119 Hartsdale Corp.                                             N/A                  930,822             930,822
133           Presidential Suites Apartments                                     1.44                  323,485             286,985
134           St. Paul Shopping Center                                            N/A                  307,529             288,159
135           Century Plaza                                                      1.48                  346,997             313,992
136           7611 State Line Road Building                                      1.63                  390,716             334,813
137           Chevy Chase Apartments                                             1.42                  288,600             258,600
138           Archway Village                                                    1.15                  309,394             283,340
139           6035 Broadway Owners Corp.                                          N/A                  582,516             582,516
140           Flour Bluff Shopping Center                                        1.63                  291,627             266,797
141           110-150 Draper Owners Corp.                                         N/A                  796,495             796,495
142           Park on Vista Apartments                                           1.47                  266,926             239,926
143           Fort Security Self Storage                                         2.19                  275,083             265,918
144           Hibert Office                                                      1.27                  257,835             233,731
145           Raffin Executive Center                                            1.16                  261,187             244,596
146           The Gilman Terrace II Apartments                                   1.68                  251,283             234,963
147           Monterey Apartments / Sherbrooke Apartments                        1.05                  388,458             356,458
148           Hidden Hollow Apartments                                           1.72                  258,041             237,041
149           Geist Self Storage                                                 1.71                  245,926             224,494
150           Medford Shopping Center                                            1.47                  365,259             296,512
151           Catalina Apartments                                                2.25                  285,560             254,810
152           Crestridge Apartments                                              1.45                  283,102             257,602
153    (C)    Richlawn Acres Apartments                                          1.41                  144,934             132,934
154    (C)    Grant Street Apartments                                            1.41                  118,899             109,899
155           Park Terrace Owners Corp.                                           N/A                  588,160             588,160
156           DP Building One                                                    1.64                  267,943             231,183
157           83-84 116th Owners Corp.                                            N/A                  384,533             384,533
158           Mesa Grande                                                        1.68                  225,038             219,538
159           Greylock Apartments                                                1.41                  230,785             216,820
160           Swarthmore Apartments                                              1.44                  228,996             218,746
161           Royalwood Apartments                                               1.92                  238,426             221,926
162           Inverness Housing Corp.                                             N/A                  568,955             568,955
163           Burnet House                                                       1.91                  245,951             236,951
164           Crestwood Apartment Owners Corp.                                    N/A                  410,013             410,013
165           Lake Springs Shops                                                 1.40                  253,326             237,424
166           Northpoint Apartments                                              1.47                  226,435             200,435
167           360 Riverside Owners Corp.                                          N/A                1,231,735           1,231,735
168           66 Fort Point Street                                               1.51                  246,536             216,547
169           1-7 Journal Square                                                 1.29                  213,660             193,897
170           Amistad Apartments                                                 1.47                  257,161             238,161
171           Melnick Drive                                                      1.77                  245,580             213,900
172           Desert Plaza Apartments                                            1.34                  226,529             204,529
173           Burleson Plaza                                                      N/A                  240,794             204,542
174           Chapel Ridge of Forrest City Phase II                               N/A                  211,635             170,604
175           9 East 96th Street Apartment Corp.                                  N/A                1,695,295           1,695,295
176           Budget Self Storage                                                2.48                  359,862             347,251
177           Imperial Marshwood Mobile Home Park                                1.82                  256,895             249,875
178           Windsor Equities Owners, Inc.                                       N/A                  484,725             484,725
179           84-49 Owners Corp.                                                  N/A                  714,360             714,360
180           300 West Coleman Boulevard                                         1.14                  196,130             169,630
181           129-131 Fifth Avenue Corp.                                          N/A                  963,979             963,979
182           Tiffany Office Building                                            1.85                  205,797             173,704
183           Forest Mobile Estates Mobile Home Park                             3.00                  479,767             452,267
184           Country Club Village Apartments                                    1.46                  242,089             220,089
185           Vista Pacifica Industrial Park                                     0.66                  243,131             213,061
186           Alexandria Shopping Center                                         1.91                  177,405             156,436
187           Oak Manor Apartments                                               1.24                  177,663             165,913
188           Carriage Works                                                     2.79                  347,369             316,551
189           Northridge Apartments                                              1.72                  187,221             180,221
190           Courtyard Apartments                                               1.29                  181,688             171,688
191           Candlewood Apartments - TN                                         1.59                  186,090             168,590
192           Clipper Ridge Apartments                                           1.10                  172,821             159,821

                                                                                 U/W              SERVICING          ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                                        DSCR (4)            POOL (6)               FEES
 -   -------  ---------                                                        --------            --------               ----
128           Arch Creek Run Apartments                                           1.40x                1                 0.0318%
129           Storage Center                                                      1.62                 1                 0.0318%
130           Cy Fair Plaza                                                       1.68                 2                 0.0318%
131           Durant Shopping Center                                              1.37                 1                 0.0518%
132           111-119 Hartsdale Corp.                                             4.61                 3                 0.0818%
133           Presidential Suites Apartments                                      1.62                 2                 0.0318%
134           St. Paul Shopping Center                                            1.42                 2                 0.1318%
135           Century Plaza                                                       1.47                 2                 0.0318%
136           7611 State Line Road Building                                       1.69                 2                 0.1318%
137           Chevy Chase Apartments                                              1.41                 1                 0.0318%
138           Archway Village                                                     1.30                 1                 0.0518%
139           6035 Broadway Owners Corp.                                          2.61                 3                 0.0818%
140           Flour Bluff Shopping Center                                         1.46                 2                 0.1318%
141           110-150 Draper Owners Corp.                                         3.77                 3                 0.0818%
142           Park on Vista Apartments                                            1.48                 2                 0.0318%
143           Fort Security Self Storage                                          1.49                 1                 0.0518%
144           Hibert Office                                                       1.38                 2                 0.0318%
145           Raffin Executive Center                                             1.45                 2                 0.0318%
146           The Gilman Terrace II Apartments                                    1.43                 1                 0.0518%
147           Monterey Apartments / Sherbrooke Apartments                         2.01                 2                 0.0318%
148           Hidden Hollow Apartments                                            1.47                 1                 0.0318%
149           Geist Self Storage                                                  1.28                 1                 0.0518%
150           Medford Shopping Center                                             1.63                 1                 0.0318%
151           Catalina Apartments                                                 1.59                 2                 0.0318%
152           Crestridge Apartments                                               1.54                 2                 0.0318%
153    (C)    Richlawn Acres Apartments                                           1.30                 1                 0.0318%
154    (C)    Grant Street Apartments                                             1.30                 1                 0.0318%
155           Park Terrace Owners Corp.                                           3.92                 3                 0.0818%
156           DP Building One                                                     1.49                 2                 0.0318%
157           83-84 116th Owners Corp.                                            2.57                 3                 0.0818%
158           Mesa Grande                                                         1.31                 2                 0.0318%
159           Greylock Apartments                                                 1.34                 2                 0.0318%
160           Swarthmore Apartments                                               1.36                 1                 0.0318%
161           Royalwood Apartments                                                1.62                 2                 0.0318%
162           Inverness Housing Corp.                                             4.94                 3                 0.0818%
163           Burnet House                                                        1.68                 2                 0.0318%
164           Crestwood Apartment Owners Corp.                                    3.01                 3                 0.0818%
165           Lake Springs Shops                                                  1.57                 2                 0.1318%
166           Northpoint Apartments                                               1.31                 2                 0.0318%
167           360 Riverside Owners Corp.                                          7.35                 3                 0.0818%
168           66 Fort Point Street                                                1.40                 1                 0.0318%
169           1-7 Journal Square                                                  1.27                 1                 0.0318%
170           Amistad Apartments                                                  1.36                 2                 0.0818%
171           Melnick Drive                                                       1.32                 2                 0.0318%
172           Desert Plaza Apartments                                             1.31                 2                 0.0318%
173           Burleson Plaza                                                      1.38                 2                 0.0318%
174           Chapel Ridge of Forrest City Phase II                               1.24                 2                 0.1318%
175           9 East 96th Street Apartment Corp.                                 14.52                 3                 0.0818%
176           Budget Self Storage                                                 2.04                 2                 0.0318%
177           Imperial Marshwood Mobile Home Park                                 1.72                 2                 0.0318%
178           Windsor Equities Owners, Inc.                                       4.10                 3                 0.0818%
179           84-49 Owners Corp.                                                  5.88                 3                 0.0818%
180           300 West Coleman Boulevard                                          1.37                 1                 0.0318%
181           129-131 Fifth Avenue Corp.                                          9.95                 3                 0.0818%
182           Tiffany Office Building                                             1.33                 2                 0.0318%
183           Forest Mobile Estates Mobile Home Park                              3.36                 1                 0.0318%
184           Country Club Village Apartments                                     1.41                 2                 0.0318%
185           Vista Pacifica Industrial Park                                      1.47                 2                 0.0318%
186           Alexandria Shopping Center                                          1.33                 1                 0.0518%
187           Oak Manor Apartments                                                1.30                 2                 0.0318%
188           Carriage Works                                                      2.80                 2                 0.0318%
189           Northridge Apartments                                               1.60                 2                 0.0318%
190           Courtyard Apartments                                                1.34                 2                 0.0318%
191           Candlewood Apartments - TN                                          1.49                 1                 0.0318%
192           Clipper Ridge Apartments                                            1.38                 1                 0.0318%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                             CUT-OFF DATE
                                                                               PRINCIPAL            APPRAISED        CUT-OFF DATE
 #   CROSSED  LOAN NAME                                                       BALANCE (1)             VALUE        LTV RATIO (1) (2)
 -   -------  ---------                                                       -----------             -----        -----------------
193           Chapel Ridge of Stillwater Phase II                           $     1,500,000     $       1,875,000         80.0%
194           345 West 88th Apartment Corp.                                       1,500,000            27,400,000          5.5%
195           The Indian Harbor House Owners Corporation                          1,493,750            38,200,000          3.9%
196           Draper Crossing II                                                  1,493,655             2,200,000         67.9%
197           Siesta and Julia Mobile Home Parks                                  1,492,066             2,800,000         53.3%
198           Mark IV Apartments                                                  1,488,211             2,050,000         72.6%
199           Crosby Town Center Plaza                                            1,482,384             2,300,000         64.5%
200           Discount Personal Storage                                           1,443,807             2,000,000         72.2%
201           Harbor Building                                                     1,425,864             2,450,000         58.2%
202           Highland Court Apartments-NY                                        1,425,054             1,820,000         78.3%
203           Turner Plaza Shopping Center                                        1,418,949             1,935,000         73.3%
204           Miami Hills Apartments                                              1,404,345             3,500,000         40.1%
205           136 East 36th Street Apartments Corp.                               1,400,000            26,580,000          5.3%
206           Quarante Deux, Inc.                                                 1,397,425            10,800,000         12.9%
207           Gracemere Owners Corporation                                        1,395,464             5,700,000         24.5%
208           Rufe Snow Depot Self Storage                                        1,386,597             1,950,000         71.1%
209           Fountain Gardens Owners Corp.                                       1,347,586            10,000,000         13.5%
210           Westwind Mobile Home Park                                           1,344,019             1,700,000         79.1%
211           6950 Cypress Road                                                   1,340,942             2,475,000         54.2%
212           Germantown Plaza                                                    1,339,529             1,840,000         72.8%
213           86 Christopher Street                                               1,289,230             1,800,000         71.6%
214           Knickerbocker Square Shopping Center                                1,280,030             1,725,000         74.2%
215           370 Riverside Tenants' Corp.                                        1,247,538            69,250,000          1.8%
216           1677 Eureka Road                                                    1,244,364             2,330,000         53.4%
217           Lakewood Village Apartments - TX                                    1,231,441             1,550,000         79.4%
218           315 West 232nd Street Corp.                                         1,222,522             7,025,000         17.4%
219           Brooke Hall Apartments                                              1,219,853             1,540,000         79.2%
220           Archer Cooperative, Inc.                                            1,197,421            11,200,000         10.7%
221           Shady Glen Owners' Corp.                                            1,196,899            11,200,000         10.7%
222           434 East 58th Street Owners Inc.                                    1,192,316             9,650,000         12.4%
223           Shadow Wood Apartments                                              1,191,662             1,515,000         78.7%
224           Paddington Mobile Home Park                                         1,191,004             1,860,000         64.0%
225           Bradlee Tenants Corp.                                               1,144,818            12,260,000          9.3%
226           American Storage                                                    1,140,812             1,650,000         69.1%
227           48-10 45th Street Owners, Inc.                                      1,123,376             7,550,000         14.9%
228           878 Residents Corp.                                                 1,100,000            26,000,000          4.2%
229           Ivy League Apt Corp.                                                1,097,613             7,800,000         14.1%
230           Storage Max                                                         1,091,839             1,850,000         59.0%
231           Mount Ephraim Plaza                                                 1,091,332             1,600,000         68.2%
232           Concordia Apartments, Ltd.                                          1,048,823            10,750,000          9.8%
233           28 East 4th Street Housing Corp.                                      997,958            14,500,000          6.9%
234           Woodland Estates Mobile Home Park                                     993,574             1,490,000         66.7%
235           Shady Acres Mobile Home Park                                          991,571             1,460,000         67.9%
236           121-125 Park Owners Corp.                                             974,433             3,150,000         30.9%
237           Colonial Crest Apartments                                             945,636             1,200,000         78.8%
238           Pleasanton Village Apartments                                         914,168             1,270,000         72.0%
239           Cedar Bayou Mobile Home Park                                          894,520             1,355,000         66.0%
240           487 Central Avenue                                                    888,497             1,400,000         63.5%
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation           847,415             7,290,000         11.6%
242           261 West 22nd Street Tenant Owners Corp.                              846,492            12,950,000          6.5%
243           Big Deal Realty on Greene Street, Inc.                                846,382            22,050,000          3.8%
244           Town and Country Crossing                                             846,016             1,150,000         73.6%
245           132 Mitchell Street                                                   820,918             1,600,000         51.3%
246           300 West 17th Street Housing Development Fund Corporation             771,271            12,975,000          5.9%
247           55 East Owners Corp.                                                  759,671            21,165,000          3.6%
248           Harrison Terrace Apartments                                           747,844             1,130,000         66.2%
249           120 East 85th Street Owners, Inc.                                     747,723             7,490,000         10.0%
250           Creekside Manor Apartments                                            745,981             1,000,000         74.6%
251           326 West 83rd Owners Corp.                                            698,807             9,100,000          7.7%
252           Herald Square Loft Corporation                                        697,068            11,700,000          6.0%
253           131-133 Owners Corp.                                                  693,757             7,580,000          9.2%
254           Sandia Mobile Home Park                                               691,421               990,000         69.8%
255           Stone Green Apartments                                                654,899               850,000         77.0%

                                                                                                MATURITY/
                                                                             MATURITY/ARD        ARD LTV          MOST RECENT
 #   CROSSED  LOAN NAME                                                       BALANCE (3)      RATIO (2) (3)          NOI
 -   -------  ---------                                                       -----------      -------------          ---
193           Chapel Ridge of Stillwater Phase II                           $     1,257,330         67.1%                  N/A
194           345 West 88th Apartment Corp.                                       1,500,000          5.5%                  N/A
195           The Indian Harbor House Owners Corporation                          1,248,515          3.3%                  N/A
196           Draper Crossing II                                                  1,289,657         58.6%                  N/A
197           Siesta and Julia Mobile Home Parks                                  1,340,180         47.9%              267,942
198           Mark IV Apartments                                                  1,177,995         57.5%              196,456
199           Crosby Town Center Plaza                                            1,177,425         51.2%              230,585
200           Discount Personal Storage                                           1,320,568         66.0%              246,378
201           Harbor Building                                                     1,220,865         49.8%              189,394
202           Highland Court Apartments-NY                                          950,115         52.2%              232,797
203           Turner Plaza Shopping Center                                        1,126,680         58.2%              186,054
204           Miami Hills Apartments                                                919,673         26.3%              391,030
205           136 East 36th Street Apartments Corp.                               1,400,000          5.3%                  N/A
206           Quarante Deux, Inc.                                                 1,268,196         11.7%                  N/A
207           Gracemere Owners Corporation                                        1,161,527         20.4%                  N/A
208           Rufe Snow Depot Self Storage                                           42,891          2.2%              203,803
209           Fountain Gardens Owners Corp.                                       1,225,904         12.3%                  N/A
210           Westwind Mobile Home Park                                           1,153,794         67.9%                  N/A
211           6950 Cypress Road                                                   1,091,363         44.1%              207,043
212           Germantown Plaza                                                    1,138,433         61.9%              208,025
213           86 Christopher Street                                               1,050,744         58.4%              124,226
214           Knickerbocker Square Shopping Center                                1,016,376         58.9%              172,198
215           370 Riverside Tenants' Corp.                                        1,048,021          1.5%                  N/A
216           1677 Eureka Road                                                    1,065,867         45.7%              185,937
217           Lakewood Village Apartments - TX                                      961,719         62.0%              190,214
218           315 West 232nd Street Corp.                                         1,023,228         14.6%                  N/A
219           Brooke Hall Apartments                                                956,748         62.1%              160,420
220           Archer Cooperative, Inc.                                              993,569          8.9%                  N/A
221           Shady Glen Owners' Corp.                                            1,099,743          9.8%                  N/A
222           434 East 58th Street Owners Inc.                                            0          0.0%                  N/A
223           Shadow Wood Apartments                                              1,085,201         71.6%              147,345
224           Paddington Mobile Home Park                                            18,500          1.0%              242,716
225           Bradlee Tenants Corp.                                                 871,773          7.1%                  N/A
226           American Storage                                                      769,898         46.7%              148,192
227           48-10 45th Street Owners, Inc.                                        993,068         13.2%                  N/A
228           878 Residents Corp.                                                 1,100,000          4.2%                  N/A
229           Ivy League Apt Corp.                                                1,004,256         12.9%                  N/A
230           Storage Max                                                           873,379         47.2%              193,163
231           Mount Ephraim Plaza                                                   739,449         46.2%              175,957
232           Concordia Apartments, Ltd.                                            955,829          8.9%                  N/A
233           28 East 4th Street Housing Corp.                                      834,160          5.8%                  N/A
234           Woodland Estates Mobile Home Park                                     786,444         52.8%              134,642
235           Shady Acres Mobile Home Park                                          856,980         58.7%              127,871
236           121-125 Park Owners Corp.                                             639,215         20.3%                  N/A
237           Colonial Crest Apartments                                             828,595         69.0%               98,210
238           Pleasanton Village Apartments                                         784,042         61.7%              133,211
239           Cedar Bayou Mobile Home Park                                          597,878         44.1%              166,065
240           487 Central Avenue                                                    812,657         58.0%              147,085
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation           709,994          9.7%                  N/A
242           261 West 22nd Street Tenant Owners Corp.                              711,660          5.5%                  N/A
243           Big Deal Realty on Greene Street, Inc.                                784,490          3.6%                  N/A
244           Town and Country Crossing                                             682,515         59.3%              133,702
245           132 Mitchell Street                                                   655,845         41.0%              168,920
246           300 West 17th Street Housing Development Fund Corporation             652,504          5.0%                  N/A
247           55 East Owners Corp.                                                  485,024          2.3%                  N/A
248           Harrison Terrace Apartments                                           581,593         51.5%              105,031
249           120 East 85th Street Owners, Inc.                                     626,634          8.4%                  N/A
250           Creekside Manor Apartments                                            587,053         58.7%              123,705
251           326 West 83rd Owners Corp.                                            636,682          7.0%                  N/A
252           Herald Square Loft Corporation                                        640,494          5.5%                  N/A
253           131-133 Owners Corp.                                                  448,683          5.9%                  N/A
254           Sandia Mobile Home Park                                               544,941         55.0%              103,353
255           Stone Green Apartments                                                520,006         61.2%               81,887

                                                                             MOST RECENT            U/W                    U/W
 #   CROSSED  LOAN NAME                                                        DSCR (4)             NOI                  NCF (5)
 -   -------  ---------                                                        --------             ---                  -------
193           Chapel Ridge of Stillwater Phase II                                 N/A          $       172,885       $     163,285
194           345 West 88th Apartment Corp.                                       N/A                1,461,081           1,461,081
195           The Indian Harbor House Owners Corporation                          N/A                1,660,655           1,660,655
196           Draper Crossing II                                                  N/A                  192,829             181,412
197           Siesta and Julia Mobile Home Parks                                 2.57                  216,519             208,969
198           Mark IV Apartments                                                 1.55                  185,294             175,794
199           Crosby Town Center Plaza                                           1.56                  208,017             165,317
200           Discount Personal Storage                                          2.15                  207,712             201,967
201           Harbor Building                                                    1.30                  214,977             196,026
202           Highland Court Apartments-NY                                       1.68                  189,463             167,463
203           Turner Plaza Shopping Center                                       1.38                  190,671             164,237
204           Miami Hills Apartments                                             2.97                  291,899             254,399
205           136 East 36th Street Apartments Corp.                               N/A                1,249,719           1,249,719
206           Quarante Deux, Inc.                                                 N/A                  392,550             392,550
207           Gracemere Owners Corporation                                        N/A                  349,303             349,303
208           Rufe Snow Depot Self Storage                                       1.54                  195,508             189,032
209           Fountain Gardens Owners Corp.                                       N/A                  365,776             365,776
210           Westwind Mobile Home Park                                           N/A                  134,067             131,917
211           6950 Cypress Road                                                  1.58                  217,605             196,678
212           Germantown Plaza                                                   2.01                  155,793             139,023
213           86 Christopher Street                                              1.25                  123,281             120,987
214           Knickerbocker Square Shopping Center                               1.44                  168,260             146,584
215           370 Riverside Tenants' Corp.                                        N/A                2,900,892           2,900,892
216           1677 Eureka Road                                                   1.73                  158,763             131,739
217           Lakewood Village Apartments - TX                                   1.78                  163,321             144,169
218           315 West 232nd Street Corp.                                         N/A                  451,822             451,822
219           Brooke Hall Apartments                                             1.58                  142,111             134,111
220           Archer Cooperative, Inc.                                            N/A                1,021,624           1,021,624
221           Shady Glen Owners' Corp.                                            N/A                  890,888             890,888
222           434 East 58th Street Owners Inc.                                    N/A                  542,839             542,839
223           Shadow Wood Apartments                                             1.43                  144,747             129,747
224           Paddington Mobile Home Park                                        1.89                  194,739             188,589
225           Bradlee Tenants Corp.                                               N/A                  600,320             600,320
226           American Storage                                                   1.37                  161,297             154,215
227           48-10 45th Street Owners, Inc.                                      N/A                  470,472             470,472
228           878 Residents Corp.                                                 N/A                1,317,617           1,317,617
229           Ivy League Apt Corp.                                                N/A                  409,368             409,368
230           Storage Max                                                        2.06                  153,422             148,464
231           Mount Ephraim Plaza                                                1.59                  163,288             145,778
232           Concordia Apartments, Ltd.                                          N/A                  698,100             698,100
233           28 East 4th Street Housing Corp.                                    N/A                  465,332             465,332
234           Woodland Estates Mobile Home Park                                  1.61                  125,988             121,588
235           Shady Acres Mobile Home Park                                       1.59                  110,502             105,552
236           121-125 Park Owners Corp.                                           N/A                  157,509             157,509
237           Colonial Crest Apartments                                          1.14                  104,528              92,528
238           Pleasanton Village Apartments                                      1.74                  107,167              91,167
239           Cedar Bayou Mobile Home Park                                       2.02                  127,231             121,681
240           487 Central Avenue                                                 1.99                  137,527             127,436
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation         N/A                  303,977             303,977
242           261 West 22nd Street Tenant Owners Corp.                            N/A                  630,282             630,282
243           Big Deal Realty on Greene Street, Inc.                              N/A                1,839,840           1,839,840
244           Town and Country Crossing                                          1.73                  113,224             105,724
245           132 Mitchell Street                                                2.13                  160,431             137,561
246           300 West 17th Street Housing Development Fund Corporation           N/A                  823,400             823,400
247           55 East Owners Corp.                                                N/A                  991,970             991,970
248           Harrison Terrace Apartments                                        1.65                  107,918              99,168
249           120 East 85th Street Owners, Inc.                                   N/A                  279,658             279,658
250           Creekside Manor Apartments                                         1.94                   94,245              86,245
251           326 West 83rd Owners Corp.                                          N/A                  858,946             858,946
252           Herald Square Loft Corporation                                      N/A                  618,318             618,318
253           131-133 Owners Corp.                                                N/A                  378,353             378,353
254           Sandia Mobile Home Park                                            1.80                   82,626              78,076
255           Stone Green Apartments                                             1.45                   78,024              73,774

                                                                                 U/W              SERVICING          ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                                        DSCR (4)            POOL (6)               FEES
 -   -------  ---------                                                        --------            --------               ----
193           Chapel Ridge of Stillwater Phase II                                 1.58x                2                 0.1318%
194           345 West 88th Apartment Corp.                                      17.61                 3                 0.0818%
195           The Indian Harbor House Owners Corporation                         15.72                 3                 0.0818%
196           Draper Crossing II                                                  1.60                 1                 0.0318%
197           Siesta and Julia Mobile Home Parks                                  2.06                 1                 0.0318%
198           Mark IV Apartments                                                  1.46                 1                 0.0318%
199           Crosby Town Center Plaza                                            1.37                 1                 0.0318%
200           Discount Personal Storage                                           1.80                 1                 0.0318%
201           Harbor Building                                                     1.42                 2                 0.0318%
202           Highland Court Apartments-NY                                        1.34                 1                 0.0318%
203           Turner Plaza Shopping Center                                        1.41                 2                 0.0318%
204           Miami Hills Apartments                                              2.14                 1                 0.0318%
205           136 East 36th Street Apartments Corp.                              16.29                 3                 0.0818%
206           Quarante Deux, Inc.                                                 4.63                 3                 0.0818%
207           Gracemere Owners Corporation                                        3.60                 3                 0.0818%
208           Rufe Snow Depot Self Storage                                        1.48                 2                 0.0318%
209           Fountain Gardens Owners Corp.                                       4.40                 3                 0.0818%
210           Westwind Mobile Home Park                                           1.32                 1                 0.0318%
211           6950 Cypress Road                                                   1.67                 1                 0.0318%
212           Germantown Plaza                                                    1.46                 2                 0.0318%
213           86 Christopher Street                                               1.24                 2                 0.0318%
214           Knickerbocker Square Shopping Center                                1.40                 1                 0.0318%
215           370 Riverside Tenants' Corp.                                       32.02                 3                 0.0818%
216           1677 Eureka Road                                                    1.44                 2                 0.0318%
217           Lakewood Village Apartments - TX                                    1.50                 1                 0.0318%
218           315 West 232nd Street Corp.                                         5.17                 3                 0.0818%
219           Brooke Hall Apartments                                              1.39                 2                 0.0318%
220           Archer Cooperative, Inc.                                           12.34                 3                 0.0818%
221           Shady Glen Owners' Corp.                                           11.34                 3                 0.0818%
222           434 East 58th Street Owners Inc.                                    5.19                 3                 0.0818%
223           Shadow Wood Apartments                                              1.40                 2                 0.0318%
224           Paddington Mobile Home Park                                         1.51                 1                 0.0318%
225           Bradlee Tenants Corp.                                               6.90                 3                 0.0818%
226           American Storage                                                    1.49                 1                 0.0318%
227           48-10 45th Street Owners, Inc.                                      6.19                 3                 0.0818%
228           878 Residents Corp.                                                24.00                 3                 0.0818%
229           Ivy League Apt Corp.                                                5.83                 3                 0.0818%
230           Storage Max                                                         1.63                 1                 0.0318%
231           Mount Ephraim Plaza                                                 1.46                 2                 0.0318%
232           Concordia Apartments, Ltd.                                         10.60                 3                 0.0818%
233           28 East 4th Street Housing Corp.                                    6.55                 3                 0.0818%
234           Woodland Estates Mobile Home Park                                   1.51                 1                 0.0318%
235           Shady Acres Mobile Home Park                                        1.37                 2                 0.0318%
236           121-125 Park Owners Corp.                                           1.84                 3                 0.0818%
237           Colonial Crest Apartments                                           1.22                 2                 0.0318%
238           Pleasanton Village Apartments                                       1.35                 2                 0.0318%
239           Cedar Bayou Mobile Home Park                                        1.53                 2                 0.0318%
240           487 Central Avenue                                                  1.85                 1                 0.0318%
241           94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation         5.01                 3                 0.0818%
242           261 West 22nd Street Tenant Owners Corp.                           10.32                 3                 0.0818%
243           Big Deal Realty on Greene Street, Inc.                             31.75                 3                 0.0818%
244           Town and Country Crossing                                           1.45                 2                 0.0318%
245           132 Mitchell Street                                                 2.00                 1                 0.0318%
246           300 West 17th Street Housing Development Fund Corporation          14.41                 3                 0.0818%
247           55 East Owners Corp.                                               15.73                 3                 0.0818%
248           Harrison Terrace Apartments                                         1.70                 2                 0.0318%
249           120 East 85th Street Owners, Inc.                                   5.22                 3                 0.0818%
250           Creekside Manor Apartments                                          1.44                 1                 0.0318%
251           326 West 83rd Owners Corp.                                         19.67                 3                 0.0818%
252           Herald Square Loft Corporation                                     13.71                 3                 0.0818%
253           131-133 Owners Corp.                                                6.38                 3                 0.0818%
254           Sandia Mobile Home Park                                             1.42                 1                 0.0318%
255           Stone Green Apartments                                              1.38                 2                 0.0318%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                             CUT-OFF DATE
                                                                               PRINCIPAL            APPRAISED        CUT-OFF DATE
 #   CROSSED  LOAN NAME                                                       BALANCE (1)             VALUE        LTV RATIO (1) (2)
 -   -------  ---------                                                       -----------             -----        -----------------
256           325 West 83 Owners Corp.                                      $       648,006     $       8,020,000          8.1%
257           345 West 70th Tenants Corp.                                           647,987            20,600,000          3.1%
258           Melbourne Plaza                                                       644,294               870,000         74.1%
259           Landau Apartments, Inc.                                               398,042             2,560,000         15.5%
260           240 Prospect Pl. Apt. Corp.                                           369,034             3,270,000         11.3%
261           Ninth Street Apartments, Inc.                                         358,607             4,160,000          8.6%
262           331 West 84th Owners Corp.                                            338,620             4,840,000          7.0%

                                                                            --------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     $ 1,621,325,236     $   4,561,555,000         63.0%
                                                                            ========================================================

              MAXIMUM:                                                      $   141,318,867     $     563,000,000         81.3%
              MINIMUM:                                                      $       338,620     $         850,000          1.8%

                                                                                                MATURITY/
                                                                             MATURITY/ARD        ARD LTV          MOST RECENT
 #   CROSSED  LOAN NAME                                                       BALANCE (3)      RATIO (2) (3)          NOI
 -   -------  ---------                                                       -----------      -------------          ---
256           325 West 83 Owners Corp.                                      $       495,253          6.2%                  N/A
257           345 West 70th Tenants Corp.                                           542,915          2.6%                  N/A
258           Melbourne Plaza                                                       513,694         59.0%              111,268
259           Landau Apartments, Inc.                                               335,987         13.1%                  N/A
260           240 Prospect Pl. Apt. Corp.                                           316,381          9.7%                  N/A
261           Ninth Street Apartments, Inc.                                         304,233          7.3%                  N/A
262           331 West 84th Owners Corp.                                            285,359          5.9%                  N/A

                                                                            --------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     $ 1,367,804,055         53.8%        $ 210,060,158
                                                                            ==================================================

              MAXIMUM:                                                      $   119,011,963         74.7%        $  35,749,529
              MINIMUM:                                                      $       285,359          1.5%        $      81,887

                                                                             MOST RECENT            U/W                    U/W
 #   CROSSED  LOAN NAME                                                        DSCR (4)             NOI                  NCF (5)
 -   -------  ---------                                                        --------             ---                  -------
256           325 West 83 Owners Corp.                                            N/A          $       451,660       $     451,660
257           345 West 70th Tenants Corp.                                         N/A                1,281,224           1,281,224
258           Melbourne Plaza                                                    1.86                   98,178              85,716
259           Landau Apartments, Inc.                                             N/A                  160,580             160,580
260           240 Prospect Pl. Apt. Corp.                                         N/A                   97,831              97,831
261           Ninth Street Apartments, Inc.                                       N/A                  129,144             129,144
262           331 West 84th Owners Corp.                                          N/A                  208,804             208,804

                                                                            ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                          1.70x         $   303,103,119       $ 289,404,703
                                                                            ======================================================

              MAXIMUM:                                                           3.90x         $    36,946,904       $  35,782,952
              MINIMUM:                                                           0.30x         $        78,024       $      73,774

                                                                                 U/W              SERVICING          ADMINISTRATIVE
 #   CROSSED  LOAN NAME                                                        DSCR (4)            POOL (6)               FEES
 -   -------  ---------                                                        --------            --------               ----
256           325 West 83 Owners Corp.                                            9.06x                3                 0.0818%
257           345 West 70th Tenants Corp.                                        27.69                 3                 0.0818%
258           Melbourne Plaza                                                     1.61                 1                 0.0318%
259           Landau Apartments, Inc.                                             5.50                 3                 0.0818%
260           240 Prospect Pl. Apt. Corp.                                         3.38                 3                 0.0818%
261           Ninth Street Apartments, Inc.                                       4.81                 3                 0.0818%
262           331 West 84th Owners Corp.                                          8.46                 3                 0.0818%

                                                                            ------------
TOTAL/WEIGHTED AVERAGE:                                                          2.27x
                                                                            ============

              MAXIMUM:                                                          32.02x
              MINIMUM:                                                           1.15x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION HOTEL PASCO, RED LION HOTEL SALT LAKE DOWNTOWN, RED LION HOTEL REDDING AND RED LION HOTEL RICHLAND HANFORD HOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RICHLAWN ACRES APARTMENTS AND GRANT STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)           BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4)           U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED.
              IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED MOST RECENT DSCR AND U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI's AND UNDERWRITTEN FF&E.
(6) THE COLLATERAL WITHIN THE PROPOSED MORTGAGE POOL HAS BEEN ALLOCATED INTO THREE SERVICING POOLS: POOL 1 WILL BE SERVICED BY KRECM, POOL 2 WILL BE SERVICED BY MIDLAND, AND POOL 3 WILL BE SERVICED BY NCB, FSB.
(7) THE BEVERLY CENTER MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE BEVERLY CENTER PARI PASSU COMPANION LOANS. THE BEVERLY CENTER PARI PASSU COMPANION LOANS HAVE A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $206,500,000 AND ARE NOT INCLUDED IN THE TRUST FUND.
              TOGETHER, THE BEVERLY CENTER MORTGAGE LOAN AND THE BEVERLY CENTER PARI PASSU COMPANION LOANS REPRESENT THE BEVERLY CENTER SENIOR LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $306,500,000. ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE BEVERLY CENTER SENIOR LOAN.
              IN ADDITION, THE BEVERLY CENTER MORTGAGED REAL PROPERTY ALSO SECURES, ON A SUBORDINATE BASIS, TWO JUNIOR OUTSIDE-THE-TRUST MORTGAGE LOANS, THE BEVERLY CENTER B-NOTE COMPANION LOAN AND THE BEVERLY CENTER C-NOTE COMPANION LOAN.
              THE BEVERLY CENTER B-NOTE COMPANION LOAN AND THE BEVERLY CENTER C-NOTE COMPANION LOAN HAVE CUT-OFF DATE PRINCIPAL BALANCES OF $20,000,000 AND $21,000,000, RESPECTIVELY.
(8) THE STANFORD SHOPPING CENTER MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE STANFORD SHOPPING CENTER COMPANION LOAN. THE STANFORD SHOPPING CENTER COMPANION LOAN HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $75,000,000 AND IS NOT INCLUDED IN THE TRUST. TOGETHER, THE STANFORD SHOPPING CENTER MORTGAGE LOAN AND THE STANFORD SHOPPING CENTER COMPANION LOAN REPRESENT THE STANFORD SHOPPING CENTER TOTAL LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $165,000,000.
              ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE STANFORD SHOPPING CENTER TOTAL LOAN.
(9) THE MAYFAIR MALL MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE MAYFAIR MALL COMPANION LOANS. THE MAYFAIR MALL COMPANION LOANS HAVE AN AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE OF $128,277,485.
              TOGETHER, THE MAYFAIR MALL MORTGAGE LOAN AND THE MAYFAIR MALL COMPANION LOANS REPRESENT THE MAYFAIR MALL TOTAL LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $197,349,962.
              ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE MAYFAIR MALL TOTAL LOAN.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                             CONTRACTUAL         U/W
                                                                               ENGINEERING    RECURRING        RECURRING
                                                                               RESERVE AT    REPLACEMENT      REPLACEMENT
#     CROSSED   LOAN NAME                                                      ORIGINATION   RESERVE/FF&E   RESERVE/FF&E (1)
-     -------   ---------                                                      -----------   ------------   ----------------
 1              Bay Plaza Community Center                                     $    12,500   $     76,457     $     76,457
 2              Beverly Center                                                         N/A            N/A     $    171,003
 3              Stanford Shopping Center                                               N/A            N/A     $     80,102
 4              Mayfair Mall                                                           N/A            N/A     $    255,497
 5              Meristar Hospitality Portfolio                                 $    22,088            4.0%             4.0%
 6              Northfield Square Mall                                         $    75,162   $     83,232     $     83,232
 7              TVO Portfolio                                                  $ 1,276,612   $    259,500     $    259,500
 8      (A)     Red Lion Hotel Pasco                                           $    71,625            5.0%             4.0%
 9      (A)     Red Lion Hotel Salt Lake Downtown                              $     9,000            5.0%             4.0%
10      (A)     Red Lion Hotel Redding                                         $    53,875            5.0%             4.0%
11      (A)     Red Lion Hotel Richland Hanford House                          $    48,875            5.0%             4.0%
12              Bristol Park at Encino Commons Apartments                      $   157,000            N/A     $     40,500
13              Canterbury Apartments                                          $    45,000   $    120,000     $    120,000
14              Easton Square Shopping Center                                          N/A   $     35,330     $     31,524
15              Claremore Apartment Homes                                      $   400,000   $     83,000     $     83,000
16              Bank One Office Building                                       $   365,145   $    118,800     $    102,767
17              Northland Portfolio                                            $   151,750   $    196,000     $    196,000
18              McAlpine Place Apartments                                      $   350,000   $    100,000     $    100,000
19              Belmont Landing Apartments                                     $    18,775   $    106,000     $    106,000
20              Villages at Waggoner Park                                              N/A   $     65,400     $     65,400
21              1144 Eastlake Building                                                 N/A   $     12,262     $     16,305
22              Scripps Northridge Technology Plaza                                    N/A   $     19,116     $     19,116
23              Hawthorne Valley Shopping Center                               $    18,490   $     78,594     $     78,038
24              The Atrium Business Tower                                              N/A   $     34,485     $     34,485
25              Northlake Commons Shopping Center                                      N/A            N/A     $     22,022
26              Sportmart/Westwood Self Storage                                $     1,220   $     14,640     $     14,640
27              Village Market Shopping Center                                         N/A   $      9,022     $     13,538
28              Ashford Lakes Apartments                                       $   400,000   $     48,000     $     58,393
29              Arlington Square/Wisteria Downs Portfolio                              N/A   $     61,500     $     61,500
30              Irving Towne Center                                            $    25,200   $     21,324     $     21,328
31              Ashford Park Apartments                                        $   245,375            N/A     $     62,750
32              National Amusements Anchored Center                                    N/A   $      9,996     $     10,135
33              Riverbend Commons                                                      N/A            N/A     $     14,218
34              Shoppes of Kenwood                                                     N/A            N/A     $     12,014
35              Warner Courtyards                                                      N/A   $     22,764     $     22,758
36              Klein Portfolio                                                        N/A            N/A     $     19,161
37              La Mesa Village Plaza                                                  N/A   $     17,406     $     17,406
38              32-50 Cooper Square                                            $   107,125   $     32,244     $     32,241
39              173-175 Tenants Corp.                                                  N/A            N/A     $    114,276
40              Laguna Village Shopping Center                                 $   103,281   $     15,291     $      8,263
41              500 East 83rd Street Corp.                                             N/A            N/A     $     25,800
42              Chatham Park Village Cooperative                                       N/A            N/A     $    229,987
43              Marketplace at Cascades - Park Place                                   N/A            N/A     $     14,955
44              Forest Hills South Owners, Inc.                                        N/A            N/A     $     70,000
45              Northaven Park Apartments                                              N/A   $     86,000     $     86,000
46              Union Pines Office Building                                    $    15,000   $     26,868     $     26,860
47              Timbers of Deerbrook Apartments                                $     7,500   $     65,000     $     65,000
48              Big Pine Key Shopping Center                                   $   351,168   $     13,613     $     13,613
49              Metaldyne Automotive Building                                          N/A   $     21,624     $     21,624
50              North Batavia Business Park                                    $   163,817   $     19,416     $     19,414
51              Far North Shopping Center                                      $     7,605   $     19,940     $     19,940
52              Greens at Alvamar                                                      N/A   $     38,706     $     38,706
53              Junipero Serra Office Building                                 $    17,750   $      7,571     $      9,086
54              TownePlace Suites Dearborn                                             N/A            4.0%             4.0%
55              Mallory Corners                                                $     8,125   $     10,500     $     10,500
56              Canal Overlook                                                 $    46,812   $     31,250     $     34,250
57              Kohl's Department Store                                                N/A   $     13,200     $     13,245
58              Raymour and Flanigan Furniture Store                                   N/A   $     11,940     $     11,940
59              Penny Lane Owners Corp.                                                N/A            N/A     $     27,000
60              196 Owner's Corp.                                                      N/A            N/A     $     19,100
61              30 Buxton Farms Road                                           $     3,750   $     12,300     $     12,430
62              605 Apartment Corp.                                                    N/A            N/A     $     16,000
63              Station at Vinings                                             $    18,125   $      5,079     $      5,079

                                                                                 LC & TI      CONTRACTUAL                  TAX &
                                                                                RESERVE AT     RECURRING        U/W      INSURANCE
#     CROSSED   LOAN NAME                                                      ORIGINATION      LC & TI       LC & TI     ESCROWS
-     -------   ---------                                                      ------------     -------       -------     -------
 1              Bay Plaza Community Center                                     $ 21,500,000   $   304,598   $   297,998    Both
 2              Beverly Center                                                          N/A           N/A   $   992,948    None
 3              Stanford Shopping Center                                                N/A           N/A           N/A    None
 4              Mayfair Mall                                                            N/A           N/A   $   425,201    None
 5              Meristar Hospitality Portfolio                                          N/A           N/A           N/A    Both
 6              Northfield Square Mall                                                  N/A   $   264,000   $   163,181     Tax
 7              TVO Portfolio                                                           N/A           N/A           N/A    Both
 8      (A)     Red Lion Hotel Pasco                                                    N/A           N/A           N/A    Both
 9      (A)     Red Lion Hotel Salt Lake Downtown                                       N/A           N/A           N/A    Both
10      (A)     Red Lion Hotel Redding                                                  N/A           N/A           N/A    Both
11      (A)     Red Lion Hotel Richland Hanford House                                   N/A           N/A           N/A    Both
12              Bristol Park at Encino Commons Apartments                               N/A           N/A           N/A    Both
13              Canterbury Apartments                                                   N/A           N/A           N/A    Both
14              Easton Square Shopping Center                                  $      2,500   $    30,000   $   113,786     Tax
15              Claremore Apartment Homes                                               N/A           N/A           N/A    Both
16              Bank One Office Building                                                N/A   $   400,008   $   414,043    Both
17              Northland Portfolio                                                     N/A           N/A           N/A    Both
18              McAlpine Place Apartments                                               N/A           N/A           N/A    Both
19              Belmont Landing Apartments                                              N/A           N/A           N/A    Both
20              Villages at Waggoner Park                                               N/A           N/A           N/A     Tax
21              1144 Eastlake Building                                         $    258,149   $    50,000   $   106,119    Both
22              Scripps Northridge Technology Plaza                                     N/A   $   100,000   $   147,927    Both
23              Hawthorne Valley Shopping Center                               $     10,417   $   125,000   $    86,826    Both
24              The Atrium Business Tower                                               N/A   $   172,668   $   214,155    Both
25              Northlake Commons Shopping Center                                       N/A           N/A   $   109,709    None
26              Sportmart/Westwood Self Storage                                         N/A   $    78,000   $    27,584    Both
27              Village Market Shopping Center                                          N/A           N/A   $    31,442     Tax
28              Ashford Lakes Apartments                                                N/A           N/A           N/A    Both
29              Arlington Square/Wisteria Downs Portfolio                               N/A           N/A           N/A    Both
30              Irving Towne Center                                            $    110,000           N/A   $   118,487    Both
31              Ashford Park Apartments                                                 N/A           N/A           N/A    Both
32              National Amusements Anchored Center                            $     50,000           N/A           N/A    Both
33              Riverbend Commons                                                       N/A   $    30,600   $    35,938    Both
34              Shoppes of Kenwood                                                      N/A   $    75,000   $    77,362    Both
35              Warner Courtyards                                              $    293,219   $   100,008   $   129,163    Both
36              Klein Portfolio                                                         N/A   $    84,000   $   113,544     Tax
37              La Mesa Village Plaza                                          $    202,099   $    85,000   $   134,037    Both
38              32-50 Cooper Square                                                     N/A           N/A   $   188,386    Both
39              173-175 Tenants Corp.                                                   N/A           N/A           N/A    None
40              Laguna Village Shopping Center                                 $    120,000   $    30,000   $    30,705    Both
41              500 East 83rd Street Corp.                                              N/A           N/A           N/A    None
42              Chatham Park Village Cooperative                                        N/A           N/A           N/A    None
43              Marketplace at Cascades - Park Place                                    N/A           N/A   $    72,833    None
44              Forest Hills South Owners, Inc.                                         N/A           N/A           N/A     Tax
45              Northaven Park Apartments                                               N/A           N/A           N/A    Both
46              Union Pines Office Building                                             N/A   $    40,008   $   128,726    Both
47              Timbers of Deerbrook Apartments                                         N/A           N/A           N/A    Both
48              Big Pine Key Shopping Center                                   $      4,987   $    30,903   $    30,981    Both
49              Metaldyne Automotive Building                                  $    565,000           N/A   $    35,926    None
50              North Batavia Business Park                                    $    125,000   $    72,000   $   152,183    Both
51              Far North Shopping Center                                               N/A   $    75,000   $    75,627    Both
52              Greens at Alvamar                                                       N/A           N/A           N/A    Both
53              Junipero Serra Office Building                                 $    125,000   $    75,000   $    76,622    Both
54              TownePlace Suites Dearborn                                              N/A           N/A           N/A    Both
55              Mallory Corners                                                         N/A   $    35,000   $    70,634    Both
56              Canal Overlook                                                          N/A   $    14,400   $    14,400    Both
57              Kohl's Department Store                                                 N/A           N/A           N/A     Tax
58              Raymour and Flanigan Furniture Store                           $      4,331   $    51,975   $    53,116     Tax
59              Penny Lane Owners Corp.                                                 N/A           N/A           N/A    None
60              196 Owner's Corp.                                                       N/A           N/A           N/A    None
61              30 Buxton Farms Road                                                    N/A   $    25,000   $    25,529     Tax
62              605 Apartment Corp.                                                     N/A           N/A           N/A    None
63              Station at Vinings                                                      N/A   $    46,728   $    42,327    Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                             CONTRACTUAL         U/W
                                                                               ENGINEERING    RECURRING        RECURRING
                                                                               RESERVE AT    REPLACEMENT      REPLACEMENT
#     CROSSED   LOAN NAME                                                      ORIGINATION   RESERVE/FF&E   RESERVE/FF&E (1)
-     -------   ---------                                                      -----------   ------------   ----------------
64              Bluemound Centre                                               $   135,000   $     11,830     $     11,830
65              Somerset Village Shopping Center                                       N/A   $     31,440     $     31,440
66              Columbus Greens                                                $     2,000   $     13,400     $     13,400
67              Blackhawk Apartments                                           $   131,825   $     52,250     $     52,250
68              Oakwood Village Apartments                                             N/A   $     72,000     $     72,000
69              The Hermitage at Napeague, Ltd.                                $ 2,500,000            N/A     $     13,020
70              Esplanade Gardens Tenants Corp.                                        N/A            N/A     $     14,000
71              Carol House Apartments, Inc.                                           N/A            N/A     $     15,900
72      (B)     Avgeris-RBX Industries                                         $    78,688   $      9,150     $     13,726
73      (B)     Avgeris-IVEX Packaging                                         $    73,906   $      7,150     $     10,725
74      (B)     Avgeris-Ultra Care                                             $     9,679   $      3,727     $      5,592
75              Bammelwood Apartments                                          $    47,219   $     56,500     $     56,500
76              Storage USA - Calvine                                                  N/A   $     14,148     $     14,178
77              The Creekwood Village Apartments                                       N/A   $     38,000     $     38,000
78              Ala Moana Tower                                                $   188,238   $     33,500     $     40,066
79              Springlake Park Mobile Home Park                                       N/A   $      7,350     $      7,350
80              Macedon Commons Shopping Center                                        N/A            N/A     $     10,992
81              South Pointe Village Mobile Home Park                          $    43,525            N/A     $     14,100
82              Fountain Brook Apartments                                              N/A   $     28,000     $     28,000
83              3135 Johnson Tenant Owners Corp.                                       N/A            N/A     $     12,100
84              Lakeside Villas                                                $    49,300   $     31,720     $     31,720
85              Westpark Place Office Building                                 $    15,500   $     18,004     $     18,004
86              TownePlace Suites Livonia                                              N/A            4.0%             4.0%
87              Border City Mills                                                      N/A   $     34,236     $     34,839
88              Nacogdoches Marketplace                                        $     4,438            N/A     $      8,612
89              Cruz Alta Plaza                                                        N/A            N/A     $     23,745
90              Warwick Apartments                                             $    36,848   $     38,000     $     38,000
91              Safe Self Storage - Van Nuys                                           N/A            N/A     $      8,189
92              Country Inns & Suites Clive                                            N/A            4.0%             4.0%
93              Huntington Plaza                                                       N/A   $      7,224     $      9,623
94              Hampton Inn Mechanicsville                                             N/A            5.0%             4.0%
95              Thunderbird Village Mobile Home Park                                   N/A   $      5,750     $      5,750
96              Physicians Plaza II                                                    N/A   $     11,477     $     12,752
97              Timbers of Keegan's Bayou Apartments                           $     1,875   $     38,000     $     38,000
98              Redbird Towers                                                 $     5,625   $      8,600     $      8,662
99              Hampton Inn Midlothian                                                 N/A            4.0%             4.0%
100             Arlington Farms Apartments                                     $   217,394   $     50,400     $     50,400
101             Briarwood Owners' Corp.                                                N/A            N/A     $     40,800
102             Storage USA - Rocklin                                                  N/A   $     11,364     $     11,367
103             Bethpage Apartment Corp.                                               N/A            N/A     $     13,100
104             Parkridge Plaza                                                        N/A            N/A     $      9,269
105             HSM, LLC                                                       $    59,125   $     14,100     $     14,100
106             Buckner Village Apartments                                     $    75,500   $     43,172     $     43,172
107             Chastain Manor Apartments                                              N/A   $     39,252     $     39,250
108             Outback Steakhouse Plaza                                               N/A            N/A     $      2,399
109             Park Towers Apartments                                         $   259,063   $     42,500     $     42,500
110             Katonah Shopping Center                                        $     5,000            N/A     $      4,420
111             Valleywide Self Storage                                                N/A            N/A     $     23,605
112             Osco Drug Retail Center                                                N/A   $      1,080     $      3,210
113             Chapel Ridge of Stillwater Phase I                                     N/A   $     30,000     $     30,000
114             Village Townhouses Cooperative                                         N/A            N/A     $    131,009
115             Chestnut Hill                                                          N/A   $      4,610     $      5,144
116             Village Center at Marshall's Creek                             $     5,000   $      4,937     $      9,617
117             Assured Storage                                                        N/A   $     16,380     $     16,380
118             6600 Building                                                          N/A   $      7,230     $      7,230
119             Liberty Square                                                         N/A   $      7,330     $     12,705
120             12 Greenridge Avenue                                           $     3,750   $      4,443     $      4,748
121             Yahara Landing Apartments                                      $    10,375   $     18,000     $     18,000
122             Sierra Verde Apartments                                        $    20,800   $     37,700     $     37,700
123             Pepper Ridge Apartments                                        $    97,412   $     36,000     $     36,000
124             131 East 66th Street Corporation                                       N/A            N/A     $     40,340
125             Pine Tree Apartments                                                   N/A   $     22,500     $     22,500
126             Richton Trail Apartments                                               N/A            N/A     $     25,488

                                                                                 LC & TI      CONTRACTUAL                  TAX &
                                                                                RESERVE AT     RECURRING        U/W      INSURANCE
#     CROSSED   LOAN NAME                                                      ORIGINATION      LC & TI       LC & TI     ESCROWS
-     -------   ---------                                                      ------------     -------       -------     -------
64              Bluemound Centre                                                        N/A   $    30,000   $    34,665    Both
65              Somerset Village Shopping Center                               $      2,813   $    33,756   $    72,866    Both
66              Columbus Greens                                                         N/A           N/A           N/A    Both
67              Blackhawk Apartments                                                    N/A           N/A           N/A    Both
68              Oakwood Village Apartments                                              N/A           N/A           N/A    Both
69              The Hermitage at Napeague, Ltd.                                         N/A           N/A           N/A    None
70              Esplanade Gardens Tenants Corp.                                         N/A           N/A           N/A    None
71              Carol House Apartments, Inc.                                            N/A           N/A           N/A    None
72      (B)     Avgeris-RBX Industries                                                  N/A   $    59,400   $    47,822    Both
73      (B)     Avgeris-IVEX Packaging                                                  N/A   $    46,416   $    27,808    Both
74      (B)     Avgeris-Ultra Care                                                      N/A   $    24,192   $    31,028     Tax
75              Bammelwood Apartments                                                   N/A           N/A           N/A    Both
76              Storage USA - Calvine                                                   N/A           N/A           N/A    Both
77              The Creekwood Village Apartments                                        N/A           N/A           N/A    Both
78              Ala Moana Tower                                                         N/A   $     6,505           N/A    Both
79              Springlake Park Mobile Home Park                                        N/A           N/A           N/A    Both
80              Macedon Commons Shopping Center                                         N/A   $    24,000   $    50,023    Both
81              South Pointe Village Mobile Home Park                                   N/A           N/A           N/A    Both
82              Fountain Brook Apartments                                               N/A           N/A           N/A    Both
83              3135 Johnson Tenant Owners Corp.                                        N/A           N/A           N/A    None
84              Lakeside Villas                                                         N/A           N/A           N/A    Both
85              Westpark Place Office Building                                 $    100,000   $    88,000   $    92,165    Both
86              TownePlace Suites Livonia                                               N/A           N/A           N/A    Both
87              Border City Mills                                                       N/A           N/A           N/A    Both
88              Nacogdoches Marketplace                                                 N/A   $    10,000   $    12,554    Both
89              Cruz Alta Plaza                                                         N/A           N/A   $    60,292    Both
90              Warwick Apartments                                                      N/A           N/A           N/A    Both
91              Safe Self Storage - Van Nuys                                            N/A           N/A           N/A    Both
92              Country Inns & Suites Clive                                             N/A           N/A           N/A    Both
93              Huntington Plaza                                                        N/A   $    30,000   $    36,960    Both
94              Hampton Inn Mechanicsville                                              N/A           N/A           N/A    Both
95              Thunderbird Village Mobile Home Park                                    N/A           N/A           N/A    Both
96              Physicians Plaza II                                                     N/A   $    60,000   $    75,052    Both
97              Timbers of Keegan's Bayou Apartments                                    N/A           N/A           N/A    Both
98              Redbird Towers                                                 $    150,000           N/A   $    56,084    Both
99              Hampton Inn Midlothian                                                  N/A           N/A           N/A    Both
100             Arlington Farms Apartments                                              N/A           N/A           N/A    Both
101             Briarwood Owners' Corp.                                                 N/A           N/A           N/A     Tax
102             Storage USA - Rocklin                                                   N/A           N/A           N/A    Both
103             Bethpage Apartment Corp.                                                N/A           N/A           N/A    None
104             Parkridge Plaza                                                $    100,000   $    30,000   $    53,724    Both
105             HSM, LLC                                                                N/A   $    42,000   $    42,300    Both
106             Buckner Village Apartments                                              N/A           N/A           N/A    Both
107             Chastain Manor Apartments                                               N/A           N/A           N/A    Both
108             Outback Steakhouse Plaza                                                N/A           N/A   $    43,487    None
109             Park Towers Apartments                                                  N/A           N/A           N/A    Both
110             Katonah Shopping Center                                                 N/A           N/A   $    30,000     Tax
111             Valleywide Self Storage                                                 N/A           N/A           N/A    Both
112             Osco Drug Retail Center                                        $     82,188   $     8,004   $     7,168    Both
113             Chapel Ridge of Stillwater Phase I                                      N/A           N/A           N/A    Both
114             Village Townhouses Cooperative                                          N/A           N/A           N/A    None
115             Chestnut Hill                                                           N/A   $    15,000   $    26,210    Both
116             Village Center at Marshall's Creek                                      N/A   $    38,000   $    47,948     Tax
117             Assured Storage                                                         N/A           N/A           N/A    Both
118             6600 Building                                                           N/A   $    36,000   $    43,908    Both
119             Liberty Square                                                          N/A   $    30,000   $    56,360    Both
120             12 Greenridge Avenue                                                    N/A   $    28,333   $    32,974    Both
121             Yahara Landing Apartments                                               N/A           N/A           N/A    Both
122             Sierra Verde Apartments                                                 N/A           N/A           N/A    Both
123             Pepper Ridge Apartments                                                 N/A           N/A           N/A    Both
124             131 East 66th Street Corporation                                        N/A           N/A           N/A    None
125             Pine Tree Apartments                                                    N/A           N/A           N/A    Both
126             Richton Trail Apartments                                                N/A           N/A           N/A     Tax

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                             CONTRACTUAL         U/W
                                                                               ENGINEERING    RECURRING        RECURRING
                                                                               RESERVE AT    REPLACEMENT      REPLACEMENT
#     CROSSED   LOAN NAME                                                      ORIGINATION   RESERVE/FF&E   RESERVE/FF&E (1)
-     -------   ---------                                                      -----------   ------------   ----------------
127             Tiny Town Village                                                      N/A   $     24,000     $     24,000
128             Arch Creek Run Apartments                                      $    55,875   $     24,000     $     24,000
129             Storage Center                                                         N/A            N/A     $     13,095
130             Cy Fair Plaza                                                  $    52,312            N/A     $      7,408
131             Durant Shopping Center                                                 N/A   $      4,830     $      4,830
132             111-119 Hartsdale Corp.                                                N/A            N/A     $     26,766
133             Presidential Suites Apartments                                 $    23,170   $     36,252     $     36,500
134             St. Paul Shopping Center                                               N/A   $      3,761     $      3,761
135             Century Plaza                                                  $    44,375            N/A     $      4,305
136             7611 State Line Road Building                                          N/A            N/A     $      9,222
137             Chevy Chase Apartments                                         $    79,262   $     30,000     $     30,000
138             Archway Village                                                        N/A   $      3,876     $      3,861
139             6035 Broadway Owners Corp.                                             N/A            N/A     $     25,000
140             Flour Bluff Shopping Center                                            N/A   $     27,323     $      9,408
141             110-150 Draper Owners Corp.                                            N/A            N/A     $     31,000
142             Park on Vista Apartments                                               N/A   $     27,000     $     27,000
143             Fort Security Self Storage                                             N/A   $      9,165     $      9,165
144             Hibert Office                                                          N/A            N/A     $      4,017
145             Raffin Executive Center                                        $     9,375            N/A     $      2,219
146             The Gilman Terrace II Apartments                                       N/A   $     12,320     $     12,320
147             Monterey Apartments / Sherbrooke Apartments                    $   137,031   $     22,500     $     32,000
148             Hidden Hollow Apartments                                               N/A   $     21,000     $     21,000
149             Geist Self Storage                                                     N/A   $     21,432     $     21,432
150             Medford Shopping Center                                        $    54,625            N/A     $     12,397
151             Catalina Apartments                                            $    12,500   $     30,750     $     30,750
152             Crestridge Apartments                                          $    24,500   $     25,500     $     25,500
153     (C)     Richlawn Acres Apartments                                      $    37,719   $     12,000     $     12,000
154     (C)     Grant Street Apartments                                        $    29,031   $      9,000     $      9,000
155             Park Terrace Owners Corp.                                              N/A            N/A     $     26,746
156             DP Building One                                                        N/A            N/A     $      7,352
157             83-84 116th Owners Corp.                                               N/A            N/A     $     12,400
158             Mesa Grande                                                    $    10,138   $      5,500     $      5,500
159             Greylock Apartments                                            $    50,306   $     12,250     $     13,965
160             Swarthmore Apartments                                          $    64,812   $     10,250     $     10,250
161             Royalwood Apartments                                           $     2,500   $     16,500     $     16,500
162             Inverness Housing Corp.                                                N/A            N/A     $      7,100
163             Burnet House                                                   $    20,219   $      9,000     $      9,000
164             Crestwood Apartment Owners Corp.                                       N/A            N/A     $     16,400
165             Lake Springs Shops                                                     N/A   $      3,270     $      3,270
166             Northpoint Apartments                                                  N/A   $     26,000     $     26,000
167             360 Riverside Owners Corp.                                             N/A            N/A     $      6,000
168             66 Fort Point Street                                           $    28,438            N/A     $      5,998
169             1-7 Journal Square                                             $    33,111            N/A     $      1,333
170             Amistad Apartments                                                     N/A            N/A     $     19,000
171             Melnick Drive                                                  $    11,353            N/A     $     11,362
172             Desert Plaza Apartments                                        $    10,875   $     22,000     $     22,000
173             Burleson Plaza                                                 $   150,580   $      7,368     $      7,370
174             Chapel Ridge of Forrest City Phase II                                  N/A   $     17,000     $     17,000
175             9 East 96th Street Apartment Corp.                                     N/A            N/A     $      6,900
176             Budget Self Storage                                                    N/A            N/A     $     12,611
177             Imperial Marshwood Mobile Home Park                            $   136,175   $      7,020     $      7,020
178             Windsor Equities Owners, Inc.                                          N/A            N/A     $     11,900
179             84-49 Owners Corp.                                                     N/A            N/A     $     12,000
180             300 West Coleman Boulevard                                     $    15,625            N/A     $      4,607
181             129-131 Fifth Avenue Corp.                                             N/A            N/A     $      3,500
182             Tiffany Office Building                                                N/A            N/A     $      5,425
183             Forest Mobile Estates Mobile Home Park                         $    13,125   $     27,500     $     27,500
184             Country Club Village Apartments                                $    43,444   $     22,000     $     22,000
185             Vista Pacifica Industrial Park                                 $     6,875            N/A     $      9,068
186             Alexandria Shopping Center                                             N/A   $      3,060     $      3,060
187             Oak Manor Apartments                                           $    76,490   $     11,750     $     11,750
188             Carriage Works                                                 $    11,312            N/A     $      4,613
189             Northridge Apartments                                                  N/A   $      7,000     $      7,000

                                                                                 LC & TI      CONTRACTUAL                  TAX &
                                                                                RESERVE AT     RECURRING        U/W      INSURANCE
#     CROSSED   LOAN NAME                                                      ORIGINATION      LC & TI       LC & TI     ESCROWS
-     -------   ---------                                                      ------------     -------       -------     -------
127             Tiny Town Village                                                       N/A           N/A           N/A    Both
128             Arch Creek Run Apartments                                               N/A           N/A           N/A    Both
129             Storage Center                                                          N/A           N/A           N/A    Both
130             Cy Fair Plaza                                                  $    100,000           N/A   $    49,388    Both
131             Durant Shopping Center                                         $      1,878   $    22,540   $    29,091     Tax
132             111-119 Hartsdale Corp.                                                 N/A           N/A           N/A     Tax
133             Presidential Suites Apartments                                          N/A           N/A           N/A    Both
134             St. Paul Shopping Center                                                N/A   $    12,000   $    15,610    Both
135             Century Plaza                                                  $     50,000           N/A   $    28,700    Both
136             7611 State Line Road Building                                           N/A   $    18,000   $    46,682    Both
137             Chevy Chase Apartments                                                  N/A           N/A           N/A    Both
138             Archway Village                                                $      1,076   $    12,912   $    22,193    Both
139             6035 Broadway Owners Corp.                                              N/A           N/A           N/A    None
140             Flour Bluff Shopping Center                                             N/A           N/A   $    15,422    Both
141             110-150 Draper Owners Corp.                                             N/A           N/A           N/A    None
142             Park on Vista Apartments                                                N/A           N/A           N/A    Both
143             Fort Security Self Storage                                              N/A           N/A           N/A    Both
144             Hibert Office                                                           N/A           N/A   $    20,087    Both
145             Raffin Executive Center                                                 N/A           N/A   $    14,372    Both
146             The Gilman Terrace II Apartments                               $        334   $     4,128           N/A    Both
147             Monterey Apartments / Sherbrooke Apartments                             N/A           N/A           N/A    Both
148             Hidden Hollow Apartments                                                N/A           N/A           N/A    Both
149             Geist Self Storage                                                      N/A           N/A           N/A    Both
150             Medford Shopping Center                                        $     94,000           N/A   $    56,350    Both
151             Catalina Apartments                                                     N/A           N/A           N/A    Both
152             Crestridge Apartments                                                   N/A           N/A           N/A    Both
153     (C)     Richlawn Acres Apartments                                               N/A           N/A           N/A    Both
154     (C)     Grant Street Apartments                                                 N/A           N/A           N/A    Both
155             Park Terrace Owners Corp.                                               N/A           N/A           N/A     Tax
156             DP Building One                                                $     26,000   $    23,571   $    29,408    Both
157             83-84 116th Owners Corp.                                                N/A           N/A           N/A     Tax
158             Mesa Grande                                                             N/A           N/A           N/A    Both
159             Greylock Apartments                                                     N/A           N/A           N/A    Both
160             Swarthmore Apartments                                                   N/A           N/A           N/A    Both
161             Royalwood Apartments                                                    N/A           N/A           N/A    Both
162             Inverness Housing Corp.                                                 N/A           N/A           N/A    None
163             Burnet House                                                            N/A           N/A           N/A    Both
164             Crestwood Apartment Owners Corp.                                        N/A           N/A           N/A    None
165             Lake Springs Shops                                             $      1,000   $    12,000   $    12,632    Both
166             Northpoint Apartments                                                   N/A           N/A           N/A    Both
167             360 Riverside Owners Corp.                                              N/A           N/A           N/A    None
168             66 Fort Point Street                                                    N/A   $    37,333   $    23,991    Both
169             1-7 Journal Square                                                      N/A           N/A   $    18,430    Both
170             Amistad Apartments                                                      N/A           N/A           N/A    None
171             Melnick Drive                                                  $     80,000           N/A   $    20,318    Both
172             Desert Plaza Apartments                                                 N/A           N/A           N/A    Both
173             Burleson Plaza                                                          N/A   $    22,000   $    28,882    Both
174             Chapel Ridge of Forrest City Phase II                                   N/A           N/A           N/A    Both
175             9 East 96th Street Apartment Corp.                                      N/A           N/A           N/A    None
176             Budget Self Storage                                                     N/A           N/A           N/A    Both
177             Imperial Marshwood Mobile Home Park                                     N/A           N/A           N/A    Both
178             Windsor Equities Owners, Inc.                                           N/A           N/A           N/A     Tax
179             84-49 Owners Corp.                                                      N/A           N/A           N/A    None
180             300 West Coleman Boulevard                                     $     40,000   $    25,000   $    21,893    Both
181             129-131 Fifth Avenue Corp.                                              N/A           N/A           N/A    None
182             Tiffany Office Building                                                 N/A   $    16,250   $    26,668    Both
183             Forest Mobile Estates Mobile Home Park                                  N/A           N/A           N/A    Both
184             Country Club Village Apartments                                         N/A           N/A           N/A    Both
185             Vista Pacifica Industrial Park                                 $    150,000           N/A   $    21,002    Both
186             Alexandria Shopping Center                                     $      1,190   $    14,280   $    17,909    Both
187             Oak Manor Apartments                                                    N/A           N/A           N/A    Both
188             Carriage Works                                                          N/A           N/A   $    26,205    Both
189             Northridge Apartments                                                   N/A           N/A           N/A    Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                             CONTRACTUAL         U/W
                                                                               ENGINEERING    RECURRING        RECURRING
                                                                               RESERVE AT    REPLACEMENT      REPLACEMENT
#     CROSSED   LOAN NAME                                                      ORIGINATION   RESERVE/FF&E   RESERVE/FF&E (1)
-     -------   ---------                                                      -----------   ------------   ----------------
190             Courtyard Apartments                                           $    20,625   $     10,000     $     10,000
191             Candlewood Apartments - TN                                     $     8,750   $     17,500     $     17,500
192             Clipper Ridge Apartments                                       $     3,688   $     13,000     $     13,000
193             Chapel Ridge of Stillwater Phase II                                    N/A   $      9,600     $      9,600
194             345 West 88th Apartment Corp.                                          N/A            N/A     $      8,000
195             The Indian Harbor House Owners Corporation                             N/A            N/A     $     18,300
196             Draper Crossing II                                                     N/A            N/A     $      1,502
197             Siesta and Julia Mobile Home Parks                             $    11,250            N/A     $      7,550
198             Mark IV Apartments                                             $    10,000   $      9,500     $      9,500
199             Crosby Town Center Plaza                                       $    11,562            N/A     $      8,705
200             Discount Personal Storage                                              N/A            N/A     $      5,745
201             Harbor Building                                                $       813            N/A     $      3,790
202             Highland Court Apartments-NY                                   $    47,187   $     22,000     $     22,000
203             Turner Plaza Shopping Center                                   $     2,500            N/A     $      4,392
204             Miami Hills Apartments                                         $   160,500   $     37,500     $     37,500
205             136 East 36th Street Apartments Corp.                                  N/A            N/A     $      7,200
206             Quarante Deux, Inc.                                                    N/A            N/A     $      8,400
207             Gracemere Owners Corporation                                           N/A            N/A     $     13,300
208             Rufe Snow Depot Self Storage                                           N/A            N/A     $      6,476
209             Fountain Gardens Owners Corp.                                          N/A            N/A     $     35,000
210             Westwind Mobile Home Park                                      $     9,931            N/A     $      2,150
211             6950 Cypress Road                                              $     5,625            N/A     $      5,937
212             Germantown Plaza                                               $    10,562            N/A     $      2,187
213             86 Christopher Street                                          $    12,719   $        750     $      1,394
214             Knickerbocker Square Shopping Center                           $     2,750            N/A     $      4,029
215             370 Riverside Tenants' Corp.                                           N/A            N/A     $     33,000
216             1677 Eureka Road                                               $     1,000            N/A     $      2,925
217             Lakewood Village Apartments - TX                               $    32,875   $     19,152     $     19,152
218             315 West 232nd Street Corp.                                            N/A            N/A     $     15,000
219             Brooke Hall Apartments                                         $   189,625   $      8,000     $      8,000
220             Archer Cooperative, Inc.                                               N/A            N/A     $    108,900
221             Shady Glen Owners' Corp.                                               N/A            N/A     $     16,347
222             434 East 58th Street Owners Inc.                                       N/A            N/A     $      8,809
223             Shadow Wood Apartments                                         $    10,969   $     15,000     $     15,000
224             Paddington Mobile Home Park                                    $     1,250   $      6,150     $      6,150
225             Bradlee Tenants Corp.                                                  N/A            N/A     $      7,300
226             American Storage                                               $    16,612   $      1,340     $      7,082
227             48-10 45th Street Owners, Inc.                                         N/A            N/A     $     17,874
228             878 Residents Corp.                                                    N/A            N/A     $     29,850
229             Ivy League Apt Corp.                                                   N/A            N/A     $      9,300
230             Storage Max                                                    $     2,500            N/A     $      4,958
231             Mount Ephraim Plaza                                            $    37,500            N/A     $      3,210
232             Concordia Apartments, Ltd.                                             N/A            N/A     $      4,900
233             28 East 4th Street Housing Corp.                                       N/A            N/A     $      9,000
234             Woodland Estates Mobile Home Park                              $    25,594   $      4,400     $      4,400
235             Shady Acres Mobile Home Park                                   $    14,312   $      4,950     $      4,950
236             121-125 Park Owners Corp.                                              N/A            N/A     $      3,600
237             Colonial Crest Apartments                                      $    72,575   $     12,000     $     12,000
238             Pleasanton Village Apartments                                  $    39,517            N/A     $     16,000
239             Cedar Bayou Mobile Home Park                                   $    34,375   $      5,550     $      5,550
240             487 Central Avenue                                             $    11,875            N/A     $      2,549
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation            N/A            N/A     $      3,000
242             261 West 22nd Street Tenant Owners Corp.                               N/A            N/A     $      6,000
243             Big Deal Realty on Greene Street, Inc.                                 N/A            N/A     $     12,000
244             Town and Country Crossing                                      $    35,375   $      7,500     $      7,500
245             132 Mitchell Street                                            $    11,763            N/A     $      4,574
246             300 West 17th Street Housing Development Fund Corporation              N/A            N/A     $      9,000
247             55 East Owners Corp.                                                   N/A            N/A     $      9,200
248             Harrison Terrace Apartments                                    $    13,258   $      8,750     $      8,750
249             120 East 85th Street Owners, Inc.                                      N/A            N/A     $      7,350
250             Creekside Manor Apartments                                     $    24,500   $      8,000     $      8,000
251             326 West 83rd Owners Corp.                                             N/A            N/A     $      5,800
252             Herald Square Loft Corporation                                         N/A            N/A     $      8,000

                                                                                 LC & TI      CONTRACTUAL                  TAX &
                                                                                RESERVE AT     RECURRING        U/W      INSURANCE
#     CROSSED   LOAN NAME                                                      ORIGINATION      LC & TI       LC & TI     ESCROWS
-     -------   ---------                                                      ------------     -------       -------     -------
190             Courtyard Apartments                                                    N/A           N/A           N/A    Both
191             Candlewood Apartments - TN                                              N/A           N/A           N/A    Both
192             Clipper Ridge Apartments                                                N/A           N/A           N/A    Both
193             Chapel Ridge of Stillwater Phase II                                     N/A           N/A           N/A    Both
194             345 West 88th Apartment Corp.                                           N/A           N/A           N/A    None
195             The Indian Harbor House Owners Corporation                              N/A           N/A           N/A    None
196             Draper Crossing II                                                      N/A   $    10,200   $     9,915    Both
197             Siesta and Julia Mobile Home Parks                                      N/A           N/A           N/A    Both
198             Mark IV Apartments                                                      N/A           N/A           N/A    Both
199             Crosby Town Center Plaza                                                N/A           N/A   $    33,995    Both
200             Discount Personal Storage                                               N/A           N/A           N/A    Both
201             Harbor Building                                                         N/A           N/A   $    15,161    Both
202             Highland Court Apartments-NY                                            N/A           N/A           N/A    Both
203             Turner Plaza Shopping Center                                   $     15,000   $    16,506   $    22,042    Both
204             Miami Hills Apartments                                                  N/A           N/A           N/A    Both
205             136 East 36th Street Apartments Corp.                                   N/A           N/A           N/A    None
206             Quarante Deux, Inc.                                                     N/A           N/A           N/A     Tax
207             Gracemere Owners Corporation                                            N/A           N/A           N/A     Tax
208             Rufe Snow Depot Self Storage                                            N/A           N/A           N/A    Both
209             Fountain Gardens Owners Corp.                                           N/A           N/A           N/A    None
210             Westwind Mobile Home Park                                               N/A           N/A           N/A    Both
211             6950 Cypress Road                                              $     50,000   $    37,500   $    14,990    Both
212             Germantown Plaza                                                        N/A           N/A   $    14,583    Both
213             86 Christopher Street                                                   N/A           N/A   $       900     Tax
214             Knickerbocker Square Shopping Center                                    N/A   $    15,142   $    17,647    Both
215             370 Riverside Tenants' Corp.                                            N/A           N/A           N/A    None
216             1677 Eureka Road                                               $     25,000   $    25,714   $    24,099    Both
217             Lakewood Village Apartments - TX                                        N/A           N/A           N/A    Both
218             315 West 232nd Street Corp.                                             N/A           N/A           N/A    None
219             Brooke Hall Apartments                                                  N/A           N/A           N/A    Both
220             Archer Cooperative, Inc.                                                N/A           N/A           N/A    None
221             Shady Glen Owners' Corp.                                                N/A           N/A           N/A    None
222             434 East 58th Street Owners Inc.                                        N/A           N/A           N/A     Tax
223             Shadow Wood Apartments                                                  N/A           N/A           N/A    Both
224             Paddington Mobile Home Park                                             N/A           N/A           N/A    Both
225             Bradlee Tenants Corp.                                                   N/A           N/A           N/A     Tax
226             American Storage                                                        N/A           N/A           N/A    Both
227             48-10 45th Street Owners, Inc.                                          N/A           N/A           N/A     Tax
228             878 Residents Corp.                                                     N/A           N/A           N/A    None
229             Ivy League Apt Corp.                                                    N/A           N/A           N/A     Tax
230             Storage Max                                                             N/A           N/A           N/A    Both
231             Mount Ephraim Plaza                                                     N/A           N/A   $    14,300    Both
232             Concordia Apartments, Ltd.                                              N/A           N/A           N/A     Tax
233             28 East 4th Street Housing Corp.                                        N/A           N/A           N/A     Tax
234             Woodland Estates Mobile Home Park                                       N/A           N/A           N/A    Both
235             Shady Acres Mobile Home Park                                            N/A           N/A           N/A    Both
236             121-125 Park Owners Corp.                                               N/A           N/A           N/A    None
237             Colonial Crest Apartments                                               N/A           N/A           N/A    Both
238             Pleasanton Village Apartments                                           N/A           N/A           N/A    Both
239             Cedar Bayou Mobile Home Park                                            N/A           N/A           N/A    Both
240             487 Central Avenue                                             $     35,000           N/A   $     7,542    Both
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation             N/A           N/A           N/A    None
242             261 West 22nd Street Tenant Owners Corp.                                N/A           N/A           N/A     Tax
243             Big Deal Realty on Greene Street, Inc.                                  N/A           N/A           N/A     Tax
244             Town and Country Crossing                                               N/A           N/A           N/A    Both
245             132 Mitchell Street                                            $    100,000           N/A   $    18,296    Both
246             300 West 17th Street Housing Development Fund Corporation               N/A           N/A           N/A     Tax
247             55 East Owners Corp.                                                    N/A           N/A           N/A    None
248             Harrison Terrace Apartments                                             N/A           N/A           N/A    Both
249             120 East 85th Street Owners, Inc.                                       N/A           N/A           N/A    None
250             Creekside Manor Apartments                                              N/A           N/A           N/A    Both
251             326 West 83rd Owners Corp.                                              N/A           N/A           N/A     Tax
252             Herald Square Loft Corporation                                          N/A           N/A           N/A     Tax

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                             CONTRACTUAL         U/W
                                                                               ENGINEERING    RECURRING        RECURRING
                                                                               RESERVE AT    REPLACEMENT      REPLACEMENT
#     CROSSED   LOAN NAME                                                      ORIGINATION   RESERVE/FF&E   RESERVE/FF&E (1)
-     -------   ---------                                                      -----------   ------------   ----------------
253             131-133 Owners Corp.                                                   N/A            N/A     $     10,400
254             Sandia Mobile Home Park                                        $       262            N/A     $      4,550
255             Stone Green Apartments                                         $    13,750   $      4,250     $      4,250
256             325 West 83 Owners Corp.                                               N/A            N/A     $      9,000
257             345 West 70th Tenants Corp.                                            N/A            N/A     $     10,000
258             Melbourne Plaza                                                $    10,250            N/A     $      2,412
259             Landau Apartments, Inc.                                                N/A            N/A     $      2,800
260             240 Prospect Pl. Apt. Corp.                                            N/A            N/A     $      2,600
261             Ninth Street Apartments, Inc.                                          N/A            N/A     $      2,000
262             331 West 84th Owners Corp.                                             N/A            N/A     $      1,100

                                                                                 LC & TI      CONTRACTUAL                  TAX &
                                                                                RESERVE AT     RECURRING        U/W      INSURANCE
#     CROSSED   LOAN NAME                                                      ORIGINATION      LC & TI       LC & TI     ESCROWS
-     -------   ---------                                                      ------------     -------       -------     -------
253             131-133 Owners Corp.                                                    N/A           N/A           N/A    None
254             Sandia Mobile Home Park                                                 N/A           N/A           N/A    Both
255             Stone Green Apartments                                                  N/A           N/A           N/A    Both
256             325 West 83 Owners Corp.                                                N/A           N/A           N/A     Tax
257             345 West 70th Tenants Corp.                                             N/A           N/A           N/A     Tax
258             Melbourne Plaza                                                $     16,000   $    10,636   $    10,050    Both
259             Landau Apartments, Inc.                                                 N/A           N/A           N/A     Tax
260             240 Prospect Pl. Apt. Corp.                                             N/A           N/A           N/A     Tax
261             Ninth Street Apartments, Inc.                                           N/A           N/A           N/A     Tax
262             331 West 84th Owners Corp.                                              N/A           N/A           N/A     Tax

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY RED LION HOTEL PASCO, RED LION HOTEL SALT LAKE DOWNTOWN, RED LION HOTEL REDDING AND RED LION HOTEL RICHLAND HANFORD HOUSE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RICHLAWN ACRES APARTMENTS AND GRANT STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) FOR COOPERATIVE PROPERTIES, U/W RECURRING REPLACEMENT RESERVE IS CAPTURED UNDER THE RESPECTIVE PROPERTY'S UNDERWRITTEN EXPENSES AND IS THEREFORE SHOWN FOR PRESENTATIONAL PURPOSES ONLY.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

#    CROSSED  PROPERTY NAME                                    PROPERTY TYPE    SQ. FT.
--   -------  -------------                                    -------------  ----------
 1            Bay Plaza Community Center                       Mixed Use        509,710
 2            Beverly Center                                   Retail           855,015
 3            Stanford Shopping Center                         Retail         1,387,369 (1)
4A            Mayfair Mall - Retail                            Retail           858,165
4B            Mayfair Mall - Office                            Office           419,318
 6            Northfield Square Mall                           Retail           381,877
14            Easton Square Shopping Center                    Retail           235,474 (2)
16            Bank One Office Building                         Office           514,642
21            1144 Eastlake Building                           Office            81,524
22            Scripps Northridge Technology Plaza              Industrial        95,579
23            Hawthorne Valley Shopping Center                 Retail           317,380
24            The Atrium Business Tower                        Office           138,543
25            Northlake Commons Shopping Center                Retail           146,816
26            Sportmart/Westwood Self Storage                  Mixed Use         97,600
27            Village Market Shopping Center                   Retail            90,252
30            Irving Towne Center                              Retail           118,487
32            National Amusements Anchored Center              Retail            84,810 (3)
33            Riverbend Commons                                Retail            94,852
34            Shoppes of Kenwood                               Mixed Use         80,096
35            Warner Courtyards                                Office           113,788
36A           Klein Mitchell                                   Retail            23,892
36B           Klein Baraboo                                    Retail            18,452
36C           Klein Springdale                                 Retail            14,035
36D           Klein Joplin                                     Retail            13,649
36E           Klein Ocean Springs                              Retail            12,916
36F           Klein Fort Smith                                 Retail            12,072
36G           Klein Jackson                                    Retail            11,827
36H           Klein Angola                                     Retail            10,054
36I           Klein Lima                                       Retail            10,846
37            La Mesa Village Plaza                            Mixed Use         87,029
38            32-50 Cooper Square                              Office           161,207
40            Laguna Village Shopping Center                   Retail            43,487
43            Marketplace at Cascades - Park Place             Retail            99,702
46            Union Pines Office Building                      Office           134,298
48            Big Pine Key Shopping Center                     Retail            93,151
49            Metaldyne Automotive Building                    Industrial       216,244
50            North Batavia Business Park                      Mixed Use        129,426
51            Far North Shopping Center                        Retail           132,933
53            Junipero Serra Office Building                   Office            50,476
55            Mallory Corners                                  Retail            70,000
57            Kohl's Department Store                          Retail            88,302
58            Raymour and Flanigan Furniture Store             Retail            79,602
61            30 Buxton Farms Road                             Mixed Use         62,148
63            Station at Vinings                               Retail            33,877
64            Bluemound Centre                                 Retail            66,064
65            Somerset Village Shopping Center                 Retail            76,183
72     (B)    Avgeris-RBX Industries                           Industrial        91,504
73     (B)    Avgeris-IVEX Packaging                           Industrial        71,498
74     (B)    Avgeris-Ultra Care                               Industrial        37,280
80            Macedon Commons Shopping Center                  Retail            76,278 (4)
85            Westpark Place Office Building                   Office           113,857
88            Nacogdoches Marketplace                          Retail            57,413
89            Cruz Alta Plaza                                  Retail           127,003
93            Huntington Plaza                                 Office            48,117
96            Physicians Plaza II                              Office            63,759
98            Redbird Towers                                   Retail            50,951
104           Parkridge Plaza                                  Mixed Use         61,794
105           HSM, LLC                                         Mixed Use         70,500
108           Outback Steakhouse Plaza                         Retail            23,990
110           Katonah Shopping Center                          Retail            28,072 (5)
112           Osco Drug Retail Center                          Retail            21,400
115           Chestnut Hill                                    Retail            34,294
116           Village Center at Marshall's Creek               Retail            64,110
118           6600 Building                                    Office            36,148
119           Liberty Square                                   Mixed Use         48,866
120           12 Greenridge Avenue                             Office            23,742
130           Cy Fair Plaza                                    Retail            49,388
131           Durant Shopping Center                           Retail            32,200
134           St. Paul Shopping Center                         Retail            25,070
135           Century Plaza                                    Retail            28,700
136           7611 State Line Road Building                    Office            46,108
138           Archway Village                                  Retail            25,740
140           Flour Bluff Shopping Center                      Retail            39,200
144           Hibert Office                                    Office            19,250
145           Raffin Executive Center                          Office             8,877
150           Medford Shopping Center                          Retail            56,040
156           DP Building One                                  Office            29,954
165           Lake Springs Shops                               Retail            21,800
168           66 Fort Point Street                             Office            23,991
169           1-7 Journal Square                               Retail             8,885
171           Melnick Drive                                    Industrial        59,800
173           Burleson Plaza                                   Retail            73,700
180           300 West Coleman Boulevard                       Office            23,636
182           Tiffany Office Building                          Office            27,131
185           Vista Pacifica Industrial Park                   Industrial        43,150
186           Alexandria Shopping Center                       Retail            20,400
188           Carriage Works                                   Retail            19,222
196           Draper Crossing II                               Retail            10,015
199           Crosby Town Center Plaza                         Retail            58,035

                                                                                MAJOR                     MAJOR          MAJOR
                                                                              TENANT # 1                TENANT # 1  TENANT # 1 LEASE
#    CROSSED  PROPERTY NAME                                                     NAME                      SQ. FT.   EXPIRATION DATE
--   -------  -------------                                                     ----                      ------    ----------------
 1            Bay Plaza Community Center                                      Pathmark                    67,333       10/31/2013
 2            Beverly Center                                                Bloomingdales                156,150        3/31/2017
 3            Stanford Shopping Center                              Bloomingdales (Ground Lease)         228,986        2/28/2029
4A            Mayfair Mall - Retail                                       Marshall Field's               288,596        1/31/2007
4B            Mayfair Mall - Office                                         St. Joseph's                  54,932        9/30/2008
 6            Northfield Square Mall                                            Sears                    107,118        7/31/2010
14            Easton Square Shopping Center                              Jo-Ann Stores, Inc.              51,950       12/31/2015
16            Bank One Office Building                                      Devon Energy                 125,073        2/28/2006
21            1144 Eastlake Building                                        Zymogenetics                  31,194        1/31/2012
22            Scripps Northridge Technology Plaza                               Nokia                     53,356        3/1/2007
23            Hawthorne Valley Shopping Center                               Sam's Club                  136,914       10/31/2016
24            The Atrium Business Tower                                 University of Phoenix             40,639       10/31/2005
25            Northlake Commons Shopping Center                          Ross Dress for Less              32,842        1/31/2014
26            Sportmart/Westwood Self Storage                           Westwood Self Storage             66,000       10/31/2010
27            Village Market Shopping Center                                Pick 'n Save                  61,665       12/31/2023
30            Irving Towne Center                                         Half Price Books                 9,438        6/30/2013
32            National Amusements Anchored Center              National Amusements Inc. (Ground Lease)    76,056        1/31/2027
33            Riverbend Commons                                              Farmer Jack                  53,921        5/14/2022
34            Shoppes of Kenwood                                          Pet Supplies Plus                9,600        9/30/2007
35            Warner Courtyards                                              Wells Fargo                  41,757        6/30/2008
36A           Klein Mitchell                                          Dollar Tree Stores, Inc.             6,246        1/31/2008
36B           Klein Baraboo                                           Dollar Tree Stores, Inc.             5,500        1/31/2008
36C           Klein Springdale                                               Fashion Bug                   8,000        4/30/2006
36D           Klein Joplin                                                   Fashion Bug                   8,000        5/31/2006
36E           Klein Ocean Springs                                             Shoe Show                    5,600        6/30/2006
36F           Klein Fort Smith                                          Pennies on the Dollar              4,188       10/21/2007
36G           Klein Jackson                                           Dollar Tree Stores, Inc.             5,915        1/31/2007
36H           Klein Angola                                                Blockbuster, Inc.                4,490        8/31/2007
36I           Klein Lima                                             Deals Nothing Over a Dollar           8,000        7/7/2008
37            La Mesa Village Plaza                                 Helix Environmental Planning          14,105        1/31/2004
38            32-50 Cooper Square                                     Village Voice Media, Inc.           60,144        2/13/2005
40            Laguna Village Shopping Center                                 Albertson's                  33,840        2/28/2041
43            Marketplace at Cascades - Park Place                   The Sports Authority, Inc.           42,805       10/31/2016
46            Union Pines Office Building                                    US Cellular                 122,826       10/31/2008
48            Big Pine Key Shopping Center                                   Winn Dixie                   45,571        2/1/2014
49            Metaldyne Automotive Building                                   Metaldyne                  216,244        7/1/2023
50            North Batavia Business Park                            Albus Keefe and Associates            7,070           MTM
51            Far North Shopping Center                                   Wild Oats Market                27,000        6/30/2009
53            Junipero Serra Office Building                             State of California               4,170        5/31/2006
55            Mallory Corners                                       Barnes and Noble Booksellers          25,000        4/30/2011
57            Kohl's Department Store                                  Kohl's Department Store            88,302        1/31/2024
58            Raymour and Flanigan Furniture Store                       Raymour & Flanigan               79,602        9/30/2017
61            30 Buxton Farms Road                                       Huffman Koos, Inc.               44,000        2/18/2018
63            Station at Vinings                                           New York Pizza                  2,636        5/31/2007
64            Bluemound Centre                                         Flanner`s Audio & Video            18,400        7/31/2009
65            Somerset Village Shopping Center                             Ralphs Grocery                 37,905       11/28/2014
72     (B)    Avgeris-RBX Industries                                             RBX                      91,504       12/31/2009
73     (B)    Avgeris-IVEX Packaging                                  Packaging Products, Inc.            71,498        1/8/2010
74     (B)    Avgeris-Ultra Care                                             Ultra Care                   37,280        9/30/2008
80            Macedon Commons Shopping Center                                 P&C Foods                   39,436       10/31/2012
85            Westpark Place Office Building                         Interfaith of the Woodlands          19,584           MTM  (6)
88            Nacogdoches Marketplace                                          Goody's                    25,000        3/31/2014
89            Cruz Alta Plaza                                            Raley's Supermarket              52,107        5/31/2010
93            Huntington Plaza                                            Do Son Restaurant                6,024        3/14/2007
96            Physicians Plaza II                                    General Surgical Associates           8,696        8/31/2008
98            Redbird Towers                                                Family Dollar                  8,263       12/31/2006
104           Parkridge Plaza                                             Jefferson County                 5,339       12/31/2006
105           HSM, LLC                                                    Fairfax Recycling               39,000        5/31/2018
108           Outback Steakhouse Plaza                                       Take2, Inc.                   8,000        4/1/2005
110           Katonah Shopping Center                                    U.S. Postal Service               4,899       10/31/2008
112           Osco Drug Retail Center                                         Osco Drug                   14,200        8/1/2023
115           Chestnut Hill                                                    Staples                    19,429        1/31/2008
116           Village Center at Marshall's Creek                         Weiss Markets, Inc.              31,860       12/27/2008
118           6600 Building                                         National Psoriasis Foundation         13,581        8/31/2010
119           Liberty Square                                                   Hi-Tek                      3,627        7/31/2005
120           12 Greenridge Avenue                                    The NY Continence Center             4,140        9/30/2008
130           Cy Fair Plaza                                          Del Pueblo Restuarant Group          12,210       11/30/2004
131           Durant Shopping Center                                         Dollar Tree                   8,400        5/31/2008
134           St. Paul Shopping Center                                    Card Sharks, LLC                 5,000        2/28/2008
135           Century Plaza                                                 Karate School                  3,500       12/31/2009
136           7611 State Line Road Building                               LTC Services, LLC               13,491       10/31/2015
138           Archway Village                                              Golf Nutz, LLC                  5,900        11/1/2012
140           Flour Bluff Shopping Center                              Hollywood Entertainment             9,960        9/30/2006
144           Hibert Office                                                 Adobe Systems                  4,484       11/30/2003
145           Raffin Executive Center                                         Bancroft                     1,960        8/1/2004
150           Medford Shopping Center                                     Island Recreation               16,000        2/28/2005
156           DP Building One                                                US Oncology                  13,788        12/1/2017
165           Lake Springs Shops                                             Fashion Bug                   6,400       10/31/2006
168           66 Fort Point Street                                            EZM, Inc.                    9,200       12/31/2014
169           1-7 Journal Square                                    Journal Square Trading Corp.           3,200        7/31/2008
171           Melnick Drive                                                Crown Millwork                 20,000        4/30/2008
173           Burleson Plaza                                                 Hobby Lobby                  50,000        6/30/2013
180           300 West Coleman Boulevard                                  Lacombe Law Firm                 3,588        6/30/2004
182           Tiffany Office Building                                National Independent Broker          12,537       12/31/2014
185           Vista Pacifica Industrial Park                           Custom Converting, Inc.            21,684        4/30/2006
186           Alexandria Shopping Center                                     Dollar Tree                  10,000        4/30/2008
188           Carriage Works                                               Walnut Brewery                  8,750        8/31/2014
196           Draper Crossing II                                             Cafe Rio                      3,781        7/31/2012
199           Crosby Town Center Plaza                                    Grocer's Supply                 17,250        9/16/2005

                                                                                MAJOR                     MAJOR           MAJOR
                                                                              TENANT # 2                TENANT # 2  TENANT # 2 LEASE
#    CROSSED  PROPERTY NAME                                                     NAME                      SQ. FT.    EXPIRATION DATE
--   -------  -------------                                                     ----                      ------    ----------------
 1            Bay Plaza Community Center                                AMC General Cinema                  55,700     3/31/2020
 2            Beverly Center                                                  Macy's                       152,047     3/1/2017
 3            Stanford Shopping Center                                Macy's (Ground Lease)                225,830     2/28/2029
4A            Mayfair Mall - Retail                                        AMC Theater                      89,149     4/30/2019
4B            Mayfair Mall - Office                                     Aurora Health Care                  32,118    11/30/2011
 6            Northfield Square Mall                                    Carson Pirie Scott                  61,665     2/2/2006
14            Easton Square Shopping Center                                  Best Buy                       46,858     1/31/2011
16            Bank One Office Building                                       Bank One                      121,394     10/3/2010
21            1144 Eastlake Building                               Seattle Cancer Care Alliance             15,481    12/31/2012
22            Scripps Northridge Technology Plaza                             Titan                         32,578     5/1/2006
23            Hawthorne Valley Shopping Center                           Levin Furniture                    89,723    11/30/2007
24            The Atrium Business Tower                            Clark County Family Services             22,715    12/31/2009
25            Northlake Commons Shopping Center                         Off Main Furniture                  25,345     7/31/2007
26            Sportmart/Westwood Self Storage                            Sportmart (TSA)                    31,600     12/1/2007
27            Village Market Shopping Center                               Blockbuster                       5,451     7/30/2011
30            Irving Towne Center                                          Fashion Bug                       8,000    10/31/2005
32            National Amusements Anchored Center                     Chili's (Ground Lease)                 5,555     1/31/2018
33            Riverbend Commons                                            Fashion Bug                       7,935     2/18/2008
34            Shoppes of Kenwood                                            Emerge Spa                       7,835     2/28/2007
35            Warner Courtyards                                        Ace Mortgage Funding                 11,274     2/28/2007
36A           Klein Mitchell                                              Maurices, Inc.                     4,500     1/31/2008
36B           Klein Baraboo                                               Movie Gallery                      3,600     7/31/2007
36C           Klein Springdale                                       Dollar Tree Stores, Inc.                6,035     4/30/2006
36D           Klein Joplin                                           Dollar Tree Stores, Inc.                5,649     1/31/2007
36E           Klein Ocean Springs                                         CATOSOUTH, LLC                     3,645     1/31/2006
36F           Klein Fort Smith                                         The CATO Corporation                  4,176     1/31/2008
36G           Klein Jackson                                                Blockbuster                       3,600     12/2/2006
36H           Klein Angola                                                Malibu Tanning                     4,164     1/19/2008
36I           Klein Lima                                            E. Brooks Jeweler's, Inc.                1,446     9/10/2008
37            La Mesa Village Plaza                                      Teague Insurance                    8,566     3/31/2010
38            32-50 Cooper Square                                NYU School of Continuing Education         38,600     6/30/2011
40            Laguna Village Shopping Center                             Longs Drug Store                   24,613     2/28/2011
43            Marketplace at Cascades - Park Place                        Staples, Inc.                     24,687    12/31/2008
46            Union Pines Office Building                                    Allstate                       11,472     3/31/2005
48            Big Pine Key Shopping Center                                Beall's Outlet                    10,080     4/30/2007
49            Metaldyne Automotive Building                                    N/A                             N/A        N/A
50            North Batavia Business Park                                 ASML US, Inc.                      4,775    12/31/2003
51            Far North Shopping Center                                The Halloween Store                  18,900     3/31/2011
53            Junipero Serra Office Building                             Community Dental                    3,903     12/8/2006
55            Mallory Corners                                          Computer City, Inc.                  21,000    11/30/2010
57            Kohl's Department Store                                          N/A                             N/A        N/A
58            Raymour and Flanigan Furniture Store                             N/A                             N/A        N/A
61            30 Buxton Farms Road                                      Access Securities                    4,970    10/31/2005
63            Station at Vinings                                            Uncle Wong                       2,050     4/30/2007
64            Bluemound Centre                                      First Weber Group Realtors               9,212    10/31/2007
65            Somerset Village Shopping Center                         N. American Mortgage                  5,924     2/28/2004
72     (B)    Avgeris-RBX Industries                                           N/A                             N/A        N/A
73     (B)    Avgeris-IVEX Packaging                                           N/A                             N/A        N/A
74     (B)    Avgeris-Ultra Care                                               N/A                             N/A        N/A
80            Macedon Commons Shopping Center                                  CVS                           8,775     1/31/2006
85            Westpark Place Office Building                              City of Houston                   15,135     9/30/2004
88            Nacogdoches Marketplace                                        Staples                        24,013     9/30/2014
89            Cruz Alta Plaza                                        Beall's Department Store               14,000     1/31/2010
93            Huntington Plaza                                          Carrows Restaurant                   4,730    12/31/2014
96            Physicians Plaza II                                           SA Kidney                        6,773     3/31/2011
98            Redbird Towers                                              Monarch Dental                     7,042     7/31/2006
104           Parkridge Plaza                                                BI, Inc.                        4,780    10/31/2005
105           HSM, LLC                                                  Capital Gymnastics                  18,500     5/31/2018
108           Outback Steakhouse Plaza                                  Fitness Experience                   6,950     4/31/2006
110           Katonah Shopping Center                                    Katonah Pharmacy                    3,300     8/31/2005
112           Osco Drug Retail Center                                   Washington Mutual                    3,780    11/30/2008
115           Chestnut Hill                                                    CVS                           7,500     1/31/2009
116           Village Center at Marshall's Creek                             Rite Aid                        9,480     12/9/2008
118           6600 Building                                         Ameritech Data Networking                5,643    10/31/2004
119           Liberty Square                                             Thanh Restaurant                    2,551    10/31/2007
120           12 Greenridge Avenue                                      Dr. Elliot Robbins                   2,403     9/30/2004
130           Cy Fair Plaza                                              Forgetta Bout It                    7,215     6/30/2006
131           Durant Shopping Center                                        Shoe Show                        4,700     4/30/2008
134           St. Paul Shopping Center                                     Paradise Tan                      3,179    11/30/2009
135           Century Plaza                                                 Laundramat                       3,150     5/31/2010
136           7611 State Line Road Building                           Midwest Holdings, Inc.                 6,860     8/15/2006
138           Archway Village                                           Blockbuster, Inc.                    4,480     3/1/2007
140           Flour Bluff Shopping Center                                    Eckerd`s                        9,100     5/17/2010
144           Hibert Office                                                Iams Company                      2,802     7/31/2005
145           Raffin Executive Center                                    Pierside Realty                     1,425     4/1/2007
150           Medford Shopping Center                                     King's Buffet                      7,200    12/20/2008
156           DP Building One                                                  CDI                           6,005     2/28/2006
165           Lake Springs Shops                                     China Buffet Restaurant                 4,200     8/31/2007
168           66 Fort Point Street                                        Navone Studios                     4,550     4/30/2007
169           1-7 Journal Square                                         TDS Leasing LLC                     1,500     2/28/2006
171           Melnick Drive                                                Gemstar Inc.                     15,000    12/31/2015
173           Burleson Plaza                                               Dollar Tree                      23,700     1/31/2008
180           300 West Coleman Boulevard                           Standing Chapter 13 Trustee               3,355    11/30/2005
182           Tiffany Office Building                              Pro Staff Personnel Services              3,292     7/31/2008
185           Vista Pacifica Industrial Park                          Pro Spot International                21,496     2/28/2009
186           Alexandria Shopping Center                                   Los Portales                      3,200     7/31/2008
188           Carriage Works                                               Rock Bottom                       7,972    12/31/2013
196           Draper Crossing II                                         Magleby's Fresh                     2,930     1/31/2008
199           Crosby Town Center Plaza                                    State of Texas                     7,200    11/30/2008

                                                                                MAJOR                      MAJOR         MAJOR
                                                                              TENANT # 3                TENANT # 3  TENANT # 3 LEASE
#    CROSSED  PROPERTY NAME                                                     NAME                      SQ. FT.   EXPIRATION DATE
--   -------  -------------                                                     ----                      -------   ----------------
 1            Bay Plaza Community Center                                      Cablevision                   55,400      8/31/2018
 2            Beverly Center                                             Macy's Men's Store                 66,483     12/31/2009
 3            Stanford Shopping Center                                Nordstrom (Ground Lease)             180,000     10/31/2010
4A            Mayfair Mall - Retail                                         Barnes & Noble                  30,925      1/31/2014
4B            Mayfair Mall - Office                                    Firstar Bank Milwaukee NA             9,251     12/31/2005
 6            Northfield Square Mall                                      Cinemark Movies 10                26,371      2/29/2012
14            Easton Square Shopping Center                                    SportMart                    42,516      1/31/2011
16            Bank One Office Building                                   The Petroleum Club                 34,664     12/31/2011
21            1144 Eastlake Building                                    Softchoice Corporation              13,412      4/15/2009
22            Scripps Northridge Technology Plaza             Environmental Microbiology Laboratories,
                                                                                Inc.                         9,645      4/1/2009
23            Hawthorne Valley Shopping Center                                Office Max                    39,786      6/27/2006
24            The Atrium Business Tower                                           FBI                       16,883     12/31/2005
25            Northlake Commons Shopping Center                             True Treasures                  11,900     12/31/2007
26            Sportmart/Westwood Self Storage                                     N/A                          N/A         N/A
27            Village Market Shopping Center                                   Hallmark                      4,000      2/28/2009
30            Irving Towne Center                                             Chilis Inc.                    6,117     11/30/2011
32            National Amusements Anchored Center                               Wendy's                      3,199     12/31/2017
33            Riverbend Commons                                             Hollywood Video                  6,144      10/1/2007
34            Shoppes of Kenwood                                              Copper Tan                     5,845      1/31/2009
35            Warner Courtyards                                         Farnsworth Webb & Greer              7,818      1/31/2009
36A           Klein Mitchell                                                  Sam Goody                      4,000      1/31/2008
36B           Klein Baraboo                                                  Scrap Yard                      2,706     12/22/2005
36C           Klein Springdale                                                   N/A                           N/A         N/A
36D           Klein Joplin                                                       N/A                           N/A         N/A
36E           Klein Ocean Springs                                           Star Cleaners                    2,279      6/3/2006
36F           Klein Fort Smith                                          Stafford's Furniture                 2,508     10/31/2005
36G           Klein Jackson                                            Check Please of Jackson               1,192     10/31/2004
36H           Klein Angola                                     American General Finance Service, Inc.        1,400      8/26/2007
36I           Klein Lima                                                     Great Clips                     1,400      9/25/2008
37            La Mesa Village Plaza                            California Department of Rehabilitation       6,890      3/31/2010
38            32-50 Cooper Square                                        Greenwich House, Inc.              14,600      3/31/2013
40            Laguna Village Shopping Center                                Sakura Rikyu                     3,835      8/31/2011
43            Marketplace at Cascades - Park Place                      Pier 1 Imports, Inc.                 8,380      2/28/2007
46            Union Pines Office Building                                        N/A                           N/A         N/A
48            Big Pine Key Shopping Center                                 Olympic Fitness                   3,600      8/31/2004
49            Metaldyne Automotive Building                                      N/A                           N/A         N/A
50            North Batavia Business Park                                  Sonica Software                   3,805         MTM
51            Far North Shopping Center                                         Petco                       15,000      1/31/2009
53            Junipero Serra Office Building                               World Mortgage                    3,564     11/14/2008
55            Mallory Corners                                           Storehouse Furniture                 5,400      7/31/2010
57            Kohl's Department Store                                            N/A                           N/A         N/A
58            Raymour and Flanigan Furniture Store                               N/A                           N/A         N/A
61            30 Buxton Farms Road                              Coldwell Banker Residential Brokerage        4,758      3/31/2006
63            Station at Vinings                                          Vinings Lighting                   1,800      9/30/2006
64            Bluemound Centre                                              Learning Shop                    7,000      4/30/2009
65            Somerset Village Shopping Center                             Cafe Frisco II                    3,900      4/30/2007
72     (B)    Avgeris-RBX Industries                                             N/A                           N/A         N/A
73     (B)    Avgeris-IVEX Packaging                                             N/A                           N/A         N/A
74     (B)    Avgeris-Ultra Care                                                 N/A                           N/A         N/A
80            Macedon Commons Shopping Center                              Advances Aisle                    8,500      8/31/2008
85            Westpark Place Office Building                            Blues Management, Inc.              12,202      7/31/2007
88            Nacogdoches Marketplace                                        King Buffet                     4,200      7/31/2011
89            Cruz Alta Plaza                                               Family Dollar                    9,451     12/31/2008
93            Huntington Plaza                                   Bridgecreek Realty Investment Corp.         4,286      9/30/2007
96            Physicians Plaza II                                     Infectious Disease Clinic              6,446      6/30/2006
98            Redbird Towers                                                 The Avenue                      4,800      1/31/2009
104           Parkridge Plaza                                           Freedom Service Dogs                 4,210      7/31/2004
105           HSM, LLC                                                       Olympus Gym                     7,500     12/31/2004
108           Outback Steakhouse Plaza                                      Pella Windows                    3,435      7/31/2005
110           Katonah Shopping Center                           Mobil Oil Corporation (Ground Lease)         2,483      9/30/2004
112           Osco Drug Retail Center                                         Quizno's                       1,140     12/31/2008
115           Chestnut Hill                                           Chestnut Hill Pediatrics               7,365      8/31/2007
116           Village Center at Marshall's Creek                 WPA Management & Development Corp.          5,030      1/31/2006
118           6600 Building                                            N.W. Paramedical, Inc.                3,626      7/31/2004
119           Liberty Square                                           Tan Hong Mai Restaurant               1,820      4/30/2008
120           12 Greenridge Avenue                                         Dr. Sara Sadan                    2,184     10/31/2004
130           Cy Fair Plaza                                             Star Station Academy                 3,600     11/30/2006
131           Durant Shopping Center                                    Great Taste of China                 4,000      5/30/2008
134           St. Paul Shopping Center                                Charle L. Evans, DDS, SC               2,640     11/30/2012
135           Century Plaza                                            Broadway Ristorante #2                2,800      8/21/2006
136           7611 State Line Road Building                             Hamilton Mortgage Co.                3,105      4/30/2004
138           Archway Village                                            Montego Bay Tanning                 2,900      9/30/2013
140           Flour Bluff Shopping Center                                  Dollar General                    8,315      9/30/2008
144           Hibert Office                                            Colonial Western Agency               2,178      6/30/2006
145           Raffin Executive Center                                  Technology for Business               1,154      9/1/2004
150           Medford Shopping Center                                       MS Furniture                     5,900      2/14/2013
156           DP Building One                                              CA Consultants                    2,834     10/31/2003
165           Lake Springs Shops                                              Shoe Show                      2,800     10/31/2006
168           66 Fort Point Street                                          Viridis, Inc.                    3,200     12/31/2005
169           1-7 Journal Square                               Journal Square Fresh Fruit & Vegetable        1,450     10/14/2008
171           Melnick Drive                                                 Mailway Inc.                     5,000      7/31/2006
173           Burleson Plaza                                                     N/A                           N/A         N/A
180           300 West Coleman Boulevard                             Don Gibson Attorney at Law              1,501      7/31/2004
182           Tiffany Office Building                                        PAX TV - 41                     2,475      8/31/2008
185           Vista Pacifica Industrial Park                                     N/A                           N/A         N/A
186           Alexandria Shopping Center                                     Radio Shack                     2,400      5/30/2008
188           Carriage Works                                                 Cheese Shop                     2,500      9/30/2008
196           Draper Crossing II                                            Panda Express                    2,000      7/31/2012
199           Crosby Town Center Plaza                                     Dollar General                    7,112      1/31/2005

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

#    CROSSED  PROPERTY NAME                                    PROPERTY TYPE    SQ. FT.
--   -------  -------------                                    -------------  ----------
201           Harbor Building                                  Office           15,404
203           Turner Plaza Shopping Center                     Retail           29,283
211           6950 Cypress Road                                Office           29,683
212           Germantown Plaza                                 Retail           14,583
213           86 Christopher Street                            Mixed Use         3,400
214           Knickerbocker Square Shopping Center             Retail           26,863
216           1677 Eureka Road                                 Office           11,701
231           Mount Ephraim Plaza                              Retail           21,550
240           487 Central Avenue                               Retail            8,338
245           132 Mitchell Street                              Mixed Use        18,096
258           Melbourne Plaza                                  Retail           10,050

                                                                                MAJOR                      MAJOR         MAJOR
                                                                              TENANT # 1                TENANT # 1  TENANT # 1 LEASE
#    CROSSED  PROPERTY NAME                                                     NAME                      SQ. FT.   EXPIRATION DATE
--   -------  -------------                                                     ----                      ------    ---------------
201           Harbor Building                                      Dale Terwedo & Tara Terwedo             2,805        1/9/2007
203           Turner Plaza Shopping Center                              Cingular Wireless                  8,149       12/31/2004
211           6950 Cypress Road                                             Equitable                      3,700        4/30/2011
212           Germantown Plaza                                          Medical Partners                   5,432        9/30/2004
213           86 Christopher Street                            Paragon Security & Locksmith, Inc.            900        4/30/2016
214           Knickerbocker Square Shopping Center                        Family Dollar                    8,260       12/31/2006
216           1677 Eureka Road                                        San Jose Construction                3,562        8/31/2007
231           Mount Ephraim Plaza                                         Family Dollar                    7,000       12/31/2008
240           487 Central Avenue                                      Sterling Electronics                 3,200        5/31/2010
245           132 Mitchell Street                                         Fulton County                   12,096       12/31/2007
258           Melbourne Plaza                                          Electronic Outpost                  5,000        9/30/2004

                                                                                MAJOR                      MAJOR         MAJOR
                                                                              TENANT # 2                TENANT # 2  TENANT # 2 LEASE
#    CROSSED  PROPERTY NAME                                                     NAME                      SQ. FT.    EXPIRATION DATE
--   -------  -------------                                                     ----                      ------    ----------------
201           Harbor Building                                       John Budlong & Starla Hohbach          2,672         4/30/2006
203           Turner Plaza Shopping Center                                  Monarch Dental                 4,106        11/30/2008
211           6950 Cypress Road                                               Instatute                    3,263        11/30/2006
212           Germantown Plaza                                            Louis Traylor, CPA               1,851         9/1/2003
213           86 Christopher Street                                              N/A                         N/A            N/A
214           Knickerbocker Square Shopping Center                         Chinese Kitchen                 4,767         3/31/2008
216           1677 Eureka Road                                               Vinsys, Inc.                  2,200         2/28/2005
231           Mount Ephraim Plaza                                           Payless Store                  3,000         3/31/2006
240           487 Central Avenue                                         Genesis Architecture              3,000         7/30/2008
245           132 Mitchell Street                                            Zorbas Gyros                  2,000         3/31/2004
258           Melbourne Plaza                                                CD Warehouse                  2,000        12/31/2003

                                                                                MAJOR                      MAJOR         MAJOR
                                                                              TENANT # 3                TENANT # 3  TENANT # 3 LEASE
#    CROSSED  PROPERTY NAME                                                     NAME                      SQ. FT.   EXPIRATION DATE
--   -------  -------------                                                     ----                      -------   ----------------
201           Harbor Building                                        Clarke, White, & Veenatra             1,540        6/30/2007
203           Turner Plaza Shopping Center                                    Speeds                       4,034        7/31/2005
211           6950 Cypress Road                                              Medi Bill                     3,105        3/31/2007
212           Germantown Plaza                                            Rodney Tubbs/RX                  1,200        3/31/2004
213           86 Christopher Street                                             N/A                          N/A           N/A
214           Knickerbocker Square Shopping Center                     West Central Wireless               3,500        5/31/2005
216           1677 Eureka Road                                       E&M Electric & Machinery              2,036        1/15/2005
231           Mount Ephraim Plaza                              Bhikhabhai Visabhai Patel D/B/A Murry       2,710       12/31/2007
240           487 Central Avenue                                                GNC                        1,754       11/30/2003
245           132 Mitchell Street                                          Jerron Mabry                    2,000       12/31/2004
258           Melbourne Plaza                                              Fast Braces                     2,000        4/30/2007

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) INCLUDES 228,986 SF OF SPACE GROUND LEASED TO BLOOMINGDALES, 225,830 SF OF SPACE GROUND LEASED TO MACY'S, 180,000 SF OF SPACE GROUND LEASED TO NORDSTROM, 120,000 SF OF SPACE GROUND LEASED TO NEIMAN-MARCUS, 94,337 SF OF SPACE GROUND LEASED TO MACY'S MENS STORE AND 4,185 SF OF SPACE GROUND LEASED TO BANK OF AMERICA.
(2) INCLUDES 10,600 SF OF GROUND LEASED SPACE TO HOMETOWN BUFFET, 7,067 SF OF SPACE GROUND LEASED TO COOKER BAR & GRILL, 5,448 SF OF SPACE GROUND LEASED TO APPLEBEES AND 2,298 SF OF SPACE GROUND LEASED TO TACO BELL/PIZZA HUT.
(3) INCLUDES 76,056 SF OF SPACE GROUND LEASED TO NATIONAL AMUSEMENTS, 5,555 SF OF SPACE GROUND LEASED TO CHILI'S AND 3,199 SF OF SPACE GROUND LEASED TO WENDY'S.
(4)   INCLUDES 3,000 SF OF SPACE GROUND LEASED TO BURGER KING.
(5)   INCLUDES 2,483 SF OF SPACE GROUND LEASED TO MOBIL OIL CORPORATION.
(6)   "MTM" MEANS MONTH-TO-MONTH.

                              MULTIFAMILY SCHEDULE

                                                                                                    UTILITIES
                                                                                                     TENANT                #
#     CROSSED   PROPERTY NAME                                        PROPERTY SUBTYPE (1)             PAYS             ELEVATORS
-     -------   -------------                                        --------------------             ----             ---------
 7A             TVO Portfolio - French Quarter                           Conventional               Electric                0
 7B             TVO Portfolio - Garden Pointe Apartments                 Conventional             Electric/Gas              0
 7C             TVO Portfolio - Timbers Apartments                       Conventional               Electric                0
 7D             TVO Portfolio - Sycamore Village Apartments              Conventional         Electric/Water/Sewer          0
 7E             TVO Portfolio - Hillside Park Apartments                 Conventional             Electric/Gas              0
 12             Bristol Park at Encino Commons Apartments                Conventional            Electric\Water             0
 13             Canterbury Apartments                                    Conventional               Electric                0
 15             Claremore Apartment Homes                                Conventional               Electric                0
17A             Northland Portfolio - Coppermill                         Conventional               Electric                0
17B             Northland Portfolio - Candlewood                         Conventional         Electric/Water/Sewer          0
17C             Northland Portfolio - Randolph Park                      Conventional               Electric                0
 18             McAlpine Place Apartments                                Conventional            Electric\Water             0
 19             Belmont Landing Apartments                               Conventional       Electric/Gas/Water/Sewer        0
 20             Villages at Waggoner Park                                Conventional         Electric/Water/Sewer          0
 28             Ashford Lakes Apartments                                 Conventional            Electric\Water             0
29A             Arlington Square Apartments                              Conventional               Electric                0
29B             Wisteria Downs Apartments                                Conventional               Electric                0
 31             Ashford Park Apartments                                  Conventional          Electric/Gas/Sewer           0
 39             173-175 Tenants Corp.                                    Cooperative              Electric/Gas              4
 41             500 East 83rd Street Corp. (2)                           Cooperative                Electric                3
 42             Chatham Park Village Cooperative                         Cooperative                  None                  0
 44             Forest Hills South Owners, Inc.                          Cooperative              Electric/Gas              6
 45             Northaven Park Apartments                                Conventional            Electric/Water             0
 47             Timbers of Deerbrook Apartments                          Conventional               Electric                0
 52             Greens at Alvamar                                        Conventional            Electric\Water             0
 56             Canal Overlook                                           Conventional               Electric                2
 59             Penny Lane Owners Corp.                                  Cooperative                Electric                2
 60             196 Owner's Corp.                                        Cooperative                Electric                3
 62             605 Apartment Corp. (3)                                  Cooperative              Electric/Gas              3
 66             Columbus Greens                                      Manufactured Housing             N/A                 N/A
 67             Blackhawk Apartments                                     Conventional               Electric                0
 68             Oakwood Village Apartments                               Conventional               Electric                0
 69             The Hermitage at Napeague, Ltd.                          Cooperative                Electric                0
 70             Esplanade Gardens Tenants Corp.                          Cooperative              Electric/Gas              1
 71             Carol House Apartments, Inc.                             Cooperative                Electric                2
 75             Bammelwood Apartments                                    Conventional         Electric/Water/Sewer          0
 77             The Creekwood Village Apartments                         Conventional               Electric                0
 78             Ala Moana Tower                                          Conventional                 None                  2
 79             Springlake Park Mobile Home Park                     Manufactured Housing             N/A                 N/A
 81             South Pointe Village Mobile Home Park                Manufactured Housing             N/A                 N/A
 82             Fountain Brook Apartments                                Conventional                 None                  0
 83             3135 Johnson Tenant Owners Corp.                         Cooperative                Electric                2
 84             Lakeside Villas                                          Conventional               Electric                0
 87             Border City Mills                                        Conventional             Electric/Gas              1
 90             Warwick Apartments                                       Conventional               Electric                0
 95             Thunderbird Village Mobile Home Park                 Manufactured Housing             N/A                 N/A
 97             Timbers of Keegan's Bayou Apartments                     Conventional               Electric                0
100             Arlington Farms Apartments                               Conventional               Electric                0
101             Briarwood Owners' Corp.                                  Cooperative                  None                  4
103             Bethpage Apartment Corp.                                 Cooperative              Electric/Gas              0
106             Buckner Village Apartments                               Conventional               Electric                0
107             Chastain Manor Apartments                                Conventional               Electric                0
109             Park Towers Apartments                                   Cooperative                Electric                0
113             Chapel Ridge of Stillwater Phase I                       Conventional               Electric                0
114             Village Townhouses Cooperative                           Cooperative              Electric/Gas              0
121             Yahara Landing Apartments                                Conventional       Electric/Gas/Water/Sewer        4
122             Sierra Verde Apartments                                  Conventional               Electric                0
123             Pepper Ridge Apartments                                  Conventional               Electric                0
124             131 East 66th Street Corporation                         Cooperative              Electric/Gas              5
125             Pine Tree Apartments                                     Conventional             Electric/Gas              0
126             Richton Trail Apartments                                 Conventional               Electric                0
127             Tiny Town Village                                        Conventional         Electric/Water/Sewer          0
128             Arch Creek Run Apartments                                Conventional       Electric/Gas/Water/Sewer        0
132             111-119 Hartsdale Corp.                                  Cooperative                Electric                2
133A            Presidential Suites - The Arbors I                       Conventional               Electric                0
133B            Presidential Suites - The Arbors II                      Conventional               Electric                0
133C            Presidential Suites - The Arbors III                     Conventional               Electric                0
137             Chevy Chase Apartments                                   Conventional               Electric                0
139             6035 Broadway Owners Corp.                               Cooperative                Electric                2
141             110-150 Draper Owners Corp.                              Cooperative              Electric/Gas              2
142             Park on Vista Apartments                                 Conventional               Electric                0
146             The Gilman Terrace II Apartments                         Conventional               Electric                1
147A            Sherbrooke Apartments                                    Conventional               Electric                0

                                                                     SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                     STUDIO     STUDIO      STUDIO      1 BR       1 BR
#     CROSSED   PROPERTY NAME                                         UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
-     -------   -------------                                         -----    ---------   ---------    -----    ---------
 7A             TVO Portfolio - French Quarter                          16     $     392   $     430     125     $     451
 7B             TVO Portfolio - Garden Pointe Apartments               N/A           N/A         N/A      65     $     443
 7C             TVO Portfolio - Timbers Apartments                     N/A           N/A         N/A     112     $     395
 7D             TVO Portfolio - Sycamore Village Apartments            N/A           N/A         N/A     N/A           N/A
 7E             TVO Portfolio - Hillside Park Apartments               N/A           N/A         N/A      64     $     467
 12             Bristol Park at Encino Commons Apartments              N/A           N/A         N/A     108     $     789
 13             Canterbury Apartments                                   16     $     648   $     650      80     $     784
 15             Claremore Apartment Homes                              N/A           N/A         N/A     172     $     713
17A             Northland Portfolio - Coppermill                       N/A           N/A         N/A     248     $     448
17B             Northland Portfolio - Candlewood                       N/A           N/A         N/A     160     $     511
17C             Northland Portfolio - Randolph Park                    N/A           N/A         N/A      59     $     562
 18             McAlpine Place Apartments                              N/A           N/A         N/A     188     $     560
 19             Belmont Landing Apartments                             N/A           N/A         N/A     284     $     576
 20             Villages at Waggoner Park                              N/A           N/A         N/A      78     $     576
 28             Ashford Lakes Apartments                               N/A           N/A         N/A     112     $     832
29A             Arlington Square Apartments                             19     $     483   $     505      52     $     656
29B             Wisteria Downs Apartments                              N/A           N/A         N/A      24     $     711
 31             Ashford Park Apartments                                N/A           N/A         N/A      60     $     501
 39             173-175 Tenants Corp.                                  N/A           N/A         N/A      32     $   3,569
 41             500 East 83rd Street Corp. (2)                         N/A           N/A         N/A      86     $   2,847
 42             Chatham Park Village Cooperative                       N/A           N/A         N/A     217     $     554
 44             Forest Hills South Owners, Inc.                         62     $     780   $     950     322     $   1,190
 45             Northaven Park Apartments                               72     $     491   $     515     176     $     581
 47             Timbers of Deerbrook Apartments                        N/A           N/A         N/A     176     $     535
 52             Greens at Alvamar                                      N/A           N/A         N/A      72     $     641
 56             Canal Overlook                                           4     $     667   $     680      71     $     717
 59             Penny Lane Owners Corp.                                 80     $   1,695   $   2,143      79     $   2,133
 60             196 Owner's Corp.                                       14     $   1,669   $   2,330      14     $   2,342
 62             605 Apartment Corp. (3)                                N/A           N/A         N/A      33     $   3,332
 66             Columbus Greens                                        N/A           N/A         N/A     N/A           N/A
 67             Blackhawk Apartments                                   N/A           N/A         N/A      56     $     403
 68             Oakwood Village Apartments                             N/A           N/A         N/A     176     $     438
 69             The Hermitage at Napeague, Ltd.                        N/A           N/A         N/A     N/A           N/A
 70             Esplanade Gardens Tenants Corp.                          2     $     580   $     580      82     $     839
 71             Carol House Apartments, Inc.                            25     $     732   $     750      37     $   1,010
 75             Bammelwood Apartments                                  N/A           N/A         N/A      88     $     483
 77             The Creekwood Village Apartments                       N/A           N/A         N/A      64     $     509
 78             Ala Moana Tower                                         31     $     632   $     700      74     $     930
 79             Springlake Park Mobile Home Park                       N/A           N/A         N/A     N/A           N/A
 81             South Pointe Village Mobile Home Park                  N/A           N/A         N/A     N/A           N/A
 82             Fountain Brook Apartments                              N/A           N/A         N/A      44     $     535
 83             3135 Johnson Tenant Owners Corp.                         1     $     950   $     950      11     $   1,092
 84             Lakeside Villas                                        N/A           N/A         N/A       4     $     603
 87             Border City Mills                                      N/A           N/A         N/A      21     $     825
 90             Warwick Apartments                                     N/A           N/A         N/A      40     $     529
 95             Thunderbird Village Mobile Home Park                   N/A           N/A         N/A     N/A           N/A
 97             Timbers of Keegan's Bayou Apartments                   N/A           N/A         N/A     104     $     505
100             Arlington Farms Apartments                             N/A           N/A         N/A      48     $     480
101             Briarwood Owners' Corp.                                 19     $     831   $     850     150     $   1,107
103             Bethpage Apartment Corp.                               N/A           N/A         N/A      73     $   1,457
106             Buckner Village Apartments                             N/A           N/A         N/A      72     $     503
107             Chastain Manor Apartments                                2     $     398   $     400     N/A           N/A
109             Park Towers Apartments                                  16     $     749   $     750      46     $     827
113             Chapel Ridge of Stillwater Phase I                     N/A           N/A         N/A       8     $     341
114             Village Townhouses Cooperative                         N/A           N/A         N/A      39     $     475
121             Yahara Landing Apartments                              N/A           N/A         N/A     N/A           N/A
122             Sierra Verde Apartments                                N/A           N/A         N/A      50     $     473
123             Pepper Ridge Apartments                                N/A           N/A         N/A     108     $     428
124             131 East 66th Street Corporation                       N/A           N/A         N/A       8     $   2,850
125             Pine Tree Apartments                                   N/A           N/A         N/A      40     $     472
126             Richton Trail Apartments                               N/A           N/A         N/A      12     $     615
127             Tiny Town Village                                      N/A           N/A         N/A     N/A           N/A
128             Arch Creek Run Apartments                              N/A           N/A         N/A      52     $     509
132             111-119 Hartsdale Corp.                                 11     $     820   $     875      54     $   1,106
133A            Presidential Suites - The Arbors I                       6     $     353   $     360      41     $     431
133B            Presidential Suites - The Arbors II                      5     $     342   $     355      35     $     411
133C            Presidential Suites - The Arbors III                     9     $     367   $     430      24     $     424
137             Chevy Chase Apartments                                 N/A           N/A         N/A      80     $     454
139             6035 Broadway Owners Corp.                              25     $     803   $     813      13     $     766
141             110-150 Draper Owners Corp.                            N/A           N/A         N/A      24     $   1,119
142             Park on Vista Apartments                               N/A           N/A         N/A      38     $     436
146             The Gilman Terrace II Apartments                         9     $     575   $     650      14     $     747
147A            Sherbrooke Apartments                                  N/A           N/A         N/A      17     $     515

                                                                      SUBJECT    SUBJECT    SUBJECT     SUBJECT
                                                                       1 BR       2 BR       2 BR        2 BR
#     CROSSED   PROPERTY NAME                                        MAX. RENT    UNITS    AVG. RENT   MAX. RENT
-     -------   -------------                                        ---------    -----    ---------   ---------
 7A             TVO Portfolio - French Quarter                       $     630     199     $     537   $     755
 7B             TVO Portfolio - Garden Pointe Apartments             $     570     135     $     534   $     595
 7C             TVO Portfolio - Timbers Apartments                   $     450     112     $     513   $     550
 7D             TVO Portfolio - Sycamore Village Apartments                N/A      72     $     616   $     729
 7E             TVO Portfolio - Hillside Park Apartments             $     540      64     $     573   $     705
 12             Bristol Park at Encino Commons Apartments            $   1,094     162     $   1,131   $   1,469
 13             Canterbury Apartments                                $     830     384     $     896   $     970
 15             Claremore Apartment Homes                            $     980     136     $   1,009   $   1,245
17A             Northland Portfolio - Coppermill                     $     530      96     $     607   $     630
17B             Northland Portfolio - Candlewood                     $     575     104     $     653   $     725
17C             Northland Portfolio - Randolph Park                  $     700      53     $     749   $     915
 18             McAlpine Place Apartments                            $     830     150     $     705   $     955
 19             Belmont Landing Apartments                           $     746     140     $     700   $     792
 20             Villages at Waggoner Park                            $     620     236     $     754   $     945
 28             Ashford Lakes Apartments                             $   1,080      80     $   1,094   $   1,670
29A             Arlington Square Apartments                          $     705      72     $     829   $     932
29B             Wisteria Downs Apartments                            $     760      24     $     809   $     875
 31             Ashford Park Apartments                              $     624     164     $     591   $     825
 39             173-175 Tenants Corp.                                $   4,000      80     $   5,257   $   6,600
 41             500 East 83rd Street Corp. (2)                       $   2,975      63     $   4,543   $   7,000
 42             Chatham Park Village Cooperative                     $     650     336     $     779   $     850
 44             Forest Hills South Owners, Inc.                      $   1,300     159     $   1,447   $   1,650
 45             Northaven Park Apartments                            $     655      96     $     717   $     795
 47             Timbers of Deerbrook Apartments                      $     590      84     $     674   $     750
 52             Greens at Alvamar                                    $     680      80     $     757   $     820
 56             Canal Overlook                                       $     880      50     $     846   $     970
 59             Penny Lane Owners Corp.                              $   2,826      15     $   2,598   $   3,200
 60             196 Owner's Corp.                                    $   3,000      86     $   3,084   $   5,850
 62             605 Apartment Corp. (3)                              $   4,620      51     $   5,019   $   6,000
 66             Columbus Greens                                            N/A     N/A           N/A         N/A
 67             Blackhawk Apartments                                 $     480     116     $     496   $     575
 68             Oakwood Village Apartments                           $     485     112     $     565   $     635
 69             The Hermitage at Napeague, Ltd.                            N/A      56     $   4,090   $   4,776
 70             Esplanade Gardens Tenants Corp.                      $   1,015      41     $   1,090   $   1,595
 71             Carol House Apartments, Inc.                         $   1,225      72     $   1,322   $   1,575
 75             Bammelwood Apartments                                $     559     117     $     621   $     749
 77             The Creekwood Village Apartments                     $     540      88     $     652   $     730
 78             Ala Moana Tower                                      $   1,100      29     $   1,404   $   1,500
 79             Springlake Park Mobile Home Park                           N/A     N/A           N/A         N/A
 81             South Pointe Village Mobile Home Park                      N/A     N/A           N/A         N/A
 82             Fountain Brook Apartments                            $     535      68     $     676   $     775
 83             3135 Johnson Tenant Owners Corp.                     $   1,140      40     $   1,567   $   1,710
 84             Lakeside Villas                                      $     620     100     $     704   $     800
 87             Border City Mills                                    $     935      81     $     948   $   1,090
 90             Warwick Apartments                                   $     555      88     $     592   $     609
 95             Thunderbird Village Mobile Home Park                       N/A     N/A           N/A         N/A
 97             Timbers of Keegan's Bayou Apartments                 $     550      48     $     666   $     695
100             Arlington Farms Apartments                           $     545      60     $     585   $     780
101             Briarwood Owners' Corp.                              $   1,201      66     $   1,372   $   1,499
103             Bethpage Apartment Corp.                             $   1,688     N/A           N/A         N/A
106             Buckner Village Apartments                           $     608      80     $     637   $     764
107             Chastain Manor Apartments                                  N/A     154     $     556   $     599
109             Park Towers Apartments                               $     850      83     $     921   $     950
113             Chapel Ridge of Stillwater Phase I                   $     350      74     $     483   $     600
114             Village Townhouses Cooperative                       $     475     215     $     600   $     600
121             Yahara Landing Apartments                                  N/A      72     $     814   $     900
122             Sierra Verde Apartments                              $     530      50     $     547   $     600
123             Pepper Ridge Apartments                              $     470      36     $     577   $     590
124             131 East 66th Street Corporation                     $   2,850       4     $   5,400   $   5,400
125             Pine Tree Apartments                                 $     515      44     $     584   $     650
126             Richton Trail Apartments                             $     635      60     $     714   $     770
127             Tiny Town Village                                          N/A      80     $     550   $     575
128             Arch Creek Run Apartments                            $     547      37     $     596   $     649
132             111-119 Hartsdale Corp.                              $   1,225      42     $   1,566   $   1,688
133A            Presidential Suites - The Arbors I                   $     470      12     $     550   $     625
133B            Presidential Suites - The Arbors II                  $     524       8     $     511   $     565
133C            Presidential Suites - The Arbors III                 $     455       6     $     529   $     550
137             Chevy Chase Apartments                               $     570      40     $     562   $     590
139             6035 Broadway Owners Corp.                           $     875      65     $   1,159   $   1,650
141             110-150 Draper Owners Corp.                          $   1,225      45     $   1,553   $   1,688
142             Park on Vista Apartments                             $     465      60     $     519   $     550
146             The Gilman Terrace II Apartments                     $     875      15     $   1,038   $   1,225
147A            Sherbrooke Apartments                                $     550      15     $     675   $     750

                                                                     SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                      3 BR       3 BR        3 BR       4 BR       4 BR
#     CROSSED   PROPERTY NAME                                         UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
-     -------   -------------                                         -----    ---------   ---------    -----    ---------
 7A             TVO Portfolio - French Quarter                          31     $     745   $     840       1     $     860
 7B             TVO Portfolio - Garden Pointe Apartments               N/A           N/A         N/A     N/A           N/A
 7C             TVO Portfolio - Timbers Apartments                     N/A           N/A         N/A     N/A           N/A
 7D             TVO Portfolio - Sycamore Village Apartments             42     $     803   $     899     N/A           N/A
 7E             TVO Portfolio - Hillside Park Apartments               N/A           N/A         N/A     N/A           N/A
 12             Bristol Park at Encino Commons Apartments               54     $   1,509   $   1,739     N/A           N/A
 13             Canterbury Apartments                                  N/A           N/A         N/A     N/A           N/A
 15             Claremore Apartment Homes                               24     $   1,281   $   1,620     N/A           N/A
17A             Northland Portfolio - Coppermill                       N/A           N/A         N/A     N/A           N/A
17B             Northland Portfolio - Candlewood                        24     $     820   $     840     N/A           N/A
17C             Northland Portfolio - Randolph Park                     40     $     859   $   1,035     N/A           N/A
 18             McAlpine Place Apartments                               62     $     786   $     950     N/A           N/A
 19             Belmont Landing Apartments                             N/A           N/A         N/A     N/A           N/A
 20             Villages at Waggoner Park                               13     $   1,054   $   1,065     N/A           N/A
 28             Ashford Lakes Apartments                               N/A           N/A         N/A     N/A           N/A
29A             Arlington Square Apartments                             14     $   1,193   $   1,395     N/A           N/A
29B             Wisteria Downs Apartments                              N/A           N/A         N/A     N/A           N/A
 31             Ashford Park Apartments                                 19     $     735   $     995       8     $     846
 39             173-175 Tenants Corp.                                   50     $   8,170   $   9,000       2     $  10,500
 41             500 East 83rd Street Corp. (2)                           8     $   6,900   $   8,400       8     $   7,250
 42             Chatham Park Village Cooperative                       N/A           N/A         N/A     N/A           N/A
 44             Forest Hills South Owners, Inc.                         62     $   1,838   $   2,400     N/A           N/A
 45             Northaven Park Apartments                              N/A           N/A         N/A     N/A           N/A
 47             Timbers of Deerbrook Apartments                        N/A           N/A         N/A     N/A           N/A
 52             Greens at Alvamar                                      N/A           N/A         N/A     N/A           N/A
 56             Canal Overlook                                         N/A           N/A         N/A     N/A           N/A
 59             Penny Lane Owners Corp.                                  3     $   2,927   $   3,677       2     $   4,168
 60             196 Owner's Corp.                                        9     $   5,642   $   7,125       3     $   7,483
 62             605 Apartment Corp. (3)                                 12     $   6,663   $   8,400       9     $   6,324
 66             Columbus Greens                                        N/A           N/A         N/A     N/A           N/A
 67             Blackhawk Apartments                                    37     $     681   $     735     N/A           N/A
 68             Oakwood Village Apartments                             N/A           N/A         N/A     N/A           N/A
 69             The Hermitage at Napeague, Ltd.                        N/A           N/A         N/A     N/A           N/A
 70             Esplanade Gardens Tenants Corp.                         14     $   1,286   $   1,885     N/A           N/A
 71             Carol House Apartments, Inc.                            24     $   1,552   $   2,200     N/A           N/A
 75             Bammelwood Apartments                                   21     $     759   $     819     N/A           N/A
 77             The Creekwood Village Apartments                       N/A           N/A         N/A     N/A           N/A
 78             Ala Moana Tower                                        N/A           N/A         N/A     N/A           N/A
 79             Springlake Park Mobile Home Park                       N/A           N/A         N/A     N/A           N/A
 81             South Pointe Village Mobile Home Park                  N/A           N/A         N/A     N/A           N/A
 82             Fountain Brook Apartments                              N/A           N/A         N/A     N/A           N/A
 83             3135 Johnson Tenant Owners Corp.                        67     $   1,956   $   2,470       1     $   3,230
 84             Lakeside Villas                                        N/A           N/A         N/A     N/A           N/A
 87             Border City Mills                                        5     $   1,520   $   1,680     N/A           N/A
 90             Warwick Apartments                                      24     $     734   $     769     N/A           N/A
 95             Thunderbird Village Mobile Home Park                   N/A           N/A         N/A     N/A           N/A
 97             Timbers of Keegan's Bayou Apartments                   N/A           N/A         N/A     N/A           N/A
100             Arlington Farms Apartments                              28     $     631   $     799      32     $     747
101             Briarwood Owners' Corp.                                N/A           N/A         N/A     N/A           N/A
103             Bethpage Apartment Corp.                               N/A           N/A         N/A     N/A           N/A
106             Buckner Village Apartments                              20     $     845   $     944     N/A           N/A
107             Chastain Manor Apartments                              N/A           N/A         N/A       1     $     805
109             Park Towers Apartments                                  24     $   1,198   $   1,200     N/A           N/A
113             Chapel Ridge of Stillwater Phase I                      35     $     507   $     699       3     $     465
114             Village Townhouses Cooperative                          58     $     675   $     675       3     $     700
121             Yahara Landing Apartments                              N/A           N/A         N/A     N/A           N/A
122             Sierra Verde Apartments                                 30     $     652   $     695     N/A           N/A
123             Pepper Ridge Apartments                                N/A           N/A         N/A     N/A           N/A
124             131 East 66th Street Corporation                        19     $  16,000   $  16,000       5     $  20,000
125             Pine Tree Apartments                                     6     $     658   $     670     N/A           N/A
126             Richton Trail Apartments                               N/A           N/A         N/A     N/A           N/A
127             Tiny Town Village                                      N/A           N/A         N/A     N/A           N/A
128             Arch Creek Run Apartments                                7     $     757   $     795     N/A           N/A
132             111-119 Hartsdale Corp.                                N/A           N/A         N/A     N/A           N/A
133A            Presidential Suites - The Arbors I                     N/A           N/A         N/A     N/A           N/A
133B            Presidential Suites - The Arbors II                    N/A           N/A         N/A     N/A           N/A
133C            Presidential Suites - The Arbors III                   N/A           N/A         N/A     N/A           N/A
137             Chevy Chase Apartments                                 N/A           N/A         N/A     N/A           N/A
139             6035 Broadway Owners Corp.                             N/A           N/A         N/A     N/A           N/A
141             110-150 Draper Owners Corp.                             13     $   1,776   $   2,063     N/A           N/A
142             Park on Vista Apartments                                10     $     653   $     675     N/A           N/A
146             The Gilman Terrace II Apartments                         4     $   1,488   $   1,550     N/A           N/A
147A            Sherbrooke Apartments                                    6     $     789   $     880     N/A           N/A

                                                                      SUBJECT    SUBJECT   SUBJECT     SUBJECT
                                                                       4 BR       5 BR      5 BR        5 BR
#     CROSSED   PROPERTY NAME                                        MAX. RENT    UNITS   AVG. RENT   MAX. RENT
-     -------   -------------                                        ---------    -----   ---------   ---------
 7A             TVO Portfolio - French Quarter                      $     860      N/A          N/A         N/A
 7B             TVO Portfolio - Garden Pointe Apartments                  N/A      N/A          N/A         N/A
 7C             TVO Portfolio - Timbers Apartments                        N/A      N/A          N/A         N/A
 7D             TVO Portfolio - Sycamore Village Apartments               N/A      N/A          N/A         N/A
 7E             TVO Portfolio - Hillside Park Apartments                  N/A      N/A          N/A         N/A
 12             Bristol Park at Encino Commons Apartments                 N/A      N/A          N/A         N/A
 13             Canterbury Apartments                                     N/A      N/A          N/A         N/A
 15             Claremore Apartment Homes                                 N/A      N/A          N/A         N/A
17A             Northland Portfolio - Coppermill                          N/A      N/A          N/A         N/A
17B             Northland Portfolio - Candlewood                          N/A      N/A          N/A         N/A
17C             Northland Portfolio - Randolph Park                       N/A      N/A          N/A         N/A
 18             McAlpine Place Apartments                                 N/A      N/A          N/A         N/A
 19             Belmont Landing Apartments                                N/A      N/A          N/A         N/A
 20             Villages at Waggoner Park                                 N/A      N/A          N/A         N/A
 28             Ashford Lakes Apartments                                  N/A      N/A          N/A         N/A
29A             Arlington Square Apartments                               N/A      N/A          N/A         N/A
29B             Wisteria Downs Apartments                                 N/A      N/A          N/A         N/A
 31             Ashford Park Apartments                             $   1,150      N/A          N/A         N/A
 39             173-175 Tenants Corp.                               $  11,000      N/A          N/A         N/A
 41             500 East 83rd Street Corp. (2)                      $   7,500        3    $   8,000   $   8,000
 42             Chatham Park Village Cooperative                          N/A      N/A          N/A         N/A
 44             Forest Hills South Owners, Inc.                           N/A      N/A          N/A         N/A
 45             Northaven Park Apartments                                 N/A      N/A          N/A         N/A
 47             Timbers of Deerbrook Apartments                           N/A      N/A          N/A         N/A
 52             Greens at Alvamar                                         N/A      N/A          N/A         N/A
 56             Canal Overlook                                            N/A      N/A          N/A         N/A
 59             Penny Lane Owners Corp.                             $   4,800      N/A          N/A         N/A
 60             196 Owner's Corp.                                   $   7,650      N/A          N/A         N/A
 62             605 Apartment Corp. (3)                             $   7,800      N/A          N/A         N/A
 66             Columbus Greens                                           N/A      N/A          N/A         N/A
 67             Blackhawk Apartments                                      N/A      N/A          N/A         N/A
 68             Oakwood Village Apartments                                N/A      N/A          N/A         N/A
 69             The Hermitage at Napeague, Ltd.                           N/A      N/A          N/A         N/A
 70             Esplanade Gardens Tenants Corp.                           N/A      N/A          N/A         N/A
 71             Carol House Apartments, Inc.                              N/A      N/A          N/A         N/A
 75             Bammelwood Apartments                                     N/A      N/A          N/A         N/A
 77             The Creekwood Village Apartments                          N/A      N/A          N/A         N/A
 78             Ala Moana Tower                                           N/A      N/A          N/A         N/A
 79             Springlake Park Mobile Home Park                          N/A      N/A          N/A         N/A
 81             South Pointe Village Mobile Home Park                     N/A      N/A          N/A         N/A
 82             Fountain Brook Apartments                                 N/A      N/A          N/A         N/A
 83             3135 Johnson Tenant Owners Corp.                    $   3,230      N/A          N/A         N/A
 84             Lakeside Villas                                           N/A      N/A          N/A         N/A
 87             Border City Mills                                         N/A      N/A          N/A         N/A
 90             Warwick Apartments                                        N/A      N/A          N/A         N/A
 95             Thunderbird Village Mobile Home Park                      N/A      N/A          N/A         N/A
 97             Timbers of Keegan's Bayou Apartments                      N/A      N/A          N/A         N/A
100             Arlington Farms Apartments                          $     944      N/A          N/A         N/A
101             Briarwood Owners' Corp.                                   N/A      N/A          N/A         N/A
103             Bethpage Apartment Corp.                                  N/A      N/A          N/A         N/A
106             Buckner Village Apartments                                N/A      N/A          N/A         N/A
107             Chastain Manor Apartments                           $     805      N/A          N/A         N/A
109             Park Towers Apartments                                    N/A      N/A          N/A         N/A
113             Chapel Ridge of Stillwater Phase I                  $     485      N/A          N/A         N/A
114             Village Townhouses Cooperative                      $     700      N/A          N/A         N/A
121             Yahara Landing Apartments                                 N/A      N/A          N/A         N/A
122             Sierra Verde Apartments                                   N/A      N/A          N/A         N/A
123             Pepper Ridge Apartments                                   N/A      N/A          N/A         N/A
124             131 East 66th Street Corporation                    $  20,000      N/A          N/A         N/A
125             Pine Tree Apartments                                      N/A      N/A          N/A         N/A
126             Richton Trail Apartments                                  N/A      N/A          N/A         N/A
127             Tiny Town Village                                         N/A      N/A          N/A         N/A
128             Arch Creek Run Apartments                                 N/A      N/A          N/A         N/A
132             111-119 Hartsdale Corp.                                   N/A      N/A          N/A         N/A
133A            Presidential Suites - The Arbors I                        N/A      N/A          N/A         N/A
133B            Presidential Suites - The Arbors II                       N/A      N/A          N/A         N/A
133C            Presidential Suites - The Arbors III                      N/A      N/A          N/A         N/A
137             Chevy Chase Apartments                                    N/A      N/A          N/A         N/A
139             6035 Broadway Owners Corp.                                N/A      N/A          N/A         N/A
141             110-150 Draper Owners Corp.                               N/A      N/A          N/A         N/A
142             Park on Vista Apartments                                  N/A      N/A          N/A         N/A
146             The Gilman Terrace II Apartments                          N/A      N/A          N/A         N/A
147A            Sherbrooke Apartments                                     N/A      N/A          N/A         N/A

                              MULTIFAMILY SCHEDULE

                                                                                                    UTILITIES
                                                                                                     Tenant                #
#     CROSSED   PROPERTY NAME                                        PROPERTY SUBTYPE (1)             PAYS             ELEVATORS
-     -------   -------------                                        --------------------             ----             ---------
147B            Monterey Apartments                                      Conventional                 None                   0
148             Hidden Hollow Apartments                                 Conventional         Electric/Water/Sewer           0
151             Catalina Apartments                                      Conventional           Gas/Water/Sewer              0
152             Crestridge Apartments                                    Conventional                 None                   0
153     (C)     Richlawn Acres Apartments                                Conventional               Electric                 0
154     (C)     Grant Street Apartments                                  Conventional               Electric                 0
155             Park Terrace Owners Corp.                                Cooperative              Electric/Gas               2
157             83-84 116th Owners Corp.                                 Cooperative              Electric/Gas               2
158             Mesa Grande                                          Manufactured Housing             N/A                  N/A
159             Greylock Apartments                                      Conventional               Electric                 2
160             Swarthmore Apartments                                    Conventional             Electric/Gas               2
161             Royalwood Apartments                                     Conventional             Water/Sewer                0
162             Inverness Housing Corp.                                  Cooperative              Electric/Gas               2
163             Burnet House                                             Conventional             Electric/Gas               0
164             Crestwood Apartment Owners Corp.                         Cooperative              Electric/Gas               2
166             Northpoint Apartments                                    Conventional            Electric/Water              0
167             360 Riverside Owners Corp.                               Cooperative              Electric/Gas               2
170             Amistad Apartments                                       Conventional             Electric\Gas               0
172             Desert Plaza Apartments                                  Conventional               Electric                 0
174             Chapel Ridge of Forrest City Phase II                    Conventional             Electric\Gas               0
175             9 East 96th Street Apartment Corp.                       Cooperative              Electric/Gas               2
177             Imperial Marshwood Mobile Home Park                  Manufactured Housing             N/A                  N/A
178             Windsor Equities Owners, Inc.                            Cooperative              Electric/Gas               2
179             84-49 Owners Corp.                                       Cooperative              Electric/Gas               2
181             129-131 Fifth Avenue Corp.                               Cooperative              Electric/Gas               1
183             Forest Mobile Estates Mobile Home Park               Manufactured Housing             N/A                  N/A
184             Country Club Village Apartments                          Conventional         Electric/Water/Sewer           0
187             Oak Manor Apartments                                     Conventional               Electric                 0
189             Northridge Apartments                                    Conventional             Electric/Gas               0
190             Courtyard Apartments                                     Conventional             Electric/Gas               0
191             Candlewood Apartments - TN                               Conventional                 None                   0
192             Clipper Ridge Apartments                                 Conventional               Electric                 0
193             Chapel Ridge of Stillwater Phase II                      Conventional               Electric                 0
194             345 West 88th Apartment Corp.                            Cooperative              Electric/Gas               3
195             The Indian Harbor House Owners Corporation               Cooperative              Electric/Gas               2
197A            Julia Mobile Home Park                               Manufactured Housing             N/A                  N/A
197B            Siesta Mobile Home Park                              Manufactured Housing             N/A                  N/A
198             Mark IV Apartments                                       Conventional                 None                   0
202             Highland Court Apartments-NY                             Conventional               Electric                 1
204             Miami Hills Apartments                                   Conventional                 None                   0
205             136 East 36th Street Apartments Corp.                    Cooperative              Electric/Gas               2
206             Quarante Deux, Inc.                                      Cooperative              Electric/Gas               1
207             Gracemere Owners Corporation                             Cooperative                Electric                 1
209             Fountain Gardens Owners Corp.                            Cooperative              Electric/Gas               1
210             Westwind Mobile Home Park                            Manufactured Housing             N/A                  N/A
213             86 Christopher Street                                 Multifamily/Retail            Electric                 0
215             370 Riverside Tenants' Corp.                             Cooperative                Electric                 3
217             Lakewood Village Apartments - TX                         Conventional               Electric                 0
218             315 West 232nd Street Corp.                              Cooperative                Electric                 1
219             Brooke Hall Apartments                                   Conventional             Electric/Gas               0
220             Archer Cooperative, Inc.                                 Cooperative              Electric/Gas               2
221             Shady Glen Owners' Corp.                                 Cooperative                Electric                 2
222             434 East 58th Street Owners Inc.                         Cooperative              Electric/Gas               2
223             Shadow Wood Apartments                                   Conventional                 None                   0
224             Paddington Mobile Home Park                          Manufactured Housing             N/A                  N/A
225             Bradlee Tenants Corp.                                    Cooperative                Electric                 2
227             48-10 45th Street Owners, Inc.                           Cooperative              Electric/Gas               1
228             878 Residents Corp.                                      Cooperative              Electric/Gas               2
229             Ivy League Apt Corp.                                     Cooperative              Electric/Gas               1
232             Concordia Apartments, Ltd.                               Cooperative              Electric/Gas               1
233             28 East 4th Street Housing Corp.                         Cooperative           Electric/Gas/Water            2
234             Woodland Estates Mobile Home Park                    Manufactured Housing             N/A                  N/A
235             Shady Acres Mobile Home Park                         Manufactured Housing             N/A                  N/A
236             121-125 Park Owners Corp.                                Cooperative              Electric/Gas               0
237             Colonial Crest Apartments                                Conventional               Electric                 0
238             Pleasanton Village Apartments                            Conventional               Electric                 0
239             Cedar Bayou Mobile Home Park
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue      Manufactured Housing             N/A                  N/A
                Corporation                                              Cooperative                Electric                 0
242             261 West 22nd Street Tenant Owners Corp.                 Cooperative                Electric                 0
243             Big Deal Realty on Greene Street, Inc.                   Cooperative              Electric/Gas               1
244             Town and Country Crossing                                Conventional               Electric                 0
246             300 West 17th Street Housing Development Fund
                Corporation                                              Cooperative              Electric/Gas               1

                                                                     SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                     STUDIO     STUDIO      STUDIO      1 BR       1 BR
#     CROSSED   PROPERTY NAME                                         UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
-     -------   -------------                                         -----    ---------   ---------    -----    ---------
147B            Monterey Apartments                                    N/A           N/A         N/A     N/A           N/A
148             Hidden Hollow Apartments                               N/A           N/A         N/A      22     $     434
151             Catalina Apartments                                    N/A           N/A         N/A      91     $     456
152             Crestridge Apartments                                  N/A           N/A         N/A      42     $     554
153     (C)     Richlawn Acres Apartments                              N/A           N/A         N/A      24     $     435
154     (C)     Grant Street Apartments                                N/A           N/A         N/A       1     $     385
155             Park Terrace Owners Corp.                                8     $     763   $     825      29     $   1,046
157             83-84 116th Owners Corp.                               N/A           N/A         N/A      44     $     977
158             Mesa Grande                                            N/A           N/A         N/A     N/A           N/A
159             Greylock Apartments                                      5     $     531   $     545      17     $     647
160             Swarthmore Apartments                                    1     $     535   $     535      18     $     654
161             Royalwood Apartments                                   N/A           N/A         N/A       1     $     325
162             Inverness Housing Corp.                                  5     $     849   $     938      20     $   1,354
163             Burnet House                                           N/A           N/A         N/A       7     $     786
164             Crestwood Apartment Owners Corp.                        19     $     824   $     900      17     $     985
166             Northpoint Apartments                                    3     $     350   $     360      42     $     410
167             360 Riverside Owners Corp.                               3     $   1,700   $   2,125      11     $   2,705
170             Amistad Apartments                                     N/A           N/A         N/A      12     $     403
172             Desert Plaza Apartments                                 20     $     399   $     400      67     $     428
174             Chapel Ridge of Forrest City Phase II                  N/A           N/A         N/A       8     $     345
175             9 East 96th Street Apartment Corp.                       3     $   1,942   $   2,125       1     $   2,400
177             Imperial Marshwood Mobile Home Park                    N/A           N/A         N/A     N/A           N/A
178             Windsor Equities Owners, Inc.                          N/A           N/A         N/A      83     $     874
179             84-49 Owners Corp.                                      13     $     750   $     750      67     $   1,022
181             129-131 Fifth Avenue Corp.                             N/A           N/A         N/A       8     $   4,058
183             Forest Mobile Estates Mobile Home Park                 N/A           N/A         N/A     N/A           N/A
184             Country Club Village Apartments                        N/A           N/A         N/A      40     $     425
187             Oak Manor Apartments                                   N/A           N/A         N/A      44     $     547
189             Northridge Apartments                                  N/A           N/A         N/A       7     $     693
190             Courtyard Apartments                                   N/A           N/A         N/A     N/A           N/A
191             Candlewood Apartments - TN                             N/A           N/A         N/A      28     $     426
192             Clipper Ridge Apartments                               N/A           N/A         N/A      14     $     517
193             Chapel Ridge of Stillwater Phase II                    N/A           N/A         N/A       4     $     610
194             345 West 88th Apartment Corp.                          N/A           N/A         N/A      16     $   2,230
195             The Indian Harbor House Owners Corporation             N/A           N/A         N/A       6     $   3,800
197A            Julia Mobile Home Park                                 N/A           N/A         N/A     N/A           N/A
197B            Siesta Mobile Home Park                                N/A           N/A         N/A     N/A           N/A
198             Mark IV Apartments                                     N/A           N/A         N/A     N/A           N/A
202             Highland Court Apartments-NY                           N/A           N/A         N/A      63     $     414
204             Miami Hills Apartments                                 N/A           N/A         N/A      27     $     483
205             136 East 36th Street Apartments Corp.                    9     $   1,350   $   1,350      45     $   2,417
206             Quarante Deux, Inc.                                    N/A           N/A         N/A     N/A           N/A
207             Gracemere Owners Corporation                           N/A           N/A         N/A       2     $     840
209             Fountain Gardens Owners Corp.                          N/A           N/A         N/A      22     $     967
210             Westwind Mobile Home Park                              N/A           N/A         N/A     N/A           N/A
213             86 Christopher Street                                    3     $   2,983   $   3,000     N/A           N/A
215             370 Riverside Tenants' Corp.                             3     $   1,933   $   2,500       3     $   2,613
217             Lakewood Village Apartments - TX                       N/A           N/A         N/A      12     $     400
218             315 West 232nd Street Corp.                              8     $     855   $     900      40     $     900
219             Brooke Hall Apartments                                 N/A           N/A         N/A      32     $     662
220             Archer Cooperative, Inc.                               N/A           N/A         N/A      45     $     910
221             Shady Glen Owners' Corp.                                 3     $     787   $     950      45     $   1,164
222             434 East 58th Street Owners Inc.                        37     $   1,334   $   1,500      10     $   2,095
223             Shadow Wood Apartments                                 N/A           N/A         N/A      12     $     547
224             Paddington Mobile Home Park                            N/A           N/A         N/A     N/A           N/A
225             Bradlee Tenants Corp.                                    2     $     738   $     800      48     $   1,211
227             48-10 45th Street Owners, Inc.                          20     $     799   $     813      18     $   1,069
228             878 Residents Corp.                                    N/A           N/A         N/A      45     $   2,345
229             Ivy League Apt Corp.                                     6     $     800   $     800      36     $   1,036
232             Concordia Apartments, Ltd.                             N/A           N/A         N/A     N/A           N/A
233             28 East 4th Street Housing Corp.                       N/A           N/A         N/A     N/A           N/A
234             Woodland Estates Mobile Home Park                      N/A           N/A         N/A     N/A           N/A
235             Shady Acres Mobile Home Park                           N/A           N/A         N/A     N/A           N/A
236             121-125 Park Owners Corp.                              N/A           N/A         N/A      35     $     900
237             Colonial Crest Apartments                              N/A           N/A         N/A      26     $     421
238             Pleasanton Village Apartments                          N/A           N/A         N/A      48     $     411
239             Cedar Bayou Mobile Home Park                           N/A           N/A         N/A     N/A           N/A
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue
                Corporation                                            N/A           N/A         N/A      16     $   1,196
242             261 West 22nd Street Tenant Owners Corp.               N/A           N/A         N/A      17     $   1,847
243             Big Deal Realty on Greene Street, Inc.                 N/A           N/A         N/A     N/A           N/A
244             Town and Country Crossing                              N/A           N/A         N/A     N/A           N/A
246             300 West 17th Street Housing Development Fund
                Corporation                                            N/A           N/A         N/A      31     $   2,823

                                                                      SUBJECT    SUBJECT    SUBJECT     SUBJECT
                                                                       1 BR       2 BR       2 BR        2 BR
#     CROSSED   PROPERTY NAME                                        MAX. RENT    UNITS    AVG. RENT   MAX. RENT
-     -------   -------------                                        ---------    -----    ---------   ---------
147B            Monterey Apartments                                        N/A      52     $     640   $     675
148             Hidden Hollow Apartments                             $     470      62     $     501   $     590
151             Catalina Apartments                                  $     520      31     $     563   $     600
152             Crestridge Apartments                                $     605      50     $     662   $     695
153     (C)     Richlawn Acres Apartments                            $     455      24     $     532   $     560
154     (C)     Grant Street Apartments                              $     385      35     $     480   $     480
155             Park Terrace Owners Corp.                            $   1,155      29     $   1,380   $   1,650
157             83-84 116th Owners Corp.                             $   1,001      13     $   1,340   $   1,400
158             Mesa Grande                                                N/A     N/A           N/A         N/A
159             Greylock Apartments                                  $     680      27     $     773   $     830
160             Swarthmore Apartments                                $     695      13     $     771   $     810
161             Royalwood Apartments                                 $     325      65     $     560   $     625
162             Inverness Housing Corp.                              $   1,400      21     $   1,900   $   2,200
163             Burnet House                                         $     825      28     $     902   $     995
164             Crestwood Apartment Owners Corp.                     $   1,201      23     $   1,203   $   1,602
166             Northpoint Apartments                                $     425      50     $     490   $     520
167             360 Riverside Owners Corp.                           $   2,975      12     $   3,435   $   3,825
170             Amistad Apartments                                   $     510      32     $     449   $     610
172             Desert Plaza Apartments                              $     530       1     $     550   $     550
174             Chapel Ridge of Forrest City Phase II                $     345      32     $     420   $     500
175             9 East 96th Street Apartment Corp.                   $   2,400      38     $   4,713   $   5,850
177             Imperial Marshwood Mobile Home Park                        N/A     N/A           N/A         N/A
178             Windsor Equities Owners, Inc.                        $     950     N/A           N/A         N/A
179             84-49 Owners Corp.                                   $   1,275      39     $   1,357   $   1,650
181             129-131 Fifth Avenue Corp.                           $   4,517      12     $   5,933   $   6,633
183             Forest Mobile Estates Mobile Home Park                     N/A     N/A           N/A         N/A
184             Country Club Village Apartments                      $     475      43     $     558   $     565
187             Oak Manor Apartments                                 $     575       3     $     663   $     695
189             Northridge Apartments                                $     822      19     $     941   $   1,095
190             Courtyard Apartments                                       N/A      40     $     625   $     675
191             Candlewood Apartments - TN                           $     430      42     $     484   $     490
192             Clipper Ridge Apartments                             $     535      38     $     606   $     625
193             Chapel Ridge of Stillwater Phase II                  $     720       8     $     670   $     720
194             345 West 88th Apartment Corp.                        $   2,800      31     $   4,037   $   4,675
195             The Indian Harbor House Owners Corporation           $   3,800      22     $   4,941   $   5,250
197A            Julia Mobile Home Park                                     N/A     N/A           N/A         N/A
197B            Siesta Mobile Home Park                                    N/A     N/A           N/A         N/A
198             Mark IV Apartments                                         N/A      36     $     548   $     560
202             Highland Court Apartments-NY                         $     455      19     $     554   $     575
204             Miami Hills Apartments                               $     484      97     $     544   $     544
205             136 East 36th Street Apartments Corp.                $   2,550      12     $   3,471   $   3,825
206             Quarante Deux, Inc.                                        N/A     N/A           N/A         N/A
207             Gracemere Owners Corporation                         $     840      42     $   1,020   $   1,200
209             Fountain Gardens Owners Corp.                        $   1,200      14     $   1,249   $   1,700
210             Westwind Mobile Home Park                                  N/A     N/A           N/A         N/A
213             86 Christopher Street                                      N/A     N/A           N/A         N/A
215             370 Riverside Tenants' Corp.                         $   2,888      69     $   4,675   $   5,100
217             Lakewood Village Apartments - TX                     $     435      60     $     476   $     535
218             315 West 232nd Street Corp.                          $     900      24     $   1,372   $   1,500
219             Brooke Hall Apartments                               $     710     N/A           N/A         N/A
220             Archer Cooperative, Inc.                             $     910      96     $   1,125   $   1,125
221             Shady Glen Owners' Corp.                             $   1,208      32     $   1,417   $   1,575
222             434 East 58th Street Owners Inc.                     $   2,250     N/A           N/A         N/A
223             Shadow Wood Apartments                               $     625      44     $     628   $     685
224             Paddington Mobile Home Park                                N/A     N/A           N/A         N/A
225             Bradlee Tenants Corp.                                $   1,500      22     $   1,496   $   1,980
227             48-10 45th Street Owners, Inc.                       $   1,138      24     $   1,224   $   1,395
228             878 Residents Corp.                                  $   2,400      14     $   3,664   $   4,500
229             Ivy League Apt Corp.                                 $   1,400      12     $   1,129   $   1,400
232             Concordia Apartments, Ltd.                                 N/A      19     $   3,903   $   6,300
233             28 East 4th Street Housing Corp.                           N/A      14     $   4,477   $   4,877
234             Woodland Estates Mobile Home Park                          N/A     N/A           N/A         N/A
235             Shady Acres Mobile Home Park                               N/A     N/A           N/A         N/A
236             121-125 Park Owners Corp.                            $     910     N/A           N/A         N/A
237             Colonial Crest Apartments                            $     430      22     $     476   $     505
238             Pleasanton Village Apartments                        $     460      16     $     540   $     570
239             Cedar Bayou Mobile Home Park                               N/A     N/A           N/A         N/A
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue
                Corporation                                          $   1,295      11     $   1,475   $   1,665
242             261 West 22nd Street Tenant Owners Corp.             $   1,925      18     $   2,342   $   2,700
243             Big Deal Realty on Greene Street, Inc.                     N/A      10     $   9,250   $   9,250
244             Town and Country Crossing                                  N/A      30     $     549   $     560
246             300 West 17th Street Housing Development Fund
                Corporation                                          $   3,200     N/A           N/A         N/A

                                                                     SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                      3 BR       3 BR        3 BR       4 BR       4 BR
#     CROSSED   PROPERTY NAME                                         UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
-     -------   -------------                                         -----    ---------   ---------    -----    ---------
147B            Monterey Apartments                                     N/A          N/A         N/A      N/A          N/A
148             Hidden Hollow Apartments                                N/A          N/A         N/A      N/A          N/A
151             Catalina Apartments                                       1    $     750   $     750      N/A          N/A
152             Crestridge Apartments                                    10    $     768   $     795      N/A          N/A
153     (C)     Richlawn Acres Apartments                               N/A          N/A         N/A      N/A          N/A
154     (C)     Grant Street Apartments                                 N/A          N/A         N/A      N/A          N/A
155             Park Terrace Owners Corp.                                 6    $   2,100   $   2,100      N/A          N/A
157             83-84 116th Owners Corp.                                N/A          N/A         N/A      N/A          N/A
158             Mesa Grande                                             N/A          N/A         N/A      N/A          N/A
159             Greylock Apartments                                     N/A          N/A         N/A      N/A          N/A
160             Swarthmore Apartments                                     9    $   1,010   $   1,085      N/A          N/A
161             Royalwood Apartments                                    N/A          N/A         N/A      N/A          N/A
162             Inverness Housing Corp.                                   1    $   3,325   $   3,325      N/A          N/A
163             Burnet House                                              1    $   1,100   $   1,100      N/A          N/A
164             Crestwood Apartment Owners Corp.                         11    $   1,472   $   2,101      N/A          N/A
166             Northpoint Apartments                                     6    $     561   $     575      N/A          N/A
167             360 Riverside Owners Corp.                               13    $   5,099   $   8,550      N/A          N/A
170             Amistad Apartments                                       32    $     544   $     695      N/A          N/A
172             Desert Plaza Apartments                                 N/A          N/A         N/A      N/A          N/A
174             Chapel Ridge of Forrest City Phase II                    24    $     525   $     625        4    $     716
175             9 East 96th Street Apartment Corp.                      N/A          N/A         N/A        1    $   9,450
177             Imperial Marshwood Mobile Home Park                     N/A          N/A         N/A      N/A          N/A
178             Windsor Equities Owners, Inc.                           N/A          N/A         N/A      N/A          N/A
179             84-49 Owners Corp.                                      N/A          N/A         N/A      N/A          N/A
181             129-131 Fifth Avenue Corp.                                3    $   6,784   $   6,973      N/A          N/A
183             Forest Mobile Estates Mobile Home Park                  N/A          N/A         N/A      N/A          N/A
184             Country Club Village Apartments                           5    $     599   $     630      N/A          N/A
187             Oak Manor Apartments                                    N/A          N/A         N/A      N/A          N/A
189             Northridge Apartments                                     2    $     927   $   1,114      N/A          N/A
190             Courtyard Apartments                                    N/A          N/A         N/A      N/A          N/A
191             Candlewood Apartments - TN                              N/A          N/A         N/A      N/A          N/A
192             Clipper Ridge Apartments                                N/A          N/A         N/A      N/A          N/A
193             Chapel Ridge of Stillwater Phase II                      12    $     644   $     720        8    $     955
194             345 West 88th Apartment Corp.                             5    $   4,450   $   5,525      N/A          N/A
195             The Indian Harbor House Owners Corporation               10    $   6,300   $   6,300      N/A          N/A
197A            Julia Mobile Home Park                                  N/A          N/A         N/A      N/A          N/A
197B            Siesta Mobile Home Park                                 N/A          N/A         N/A      N/A          N/A
198             Mark IV Apartments                                        2    $     725   $     725      N/A          N/A
202             Highland Court Apartments-NY                              2    $     670   $     670        4    $     716
204             Miami Hills Apartments                                   15    $     692   $     693       12    $     746
205             136 East 36th Street Apartments Corp.                     5    $   5,125   $   5,950      N/A          N/A
206             Quarante Deux, Inc.                                     N/A          N/A         N/A      N/A          N/A
207             Gracemere Owners Corporation                              4    $   1,639   $   2,054      N/A          N/A
209             Fountain Gardens Owners Corp.                            14    $   1,267   $   1,920        7    $   1,562
210             Westwind Mobile Home Park                               N/A          N/A         N/A      N/A          N/A
213             86 Christopher Street                                   N/A          N/A         N/A      N/A          N/A
215             370 Riverside Tenants' Corp.                            N/A          N/A         N/A      N/A          N/A
217             Lakewood Village Apartments - TX                        N/A          N/A         N/A      N/A          N/A
218             315 West 232nd Street Corp.                             N/A          N/A         N/A      N/A          N/A
219             Brooke Hall Apartments                                  N/A          N/A         N/A      N/A          N/A
220             Archer Cooperative, Inc.                                 27    $   1,348   $   1,348      N/A          N/A
221             Shady Glen Owners' Corp.                                  5    $   1,709   $   1,925      N/A          N/A
222             434 East 58th Street Owners Inc.                        N/A          N/A         N/A      N/A          N/A
223             Shadow Wood Apartments                                    4    $     730   $     760      N/A          N/A
224             Paddington Mobile Home Park                             N/A          N/A         N/A      N/A          N/A
225             Bradlee Tenants Corp.                                   N/A          N/A         N/A      N/A          N/A
227             48-10 45th Street Owners, Inc.                          N/A          N/A         N/A      N/A          N/A
228             878 Residents Corp.                                     N/A          N/A         N/A      N/A          N/A
229             Ivy League Apt Corp.                                      6    $   1,426   $   1,575      N/A          N/A
232             Concordia Apartments, Ltd.                              N/A          N/A         N/A      N/A          N/A
233             28 East 4th Street Housing Corp.                        N/A          N/A         N/A      N/A          N/A
234             Woodland Estates Mobile Home Park                       N/A          N/A         N/A      N/A          N/A
235             Shady Acres Mobile Home Park                            N/A          N/A         N/A      N/A          N/A
236             121-125 Park Owners Corp.                               N/A          N/A         N/A      N/A          N/A
237             Colonial Crest Apartments                               N/A          N/A         N/A      N/A          N/A
238             Pleasanton Village Apartments                           N/A          N/A         N/A      N/A          N/A
239             Cedar Bayou Mobile Home Park                            N/A          N/A         N/A      N/A          N/A
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue
                Corporation                                               3    $   2,652   $   2,960      N/A          N/A
242             261 West 22nd Street Tenant Owners Corp.                N/A          N/A         N/A      N/A          N/A
243             Big Deal Realty on Greene Street, Inc.                    4    $  23,834   $  41,667      N/A          N/A
244             Town and Country Crossing                               N/A          N/A         N/A      N/A          N/A
246             300 West 17th Street Housing Development Fund
                Corporation                                             N/A          N/A         N/A      N/A          N/A

                                                                      SUBJECT    SUBJECT   SUBJECT     SUBJECT
                                                                       4 BR       5 BR      5 BR        5 BR
#     CROSSED   PROPERTY NAME                                        MAX. RENT    UNITS   AVG. RENT   MAX. RENT
-     -------   -------------                                        ---------    -----   ---------   ---------
147B            Monterey Apartments                                        N/A     N/A           N/A         N/A
148             Hidden Hollow Apartments                                   N/A     N/A           N/A         N/A
151             Catalina Apartments                                        N/A     N/A           N/A         N/A
152             Crestridge Apartments                                      N/A     N/A           N/A         N/A
153     (C)     Richlawn Acres Apartments                                  N/A     N/A           N/A         N/A
154     (C)     Grant Street Apartments                                    N/A     N/A           N/A         N/A
155             Park Terrace Owners Corp.                                  N/A     N/A           N/A         N/A
157             83-84 116th Owners Corp.                                   N/A     N/A           N/A         N/A
158             Mesa Grande                                                N/A     N/A           N/A         N/A
159             Greylock Apartments                                        N/A     N/A           N/A         N/A
160             Swarthmore Apartments                                      N/A     N/A           N/A         N/A
161             Royalwood Apartments                                       N/A     N/A           N/A         N/A
162             Inverness Housing Corp.                                    N/A     N/A           N/A         N/A
163             Burnet House                                               N/A     N/A           N/A         N/A
164             Crestwood Apartment Owners Corp.                           N/A     N/A           N/A         N/A
166             Northpoint Apartments                                      N/A     N/A           N/A         N/A
167             360 Riverside Owners Corp.                                 N/A     N/A           N/A         N/A
170             Amistad Apartments                                         N/A     N/A           N/A         N/A
172             Desert Plaza Apartments                                    N/A     N/A           N/A         N/A
174             Chapel Ridge of Forrest City Phase II                $     800     N/A           N/A         N/A
175             9 East 96th Street Apartment Corp.                   $   9,450       2     $  11,700   $  12,600
177             Imperial Marshwood Mobile Home Park                        N/A     N/A           N/A         N/A
178             Windsor Equities Owners, Inc.                              N/A     N/A           N/A         N/A
179             84-49 Owners Corp.                                         N/A     N/A           N/A         N/A
181             129-131 Fifth Avenue Corp.                                 N/A     N/A           N/A         N/A
183             Forest Mobile Estates Mobile Home Park                     N/A     N/A           N/A         N/A
184             Country Club Village Apartments                            N/A     N/A           N/A         N/A
187             Oak Manor Apartments                                       N/A     N/A           N/A         N/A
189             Northridge Apartments                                      N/A     N/A           N/A         N/A
190             Courtyard Apartments                                       N/A     N/A           N/A         N/A
191             Candlewood Apartments - TN                                 N/A     N/A           N/A         N/A
192             Clipper Ridge Apartments                                   N/A     N/A           N/A         N/A
193             Chapel Ridge of Stillwater Phase II                  $     955     N/A           N/A         N/A
194             345 West 88th Apartment Corp.                              N/A     N/A           N/A         N/A
195             The Indian Harbor House Owners Corporation                 N/A     N/A           N/A         N/A
197A            Julia Mobile Home Park                                     N/A     N/A           N/A         N/A
197B            Siesta Mobile Home Park                                    N/A     N/A           N/A         N/A
198             Mark IV Apartments                                         N/A     N/A           N/A         N/A
202             Highland Court Apartments-NY                         $     725     N/A           N/A         N/A
204             Miami Hills Apartments                               $     746     N/A           N/A         N/A
205             136 East 36th Street Apartments Corp.                      N/A     N/A           N/A         N/A
206             Quarante Deux, Inc.                                        N/A       7     $   6,400   $   6,400
207             Gracemere Owners Corporation                               N/A     N/A           N/A         N/A
209             Fountain Gardens Owners Corp.                        $   2,400     N/A           N/A         N/A
210             Westwind Mobile Home Park                                  N/A     N/A           N/A         N/A
213             86 Christopher Street                                      N/A     N/A           N/A         N/A
215             370 Riverside Tenants' Corp.                               N/A     N/A           N/A         N/A
217             Lakewood Village Apartments - TX                           N/A     N/A           N/A         N/A
218             315 West 232nd Street Corp.                                N/A     N/A           N/A         N/A
219             Brooke Hall Apartments                                     N/A     N/A           N/A         N/A
220             Archer Cooperative, Inc.                                   N/A     N/A           N/A         N/A
221             Shady Glen Owners' Corp.                                   N/A     N/A           N/A         N/A
222             434 East 58th Street Owners Inc.                           N/A     N/A           N/A         N/A
223             Shadow Wood Apartments                                     N/A     N/A           N/A         N/A
224             Paddington Mobile Home Park                                N/A     N/A           N/A         N/A
225             Bradlee Tenants Corp.                                      N/A     N/A           N/A         N/A
227             48-10 45th Street Owners, Inc.                             N/A     N/A           N/A         N/A
228             878 Residents Corp.                                        N/A     N/A           N/A         N/A
229             Ivy League Apt Corp.                                       N/A     N/A           N/A         N/A
232             Concordia Apartments, Ltd.                                 N/A     N/A           N/A         N/A
233             28 East 4th Street Housing Corp.                           N/A     N/A           N/A         N/A
234             Woodland Estates Mobile Home Park                          N/A     N/A           N/A         N/A
235             Shady Acres Mobile Home Park                               N/A     N/A           N/A         N/A
236             121-125 Park Owners Corp.                                  N/A     N/A           N/A         N/A
237             Colonial Crest Apartments                                  N/A     N/A           N/A         N/A
238             Pleasanton Village Apartments                              N/A     N/A           N/A         N/A
239             Cedar Bayou Mobile Home Park                               N/A     N/A           N/A         N/A
241             94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue
                Corporation                                                N/A     N/A           N/A         N/A
242             261 West 22nd Street Tenant Owners Corp.                   N/A     N/A           N/A         N/A
243             Big Deal Realty on Greene Street, Inc.                     N/A     N/A           N/A         N/A
244             Town and Country Crossing                                  N/A     N/A           N/A         N/A
246             300 West 17th Street Housing Development Fund
                Corporation                                                N/A     N/A           N/A         N/A

                              MULTIFAMILY SCHEDULE

                                                                                                    UTILITIES
                                                                                                     TENANT                #
#     CROSSED   PROPERTY NAME                                        PROPERTY SUBTYPE (1)             PAYS             ELEVATORS
-     -------   -------------                                        --------------------             ----             ---------
247             55 East Owners Corp.                                     Cooperative              Electric/Gas              1
248             Harrison Terrace Apartments                              Conventional               Electric                0
249             120 East 85th Street Owners, Inc.                        Cooperative              Electric/Gas              1
250             Creekside Manor Apartments                               Conventional               Electric                0
251             326 West 83rd Owners Corp.                               Cooperative                Electric                1
252             Herald Square Loft Corporation                           Cooperative              Electric/Gas              2
253             131-133 Owners Corp.                                     Cooperative              Electric/Gas              1
254             Sandia Mobile Home Park                              Manufactured Housing             N/A                 N/A
255             Stone Green Apartments                                   Conventional         Electric/Water/Sewer          0
256             325 West 83 Owners Corp.                                 Cooperative              Electric/Gas              1
257             345 West 70th Tenants Corp.                              Cooperative                Electric                1
259             Landau Apartments, Inc.                                  Cooperative              Electric/Gas              1
260             240 Prospect Pl. Apt. Corp.                              Cooperative              Electric/Gas              0
261             Ninth Street Apartments, Inc.                            Cooperative                Electric                0
262             331 West 84th Owners Corp.                               Cooperative                Electric                0

                                                                     SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                     STUDIO     STUDIO      STUDIO      1 BR       1 BR
#     CROSSED   PROPERTY NAME                                         UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
-     -------   -------------                                         -----    ---------   ---------    -----    ---------
247             55 East Owners Corp.                                    N/A         N/A         N/A       23    $   2,853
248             Harrison Terrace Apartments                             N/A         N/A         N/A       11    $     397
249             120 East 85th Street Owners, Inc.                       N/A         N/A         N/A      N/A          N/A
250             Creekside Manor Apartments                              N/A         N/A         N/A       12    $     443
251             326 West 83rd Owners Corp.                                5   $   2,250   $   2,250       12    $   2,768
252             Herald Square Loft Corporation                          N/A         N/A         N/A        1    $   2,667
253             131-133 Owners Corp.                                    N/A         N/A         N/A       26    $   1,141
254             Sandia Mobile Home Park                                 N/A         N/A         N/A      N/A          N/A
255             Stone Green Apartments                                  N/A         N/A         N/A      N/A          N/A
256             325 West 83 Owners Corp.                                  1   $   1,500   $   1,500       22    $   2,232
257             345 West 70th Tenants Corp.                             N/A         N/A         N/A       12    $   2,800
259             Landau Apartments, Inc.                                 N/A         N/A         N/A        2    $   1,000
260             240 Prospect Pl. Apt. Corp.                             N/A         N/A         N/A        4    $   1,050
261             Ninth Street Apartments, Inc.                           N/A         N/A         N/A        6    $   1,900
262             331 West 84th Owners Corp.                              N/A         N/A         N/A      N/A          N/A

                                                                      SUBJECT    SUBJECT    SUBJECT     SUBJECT
                                                                       1 BR       2 BR       2 BR        2 BR
#     CROSSED   PROPERTY NAME                                        MAX. RENT    UNITS    AVG. RENT   MAX. RENT
-     -------   -------------                                        ---------    -----    ---------   ---------
247             55 East Owners Corp.                                 $   2,925      12     $   4,200   $   4,200
248             Harrison Terrace Apartments                          $     450      24     $     524   $     625
249             120 East 85th Street Owners, Inc.                          N/A      12     $   3,273   $   4,020
250             Creekside Manor Apartments                           $     470      20     $     561   $     640
251             326 West 83rd Owners Corp.                           $   2,975      11     $   3,752   $   4,050
252             Herald Square Loft Corporation                       $   2,667       8     $   6,500   $   6,500
253             131-133 Owners Corp.                                 $   1,800      12     $   1,806   $   2,400
254             Sandia Mobile Home Park                                    N/A     N/A           N/A         N/A
255             Stone Green Apartments                                     N/A      17     $     619   $     695
256             325 West 83 Owners Corp.                             $   2,800       1     $   3,600   $   3,600
257             345 West 70th Tenants Corp.                          $   3,000      13     $   3,669   $   4,500
259             Landau Apartments, Inc.                              $   1,000      14     $   1,300   $   1,300
260             240 Prospect Pl. Apt. Corp.                          $   1,050       5     $   1,730   $   1,950
261             Ninth Street Apartments, Inc.                        $   2,025       2     $   2,900   $   3,000
262             331 West 84th Owners Corp.                                 N/A       2     $   5,375   $   5,750

                                                                     SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT
                                                                      3 BR       3 BR        3 BR       4 BR       4 BR
#     CROSSED   PROPERTY NAME                                         UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT
-     -------   -------------                                         -----    ---------   ---------    -----    ---------
247             55 East Owners Corp.                                   N/A           N/A         N/A     N/A        N/A
248             Harrison Terrace Apartments                            N/A           N/A         N/A     N/A        N/A
249             120 East 85th Street Owners, Inc.                      N/A           N/A         N/A     N/A        N/A
250             Creekside Manor Apartments                             N/A           N/A         N/A     N/A        N/A
251             326 West 83rd Owners Corp.                             N/A           N/A         N/A     N/A        N/A
252             Herald Square Loft Corporation                           2     $   7,000   $   7,000     N/A        N/A
253             131-133 Owners Corp.                                   N/A           N/A         N/A     N/A        N/A
254             Sandia Mobile Home Park                                N/A           N/A         N/A     N/A        N/A
255             Stone Green Apartments                                 N/A           N/A         N/A     N/A        N/A
256             325 West 83 Owners Corp.                               N/A           N/A         N/A     N/A        N/A
257             345 West 70th Tenants Corp.                             11     $   5,400   $   5,400     N/A        N/A
259             Landau Apartments, Inc.                                N/A           N/A         N/A     N/A        N/A
260             240 Prospect Pl. Apt. Corp.                            N/A           N/A         N/A     N/A        N/A
261             Ninth Street Apartments, Inc.                          N/A           N/A         N/A     N/A        N/A
262             331 West 84th Owners Corp.                               2     $   6,600   $   6,900     N/A        N/A

                                                                      SUBJECT    SUBJECT   SUBJECT     SUBJECT
                                                                        4 BR      5 BR      5 BR        5 BR
#     CROSSED   PROPERTY NAME                                        MAX. RENT    UNITS   AVG. RENT   MAX. RENT
-     -------   -------------                                        ---------    -----   ---------   ---------
247             55 East Owners Corp.                                    N/A        N/A       N/A         N/A
248             Harrison Terrace Apartments                             N/A        N/A       N/A         N/A
249             120 East 85th Street Owners, Inc.                       N/A        N/A       N/A         N/A
250             Creekside Manor Apartments                              N/A        N/A       N/A         N/A
251             326 West 83rd Owners Corp.                              N/A        N/A       N/A         N/A
252             Herald Square Loft Corporation                          N/A        N/A       N/A         N/A
253             131-133 Owners Corp.                                    N/A        N/A       N/A         N/A
254             Sandia Mobile Home Park                                 N/A        N/A       N/A         N/A
255             Stone Green Apartments                                  N/A        N/A       N/A         N/A
256             325 West 83 Owners Corp.                                N/A        N/A       N/A         N/A
257             345 West 70th Tenants Corp.                             N/A        N/A       N/A         N/A
259             Landau Apartments, Inc.                                 N/A        N/A       N/A         N/A
260             240 Prospect Pl. Apt. Corp.                             N/A        N/A       N/A         N/A
261             Ninth Street Apartments, Inc.                           N/A        N/A       N/A         N/A
262             331 West 84th Owners Corp.                              N/A        N/A       N/A         N/A

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY RICHLAWN ACRES APARTMENTS AND GRANT STREET APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) FOR COOPERATIVE PROPERTIES, AVERAGE AND MAXIMUM RENT FIGURES LISTED ARE BASED ON APPRAISER'S ESTIMATE OF MARKET RENT.
(2) THE 500 EAST 83RD STREET CORP. PROPERTY HAS ONE SIX-BEDROOM UNIT WITH AN AVERAGE AND MAXIMUM RENT OF $9,000, AND TWO SEVEN-BEDROOM UNITS WITH AN AVERAGE AND MAXIMUM RENT OF $11,500.
(3) THE 605 APARTMENT CORP. PROPERTY HAS ONE SIX-BEDROOM UNIT WITH AN AVERAGE AND MAXIMUM RENT OF $14,300.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                           CO-OP BASIS    CUT-OFF DATE     RENTAL BASIS
                                                                            APPRAISED     CO-OP BASIS       APPRAISED
 #    PROPERTY NAME                                                         VALUE (1)     LTV RATIO (2)     VALUE (3)
 -    -------------                                                         ---------     -------------     ---------
 39   173-175 Tenants Corp.                                               $ 258,700,000        3.8%       $  88,600,000
 41   500 East 83rd Street Corp.                                            101,500,000        9.4%          62,300,000
 42   Chatham Park Village Cooperative                                       41,600,000       22.3%          20,700,000
 44   Forest Hills South Owners, Inc.                                       108,950,000        8.5%          57,800,000
 59   Penny Lane Owners Corp.                                                44,320,000       15.7%          33,100,000
 60   196 Owner's Corp.                                                      56,550,000       12.0%          31,900,000
 62   605 Apartment Corp.                                                   109,200,000        6.1%          42,820,000
 69   The Hermitage at Napeague, Ltd.                                        29,000,000       19.9%          17,200,000
 70   Esplanade Gardens Tenants Corp.                                        16,050,000       36.0%          10,200,000
 71   Carol House Apartments, Inc.                                           22,100,000       26.2%          15,800,000
 83   3135 Johnson Tenant Owners Corp.                                       27,280,000       18.3%          17,590,000
101   Briarwood Owners' Corp.                                                23,400,000       17.1%          18,940,000
103   Bethpage Apartment Corp.                                               12,400,000       32.1%           7,500,000
109   Park Towers Apartments                                                 10,200,000       37.1%          10,200,000
114   Village Townhouses Cooperative                                         17,605,000       19.9%          11,025,000
124   131 East 66th Street Corporation                                       73,700,000        4.1%          43,000,000
132   111-119 Hartsdale Corp.                                                16,100,000       16.7%          10,640,000
139   6035 Broadway Owners Corp.                                             13,000,000       19.1%           6,700,000
141   110-150 Draper Owners Corp.                                            18,600,000       13.3%           8,800,000
155   Park Terrace Owners Corp.                                              14,100,000       14.8%           6,500,000
157   83-84 116th Owners Corp.                                                7,440,000       28.1%           4,400,000
162   Inverness Housing Corp.                                                 9,720,000       20.6%           6,500,000
164   Crestwood Apartment Owners Corp.                                        8,950,000       22.2%           4,900,000
167   360 Riverside Owners Corp.                                             23,910,000        8.3%          14,500,000
175   9 East 96th Street Apartment Corp.                                     35,940,000        5.0%          19,500,000
178   Windsor Equities Owners, Inc.                                           7,220,000       24.2%           5,540,000
179   84-49 Owners Corp.                                                     11,960,000       14.4%           8,160,000
181   129-131 Fifth Avenue Corp.                                             23,830,000        7.1%          11,340,000
194   345 West 88th Apartment Corp.                                          27,400,000        5.5%          16,700,000
195   The Indian Harbor House Owners Corporation                             38,200,000        3.9%          19,000,000
205   136 East 36th Street Apartments Corp.                                  26,580,000        5.3%          14,700,000
206   Quarante Deux, Inc.                                                    10,800,000       12.9%           4,500,000
207   Gracemere Owners Corporation                                            5,700,000       24.5%           4,000,000
209   Fountain Gardens Owners Corp.                                          10,000,000       13.5%           4,200,000
215   370 Riverside Tenants' Corp.                                           69,250,000        1.8%          33,200,000
218   315 West 232nd Street Corp.                                             7,025,000       17.4%           5,170,000
220   Archer Cooperative, Inc.                                               11,200,000       10.7%          11,500,000
221   Shady Glen Owners' Corp.                                               11,200,000       10.7%          10,200,000
222   434 East 58th Street Owners Inc.                                        9,650,000       12.4%           6,200,000
225   Bradlee Tenants Corp.                                                  12,260,000        9.3%           6,860,000
227   48-10 45th Street Owners, Inc.                                          7,550,000       14.9%           5,400,000
228   878 Residents Corp.                                                    26,000,000        4.2%          14,640,000
229   Ivy League Apt Corp.                                                    7,800,000       14.1%           4,680,000
232   Concordia Apartments, Ltd.                                             10,750,000        9.8%           8,000,000
233   28 East 4th Street Housing Corp.                                       14,500,000        6.9%           5,300,000
236   121-125 Park Owners Corp.                                               3,150,000       30.9%           1,800,000
241   94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation             7,290,000       11.6%           3,620,000
242   261 West 22nd Street Tenant Owners Corp.                               12,950,000        6.5%           7,200,000
243   Big Deal Realty on Greene Street, Inc.                                 22,050,000        3.8%          20,400,000
246   300 West 17th Street Housing Development Fund Corporation              12,975,000        5.9%           9,150,000
247   55 East Owners Corp.                                                   21,165,000        3.6%          11,300,000
249   120 East 85th Street Owners, Inc.                                       7,490,000       10.0%           3,200,000
251   326 West 83rd Owners Corp.                                              9,100,000        7.7%          10,100,000
252   Herald Square Loft Corporation                                         11,700,000        6.0%           6,900,000
253   131-133 Owners Corp.                                                    7,580,000        9.2%           4,320,000
256   325 West 83 Owners Corp.                                                8,020,000        8.1%           5,160,000
257   345 West 70th Tenants Corp.                                            20,600,000        3.1%          15,100,000
259   Landau Apartments, Inc.                                                 2,560,000       15.5%           1,780,000
260   240 Prospect Pl. Apt. Corp.                                             3,270,000       11.3%           1,200,000
261   Ninth Street Apartments, Inc.                                           4,160,000        8.6%           1,500,000
262   331 West 84th Owners Corp.                                              4,840,000        7.0%           2,500,000

                                                                             CUT-OFF DATE                            SPONSOR
                                                                             RENTAL BASIS      SPONSOR   SPONSOR      CARRY
 #    PROPERTY NAME                                                       LTV RATIO (2) (3)     UNITS    PERCENT      AMOUNT
 -    -------------                                                       -----------------     -----    -------     -------
 39   173-175 Tenants Corp.                                                      11.1%             0       0.0%            N/A
 41   500 East 83rd Street Corp.                                                 15.2%             0       0.0%            N/A
 42   Chatham Park Village Cooperative                                           44.7%             0       0.0%            N/A
 44   Forest Hills South Owners, Inc.                                            16.0%            82      13.6%  $     107,790
 59   Penny Lane Owners Corp.                                                    21.1%            66      36.9%  $     759,006
 60   196 Owner's Corp.                                                          21.3%            35      27.8%  $     103,009
 62   605 Apartment Corp.                                                        15.5%            21      19.8%  $     242,758
 69   The Hermitage at Napeague, Ltd.                                            33.6%             0       0.0%            N/A
 70   Esplanade Gardens Tenants Corp.                                            56.7%             0       0.0%            N/A
 71   Carol House Apartments, Inc.                                               36.6%            32      20.3%  $      31,825
 83   3135 Johnson Tenant Owners Corp.                                           28.4%            21      17.5%  $      30,367
101   Briarwood Owners' Corp.                                                    21.1%            67      28.5%  $     291,888
103   Bethpage Apartment Corp.                                                   53.1%             1       1.4%  $           0
109   Park Towers Apartments                                                     37.1%            60      35.5%  $     258,324
114   Village Townhouses Cooperative                                             31.7%             0       0.0%            N/A
124   131 East 66th Street Corporation                                            7.0%             0       0.0%            N/A
132   111-119 Hartsdale Corp.                                                    25.2%            14      13.1%  $      27,984
139   6035 Broadway Owners Corp.                                                 37.2%            24      23.3%  $     (36,331)
141   110-150 Draper Owners Corp.                                                28.0%             0       0.0%            N/A
155   Park Terrace Owners Corp.                                                  32.2%             9      12.5%  $      (4,796)
157   83-84 116th Owners Corp.                                                   47.5%            17      29.8%  $      43,936
162   Inverness Housing Corp.                                                    30.8%             3       6.4%  $         126
164   Crestwood Apartment Owners Corp.                                           40.6%            22      31.4%  $       3,632
167   360 Riverside Owners Corp.                                                 13.7%             0       0.0%            N/A
175   9 East 96th Street Apartment Corp.                                          9.3%             0       0.0%            N/A
178   Windsor Equities Owners, Inc.                                              31.5%            22      26.5%  $      40,378
179   84-49 Owners Corp.                                                         21.1%             9       7.6%  $      38,021
181   129-131 Fifth Avenue Corp.                                                 15.0%             0       0.0%            N/A
194   345 West 88th Apartment Corp.                                               9.0%             5       9.6%  $         775
195   The Indian Harbor House Owners Corporation                                  7.9%             0       0.0%            N/A
205   136 East 36th Street Apartments Corp.                                       9.5%             0       0.0%            N/A
206   Quarante Deux, Inc.                                                        31.1%             0       0.0%            N/A
207   Gracemere Owners Corporation                                               34.9%            11      22.9%  $       7,860
209   Fountain Gardens Owners Corp.                                              32.1%            37      64.9%  $      79,951
215   370 Riverside Tenants' Corp.                                                3.8%             1       1.3%  $       4,424
218   315 West 232nd Street Corp.                                                23.6%             7       9.7%  $      30,908
220   Archer Cooperative, Inc.                                                   10.4%             0       0.0%            N/A
221   Shady Glen Owners' Corp.                                                   11.7%            11      12.9%  $      15,041
222   434 East 58th Street Owners Inc.                                           19.2%             0       0.0%            N/A
225   Bradlee Tenants Corp.                                                      16.7%             5       6.9%  $      34,740
227   48-10 45th Street Owners, Inc.                                             20.8%            10      16.1%  $      36,192
228   878 Residents Corp.                                                         7.5%             0       0.0%            N/A
229   Ivy League Apt Corp.                                                       23.5%            43      71.7%  $     180,034
232   Concordia Apartments, Ltd.                                                 13.1%             0       0.0%            N/A
233   28 East 4th Street Housing Corp.                                           18.8%             0       0.0%            N/A
236   121-125 Park Owners Corp.                                                  54.1%            14      40.0%  $      21,970
241   94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation                23.4%             4      13.3%  $           0
242   261 West 22nd Street Tenant Owners Corp.                                   11.8%             5      14.3%  $      22,481
243   Big Deal Realty on Greene Street, Inc.                                      4.1%             0       0.0%            N/A
246   300 West 17th Street Housing Development Fund Corporation                   8.4%             0       0.0%            N/A
247   55 East Owners Corp.                                                        6.7%             0       0.0%            N/A
249   120 East 85th Street Owners, Inc.                                          23.4%             5      41.7%  $      38,912
251   326 West 83rd Owners Corp.                                                  6.9%             2       7.1%  $       1,310
252   Herald Square Loft Corporation                                             10.1%             0       0.0%            N/A
253   131-133 Owners Corp.                                                       16.1%            30      78.9%  $     209,464
256   325 West 83 Owners Corp.                                                   12.6%             3      12.5%  $      (3,742)
257   345 West 70th Tenants Corp.                                                 4.3%             0       0.0%            N/A
259   Landau Apartments, Inc.                                                    22.4%             0       0.0%            N/A
260   240 Prospect Pl. Apt. Corp.                                                30.8%             0       0.0%            N/A
261   Ninth Street Apartments, Inc.                                              23.9%             0       0.0%            N/A
262   331 West 84th Owners Corp.                                                 13.5%             0       0.0%            N/A

                                                                                                 INVESTOR    COOPERATIVE
                                                                          INVESTOR   INVESTOR     CARRY         OWNED
 #    PROPERTY NAME                                                        UNITS     PERCENT      AMOUNT        UNITS
 -    -------------                                                        -----     -------      ------        -----
 39   173-175 Tenants Corp.                                                  0          0.0%           N/A         0
 41   500 East 83rd Street Corp.                                             0          0.0%           N/A         0
 42   Chatham Park Village Cooperative                                       0          0.0%           N/A        22
 44   Forest Hills South Owners, Inc.                                        0          0.0%           N/A         0
 59   Penny Lane Owners Corp.                                                0          0.0%           N/A         0
 60   196 Owner's Corp.                                                      0          0.0%           N/A         0
 62   605 Apartment Corp.                                                    0          0.0%           N/A         0
 69   The Hermitage at Napeague, Ltd.                                        0          0.0%           N/A         0
 70   Esplanade Gardens Tenants Corp.                                       66         47.5%    $ (12,287)         0
 71   Carol House Apartments, Inc.                                           0          0.0%           N/A         1
 83   3135 Johnson Tenant Owners Corp.                                       0          0.0%           N/A         0
101   Briarwood Owners' Corp.                                                0          0.0%           N/A         0
103   Bethpage Apartment Corp.                                               0          0.0%           N/A         0
109   Park Towers Apartments                                                 0          0.0%           N/A         0
114   Village Townhouses Cooperative                                         0          0.0%           N/A         5
124   131 East 66th Street Corporation                                       0          0.0%           N/A         0
132   111-119 Hartsdale Corp.                                                0          0.0%           N/A         0
139   6035 Broadway Owners Corp.                                             0          0.0%           N/A         0
141   110-150 Draper Owners Corp.                                           21         25.6%    $   63,410         0
155   Park Terrace Owners Corp.                                              0          0.0%           N/A         0
157   83-84 116th Owners Corp.                                               5          8.8%    $   21,603         0
162   Inverness Housing Corp.                                                0          0.0%           N/A         0
164   Crestwood Apartment Owners Corp.                                       0          0.0%           N/A         0
167   360 Riverside Owners Corp.                                             0          0.0%           N/A         3
175   9 East 96th Street Apartment Corp.                                     4          8.9%    $  (45,888)        1
178   Windsor Equities Owners, Inc.                                          0          0.0%           N/A         0
179   84-49 Owners Corp.                                                     0          0.0%           N/A         0
181   129-131 Fifth Avenue Corp.                                             0          0.0%           N/A         0
194   345 West 88th Apartment Corp.                                          0          0.0%           N/A         0
195   The Indian Harbor House Owners Corporation                             0          0.0%           N/A         0
205   136 East 36th Street Apartments Corp.                                  0          0.0%           N/A         0
206   Quarante Deux, Inc.                                                    0          0.0%           N/A         0
207   Gracemere Owners Corporation                                           0          0.0%           N/A         0
209   Fountain Gardens Owners Corp.                                          0          0.0%           N/A         0
215   370 Riverside Tenants' Corp.                                           0          0.0%           N/A         0
218   315 West 232nd Street Corp.                                            0          0.0%           N/A         0
220   Archer Cooperative, Inc.                                               0          0.0%           N/A         0
221   Shady Glen Owners' Corp.                                               0          0.0%           N/A         0
222   434 East 58th Street Owners Inc.                                       7         14.9%    $  (8,147)         1
225   Bradlee Tenants Corp.                                                  0          0.0%           N/A         0
227   48-10 45th Street Owners, Inc.                                         0          0.0%           N/A         0
228   878 Residents Corp.                                                    0          0.0%           N/A         1
229   Ivy League Apt Corp.                                                   0          0.0%           N/A         0
232   Concordia Apartments, Ltd.                                             0          0.0%           N/A         0
233   28 East 4th Street Housing Corp.                                       0          0.0%           N/A         1
236   121-125 Park Owners Corp.                                              0          0.0%           N/A         0
241   94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation            0          0.0%           N/A         0
242   261 West 22nd Street Tenant Owners Corp.                               0          0.0%           N/A         0
243   Big Deal Realty on Greene Street, Inc.                                 0          0.0%           N/A         0
246   300 West 17th Street Housing Development Fund Corporation              0          0.0%           N/A         0
247   55 East Owners Corp.                                                   0          0.0%           N/A         0
249   120 East 85th Street Owners, Inc.                                      0          0.0%           N/A         0
251   326 West 83rd Owners Corp.                                             0          0.0%           N/A         0
252   Herald Square Loft Corporation                                         0          0.0%           N/A         0
253   131-133 Owners Corp.                                                   0          0.0%           N/A         0
256   325 West 83 Owners Corp.                                               0          0.0%           N/A         0
257   345 West 70th Tenants Corp.                                            2          5.6%    $ (10,822)         0
259   Landau Apartments, Inc.                                                0          0.0%           N/A         0
260   240 Prospect Pl. Apt. Corp.                                            0          0.0%           N/A         0
261   Ninth Street Apartments, Inc.                                          0          0.0%           N/A         0
262   331 West 84th Owners Corp.                                             0          0.0%           N/A         0

                                                                          COOPERATIVE      COOPERATIVE    COOPERATIVE
                                                                             OWNED         COMMERCIAL      CONVERSION
 #    PROPERTY NAME                                                         PERCENT      SQUARE FOOTAGE      YEAR
 -    -------------                                                         -------      --------------      ----
 39   173-175 Tenants Corp.                                                   0.0%              N/A          1968
 41   500 East 83rd Street Corp.                                              0.0%              N/A          1979
 42   Chatham Park Village Cooperative                                        4.0%              N/A          1962
 44   Forest Hills South Owners, Inc.                                         0.0%           26,840          1985
 59   Penny Lane Owners Corp.                                                 0.0%              N/A          1988
 60   196 Owner's Corp.                                                       0.0%            6,750          1981
 62   605 Apartment Corp.                                                     0.0%              N/A          1981
 69   The Hermitage at Napeague, Ltd.                                         0.0%              N/A          1984
 70   Esplanade Gardens Tenants Corp.                                         0.0%              N/A          1990
 71   Carol House Apartments, Inc.                                            0.6%              N/A          1989
 83   3135 Johnson Tenant Owners Corp.                                        0.0%              N/A          1980
101   Briarwood Owners' Corp.                                                 0.0%              N/A          1987
103   Bethpage Apartment Corp.                                                0.0%              N/A          1988
109   Park Towers Apartments                                                  0.0%              N/A          1984
114   Village Townhouses Cooperative                                          1.6%              N/A          1966
124   131 East 66th Street Corporation                                        0.0%            4,500          1949
132   111-119 Hartsdale Corp.                                                 0.0%            1,000          1989
139   6035 Broadway Owners Corp.                                              0.0%              N/A          1983
141   110-150 Draper Owners Corp.                                             0.0%              N/A          1980
155   Park Terrace Owners Corp.                                               0.0%              N/A          1986
157   83-84 116th Owners Corp.                                                0.0%              N/A          1986
162   Inverness Housing Corp.                                                 0.0%              N/A          1986
164   Crestwood Apartment Owners Corp.                                        0.0%              N/A          1990
167   360 Riverside Owners Corp.                                              7.7%              N/A          1983
175   9 East 96th Street Apartment Corp.                                      2.2%              N/A          1983
178   Windsor Equities Owners, Inc.                                           0.0%              N/A          1987
179   84-49 Owners Corp.                                                      0.0%              N/A          1980
181   129-131 Fifth Avenue Corp.                                              0.0%            4,500          1980
194   345 West 88th Apartment Corp.                                           0.0%              N/A          1986
195   The Indian Harbor House Owners Corporation                              0.0%              N/A          1960
205   136 East 36th Street Apartments Corp.                                   0.0%              N/A          1976
206   Quarante Deux, Inc.                                                     0.0%              N/A          1984
207   Gracemere Owners Corporation                                            0.0%              N/A          1986
209   Fountain Gardens Owners Corp.                                           0.0%              N/A          1986
215   370 Riverside Tenants' Corp.                                            0.0%              N/A          1972
218   315 West 232nd Street Corp.                                             0.0%              N/A          1982
220   Archer Cooperative, Inc.                                                0.0%              N/A          1960
221   Shady Glen Owners' Corp.                                                0.0%              N/A          1987
222   434 East 58th Street Owners Inc.                                        2.1%              N/A          1983
225   Bradlee Tenants Corp.                                                   0.0%              N/A          1980
227   48-10 45th Street Owners, Inc.                                          0.0%              N/A          1983
228   878 Residents Corp.                                                     1.7%              N/A          1978
229   Ivy League Apt Corp.                                                    0.0%              940          1986
232   Concordia Apartments, Ltd.                                              0.0%              N/A          1985
233   28 East 4th Street Housing Corp.                                        7.1%            3,000          1981
236   121-125 Park Owners Corp.                                               0.0%              N/A          1989
241   94-11 69th Avenue Corp. a/k/a 94-11 69th Avenue Corporation             0.0%              N/A          1984
242   261 West 22nd Street Tenant Owners Corp.                                0.0%              N/A          1984
243   Big Deal Realty on Greene Street, Inc.                                  0.0%              N/A          1978
246   300 West 17th Street Housing Development Fund Corporation               0.0%            2,125          1974
247   55 East Owners Corp.                                                    0.0%              N/A          1975
249   120 East 85th Street Owners, Inc.                                       0.0%              N/A          1987
251   326 West 83rd Owners Corp.                                              0.0%              N/A          1985
252   Herald Square Loft Corporation                                          0.0%              N/A          1976
253   131-133 Owners Corp.                                                    0.0%              N/A          1990
256   325 West 83 Owners Corp.                                                0.0%              N/A          1983
257   345 West 70th Tenants Corp.                                             0.0%              N/A          1981
259   Landau Apartments, Inc.                                                 0.0%              N/A          1984
260   240 Prospect Pl. Apt. Corp.                                             0.0%              N/A          1989
261   Ninth Street Apartments, Inc.                                           0.0%              N/A          1985
262   331 West 84th Owners Corp.                                              0.0%              N/A          1985

(1) FOR COOPERATIVE PROPERTIES, THE VALUE CO-OP BASIS IS USED FOR ALL LTV CALCULATIONS HEREIN.
(2)   BASED ON A CUT-OFF DATE IN MARCH 2004.
(3) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                        RECURRING RESERVE CAP INFORMATION

                                                                     CONTRACTUAL      CONTRACTUAL       CONTRACTUAL
                                                      CUT-OFF DATE    RECURRING        RECURRING         RECURRING
                                                        PRINCIPAL    REPLACEMENT      REPLACEMENT         LC & TI
 #   CROSSED  LOAN NAME                                BALANCE (1)   RESERVE/FF&E     RESERVE CAP        RESERVE
 -   -------  ---------                                -----------   ------------     -----------        -------
  1           Bay Plaza Community Center              $ 141,318,867      $ 76,457  N/A                  $   304,598
  4           Mayfair Mall                               69,072,487             -  Springing Reserve              -
                                                                                   Capped at $212,589
  6           Northfield Square Mall                     31,948,769        83,232  Capped at $150,000       264,000
 13           Canterbury Apartments                      23,000,000       120,000  Capped at $120,000             -
 14           Easton Square Shopping Center              21,896,373        35,330  Capped at $105,990        30,000
 16           Bank One Office Building                   21,464,068       118,800  N/A                      400,008
 20           Villages at Waggoner Park                  17,960,149        65,400  Capped at $130,800             -
 21           1144 Eastlake Building                     17,016,948        12,262  N/A                       50,000
 22           Scripps Northridge Technology Plaza        15,492,641        19,116  N/A                      100,000
 23           Hawthorne Valley Shopping Center           14,969,440        78,594  Capped at $235,782       125,000
 24           The Atrium Business Tower                  13,996,372        34,485  N/A                      172,668
 26           Sportmart/Westwood Self Storage            12,953,548        14,640  Capped at $58,560         78,000
 27           Village Market Shopping Center             12,225,140         9,022  Capped at $18,044              -
 30           Irving Towne Center                        11,673,842        21,324  N/A                            -
 32           National Amusements Anchored Center        11,513,492         9,996  Capped at $40,000              -
 33           Riverbend Commons                          11,118,186             -  N/A                       30,600
 34           Shoppes of Kenwood                         11,048,405             -  N/A                       75,000
 35           Warner Courtyards                          10,386,753        22,764  Capped at $45,434        100,008
 36           Klein Portfolio                            10,383,400             -  N/A                       84,000
 37           La Mesa Village Plaza                      10,220,847        17,406  Capped at $34,812         85,000
 40           Laguna Village Shopping Center              9,525,218        15,291  Capped at $45,873         30,000
 46           Union Pines Office Building                 9,023,060        26,868  Capped at $53,720         40,008
 48           Big Pine Key Shopping Center                8,294,813        13,613  N/A                       30,903
 49           Metaldyne Automotive Building               8,276,507        21,624  Capped at $64,872              -
 50           North Batavia Business Park                 8,183,230        19,416  Capped at $58,248         72,000
 51           Far North Shopping Center                   8,021,235        19,940  Capped at $79,758         75,000
 53           Junipero Serra Office Building              7,768,582         7,571  N/A                       75,000
 54           TownePlace Suites Dearborn                  7,621,384          4.0%  Capped at $462,000             -
 55           Mallory Corners                             7,170,464        10,500  N/A                       35,000
 56           Canal Overlook                              7,066,926        31,250  Capped at $93,750         14,400
 57           Kohl's Department Store                     7,000,000        13,200  Capped at $13,200              -
 58           Raymour and Flanigan Furniture Store        6,989,477        11,940  Capped at $35,821         51,975
 61           30 Buxton Farms Road                        6,713,918        12,300  N/A                       25,000
 64           Bluemound Centre                            6,348,740        11,830  N/A                       30,000
 65           Somerset Village Shopping Center            6,166,492        31,440  N/A                       33,756
 72    (B)    Avgeris-RBX Industries                      2,475,746         9,150  N/A                       59,400
 73    (B)    Avgeris-IVEX Packaging                      2,109,336         7,150  N/A                       46,416
 74    (B)    Avgeris-Ultra Care                          1,158,649         3,727  N/A                       24,192
 78           Ala Moana Tower                             5,469,842        33,500  N/A                        6,505
 79           Springlake Park Mobile Home Park            5,450,752         7,350  N/A                            -
 80           Macedon Commons Shopping Center             5,118,150             -  N/A                       24,000
 86           TownePlace Suites Livonia                   4,707,326          4.0%  Capped at $290,000             -
 88           Nacogdoches Marketplace                     4,500,000             -  N/A                       10,000
 92           Country Inns & Suites Clive                 4,328,747          4.0%  Capped at $260,000             -
 93           Huntington Plaza                            4,287,659         7,224  N/A                       30,000
 96           Physicians Plaza II                         4,200,000        11,477  N/A                       60,000
100           Arlington Farms Apartments                  4,026,436        50,400  N/A                            -
104           Parkridge Plaza                             3,919,551             -  N/A                       30,000
105           HSM, LLC                                    3,879,713        14,100  N/A                       42,000
108           Outback Steakhouse Plaza                    3,805,694             -  N/A                            -

                                                          CONTRACTUAL
                                                           RECURRING                                     CONTRACTUAL
                                                            LC & TI                CONTRACTUAL          OTHER RESERVE
 #   CROSSED  LOAN NAME                                   RESERVE CAP             OTHER RESERVE          DESCRIPTION
 -   -------  ---------                                   -----------             -------------          -----------
  1           Bay Plaza Community Center              Capped at $400,000      $                     -  N/A
  4           Mayfair Mall                            Springing Reserve                             -  N/A
                                                      Capped at $1,439,624
  6           Northfield Square Mall                  Capped at $500,000                        8,333  Anchor Lease
                                                                                                       Reserve
 13           Canterbury Apartments                   N/A                                           -  N/A
 14           Easton Square Shopping Center           Capped at $90,000                             -  N/A
 16           Bank One Office Building                Capped at $800,000                            -  N/A
 20           Villages at Waggoner Park               N/A                                           -  N/A
 21           1144 Eastlake Building                  Capped at $250,000                            -  N/A
 22           Scripps Northridge Technology Plaza     Capped at $300,000                            -  N/A
 23           Hawthorne Valley Shopping Center        Capped at $500,000                            -  N/A
 24           The Atrium Business Tower               Capped at $800,000                            -  N/A
 26           Sportmart/Westwood Self Storage         N/A                                           -  N/A
 27           Village Market Shopping Center          N/A                                           -  N/A
 30           Irving Towne Center                     Springing Reserve                             -  N/A
                                                      Capped at $385,000
 32           National Amusements Anchored Center     N/A                                           -  N/A
 33           Riverbend Commons                       Cappped at $153,200                           -  N/A
 34           Shoppes of Kenwood                      Capped at $300,000                            -  N/A
 35           Warner Courtyards                       Capped at $400,000                            -  N/A
 36           Klein Portfolio                         Capped at $200,000                            -  N/A
 37           La Mesa Village Plaza                   Capped at $225,000                            -  N/A
 40           Laguna Village Shopping Center          Capped at $120,000                            -  N/A
 46           Union Pines Office Building             N/A                                           -  N/A
 48           Big Pine Key Shopping Center            Capped at $272,253                            -  N/A
 49           Metaldyne Automotive Building           N/A                                           -  N/A
 50           North Batavia Business Park             Capped at $200,000                            -  N/A
 51           Far North Shopping Center               Capped at $150,000                            -  N/A
 53           Junipero Serra Office Building          Capped at $200,000                            -  N/A
 54           TownePlace Suites Dearborn              N/A                                           -  N/A
 55           Mallory Corners                         Capped at $140,000                            -  N/A
 56           Canal Overlook                          Capped at $125,000                            -  N/A
 57           Kohl's Department Store                 N/A                                           -  N/A
 58           Raymour and Flanigan Furniture Store    N/A                                           -  N/A
 61           30 Buxton Farms Road                    Capped at $100,000                            -  N/A
 64           Bluemound Centre                        Capped at $120,000                            -  N/A
 65           Somerset Village Shopping Center        Capped at $168,800                            -  N/A
 72    (B)    Avgeris-RBX Industries                  Capped at $500,000                            -  N/A
 73    (B)    Avgeris-IVEX Packaging                  Capped at $500,000                            -  N/A
 74    (B)    Avgeris-Ultra Care                      Capped at $500,000                            -  N/A
 78           Ala Moana Tower                         Capped at $19,515                             -  N/A
 79           Springlake Park Mobile Home Park        N/A                     Available Net Cash Flow  Liquidity Reserve
 80           Macedon Commons Shopping Center         Capped at $48,000                             -  N/A
 86           TownePlace Suites Livonia               N/A                                           -  N/A
 88           Nacogdoches Marketplace                 Capped at $50,000                             -  N/A
 92           Country Inns & Suites Clive             N/A                                           -  N/A
 93           Huntington Plaza                        Capped at $90,000                             -  N/A
 96           Physicians Plaza II                     Capped at $100,000                            -  N/A
100           Arlington Farms Apartments              N/A                                           -  N/A
104           Parkridge Plaza                         Capped at $150,000                            -  N/A
105           HSM, LLC                                Capped at $63,000                             -  N/A
108           Outback Steakhouse Plaza                N/A                                       5,000  Lease
                                                                                                       Achievement
                                                                                                       Escrow

                                                           CONTRACTUAL
                                                          OTHER RESERVE
 #   CROSSED  LOAN NAME                                        CAP
 -   -------  ---------                                        ---
  1           Bay Plaza Community Center              N/A
  4           Mayfair Mall                            N/A
  6           Northfield Square Mall                  Monthly payments
                                                      cease in accordance
                                                      with Earnout Reserve
                                                      release conditions.
 13           Canterbury Apartments                   N/A
 14           Easton Square Shopping Center           N/A
 16           Bank One Office Building                N/A
 20           Villages at Waggoner Park               N/A
 21           1144 Eastlake Building                  N/A
 22           Scripps Northridge Technology Plaza     N/A
 23           Hawthorne Valley Shopping Center        N/A
 24           The Atrium Business Tower               N/A
 26           Sportmart/Westwood Self Storage         N/A
 27           Village Market Shopping Center          N/A
 30           Irving Towne Center                     N/A
 32           National Amusements Anchored Center     N/A
 33           Riverbend Commons                       N/A
 34           Shoppes of Kenwood                      N/A
 35           Warner Courtyards                       N/A
 36           Klein Portfolio                         N/A
 37           La Mesa Village Plaza                   N/A
 40           Laguna Village Shopping Center          N/A
 46           Union Pines Office Building             N/A
 48           Big Pine Key Shopping Center            N/A
 49           Metaldyne Automotive Building           N/A
 50           North Batavia Business Park             N/A
 51           Far North Shopping Center               N/A
 53           Junipero Serra Office Building          N/A
 54           TownePlace Suites Dearborn              N/A
 55           Mallory Corners                         N/A
 56           Canal Overlook                          N/A
 57           Kohl's Department Store                 N/A
 58           Raymour and Flanigan Furniture Store    N/A
 61           30 Buxton Farms Road                    N/A
 64           Bluemound Centre                        N/A
 65           Somerset Village Shopping Center        N/A
 72    (B)    Avgeris-RBX Industries                  N/A
 73    (B)    Avgeris-IVEX Packaging                  N/A
 74    (B)    Avgeris-Ultra Care                      N/A
 78           Ala Moana Tower                         N/A
 79           Springlake Park Mobile Home Park        Capped at $100,000
 80           Macedon Commons Shopping Center         N/A
 86           TownePlace Suites Livonia               N/A
 88           Nacogdoches Marketplace                 N/A
 92           Country Inns & Suites Clive             N/A
 93           Huntington Plaza                        N/A
 96           Physicians Plaza II                     N/A
100           Arlington Farms Apartments              Springing Reserve
                                                      Capped at $43,708
104           Parkridge Plaza                         N/A
105           HSM, LLC                                N/A
108           Outback Steakhouse Plaza                Capped at $150,000

                                                                     CONTRACTUAL      CONTRACTUAL       CONTRACTUAL
                                                      CUT-OFF DATE    RECURRING        RECURRING         RECURRING
                                                        PRINCIPAL    REPLACEMENT      REPLACEMENT         LC & TI
 #   CROSSED  LOAN NAME                                BALANCE (1)   RESERVE/FF&E     RESERVE CAP        RESERVE
 -   -------  ---------                                -----------   ------------     -----------        -------
112           Osco Drug Retail Center                     3,672,517         1,080  N/A                        8,004
115           Chestnut Hill                           $   3,482,981  $      4,610  N/A                  $    15,000
116           Village Center at Marshall's Creek          3,378,870         4,937  N/A                       38,000
118           6600 Building                               3,269,862         7,230  N/A                       36,000
120           12 Greenridge Avenue                        3,185,975         4,443  N/A                       28,333
125           Pine Tree Apartments                        2,828,660        22,500  Capped at $45,000              -
127           Tiny Town Village                           2,791,211        24,000  Capped at $72,000              -
131           Durant Shopping Center                      2,692,498         4,830  Capped at $24,150         22,540
133           Presidential Suites Apartments              2,678,762        36,252  Capped at $108,750             -
136           7611 State Line Road Building               2,600,000             -  N/A                       18,000
138           Archway Village                             2,518,087         3,876  N/A                       12,912
140           Flour Bluff Shopping Center                 2,470,266        27,323  N/A                            -
156           DP Building One                             2,090,634             -  N/A                       23,571
165           Lake Springs Shops                          1,989,717         3,270  N/A                       12,000
180           300 West Coleman Boulevard                  1,705,551             -  N/A                       25,000
182           Tiffany Office Building                     1,692,856             -  N/A                       16,250
186           Alexandria Shopping Center                  1,641,269         3,060  Capped at $15,300         14,280
196           Draper Crossing II                          1,493,655             -  N/A                       10,200
211           6950 Cypress Road                           1,340,942             -  N/A                       37,500
216           1677 Eureka Road                            1,244,364             -  N/A                       25,714
258           Melbourne Plaza                               644,294             -  N/A                       10,636

                                                          CONTRACTUAL
                                                           RECURRING                                     CONTRACTUAL
                                                            LC & TI                CONTRACTUAL          OTHER RESERVE
 #   CROSSED  LOAN NAME                                   RESERVE CAP             OTHER RESERVE          DESCRIPTION
 -   -------  ---------                                   -----------             -------------          -----------
112           Osco Drug Retail Center                 Capped at $40,000                             -  N/A
115           Chestnut Hill                           Capped at $15,000 upon  $                     -  N/A
                                                      1st trigger event and
                                                      $150,000 upon 2nd
                                                      trigger event
116           Village Center at Marshall's Creek      Capped at $310,000                            -  N/A
118           6600 Building                           Capped at $108,000                            -  N/A
120           12 Greenridge Avenue                    Capped at $85,000                             -  N/A
125           Pine Tree Apartments                    N/A                                           -  N/A
127           Tiny Town Village                       N/A                                           -  N/A
131           Durant Shopping Center                  Capped at $112,700                            -  N/A
133           Presidential Suites Apartments          N/A                                           -  N/A
136           7611 State Line Road Building           Capped at $90,000                             -  N/A
138           Archway Village                         Capped at $75,000                             -  N/A
140           Flour Bluff Shopping Center             Springing Reserve                             -  N/A
                                                      Capped at $60,000
156           DP Building One                         Capped at $55,000                             -  N/A
165           Lake Springs Shops                      Capped at $60,000                             -  N/A
180           300 West Coleman Boulevard              Capped at $60,000                             -  N/A
182           Tiffany Office Building                 Capped at $65,000                             -  N/A
186           Alexandria Shopping Center              Capped at $71,400                             -  N/A
196           Draper Crossing II                      Capped at $30,000                             -  N/A
211           6950 Cypress Road                       Capped at $100,000                            -  N/A
216           1677 Eureka Road                        Capped at $30,000                             -  N/A
258           Melbourne Plaza                         Capped at $55,000                             -  N/A

                                                    CONTRACTUAL
                                                   OTHER RESERVE
 #   CROSSED  LOAN NAME                                 CAP
 -   -------  ---------                                 ---
112           Osco Drug Retail Center                 N/A
115           Chestnut Hill                           N/A
116           Village Center at Marshall's Creek      N/A
118           6600 Building                           N/A
120           12 Greenridge Avenue                    N/A
125           Pine Tree Apartments                    N/A
127           Tiny Town Village                       N/A
131           Durant Shopping Center                  N/A
133           Presidential Suites Apartments          N/A
136           7611 State Line Road Building           N/A
138           Archway Village                         N/A
140           Flour Bluff Shopping Center             N/A
156           DP Building One                         N/A
165           Lake Springs Shops                      N/A
180           300 West Coleman Boulevard              N/A
182           Tiffany Office Building                 N/A
186           Alexandria Shopping Center              N/A
196           Draper Crossing II                      N/A
211           6950 Cypress Road                       N/A
216           1677 Eureka Road                        N/A
258           Melbourne Plaza                         N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY AVGERIS-RBX INDUSTRIES, AVGERIS-IVEX PACKAGING AND AVGERIS-ULTRA CARE ARE
              CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)           BASED ON A CUT-OFF DATE IN MARCH 2004.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:
                        Large Mortgage Loan Concentration
                         Underlying Mortgage Loan Seller
                             Mortgage Interest Rates
                         Cut-off Date Principal Balances
                           Original Amortization Terms
                        Original Terms to Stated Maturity
                          Remaining Amortization Terms
                       Remaining Terms to Stated Maturity
                           Years Built/Years Renovated
                         Occupancy Rates at Underwriting
                    Underwritten Debt Service Coverage Ratios
                        Cut-off Date Loan-to-Value Ratios
                       Mortgaged Real Properties by State
                 Underlying Mortgage Loans by Amortization Type
                   Mortgaged Real Properties by Property Type
                 Mortgaged Real Properties by Property Sub-Type
                     Prepayment Provision as of Cut-off Date
                                Prepayment Option
                        Mortgage Pool Prepayment Profile
     Range of Cut-off Date Co-op Basis Loan-to-Value Ratios for Cooperative
                                 Mortgage Loans
     Range of Cut-off Date Rental Basis Loan-to-Value Ratios for Cooperative
                                 Mortgage Loans
              Sponsor Owned Units in the Cooperative Mortgage Loans
           Underlying Mortgaged Real Properties by Ownership Interest

                                      A-2-1

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                                      WEIGHTED
                                               PERCENTAGE OF           AVERAGE                                 WEIGHTED
                         CUT-OFF DATE            INITIAL              MORTGAGE              WEIGHTED           AVERAGE
                          PRINCIPAL           MORTGAGE POOL           INTEREST              AVERAGE          CUT-OFF DATE
CONCENTRATION            BALANCE (1)             BALANCE                RATE                U/W DSCR        LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
Top 1                $        141,318,867          8.7%                5.6600%                1.66x             65.7%
Top 3                         331,318,867         20.4%                4.8469%                2.18              57.8%
Top 5                         450,092,688         27.8%                4.8046%                2.15              59.6%
Top 7                         507,579,089         31.3%                4.9478%                2.06              61.1%
Top 10                        579,730,300         35.8%                5.0688%                2.03              62.0%
                     ----------------------------------------------------------------------------------------------------
ENTIRE POOL          $      1,621,325,236        100.0%                5.5935%                2.27x             63.0%
                     ====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                             WEIGHTED
                            NUMBER OF                       PERCENTAGE OF     AVERAGE                    WEIGHTED
                           UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED       AVERAGE
                            MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS          BALANCE (1)       BALANCE          RATE       U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
Column                        161(2)     $ 1,123,863,310        69.3%         5.5148%       1.78x         66.1%
PNC                            29            249,646,335        15.4%         5.8222%       1.38          74.7%
NCB, FSB                       62            161,764,504        10.0%         5.7507%       7.39          18.3%
KeyBank                        10             86,051,087         5.3%         5.6626%       1.51          72.5%
                           ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       262        $ 1,621,325,236       100.0%         5.5935%       2.27x         63.0%
                           ========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) INCLUDES 17 MORTGAGE LOANS, REPRESENTING 6.4% OF THE INITIAL MORTGAGE POOL BALANCE, ACQUIRED FROM KEYBANK NATIONAL ASSOCIATION IN DECEMBER 2003.

                             MORTGAGE INTEREST RATES

                                                                                  WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF     AVERAGE                    WEIGHTED
                                UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED       AVERAGE
            RANGE OF             MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE     CUT-OFF DATE
      MORTGAGE INTEREST RATE      LOANS          BALANCE (1)       BALANCE          RATE       U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
     3.1080%    -     4.5000%        3        $   162,771,816        10.0%         3.2456%       2.93x         53.9%
     4.5001%    -     5.0000%        7             57,867,867         3.6%         4.8817%       2.75          65.5%
     5.0001%    -     5.5000%       23            218,811,458        13.5%         5.2404%       2.75          56.1%
     5.5001%    -     5.7500%       39            376,701,007        23.2%         5.6426%       2.30          62.6%
     5.7501%    -     6.0000%       70            291,939,843        18.0%         5.8640%       2.29          64.4%
     6.0001%    -     6.2500%       49            236,835,468        14.6%         6.0942%       1.81          70.2%
     6.2501%    -     6.5000%       33            112,155,412         6.9%         6.3562%       1.68          68.0%
     6.5001%    -     6.7500%       23             89,352,246         5.5%         6.6560%       1.87          62.5%
     6.7501%    -     7.2500%       10             66,836,779         4.1%         6.8850%       1.61          67.9%
     7.2501%    -     8.2300%        5              8,053,340         0.5%         7.8086%       1.46          63.2%
                                ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            262        $ 1,621,325,236       100.0%         5.5935%       2.27x         63.0%
                                ========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:       8.2300%
MINIMUM MORTGAGE INTEREST RATE:       3.1080%
WTD. AVG. MORTGAGE INTEREST RATE:     5.5935%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                     WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF     AVERAGE                    WEIGHTED
                                   UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED       AVERAGE
        RANGE OF CUT-OFF DATE       MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE     CUT-OFF DATE
         PRINCIPAL BALANCES          LOANS          BALANCE (1)       BALANCE          RATE       U/W DSCR    LTV RATIO (1)
     ----------------------------------------------------------------------------------------------------------------------
        $338,620  -      750,000       15        $     9,082,091        0.6%          6.0684%       7.57x         2.8%
         750,001  -    1,000,000       16             14,276,754        0.9%          6.2378%       5.86          4.1%
       1,000,001  -    1,250,000       20             23,292,727        1.4%          6.0255%       6.72          0.3%
       1,250,001  -    1,500,000       22             31,088,908        1.9%          6.1071%       4.02          2.0%
       1,500,001  -    2,000,000       31             55,495,869        3.4%          6.2311%       2.84          4.5%
       2,000,001  -    2,500,000       23             51,221,073        3.2%          5.9898%       1.79          1.7%
       2,500,001  -    3,000,000       15             40,659,748        2.5%          5.8743%       3.29          2.8%
       3,000,001  -    4,000,000       23             82,205,743        5.1%          5.9235%       1.91          1.6%
       4,000,001  -    4,500,000       14             59,658,430        3.7%          6.1117%       1.54          1.6%
       4,500,001  -    5,000,000        8             39,194,544        2.4%          5.9996%       1.97          5.4%
       5,000,001  -    7,500,000       24            148,198,198        9.1%          5.9384%       2.50          7.4%
       7,500,001  -   10,000,000       17            149,169,481        9.2%          5.7552%       3.48          3.4%
      10,000,001  -   12,500,000       12            134,216,285        8.3%          5.9780%       1.39          3.9%
      12,500,001  -   15,000,000        4             55,295,360        3.4%          5.7703%       1.65          9.1%
      15,000,001  -   20,000,000        5             88,201,184        5.4%          5.8059%       1.32          7.4%
      20,000,001  -   25,000,000        6            132,489,751        8.2%          5.5321%       1.53          5.0%
      25,000,001  -   30,000,000        1             25,537,632        1.6%          6.1000%       1.40          7.5%
      30,000,001  -   50,000,000        2             81,650,103        5.0%          6.5533%       1.49          0.1%
      50,000,001  -   75,000,000        1             69,072,487        4.3%          3.1080%       2.38          9.8%
      75,000,001  - $141,318,867        3            331,318,867       20.4%          4.8469%       2.18          7.8%
                                     --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               262        $ 1,621,325,236      100.0%          5.5935%       2.27x        63.0%
                                     ======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):      $ 141,318,867
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):      $     338,620
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):      $   6,188,264

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                   WEIGHTED
                                  NUMBER OF                       PERCENTAGE OF     AVERAGE                    WEIGHTED
             RANGE OF            UNDERLYING      CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED       AVERAGE
     ORIGINAL AMORTIZATION        MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE     CUT-OFF DATE
       TERMS (MONTHS) (1)          LOANS          BALANCE (1)       BALANCE          RATE       U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
          Interest Only             12         $   165,616,000        10.2%         4.2129%       4.98x        44.3%
     120       -        300        110             424,586,685        26.2%         6.2565%       1.67         67.1%
     301       -        360        123             979,001,387        60.4%         5.5324%       1.85         66.8%
     361       -        600         17              52,121,165         3.2%         5.7281%       6.27         16.4%
                                 ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            262         $ 1,621,325,236       100.0%         5.5935%       2.27x        63.0%
                                 ========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):        600
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):        120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):      345

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                    WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF     AVERAGE                    WEIGHTED
              RANGE OF            UNDERLYING      CUT-OFF DATE        INITIAL       MORTGAGE      WEIGHTED      AVERAGE
          ORIGINAL TERMS TO        MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE     CUT-OFF DATE
     STATED MATURITY (MONTHS) (1)    LOANS          BALANCE (1)       BALANCE          RATE       U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
     60        -         84          25         $   291,554,227        18.0%         4.2272%       2.36x        62.6%
     85        -        120         226           1,291,133,303        79.6%         5.8749%        2.26        63.3%
     121       -        300          11              38,637,706         2.4%         6.5019%        1.73        56.0%
                                  ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             262         $ 1,621,325,236       100.0%         5.5935%       2.27x        63.0%
                                  ========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                      REMAINING AMORTIZATION TERMS (1) (2)

                                                                                         WEIGHTED
                                        NUMBER OF                       PERCENTAGE OF    AVERAGE                  WEIGHTED
                RANGE OF               UNDERLYING       CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
         REMAINING AMORTIZATION         MORTGAGE          PRINCIPAL     MORTGAGE POOL    INTEREST   AVERAGE    CUT-OFF DATE
         TERMS (MONTHS) (1) (2)          LOANS           BALANCE (2)       BALANCE         RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
             Interest Only                 12         $   165,616,000       10.2%         4.2129%     4.98x        44.3%
     116          -         250            21              38,145,376        2.4%         5.9529%     2.44         51.7%
     251          -         300            89             386,441,309       23.8%         6.2864%     1.59         68.7%
     301          -         355            56             309,219,900       19.1%         5.2809%     1.93         66.8%
     356          -         360            67             669,781,487       41.3%         5.6486%     1.82         66.8%
     361          -         597            17              52,121,165        3.2%         5.7281%     6.27         16.4%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   262         $ 1,621,325,236      100.0%         5.5935%     2.27x        63.0%
                                       =====================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2) (3):            597
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2) (3):            116
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2) (3):          341

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1) (2)

                                                                                            WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                 WEIGHTED
                   RANGE OF                UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
               REMAINING TERMS              MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
     TO STATED MATURITY (MONTHS) (1) (2)     LOANS         BALANCE (2)        BALANCE         RATE      U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      45            -                 84       25       $    291,554,227       18.0%         4.2272%      2.36x        62.6%
      85            -                117      179            855,569,669       52.8%         5.9866%      2.39         61.8%
     118            -                296       58            474,201,341       29.2%         5.7245%      1.98         65.2%
                                           -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       262       $  1,621,325,236      100.0%         5.5935%      2.27x        63.0%
                                           =====================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):     296
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):      45
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1) (2):   108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                         YEARS BUILT/YEARS RENOVATED (1)

                                        NUMBER OF                                        WEIGHTED
                                       UNDERLYING                       PERCENTAGE OF    AVERAGE                 WEIGHTED
                                        MORTGAGED       CUT-OFF DATE      INITIAL        MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF YEARS                 REAL           PRINCIPAL      MORTGAGE POOL    INTEREST   AVERAGE    CUT-OFF DATE
         BUILT/RENOVATED (1)           PROPERTIES        BALANCE (2)       BALANCE         RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
     1950        -         1980            14         $    22,850,922       1.4%          6.0296%     3.95x       55.2%
     1981        -         1985             9              25,061,452       1.5%          6.0427%     2.65        52.7%
     1986        -         1990            32             138,893,458       8.6%          5.9344%     2.06        64.9%
     1991        -         1995            29             155,500,788       9.6%          5.9225%     2.02        63.4%
     1996        -         1999            59             259,071,051      16.0%          5.9971%     2.43        63.7%
     2000        -         2001            62             244,886,007      15.1%          5.7770%     2.80        62.0%
     2002        -         2003            78             775,061,559      47.8%          5.2462%     2.07        63.2%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   283         $ 1,621,325,236     100.0%          5.5935%     2.27x       63.0%
                                       =====================================================================================

MOST RECENT YEAR BUILT/RENOVATED:                             2003
OLDEST YEAR BUILT/RENOVATED:                                  1950
WTD. AVG. YEAR BUILT/RENOVATED:                               1999

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, THE YEAR RENOVATED, OR THE CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                       NUMBER OF                                         WEIGHTED
                                       UNDERLYING                       PERCENTAGE OF     AVERAGE                WEIGHTED
                                       MORTGAGED       CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF                    REAL           PRINCIPAL       MORTGAGE POOL    INTEREST   AVERAGE     CUT-OFF DATE
     OCCUPANCY RATES AT U/W (1)        PROPERTIES       BALANCE (2)        BALANCE         RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
     67%        -           85%            21         $    83,871,977       5.2%          5.8554%     1.41x       73.2%
     86%        -           90%            30             185,297,958      11.4%          5.6565%     1.49        72.0%
     91%        -           93%            26             186,345,663      11.5%          5.8296%     1.43        74.2%
     94%        -           95%            24             259,990,565      16.0%          5.7606%     1.56        69.0%
     96%        -           97%            24             126,947,374       7.8%          4.7508%     1.91        63.2%
     98%        -          100%            86             523,750,145      32.3%          5.2928%     1.92        64.4%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   211         $ 1,366,203,682      84.3%          5.4885%     1.69x       68.1%
                                       =====================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                            100%
MINIMUM OCCUPANCY RATE AT U/W (1):                             67%
WTD. AVG. OCCUPANCY RATE AT U/W (1):                           94%

(1)  DOES NOT INCLUDE HOSPITALITY OR COOPERATIVE PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                       NUMBER OF                        PERCENTAGE OF     AVERAGE                WEIGHTED
                                       UNDERLYING       CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
               RANGE OF                 MORTGAGE         PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
              U/W DSCRS                  LOANS          BALANCE (1)        BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
     1.15x       -        1.25            12          $    85,601,844        5.3%         5.7486%     1.23x        75.3%
     1.26        -        1.31            20              110,405,747        6.8%         5.8027%     1.29         76.9%
     1.32        -        1.37            39              271,969,199       16.8%         5.9683%     1.35         74.3%
     1.38        -        1.43            27              115,738,277        7.1%         6.0160%     1.40         74.2%
     1.44        -        1.49            32              146,049,134        9.0%         5.8367%     1.47         73.4%
     1.50        -        1.55            14               65,390,710        4.0%         6.1221%     1.52         71.5%
     1.56        -        1.76            30              286,258,618       17.7%         5.9760%     1.64         67.0%
     1.77        -        2.07            17              158,258,226        9.8%         5.6286%     1.84         57.2%
     2.08        -        3.08            16              165,039,631       10.2%         4.4978%     2.41         52.9%
     3.09        -        5.09            17              128,437,113        7.9%         4.0829%     3.65         40.5%
     5.10        -        7.10            13               28,092,883        1.7%         5.7906%     6.11         13.9%
     7.11        -       12.11            10               33,113,338        2.0%         5.4419%     9.34          8.2%
     12.12       -       32.02x           15               26,970,516        1.7%         5.6694%    17.70          4.5%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  262          $ 1,621,325,236      100.0%         5.5935%     2.27x        63.0%
                                       =====================================================================================

MAXIMUM U/W DSCR:                                             32.02x
MINIMUM U/W DSCR:                                              1.15x
WTD. AVG. U/W DSCR:                                            2.27x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                         WEIGHTED
                                       NUMBER OF                        PERCENTAGE OF     AVERAGE                 WEIGHTED
                                       UNDERLYING       CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF CUT-OFF DATE            MORTGAGE         PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
      LOAN-TO-VALUE RATIOS (1)           LOANS           BALANCE (1)       BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
     1.8%        -        10.0%           28          $    61,632,397        3.8%         5.5568%    12.70x         6.5%
     10.1%       -        20.0%           22               54,862,320        3.4%         5.8860%     5.35         15.8%
     20.1%       -        30.0%            7               24,258,806        1.5%         5.7686%     3.31         23.8%
     30.1%       -        40.0%            7               19,595,864        1.2%         6.0726%     2.46         34.7%
     40.1%       -        50.0%            4              106,812,268        6.6%         3.6937%     3.18         48.0%
     50.1%       -        60.0%           20              237,378,997       14.6%         4.7044%     2.04         56.7%
     60.1%       -        65.0%           19               90,896,519        5.6%         6.1585%     1.86         62.8%
     65.1%       -        70.0%           35              296,375,075       18.3%         5.8799%     1.56         66.9%
     70.1%       -        74.5%           45              236,615,046       14.6%         6.2185%     1.43         72.1%
     74.6%       -        75.0%           13               66,682,801        4.1%         6.0008%     1.42         74.8%
     75.1%       -        77.0%           14              101,662,709        6.3%         5.9902%     1.37         75.8%
     77.1%       -        77.5%            7               65,339,994        4.0%         5.9703%     1.41         77.4%
     77.6%       -        78.5%            8               28,437,981        1.8%         5.7421%     1.34         78.2%
     78.6%       -        79.5%           24              146,836,016        9.1%         5.6387%     1.39         79.1%
     79.6%       -        80.0%            7               63,758,664        3.9%         5.6097%     1.27         79.9%
     80.1%       -        81.3%            2               20,179,779        1.2%         5.5193%     1.35         81.2%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  262          $ 1,621,325,236      100.0%         5.5935%     2.27x        63.0%
                                       =====================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                           81.3%
MINIMUM CUT-OFF DATE LTV RATIO (1):                            1.8%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                         63.0%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                     NUMBER OF                                       WEIGHTED
                                     UNDERLYING                      PERCENTAGE OF   AVERAGE                 WEIGHTED
                                     MORTGAGED      CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                                        REAL          PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
STATE                                PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
New York                                 70       $    324,249,998       20.0%        5.7389%     4.39x       42.8%
California                               27            319,427,624       19.7%        4.9440%     2.11        59.8%
    Southern California (2)              18            201,187,092       12.4%        5.5130%     1.60        63.5%
    Northern California (2)               9            118,240,532        7.3%        3.9760%     2.97        53.5%
Texas                                    45            207,134,136       12.8%        5.9202%     1.41        75.9%
Wisconsin                                 8             98,698,184        6.1%        3.9304%     2.08        64.4%
Ohio                                     13             77,177,136        4.8%        5.4938%     1.41        76.8%
Illinois                                  7             53,424,898        3.3%        5.9592%     1.60        61.1%
Florida                                  13             51,570,869        3.2%        5.7482%     1.70        70.5%
Virginia                                  5             44,817,970        2.8%        6.3529%     1.89        65.7%
Washington                                6             39,256,137        2.4%        6.3839%     1.56        69.7%
Oklahoma                                  5             38,209,106        2.4%        5.7863%     1.55        70.1%
Georgia                                   5             34,813,151        2.1%        5.8101%     1.39        75.1%
North Carolina                            3             33,520,550        2.1%        5.9365%     1.36        71.8%
Michigan                                  6             30,107,033        1.9%        6.2107%     1.85        67.9%
Maryland                                  1             26,341,707        1.6%        6.8800%     1.57        71.0%
New Hampshire                             1             23,000,000        1.4%        5.3800%     2.34        61.2%
Indiana                                   7             21,970,651        1.4%        5.8741%     1.43        74.2%
New Mexico                                4             20,575,416        1.3%        5.9137%     1.48        72.7%
Arizona                                   3             19,432,147        1.2%        5.9817%     1.31        71.9%
Tennessee                                 5             16,418,988        1.0%        5.8912%     1.56        69.0%
Oregon                                    4             16,368,083        1.0%        5.9460%     1.36        75.0%
Nevada                                    2             15,906,435        1.0%        5.9581%     1.39        74.8%
Missouri                                  5             13,341,977        0.8%        6.0408%     1.45        74.4%
Connecticut                               5             12,407,904        0.8%        6.1293%     3.30        62.7%
Pennsylvania                              5             12,167,717        0.8%        6.0774%     1.55        69.4%
Utah                                      4             10,063,909        0.6%        6.6075%     1.74        66.1%
New Jersey                                3             10,025,307        0.6%        6.5700%     1.37        69.7%
Kansas                                    2              9,415,725        0.6%        5.4447%     1.31        79.8%
Hawaii                                    1              5,469,842        0.3%        6.1800%     2.10        41.2%
Massachusetts                             1              4,685,646        0.3%        5.6400%     1.41        67.9%
Louisiana                                 3              4,419,383        0.3%        6.2610%     2.18        54.3%
Iowa                                      1              4,328,747        0.3%        6.6600%     1.79        68.7%
Arkansas                                  3              4,000,706        0.2%        6.2247%     1.31        71.0%
Colorado                                  1              3,919,551        0.2%        6.1300%     1.34        74.7%
Kentucky                                  2              2,983,290        0.2%        6.4800%     1.55        70.5%
Nebraska                                  1              2,518,087        0.2%        5.9300%     1.30        68.1%
Maine                                     1              1,785,876        0.1%        6.4300%     1.72        70.0%
South Dakota                              1              1,710,516        0.1%        6.0700%     1.36        75.2%
South Carolina                            1              1,705,551        0.1%        5.9900%     1.37        72.3%
Minnesota                                 1              1,692,856        0.1%        5.9700%     1.33        62.7%
Alabama                                   1              1,191,004        0.1%        6.3700%     1.51        64.0%
Mississippi                               1              1,071,422        0.1%        6.0700%     1.36        75.2%
                                     -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 283       $  1,621,325,236      100.0%        5.5935%     2.27x       63.0%
                                     ===================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.
     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                  WEIGHTED
                                NUMBER OF                         PERCENTAGE OF   AVERAGE                  WEIGHTED
                               UNDERLYING      CUT-OFF DATE          INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                MORTGAGE        PRINCIPAL         MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
LOAN TYPE                        LOANS         BALANCE (1)           BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
Balloon                            235       $  1,317,222,027         81.2%        5.7099%     2.00x        65.0%
Interest Only                       12            165,616,000         10.2%        4.2129%     4.98         44.3%
ARD                                  7            109,594,705          6.8%        6.1283%     1.54         69.6%
Fully Amortizing                     8             28,892,504          1.8%        6.1741%     1.87         52.1%
                               --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            262       $  1,621,325,236        100.0%        5.5935%     2.27x        63.0%
                               ======================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                NUMBER OF                                         WEIGHTED
                               UNDERLYING                         PERCENTAGE OF   AVERAGE                  WEIGHTED
                                MORTGAGED       CUT-OFF DATE         INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  REAL           PRINCIPAL        MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                  PROPERTIES       BALANCE (1)          BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
Multifamily                        159       $     575,557,639        35.5%        5.7894%     3.13x        58.6%
Retail                              59             531,301,606        32.8%        4.9993%     1.98         62.7%
Mixed Use                           11             203,594,514        12.6%        5.8097%     1.59         67.6%
Office                              23             142,900,764         8.8%        5.6396%     1.58         68.1%
Hotel                               11              99,848,632         6.2%        6.7955%     1.71         67.5%
Self Storage                        13              35,020,823         2.2%        6.1065%     1.44         68.4%
Industrial                           7              33,101,259         2.0%        6.0290%     1.40         72.1%
                               --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            283       $   1,621,325,236       100.0%        5.5935%     2.27x        63.0%
                               ======================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                      NUMBER OF                                        WEIGHTED
                                     UNDERLYING                       PERCENTAGE OF    AVERAGE                   WEIGHTED
                                      MORTGAGED    CUT-OFF DATE          INITIAL       MORTGAGE   WEIGHTED       AVERAGE
                 PROPERTY               REAL        PRINCIPAL         MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE    SUB-TYPE            PROPERTIES    BALANCE (1)           BALANCE         RATE     U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                 Conventional            83        $   386,378,736        23.8%         5.7917%     1.45x         74.9%
                 Cooperative             61            155,272,922         9.6%         5.7446%     7.67          15.2%
                 Manufactured            15             33,905,981         2.1%         5.9683%     1.54          71.8%
                 Housing
                                     --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 159        $   575,557,639        35.5%         5.7894%     3.13x         58.6%
                                     ======================================================================================

RETAIL
                 Anchored  (2)           42        $   486,881,430        30.0%         4.9007%     2.02x         62.3%
                 Unanchored              17             44,420,176         2.7%         6.0811%     1.55          67.9%
                                     --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $   531,301,606        32.8%         4.9993%     1.98x         62.7%
                                     ======================================================================================

HOTEL
                 Full Service             6        $    74,852,545         4.6%         6.8195%     1.68x         68.5%
                 Limited Service          5             24,996,087         1.5%         6.7234%     1.83          64.7%
                                     --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  11        $    99,848,632         6.2%         6.7955%     1.71x         67.5%
                                     ======================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                          WEIGHTED         WEIGHTED
                                                                                           AVERAGE         AVERAGE
                                        NUMBER OF                       PERCENTAGE OF     REMAINING       REMAINING
                RANGE OF               UNDERLYING    CUT-OFF DATE          INITIAL         LOCKOUT         LOCKOUT
           REMAINING TERMS TO           MORTGAGE       PRINCIPAL        MORTGAGE POOL       PERIOD      PLUS YM PERIOD
     STATED MATURITY (YEARS) (1) (2)      LOANS       BALANCE (1)          BALANCE       (MONTHS) (1)    (MONTHS) (1)
----------------------------------------------------------------------------------------------------------------------
     45            -              60       16       $    251,051,150        15.5%             47               47
     61            -              90       11             43,601,703         2.7%             74               78
     91            -             110        9             26,731,548         1.6%             99              104
     111           -             115       92            393,967,541        24.3%            107              109
     116           -             120      123            867,335,589        53.5%            106              113
     121           -             296       11             38,637,706         2.4%            133              227
                                       -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   262       $  1,621,325,236       100.0%             97              103
                                       ===============================================================================

                                           WEIGHTED
                                            AVERAGE              WEIGHTED
                                           REMAINING             AVERAGE
                RANGE OF                LOCKOUT PLUS YM         REMAINING
           REMAINING TERMS TO          PLUS PREMIUM PERIOD       MATURITY
     STATED MATURITY (YEARS) (1) (2)       (MONTHS) (1)       (MONTHS) (1) (2)
------------------------------------------------------------------------------
     45            -              60           47                    53
     61            -              90           78                    81
     91            -             110          104                   107
     111           -             115          110                   114
     116           -             120          113                   118
     121           -             296          232                   235
                                       ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                       104                   108
                                       =======================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                           WEIGHTED        WEIGHTED
                                                                                           AVERAGE         AVERAGE
                                        NUMBER OF                       PERCENTAGE OF     REMAINING       REMAINING
                                       UNDERLYING     CUT-OFF DATE         INITIAL         LOCKOUT         LOCKOUT
                                        MORTGAGE        PRINCIPAL       MORTGAGE POOL       PERIOD      PLUS YM PERIOD
     PREPAYMENT OPTION                    LOANS        BALANCE (1)         BALANCE       (MONTHS) (1)    (MONTHS) (1)
----------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                       200      $   1,407,806,226       86.8%            102              102
Lockout / Yield Maintenance                 25            114,321,542        7.1%             40              133
Lockout / Static                            29             57,991,608        3.6%            103              103
Yield Maintenance                            7             34,491,942        2.1%              0               82
Lockout / Defeasance /                       1              6,713,918        0.4%             91               91
Static
                                       -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    262      $   1,621,325,236      100.0%             97              103
                                       ===============================================================================

                                            WEIGHTED
                                            AVERAGE              WEIGHTED
                                           REMAINING             AVERAGE
                                        LOCKOUT PLUS YM         REMAINING
                                       PLUS PREMIUM PERIOD        MATURITY
     PREPAYMENT OPTION                     (MONTHS) (1)       (MONTHS) (1) (2)
------------------------------------------------------------------------------
Lockout / Defeasance                          102                  106
Lockout / Yield Maintenance                   133                  137
Lockout / Static                              120                  124
Yield Maintenance                              82                   86
Lockout / Defeasance /                        108                  114
Static
                                       ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                       104                  108
                                       =======================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                           NUMBER
         MONTHS SINCE     MORTGAGE      OUTSTANDING     % OF POOL      YIELD      PREPAYMENT   % OF POOL
 DATE    CUT-OFF DATE       LOANS       BALANCE (MM)     LOCKOUT    MAINTENANCE    PREMIUM        OPEN      TOTAL
-------------------------------------------------------------------------------------------------------------------
MAR-04         0            262        $      1,621.3      97.87%      2.13%         0.00%        0.00%     100.0%

MAR-05        12            262        $      1,602.8      97.75%      2.25%         0.00%        0.00%     100.0%

MAR-06        24            262        $      1,582.6      97.74%      2.26%         0.00%        0.00%     100.0%

MAR-07        36            262        $      1,559.7      93.60%      6.40%         0.00%        0.00%     100.0%

MAR-08        48            260        $      1,506.6      84.55%      8.48%         0.00%        0.00%     100.0%

MAR-09        60            246        $      1,272.5      90.54%      9.46%         0.00%        0.00%     100.0%

MAR-10        71            246        $      1,248.3      90.50%      9.50%         0.00%        0.00%     100.0%

MAR-11        84            246        $      1,185.5      90.44%      9.32%         0.00%        0.23%     100.0%

MAR-12        96            234        $      1,154.8      90.16%      9.27%         0.57%        0.00%     100.0%

MAR-13       108            231        $      1,120.2      82.80%      9.29%         4.76%        3.14%     100.0%

MAR-14       120             11        $         29.4      61.89%     38.11%         0.00%        0.00%     100.0%

MAR-15       132             11        $         28.1      61.97%     38.03%         0.00%        0.00%     100.0%

MAR-16       144             10        $         22.3      54.60%     45.40%         0.00%        0.00%     100.0%

MAR-17       156             10        $         21.1      54.68%     45.32%         0.00%        0.00%     100.0%

MAR-18       168             10        $         19.7      54.78%     45.22%         0.00%        0.00%     100.0%

MAR-19       180              7        $         14.4      33.11%     57.45%         9.44%        0.00%     100.0%

MAR-20       192              7        $         13.1      34.09%     57.46%         8.44%        0.00%     100.0%

MAR-21       204              6        $         10.4      26.64%     65.24%         8.12%        0.00%     100.0%

MAR-22       216              6        $          9.0      27.73%     66.04%         6.22%        0.00%     100.0%

MAR-23       228              6        $          7.5      29.35%     67.21%         3.44%        0.00%     100.0%

MAR-24       240              2        $          6.0      31.70%     68.28%         0.00%        0.00%     100.0%

MAR-25       252              2        $          5.0      31.72%     68.28%         0.00%        0.00%     100.0%

MAR-26       264              2        $          3.9      31.76%     68.24%         0.00%        0.00%     100.0%

MAR-27       276              2        $          2.8      37.87%     68.13%         0.00%        0.00%     100.0%

MAR-28       288              2        $          1.5      32.22%     67.78%         0.00%        0.00%     100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE THE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN-TO-VALUE RATIOS FOR
                         COOPERATIVE MORTGAGE LOANS (1)

                                                                                         WEIGHTED                WEIGHTED
              RANGE OF                  NUMBER OF                       PERCENTAGE OF    AVERAGE                 AVERAGE
               CUT-OFF                 UNDERLYING       CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED    CUT-OFF DATE
             CO-OP BASIS                MORTGAGE         PRINCIPAL      MORTGAGE POOL    INTEREST   AVERAGE     CO-OP BASIS
               LTV (1)                    LOANS         BALANCE (1)        BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
     1.8%         -        9.9%            27         $    60,884,674        3.8%         5.5521%    12.79x         6.5%
     10.0%        -       19.9%            23              55,610,043        3.4%         5.8868%     5.35         15.7%
     20.0%        -       29.9%             7              24,258,806        1.5%         5.7686%     3.31         23.8%
     30.0%        -       37.1%             4              14,519,399        0.9%         5.9672%     2.37         34.9%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    61         $   155,272,922        9.6%         5.7446%     7.67x        15.2%
                                       =====================================================================================

                                          WEIGHTED
              RANGE OF                    AVERAGE
               CUT-OFF                  CUT-OFF DATE
             CO-OP BASIS                RENTAL BASIS
               LTV (1)                  LTV RATIO (1)
-----------------------------------------------------
     1.8%         -        9.9%             12.6%
     10.0%        -       19.9%             25.7%
     20.0%        -       29.9%             40.0%
     30.0%        -       37.1%             50.4%
                                       --------------
TOTAL/WEIGHTED AVERAGE:                     25.1%
                                       ==============

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):               37.1%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):                1.8%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):             15.2%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN-TO-VALUE RATIOS FOR
                         COOPERATIVE MORTGAGE LOANS (1)

                                                                                         WEIGHTED                 WEIGHTED
             RANGE OF                   NUMBER OF                       PERCENTAGE OF    AVERAGE                  AVERAGE
              CUT-OFF                  UNDERLYING       CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED    CUT-OFF DATE
           RENTAL BASIS                 MORTGAGE         PRINCIPAL      MORTGAGE POOL    INTEREST   AVERAGE     CO-OP BASIS
              LTV (1)                     LOANS         BALANCE (1)        BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
     3.8%        -        10.0%           12          $    15,276,027       0.9%          5.5362%    20.78x         4.4%
     10.1%       -        20.0%           17               48,836,676       3.0%          5.5774%    10.12          7.5%
     20.1%       -        30.0%           14               35,408,371       2.2%          5.7476%     5.61         15.1%
     30.1%       -        56.7%           18               55,751,849       3.4%          5.9462%     3.25         24.9%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61          $   155,272,922       9.6%          5.7446%     7.67x        15.2%
                                       =====================================================================================

                                           WEIGHTED
             RANGE OF                      AVERAGE
              CUT-OFF                    CUT-OFF DATE
           RENTAL BASIS                  RENTAL BASIS
              LTV (1)                   LTV RATIO (1)
-----------------------------------------------------
     3.8%        -        10.0%              7.3%
     10.1%       -        20.0%             14.3%
     20.1%       -        30.0%             23.3%
     30.1%       -        56.7%             40.6%
                                       --------------
TOTAL/WEIGHTED AVERAGE:                     25.1%
                                       ==============

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):              56.7%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):               3.8%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):            25.1%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                         WEIGHTED                WEIGHTED
                                       NUMBER OF                        PERCENTAGE OF     AVERAGE                AVERAGE
            PERCENTAGE                 UNDERLYING      CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED    CUT-OFF DATE
           OF SPONSOR-                  MORTGAGE         PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CO-OP BASIS
           OWNED UNITS                   LOANS          BALANCE (1)        BALANCE         RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
               None                        28         $    69,590,592        4.3%         5.8094%     9.30x        13.2%
     1.3%        -         9.9%             8              13,518,402        0.8%         5.6714%     9.13         17.9%
     10.0%       -        19.9%            10              30,278,186        1.9%         5.4793%     7.41         11.1%
     20.0%       -        29.9%             7              24,283,032        1.5%         5.8615%     4.77         19.9%
     30.0%       -        39.9%             3              12,741,598        0.8%         5.8683%     4.55         23.1%
     40.0%       -        78.9%             5               4,861,113        0.3%         5.7651%     4.62         16.0%
                                       ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    61         $   155,272,922        9.6%         5.7446%     7.67x        15.2%
                                       =============================================================================================

                                          WEIGHTED            WEIGHTED
                                          AVERAGE             AVERAGE
            PERCENTAGE                   CUT-OFF DATE         PERCENT OF
           OF SPONSOR-                   RENTAL BASIS       SPONSOR-OWNED
           OWNED UNITS                  LTV RATIO (1)           UNITS
-------------------------------------------------------------------------
               None                         23.9%                0.0%
     1.3%        -         9.9%             28.1%                5.3%
     10.0%       -        19.9%             19.9%               15.5%
     20.0%       -        29.9%             30.3%               25.5%
     30.0%       -        39.9%             28.9%               35.6%
     40.0%       -        78.9%             30.9%               59.9%
                                       ----------------------------------
TOTAL/WEIGHTED AVERAGE:                     25.1%               12.3%
                                       ==================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                     78.9%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):                 1.3%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:                  12.3%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED
     UNITS.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                        NUMBER OF                                        WEIGHTED
                                       UNDERLYING                       PERCENTAGE OF     AVERAGE                 WEIGHTED
                                        MORTGAGED       CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                                          REAL           PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD                          PROPERTIES       BALANCE (1)        BALANCE         RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Fee                                        279        $ 1,426,881,530       88.0%         5.7723%     2.22x        64.5%
Leasehold                                   3             193,246,286       11.9%         4.2737%     2.56         52.1%
Fee/Leasehold                               1               1,197,421        0.1%         5.6100%     12.34        10.7%
                                       -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    283        $ 1,621,325,236      100.0%         5.5935%     2.27x        63.0%
                                       =====================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2004.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                   PAGE(S)
------------------                                                   -------
Certificate Distribution Detail                                         2
Certificate Factor Detail                                               3
Reconciliation Detail                                                   4
Other Required Information                                              5
Ratings Detail                                                          6
Current Mortgage Loan and Property Stratification Tables              7 - 9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14 - 15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Bldg. 82
Suite 700
Overland Park, KS 66210


Contact:      Brad Hauger
Phone Number: (913) 253-9000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105


Contact:      Marty O'Conner
Phone Number: (816) 221-8800

                            MASTER & SPECIAL SERVICER

National Cooperative Bank, FSB
1725 Eye Street, NW
Washington, DC 20006


Contact:      Kathleen Luzik
Phone Number: (202) 336-7633

                                SPECIAL SERVICER

Lennar Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139


Contact: Steve Bruha
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 1 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                         CERTIFICATE DISTRIBUTION DETAIL

  Class\            Pass-Through   Original   Beginning     Principal      Interest     Prepayment
Component   CUSIP       Rate       Balance     Balance    Distribution   Distribution    Premium
--------------------------------------------------------------------------------------------------
   A-1                 0.000000%       0.00        0.00           0.00           0.00         0.00
   A-2                 0.000000%       0.00        0.00           0.00           0.00         0.00
   A-3                 0.000000%       0.00        0.00           0.00           0.00         0.00
   A-4                 0.000000%       0.00        0.00           0.00           0.00         0.00
    B                  0.000000%       0.00        0.00           0.00           0.00         0.00
    C                  0.000000%       0.00        0.00           0.00           0.00         0.00
    D                  0.000000%       0.00        0.00           0.00           0.00         0.00
    E                  0.000000%       0.00        0.00           0.00           0.00         0.00
    F                  0.000000%       0.00        0.00           0.00           0.00         0.00
    G                  0.000000%       0.00        0.00           0.00           0.00         0.00
    H                  0.000000%       0.00        0.00           0.00           0.00         0.00
    J                  0.000000%       0.00        0.00           0.00           0.00         0.00
    K                  0.000000%       0.00        0.00           0.00           0.00         0.00
    L                  0.000000%       0.00        0.00           0.00           0.00         0.00
    M                  0.000000%       0.00        0.00           0.00           0.00         0.00
    N                  0.000000%       0.00        0.00           0.00           0.00         0.00
    O                  0.000000%       0.00        0.00           0.00           0.00         0.00
    P                  0.000000%       0.00        0.00           0.00           0.00         0.00
    R                  0.000000%       0.00        0.00           0.00           0.00         0.00
    V                  0.000000%       0.00        0.00           0.00           0.00         0.00
--------------------------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------------------------

            Realized Loss /                                Current
  Class\    Additional Trust      Total       Ending    Subordination
Component    Fund Expenses     Distribution   Balance       Level
---------------------------------------------------------------------
   A-1                  0.00           0.00      0.00           0.00%
   A-2                  0.00           0.00      0.00           0.00%
   A-3                  0.00           0.00      0.00           0.00%
   A-4                  0.00           0.00      0.00           0.00%
    B                   0.00           0.00      0.00           0.00%
    C                   0.00           0.00      0.00           0.00%
    D                   0.00           0.00      0.00           0.00%
    E                   0.00           0.00      0.00           0.00%
    F                   0.00           0.00      0.00           0.00%
    G                   0.00           0.00      0.00           0.00%
    H                   0.00           0.00      0.00           0.00%
    J                   0.00           0.00      0.00           0.00%
    K                   0.00           0.00      0.00           0.00%
    L                   0.00           0.00      0.00           0.00%
    M                   0.00           0.00      0.00           0.00%
    N                   0.00           0.00      0.00           0.00%
    O                   0.00           0.00      0.00           0.00%
    P                   0.00           0.00      0.00           0.00%
    R                   0.00           0.00      0.00           0.00%
    V                   0.00           0.00      0.00           0.00%
====================================================================
  Totals
====================================================================

                                   Original   Beginning                                                 Ending
                    Pass-Through   Notional   Notional      Interest      Prepayment       Total       Notional
  Class     CUSIP       Rate        Amount     Amount     Distribution     Premium      Distribution    Amount
---------------------------------------------------------------------------------------------------------------
   A-X                 0.000000%       0.00        0.00           0.00           0.00           0.00       0.00
   A-SP                0.000000%       0.00        0.00           0.00           0.00           0.00       0.00
   A-Y                 0.000000%       0.00        0.00           0.00           0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2003, Wells Fargo Bank, N.A.                              Page 2 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                           CERTIFICATE FACTOR DETAIL

                                                                               Realized Loss /
                        Beginning     Principal      Interest     Prepayment  Additional Trust    Ending
 Class        CUSIP      Balance    Distribution   Distribution    Premium     Fund Expenses      Balance
------------------------------------------------------------------------------------------------------------
  A-1                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
  A-2                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
  A-3                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
  A-4                   0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   B                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   C                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   D                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   E                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   F                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   G                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   H                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   J                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   K                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   L                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   M                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   N                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   O                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   P                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   R                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000
   V                    0.00000000    0.00000000     0.00000000   0.00000000        0.00000000   0.00000000

                        Beginning                                   Ending
                         Notional     Interest      Prepayment     Notional
 Class        CUSIP       Amount    Distribution     Premium        Amount
------------------------------------------------------------------------------
  A-X                   0.00000000    0.00000000     0.00000000   0.00000000
  A-SP                  0.00000000    0.00000000     0.00000000   0.00000000
  A-Y                   0.00000000    0.00000000     0.00000000   0.00000000

Copyright 2003, Wells Fargo Bank, N.A.                              Page 3 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                                       0.00
Servicing Advances Outstanding                                   0.00

Reimbursement for Interest on P & I
Advances paid from general collections                           0.00

Reimbursement for Interest on Servicing
Advances paid from general collections                           0.00

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

          Accrued         Uncovered                             Certificate         Unpaid         Optimal Interest   Interest
        Certificate       Prepayment       Indemnification   Deferred Interest     Interest          Distribution     Shortfall
Class     Interest    Interest Shortfall      Expenses             Amount       Shortfall Amount        Amount         Amount
---------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
 A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
---------------------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------------------

                          Appraisal
          Interest        Reduction
 Class  Distribution        Amount
---------------------------------------
  A-1
  A-2
  A-3
  A-4
  A-X
  A-SP
  A-Y
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
---------------------------------------
 Total
---------------------------------------

Copyright 2003, Wells Fargo Bank, N.A.                              Page 4 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                       0.00

Aggregate Number of Outstanding Loans                                  0
Aggregate Unpaid Principal Balance of Loans                         0.00
Aggregate Stated Principal Balance of Loans                         0.00

Aggregate Amount of Servicing Fee                                   0.00
Aggregate Amount of Special Servicing Fee                           0.00
Aggregate Amount of Trustee Fee                                     0.00
Aggregate Amount of Primary Servicing Fee Fee                       0.00
Aggregate Trust Fund Expenses                                       0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                                          0
  Aggregate Unpaid Principal Balance                                0.00

Appraisal Reduction Amount

               Appraisal    Cumulative   Most Recent
   Loan        Reduction       ASER       App. Red.
  Number         Amount       Amount         Date
----------------------------------------------------
----------------------------------------------------
  Total
----------------------------------------------------

Copyright 2003, Wells Fargo Bank, N.A.                              Page 5 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                                 RATINGS DETAIL

                         Original Ratings        Current Ratings (1)
                     -----------------------   -----------------------
Class      CUSIP     Fitch   Moody's   S & P   Fitch   Moody's   S & P
----------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
 A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P

  NR  - Designates that the class was not rated by the above agency at the time of original issuance.
   X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
  N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 2003, Wells Fargo Bank, N.A.                              Page 6 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

                                        % of
 Scheduled      # of      Scheduled     Agg.      WAM              Weighted
  Balance       Loans      Balance      Bal.      (2)      WAC    Avg DSCR (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

                                   STATE (3)

                                        % of
                # of      Scheduled     Agg.      WAM              Weighted
   State        Props      Balance      Bal.      (2)      WAC    Avg DSCR (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 7 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                            DEBT SERVICE COVERAGE RATIO (1)

                                           % of
   Debt Service      # of    Scheduled     Agg.    WAM            Weighted
  Coverage Ratio     Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

                               PROPERTY TYPE (3)

                                           % of
     Property        # of    Scheduled     Agg.    WAM            Weighted
       Type          Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

                                   NOTE RATE

                                           % of
      Note           # of    Scheduled     Agg.    WAM            Weighted
      Rate           Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

                                   SEASONING

                                           % of
                     # of    Scheduled     Agg.    WAM            Weighted
      Seasoning      Loans    Balance      Bal.    (2)    WAC   Avg DSCR (1)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 8 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                        % of
Anticipated Remaining  # of  Scheduled  Agg.  WAM       Weighted
      Term (2)         Loans  Balance   Bal.  (2) WAC  Avg DSCR(1)
------------------------------------------------------------------
------------------------------------------------------------------
      Totals
------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                   % of
Remaining Stated  # of   Scheduled  Agg. WAM         Weighted
      Term        Loans   Balance   Bal. (2)  WAC   Avg DSCR(1)
---------------------------------------------------------------
---------------------------------------------------------------
      Totals
---------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                        % of
Remaining Amortization # of  Scheduled   Agg. WAM       Weighted
         Term          Loans  Balance    Bal. (2) WAC  Avg DSCR(1)
------------------------------------------------------------------
------------------------------------------------------------------
        Totals
------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                   % of
    Age of Most   # of   Scheduled Agg.  WAM         Weighted
    Recent NOI    Loans  Balance   Bal.  (2)  WAC   Avg DSCR(1)
---------------------------------------------------------------
---------------------------------------------------------------
      Totals
---------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2003, Wells Fargo Bank, N.A.                              Page 9 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                              MORTGAGE LOAN DETAIL

                                                                Anticipated              Neg.  Beginning    Ending    Paid
  Loan         Property              Interest  Principal Gross   Repayment    Maturity  Amort  Scheduled   Scheduled  Thru
 Number  ODCR  Type (1)  City  State Payment    Payment  Coupon    Date         Date    (Y/N)   Balance     Balance   Date
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------

         Appraisal    Appraisal   Res.   Mod.
  Loan   Reduction    Reduction  Strat.  Code
 Number     Date       Amount     (2)    (3)
---------------------------------------------
---------------------------------------------
 Totals
---------------------------------------------

                             (1) PROPERTY TYPE CODE

MF -  Multi-Family
RT -  Retail
HC -  Health Care
IN -  Industrial
WH -  Warehouse
MH -  Mobile Home Park
OF -  Office
MU -  Mixed Use
LO -  Lodging
SS -  Self Storage
OT -  Other

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 2003, Wells Fargo Bank, N.A.                             Page 10 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                           PRINCIPAL PREPAYMENT DETAIL

                                              Principal Prepayment Amount                      Prepayment Premium
                     Offering Document    -------------------------------------------------------------------------------------
     Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount   Percentage Premium    Yield Maintenance Charge
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
        Totals
-------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank, N.A.                             Page 11 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                                HISTORICAL DETAIL

                                        Delinquencies
------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days  90 Days or More  Foreclosure      REO      Modifications
    Date      #   Balance  #   Balance   #    Balance    #   Balance   #   Balance #     Balance
------------------------------------------------------------------------------------------------
                 Prepayments          Rate and Maturities
------------------------------------------------------------
Distribution Curtailments   Payoff   Next Weighted Avg.
    Date     #     Amount  #   Amount  Coupon  Remit     WAM
------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2003, Wells Fargo Bank, N.A.                             Page 12 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                             DELINQUENCY LOAN DETAIL

                  Offering      # of                    Current    Outstanding  Status of  Resolution
                  Document      Months   Paid Through    P & I       P & I      Mortgage    Strategy    Servicing     Foreclosure
 Loan Number   Cross-Reference  Delinq.     Date        Advances   Advances**    Loan (1)   Code (2)   Transfer Date     Date
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------------------------------------------------------------

               Actual     Outstanding
              Principal   Servicing    Bankruptcy   REO
 Loan Number   Balance     Advances       Date      Date
---------------------------------------------------------
---------------------------------------------------------
 Totals
---------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 2003, Wells Fargo Bank, N.A.                             Page 13 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004


                     SPECIALLY SERVICED LOAN DETAIL - PART 1

           Offering      Servicing  Resolution                                                 Net
 Loan      Document      Transfer   Strategy   Scheduled  Property        Interest  Actual   Operating  DSCR          Note
Number  Cross-Reference    Date     Code (1)   Balance    Type (2)  State   Rate    Balance   Income    Date   DSCR   Date
----------------------------------------------------------------------------------------------------------------------------
                   Remaining
 Loan   Maturity  Amortization
Number    Date       Term
------------------------------

                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 2003, Wells Fargo Bank, N.A.                             Page 14 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                Offering     Resolution     Site
  Loan          Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
 Number      Cross-Reference   Code (1)     Date     Phase 1 Date    Date       Value      Property Revenue       Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


Copyright 2003, Wells Fargo Bank, N.A.                             Page 15 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                              MODIFIED LOAN DETAIL

                 Offering
    Loan         Document       Pre-Modification
   Number     Cross-Reference        Balance         Modification Date       Modification Description
-----------------------------------------------------------------------------------------------------
 Totals

Copyright 2003, Wells Fargo Bank, N.A.                             Page 16 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SE
                                 SERIES 2004-C1

                   For Additional Information, please contact
                            CTSLink Customer Service
                                 (301) 815-6600
                     Reports Available on the World Wide Web
                             @ www.ctslink.com/cmbs

                    PAYMENT DATE:   04/16/2004
                    RECORD DATE:    03/31/2004

                             LIQUIDATED LOAN DETAIL

                    Final
                   Recovery      Offering                                                   Gross Proceeds    Aggregate
       Loan      Determination    Document     Appraisal  Appraisal   Actual     Gross        as a % of       Liquidation
      Number         Date      Cross-Reference   Date      Value      Balance   Proceeds    Actual Balance    Expenses*
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------------------------------
 Cumulative Total
------------------------------------------------------------------------------------------------------------------------

                     Net         Net Proceeds               Repurchased
       Loan       Liquidation     as a % of     Realized    by Seller
      Number       Proceeds     Actual Balance    Loss        (Y/N)
----------------------------------------------------------------------
----------------------------------------------------------------------
  Current Total
----------------------------------------------------------------------
 Cumulative Total
----------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2003, Wells Fargo Bank, N.A.                             Page 17 of 17

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------         -------    -------    -------    -------    --------
Issue Date ...............................     100%       100%       100%       100%       100%
March 2005 ...............................      78         78         78         78         78
March 2006 ...............................      54         54         54         54         54
March 2007 ...............................      27         27         27         27         27
March 2008 and thereafter ................       0          0          0          0          0

WEIGHTED AVERAGE LIFE (IN YEARS)               2.1        2.1        2.1        2.1        2.1

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--         0% CPR     25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------         -------    -------    -------    -------    --------
Issue Date ...............................     100%       100%       100%       100%       100%
March 2005 ...............................     100        100        100        100        100
March 2006 ...............................     100        100        100        100        100
March 2007 ...............................     100        100        100        100        100
March 2008 ...............................      88         87         85         82         48
March 2009 and thereafter ................       0          0          0          0          0

WEIGHTED AVERAGE LIFE (IN YEARS)               4.4        4.4        4.4        4.3        4.1

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--         0% CPR     25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------         -------    -------    -------    -------    --------
Issue Date ...............................     100%       100%       100%       100%       100%
March 2005 ...............................     100        100        100        100        100
March 2006 ...............................     100        100        100        100        100
March 2007 ...............................     100        100        100        100        100
March 2008 ...............................     100        100        100        100        100
March 2009 ...............................      97         97         97         97         97
March 2010 ...............................      82         82         82         82         82
March 2011 ...............................      42         42         42         41         40
March 2012 ...............................      22         22         21         20         18
March 2013 and thereafter ................       0          0          0          0          0

WEIGHTED AVERAGE LIFE (IN YEARS)               7.0        7.0        7.0        7.0        6.9

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--         0% CPR     25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------         -------    -------    -------    -------    --------
Issue Date ...............................     100%       100%       100%       100%       100%
March 2005 ...............................     100        100        100        100        100
March 2006 ...............................     100        100        100        100        100
March 2007 ...............................     100        100        100        100        100
March 2008 ...............................     100        100        100        100        100
March 2009 ...............................     100        100        100        100        100
March 2010 ...............................     100        100        100        100        100
March 2011 ...............................     100        100        100        100        100
March 2012 ...............................     100        100        100        100        100
March 2013 ...............................     100         98         97         95         90
March 2014 and thereafter ................       0          0          0          0          0

WEIGHTED AVERAGE LIFE (IN YEARS)               9.6        9.6        9.6        9.5        9.3

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--         0% CPR     25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------         -------    -------    -------    -------    --------
Issue Date ...............................     100%       100%       100%       100%       100%
March 2005 ...............................     100        100        100        100        100
March 2006 ...............................     100        100        100        100        100
March 2007 ...............................     100        100        100        100        100
March 2008 ...............................     100        100        100        100        100
March 2009 ...............................     100        100        100        100        100
March 2010 ...............................     100        100        100        100        100
March 2011 ...............................     100        100        100        100        100
March 2012 ...............................     100        100        100        100        100
March 2013 ...............................     100        100        100        100        100
March 2014 and thereafter ................       0          0          0          0          0

WEIGHTED AVERAGE LIFE (IN YEARS)               9.9        9.9        9.8        9.8        9.7

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--         0% CPR     25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------         -------    -------    -------    -------    --------
Issue Date ...............................     100%       100%       100%       100%       100%
March 2005 ...............................     100        100        100        100        100
March 2006 ...............................     100        100        100        100        100
March 2007 ...............................     100        100        100        100        100
March 2008 ...............................     100        100        100        100        100
March 2009 ...............................     100        100        100        100        100
March 2010 ...............................     100        100        100        100        100
March 2011 ...............................     100        100        100        100        100
March 2012 ...............................     100        100        100        100        100
March 2013 ...............................     100        100        100        100        100
March 2014 and thereafter ................       0          0          0          0          0

WEIGHTED AVERAGE LIFE (IN YEARS)               9.9        9.9        9.9        9.8        9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

 DISTRIBUTION DATE        REFERENCE RATE       DISTRIBUTION DATE        REFERENCE RATE
--------------------   --------------------   --------------------   --------------------
     April 2004              5.62560%             October 2007             5.43987%
      May 2004               5.45574%            November 2007             5.60691%
     June 2004               5.62531%            December 2007             5.43892%
     July 2004               5.45547%             January 2008             5.60723%
    August 2004              5.62502%            February 2008             5.43775%
   September 2004            5.62489%              March 2008              5.43780%
    October 2004             5.45508%              April 2008              5.60586%
   November 2004             5.62460%               May 2008               5.43793%
   December 2004             5.45480%              June 2008               5.60614%
    January 2005             5.45463%              July 2008               5.43715%
   February 2005             5.45450%             August 2008              5.71343%
     March 2005              5.45487%            September 2008            5.71313%
     April 2005              5.62374%             October 2008             5.69447%
      May 2005               5.45399%            November 2008             5.87190%
     June 2005               5.62342%            December 2008             5.69596%
     July 2005               5.45368%             January 2009             5.70486%
    August 2005              5.62309%            February 2009             5.71399%
   September 2005            5.62294%              March 2009              5.71937%
    October 2005             5.45323%              April 2009              5.89363%
   November 2005             5.62260%               May 2009               5.71777%
   December 2005             5.45291%              June 2009               5.89433%
    January 2006             5.45272%              July 2009               5.71781%
   February 2006             5.45257%             August 2009              5.89436%
     March 2006              5.45297%            September 2009            5.89438%
     April 2006              5.62167%             October 2009             5.71788%
      May 2006               5.45206%            November 2009             5.89435%
     June 2006               5.62135%            December 2009             5.71775%
     July 2006               5.45176%             January 2010             5.71763%
    August 2006              5.62103%            February 2010             5.71753%
   September 2006            5.62089%              March 2010              5.71831%
    October 2006             5.45133%              April 2010              5.89371%
   November 2006             5.62055%               May 2010               5.71703%
   December 2006             5.45102%              June 2010               5.89346%
    January 2007             5.45084%              July 2010               5.71696%
   February 2007             5.45070%             August 2010              5.89320%
     March 2007              5.45118%            September 2010            5.89308%
     April 2007              5.61962%             October 2010             5.71890%
      May 2007               5.45014%            November 2010             5.89548%
     June 2007               5.61925%            December 2010             5.72018%
     July 2007               5.44980%             January 2011             5.71989%
    August 2007              5.61888%            February 2011             5.73044%
   September 2007            5.60877%              March 2011              5.73219%

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder will be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                       Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

      Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

-      have its own series designation;

-      consist of one or more classes with various payment characteristics;

-      evidence beneficial ownership interests in a trust established by us; and

-      be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

- some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is November 10, 2003.

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.....................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.......................................3
SUMMARY OF PROSPECTUS...................................................................4
RISK FACTORS...........................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS..............................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP....................................29
USE OF PROCEEDS........................................................................29
DESCRIPTION OF THE TRUST ASSETS........................................................30
YIELD AND MATURITY CONSIDERATIONS......................................................54
DESCRIPTION OF THE CERTIFICATES........................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS.................................................68
DESCRIPTION OF CREDIT SUPPORT..........................................................77
LEGAL ASPECTS OF MORTGAGE LOANS........................................................79
FEDERAL INCOME TAX CONSEQUENCES........................................................91
STATE AND OTHER TAX CONSEQUENCES......................................................125
ERISA CONSIDERATIONS..................................................................125
LEGAL INVESTMENT......................................................................128
PLAN OF DISTRIBUTION..................................................................130
LEGAL MATTERS.........................................................................131
FINANCIAL INFORMATION.................................................................131
RATING................................................................................131
GLOSSARY..............................................................................133

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

      We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.......................  Credit Suisse First Boston Mortgage
                                   Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.....  The securities that will be offered by this prospectus and the related prospectus
                                   supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                   Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS..........  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                   -     the issuance of each series of offered
                                         certificates;

                                   -     the creation of and transfer of assets
                                         to the related trust; and

                                   -     the servicing and administration of
                                         those assets.

                                   The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                   If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                   -     a master servicer that will generally
                                         be responsible for performing customary
                                         servicing duties with respect to those
                                         mortgage loans that are not defaulted
                                         or otherwise problematic in any
                                         material respect; and

                                   -     a special servicer that will generally
                                         be responsible for servicing and
                                         administering those mortgage loans that
                                         are defaulted or otherwise problematic
                                         in any material respect and real estate
                                         assets acquired as part of the related
                                         trust with respect to defaulted
                                         mortgage loans.

                                   The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                   If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                   In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS...........................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                   - rental or cooperatively-owned buildings with multiple dwelling units;

                                   -     retail properties related to the sale
                                         of consumer goods and other products,
                                         or related to providing entertainment,
                                         recreational or personal services, to
                                         the general public;

                                   -     office buildings;

                                   -     hospitality properties;

                                   -     casino properties;

                                   -     health care-related facilities;

                                   -     industrial facilities;

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

                                   -     warehouse facilities, mini-warehouse
                                         facilities and self-storage facilities;

                                   -     restaurants, taverns and other
                                         establishments involved in the food and
                                         beverage industry;

                                   -     manufactured housing communities,
                                         mobile home parks and recreational
                                         vehicle parks;

                                   -     recreational and resort properties;

                                   -     arenas and stadiums;

                                   -     churches and other religious
                                         facilities;

                                   -     parking lots and garages;

                                   -     mixed use properties;

                                   -     other income-producing properties;
                                         and/or

                                   -     unimproved land.

                                   The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                   - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                   - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                   -     may provide for no accrual of interest;

                                   -     may provide for level payments to
                                         stated maturity, for payments that
                                         reset in amount on one or more
                                         specified dates or for payments that
                                         otherwise adjust from time to time to
                                         accommodate changes in the mortgage
                                         interest rate or to reflect the
                                         occurrence of specified events;

                                   -     may be fully amortizing or,
                                         alternatively, may be partially
                                         amortizing or nonamortizing, with a
                                         substantial payment of principal due on
                                         its stated maturity date;

                                   - may permit the negative amortization or deferral of accrued interest;

                                   -     may prohibit some or all voluntary
                                         prepayments or require payment of a
                                         premium, fee or charge in connection
                                         with those prepayments;

                                   -     may permit defeasance and the release
                                         of real property collateral in
                                         connection with that defeasance;

                                   -     may provide for payments of principal,
                                         interest or both, on due dates that
                                         occur monthly, bi-monthly, quarterly,
                                         semi-annually, annually or at some
                                         other interval; and/or

                                   -     may have two or more component parts,
                                         each having characteristics that are
                                         otherwise described in this prospectus
                                         as being attributable to separate and
                                         distinct mortgage loans.

                                   Most, if not all, of the mortgage loans
                                   underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                   We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                   Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust
                                   Assets--Mortgage Loans."

                                   The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                   -     the security has been registered under
                                         the Securities Act of 1933, as amended;
                                         or

                                   - we would be free to publicly resell the security without registration.

                                   See "Description of the Trust
                                   Assets--Mortgage-Backed Securities."

                                   We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                   In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.......  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                   -     cash that would be applied to pay down
                                         the principal balances of certificates
                                         of that series; and/or

                                   - other mortgage loans or mortgage-backed securities that--

                                         1.    conform to the description of
                                               mortgage assets in this
                                               prospectus; and

                                         2.    satisfy the criteria set forth in
                                               the related prospectus
                                               supplement.

                                   In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                   -     conform to the description of mortgage
                                         assets in this prospectus; and

                                   -     satisfy the criteria set forth in the
                                         related prospectus supplement.

                                   No replacement of mortgage assets or
                                   acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.....................  An offered certificate may entitle the holder to receive--

                                   -     a stated principal amount;

                                   -     interest on a principal balance or
                                         notional amount, at a fixed, variable
                                         or adjustable pass-through rate;

                                   -     specified, fixed or variable portions
                                         of the interest, principal or other
                                         amounts received on the related
                                         mortgage assets;

                                   -     payments of principal, with
                                         disproportionate, nominal or no
                                         payments of interest;

                                   -     payments of interest, with
                                         disproportionate, nominal or no
                                         payments of principal;

                                   -     payments of interest or principal that
                                         commence only as of a specified date or
                                         only after the occurrence of specified
                                         events, such as the payment in full of
                                         the interest and principal outstanding
                                         on one or more other classes of
                                         certificates of the same series;

                                   -     payments of principal to be made, from
                                         time to time or for designated periods,
                                         at a rate that is--

                                         1.    faster and, in some cases,
                                               substantially faster, or

                                         2.    slower and, in some cases,
                                               substantially slower,

                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the related mortgage
                                         assets;

                                   -     payments of principal to be made,
                                         subject to available funds, based on a
                                         specified principal payment schedule or
                                         other methodology; or

                                   -     payments of all or part of the
                                         prepayment or repayment premiums, fees
                                         and charges, equity participations
                                         payments or other similar items
                                         received on the related mortgage
                                         assets.

                                   Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                   A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                   We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES.............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                   The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                   -     guaranteed investment contracts in
                                         accordance with which moneys held in
                                         the funds and accounts established with
                                         respect to those offered certificates
                                         will be invested at a specified rate;

                                   -     interest rate exchange agreements,
                                         interest rate cap or floor agreements,
                                         or other agreements and arrangements
                                         designed to reduce the effects of
                                         interest rate fluctuations on the
                                         related mortgage assets or on one or
                                         more classes of those offered
                                         certificates; or

                                   -     currency exchange agreements or other
                                         agreements and arrangements designed to
                                         reduce the effects of currency exchange
                                         rate fluctuations with respect to the
                                         related mortgage assets and one or more
                                         classes of those offered certificates.

                                   We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                   See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS..................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                   -     delinquent scheduled payments of
                                         principal and/or interest, other than
                                         balloon payments;

                                   -     property protection expenses;

                                   -     other servicing expenses; or

                                   -     any other items specified in the
                                         related prospectus supplement.

                                   Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                   If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION.............  We will describe in the related prospectus supplement any circumstances in which a
                                   specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                   -     all the mortgage assets in any
                                         particular trust, thereby resulting in
                                         a termination of the trust; or

                                   -     that portion of the mortgage assets in
                                         any particular trust as is necessary or
                                         sufficient to retire one or more
                                         classes of offered certificates of the
                                         related series.

                                   See "Description of the Certificates--
                                   Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES.....................  Any class of offered certificates will constitute or evidence ownership of--

                                   - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                   -     interests in a grantor trust under
                                         subpart E of Part I of subchapter J of
                                         the Internal Revenue Code of 1986.

                                   See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.....  If you are a fiduciary of a retirement plan or other employee benefit plan or
                                   arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT.................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

      The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

      The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

      - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

      - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

      - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

      THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

      - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

      - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

      - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

      - that principal prepayments on the related mortgage loans will be made;

      - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

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      -     of the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

      MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

      - the sufficiency of the net operating income of the applicable real property;

      - the market value of the applicable real property at or prior to maturity; and

      - the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

      MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

      -     the age, design and construction quality of the property;

      - perceptions regarding the safety, convenience and attractiveness of the property;

      - the characteristics of the neighborhood where the property is located;

      -     the proximity and attractiveness of competing properties;

      -     the existence and construction of competing properties;

      -     the adequacy of the property's management and maintenance;

      - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      -     demographic factors;

      -     customer tastes and preferences;

      -     retroactive changes in building codes; and

      - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

      - an increase in interest rates, real estate taxes and other operating expenses;

      - an increase in the capital expenditures needed to maintain the property or make improvements;

      - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      -     an increase in vacancy rates;

      -     a decline in rental rates as leases are renewed or replaced; and

      - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

      -     the length of tenant leases;

      -     the creditworthiness of tenants;

      -     the rental rates at which leases are renewed or replaced;

      -     the percentage of total property expenses in relation to revenue;

      - the ratio of fixed operating expenses to those that vary with revenues; and

      - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

      Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

      - to pay for maintenance and other operating expenses associated with the property;

      - to fund repairs, replacements and capital improvements at the property; and

      - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

      - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      -     an increase in tenant payment defaults;

      - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      - an increase in the capital expenditures needed to maintain the property or to make improvements; and

      -     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include--

      -     the business operated by the tenants;

      -     the creditworthiness of the tenants; and

      -     the number of tenants.

      DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

      - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

      - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

      -     changes in interest rates;

      -     the availability of refinancing sources;

      -     changes in governmental regulations, licensing or fiscal policy;

      -     changes in zoning or tax laws; and

      -     potential environmental or other legal liabilities.

      PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

      -     responding to changes in the local market;

      - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      -     operating the property and providing building services;

      -     managing operating expenses; and

      - ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      -     maintain or improve occupancy rates, business and cash flow;

      -     reduce operating and repair costs; and

      -     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

      COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

      -     rental rates;

      -     location;

      -     type of business or services and amenities offered; and

      -     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that--

      -     offers lower rents;

      -     has lower operating costs;

      -     offers a more favorable location; or

      -     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

      - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

      - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

      - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

      - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

      - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

      - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

      - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

      - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

      BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

      -     the fair market value and condition of the underlying real property;

      -     the level of interest rates;

      -     the borrower's equity in the underlying real property;

      -     the borrower's financial condition;

      -     the operating history of the underlying real property;

      -     changes in zoning and tax laws;

      -     changes in competition in the relevant area;

      -     changes in rental rates in the relevant area;

      -     changes in governmental regulation and fiscal policy;

      -     prevailing general and regional economic conditions;

      -     the state of the fixed income and mortgage markets; and

      - the availability of credit for multifamily rental or commercial properties.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

      - any adverse economic developments that occur in the locale, state or region where the properties are located;

      -     changes in the real estate market where the properties are located;

      - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

      - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

      Certain mortgage loans included in one of our trusts may either-

      - prohibit the related borrower from encumbering the related real property with additional secured debt, or

      - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

      However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

      The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

      To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

      Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

      The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

      CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      -     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      -     the related real property; or

      -     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

      -     the default is deemed to be immaterial;

      -     the exercise of those remedies would be inequitable or unjust; or

      -     the circumstances would render the acceleration unconscionable.

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      ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

      -     breach of contract involving a tenant, a supplier or other party;

      -     negligence resulting in a personal injury; or

      -     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

      -     war;

      -     revolution;

      -     governmental actions;

      -     floods and other water-related causes;

      -     earth movement, including earthquakes, landslides and mudflows;

      -     wet or dry rot;

      -     vermin; and

      -     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

      We cannot provide any assurance--

      - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      - that the results of the environmental testing were accurately evaluated in all cases;

      - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      -     tenants at the property, such as gasoline stations or dry cleaners;
            or

      - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      - agents or employees of the lender are deemed to have participated in the management of the borrower; or

      - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

      - any condition on the property that causes exposure to lead-based paint; and

      - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

      The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

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CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

      INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

      -     generally will not be reduced by losses from other activities;

      - for a tax-exempt holder, will be treated as unrelated business taxable income; and

      - for a foreign holder, will not qualify for any exemption from withholding tax.

      INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

      -     individuals;

      -     estates;

      -     trusts beneficially owned by any individual or estate; and

      - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may--

      - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      -     reduce monthly payments due under a mortgage loan;

      -     change the rate of interest due on a mortgage loan; or

      -     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

      - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986; and

      - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

      - you may have only limited access to information regarding your offered certificates;

      - you may suffer delays in the receipt of payments on your offered certificates; and

      - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

      We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

      We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

      We do not have, and do not expect to have in the future, any significant assets.

      Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

      We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

      We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

      -     various types of multifamily and/or commercial mortgage loans;

      - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      - a combination of mortgage loans and mortgage-backed securities of the types described above.

      We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

      GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

      - rental or cooperatively-owned buildings with multiple dwelling units;

      - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

      - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      -     office properties;

      - hospitality properties, such as hotels, motels and other lodging facilities;

      -     casino properties;

      - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      -     industrial properties;

      - warehouse facilities, mini-warehouse facilities and self-storage facilities;

      - restaurants, taverns and other establishments involved in the food and beverage industry;

      - manufactured housing communities, mobile home parks and recreational vehicle parks;

      - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

      -     arenas and stadiums;

      -     churches and other religious facilities;

      -     parking lots and garages;

      -     mixed use properties;

      -     other income-producing properties; and

      -     unimproved land.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      - a fee interest or estate, which consists of ownership of the property for an indefinite period;

      - an estate for years, which consists of ownership of the property for a specified period of years;

      - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

      -     shares in a cooperative corporation which owns the property; or

      -     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

      - first, to the payment of court costs and fees in connection with the foreclosure;

      -     second, to the payment of real estate taxes; and

      - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      -     the period of the delinquency;

      -     any forbearance arrangement then in effect;

      -     the condition of the related real property; and

      - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

      VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

      - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

      -     the types of services offered at the property;

      -     the location of the property;

      - the characteristics of the surrounding neighborhood, which may change over time;

      - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      - the ability of management to provide adequate maintenance and insurance;

      -     the property's reputation;

      - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      -     the ability of management to respond to competition;

      - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

      - the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      -     require written leases;

      -     require good cause for eviction;

      -     require disclosure of fees;

      -     prohibit unreasonable rules;

      -     prohibit retaliatory evictions;

      -     prohibit restrictions on a resident's choice of unit vendors;

      -     limit the bases on which a landlord may increase rent; or

      - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

      -     fixed percentages;

      -     percentages of increases in the consumer price index;

      -     increases set or approved by a governmental agency; or

      -     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

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      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

      Some mortgage loans underlying the offered certificates will be secured by--

      - the related borrower's interest in multiple units in a residential condominium project; and

      - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

      COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

      -     mortgage loan payments;

      -     real property taxes;

      -     maintenance expenses; and

      -     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      -     maintenance payments from the tenant/shareholders; and

      - any rental income from units or commercial space that the cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the

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sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

      RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      -     shopping centers;

      -     factory outlet centers;

      -     malls;

      -     automotive sales and service centers;

      -     consumer oriented businesses;

      -     department stores;

      -     grocery stores;

      -     convenience stores;

      -     specialty shops;

      -     gas stations;

      -     movie theaters;

      -     fitness centers;

      -     bowling alleys;

      -     salons; and

      -     dry cleaners.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

      -     to lower rents;

      -     to grant a potential tenant a free rent or reduced rent period;

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      -     to improve the condition of the property generally; or

      - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

      -     competition from other retail properties;

      - perceptions regarding the safety, convenience and attractiveness of the property;

      -     perceptions regarding the safety of the surrounding area;

      -     demographics of the surrounding area;

      - the strength and stability of the local, regional and national economies;

      -     traffic patterns and access to major thoroughfares;

      -     the visibility of the property;

      -     availability of parking;

      - the particular mixture of the goods and services offered at the property;

      -     customer tastes, preferences and spending patterns; and

      -     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

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

      Various factors will adversely affect the economic performance of an anchored retail property, including--

      -     an anchor tenant's failure to renew its lease;

      -     termination of an anchor tenant's lease;

      - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

      - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

      -     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

      -     factory outlet centers;

      -     discount shopping centers and clubs;

      -     catalogue retailers;

      -     television shopping networks and programs;

      -     internet web sites; and

      -     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

      - the number and quality of the tenants, particularly significant tenants, at the property;

      - the physical attributes of the building in relation to competing buildings;

      - the location of the property with respect to the central business district or population centers;

      - demographic trends within the metropolitan area to move away from or towards the central business district;

      - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

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

      -     the quality and philosophy of building management;

      -     access to mass transportation; and

      -     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

      -     rental rates;

      - the building's age, condition and design, including floor sizes and layout;

      -     access to public transportation and availability of parking; and

      - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

      -     the cost and quality of labor;

      -     tax incentives; and

      -     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

      -     full service hotels;

      -     resort hotels with many amenities;

      -     limited service hotels;

      - hotels and motels associated with national or regional franchise chains;

      - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      -     other lodging facilities.

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      Factors affecting the economic performance of a hospitality property include--

      - the location of the property and its proximity to major population centers or attractions;

      -     the seasonal nature of business at the property;

      -     the level of room rates relative to those charged by competitors;

      -     quality and perception of the franchise affiliation;

      - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      -     the existence or construction of competing hospitality properties;

      -     nature and quality of the services and facilities;

      -     financial strength and capabilities of the owner and operator;

      - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      - increases in operating costs, which may not be offset by increased room rates;

      - the property's dependence on business and commercial travelers and tourism; and

      - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

      -     the continued existence and financial strength of the franchisor;

      -     the public perception of the franchise service mark; and

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

      -     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

      - location, including proximity to or easy access from major population centers;

      -     appearance;

      - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      -     the existence or construction of competing casinos;

      -     dependence on tourism; and

      -     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      - providing alternate forms of entertainment, such as performers and sporting events; and

      -     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

      -     hospitals;

      -     skilled nursing facilities;

      -     nursing homes;

      -     congregate care facilities; and

      -     in some cases, assisted living centers and housing for seniors.

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      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

      -     statutory and regulatory changes;

      -     retroactive rate adjustments;

      -     administrative rulings;

      -     policy interpretations;

      -     delays by fiscal intermediaries; and

      -     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

      -     federal and state licensing requirements;

      -     facility inspections;

      -     rate setting;

      -     reimbursement policies; and

      - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

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      The value and operation of an industrial property depends on--

      - location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      - building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

      - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-store property depends on--

      -     building design;

      -     location and visibility;

      -     tenant privacy;

      -     efficient access to the property;

      - proximity to potential users, including apartment complexes or commercial users;

      -     services provided at the property, such as security;

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

      -     age and appearance of the improvements; and

      -     quality of management.

      RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

      - competition from facilities having businesses similar to a particular restaurant or tavern;

      - perceptions by prospective customers of safety, convenience, services and attractiveness;

      -     the cost, quality and availability of food and beverage products;

      - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      -     changes in demographics, consumer habits and traffic patterns;

      -     the ability to provide or contract for capable management; and

      - retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      -     segment;

      -     product;

      -     price;

      -     value;

      -     quality;

      -     service;

      -     convenience;

      -     location; and

      -     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      -     lower operating costs;

      -     more favorable locations;

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

      -     more effective marketing;

      -     more efficient operations; or

      -     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include--

      - actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2. require renovation, refurbishment, expansion or other expenditures;

      - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

      Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

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      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

      -     the number of comparable competing properties in the local market;

      -     the age, appearance and reputation of the property;

      -     the quality of management; and

      -     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      -     multifamily rental properties;

      -     cooperatively-owned apartment buildings;

      -     condominium complexes; and

      -     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      -     fixed percentages;

      -     percentages of increases in the consumer price index;

      -     increases set or approved by a governmental agency; or

      -     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

                                       45
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      RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

      -     the location and appearance of the property;

      -     the appeal of the recreational activities offered;

      - the existence or construction of competing properties, whether or not they offer the same activities;

      - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      -     geographic location and dependence on tourism;

      - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      -     sensitivity to weather and climate changes; and

      -     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

      -     the appeal of the particular event;

      -     the cost of admission;

      - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      - perceptions by prospective patrons of the safety of the surrounding area; and

      - the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

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      CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

      -     the number of rentable parking spaces and rates charged;

      - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      -     the amount of alternative parking spaces in the area;

      -     the availability of mass transit; and

      - the perceptions of the safety, convenience and services of the lot or garage.

      UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

      -     its location;

      -     its size;

      -     the surrounding neighborhood; and

      -     local zoning laws.

      DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      -     the successful operation of the property; and

      - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

      - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

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

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      -     make the loan payments on the related mortgage loan;

      -     cover operating expenses; and

      -     fund capital improvements at any given time.

      Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      -     some health care-related facilities;

      -     hotels and motels;

      -     recreational vehicle parks; and

      -     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      -     warehouses;

      -     retail stores;

      -     office buildings; and

      -     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

      -     increases in energy costs and labor costs;

      -     increases in interest rates and real estate tax rates; and

      -     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

      - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

      - the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      - the income capitalization method, which takes into account the property's projected net cash flow; or

      -     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example--

      - it is often difficult to find truly comparable properties that have recently been sold;

      - the replacement cost of a property may have little to do with its current market value; and

      - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

      - an original term to maturity of not more than approximately 40 years; and

      - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that--

      - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      -     provide for no accrual of interest;

      - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      -     permit the negative amortization or deferral of accrued interest;

      - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

      - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      - the type or types of property that provide security for repayment of the mortgage loans;

      - the earliest and latest origination date and maturity date of the mortgage loans;

      - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      -     more general information in the related prospectus supplement; and

      - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

      If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

      The mortgage backed-securities underlying a series of offered certificates may include--

      - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

      - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      - will have been registered under the Securities Act of 1933, as amended;

      -     will be exempt from the registration requirements of that Act;

      - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

      - may otherwise be resold by us publicly without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

      - the initial and outstanding principal amount(s) and type of the securities;

      - the original and remaining term(s) to stated maturity of the securities;

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

      - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      -     the payment characteristics of the securities;

      - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      -     a description of the related credit support, if any;

      -     the type of mortgage loans underlying the securities;

      - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      - the terms and conditions for substituting mortgage loans backing the securities; and

      - the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

      - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      -     other mortgage loans or mortgage-backed securities that--

            1. conform to the description of mortgage assets in this prospectus, and

            2. satisfy the criteria set forth in the related prospectus supplement.

      In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

      -     conform to the description of mortgage assets in this prospectus;
            and

      -     satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

      - the subordination or one or more other classes of certificates of the same series;

      -     a letter of credit;

      -     a surety bond;

      -     an insurance policy;

      -     a guarantee;

      -     a credit derivative; and/or

      -     a reserve fund.

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

      -     interest rate exchange agreements;

      -     interest rate cap agreements;

      -     interest rate floor agreements;

      -     currency exchange agreements; or

      - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

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

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      -     the price you paid for your offered certificates;

      -     the pass-through rate on your offered certificates; and

      -     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

      - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      -     the dates on which any balloon payments are due; and

      - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

      - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

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

      If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      - be based on the principal balances of some or all of the mortgage assets in the related trust; or

      - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

      - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

      -     the availability of mortgage credit;

      - the relative economic vitality of the area in which the related real properties are located;

      -     the quality of management of the related real properties;

      -     the servicing of the mortgage loans;

      -     possible changes in tax laws; and

      -     other opportunities for investment.

In general, those factors that increase--

      - the attractiveness of selling or refinancing a commercial or multifamily property; or

      - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      -     prepayment lock-out periods; and

      - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

      -     to convert to a fixed rate loan and thereby lock in that rate; or

      - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      -     realize its equity in the property;

      -     meet cash flow needs; or

      -     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

      -     the relative importance of those factors;

      - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

      -     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      -     scheduled amortization; or

      -     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

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

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      - the projected weighted average life of each class of those offered certificates with principal balances; and

      - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      -     to refinance the loan; or

      -     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      -     the bankruptcy of the borrower; or

      - adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

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      NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

      - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

      - the number of foreclosures with respect to the underlying mortgage loans; and

      - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

      - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      - the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

      - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      -     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      -     have the same series designation;

      -     were issued under the same Governing Document; and

      -     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      -     have the same class designation; and

      -     have the same payment terms.

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

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

      - a stated principal amount, which will be represented by its principal balance;

      - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

      - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      - payments of principal, with disproportionate, nominal or no payments of interest;

      - payments of interest, with disproportionate, nominal or no payments of principal;

      - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

      - payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

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PAYMENTS ON THE CERTIFICATES

      GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

      -     the periodic payment date for that series; and

      - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

      - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

      Interest may accrue with respect to any offered certificate on the basis of--

      -     a 360-day year consisting of twelve 30-day months;

      - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

      - the actual number of days elapsed during each relevant period in a normal calendar year; or

      -     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

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

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

      - based on the principal balances of some or all of the related mortgage assets; or

      - equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      -     payments of principal actually made to the holders of that class;
            and

      - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

      - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      -     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

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

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

      - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      -     by establishing a priority of payments among those classes.

      See "Description of Credit Support."

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      - delinquent payments of principal and/or interest, other than balloon payments;

      -     property protection expenses;

      -     other servicing expenses; or

      -     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

      - any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

      - at any other times and from any other sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

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REPORTS TO CERTIFICATEHOLDERS

      On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      - the payments made on that payment date with respect to the applicable class of offered certificates; and

      -     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      -     that calendar year; or

      - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

      - as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

      The trust for each series of offered certificates will terminate and cease to exist following--

      - the final payment or other liquidation of the last mortgage asset in that trust; and

      - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

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

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

      GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

      DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

      -     a limited-purpose trust company organized under the New York Banking
            Law;

      -     a "banking corporation" within the meaning of the New York Banking
            Law;

      -     a member of the Federal Reserve System;

      - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du

Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream,

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Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

      - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

      - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

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      -     we elect, at our option, to terminate the book-entry system through
            DTC with respect to those offered certificates.

      Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

      If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

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      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

      -     in the case of a mortgage loan--

            1.    the address of the related real property,

            2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

            3.    the remaining term to maturity,

            4. the remaining amortization term if that mortgage loan is a balloon loan, and

            5.    the outstanding principal balance; and

      -     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

      - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

      -     that the unaffiliated seller had good title to each mortgage loan;

      - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

      - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

      - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

      The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make

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certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

      Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

      Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

      If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

      The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

      Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

      Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

      - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

      - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

      - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

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COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

      - those procedures are consistent with the terms of the related Governing Document; and

      - they do not impair recovery under any instrument of credit support included in the related trust.

      Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

      - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      -     ensuring that the related properties are properly insured;

      -     attempting to collect delinquent payments;

      -     supervising foreclosures;

      -     negotiating modifications;

      - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      - protecting the interests of certificateholders with respect to senior lienholders;

      - conducting inspections of the related real properties on a periodic or other basis;

      - collecting and evaluating financial statements for the related real properties;

      - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      - maintaining servicing records relating to mortgage loans in the trust.

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      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

      - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      -     mortgage loans as to which there is a material non-monetary default;

      -     mortgage loans as to which the related borrower has--

            1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

            2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

      - real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

      -     make the initial determination of appropriate action;

      -     evaluate the success of corrective action;

      -     develop additional initiatives;

      -     institute foreclosure proceedings and actually foreclose; or

      - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

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      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      -     performing property inspections; and

      -     collecting and evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      -     continuing to receive payments on the mortgage loan;

      -     making calculations with respect to the mortgage loan; and

      - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      - that mortgage-backed security will be registered in the name of the related trustee or its designee;

      - the related trustee will receive payments on that mortgage-backed security; and

      - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

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MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

      - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

      - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

      In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

      - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

      -     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

      - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

      - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      -     either--

            1. that party is specifically required to bear the expense of the action, or

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            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

      - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

      - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

      1.    to cure any ambiguity;

      2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

      3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4. to maintain a rating or ratings assigned to a series of certificates.

      Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

      The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

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      The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

      However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

      - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

      - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

      The trustee for each series of offered certificates will not--

      - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

      - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

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MATTERS REGARDING THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

      - the subordination of one or more other classes of certificates of the same series;

      - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

      -     the establishment of one or more reserve funds; or

      -     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit

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support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

      -     the nature and amount of coverage under that credit support;

      - any conditions to payment not otherwise described in this prospectus;

      - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      -     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

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CERTIFICATE INSURANCE AND SURETY BONDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

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GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      -     the terms of the mortgage;

      - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

      -     the knowledge of the parties to the mortgage; and

      - in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      - a mortgagor, who is the owner of the encumbered interest in the real property; and

      -     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      -     the trustor, who is the equivalent of a mortgagor;

      -     the trustee to whom the real property is conveyed; and

      - the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

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      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

      -     the express provisions of the related instrument;

      -     the law of the state in which the real property is located;

      -     various federal laws; and

      - in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

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      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      -     without a hearing or the lender's consent; or

      - unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

      -     judicial foreclosure, involving court proceedings; and

      - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      - all parties having a subordinate interest of record in the real property; and

      - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

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      EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR
PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

      - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2. an impermissible further encumbrance of the mortgaged property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      -     upheld the reasonableness of the notice provisions; or

      - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

      - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      -     record a notice of default and notice of sale; and

      - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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      PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

      - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

      -     to enable the lender to realize upon its security; and

      - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the

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borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

      - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

      - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      -     extend or shorten the term to maturity of the loan;

      - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      -     past due rent;

      -     accelerated rent;

      -     damages; or

      - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

      -     assume the lease and either retain it or assign it to a third party;
            or

      -     reject the lease.

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      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

      - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

      - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

      - assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      - impose liability for releases of or exposure to asbestos-containing materials; and

      - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

      - FIRST, to the payment of court costs and fees in connection with the foreclosure;

      -     SECOND, to real estate taxes;

      - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

      - the borrower may have difficulty servicing and repaying multiple loans;

      - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

      - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

      This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

      -     banks;

      -     insurance companies; and

      -     foreign investors.

      Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      - given with respect to events that have occurred at the time the advice is rendered; and

      - is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

      The following discussion addresses securities of two general types--

      - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

      - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

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      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

      GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

      - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

      - those offered certificates of that series will be considered to evidence ownership of--

            1.    REMIC "regular interests", or

            2.    REMIC "residual interests".

      We refer in this discussion to--

      - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

      - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

      QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

      -     whole mortgage loans, such as the mortgage loans;

      - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

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      -     regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

      - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

            1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

            2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

      - in exchange for any qualified mortgage within a three-month period thereafter; or

      - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

      - a mortgage in default or as to which default is reasonably foreseeable;

      - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

      -     a mortgage that was fraudulently procured by the mortgagor; and

      - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

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      In addition to the foregoing requirements, the various interests in a
REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

      -     one or more classes of regular interests; or

      - a single class of residual interests on which distributions, if any, are made pro rata.

      A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

      -     a fixed number of basis points;

      -     a fixed percentage of the total interest; or

      - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

      The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

      CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

      - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

      - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

      - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

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      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

      - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

      - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

      - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

      - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

      - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

      - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

      TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

      GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections

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1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

      The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

      -     a single fixed rate;

      -     a qualified floating rate;

      -     an objective rate;

      - a combination of a single fixed rate and one or more qualified floating rates;

      - a combination of a single fixed rate and one qualified inverse floating rate; or

      - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

      Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method,

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applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

      - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

      -     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2. the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      -     the total amount of the DE MINIMIS original issue discount, and

      -     a fraction--

            1. the numerator of which is the amount of the principal payment, and

            2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

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      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

      -     the sum of--

            1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

      - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

      -     the issue price of the certificate; increased by

      - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

      - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

      - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

      - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be

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permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

      MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

      - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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      Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

      -     on the basis of a constant yield method;

      - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

      - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      -     the purchase price paid for your certificate; and

      - the payments remaining to be made on your certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

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      REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

      -     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

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      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

      - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

      -     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

      -     "excess inclusions";

      -     residual interests without "significant value"; and

      -     "noneconomic" residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

      TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

      -     the income from the mortgage loans and other assets of the REMIC;
            plus

      - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

      -     the following items--

            1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

            2. amortization of any premium on the mortgage loans held by the REMIC,

            3. bad debt losses with respect to the mortgage loans held by the REMIC, and

            4. except as described below, servicing, administrative and other expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into

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account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

      -     the amount paid for that REMIC residual certificate; increased by

      - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

      - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may

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not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

      -     through distributions;

      -     through the deduction of any net losses of the REMIC; or

      -     upon the sale of its REMIC residual certificate. See
            "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

      Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

      EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

      - the daily portions of REMIC taxable income allocable to that certificate; over

      - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

      -     the issue price of the certificate; increased by

      - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

      - any payments made with respect to the certificate before the beginning of that quarter.

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      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions--

      - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

      - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax--

      - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

      - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

      -     regulated investment companies;

      -     common trust funds; and

      -     certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

      NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

      - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

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      -     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

      - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

      - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

      - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

      - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

      In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

      - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

            1. the present value of any consideration given to the transferee to acquire the interest;

            2. the present value of the expected future distributions on the interest; and

            3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

      -     1.    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

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

            3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

      Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

      We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

      See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

      MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

      FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

      PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

      -     an individual;

      -     an estate or trust; or

      - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

      - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

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      -     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

      - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

      - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      -     an individual,

      -     an estate or trust, or

      - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

      no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

      -     an individual;

      -     an estate or trust; or

      - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

      -     the cost of the certificate to that certificateholder; increased by

      - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

      - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described

                                       108
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below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      -     entitle the holder to a specified principal amount;

      -     pay interest at a fixed or variable rate; and

      -     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

      - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

      - the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer

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enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

      -     reacquires that same REMIC residual certificate;

      -     acquires any other residual interest in a REMIC; or

      - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

      In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

      -     the disposition of a non-defaulted mortgage loan,

      - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

      -     the receipt of compensation for services, or

      - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

      Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      -     the person has sufficient assets to do so; and

      - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

      - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

      - the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

      -     events that have occurred up to the time of the transfer;

      -     the prepayment assumption; and

      - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

      - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

      - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

      - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

      - the highest marginal federal income tax rate imposed on corporations.

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

      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

      - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      - a statement under penalties of perjury that the record holder is not a disqualified organization.

      If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      For these purposes, a "disqualified organization" means--

      -     the United States;

      -     any State or political subdivision thereof;

      -     any foreign government;

      -     any international organization;

      - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

      - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

      -     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a "pass-through entity" means any--

      -     regulated investment company;

      -     real estate investment trust;

      -     trust;

      -     partnership; or

      -     certain other entities described in Section 860E(e)(6) of the Code.

      For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

      In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

      - the residual interests in the entity are not held by disqualified organizations; and

      - the information necessary for the application of the tax described herein will be made available.

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

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

      As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      -     income;

      -     deductions;

      -     gains;

      -     losses; and

      -     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      -     corporations;

      -     trusts;

      -     securities dealers; and

      -     certain other non-individuals,

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will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

      - 30 days after the end of the quarter for which the information was requested; or

      -     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      -     income;

      -     excess inclusions;

      -     investment expenses; and

      -     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

      BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

      - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

      -     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

      -     a foreign person; and

      - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

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      For these purposes, a "foreign person" is anyone other than a United
States person. A "United States person" is--

      -     a citizen or resident of the United States;

      - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      -     a trust as to which--

            1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

            2. one or more United States persons have the authority to control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      -     owns 10% or more of one or more underlying mortgagors; or

      - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

      -     foreign persons, or

      - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

      CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

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

      For purposes of the following discussion--

      - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

      - A grantor trust certificate representing ownership of all or a portion of the difference between--

            1. interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of--

                  -     normal administration fees, and

                  - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

            will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

      GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

      - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

      - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

      - "permitted assets" within the meaning of Section 860L(c) of the Code; and

      - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

      - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

      - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

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

      The grantor trust strip certificates will be--

      - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

      - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

      TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

      GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

      - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

      - a class of grantor trust strip certificates is issued as part of the same series; or

      - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

      -     a master servicer;

      -     a special servicer;

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

      -     any sub-servicer; or

      -     their respective affiliates.

      With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

      -     the treatment of certain stripped bonds as market discount bonds;
            and

      -     DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

      -     the sum of all payments to be made on that certificate;

      -     other than qualified stated interest, if any; and

      - the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

      - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

      - the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder

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

purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

      - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

      - a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

      - the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

      - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

      - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

      -     0.25% of the stated redemption price; and

      -     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount

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and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between--

      -     the stated redemption price of the mortgage loans; and

      -     their issue price.

      For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of--

      - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      - the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

      -     the issue price of the mortgage loan; increased by

      - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

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

      - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

      - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

      - a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

      - the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

      - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

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

      Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

      - be allocated among the payments of stated redemption price on the mortgage loan; and

      - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

      -     the price paid for that grantor trust strip certificate by you; and

      - the projected payments remaining to be made thereon at the time of the purchase; plus

      - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have

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

negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

      - the prepayment assumption we will disclose in the related prospectus supplement; and

      - a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

      - the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

      - the amount realized on the sale or exchange of a grantor trust certificate; and

      -     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal--

      -     its cost; increased by

      - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

      -     any and all--

            1.    previously reported losses,

            2.    amortized premium, and

            3.    payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or

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loss recognized by banks and other financial institutions subject to Section
582(c) of the Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      -     entitle the holder to a specified principal amount;

      -     pay interest at a fixed or variable rate; and

      -     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

      GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

      - the amount of servicing compensation received by a master servicer or special servicer; and

      - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

      -     a custodian of a person's account;

      -     a nominee; and

      -     a broker holding an interest for a customer in street name.

      These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

      BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      Title I of ERISA and Section 4975 of the Code impose various requirements on--

      -     Plans; and

      -     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

      Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

      -     investment prudence and diversification; and

      -     compliance with the investing Plan's governing the documents.

      Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

      The types of transactions between Plans and Parties in Interest that are prohibited include--

      -     sales, exchanges or leases of property;

      -     loans or other extensions of credit; and

      -     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

      - those with discretionary authority or control over the assets of the entity;

      - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

      - those who are affiliates of the persons described in the preceding two bullets.

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      - has discretionary authority or control over the management or disposition of the assets of that Plan; or

      - provides investment advice with respect to the assets of that Plan for a fee.

      If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      -     deemed to be a fiduciary with respect to the investing Plan; and

      -     subject to the fiduciary responsibility provisions of ERISA.

      In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

      It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

      - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

      - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

      The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

      Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

      If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

      -     consider your general fiduciary obligations under ERISA; and

      -     consult with your legal counsel as to--

            1. the potential applicability of ERISA and the Code to investment, and

            2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

      - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

      -     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

      - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

      - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

      Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to

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the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

      Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

      - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

      -     federal credit unions may invest in mortgage related securities; and

      - national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.Section 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

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      There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

      - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      - if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

      - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliates, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

      -     by placements by us with institutional investors through dealers;
            and

      -     by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

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      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      - the obligations of the underwriters will be subject to various conditions precedent;

      - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

      - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      -     Cadwalader, Wickersham & Taft LLP;

      -     Sidley Austin Brown & Wood LLP; or

      -     Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      -     whether the price paid for those certificates is fair;

      - whether those certificates are a suitable investment for any particular investor;

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      -     the tax attributes of those certificates or of the related trust;

      - the yield to maturity or, if they have principal balances, the average life of those certificates;

      - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

      "DISQUALIFIED ORGANIZATION" means--

      -     the United States;

      -     any State or political subdivision of the United States;

      -     any foreign government;

      -     any international organization;

      - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

      - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

      -     any organization described in Section 1381(a)(2)(C) of the Code.

      "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

      "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

      "FANNIE MAE" means the Federal National Mortgage Association.

      "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

      "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

      "FDIC" means the Federal Deposit Insurance Corporation.

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      "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

      "GINNIE MAE" means the Government National Mortgage Association.

      "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "IRS" means the Internal Revenue Service.

      "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

      "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

      "PASS-THROUGH ENTITY" means any--

      -     regulated investment company;

      -     real estate investment trust;

      -     trust;

      -     partnership; or

      - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

      "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

      "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

      "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

      "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

      "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

      "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

      "SEC" means the Securities and Exchange Commission.

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      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "U.S. PERSON" means--

      -     a citizen or resident of the United States;

      - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      -     a trust as to which--

            1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

            2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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